Filed Pursuant to Rule 424(b)(4)

Registration No. 333-284115

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated March 25, 2025)

NEONC TECHNOLOGIES HOLDINGS, INC.

This prospectus supplement supplements the prospectus dated March 25, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-284115). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our:

(1)	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2025 and August 18, 2025, respectively (the “Quarterly Report”); and

(2)	Current Reports on Form 8-K filed with the SEC on March 27, 2025, April 1, 2025, April 1, 2025, April 11, 2025, June 3, 2025, June 6, 2025, July 22, 2025, July 30, 2025, August 1, 2025, August 18, 2025, August 20, 2025, August 22, 2025, October 9, 2025, and November 6, 2025 (the “Current Reports”).

Accordingly, we have attached the Quarterly Reports and Current Reports to this prospectus supplement.

Our shares of Common Stock are currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NTHI”. On November 12, 2025, the closing price of our Common Stock was $11.83 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 11 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus and this prospectus supplement or determined if the Prospectus and this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 13, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______

Commission file number 001-42567

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1954864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23975 Park Sorrento Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NTHI	Nasdaq Global Market

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐   No ☒

There were 19,026,776 shares of common stock outstanding as of May 9, 2025.

Explanatory Note

In this report, the term “Company”, “we”, “us”, and “our refers to NEONC TECHNOLOGIES HOLDINGS, INC. and its wholly-owned subsidiary.

This quarterly report on Form 10-Q includes forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the operating results and financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, statements about:

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	our estimates of the size of our market opportunities;

●	our ability to effectively manage our growth;

●	our ability to successfully enter new markets, manage our growth expansion and comply with any applicable laws and regulations;

●	the effects of increased competition from our market competitors;

●	significant disruption in, or breach in security of, our information technology systems and resultant interruptions in service and any related impact on our reputation;

●	the attraction and retention of qualified employees and key personnel;

●	the effectiveness of our internal controls;

●	changes in laws and government regulation affecting our business;

●	the impact of adverse economic conditions;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; and

●	outcomes of legal or administrative proceedings.

In addition, in this report, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our Company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this report. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this report and the documents that we reference in this report and have filed with the Securities and Exchange Commission (“SEC”) as exhibits to this report with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,439,210	$64,893
Deferred offering costs - current	96,880	1,071,947
Debt issuance costs - current	671,804	671,804
Prepaid expenses and other	1,152,297	410,085
Total Current Assets	7,360,191	2,218,729
Non-Current Assets
Debt issuance costs - net of current portion	1,030,561	1,198,512
Deferred offering costs - net of current portion	50,939	-
Total Assets	$8,441,691	$3,417,241

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$4,025,244	$2,917,801
Accounts payable - related parties	118,011	628,277
Accrued advisory fee - related party	8,828,565	-
Litigation settlement payable	4,648,750	4,641,250
Accrued compensation	444,766	734,874
Total Current Liabilities	18,065,336	8,922,202

Commitments and contingencies

Shareholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares were issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 19,026,776 and 18,090,526 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,903	1,809
Additional paid in capital	78,984,884	45,101,675
Accumulated deficit	(88,610,432)	(50,608,445)
Total Shareholders’ Deficit	(9,623,645)	(5,504,961)

Total Liabilities and Shareholders’ Deficit	$8,441,691	$3,417,241

See accompanying notes to the condensed consolidated financial statements.

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenues:
Revenue	$39,990	$43,000

Operating Expenses:
Research and development	998,222	614,517
Legal and professional	957,545	564,354
General and administrative	849,485	415,612
Share based compensation	23,073,745	-
Advisory fees	11,737,806	-
Total Operating Expenses	37,616,803	1,594,483
Loss From Operations	(37,576,813)	(1,551,483)

Other Income and Expense:
Interest income	51,699	-
Amortization of debt issuance costs	(167,951)	-
Interest expense - related parties	(308,922)	(1,387,493)
Net Loss	$(38,001,987)	$(2,938,976)

Loss per share:
Net loss per share - basic and diluted	$(2.10)	$(0.18)
Weighted average number of common shares outstanding during the period - basic and diluted	18,135,317	16,560,000

See accompanying notes to the condensed consolidated financial statements.

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Changes in Shareholders’ Deficit (Unaudited)

	Common Stock		Additional Paid In	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2024	16,560,000	$1,656	$24,720,072	$(38,709,981)	$(13,988,253)
Net loss	-	-	-	(2,938,976)	(2,938,976)
Balance - March 31, 2024	16,560,000	$1,656	$24,720,072	$(41,648,957)	$(16,927,229)

Balance - January 1, 2025	18,090,526	$1,809	$45,101,675	$(50,608,445)	$(5,504,961)
Sale of common stock, net of offering costs	727,750	73	10,252,425	-	10,252,498
Common stock issued for advisory services	46,000	5	557,055	-	557,060
Cashless exercise of warrants	162,500	16	(16)	-	-
Stock based compensation	-	-	23,073,745	-	23,073,745
Net loss	-	-	-	(38,001,987)	(38,001,987)
Balance - March 31, 2025	19,026,776	$1,903	$78,984,884	$(88,610,432)	$(9,623,645)

See accompanying notes to the condensed consolidated financial statements.

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(38,001,987)	$(2,938,976)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in bridge loan - expenses paid by bridge loan provider on behalf of the Company	-	476,393
Accretion of original issue discount on bridge loans - related party	300,000	1,387,493
Share based compensation - restricted stock	23,073,745	-
Amortization of debt issuance costs and deferred offering costs	577,192	-
Changes in operating assets and liabilities:
Prepaid expenses	(765,738)	103,271
Accrued compensation	(290,108)	116,500
Accrued advisory fee	8,828,565	-
Accounts payable - related parties	628,276	1,001,066
Net cash provided by (used in) operating activities	(5,650,055)	145,747

Cash flows from financing activities:
Proceeds from the sale of common stock	11,324,372	-
Proceeds from related party loan	300,000	670,954
Repayment of related party loan	(600,000)	(718,708)
Deferred offering costs	-	(124,841)
Net cash provided by (used in) financing activities	11,024,372	(172,595)

Net increase (decrease) in cash and cash equivalents	5,374,317	(26,848)
Cash and cash equivalents - beginning of period	64,893	31,862
Cash and cash equivalents - end of period	$5,439,210	$5,014

Supplemental disclosure of non-cash financing activities:
Original issue discount on bridge loan - related party	$300,000	$7,116,335
Common stock issued in connection with private placement	$557,060	$-
Right of use asset, at lease commencement	$-	$536,605
Reclassification of deferred offering costs to APIC at the completion of the offering	$1,391,580	$-

See accompanying notes to the condensed consolidated financial statements.

Note 1 – Description of Business and Liquidity

NeOnc Technologies, Inc. (“NTI”) was incorporated on April 13, 2005, as a California corporation. On April 7, 2023, NTI merged into NeOnc Technologies Holdings, Inc. (“NTHI” and the combined entities “NeOnc” or the “Company”). NTHI was incorporated January 5, 2023, as a Delaware Corporation.

NeOnc is the developer of a novel molecular technology that provides enhanced targeted delivery of technologies for treating central nervous system diseases. The Company’s lead product, NEO100 is in clinical trials treating glioblastoma, and has Orphan Drug and Fast Track designation from the United States Food and Drug Administration (“FDA”). The Company licensed the underlying technology from the University of Southern California. (“USC”).

On October 11, 2024, the Company entered into an agreement with a broker dealer to serve as placement agent and provide broker services in connection with the proposed sale of common stock up to $10,000,000. Under this agreement, through December 31, 2024, the Company closed on commitments from investors to purchase 625,000 shares of common stock of the Company at $16 per share for total commitments of $10,000,000, which were to be held in escrow until the Company’s registration statement was declared effective. During the three months ended March 31, 2025, prior to the Company having an effective registration statement, the Company closed on an additional commitment to purchase 102,750 shares of common stock of the Company at $16 per share, for total commitments of $1,644,000, On March 10, 2025, the Company’s registration statement was declared effective at which time the $11,644,000 in escrow was released to the Company. On March 26, the Company was listed (“Listing”) on the NASDAQ global markets.

Liquidity

The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At March 31, 2025, the Company had cash totalling $5,439,210. For the three months ended March 31, 2025, the Company incurred a net loss of $38,001,987 and has an accumulated deficit of $88,610,432 at March 31, 2025. The Company has financed its working capital requirements to date primarily through the sale of common stock, preferred stock, shareholder loans and related party bridge loans.

The Company does not have sufficient available capital to fund operations for a period of twelve months from the issuance date of these financial statements. The Company does not know whether additional financing will be available when needed, whether it will be available on favorable terms, or if it will be available at all. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Other risks and uncertainties

The Company is subject to risks common to biopharmaceutical companies, including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, product liability, and the uncertainty of market acceptance of products and the potential need to obtain additional financing. The Company is dependent on third-party suppliers and, in some cases, single-source suppliers. The Company’s products require approval or clearance from the FDA prior to commencing commercial sales in the United States. Approvals or clearances are also required in foreign jurisdictions where the Company may license or sell its products. There can be no assurance that the Company’s products will receive all required approvals or clearances.

There can be no assurance that the Company’s products, if approved, will be accepted in the marketplace, nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost with appropriate performance characteristics or that such products will be successfully marketed, if at all.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation

The unaudited condensed consolidated financial statements contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Accordingly, the condensed consolidated financial statements reflect all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of interim periods and may not include all disclosures required by accounting principles generally accepted in the United States (“GAAP”). The information as of March 31, 2025, and for the three months ended March 31, 2025, is unaudited, whereas the consolidated balance sheet as of December 31, 2024, is derived from the Company’s audited condensed consolidated financial statements as of that date. These condensed consolidated financial statements and notes hereto should be read in conjunction with the consolidated financial statements and notes thereto included in the audited financial statements for the year ended December 31, 2024, included on Form S-1, filed with the SEC on February 26, 2025.

The results of operations for the interim periods presented are not necessarily indicative of results to be expected for any other interim period or for the year.

Principles of consolidation

The accompanying condensed consolidated financial statements and related notes to the condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

In preparing the Company’s financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company, from time to time during the period covered by these financial statements, may have had bank account balances in excess of federally insured limits. The Company has not experienced losses in such accounts. For the statements of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. At March 31, 2025 and 2024, the Company has money market funds in the amount of approximately $5,440,000 and $0, respectively.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the condensed consolidated balance sheet dated December 31, 2024 that are related to the planned public offering of its securities (See Note 3). These costs have been capitalized and were recognized in equity upon the completion of the securities offering. At March 31, 2025, deferred offering costs consist of the fair value of shares issued in conjunction with the issuance of an equity purchase agreement. These costs have been capitalized and are being amortized over the term of the availability of the equity purchase agreement (Note 6). If planned offerings are terminated, the related capitalized deferred offering costs are written off.

Debt issuance costs

Debt issuance costs represent costs directly attributable to warrants issued for a line of credit commitment. Such costs represent the fair value of warrants issued to the debt facility provider, and are amortized to the statement of operations on a straight-line basis which approximates the effective interest rate method, over the term of the debt instrument. The debt issuance costs, net of accumulated amortization is classified as a long-term asset until the Company begins to draw funds from the debt facility in accordance with ASC 815: “Derivatives and Hedging”. At such time, the pro-rata portion of amounts borrowed as compared to the total debt facility will be reclassified as a contra-debt account.

Warrants

The Company evaluates the terms of warrants issued and determines if the instrument requires liability or equity accounting classification under ASC 815: Derivatives and Hedging and ASC 480: “Distinguishing Liabilities from Equity”.

Leases

The Company classifies its leases either as operating or financing lease at inception. The company has an operating lease. This lease is recorded as an operating lease, right of use (ROU) assets and operating lease liabilities on the accompanying consolidated balance sheets.

Operating lease ROU assets and the related lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The operating lease ROU assets also include lease incentives and initial direct costs incurred. For operating leases, interest on the lease liability and the amortization of ROU asset result in straight-line rent expense over the lease term. Leases may include options to extend or terminate the lease which are included in the ROU operating lease assets and operating lease liability when they are reasonably certain of exercise. Certain leases include lease and non-leased components, which are accounted for as one single lease component. Operating lease expense associated with minimum lease payments is recognized on a straight-line basis over the lease term.

Fair value measurements

FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, representing the assumptions the buyer and seller use in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that the buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs the buyer and seller would use to price the asset or liability developed based on the best information available in the circumstances.

The Company’s money market funds are valued at quoted prices in active markets and are classified as Level 1 within the fair value hierarchy. The carrying value of the Company’s accounts payable approximates its fair value because of the short-term nature of these financial instruments. The note payable - related party is reported at fair value as the Company elected the fair value option for such note (see Note 4).

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, the valuation of these securities does not entail a significant degree of judgment.

●	Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by the market through correlation or other means.

●	Level 3 — Valuations based on unobservable inputs and significant to the overall fair value measurement.

Revenue

The Company recognized point-in-time revenue of $39,900 and $43,000 for the three months ended March 31, 2025 and 2024, respectively, for the sale/license of technology where the Company has no further performance obligations.

Research and development

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors performing research, conducting clinical trials, and manufacturing drug supplies and materials.

Patent costs

All patent-related costs incurred in filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as legal and professional expenses in the accompanying consolidated statements of operations.

Share-based compensation

The Company has granted stock options and common shares to employees, non-employee consultants and non-employee members of our Board of Directors. The Company measures the compensation cost associated with all share-based payments based on the grant date fair values. Compensation costs associated with grants of common shares are measured at fair value at the date of grant, which has historically been the most recent price paid by investors to purchase shares of the Company’s common stock prior to such grant. The Company recognizes share-based compensation expense over the requisite service period of each award, which generally equals the vesting period, using the straight-line method for awards that contain only service conditions. If the stock grant is contingent upon events that have not yet happened, then the grant is not considered issued. If an award holder leaves the company prior to vesting, and adjustment of the compensation expense will be made to reflect only those awards that vested.

The Company recognizes the stock-based compensation expense for the restricted stock units (“RSU”) based upon the fair value of the common stock at the date of the grant. The expense is recognized over the service period provided in the RSU awards, however expense will not be recognized until the Listing date, as prior to such date it was not probable that condition to commence vesting would be met.

When the vesting contingency is met, the Company will commence to recognize expense related to the RSU’s. For time based vested RSU’s, the expense will be recognized on a straight-line basis from the grant date to the last vesting date. The expense recognized will include the expense from the date of the grant over the total vesting period and reflect the portion attributable to the service provided prior to the listing. For performance based RSU’s, the Company will determine the probability of the contingency being met each quarter end based upon an assessment of progress made under such performance criteria.

Net loss per share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the sum of the weighted average number of common shares outstanding during the period. For periods in which the Company reports a net loss, the diluted net loss per share is the same as basic net loss per share.

For the three months ended March 31, 2025 there are potentially dilutive securities outstanding of 150,000 and 3,110,000 potentially dilutive restricted stock units which are not included in the diluted net loss per share calculation since their effect is anti-dilutive. For the three months ended March 31, 2024, there were no potentially dilutive warrants outstanding and no potentially dilutive restricted stock units.

Income taxes

The Company recognizes federal, state, and foreign current tax liabilities or assets based on its estimate of taxes payable to or refundable by tax authorities in the current fiscal year. For the periods ended March 31, 2025 and 2024, there is no current tax provision due to losses generated. The Company also recognizes federal and state deferred tax liabilities or assets based on the Company’s estimate of future tax effects attributable to temporary differences and carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. The Company evaluates deferred income taxes quarterly to determine if valuation allowances are required by considering available evidence. If the Company is unable to generate sufficient future taxable income in certain tax jurisdictions, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, the Company could be required to increase its valuation allowance against its deferred tax assets which could result in an increase in the Company’s effective tax rate and an adverse impact on operating results. The Company will continue to evaluate the necessity of the valuation allowance based on the remaining deferred tax assets. The difference between the statutory and effective rates for the years ended March 31, 2025 and 2024 is a result of the Company applying a full valuation allowance against any deferred tax assets as a result of net operating losses due to uncertainties surrounding the usability of such net operating losses. The ability to utilize such net operating loss carry forwards may be limited due to possible changes in ownership as defined under Internal Revenue Code section 382.

The Company follows the accounting guidance related to financial statement recognition, measurement and disclosure of uncertain tax positions. The Company recognizes the impact of an uncertain income tax position on an income tax return at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it is less than 50% likely to be sustained. Uncertain tax positions are recognized in the first subsequent financial reporting period in which that threshold is met or from changes in circumstances such as the expiration of applicable statutes of limitations. The Company will recognize interest and penalties related to tax positions in income tax expense.

Segment Reporting

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The standard expands reportable segment disclosure requirements for public business entities primarily through enhanced disclosures about significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit (referred to as the “significant expense principle”). The standard has been adopted for our fiscal year 2024 annual financial statements and interim financial statements thereafter and have applied this standard retrospectively for all prior periods presented in the financial statements.

Note 3 – Related party transactions

AFH Holdings and Advisory, LLC advisory agreement

On December 19, 2022, the Company entered into an advisory agreement with AFH Holdings and Advisory, LLC (‘AFH’) an affiliate to assist the Company in connection with its intent to affect a public listing. AFH was retained to assist the Company with investor presentations and decks, coordinate the retention of an investment banker for an initial public offering, identify legal and accounting professionals to assist in connection with such public offering, identify investor relations/public relations firms, advise on private capital markets activities prior to the initial public offering and coordinate the closing process for the offering.

On July 12, 2024, the Company amended the AFH advisory agreement section to allow for an upfront payment on the listing date of $2,500,000 and the remaining amount of the fee to be paid in equal monthly instalments for one year. AFH was paid a fee of $500,000 for the amendment.

On March 26, 2025, and as a result of the listing of the Company on Nasdaq, the Company incurred $11,328,565 for the fee earned in accordance with the AFH advisory agreement which was recorded as advisory fee expense in the condensed consolidated statement of operations. In accordance with the amendment, the Company paid $2,500,000 of such fee on March 26, 2025. The remaining balance of $8,828,565, recorded on the condensed consolidated balance sheet at March 31, 2025 within accrued advisory fee – related party, is payable in 12 equal monthly installments commencing in April 2025.

In addition, the Company agreed to retain AFH as an exclusive advisor to the Company on all financing and mergers and acquisitions for a period of two (2) years from the closing of the private securities offering.

Transactions with USC

The Company maintains a license agreement with USC, under which the Company will pay USC an annual patent maintenance fee of $20,000 and nonrefundable earned royalties of 4% on Net Sales (as defined in the Amended Agreement) of Licensed Products covered by the licensed patents in all countries in which the manufacture, use, sale, offer for sale, or import of such Licensed Products, as such capitalized terms are defined in the Amended Agreement. To date, no sales have been made using Licensed Products, and no royalties are due to USC. In addition, the Company will assume responsibility for patent-related costs.

The Company also utilizes laboratory and patent maintenance services from USC. The Company incurred $102,224 and $72,234 related to such services for the three months ended March 31, 2025 and 2024, respectively, of which $82,224 and $72,234 are recorded within research and development expenses and $20,000 and $0 are recorded within general administrative expenses on the condensed consolidated statements of operations. At March 31, 2025 and December 31, 2024, the Company has outstanding payables to USC for such services of $118,011 and $272,328 respectively, which is included in accounts payable - related parties in the accompanying consolidated balance sheets.

Accrued compensation

The amount accrued for the management team, including related payroll taxes, was $444,766 and $734,874 as March 31, 2025 and December 31, 2024, respectively.

Note 4 – Related Party Loans Payable

Bridge Loan

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC (the “Bridge Loan”). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000. The outstanding amounts under this Bridge Loan were payable at the earlier of the date the Company completes an IPO or December 4, 2024 (the “Maturity Date”).

Through March 31, 2024, the Company had received under the Bridge Loan an aggregate of $7,116,335. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the three months ended March 31, 2024, amounted to $1,387,493, which is included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the three months ended March 31, 2024 is as follows:

For the three months ended March 31, 2024
Bridge loan – carrying value

Balance – January 1, 2024	$9,802,697
Borrowings	1,147,347
OID	1,147,347
Repayments	(718,708)
Balance – March 31, 2024	$11,378,683

On June 14, 2024, the Company reached an agreement with HCWG LLC to convert the outstanding principal and interest on the Bridge Loan into 979,039 shares of common stock. As a result of this conversion, the Bridge Loan was terminated and is no longer available to the Company for borrowing. The Company has a receivable due from HCWG LLC totaling $148,705 which is recorded within prepaid expenses and other on the condensed consolidated balance sheet at March 31, 2025 and December 31, 2024.

Advances from Executive Chairman

In February 2025, our Executive Chairman advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. On March 10, 2025, the advance and 1x interest was repaid. Interest expense in the amount of $300,000 is included in the condensed consolidated statement of operations as interest expense – related parties for the three months ended March 31, 2025.

Note 5 – Leases

On February 1, 2024, the Company entered a 24-month lease for office space, which calls for a monthly base rent of $25,000, increasing at 3% per annum. The Company has only one operating lease and has no financing leases. The Company’s lease does not contain options to renew or extend the lease term or options to terminate leases early, except for insolvency. In calculating the present value of future lease payments, the Company utilized its incremental borrowing rate based on the lease term. The Company’s net lease non-lease components (e.g., standard area maintenance, maintenance, consumables, etc.) are paid separately from rent based on actual costs incurred and, therefore, are not included in the right-of-use asset and lease liability and are reflected as an expense in the period incurred. On November 27, 2024, the Company amended the lease expiration date from January 31, 2026, to January 31, 2025.

As of December 31, 2024, the consolidated balance sheet reflects a right-of-use asset of $23,526 and a lease liability of $24,722 included in the condensed consolidated statement of operations in general and administrative expenses. The Company recorded lease expense of $24,722 and $55,468 during the three months ended March 31, 2025, and 2024, respectively, within general and administrative expenses on the consolidated statements of operations. Cash paid for amounts included in the measurement of lease liability was $25,000 and $55,000, respectively, during the three months ended March 31, 2025 and the year ended December 31, 2024, respectively. The lease liability was computed using an interest rate of 13.49% and as of December 31, 2024, the lease has a remaining life of one month.

Note 6 – Common and Preferred Stock

The total number of shares of common stock available for issue by NTHI is 100,000,000 shares of common stock at $0.0001 par value per share and the total number of shares of preferred stock is 10,000,000 at a par value of $0.0001. As of March 31, 2025, no preferred shares have been issued. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

During the three months ended March 31, 2025, the Company sold 727,750 shares of common stock at a price of $16 per share for gross proceeds of $11,644,005 pursuant to a private placement of its securities, issued 46,000 shares as part of advisory services related to the listing and as part of the private placement fee for our equity line of credit, 162,500 shares were issued for the cashless exercise of warrants, and the release of 3,110,000 shares for restricted stock units.

The net proceeds from the sale of common stock were calculated as follows:

Gross proceeds from sale of common stock	$11,644,005
Less:
Reclassification of deferred offering costs to APIC at the completion of the offering	(1,391,580)
Net proceeds from the sale of common stock	$10,252,425

Private Placement

On October 11, 2024, the Company entered into an agreement with RBW Capital Partners LLC, a division of Dawson James Securities, Inc. (“Broker”) to serve as placement agent and provide broker services in connection with the possible sale of common stock up to $10 million. If a sale is made between the Company and any institutional or individual third-party funding source introduced by the placement agent, the Company will pay a placement fee of 8% of the gross proceeds. In addition, the company agrees to pay; (a) 1.0% of the gross proceeds for non-accountable expenses; and (b) out of pocket expenses plus the costs associated with the use of a third-party electronic road show service up to $10,000. The agreement expired on January 11, 2025 and was amended and restated on January 29, 2025 to extend the term for another six months through July 29, 2025 and increasing the placement fee to 12% from 8% of the gross proceeds, and eliminated the 1% non-accountable expense fee.

Under this agreement, through December 31, 2024, the Company closed on commitments from investors to purchase 625,000 shares of common stock of the Company at $16 per share for total commitments of $10,000,000, which were to be held in escrow until the Company’s registration statement was declared effective. During the three months ended March 31, 2025, prior to the Company having an effective registration statement, the Company closed on an additional commitment to purchase 102,750 shares of common stock of the Company at $16 per share, for total commitments of $1,644,005, also to be held in escrow until the Company’s registration statement was declared effective. On March 25, 2025, the Company’s registration statement was declared effective at which time the $11,644,005 in escrow was released to the Company.

In connection with the agreement, the Company paid $300,000 in placement agent fees to Broker for securing $2,500,000 in commitments for the Private Placement. This fee was paid when the funds were released from escrow and recorded as a reduction to additional paid-in capital on the condensed consolidated statement of shareholders’ deficit as of March 31, 2025.

Advisory Services

On October 3, 2024, as amended on January 23, 2025, the Company entered into an agreement with Broker, for financial advisory and investment banking services in connection with a direct listing of the Company’s common stock on the Nasdaq Global Market or other major US market. The agreement provides for a one-time fee of $250,000 payable three days after the direct listing and the issuance of 30,000 shares of common stock (which are restricted until the shares are registered by filing a resale S-1 within 30 days after the effective date of the direct listing). In addition, the Company agreed to pay up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses plus the costs associated with the use of a third-party electronic road show service. Such fees were included in accounts payable and deferred offering costs in the accompanying consolidated balance sheets as of December 31, 2024. The fair value of the 30,000 shares issued in March 2025, amounting to $363,300, was determined using the closing day price of $12.11. This amount was recorded as an advisory fee on the condensed consolidated statement of operations as of March 31, 2025. The agreement expired on January 3, 2025 and was amended and restated on January 23, 2025 to extend the term for another six months through July 23, 2025. No additional fees are expected under this agreement.

Deferred Offering Costs

Deferred offering costs relating to the Private Placement and direct listing at December 31, 2024 totaled $1,071,947. At March 31, 2025, this amount plus $319,561 incurred in the quarter ended March 31, 2025 was reclassified against the common stock issued in the condensed consolidated statement of changes in shareholder’s deficit.

Equity Purchase Agreement

On October 22, 2024, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Mast Hill Fund, LP (“Mast Hill”) pursuant to which the Company may sell and issue to Mast Hill, and the investor may purchase from the Company, up to $50,000,000 of Company’s common shares. Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct Mast Hill, by its delivery to the Mast Hill of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $50,000 and (ii) in a maximum amount up to the lesser of (a) $750,000 or (b) 150% of the average trading volume of the Company’s common stock during the five trading days immediately preceding the Put Date. The Company could draw down any funds under the Equity Purchase Agreement until the Company has an effective registration statement.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount requested by the applicable purchase price. The purchase price for each of the Put Shares equals 95% of the Market Price, (as defined below) less the Clearing Costs (as defined below). Market Price is the lowest volume weighted average prices of the Company’s common shares on its principal market on any trading day during the Valuation Period (as defined below). The Valuation Period is the five trading days immediately following the date on which Mast Hill receives the Put Shares in its brokerage account. Clearing Costs are all the fees incurred by Mast Hill with respect to its brokerage firm, clearing firm, Company transfer agent fees, and attorney fees, with respect to the Put Shares.

The term of the Equity Purchase Agreement will commence on the effective date of the direct listing and will terminate on the earlier of i) the date on which the Mast Hill shall have purchased Put Shares equal to the $50,000,000, (ii) twenty-four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Mast Hill, (iv) this Registration Statement is no longer effective after the initial effective date of this Registration Statement, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a receiver, trustee, assignee, liquidator or similar official is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. As of March 31, 2025, nothing has been transacted under this agreement.

In connection with this agreement, we issued 16,000 shares of common stock to Mast Hill. The fair value of the shares granted to Mast Hill upon issuance was determined by using the closing day price of $12.11. Such amount net of amortization was recorded as deferred offering cost on the condensed consolidated balance sheet as of March 31, 2025. For the period ended March 31, 2025, the Company reported $45,941 as amortization expense in the condensed consolidated statement of operations, and the remaining deferred offering costs of $147,819 at March 31, 2025 are to be amortized over the remaining term of the Equity Purchase Agreement.

Note 7 – Segment Reporting

The company manages our business activities on a consolidated basis and operates as a single operating segment: Biotechnology. The accounting policies of the Biotechnology segment are the same as those described in Note 1 – Summary of Significant Accounting Policies.

Our Chief Operating Decision Maker (“CODM”) is our President and Chief Executive Officer, Dr. Chen. The CODM uses net loss, as reported on our condensed consolidated statement of operations, in evaluating the performance of the biotechnology segment and determining how to allocate resources of the Company as a whole, including investing in our research and development programs and acquisition/licensing strategy. The CODM does not review assets in evaluating the results of the biotechnology segment, and therefore, such information is not presented. The following supplemental information breaks down the research and development costs for the three months ended March 31, 2025 and 2024, respectively.

	For the Three Months ended March 31,
	2024	2023
Revenues	$39,990	$43,000

Less: Significant and other segment expenses:
NEO100	579,462	285,612
NEO100-02	108,461	27,064
NEO212	176,555	161,734
Pediatric	48,832	67,397
Laboratory	84,912	72,710
Total clinical trial expense	998,222	614,517

Advisory fee	11,737,806	-
Legal and accounting	957,545	564,354
Travel	170,273	156,500
Debt issuance and deferred offering costs amortization	167,951	-
Investor relations	544,307	121,812
Share based compensation	23,073,745	-
General and administrative expense	134,905	137,299
Interest expense - related parties’ loans	308,922	1,387,493
Interest income	(51,699)	-
Net loss	$(38,001,987)	$(2,938,976)

Note 8 – Stock-Based Compensation

On April 12, 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which allows the issuance of up to 3,440,000 shares of the Company’s authorized and unissued common stock in the form of incentive stock options, non-qualified stock options, restricted stock units, performance share units, or other forms of equity as may be added in the future to employees, directors and consultants of the Company and its affiliates. The allowable number of shares that can be issued under the 2023 Plan increased upon the completion of the listing to 4,764,507 which represents the 20% of the fully diluted capitalization of the Company on the closing of Company’s initial public price.

In January and February 2024, 2,460,000 and 200,000, respectively, restricted stock units (“RSUs”) were granted to the executive officers and members of the Board of Directors further to the 2023 Plan as described above. Of the total RSUs granted (tranche 1) 1,686,667 vest 100% seven months from the date that the Company lists on a national exchange, (tranche 2) 486,667 will vest in equal monthly installments over a one (1) year period commencing on the eighth month from the effective date of the listing on a national exchange and (tranche 3) 486,666 are performance-based, the vesting of which will be predicated on certain financial and operational performance metrics being met after the effective date of the listing on a national exchange as set forth the grant agreements. Since tranche 3 is performance based, it is not yet probable that all of the performance vesting conditions will be met and as such no expense has been recognized for tranche 3 as of March 31, 2025.

On October 23, 2024, 200,000 RSUs were granted to each of the CEO and the Executive Chairman, for a total of 400,000, and 100,000 granted to two members of the Board of Directors were canceled. These RSUs vest 100% seven months from the date the Company lists on a national exchange.

On March 26, 2025, 150,000 RSUs were granted to the three board members, in the amount of 50,000 each. These RSUs vest 100% seven months from the date the Company lists on a national exchange.

Prior to March 26, 2025, the Company determined that no expense should be recognized for the RSUs since the contingency related to the commencement of vesting (i.e., the listing) of the RSUs had not been met. On March 26, 2025, the listing occurred, satisfying the contingency required for vesting to begin and defining the service period.

The Company determined the fair value of the RSUs at their respective grant dates to be $37,336,500, based on the price of the most recent sale of common stock prior to each grant date. For the three months ended March 31, 2025, the company recognized $23,073,745 in share-based compensation of which $22,753,463 was amortization from the date of the grant until March 26, 2025, the listing date. As of March 31, 2025, there was unamortized stock-based compensation of approximately $14,262,755 which the Company expects to recognize over approximately 1.8 years.

The activity related to RSUs is summarized as follows:

Restricted Stock Units
Activity	RSUs Granted
2024
January 1, 2024	-
Granted	3,060,000
Cancelled	(100,000)
December 31, 2024	2,960,000
2025
Granted during quarter ended March 31, 2025	150,000
Balance at March 31, 2025	3,110,000
Released RSUs at March 31, 2025	-

As of March 31, 2025, 3,110,000 RSU’s were granted, and 1,654,500 RSU’s remain unissued in the 2023 Plan.

Note 9 – Commitments and Contingencies

Line of Credit Commitment – Related Party

On October 11, 2024, the Company entered into a Line of Credit Agreement (“the Agreement”) with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum and increases to 14% if the Agreement is extended. Interest payments are due on the first business day of each calendar month and unpaid principal is due on October 12, 2027. No amounts have been borrowed under the facility through March 31, 2025.

In connection with the agreement, the Company issued HCWG five-year warrants to purchase up to 312,500 shares of our common stock at an exercise price of $12.00 per share. These warrants expire on October 23, 2029. As of December 31, 2024, there were 312,500 warrants issued, outstanding and fully vested. In March 2025, 162,500 warrants were exercised in a cashless exercise, resulting in the issuance of 162,500 shares of common stock. At March 31, 2025, there are 150,000 shares of common stock remaining available to be purchased under the warrant.

The fair value of the warrants on the grant date was determined using the Black-Scholes valuation model, with the following key assumptions:

●	Fair value of common stock: $12.00

●	Expected volatility: 86%

●	Risk-free interest rate: 4.82%

●	Term: 2.5 years

The fair value of warrants at inception was $2,015,413, which was recorded as additional paid-in capital on the condensed consolidated statement of changes stockholders’ deficit for the year ended December 31, 2024, and as debt issuance costs on the balance sheet. The debt issuance costs are being amortized over the term of the line of credit and amounted to $167,951 for the three months ended March 31, 2025. At March 31, 2025 and December 31, 2024, unamortized debt issuance costs total $1,030,561 and $1,870,316, respectively, which will be amortized over the remaining 22 months of the facility

Litigation

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business which could result in a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated. As of March 31, 2025 and December 31, 2024, the Company had no liabilities recorded for loss contingencies, except as below.

License Agreement - Orient EuroPharma Co., Ltd.

On November 8, 2013, the Company entered into a collaboration agreement (“Agreement”) with Orient EuroPharma Co., Ltd. (“OEP”), pursuant to which the parties will develop certain licensed products defined in the Agreement. NeOnc will license OEP the right to commercialize the Company’s drug NEO100, a highly purified form of perillyl alcohol (“Licensed Product”), in the territories specified in the license agreement (“Territory”).

In 2023, the Company sent notice to OEP indicating their intent to terminate the Agreement with OEP, after which OEP threatened litigation. On February 15, 2024, OEP and the Company entered into a settlement agreement whereas the Company and OEP terminated the Agreement in exchange for a payment in the amount of $4,000,000 payable by the Company to OEP within ten days of the date the Company completes its initial public offering. The Company has a litigation settlement payable of $4,000,000 in the accompanying condensed consolidated balance sheets as of March 31, 2025 and December 31, 2024. As of the date of this filing, the Company has not paid the litigation settlement amount.

On June 6, 2023, a vendor filed a complaint against the Company for breach of contract in the Central District of California. The vendor alleged that the Company improperly terminated an Intellectual Property License and Supply Agreement (“IPLSA”) and that the Company also defrauded the vendor in connection with IPLSA. This matter was settled on October 16, 2023, and the Company agreed to pay the vendor $600,000 within 5 business days of the close of the date that the Company completes an IPO or March 31, 2024, whichever occurs first. The Company has a litigation settlement payable in the accompanying condensed consolidated balance sheet at March 31, 2025 and December 31, 2024. As of the date of this filing, the Company has not paid the litigation settlement amount.

On March 31, 2024, a vendor agreed to extend the payment until May 15, 2024 for payment of an additional $25,000, payable on demand. On July 25, 2024, the arbitrator granted the implementation of interest at the statutory rate on the unpaid balance commencing May 15, 2024 until paid, therefore an additional $7,500 of interest expense is recognized in the accompanying condensed consolidated statement of operations during the three months ended March 31, 2025. At March 31, 2025 and December 31, 2024, $48,750 and $41,250 of accrued interest is included in litigation settlement payable in the accompanying condensed consolidated balance sheet at March 31, 2025 and December 31, 2024.

Note 10 – Subsequent Events

On April 7, 2025, the Company entered into a new lease agreement for office space, located in Calabasas, California. The lease term is 5 years and three months commencing on April 14, 2025, with monthly lease payments of approximately $6,778. The lease includes a security deposit of $47,176 and price increases of 3% each year.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this Quarterly Report on Form 10-Q. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from these forward-looking statements as a result of certain factors. For a complete discussion of such risk factors, see the section entitled “Risk Factors”. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to those terms in the “Part I - Financial Information,” including the related notes to the consolidated financial statements contained therein.

Overview

Our company (f/k/a NAS-ONC, Inc.) was formed in 2008, devoted to developing new drugs with new delivery modes. As a clinical-stage biopharmaceutical company, we have focused on establishing superior treatments for intracranial malignancies, i.e., aggressive cancers located in the brain. These cancer types include primary brain cancers, such as glioblastoma, and secondary brain cancers, that have arrived through metastatic spread from other cancers throughout the body, such as melanoma or breast and lung cancer. Brain-localized malignancies are particularly difficult to treat because the blood-brain barrier prevents efficient entry of most pharmacotherapeutic agents into the brain. As a result, these patients are faced with poor prognoses and shortened average life expectancy. NeOnc is developing novel drug delivery methods to be used in combination with novel drug candidates.

NeOnc’s lead product candidate is NEO100. NEO100 is administered to patients via intranasal delivery. We have completed human safety testing in a Phase 1 clinical trial and are currently conducting preliminary efficacy testing in a Phase 2a trial with recurrent malignant glioma (Grade IV IDH1 mutant and Grade III Astrocytoma IDH1 mutant) patients. NeOnc is also developing a second product candidate, NEO212, which has completed preclinical testing, and an investigational new drug (IND) application has been filed and accepted with the United States Food and Drug Administration (FDA). The company has started Phase 1 clinical trials with patients harboring primary and secondary malignant brain cancer types. Several additional drug candidates are in the pipeline and are undergoing preclinical development.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical and clinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales other than for humanitarian usage. From inception through March 31, 2025, we had raised an aggregate of approximately $29.3 million of gross proceeds through the sale and issuance of preferred stock and common stock, and approximately $11.7 million through the issuance of notes payable from HCWG, a related party (which was converted to common stock on June 30, 2024).

Since its inception, we have incurred significant operating losses. Our net loss was $38,001,987 and $2,938,976, for the three months ended March 31, 2025 and 2024, respectively. We had an accumulated deficit of $88,610,432 at March 31, 2025. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel and operate as a public company.

We will not generate revenue from product sales unless and until we successfully complete clinical development and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter a third-party commercialization partnership, we expect to incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing, and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as, and when needed, could have a material adverse effect on our business, results of operations and financial condition.

The report of our independent registered public accounting firm on our financial statements as of and for the year ended December 31, 2024 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern. See Note 1 to our l financial statements for additional information on our assessment.

Components of Results of Operations

Revenue

We occasionally receive a fee from a patient for a “right to try” humanitarian program. Such revenues are not part of our core business.

Operating Expenses

Our operating expenses consist of (i) research and development expenses and (ii) legal and professional expenses and (iii) general and administrative expenses.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research and development activities, including our product candidate discovery efforts and preclinical and clinical studies under our research programs, which include:

●	employee-related expenses, including salaries, benefits and stock-based compensation expense for our research and development personnel;

●	costs of funding research performed by third parties that conduct research and development and preclinical and clinical activities on our behalf;

●	costs of manufacturing drug products and drug supply related to our current or future product candidates;

●	costs of conducting preclinical studies and clinical trials of our product candidates;

●	consulting and professional fees related to research and development activities, including equity-based compensation to non-employees;

●	costs of maintaining our laboratory, including purchasing laboratory supplies and non-capital equipment used in our preclinical studies;

●	costs related to compliance with clinical regulatory requirements; and

●	facility costs and other allocated expenses, which include expenses for rent and maintenance of facilities, insurance, depreciation and other supplies.

Research and development costs are expensed as incurred. Costs for certain activities are recognized based on an evaluation of the progress to completion of specific tasks using data such as information provided to us by our vendors and analyzing the progress of our preclinical and clinical studies or other services performed.

The successful development of our product candidates is highly uncertain. We cannot reasonably estimate or know the nature, timing, and estimated costs of the efforts that will be necessary to complete development of our current or future product candidates. We are also unable to predict when, if ever, material net cash inflows will commence from the sale of our product candidates, if they are approved. This is due to the numerous risks and uncertainties associated with developing product candidates, including the uncertainty of:

●	the scope, rate of progress, and expenses of our ongoing research activities as well as any preclinical studies and clinical trials and other research and development activities;

●	establishing an appropriate safety profile;

●	successful enrollment in and completion of clinical trials;

●	whether our product candidates show safety and efficacy in our clinical trials;

●	receipt of marketing approvals from applicable regulatory authorities;

●	establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;

●	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;

●	commercializing product candidates, if and when approved, whether alone or in collaboration with others; and

●	continued acceptable safety of the products following any regulatory approval.

A change in the outcome of any of these variables with respect to the development of our current and future product candidates would significantly change the costs and timing associated with the development of those product candidates.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect research and development costs to increase significantly for the foreseeable future as we commence clinical trials and continue the development of our current and future product candidates. However, we do not believe that it is possible at this time to accurately project expenses through commercialization. There are numerous factors associated with the successful commercialization of any of our product candidates, including future trial design and various regulatory requirements, many of which cannot be determined with accuracy at this time based on our stage of development. Additionally, future commercial and regulatory factors beyond our control will impact our clinical development programs and plans.

Legal and Professional Expenses

Legal and professional expenses consist of costs related to corporate and intellectual property legal costs and accounting and auditing fees. We also anticipate increased expenses associated with being a public company, including costs for audit, legal, regulatory and tax-related services related to compliance with the rules and regulations of the Securities and Exchange Commission, or the SEC, and listing standards applicable to companies listed on a national securities exchange, director and officer insurance premiums, and investor relations costs.

General and Administrative Expenses

General and administrative expenses include salaries and other compensation-related costs, including stock-based compensation, for personnel in executive, finance and accounting, business development, operations and administrative roles. Other significant costs include insurance costs, travel costs, facility and office-related costs not included in research and development expenses.

We anticipate that our general and administrative expenses will increase in the future as our business expands to support expected growth in research and development activities, including our future clinical programs. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside service providers, among other expenses. In addition, if we obtain regulatory approval for any of our product candidates and do not enter a third-party commercialization collaboration, we expect to incur significant expenses related to building a sales and marketing team to support product sales, marketing and distribution activities.

Share Based Compensation

Share based compensation expense result from the recognition of the fair value of restricted stock units (RSU) recorded on a straight-line basis from the date of grant to the date the RSU becomes fully vested.

Interest Expense

Interest expense primarily results from the bridge loan and a short-term loan both from related parties. Borrowings under these loans carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on principal. The OID to be earned under the bridge loan is recognized ratably over the term of each draw-down under the loan through the maturity date.

Amortization

Amortization on debt issuance costs resulted from the grant of warrants for a line of credit commitment. The fair value of the warrants was determined using the Black Scholes valuation method and the fair value is being amortized over the term of the line of credit commitment.

Amortization on deferred offering costs resulted from the issuance of common stock in connection with a private equity agreement

Comparison of the three months ended March 31, 2025 and 2024:

Results of Operations

The following table summarizes our results of operations for the periods presented:

	For the three months ended March 31,
	2025	2024	Change
Revenues
Revenue	$39,990	$43,000	$(3,010)

Operating expenses:
Research and development	998,222	614,517	383,705
Legal and professional	957,545	564,354	393,191
General and administrative	849,485	415,612	433,873
Share based compensation	23,073,745	-	23,073,745
Advisory fee	11,737,806	-	11,737,806
Total operating expenses	37,616,803	1,594,483	36,022,320
Loss from operations	(37,576,813)	(1,551,483)	(36,025,330)

Other expense:
Interest income	51,699	-	51,699
Amortization on debt issuance	(167,951)	-	(167,951)
Interest expense	(308,922)	(1,387,493)	1,078,571
Net loss	$(38,001,987)	$(2,938,976)	$(35,063,011)

Revenue

Revenue was generated for fees for a “right to try” humanitarian program during 2025 and 2024.

Research and Development Expenses

The following table summarizes the components of our research and development expenses for the periods presented:

	For the three months March 31,
	2025	2024
Research and development costs by project:
NEO100-01	$579,462	$285,612
NEO100-02	108,461	27,064
NEO212	176,555	161,734
Pediatric	48,832	67,397
Laboratory	84,912	72,710
Total	$998,222	$614,517

	For the three months ended March 31,
	2025	2024	Change
Clinical trial expense	$913,310	$541,807	$371,503
Research and laboratory	84,912	72,710	12,202
Total research and development expense	$998,222	$614,517	$383,705

Research and development expenses were $998,222 and $614,517 for the three months ended March 31, 2025 and 2024, respectively. A portion of these expenses amounting to approximately $84,912 and $72,710 for the three months ended March 31, 2025 and 2024, respectively are from the University of Southern California (USC), where Dr. Chen is a member of the faculty. The total increase of $383,705 was primarily due to:

●	The addition of clinical trial sites for NEO100’s clinical trial.

●	The recruitment for NEO212.

●	The start of the clinical trial for NEO100-03 for a Pediatric Indication.

●	Increased patient recruitment efforts.

Legal and Professional Expenses

Legal and professional expenses were $957,545 and $564,354 for the three months ended March 31, 2025 and 2024, respectively. The increase of $393,191 was primarily due to completion of the direct listing process.

General and Administrative Expenses

General and administrative expenses were $849,485 and $415,612 for the three months ended March 31, 2025 and 2024, respectively. The increase of $433,873 was primary due to a marketing campaign, rent and travel expenses.

Share Based Compensation

Share based compensation resulted from the granting of RSUs and is the recognition of the expense from the grant date to March 31, 2025.

Advisory Fee

The advisory fee was earned on the listing date March 26, 2025.

Interest Expense

Interest expense was $308,922 and $1,387,493 for the three months ended March 31, 2025 and 2024, respectively. The interest for the three months ended March 31, 2025 relates to the short-term loan in March from a related party in the amount of $301,422 and $7,500 accrued interest for a litigation matter. The OID interest for the three months ended March 31, 2024 relates to the OID for the related party bridge loan that was converted into common stock in June of 2024.

Amortization of Debt Issuance Costs

The debt issuance costs were $167,951 and $0 for the three months ended March 31, 2025 and 2024, respectively. This represents the amortization of the warrants issued for the HCWG line of credit.

Cash Flows

The following table summarizes our cash flow for the periods indicated:

	For the three months ended March 31,
	2025	2024	Change
Net cash provided by (used in):
Operating activities	$(5,650,055)	$145,748	$(5,795,803)
Financing activities	11,024,372	(172,595)	11,196,967
Net increase (decrease) in cash	$5,374,317	$(26,848)	$5,401,165

Operating Activities

During the three months ended March 31, 2025, net cash used in operating activities was $5,650,055 consisting primarily of our net loss of $38,001,987, offset by share based compensation of $23,073,745, accretion of original issue discount of $300,000, amortization of costs of $577,192, the accrued advisory fee of $8,828,565 and increases in accounts payable in the amount of $628,276. These were offset by decreases in accrued compensation in the amount of $290,108, and prepaid expenses in the amount of $765,738. During the three months ended March 31, 2024, net cash used in operating activities was $145,748 consisting primarily of our net loss of $2,938,976 less the non-cash charge of the accretion of the original issue discount on the bridge loan in the amount $1,387,493, increase in the bridge loan – expenses paid by the bridge loan provider on behalf of the Company of $476,393 and an offset by an increase in accounts payable of $1,001,066.

Financing Activities

During the three months ended March 31, 2025, cash provided by financing activities was $11,024,372 consisting primarily of the sale of common stock of $11,644,005 offset by offering costs in the amount of $319,533, resulting in net offering costs of $11,324,372 and the repayment of related party loan of $600,000. During the three months March 31, 2024, cash used in financing activities was $172,595 consisting primarily of proceeds from related party loans, offset by repayment of the same related parties loans and the decrease in deferred offering costs.

Liquidity and Capital Resources

Sources of Liquidity/Going Concern

Since our inception, we have funded our operations through the sale and issuance of preferred and common stock and debt financing rounds from related and third parties.

In March 2025 prior to our direct listing we issued 625,000 shares of common stock in a private placement at a price of $16.00 per share for gross proceeds of approximately $10,000,000. In March 2025 after our direct listing we issued 102,750 shares of common stock in a private placement at a price of $16.00 per share for gross proceeds of approximately $1,644,000.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Since our inception, we have not generated any revenue from product sales or any other sources, except humanitarian use, and we have incurred significant operating losses. We have not yet commercialized any products and we do not expect to generate revenue from sales of any product candidates for a number of years, if ever. As reflected in the accompanying consolidated financial statements, we have incurred recurring net losses since our inception. For the three months ended March 31, 2025, the Company incurred a net loss of $38,001,987 and has an accumulated deficit of $88,610,432 at March 31, 2025. At March 31, 2025, the Company had cash totalling $5,439,210. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our strategies, such as executing additional licensing contracts. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The ability to continue as a going concern is dependent on us raising additional capital and attaining and maintaining profitable operations in the future to meet our obligations and repay our liabilities arising from normal business operations when they come due. Since inception, we have funded our operations primarily through equity and debt financings and licensing income and we expect to continue to rely on these sources of capital in the future.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our shareholders, in the case of equity financing, or grant unfavorable terms in licensing agreements.

Funding Requirements

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue our research and development, initiate and conduct preclinical studies and clinical trials, and seek marketing approval for our current and any of our future product candidates. In addition, if we obtain marketing approval for any of our current or our future product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution, which costs we may seek to offset through entry into collaboration agreements with third parties. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

We expect to finance our operations over the next 12 months primarily through existing cash balances and the proceeds from the aforementioned private placements and supplemented as necessary by funds available through our Line of Credit Agreement with HCWG and sales under the Equity Purchase Agreement, each as described below.

Line of Credit Agreement

On October 11, 2024, we entered into a Line of Credit Agreement with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum with interest payments due on the first business day of each calendar month, with unpaid principal due by October 12, 2027. This agreement may be extended by mutual agreement for a three year period and in the event of an extension of the maturity date the interest rate will increase to 14%. In connection therewith, we issued HCWG a five-year warrant to purchase up to 312,500 shares of our common stock at a per share exercise price of $12.00.

Equity Purchase Agreement

On October 22, 2024, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) and related registration rights agreement (the “ELOC RRA”) with Mast Hill Fund, LP (“Mast Hill”) pursuant to which the Company may sell and issue to the investor, and the investor may purchase from the Company, up to $50,000,000 of Company’s common shares. Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct Mast Hill, by its delivery to the Mast Hill of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $50,000.00 and (ii) in a maximum amount up to the lesser of (a) $750,000.00 or (b) 150% of the average trading volume of the Company’s common stock during the five trading days immediately preceding the Put Date.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount requested by the applicable purchase price. The purchase price for each of the Put Shares equals 95% of the “Market Price,” less the Clearing Costs. Market Price is the lowest volume weighted average prices of the Company’s common shares on its principal market on any trading day during the Valuation Period. The Valuation Period is the five trading days immediately following the date on which Mast Hill receives the Put Shares in its brokerage account. Clearing Costs are all the fees incurred by Mast Hill with respect to its brokerage firm, clearing firm, Company transfer agent fees, and attorney fees, with respect to the Put Shares.

Because the purchase price per share to be paid by Mast Hill for the common shares that the Company may elect to sell to Mast Hill under the Equity Purchase Agreement, if any, will fluctuate based on the market prices of common shares prior to each sale made pursuant to the Equity Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of common shares that we will sell to Mast Hill under the Equity Purchase Agreement, the purchase price per share that Mast Hill will pay for shares purchased from us under the Equity Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Mast Hill under the Equity Purchase Agreement, if any.

Pursuant to the Equity Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Mast Hill. If and when we do elect to sell shares of our common shares to Mast Hill pursuant to the Equity Purchase Agreement, after it has acquired such shares, Mast Hill may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, the other investors who purchase shares from Mast Hill in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

The term of the Equity Purchase Agreement commenced on March 25, 2025 and will terminate on the earlier of (i) the date on which the Mast Hill shall have purchased Put Shares equal to the $50,000,000, (ii) twenty-four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Mast Hill, (iv) the registration statement registering the Put Shares is no longer effective after the initial effective date of such registration statement, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a receiver, trustee, assignee, liquidator or similar official is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

We have based this estimate on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. Our future capital requirements will depend on a number of factors, including:

●	the costs of conducting preclinical studies and clinical trials;

●	the costs of manufacturing;

●	the scope, progress, results and costs of discovery, preclinical development, laboratory testing, and clinical trials for product candidates we may develop, if any;

●	the costs, timing, and outcome of regulatory review of our product candidates;

●	our ability to establish and maintain collaborations on favorable terms, if at all;

●	the achievement of milestones or occurrence of other developments that trigger payments under any license or collaboration agreements we might have at such time;

●	the costs and timing of future commercialization activities, including product sales, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;

●	the amount of revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval;

●	the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining and enforcing our intellectual property rights, and defending intellectual property-related claims;

●	our headcount growth and associated costs as we expand our business operations and research and development activities; and

●	the costs of operating as a public company.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interests may be diluted, and the terms of these securities may include liquidation or other preferences that could adversely affect your rights as a common stockholder. Additional debt financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business.

If we raise funds through potential collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Advances – Executive Chairman of the Board

In February 2025, our Executive Chairman advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. In the event of default, interest is payable at on any unpaid balance at a rate of 10% per annum. In March 2025, further to the terms of such advance, the Executive Chairman was paid a total of $600,000 upon repayment of such advances, including OID.

Critical Accounting Estimates

We account for stock-based compensation, including restricted stock units (RSUs), in accordance with ASC 718. RSUs are measured at fair value on the grant date based on our common stock price and expense over the vesting period. For awards with performance or market conditions, expense is recognized based on the probability of achievement and may be accelerated. We estimate forfeitures based on historical data and adjust these estimates periodically. Changes in forfeiture rates, stock price, or performance assumptions can materially affect stock-based compensation expenses. Management reviews these assumptions quarterly and updates estimates as necessary. We consider the accounting for RSUs a critical estimate due to the judgment involved and its material impact on our financial results.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates. However, we have contracted with and may continue to contract with foreign vendors that are located in Europe and India. Our operations may be subject to fluctuations in foreign currency exchange rates in the future.

Inflation generally affects us by increasing our cost of labor. We do not believe that inflation had a material effect on our business, financial condition or results of operations during the three months ended March 31, 2025 or the year ended December 31, 2024.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have identified all of the information required to be disclosed, and that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2025. Based upon their evaluation, and due to material weaknesses in our internal control over financial reporting over the accounting for complex financial instruments, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of March 31, 2025.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) during the quarter ended March 31, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in the Exchange Act Rule 13a-15(f). Our internal control over financial reporting is designed to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of published consolidated financial statements. A control system, no matter how well designed and operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. Because of these inherent limitations, management does not expect that our internal control over financial reporting will prevent all error and all fraud. Management conducted an evaluation of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission (the “2013 Framework”). Based on our evaluation under the 2013 Framework, management concluded that our internal control over financial reporting was not effective as of March 31, 2025, due to the material weakness in our internal control over duties separation, company-wide risk and communication processes, major financial transactions, related party dealings, and IT user access management. As a result, we performed additional analysis as deemed necessary to ensure that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the consolidated financial statements included in this Form 10-Q present fairly in all material respects our financial position, results of operations, and cash flows for the period presented.

Management has implemented remediation steps to improve our internal control over financial reporting. Specifically, we expanded and improved our review process for complex securities and related accounting standards. We plan to further improve this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals. The Company can offer no assurance that these changes will ultimately have the intended effects.

This Quarterly Report on Form 10-Q does not include an attestation report on internal controls from our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

On June 6, 2023, a vendor filed a complaint against the Company for breach of contract in the Central District of California. The vendor alleged that the Company improperly terminated an Intellectual Property License and Supply Agreement (“IPLSA”) and that the Company also defrauded the vendor in connection with the IPLSA. This matter was settled on October 16, 2023, and the Company agreed to pay the vendor $600,000 within 5 business days of the close of the date that the Company completes an IPO or March 31, 2024, whichever occurs first. The Company recognized this as a litigation settlement expense in the accompanying consolidated statement of operations for the year ended December 31, 2023 and a litigation settlement payable in the accompany consolidated balance sheet at December 31, 2024 and December 31, 2023.

On March 31, 2024, the vendor agreed to extend the payment until May 15, 2024 for payment of an additional $25,000. The Company has not made the payment as of October 28, 2024 and the settlement is payable on demand. Such amount is included in litigation settlement payable in the accompanying consolidated balance sheet at December 31, 2024. On July 25, 2024 the arbitrator granted the implementation of interest at the statutory rate on the unpaid balance commencing May 15, 2024 until paid.

On July 1, 2022, NeOnc Technologies, Inc. and Fox Infused, LLC, a Delaware limited liability company (“Fox Infused”), entered into an Intellectual Property License and Supply Agreement effective July 1, 2022 (the “Agreement”) whereby NeOnc agreed to supply certain products to Fox Infused and license certain of our patents. We terminated the Agreement with Fox Infused on April 25, 2023. On June 6, 2023, Fox Infused filed a complaint against NeOnc in the Central District of California alleging that the termination was improper (Civil Action No. 2:23-04431). Fox Infused also filed an ex parte application for a temporary restraining order and an order to show cause on a preliminary injunction against us seeking to have the court stop the termination of the contract. Fox Infused’s temporary restraining order application was denied and the case dismissed without prejudice. Fox Infused refiled the case in arbitration before the American Arbitration Association (Case No. 01-23-0002-5020). The parties engaged in settlement discussions, and agreed to settle the dispute for a $600,000 payment by us to Fox Infused within 5 business days of the closing date of the Company’s initial public offering or March 31, 2024. The Company is currently in default under the terms of such settlement agreement.

In addition to that set forth above, we are, from time to time, party to various claims and legal proceedings arising out of our ordinary course of business, but we do not believe that any of these claims or proceedings will have a material effect on our business, consolidated financial condition or results of operations.

Item 1A. Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this Quarterly Report on Form 10-Q, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock would likely decline, and you might lose part or all your investment in our common stock.

Summary of Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this summary. These risks include, but are not limited to, the following:

Risks Related to our Financial Position and Need for Additional Capital

●	We have incurred significant losses since our inception and anticipate that we will incur significant and increasing losses for the foreseeable future and we may never achieve or maintain profitability.

●	Failure to obtain necessary capital could force us to delay, limit, reduce or terminate our product development programs, potential commercialization efforts or other operations.

●	Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

●	The report of our independent registered public accounting firm included a “going concern” paragraph.

Risks Related to Product Discovery, Development and Regulatory Approval

●	Our development of product candidates based on our technology platform is limited, and we do not know whether we will be able to develop any products of commercial value.

●	Our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

●	Our product candidates are based on a novel approach to the treatment of cancer, which makes it difficult to predict the time and cost of product candidate development.

●	If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

●	Results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials.

●	Announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

●	Our efforts to expand our product candidates and develop marketable products may not be successful.

●	We may expend our resources to pursue a product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

●	If we do not achieve our product development goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and as a result our share price may decline.

●	The marketing approval process is expensive, time-consuming and uncertain and may prevent us or any of our existing or potential future collaboration partners from obtaining approvals for the commercialization of NEO100 and any other product candidate we develop.

●	We will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense and limit how we manufacture and market our products.

Risks Related to Manufacturing and Reliance on Third Parties

●	We are subject to multiple manufacturing risks, any of which could substantially increase our costs and limit supply of our product candidates.

●	We may face delays in the development and commercialization of, or be unable to meet demand for, any product candidates, and may lose potential revenues.

●	We rely, and expect to continue to rely, on third parties to supply and quality-test the ingredients for our product candidates and components for our manufacturing process.

●	If those third parties do not perform satisfactorily, we may be unable to obtain regulatory approval for our product candidates or any other product candidates that we may develop in the future.

●	We have and may in the future enter into collaboration agreements and strategic alliances to maximize the potential of our product candidates, and we may not realize the benefits of such collaborations or alliances.

●	If we are not able to establish future collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans for one or more of our other development programs.

●	Any future collaborations are not a guarantee of success, and all collaborations are as risky.

Risks Related to Commercialization

●	If we, or our collaboration partners, are unable to successfully commercialize any product candidate for which we receive regulatory approval, or experience delays in doing so, our business will be materially harmed.

●	We face significant competition, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than us.

●	If we are unable to establish effective marketing, sales and distribution capabilities, the revenues that we generate may be limited and we may never become profitable.

●	Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by those in the medical community necessary for commercial success.

●	The size of the potential market for our product candidates is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates.

●	We may face competition for any of our product candidates for which we obtain regulatory approval.

Risks Related to Our Intellectual Property

●	If we are unable to obtain, maintain and protect our intellectual property rights for our technology and product candidates, or if our intellectual property rights are inadequate, our competitive position could be harmed.

●	If we fail to comply with our obligations in the agreements under which we may license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.

●	If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

●	Changes to the patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect NEO100, NEO212 and our other product candidates.

●	We may become involved in lawsuits to protect or enforce our intellectual property, which could have a material adverse effect on the success of our business.

●	If we obtain any issued patents covering our technology, such patents could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign regulatory authority.

●	Patent terms may be inadequate to protect our position on our products for an adequate amount of time.

●	Some intellectual property may be subject to federal regulations.

●	If we fail to comply with our license obligations, we could lose rights that are important to our business.

Risks Related to Government Regulation

●	If we fail to comply with federal and state laws, we could face substantial penalties and our business, financial condition, results of operations, stock price and prospects will be materially harmed.

●	If the government or third-party payors fail to provide adequate coverage, reimbursement and payment rates for our products, or if health maintenance organizations or long-term care facilities choose to use therapies that are less expensive or considered a better value, our revenue and prospects for profitability will be limited.

●	We are subject to legislation, regulatory proposals and third-party payor initiatives that may increase costs of compliance, and adversely affect our ability to market our products, obtain collaborators, and raise capital.

Risks Related to Our Business and Operations

●	If we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

●	Our management team has limited public company experience.

●	If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

●	Unfavorable market and economic conditions may have serious adverse consequences on our business, financial condition, results of operations, stock price and prospects.

●	Public health crises such as pandemics or similar future outbreaks could materially and adversely affect our preclinical studies and clinical trials, business, financial condition and results of operations.

●	If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise.

●	We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability and have to limit the commercialization of any approved products or product candidates.

●	Our employees, independent contractors, consultants, partners, investigators, CMOs, or CROs may engage in misconduct or other improper activities, which could have a material adverse effect on our business.

●	Our ability to utilize our net operating loss carryforwards and research and development tax credits to reduce future tax payments may be limited or restricted.

Risks Related to Ownership of Our Common Stock

●	An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

●	Tariff policies and potential countermeasures could disrupt our supply chain.

●	Future sales of common stock by our stockholders could cause our share price to decline.

●	Our shareholders may be diluted by future issuances of preferred stock or additional common stock.

●	Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

●	Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

General Risk Factors

●	We are involved in disputes with former licensees of our technology, which could result in direct and indirect costs to us in defending and responding to such proceedings and could result in operational disruptions that could harm our reputation, brand and result of operations.

●	We will incur significantly increased costs as a result of operating as a public company.

●	If we fail to maintain proper and effective internal controls over financial reporting our ability to produce accurate and timely financial statements could be impaired.

●	If we fail to establish and maintain effective internal controls over financial reporting, our operating results and our ability to operate our business could be harmed.

●	Failure to build and improve our finance and accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

●	Future changes in financial accounting standards or practices may cause adverse and unexpected revenue fluctuations and adversely affect our reported results of operations.

* * *

Risks Related to our Financial Position and Need for Additional Capital

We have incurred significant losses since our inception and anticipate that we will incur significant and increasing losses for the foreseeable future and we may never achieve or maintain profitability.

We are a clinical stage biopharmaceutical company, and our operations to date have been focused substantially on organizing and staffing our company, business planning, raising capital, creating, assessing, and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates, undertaking preclinical studies, commencing clinical trials and manufacturing. Additionally, as an organization, we have not yet demonstrated an ability to successfully complete clinical development, obtain regulatory approvals, manufacture a commercial-scale product, or conduct sales and marketing activities necessary for successful commercialization. We have never generated any significant revenue and have incurred significant operating losses. Our net loss was $38,001,987, $11,898,464 and $14,921,065, for the three months ended March 31, 2025 and the years ended December 31, 2024 and 2023, respectively. As of March 31, 2025, we had an accumulated deficit of $88,610,432. We expect to continue to incur significant and increasing operating losses for the foreseeable future. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our shareholders’ deficit and working capital.

We expect that it will be several years, if ever, before we have a commercialized product. The net losses we incur may fluctuate significantly from quarter to quarter and year to year. We anticipate that our expenses will increase substantially if, and as, we:

●	advance the Phase II clinical trial for our lead product candidate, NEO100;

●	initiate planned and future clinical trials of NEO100 or NEO212 in other cancer indications;

●	discover and develop new product candidates, and conduct research and development activities, preclinical studies and clinical trials;

●	manufacture preclinical, clinical and commercial supplies of our product candidates;

●	broaden and strengthen our internal manufacturing capabilities, including the expansion and upgrade of our in-house manufacturing facility;

●	seek regulatory approvals for any product candidates that successfully complete clinical trials;

●	maintain, expand and protect our intellectual property portfolio;

●	hire additional research and development, clinical, scientific and management personnel;

●	add operational, financial and management information systems and personnel;

●	establish a sales, marketing and distribution infrastructure to commercialize any product candidate for which we may obtain regulatory approval and we commercialize on our own or in collaboration with others; and

●	incur additional legal, accounting and other expenses operating as a public company following our recent direct listing.

To become and remain profitable, we must succeed in developing and eventually commercializing products that generate significant revenue. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials, obtaining regulatory approval for product candidates and manufacturing, marketing and selling products for which we may obtain marketing approval and satisfying any post-marketing requirements. We are only in the development stages of most of these activities. We may never succeed in these activities and, even if we do, may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will require substantial additional financing to advance the development of our product candidates, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital could force us to delay, limit, reduce or terminate our product development programs, potential commercialization efforts or other operations.

The development of biopharmaceutical product candidates is capital-intensive. Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to continue the preclinical and clinical development of, and seek regulatory approval for, our current and future product candidates. If we are able to gain marketing approval of any product candidate that we develop, including NEO100 and NEO212, we will require significant additional amounts of cash in order to launch and commercialize such product either alone or in collaboration with others. Because the design and outcome of our ongoing, anticipated and any future clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate we develop.

Our future capital requirements depend on many factors, including:

●	the scope, progress, results and costs of researching and developing NEO100, NEO212 and our other product candidates and programs, and of conducting preclinical studies and clinical trials;

●	the timing of, and the costs involved in, obtaining marketing approvals for NEO100, NEO212 and future product candidates we develop if clinical trials are successful;

●	the success of any future collaborations;

●	the cost of commercialization activities for any approved product, including marketing, sales and distribution costs;

●	the cost and timing of establishing, equipping, and operating our current and planned manufacturing activities;

●	the cost of manufacturing NEO100, NEO212 and future product candidates for clinical trials in preparation for marketing approval and commercialization;

●	our ability to establish and maintain strategic licensing or other arrangements and the financial terms of such agreements;

●	the cost, timing and outcome of seeking FDA and any other regulatory approvals for any future product candidates;

●	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation or other patent challenge costs and the outcome of such litigation or other patent challenges;

●	our ability to establish and maintain healthcare coverage and adequate reimbursement for our future products, if any;

●	the timing, receipt, and amount of sales of, or royalties on, our future products, if any;

●	the emergence of competing cancer therapies and other adverse market developments;

●	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our product candidates;

●	the costs associated with being a public company;

●	our need and ability to retain key management and hire scientific, technical, medical and business personnel;

●	the costs associated with expanding our facilities or building out our laboratory space; and

●	the effects of the recent disruptions to and volatility in the credit and financial markets in the United States and the overall impact of the COVID-19 pandemic.

We do not have any committed external source of funds or other support for our development efforts. Until we can generate sufficient product revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of public or private equity offerings and debt financings, or other capital sources such as potential collaborations, strategic alliances, licensing arrangements and other arrangements. We expect to finance our operations over the next 12 months primarily through existing cash balances and supplemented as necessary by funds available through our Line of Credit Agreement with HCWG and sales under the Equity Purchase Agreement, each as described below. We have based this estimate on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. In addition, because the design and outcome of our anticipated and any future clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of NEO100, NEO212 or any future product candidates. Accordingly, we will be required to obtain further funding to achieve our business objectives.

We have never generated any revenue from product sales other than for humanitarian uses of less than $83,000 per year and may never become profitable.

The Company recognized point-in-time revenue of $39,990, $83,000 and $70,462, for the three months ended March 31, 2025 and the years ended December 31, 2024 and 2023, respectively. Our ability to generate revenue from product sales and achieve profitability depends on our ability, alone or with future partners, to successfully complete the development of, and obtain the regulatory approvals necessary to commercialize, our development programs. We have no products approved for commercial sale, have not generated any revenue from product sales, and do not anticipate generating any revenue from product sales until after we have received marketing approval for the commercial sale of a product candidate, if ever. Our ability to generate revenue and achieve profitability depends heavily on our success in achieving a number of goals, including:

●	completing research regarding, and preclinical and clinical development of, product candidates and programs, including NEO100 and NEO212, and identifying and developing new product candidates;

●	obtaining regulatory approval to use and sell products generated by our existing or future manufacturing processes for NEO100, NEO212 and future product candidates, including at our existing manufacturing facility and/or by establishing and maintaining supply and manufacturing relationships with third parties;

●	launching and commercializing product candidates for which we obtain marketing approvals, either directly by establishing a sales force and marketing, medical affairs and distribution infrastructure or, alternatively, with a collaborator or distributor;

●	establishing and maintaining healthcare coverage and adequate reimbursement for our future products, if any;

●	obtaining market acceptance of product candidates that we develop as viable treatment options;

●	addressing any competing technological and market developments;

●	identifying, assessing, acquiring and developing new product candidates;

●	negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter and performing our obligations in such collaborations;

●	maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trademarks, trade secrets, and know-how; and

●	attracting, hiring, and retaining qualified personnel.

Even if NEO100, NEO212 or any future product candidates that we develop are approved for commercial sale, we anticipate incurring significant costs associated with commercializing any such product candidate that we commercialize on our own or in collaboration with others. Our expenses could increase beyond expectations if we are required by the FDA or comparable foreign regulatory authorities, to change our manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate.

If we are successful in obtaining regulatory approvals to market NEO100, NEO212 or any future product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain marketing approval, the accepted price for the product, the ability to get reimbursement at any price, and whether we own the commercial rights for that territory. If the number of our addressable patients is not as significant as we estimate, the indications approved by regulatory authorities are narrower than we expect, the labels for our product candidates contain significant safety warnings, regulatory authorities impose burdensome or restrictive distribution requirements, or the reasonably accepted patient populations for treatment are narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. If we are not able to generate revenue from the sale of any approved products, we could be prevented from or significantly delayed in achieving profitability.

Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest may be diluted. Any future debt financings we undertake, if available, are likely to involve restrictive covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through licensing or collaboration arrangements with third parties, we may have to relinquish valuable rights to our product candidates, or grant licenses on terms that are not favorable to us. We also could be required to seek collaborators for product candidates at an earlier stage than otherwise would be desirable or relinquish our rights to product candidates or technologies that we otherwise would seek to develop or commercialize ourselves.

Failure to obtain capital when needed on acceptable terms may force us to delay, limit or terminate our product development and commercialization of our current or future product candidates, which could have a material and adverse effect on our business, financial condition, results of operations, stock price and prospects. Securing additional financing could also require a substantial amount of time from our management and may divert a disproportionate amount of their attention away from daily activities, which may adversely affect our management’s ability to oversee the development of NEO100, NEO212 or any future product candidates.

The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2024 and 2023 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern. If we are unable to raise additional capital as and when needed, our business, financial condition and results of operations will be materially and adversely affected, and we may be forced to delay our development efforts, limit our activities and reduce research and development costs. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into licensing and collaboration arrangements or other contractual relationships with third parties and otherwise execute our development strategy.

Risks Related to Product Discovery, Development and Regulatory Approval

Our development of product candidates based on our technology platform is limited, and we do not know whether we will be able to develop any products of commercial value.

The success of our business depends primarily upon our ability to identify novel product candidates and to successfully develop and commercialize those product candidates. While we have had preclinical and clinical study results for NEO100 and preclinical results for NEO212, to date, these remain our only product candidates that have moved into clinical trials. We have not yet succeeded and may not succeed in demonstrating efficacy and safety in order to be able to commercialize NEO100 or NEO212. We also may be unsuccessful in identifying additional product candidates beyond NEO100 and NEO212, and any of our product candidates may be shown to have harmful side effects or may have other characteristics that may necessitate additional clinical testing, or make the product candidates unmarketable or unlikely to receive marketing approval. Similarly, adverse developments with respect to other companies that attempt to use a similar approach to our approach may adversely impact the actual or perceived value and potential of our discovery platform and resulting product candidates.

If any of these events occur, our ability to successfully discover, develop and commercialize any product candidates may be impaired and the value of our company could decline significantly.

Our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

All of our product candidates are in research, preclinical or clinical development. We have not completed the development of any product candidates, we currently generate no revenue, and we may never be able to develop a marketable product. Enrollment in NEO100 Phase I was completed in September 2019, and we reported multiple data readouts in 2020. Our Phase I clinical trial – an open-label, single-arm study, of our lead product candidate, NEO100, in patients with recurrent malignant glioma (Grade IV, IDH1 mutation) – has been completed. Our Phase IIa trial of NEO100 is currently enrolling patients. We plan to enroll a total of 30 patients; 5 patients are currently enrolled. We plan to have a total of 12 sites for enrollment.

Our operating plan may change due to many unknown factors, and we may need to seek additional funds sooner than planned through equity and debt financing. We may consider new collaborations or selectively partner with our technology or programs. Even if we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or have specific strategic considerations.

The success of our current and future product candidates will depend on several factors, including the following:

●	successful completion of preclinical studies and clinical trials;

●	sufficiency of our financial and other resources to complete the necessary preclinical studies and clinical trials and to pursue the necessary regulatory approval processes;

●	acceptance of INDs/IND amendments for our planned clinical trials or future clinical trials;

●	successful enrollment and completion of clinical trials;

●	generating successful data from our clinical trials that support FDA conclusion of an acceptable risk-benefit profile of our product candidates in the intended populations;

●	receipt of regulatory and marketing approvals from applicable regulatory authorities;

●	obtaining and maintaining patent and trade secret protection or regulatory exclusivity for our product candidates;

●	obtaining regulatory approval to use our existing or future manufacturing processes for the clinical and commercial manufacture of our product candidates at our existing or future manufacturing facilities or at the facilities of one or more third-party manufacturers with whom we would need to establish supply arrangements;

●	successfully launching commercial sales of our product candidates, if and when approved, whether alone or in collaboration with others;

●	acceptance of any products we develop and their benefits and uses, if and when approved, by patients, the medical community and third-party payors;

●	effectively competing with other therapies;

●	obtaining and maintaining healthcare coverage and adequate reimbursement from third-party payors;

●	maintaining a continued acceptable safety profile of the products following approval; and

●	maintaining compliance with all pre-approval and post-approval regulatory requirements.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our product candidates, which would materially harm our business.

We currently have two clinical development product candidates, both of which rely in whole or in part on perillyl acid (NEO100 and NEO212). The failure of one of these two product candidates in clinical development would adversely affect our business. It may require us to discontinue developing other product candidates based on the same therapeutic approach.

Our business and future success substantially depend on our ability to obtain regulatory approval and license our lead product candidates successfully. Both NEO100 and NEO212 are in the early stages of clinical development. Our product candidates will require additional clinical and nonclinical development, regulatory review, and approval in one or more jurisdictions, a substantial investment, access to sufficient commercial manufacturing capacity, and significant marketing efforts before we can generate revenue from product sales. In addition, because NEO100 and NEO212, our most advanced product candidates are both perillyl acid-based products and because all of our other future product candidates will likely be based on similar technology, if either encounters safety or efficacy problems, developmental delays, regulatory issues, or other problems, our development plans and business for our other product candidates would be significantly harmed.

Our product candidates are based on a novel approach to the treatment of cancer, which makes it difficult to predict the time and cost of product candidate development.

We are currently advancing our lead product candidates, NEO100, and NEO212, through clinical development and other product candidates through preclinical development. We are still recruiting for NEO100 Phase IIa and aim to finish that trial in 2 years. After Phase IIa is completed, Phase IIb or Phase III may still have to be performed depending on the results of the studies. Oral NEO212 has been submitted for an IND for a Phase I trial in patients with primary brain cancer and brain metastasis. Twelve patients will be recruited for the Phase I trial. Afterward, a Phase IIa trial is planned to be performed for primary gliomas and metastatic brain cancer. Intranasal NEO212 is still in development and an IND will be submitted for a Phase I trial for brain metastasis. We are also working on an intranasal delivery of a chemotherapeutic agent for midline primary pediatric intracranial tumor. This development is still preliminary but is in development with multi-center pediatric neuro-oncology consortiums. Any development problems we experience in the future may cause significant delays or unanticipated costs, and we may not be able to solve any such development problems. Should we encounter development problems, including unfavorable preclinical or clinical trial results, the FDA or foreign regulatory authorities may place all, or part, of our clinical development on hold or refuse to approve our product candidates, or may require additional information, tests, or trials, which could significantly delay product development and significantly increase our development costs. Moreover, even if we are able to provide the requested information or trials to the FDA, there would be no guarantee that the FDA would accept them or approve our product candidates. We may also experience delays in developing and obtaining regulatory approval for a sustainable, reproducible and scalable manufacturing process, or developing or qualifying and validating product release assays, other testing and manufacturing methods, and our equipment and facilities in a timely manner, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all.

In addition, the clinical trial requirements of the FDA and comparable foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. We may need to devote significant time and resources to satisfy these requirements.

Clinical development involves a lengthy and expensive process with an uncertain outcome and stringent regulations, and delays can occur for a variety of reasons.

In order to obtain FDA approval to market a new small molecule drug product, we must demonstrate proof of safety and efficacy in humans. To meet these requirements, we will have to conduct adequate and well-controlled clinical trials. Before we can commence clinical trials for a product candidate, we must complete extensive preclinical testing and studies that support our planned INDs in the United States. We cannot be certain of the timely completion or outcome of our clinical trials and cannot predict if the FDA will accept our proposed clinical programs or if the outcome of our clinical trials will ultimately support the further development of our programs. As a result, we cannot be sure that we will be able to submit INDs or similar applications for our preclinical programs on the timelines we expect, if at all, we cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin and we cannot be sure that our planned clinical trials will begin on time, that our ongoing clinical trials will be completed on schedule, or that the results of any of our clinical trials will be sufficient to support regulatory approval.

Conducting clinical development is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity and novelty of the program, and often can be several years or more per program. Delays associated with programs for which we are directly conducting preclinical testing and studies may cause us to incur additional operating expenses. We may experience delays in initiating or completing clinical trials. We also may experience numerous unforeseen events during, or as a result of, any ongoing or future clinical trials that we could conduct that could delay or prevent our ability to receive marketing approval or commercialize NEO100 or any future product candidates, including:

●	regulators or institutional review boards (IRBs), may not authorize us or our investigators to commence a clinical trial, conduct a clinical trial at a prospective trial site, or amend trial protocols, or may require that we modify or amend our clinical trial protocols;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites and/or contract research organizations (CROs);

●	clinical trials of our product candidates may produce negative or inconclusive results, or our studies may fail to reach the necessary level of statistical significance, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the unsuccessful development of nasal inhaler devices used to deliver NEO100;

●	the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials or be lost to follow-up at a higher rate than we anticipate, or may elect to participate in alternative clinical trials sponsored by our competitors with product candidates that treat the same indications as our product candidates;

●	delays or failures related to the COVID-19 pandemic or similar future pandemics, which may result in clinical site closures, delays to patient enrollment, patients withdrawing prior to receiving treatment (e.g., catheter implantation failure), patients discontinuing their treatment or follow up visits or changes to trial protocols;

●	third-party clinical trial sites or individual clinical investigators may fail to comply with regulatory requirements or the clinical trial protocol, or meet their contractual obligations to us in a timely manner, or at all, or we may be required to engage in additional clinical trial site monitoring;

●	manufacturing delays;

●	we, regulators, or IRBs may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks, undesirable side effects, emergent drug-drug interactions between NEO100 and any of the other therapeutic agents given to the clinical trial subjects or other unexpected characteristics of the product candidate, or due to findings of undesirable effects caused by a pharmacologically, chemically or mechanistically similar therapeutic or therapeutic candidate;

●	changes could be adopted in marketing approval policies during the development period, rendering our data insufficient to obtain marketing approval;

●	statutes or regulations could be amended, or new ones could be adopted;

●	changes could be adopted in the regulatory review process for submitted product applications;

●	the cost of clinical trials of our product candidates may be greater than we anticipate, or we may have insufficient funds for a clinical trial or product manufacture or to pay the substantial user fees required by the FDA upon the submission of a NDA or equivalent authorizations from comparable foreign regulatory authorities;

●	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate;

●	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

●	we may decide, or regulators may require us, to conduct or gather, as applicable, additional clinical trials, analyses, reports, data, or preclinical trials, or we may abandon product development programs;

●	we may fail to reach an agreement with regulators or IRBs regarding the scope, design, or implementation of our clinical trials, and the FDA or comparable foreign regulatory authorities may require changes to our study designs that make further study impractical or not financially prudent;

●	regulators may ultimately disagree with the design or our conduct of our preclinical studies or clinical trials, finding that they do not support product candidate approval;

●	we may have delays in adding new investigators or clinical trial sites, or we may experience a withdrawal of clinical trial sites;

●	patients that enroll in our studies may misrepresent their eligibility or may otherwise not comply with the clinical trial protocol, resulting in the need to drop the patients from the study or clinical trial, increase the needed enrollment size for the clinical trial or extend its duration;

●	there may be regulatory questions or disagreements regarding interpretations of data and results, or new information may emerge regarding our product candidates;

●	the FDA or comparable foreign regulatory authorities may disagree with our trial design, including endpoints, or our interpretation of data from preclinical studies and clinical trials or find that a product candidate’s benefits do not outweigh its safety risks;

●	the FDA or comparable foreign regulatory authorities may not accept data from studies with clinical trial sites in foreign countries;

●	the FDA or comparable foreign regulatory authorities may disagree with our intended indications;

●	the FDA or comparable foreign regulatory authorities may fail to approve or subsequently find fault with the manufacturing processes or our contract manufacturing facilities for clinical and future commercial supplies;

●	the data collected from clinical trials of our product candidates may not be sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a New Drug Application or other comparable submission in foreign jurisdictions or to obtain regulatory approval in the United States or elsewhere;

●	the FDA or comparable foreign regulatory authorities may take longer than we anticipate to make a decision on our product candidates; and

●	we may not be able to demonstrate that a product candidate provides an advantage over current standards of care or current or future competitive therapies in development, including, for example due to a longer-and/or-higher-than-expected response rate determination in the active comparator group or a shorter-and/or-lower-than-expected response rate determination in the experimental drug group.

Our product development costs will also increase if we experience delays in clinical testing or marketing approvals, and we may not have sufficient funding to complete the testing and approval process for any of our current or future product candidates. We may be required to obtain additional funds to complete clinical trials and prepare for possible commercialization of our product candidates. We do not know whether any preclinical tests or clinical trials beyond what we currently have planned will be required, will begin as planned, will need to be restructured, or will be completed on schedule or at all. Significant delays relating to any preclinical studies or clinical trials also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations. In addition, many of the factors that cause, or lead to, delays in clinical trials may ultimately lead to the denial of marketing approval of any of our product candidates. Any delays in our clinical development programs may harm our business, financial condition and results of operations significantly.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or foreign regulatory authorities.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the clinical trial, the design of the clinical trial, competing clinical trials, and clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. We may experience difficulties in patient enrollment or retention in our clinical trials for a variety of reasons. The enrollment of patients depends on many factors, including:

●	availability and efficacy of approved therapies for the disease under investigation;

●	patient eligibility criteria for the trial in question;

●	risks that enrolled subjects will drop out before completion of the trial, including as a result of emergent drug-drug interactions between NEO100 and any of the other therapeutic agents given to the clinical trial subjects, contracting COVID-19 or other health conditions or being forced to quarantine;

●	perceived risks and benefits of the product candidate under study;

●	efforts to facilitate timely enrollment in clinical trials;

●	patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment;

●	proximity and availability of clinical trial sites for prospective patients;

●	withdraw of consent for any reasons;

●	unforeseen limitations of protocol design; and

●	protocol amendment by the sponsor and/or as requested by applicable regulatory authorities.

In addition, our planned clinical trials may compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us because some patients who might have opted to enroll in our trials may instead opt to enroll in a competing clinical trial.

Our inability to enroll a sufficient number of patients for our anticipated and any future clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which could have an adverse effect on our business, financial condition, results of operations, and prospects. In addition, disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter patient enrollment difficulties.

Results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials.

For our lead product candidate, NEO100, we completed Phase I enrollment and reported multiple data readouts in 2021 and 2022. For our Phase IIa clinical trial, we expect the final readout by the end of 2024. Clinical development is expensive and can take many years to complete, and its outcome is inherently uncertain. NEO100 may not perform as we expect in clinical trials, particularly in our open label, randomized, and controlled Phase II clinical trial, may ultimately have a different or no impact on malignant gliomas, may have another mechanism of action than we expect, and may not ultimately prove to be safe and effective.

The results of previous clinical trials of NEO100 and NEO212 and results of preclinical studies or early clinical trials of any other product candidate we may develop, may not be predictive of the results of subsequent and later-stage clinical trials. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in earlier development, and we could face similar setbacks. The design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. We do not have experience in designing a registration-stage clinical trial and may be unable to design and execute a clinical trial to support marketing approval. In addition, preclinical and clinical data are often susceptible to varying interpretations and analyses. Many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for the product candidates. Even if we, or future collaborators, believe that the results of clinical trials for our product candidates warrant marketing approval, the FDA or comparable foreign regulatory authorities may disagree and may not grant marketing approval of our product candidates.

In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols, variations in conducting clinical trial at different sites, changes in medical practice, FDA requirements based on agency guidelines or precedence which may be more strict for a Phase II clinical trial, the rate of dropout among clinical trial participants and changes in the manufacturing process. Moreover, should there be an issue with the design of any of our clinical trials, our results may be impacted. We may not discover such a flaw until the clinical trial is at an advanced stage.

Interim, topline, and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose interim, topline, or preliminary data from our clinical trials, based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, topline, or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Interim, topline, and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, such data should be viewed with caution until the final data are available. From time to time, we may also disclose interim data from our clinical trials. Interim, topline, and preliminary data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse differences between preliminary, interim or topline data and final data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions, or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability, or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate, or our business. If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize NEO100 and any future product candidates may be harmed, which could harm our business, operating results, prospects, or financial condition.

Serious adverse events, undesirable side effects (including emergent drug-drug interactions between NEO100 and any of the other therapeutic agents given to the clinical trial subjects) or other unexpected properties of our current or future product candidates may be identified during development or after approval, which could halt their development or lead to the discontinuation of our clinical development programs, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates thereby limiting the commercial potential of such product candidate.

To date, NEO100 is the only product candidate we have tested in humans. As we continue our development of NEO100 and initiate clinical trials of any future product candidates, serious adverse events, undesirable side effects or unexpected characteristics may emerge or be reported, causing us to abandon these product candidates or limit their development to more narrow uses or subpopulations in which the serious adverse events, undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Even if our product candidates initially show promise in early clinical trials, the side effects of therapies are frequently only detectable after they are tested in large, Phase II or Phase III clinical trials or, in some cases, after they are made available to patients on a commercial scale after approval. Sometimes, it can be difficult to determine if the serious adverse or unexpected side effects were caused by the product candidate or another factor, especially in oncology subjects who may suffer from other medical conditions and be taking other medications. If serious adverse or unexpected side effects are identified during development and are determined to be attributed to our product candidates, or the result of drug-drug interactions between our product candidate and any of the concomitant therapies given to the trial subjects, we, the FDA or comparable foreign regulatory authorities, or IRBs and other reviewing entities, could interrupt, delay, or halt clinical trials and could result in a more restrictive label, a Risk Evaluation and Mitigation Strategy (REMS) or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authorities may also require, or we may voluntarily develop strategies for managing adverse events during clinical development, which could include restrictions on our enrollment criteria, the use of stopping criteria, adjustments to a study’s design, or the monitoring of safety data by a data monitoring committee, among other strategies. Any requests from the FDA or comparable foreign regulatory authority for additional data or information could also result in substantial delays in the approval of our product candidates.

Drug-related side effects could also affect subject recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

In addition, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw approvals of such product;

●	regulatory authorities may require additional warnings on the label;

●	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

●	we may be forced to suspend marketing of that product, or decide to remove the product from the marketplace;

●	we may be required to change the way the product is administered;

●	we could be subject to fines, injunctions, or the imposition of criminal or civil penalties;

●	we could be sued and held liable for harm caused to patients; and

●	the product may become less competitive, and our reputation may suffer.

The therapeutic-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, financial condition, results of operations, stock price and prospects.

We anticipate that many of our product candidates may be tested and, if approved, used in combination with third-party drugs and/or devices, some of which may still be in development, and we have limited or no control over the supply, regulatory status or regulatory approval of such drugs and/or devices.

We anticipate developing our product candidates for use in combination with other oncology pharmaceutics, including chemotherapies and cellular and targeted therapies (e.g., immune checkpoint inhibitors). In particular, our development of NEO100 as a solvent (carrier) of other drugs and biologics to the brain will depend on our ability to access such drugs and devices on commercially reasonable terms for the clinical trials and their availability for use with the commercialized product, if approved. We cannot be certain that current or potential future commercial relationships will provide us with a steady supply of such drugs or devices on commercially reasonable terms or at all.

Any failure to maintain or enter into new successful commercial relationships, or the expense of purchasing platinum-based and other chemotherapies, or any other combination products, or any devices in the market, may delay our development timelines, increase our costs and jeopardize our ability to develop our product candidates as commercially viable therapies. If any of these occur, our business, financial condition, results of operations, stock price and prospects may be materially harmed.

Moreover, the development of product candidates for use in combination with another product or product candidate may present challenges that are not faced for single agent product candidates. For our product candidates that may be used in combination with platinum-based and other chemotherapies, or any other combination products or any devices, the FDA may require us to use more complex clinical trial designs in order to evaluate the contribution of each product and product candidate to any observed effects. It is possible that the results of these trials could show that there are adverse events tied to the interaction of NEO100 with any of the other therapies, or that any positive previous trial results are attributable to the combination therapy and not our product candidates.

Moreover, following product approval, the FDA may require that products or devices used in conjunction with each other be cross labeled for combined use. To the extent that we do not have rights to the other product or device, this may require us to work with a third party to satisfy such a requirement. The ability to obtain cooperation from the third party may impact our ability to respond to the FDA’s requests which could impact our ability to achieve regulatory approval. Moreover, developments related to the other product or device may impact our clinical trials as well as our commercial prospects should we receive marketing approval. Such developments may include changes to the safety or efficacy profile of the other product or device, changes to the availability of the approved product or device, and changes to the standard of care.

In the event that any future collaborator or supplier of platinum-based and other chemotherapies, or any other products administered in combination, or any devices used, with our product candidates does not supply their products on commercially reasonable terms or in a timely fashion, we would need to identify alternatives for accessing these products. This could cause our clinical trials to be delayed and limit the commercial opportunities for our product candidates, in which case our business, financial condition, results of operations, stock price and prospects may be materially harmed.

We may not be successful in our efforts to expand our pipeline of product candidates and develop marketable products.

We expect initially to develop our lead product candidate, NEO100. We anticipate pursuing clinical development of other product candidates, alone or in collaboration with our partners. Research programs to identify new product candidates require substantial technical, financial and human resources. Developing, obtaining marketing approval for, and commercializing additional product candidates will require substantial additional funding and will be subject to the risks of failure inherent in medical product development. We cannot assure you that we will be able to successfully advance any of these additional product candidates through the development process.

Even if we obtain approval from the FDA or comparable foreign regulatory authorities to market additional product candidates for the treatment of cancer, we cannot assure you that any such product candidates will be successfully commercialized, widely accepted in the marketplace, or more effective than other commercially available alternatives. If we are unable to successfully develop and commercialize additional product candidates our commercial opportunity may be limited and our business, financial condition, results of operations, stock price and prospects may be materially harmed.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must prioritize our research programs and will need to focus our product candidates on the potential treatment of certain indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially-viable products.

Additionally, we may pursue additional in-licenses or acquisitions of development-stage assets or programs, which entails additional risk to us. Identifying, selecting and acquiring product candidates requires substantial technical, financial, and human resources expertise. Efforts to do so may not result in the actual acquisition or license of a particular product candidate, potentially resulting in a diversion of our management’s time and the expenditure of our resources with no resulting benefit. For example, if we are unable to identify programs that ultimately result in approved products, we may spend material amounts of our capital and other resources evaluating, acquiring and developing products that ultimately do not provide a return on our investment.

If we do not achieve our product development goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and as a result our share price may decline.

Drug development is inherently risky and uncertain. We cannot be certain that we will be able to:

●	complete IND-enabling preclinical studies or develop manufacturing processes and associated analytical methods that meet current good manufacturing practice (cGMP) requirements in time to initiate or to complete our anticipated or future clinical trials in the timeframes we announce;

●	obtain sufficient clinical supply of our product candidates to support our anticipated or future clinical trials;

●	initiate clinical trials within the timeframes we announce;

●	enroll and maintain a sufficient number of subjects to complete or timely complete any clinical trials; or

●	collect and analyze the data from any completed clinical trials in the timeframes we announce.

The actual timing of our development milestones could vary significantly compared to our estimates, in some cases for reasons beyond our control. If we are unable to achieve our goals within the timeframes we announce, the commercialization of our product candidates may be delayed and, as a result, the stock price of our common stock could fall and you may lose all of your investment.

Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us or any of our existing or potential future collaboration partners from obtaining approvals for the commercialization of NEO100 and any other product candidate we develop.

Any current or future product candidate we may develop, and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, and distribution, are subject to comprehensive regulation by the FDA and other regulatory authorities in the United States and by comparable authorities in other countries. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate in a given jurisdiction. We have not received approval to market any product candidates from regulatory authorities in any jurisdiction and it is possible that none of the product candidates we may seek to develop in the future will ever obtain regulatory approval.

Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy for that indication. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities and clinical trial sites by, the regulatory authorities. If we do not receive approval from the FDA and comparable foreign regulatory authorities for any of our product candidates, we will not be able to commercialize such product candidates in the United States or in other jurisdictions. If significant delays in obtaining approval for and commercializing our product candidates occur in any jurisdictions, our business, financial condition, results of operations, stock price and prospects will be materially harmed. Even if our product candidates are approved, they may:

●	be subject to limitations on the indicated uses or patient populations for which they may be marketed, distribution restrictions, or other conditions of approval;

●	contain significant safety warnings, including boxed warnings;

●	contain significant contraindications, and precautions which could reduce the size of the patient population;

●	not be approved with label statements necessary or desirable for successful commercialization;

●	contain requirements for costly post-market testing and surveillance, or other requirements, including the submission of a REMS to monitor the safety or efficacy of the products; or

●	be withdrawn from the market because of a serious safety issue becomes know after approval is granted.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive, takes many years even if successful, and can vary substantially in and among jurisdictions based upon a variety of factors, including the type, complexity, and novelty of the product candidates involved. The number and types of preclinical studies and clinical trials that will be required for regulatory approval also varies depending on the product candidate, the disease or condition that the product candidate is designed to address, and the regulations applicable to any particular product candidate. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA and comparable authorities in other countries have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit, or prevent marketing approval of a product candidate. It is possible that our product candidates will never obtain the appropriate regulatory approvals necessary for us to commence product sales, or any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we experience delays in obtaining approval or if we fail to obtain approval of any current or future product candidates we may develop, the commercial prospects for those product candidates may be harmed, and our ability to generate revenues will be materially impaired.

Regulatory approval by the FDA or comparable foreign regulatory authorities is limited to those specific indications and conditions for which approval has been granted, and we may be subject to substantial fines, criminal penalties, injunctions, or other enforcement actions if we are determined to be promoting the use of any products for unapproved or “off-label” uses, resulting in damage to our reputation and business.

We must comply with requirements concerning advertising and promotion for any product candidates for which we obtain marketing approval. Promotional communications with respect to pharmaceuticals are subject to a variety of legal and regulatory restrictions and continuing review by the FDA, Department of Justice, Department of Health and Human Services’ Office of Inspector General, state attorneys general, members of Congress, and the public. When the FDA or comparable foreign regulatory authorities issue regulatory approval for a product candidate, the regulatory approval is limited to those specific uses and indications for which a product is approved. If we are not able to obtain FDA approval for desired uses or indications for our product candidates, we may not market or promote them for those indications and uses, referred to as off-label uses, and our business, financial condition, results of operations, stock price and prospects will be materially harmed. We also must sufficiently substantiate any claims that we make for any products we develop, including claims comparing our products to other companies’ products, and must abide by the FDA’s strict requirements regarding the content of promotion and advertising.

Because regulatory authorities in the United States generally do not restrict or regulate the behavior of physicians in their choice of treatment within the practice of medicine, physicians may in their independent medical judgment choose to prescribe products for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical trials and approved by the regulatory authorities. Regulatory authorities do, however, limit communications by biopharmaceutical companies concerning off-label use. Therefore, we are prohibited from marketing and promoting the products for indications and uses that are not specifically approved by the FDA.

If we are found to have impermissibly promoted any products that we may develop, we may become subject to significant liability and government fines. The FDA and other agencies actively enforce the laws and regulations regarding product promotion, particularly those prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted a product may be subject to significant sanctions. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The federal government has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

In the United States, the promotion of biopharmaceutical products is subject to additional FDA requirements and restrictions on promotional statements. If after one or more of our product candidates obtains marketing approval the FDA determines that our promotional activities violate its regulations and policies pertaining to product promotion, it could request that we modify our promotional materials or subject us to regulatory or other enforcement actions, including issuance of warning letters or untitled letters, suspension or withdrawal of an approved product from the market, requests for recalls, payment of civil fines, disgorgement of money, imposition of operating restrictions, injunctions or criminal prosecution, and other enforcement actions. Similarly, industry codes in foreign jurisdictions may prohibit companies from engaging in certain promotional activities and regulatory agencies in various countries may enforce violations of such codes with civil penalties. If we become subject to regulatory and enforcement actions our business, financial condition, results of operations, stock price and prospects will be materially harmed.

Engaging in the impermissible promotion of our products, in the United States, following approval, for off-label uses can also subject us to false claims and other litigation under federal and state statutes. These include fraud and abuse and consumer protection laws, which can lead to civil and criminal penalties and fines, agreements with governmental authorities that materially restrict the manner in which we promote or distribute therapeutic products and conduct our business. These restrictions could include corporate integrity agreements, suspension or exclusion from participation in federal and state healthcare programs, and suspension and debarment from government contracts and refusal of orders under existing government contracts. These False Claims Act (FCA) lawsuits against manufacturers of drugs and small molecule products have increased significantly in volume and breadth, leading to several substantial civil and criminal settlements, up to $3.0 billion, pertaining to certain sales practices and promoting off-label uses. In addition, FCA lawsuits may expose manufacturers to follow-on claims by private payors based on fraudulent marketing practices. This growth in litigation has increased the risk that a biopharmaceutical company will have to defend a false claim action, pay settlement fines or restitution, as well as criminal and civil penalties, agree to comply with burdensome reporting and compliance obligations, and be excluded from Medicare, Medicaid, or other federal and state healthcare programs. If we do not lawfully promote our approved products, if any, we may become subject to such litigation and, if we do not successfully defend against such actions, those actions may have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

Obtaining and maintaining marketing approval for our product candidates in one jurisdiction would not mean that we will be successful in obtaining marketing approval of that product candidate in other jurisdictions, which could prevent us from marketing our products internationally.

Obtaining and maintaining marketing approval of our product candidates in one jurisdiction would not guarantee that we will be able to obtain or maintain marketing approval in any other jurisdiction, while a failure or delay in obtaining marketing approval in one jurisdiction may have a negative effect on the marketing approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable foreign regulatory authorities must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval. In cases where data from foreign clinical trials are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means.

Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which we must comply prior to marketing in those jurisdictions. Obtaining foreign marketing approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed. If we obtain approval for any product candidate and ultimately commercialize that product in foreign markets, we would be subject to additional risks and uncertainties, including the burden of complying with complex and changing foreign regulatory, tax, accounting and legal requirements and the reduced protection of intellectual property rights in some foreign countries.

Even if our product candidates receive regulatory approval, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense and limit how we manufacture and market our products.

Any product candidate for which we obtain marketing approval will be subject to extensive and ongoing requirements of and review by the FDA or comparable foreign regulatory authorities, including requirements related to the manufacturing processes, post-approval clinical data, labeling, packaging, distribution, adverse event reporting, storage, recordkeeping, export, import, advertising, marketing, and promotional activities for such product. These requirements further include submissions of safety and other post-marketing information, including manufacturing deviations and reports, registration and listing requirements, the payment of annual fees, continued compliance with cGMP requirements relating to manufacturing, quality control, quality assurance, and corresponding maintenance of records and documents, and GCPs for any clinical trials that we conduct post-approval.

The FDA and comparable foreign regulatory authorities will continue to closely monitor the safety profile of any product even after approval. If the FDA or comparable foreign regulatory authorities become aware of new safety information after approval of any of our product candidates, they may withdraw approval, issue public safety alerts, require labeling changes or establishment of a REMS or similar strategy, impose significant restrictions on a product’s indicated uses or marketing, or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. Any such restrictions could limit sales of the product.

We and any of our suppliers or collaborators, including our contract manufacturers, could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMPs and other FDA regulatory requirements. Application holders must further notify the FDA, and depending on the nature of the change, obtain FDA pre-approval for product and manufacturing changes.

In addition, later discovery of previously unknown adverse events or of the product being less effective than previously thought or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements both before and after approval, may yield various negative results, including:

●	restrictions on manufacturing, distribution, or marketing of such products;

●	restrictions on the labeling, including required additional warnings, such as New Drug Application boxed warnings, contraindications, precautions, and restrictions on the approved indication or use;

●	modifications to promotional pieces;

●	issuance of corrective information;

●	requirements to conduct post-marketing studies or other clinical trials;

●	clinical holds or termination of clinical trials;

●	requirements to establish or modify a REMS or similar strategy;

●	changes to the way the product candidate is administered;

●	liability for harm caused to patients or subjects;

●	reputational harm;

●	the product becoming less competitive;

●	warning letters or untitled letters alleging violations;

●	suspension of marketing or withdrawal of the products from the market;

●	regulatory authority issuance of safety alerts, Dear Healthcare Provider letters, press releases, or other communications containing warnings or other safety information about the product candidate;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recalls of products;

●	fines, restitution or disgorgement of profits or revenues;

●	suspension or withdrawal of marketing approvals;

●	refusal to permit the import or export of our products;

●	product seizure or detention;

●	FDA debarment, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from federal healthcare programs, consent decrees, or corporate integrity agreements; or

●	injunctions or the imposition of civil or criminal penalties, including imprisonment.

Any of these events could prevent us from achieving or maintaining market acceptance of our product candidate(s), if approved, or could substantially increase the costs and expenses of commercializing such product, which in turn could delay or prevent us from generating significant revenues from its marketing and sale. Any of these events could further have other material and adverse effects on our operations and business and could adversely impact our business, financial condition, results of operations, stock price and prospects.

The FDA’s policies or those of comparable foreign regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates, limit the marketability of our product candidates, or impose additional regulatory obligations on us. Changes in medical practice and standard of care may also impact the marketability of our product candidates.

If we are slow or unable to adapt to changes in existing requirements, standards of care, or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and be subject to regulatory enforcement action.

Should any of the above actions take place, we could be prevented from or significantly delayed in achieving profitability. Further, the cost of compliance with post-approval regulations may have a negative effect on our operations and business and could adversely impact our business, financial condition, results of operations, stock price and prospects.

Risks Related to Manufacturing

We are subject to multiple manufacturing risks, any of which could substantially increase our costs and limit supply of our product candidates.

The manufacture of active pharmaceutical ingredients (API) and finished dosage form (FDF) drug products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturing must strictly comply with regulatory requirements governing current Good Manufacturing Practices (cGMP). The process of manufacturing API and FDF products, including our product candidates, is complex, time-consuming, highly-regulated and costly.

Manufacturers of small molecule API and FDFs often encounter difficulties in production, particularly in scaling up initial production, with such risks including:

●	quality control, including stability of the product candidate and quality assurance testing;

●	shortages of qualified personnel or key raw materials or components;

●	product loss during the manufacturing process, including loss caused by contamination, equipment failure or improper installation or operation of equipment, or operator error. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our products or in the manufacturing facilities in which our products are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination;

●	the manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor and raw material shortages, natural disasters, power failures and numerous other factors; and

●	any adverse developments affecting manufacturing operations for our products may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our product candidates. We may also have to take inventory write-offs and incur other charges and expenses for product candidate batches that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives.

As product candidates are developed through preclinical studies to later-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such manufacturing changes may require separate regulatory approvals before being implemented.

Changes in product candidate manufacturing or formulation may result in additional costs or delay.

We anticipate relying on contract manufacturing organizations (CMOs) to conduct large-scale manufacture of NEO100 and NEO212 API and FDF in the future. The inability to identify and contract with suitable CMOs or their failure to meet their obligations to us could affect our ability to develop or commercialize NEO100 in a timely manner.

If the FDA, state or a comparable foreign regulatory authority does not approve our manufacturing facility for the manufacture of our product candidates or if it withdraws any such approval in the future, or our current facility is unable to meet our volume requirements to fail to comply with cGMP regulations, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved. Any alternative manufacturing facility would require obtaining the necessary equipment and materials and, if a third-party manufacturer, the necessary manufacturing know-how, which may take substantial time and investment. We must also receive FDA approval to use any manufacturing facility for commercial supply.

In such an instance, we may need to enter into an appropriate third-party relationship. We may fail to establish manufacturing relationships or alternative arrangements for our product candidates or programs. Any product candidates we develop compete with other products and product candidates for access to manufacturing facilities. There are a limited number of manufacturers operating under cGMP regulations capable of manufacturing and filling our viral product for us and willing to do so.

If we are unable to have manufactured and release any product candidates in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to biopharmaceutical manufacturers, we may face delays in the development and commercialization of, or be unable to meet demand for, any product candidates, and may lose potential revenues.

We do not own or operate manufacturing facilities for the production of NEO100 nor do we plan to develop our own manufacturing operations in the foreseeable future. We currently depend on third party contract manufacturers for all of our required raw materials, active pharmaceutical ingredient and finished products for our preclinical and clinical trials.

Our clinical product supply may be limited, interrupted, or of unsatisfactory quality or not continue to be available at acceptable prices. Any delays in obtaining adequate supplies of our product candidates that meet the necessary quality standards may delay our development or commercialization.

We or our contract manufacturer(s) may be unable to comply with our specifications, applicable cGMP requirements or other FDA, state or foreign regulatory requirements of our product candidates for clinical trials and, if approved, commercial supply, and will be subject to FDA and comparable foreign regulatory authority inspection. These requirements include the qualification and validation of our contract manufacturers’ manufacturing equipment and processes. We may not be able to develop, retain or acquire the internal expertise and resources necessary for managing our ongoing contract manufacturing operations and complying with these requirements. Poor control of production processes can lead to the introduction of adventitious agents or other contaminants, or to inadvertent changes in the properties or stability of a product candidate that may not be detectable in final product testing. If we cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other regulatory authorities, we will not be able to secure or maintain regulatory approval for our manufacturing facility. Any such deviations may also require remedial measures that may be costly and/or time-consuming for us to implement, particularly in areas relating to operations, quality, regulatory, facilities and information technology. Any such remedial measures imposed upon us may include the temporary or permanent suspension of a clinical trial or the temporary or permanent closure of our facility and could materially harm our business.

A failure to comply with the applicable regulatory requirements, including periodic regulatory inspections, may result in regulatory enforcement actions against us or our raw material and component suppliers (including fines and civil and criminal penalties, including imprisonment) suspension or restrictions of production, injunctions, delay or denial of product approval or supplements to approved products, clinical holds or termination of clinical trials, warning or untitled letters, regulatory authority communications warning the public about safety issues with the product candidate, refusal to permit the import or export of the products, product seizure, detention, or recall, operating restrictions, consent decrees, withdrawal of product approval, environmental or safety incidents and other liabilities. If the safety of any quantities supplied is compromised due to our failure or our raw material and component suppliers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

Any problems or delays we experience in commercial-scale manufacturing of a product candidate or component may result in a delay in product development timelines and FDA or comparable foreign regulatory authority approval of the product candidate or may impair our ability to manufacture commercial quantities or such quantities at an acceptable cost and quality, which could result in the delay, prevention, or impairment of clinical development and commercialization of any product candidates and may materially harm our business, financial condition, results of operations, stock price and prospects.

Risks Related to Reliance on Third Parties

We rely, and expect to continue to rely, on third parties to supply and quality-test the ingredients for our product candidates and components for our manufacturing process.

While we are responsible for the manufacturing of our product candidates, drug substance and drug product, reliance on raw material and component suppliers entails risks, including:

●	reduced control for certain aspects of our contracted manufacturing activities;

●	termination or nonrenewal of the applicable supplier and service agreements in a manner or at a time that is costly or damaging to us;

●	the possible breach by our third-party suppliers and service providers of our agreements with them;

●	the failure of our third-party suppliers and service providers to comply with applicable regulatory requirements;

●	disruptions to the operations of our third-party suppliers and service providers caused by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or service provider; and

●	the possible misappropriation of our proprietary information, including our trade secrets and know-how.

Any failure or refusal to supply our product candidates or components for our product candidates that we may develop could delay, prevent or impair our clinical development or commercialization efforts. In addition, we do not have any long-term commitments or guaranteed prices from our suppliers of raw materials, manufacturing equipment components or devices or combination products. In particular, any change in our suppliers could require significant effort and expertise because there may be a limited number of qualified replacements. Further, the terms of any new arrangement could be less favorable and transfer costs relating to technology and processes could be significant.

Any of these events could lead to clinical trial delays or failure to obtain regulatory approval, impact our ability to successfully commercialize any of our product candidates or otherwise harm our business, financial condition, results of operations, stock price and prospects. Some of these events could be the basis for FDA or other regulatory authority action, including injunction, recall, seizure or total or partial suspension of product manufacture.

We rely, and expect to continue to rely, on third parties to conduct, supervise, and monitor our preclinical studies and clinical trials. If those third parties do not perform satisfactorily, including failing to meet deadlines for the completion of such trials or failing to comply with regulatory requirements, we may be unable to obtain regulatory approval for our product candidates or any other product candidates that we may develop in the future.

We rely, and will rely, on third-party CROs, study sites and others to conduct, supervise, and monitor our preclinical studies and clinical trials for our product candidates. We expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions, and clinical investigators, to conduct our preclinical studies and clinical trials. Although we have agreements governing their activities, we have limited influence over their actual performance and control only certain aspects of their activities. The failure of these third parties to successfully carry out their contractual duties or meet expected deadlines could substantially harm our business because we may be delayed in completing or unable to complete the studies required to support future approval of our product candidates, or we may not obtain marketing approval for or commercialize our product candidates in a timely manner or at all. Moreover, these agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, our product development activities would be delayed and our business, financial condition, results of operations, stock price and prospects may be materially harmed.

Our reliance on these third parties for development activities will reduce our control over these activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and our reliance on third parties does not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our trials is conducted in accordance with the general investigational plan and protocols for the trial. We must also ensure that our preclinical trials are conducted in accordance with the FDA’s Good Laboratory Practice (GLP) regulations, as appropriate. Moreover, the FDA and comparable foreign regulatory authorities require us to comply with standards, commonly referred to as GCP guidelines, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Regulatory authorities enforce these requirements through periodic inspections of trial sponsors, clinical investigators, and trial sites. If we or any of our third parties fail to comply with applicable GCPs or other regulatory requirements, we or they may be subject to enforcement or other legal actions. For example, the data generated in our trials may not have been appropriately collected or documented, and thereby be deemed unreliable and the FDA or comparable foreign regulatory authorities may conclude the study findings are not adequate and require us to perform additional studies.

In addition, we will be required to report certain financial interests of our third-party investigators if these relationships exceed certain financial thresholds or meet other criteria. The FDA or comparable foreign regulatory authorities may question the integrity of the data from those clinical trials conducted by investigators who may have conflicts of interest.

We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our trials complies with the applicable regulatory requirements. In addition, our clinical trials must be conducted with product candidates that were produced under cGMP regulations. Failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. We also are required to register certain clinical trials and post the results of certain completed clinical trials on one or more government-sponsored databases, e.g., ClinicalTrials.gov, within specified timeframes. Failure to do so can result in enforcement actions and adverse publicity.

The third parties with which we work may also have relationships with other entities, some of which may be our competitors, for whom they may also be conducting trials or other therapeutic development activities that could harm our competitive position. In addition, such third parties are not our employees, and except for remedies available to us under our agreements with such third parties we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, non-clinical, and preclinical programs. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical studies or clinical trials in accordance with regulatory requirements or our stated protocols, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements or for other reasons, our trials may be repeated, extended, delayed, or terminated; we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates; we may not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates; or we or they may be subject to regulatory enforcement actions. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed. To the extent we are unable to successfully identify and manage the performance of third-party service providers in the future, our business, financial condition, results of operations, stock price and prospects may be materially harmed.

If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative providers or to do so on commercially reasonable terms. Switching or adding additional third parties involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays could occur, which could compromise our ability to meet our desired development timelines.

We will also rely on other third parties to store and distribute our product candidates for the clinical trials that we conduct. Any performance failure on the part of our distributors could delay clinical development, marketing approval, or commercialization of our product candidates, which could result in additional losses and deprive us of potential product revenue.

We have entered into, and may in the future enter into, certain collaboration agreements and strategic alliances to maximize the potential of our product candidates, and we may not realize the anticipated benefits of such collaborations or alliances. We expect to continue to form collaborations in the future with respect to our product candidates, but may be unable to do so or to realize the potential benefits of such transactions, which may cause us to alter or delay our development and commercialization plans.

We may form or seek other strategic alliances, joint ventures, or collaborations, or enter into additional licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to product candidates we develop. These transactions can entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or other anticipated benefits that led us to enter into the arrangement. Additionally, the success of any collaboration arrangements may depend on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these arrangements. Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority.

If we are not able to establish future collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans for one or more of our other development programs.

We face significant competition in seeking appropriate additional collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors.

If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms, or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our product platform and our business may be materially and adversely affected.

Any future collaborations are not a guarantee of success, and all collaborations are as risky, or more risky, than undertaking the activities ourselves.

Any potential future collaborations we might enter into for NEO100, NEO212 or our other product candidates, may pose a number of risks, including the following:

●	collaborators may not perform their obligations as expected;

●	collaborators may not pursue development and commercialization of product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could fail to make timely regulatory submissions for a product candidate;

●	collaborators may not comply with all applicable regulatory requirements or may fail to report safety data in accordance with all applicable regulatory requirements, which could subject them or us to regulatory enforcement actions;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

●	a collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product candidate or product;

●	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time consuming and expensive;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation; and

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability.

In addition, all of the risks relating to product development, regulatory approval and commercialization described in this prospectus also apply to the activities of any of our current or future collaborators.

Collaborations with biopharmaceutical companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration could adversely affect us financially and could harm our business reputation.

If any collaborations we have entered into or might enter into do not result in the successful development and commercialization of products or if one of our collaborators subsequently terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under such collaboration. If we do not receive the funding we expect under the agreements, our development of our product candidates could be delayed and we may need additional resources to develop our product candidates and our product platform.

Additionally, if any collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate development or commercialization of any product candidate licensed to it by us. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our reputation in the business and financial communities could be adversely affected.

We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors.

If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms, or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our product platform and our business may be materially and adversely affected.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, delay their ability to review and act on our regulatory submissions, or otherwise prevent new products and services from being developed or commercialized in a timely manner, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

Separately, the FDA and regulatory authorities outside the United States have and may adopt restrictions or other policy measures in response to the COVID-19 pandemic or similar future pandemics that divert resources and delay their attention to any submissions we may make. If a prolonged government shutdown occurs, or if global health concerns prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

Risks Related to Commercialization

If we, or our collaboration partners, are unable to successfully commercialize any product candidate for which we receive regulatory approval, or experience significant delays in doing so, our business will be materially harmed.

If we, or our collaboration partners, are successful in obtaining marketing approval from applicable regulatory authorities for NEO100 or any other product candidate, our ability to generate revenues from any such products will depend on our success in:

●	launching commercial sales of such products, whether alone or in collaboration with others;

●	receiving approved labels with claims that are necessary or desirable for successful marketing, and that do not contain safety or other limitations that would impede our ability to market such products;

●	creating market demand for such products through marketing, sales and promotion activities;

●	hiring, training, and deploying a sales force or contracting with third parties to commercialize such products in the United States;

●	creating partnerships with, or offering licenses to, third parties to promote and sell such products in foreign markets where we receive marketing approval;

●	manufacturing such products in sufficient quantities and at acceptable quality and cost to meet commercial demand at launch and thereafter;

●	establishing and maintaining agreements with wholesalers, distributors, and group purchasing organizations on commercially reasonable terms;

●	maintaining patent and trade secret protection and regulatory exclusivity for such products;

●	achieving market acceptance of such products by patients, the medical community, and third-party payors;

●	achieving coverage and adequate reimbursement from third-party payors for such products;

●	achieving patients’ willingness to pay out-of-pocket in the absence of such coverage and adequate reimbursement from third-party payors;

●	competing with other therapies; and

●	maintaining a continued acceptable safety profile of such products following launch.

To the extent we are not able to do any of the foregoing, our business, financial condition, results of operations, stock price and prospects will be materially harmed.

We face significant competition from other biopharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than us. If their product candidates are shown to be safer or more effective than ours, our commercial opportunity may be reduced or eliminated.

The development and commercialization of cancer immunotherapy products is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary rights. We face competition with respect to our current product candidates, and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future, from major biopharmaceutical companies, specialty biopharmaceutical companies, and biotechnology companies worldwide. There are a number of large biopharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of solid tumors, including viral immunotherapy and cancer vaccine approaches. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.

While certain of our product candidates may be used in combination with other drugs with different mechanisms of action, if and when marketed they will still compete with a number of drugs that are currently marketed or in development that also target cancer. To compete effectively with these drugs, our product candidates will need to demonstrate advantages in clinical efficacy and safety compared to these competitors when used alone or in combination with other drugs.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are easier to administer or are less expensive alone or in combination with other therapies than any products that we may develop alone or in combination with other therapies. Our competitors also may obtain FDA or comparable foreign regulatory authorities’ approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by third-party payors’ coverage and reimbursement decisions.

Many of the companies with which we are competing or may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do. Mergers and acquisitions in the biopharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in developing or acquiring technologies complementary to, or necessary for, our programs. If we are unable to successfully compete with these companies our business, financial condition, results of operations, stock price and prospects may be materially harmed.

If we are unable to establish effective marketing, sales and distribution capabilities or enter into agreements with third parties to market and sell our product candidates, if they are approved, the revenues that we generate may be limited and we may never become profitable.

We currently do not have a commercial infrastructure for the marketing, sale, and distribution of any products that we may develop. If and when our product candidates receive marketing approval, we intend to commercialize our product candidates on our own or in collaboration with others and potentially with pharmaceutical or biotechnology partners in other geographies. In order to commercialize our products, we must build our marketing, sales, and distribution capabilities or make arrangements with third parties to perform these services. We may not be successful in doing so. Should we decide to move forward in developing our own marketing capabilities, we may incur expenses prior to product launch or even approval in order to recruit a sales force and develop a marketing and sales infrastructure. If a commercial launch is delayed as a result of the FDA or comparable foreign regulatory authority requirements or other reasons, we would incur these expenses prior to being able to realize any revenue from sales of our product candidates. Even if we are able to effectively hire a sales force and develop a marketing and sales infrastructure, our sales force and marketing teams may not be successful in commercializing our product candidates. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

We may also or alternatively decide to collaborate with third-party marketing and sales organizations to commercialize any approved product candidates, in which event, our ability to generate product revenues may be limited. To the extent we rely on third parties to commercialize any products for which we obtain regulatory approval, we may receive less revenues than if we commercialized these products ourselves, which could materially harm our prospects. In addition, we would have less control over the sales efforts of any other third parties involved in our commercialization efforts, and could be held liable if they failed to comply with applicable legal or regulatory requirements.

We have no prior experience in the marketing, sale, and distribution of biopharmaceutical products, and there are significant risks involved in building and managing a commercial infrastructure. The establishment and development of commercial capabilities, including compliance plans, to market any products we may develop will be expensive and time consuming and could delay any product launch, and we may not be able to successfully develop this capability. We will have to compete with other biopharmaceutical and biotechnology companies, including oncology-focused companies, to recruit, hire, train, manage, and retain marketing and sales personnel, which is expensive and time consuming and could delay any product launch. Developing our sales capabilities may also divert resources and management attention away from product development.

In the event we are unable to develop a marketing and sales infrastructure, we may not be able to commercialize our product candidates, which could limit our ability to generate product revenues and materially harm our business, financial condition, results of operations, stock price and prospects. Factors that may inhibit our efforts to commercialize our product candidates include:

●	the inability to recruit, train, manage, and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to physicians or educate adequate numbers of physicians on the benefits of prescribing our product candidates;

●	our inability to effectively oversee a geographically dispersed sales and marketing team;

●	the costs associated with training personnel, including sales and marketing personnel, on compliance matters and monitoring their actions;

●	an inability to secure coverage and adequate reimbursement by third-party payors, including government and private health plans;

●	the unwillingness of patients to pay out-of-pocket in the absence of coverage and adequate reimbursement from third-party payors;

●	the clinical indications for which the products are approved and the claims that we may make for the products;

●	limitations or warnings, including distribution or use restrictions, contained in the products’ approved labeling;

●	any distribution and use restrictions imposed by the FDA or comparable foreign regulatory authorities or to which we agree as part of a mandatory REMS or voluntary risk management plan;

●	liability for our personnel, including sales or marketing personnel, who fail to comply with applicable law;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization or engaging a contract sales organization.

Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, hospitals, cancer treatment centers, third-party payors and others in the medical community necessary for commercial success. The revenues that we generate from their sales may be limited, and we may never become profitable.

We have never commercialized a product candidate for any indication. Even if our product candidates are approved by the appropriate regulatory authorities for marketing and sale, they may not gain acceptance among physicians, patients, third-party payors, and others in the medical community. If any product candidates for which we obtain regulatory approval does not gain an adequate level of market acceptance, we could be prevented from or significantly delayed in achieving profitability. Market acceptance of our product candidates by the medical community, patients, and third-party payors will depend on a number of factors, some of which are beyond our control. For example, physicians are often reluctant to switch their patients and patients may be reluctant to switch from existing therapies even when new and potentially more effective or safer treatments enter the market.

Efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may not be successful. If any of our product candidates is approved but does not achieve an adequate level of market acceptance, we could be prevented from or significantly delayed in achieving profitability. The degree of market acceptance of any product for which we receive marketing approval will depend on a number of factors, including:

●	the efficacy of our product, including in combination with other cancer therapies;

●	the commercial success of any cancer therapies with which our product may be co-administered;

●	the prevalence and severity of adverse events associated with our product or those products with which it is co-administered;

●	the clinical indications for which our product is approved and the approved claims that we may make with respect to the product;

●	limitations or warnings contained in the FDA-approved labeling of the product or the labeling approved by comparable foreign regulatory authorities, including potential limitations or warnings for our product that may be more restrictive than other competitive products;

●	changes in the standard of care for the targeted indications for our product, which could reduce the marketing impact of any claims that we could make following FDA approval or approval by comparable foreign regulatory authorities, if obtained;

●	the relative convenience and ease of administration of our product and any products with which it is co-administered;

●	the cost of treatment compared with the economic and clinical benefit of alternative treatments or therapies;

●	the availability of coverage and adequate reimbursement by third-party payors, such as private insurance companies and government healthcare programs, including Medicare and Medicaid;

●	the ability to have our product placed on approved formularies;

●	patients’ willingness to pay out-of-pocket in the absence of such coverage and adequate reimbursement from third-party payors;

●	the price concessions required by third-party payors to obtain coverage and adequate reimbursement;

●	the extent and strength of our marketing and distribution of our product;

●	the safety, efficacy, and other potential advantages over, and availability of, alternative treatments already used or that may later be approved;

●	distribution and use restrictions imposed by the FDA or comparable foreign regulatory authorities with respect to our product or to which we agree as part of a REMS or voluntary risk management plan;

●	the timing of market introduction of our product, as well as competitive products;

●	our ability to offer our product for sale at competitive prices;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the extent and strength of our raw material supplier and service provider support;

●	the actions of companies that market any products with which our product is co-administered;

●	the approval of other new products;

●	adverse publicity about our product or any products with which it is co-administered, or favorable publicity about competitive products; and

●	potential product liability claims.

The size of the potential market for our product candidates is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates. If the market opportunities for any product candidates we develop are smaller than we believe they are, our potential revenues may be adversely affected, and our business may suffer.

The potential market opportunities for our product candidates are difficult to estimate and will depend in large part on the drugs with which our product candidates are co-administered and the success of competing therapies and therapeutic approaches. Our estimates of the potential market opportunities are predicated on many assumptions, which may include industry knowledge and publications, third-party research reports, and other surveys. Although we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain, and their reasonableness has not been assessed by an independent source. These estimates may prove to be incorrect and new studies may change the estimated incidence or prevalence of these diseases. The number of patients in the United States, Europe, and elsewhere may turn out to be lower than expected, and patients may not be amenable to treatment with our product. If any of the assumptions proves to be inaccurate, the actual markets for our product candidates could be smaller than our estimates of the potential market opportunities. Additionally, because of the potential that any product candidates we develop could cure a target disease, we may not receive recurring revenues from patients and may deplete the patient population prevalence through curative therapy.

We may face early and aggressive generic competition for any of our product candidates for which we obtain regulatory approval.

The Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”) established a streamlined and expedited regulatory approval pathway, known as an Abbreviated New Drug Application or ANDA, for identical generic versions of drug products initially approved pursuant to full clinical trials and the New Drug Application (NDA) process. This process is explained in more detail later in this document. Using this pathway, generic drug companies aggressively seek to market approved generic versions of small molecule drug products, including by challenging patents covering the original drug product. Generic drugs approved under an ANDA usually are deemed by FDA to be “therapeutically equivalent” to the original version of the drug that they copy, and accordingly, such generic products may be automatically substituted by pharmacies for patients who present a prescription for the original brand-name version of the drug.

If a generic drug company files an ANDA that includes a challenge to one or more of our patents covering any of our approved drugs, a specialized type of patent litigation may ensue, which may result in a court ruling that our patent(s) are invalid, unenforceable, or would not be infringed by the proposed generic version of our product. In such cases, we may face direct competition from equivalent generic versions of our product before the expiration date of our patents. Moreover, because patent litigation is inherently uncertain, many such patent cases are settled with the patent holder agreeing to allow market entry of the generic product at some point prior to expiration of the patent.

The market entry of generic versions of approved drugs generally has a rapid and dramatic adverse impact on the pricing that can be realized by the maker of the original drug product. If we are unable to obtain and enforce patents and regulatory exclusivities on our drug candidates, earlier than expected market entry of generic competitors could significantly adversely affect our business.

Risks Related to Our Intellectual Property

If we are unable to obtain, maintain and protect our intellectual property rights for our technology and product candidates, or if our intellectual property rights are inadequate, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our technology, including NEO100, NEO212 and our other product candidates. We also rely in part on trade secret, copyright and trademark laws, and confidentiality, licensing and other agreements with employees and third parties, all of which offer only limited protection. We seek to protect our proprietary position by filing and prosecuting patent applications in the United States and abroad related to our technology and product candidates.

The patent positions of biotechnology and pharmaceutical companies generally are uncertain, involve complex legal and factual questions and have in recent years been the subject of much litigation or patent challenges in the United States Patent and Trademark Office or in corresponding patent offices. As a result, the issuance, scope, validity, enforceability and commercial value of our licensed patents and any patents we may own are highly uncertain. The steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside of the United States.

Further, the examination process may require us to narrow the claims for our pending patent applications, which may significantly limit the scope of patent protection that may be obtained if these applications issue. Our pending and future patent applications may not result in patents being issued that protect our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive product candidates. In addition, the scope of a patent may also be reinterpreted after issuance. The rights that may be granted under our issued patents may not provide us with the proprietary protection or competitive advantages we are seeking. Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. If we are unable to obtain and maintain patent protection for our technology or for NEO100, NEO212 or our other product candidates, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize products similar or superior to ours in a non-infringing manner, and our ability to successfully commercialize NEO100, NEO212 or our other product candidates and future technologies may be adversely affected. It is also possible that we will fail to identify any patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

In addition, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, collaborators, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. It is also possible that we will fail to identify patentable aspects of our research and development efforts in time to obtain any patent protection.

Our pending applications cannot be enforced against third parties practicing the inventions claimed in such applications unless and until a patent issues from such applications with a claim that covers infringing third-party activity. Because the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, issued patents that we license from third parties or own in the future may be challenged in the courts or patent offices in the United States and abroad, including through opposition proceedings, derivation proceedings, post-grant review, inter partes review, post-grant review, derivation proceedings, interference proceedings or litigation. Such proceedings may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection for our technology. Protecting against the unauthorized use of our patented inventions, trademarks and other intellectual property rights is expensive, time consuming, difficult and in some cases may not be possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims, and proving any such infringement may be even more difficult. If we are unable to obtain, maintain, and protect our intellectual property our competitive advantage could be harmed, and it could result in a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

If we fail to comply with our obligations in the agreements under which we may license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.

We may need to obtain licenses from others to advance our research and development activities or allow the commercialization of our current or future product candidates. We expect any such license agreements will impose various development, diligence, commercialization, and other obligations on us. In spite of our efforts, our licensors might conclude that we have materially breached our obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by the intellectual property under any such license agreements. If such in-licenses were to be terminated, or if the underlying patents were to fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to ours and we may be required to cease our development and commercialization our product candidates. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues and our respective compliance therewith;

●	the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	the sublicensing of patent and other rights under our collaborative development relationships;

●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

●	the priority of invention of patented technology.

In addition, the agreements under which we may license intellectual property or technology from third parties are likely to be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to seeking patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and confidential and other proprietary information. To maintain the confidentiality of our trade secrets and proprietary information, we enter into confidentiality agreements with our employees, consultants, collaborators, contractors, and other third parties who have access to our trade secrets. Our agreements with employees and consultants also provide that any inventions conceived by the individual employee or consultant in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property or that of our licensor. In addition, we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information including a breach of our confidentiality agreements. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time consuming, and the outcome is unpredictable. In addition, some courts in and outside of the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. The disclosure of our trade secrets or the independent development of our trade secrets by a competitor or other third party would impair our competitive position and may materially harm our business, financial condition, results of operations, stock price and prospects.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.

Our commercial success depends on our ability and the ability of any future collaborators to develop, manufacture, market and sell NEO100, NEO212 and our other product candidates, and to use our related proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. We may become party to, or threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to our current and any other future product candidates, including interference proceedings, post-grant review, inter partes review and derivation proceedings before the USPTO (or similar proceedings in foreign jurisdictions). Third parties may assert infringement or other intellectual property claims against us based on existing patents or patents that may be granted in the future. Numerous U.S. and foreign-issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that we may be subject to claims of infringement of the patent rights of third parties. If we are found to infringe a third party’s intellectual property rights, and we are unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, we could be required to obtain a license from such third party to continue developing, manufacturing and commercializing NEO100, NEO212 and our other product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. We also could be forced, including by court order, to cease developing, manufacturing, and commercializing NEO100, NEO212 or our other product candidates. In addition, in any such proceeding or litigation, we could be found liable for significant monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent or other intellectual property right. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar material adverse effect on our business. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

Furthermore, we plan to develop our product candidates in combination with products developed by companies that may be covered by patents or licenses held by those entities to which we do not have a license or a sublicense. In the event that a labeling instruction is required in product packaging recommending that combination, we could be accused of, or held liable for, infringement of the third-party patents covering the product candidate or product recommended for administration with NEO100, NEO212 or our other product candidates. In such a case, we could be required to obtain a license from the other company or institution to use the required or desired package labeling, which may not be available on commercially reasonable terms, or at all.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

Filing, prosecuting and defending patents on our technology throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws and practices of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop and/or manufacture their own products, and may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the granting or enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to obtain patent rights or stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally in those countries. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to protect and enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.

In addition, the laws of certain foreign countries may not protect our rights to the same extent as the laws of the United States, and those foreign laws may also be subject to change. For example, methods of treatment and manufacturing processes may not be patentable in certain jurisdictions, and the requirements for patentability may differ in certain countries. Furthermore, competitors may challenge the scope, validity and enforceability of our patents, requiring us to engage in complex, lengthy and costly litigation or proceedings.

Moreover, many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and results of operations may be adversely affected.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and to maintain patents after they are issued. For example, periodic maintenance fees, renewal fees, annuity fees and various other government fees on issued patents and patent applications often must be paid to the USPTO and foreign patent agencies over the lifetime of our licensed patents or any patents we own. In certain circumstances, we may rely on future licensing partners to take the necessary action to comply with these requirements with respect to licensed intellectual property. Although an unintentional lapse may be curable, depending on the jurisdiction, for a period of time by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to obtain and maintain the patents and patent applications covering our products or procedures, we may not be able to stop a competitor from marketing products that are the same as or similar to NEO100, NEO212 or our other product candidates, which could have a material adverse effect on our business.

Changes to the patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect NEO100, NEO212 and our other product candidates.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States or other jurisdictions in which we have or seek patent protection could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or the Leahy-Smith Act, signed into law in the United States on September 16, 2011, could increase those uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful and have a material adverse effect on the success of our business.

Competitors may infringe our licensed patents or any patent we own, or misappropriate or otherwise violate our intellectual property rights. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. If we were to initiate legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Our licensed patents and any patents we own in the future may become involved in priority or other intellectual property related disputes. Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. Also, third parties may initiate legal proceedings against us to challenge the validity or scope of our owned or licensed intellectual property rights. These proceedings can be expensive and time consuming. Many of our current and potential competitors have the ability to dedicate substantially greater resources to conduct intellectual property related litigations or proceedings than we can. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Litigation and other intellectual property related proceedings could result in substantial costs and diversion of management resources, which could harm our business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned by or licensed to us is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or other intellectual property related proceeding could put one or more of our patents at risk of being invalidated, held unenforceable or interpreted narrowly.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation in the United States, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments in any such proceedings. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock, and could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market. Any of the foregoing may have a material adverse effect our business, financial condition, results of operations, stock price and prospects.

We may be subject to claims by third parties asserting that we, our employees or any future collaborators have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees, including our senior management team, were previously employed at, or consulted for, universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Some of these people, including each member of our senior management team, executed proprietary rights, non-disclosure and non-competition agreements, or similar agreements, in connection with such previous employment or consulting agreements, that assigned ownership of intellectual property relating to work performed under such agreements to the contracting third party. Although we try to ensure that our employees, as well as those of our licensor and contractors, do not use, claim as theirs, or misappropriate the intellectual property, proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used, claimed as theirs, misappropriated or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms, or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management. Any of the foregoing may have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed confidential information of third parties or are in breach of non-competition or non-solicitation agreements with our competitors.

We could be subject to claims that we or our employees, including senior management, have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors or others. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we caused an employee to breach the terms of their non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor or other party. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. If our defenses to these claims fail, in addition to requiring us to pay monetary damages, a court could prohibit us from using technologies or features that are essential to NEO100, NEO212 and our other product candidates, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers, competitors or other parties. An inability to incorporate such technologies or features would have a material adverse effect on our business, and may prevent us from successfully commercializing NEO100, NEO212 and our other product candidates. In addition, we may lose valuable intellectual property rights or personnel as a result of such claims. Moreover, any such litigation or the threat thereof may adversely affect our ability to hire employees or consultants. A loss of key personnel or their work product could hamper or prevent our ability to develop and commercialize NEO100, NEO212 and our other product candidates, which could have an adverse effect on our business, financial condition, results of operations, stock price and prospects.

If we obtain any issued patents covering our technology, such patents could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign regulatory authority.

If we or one of our licensing partners initiate legal proceedings against a third party to enforce a patent covering any of our technology, the defendant could counterclaim that the patent covering our product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be, among other things, an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be, among other things, an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions, such as opposition proceedings. Such proceedings could result in revocation, cancellation or amendment to our patents in such a way that they no longer cover and protect NEO100, NEO212 and our other product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. For example, with respect to the validity of our licensed patents or any patents we obtain in the future, we cannot be certain that there is no invalidating prior art of which we, our patent counsel or our licensing partner’s patent counsel(s), and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on NEO100, NEO212 and our other product candidates. Such a loss of patent protection could have a material adverse impact on our business.

Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time, and our product candidates for which we intend to seek approval as pharmacological products may face competition sooner than anticipated.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, such as NEO100 and our other product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

In the United States, the Drug Price Competition and Patent Term Restoration Act of 1984 permits a patent term extension of up to five years beyond the normal expiration of the patent for the patent term lost during the FDA regulatory review process. The length of the patent term extension is related to the length of time the drug is under regulatory review. Patent extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only one patent applicable to an approved drug may be extended. Similar provisions are available in Europe and other non-U.S. jurisdictions to extend the term of a patent that covers an approved drug. In the future, if and when our pharmaceutical products receive FDA approval, we expect to apply for patent term extensions on patents that we believe are eligible for such extension. We also intend to seek patent term extensions in other jurisdictions where these are available. However, there is no guarantee that the applicable authorities, including the FDA, will agree with our assessment of whether such extensions should be granted, and even if granted, the length of such extensions. If this occurs, our competitors may be able to take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data and launch their products earlier than might otherwise be the case, which could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

Some intellectual property which we have licensed may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements, and a preference for United States industry. Compliance with such regulations may limit our exclusive rights, subject us to expenditure of resources with respect to reporting requirements, and limit our ability to contract with non-U.S. manufacturers.

The intellectual property rights we licensed from USC has been generated through the use of United States government funding and is therefore be subject to certain federal regulations. As a result, the United States government may have certain rights to intellectual property embodied in our future products and product candidates pursuant to the Bayh-Dole Act of 1980. These United States government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the United States government has the right to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The United States government also has the right to take title to these inventions if we fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. In addition, the United States government may acquire title to these inventions in any country in which a patent application is not filed within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the United States government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for United States manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. Any exercise by the government of any of the foregoing rights could harm our competitive position, business, financial condition, results of operations and prospects.

If we fail to comply with our obligations in our intellectual property licenses and funding arrangements with third parties, we could lose rights that are important to our business.

Our license agreement with USC, under which we license all of our current patent rights and a significant portion of our technology for our product candidates, imposes royalty and other financial obligations on us and other substantial performance obligations. We also may enter into additional licensing and funding arrangements with third parties that may impose diligence, development and commercialization timelines and milestone payment, royalty, insurance and other obligations on us. If we fail to comply with our obligations under current or future license and collaboration agreements, our counterparties may have the right to terminate these agreements, in which event we might not be able to develop, manufacture or market any product or product candidate that is covered by these agreements or may face other penalties under the agreements. Such an occurrence could diminish the value of our products or product candidates. Termination of these agreements or reduction or elimination of our rights under these agreements may result in our having to negotiate new or reinstated agreements with less favorable terms, or cause us to lose our rights under these agreements, including our rights to important intellectual property or technology.

In addition, it is possible that USC may conclude that we have materially breached the USC licensing agreement and might therefore terminate the agreement, thereby removing our ability to market products covered by our license agreement with USC. If the USC licensing agreement is terminated, or if the underlying patents fail to provide the intended market exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products similar or identical to ours. Moreover, if our license agreement with USC is terminated, USC may be able to prevent us from utilizing the technology covered by the licensed patents and patent applications. If we breach the agreement (including by failing to meet our payment obligations) and do not adequately cure such breach, the rights in the technology licensed to us under the USC license agreement will revert to USC at no cost to USC. This could have a material adverse effect on our competitive business position, our financial condition, our results of operations and our business prospects.

In addition, the agreement under which we currently license intellectual property is complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected products or product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our current or future trademarks or trade names may be challenged, infringed, circumvented or declared generic or descriptive or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest.

During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in other foreign jurisdictions. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Although these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

Moreover, any name we have proposed to use with our product candidate in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names, and evaluation of whether the proposed name implies an unapproved use or a level of safety or efficacy that is not supported by relevant data. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Risks Related to Government Regulation

If we fail to comply with federal and state healthcare laws, including fraud and abuse laws, we could face substantial penalties and our business, financial condition, results of operations, stock price and prospects will be materially harmed.

Our current and future arrangements with healthcare providers, third-party payors, customers, and others may expose us to broadly applicable healthcare fraud and abuse, and other healthcare laws, which may constrain the business or financial arrangements and relationships through which we research, as well as sell, market and distribute any products for which we obtain marketing approval. The applicable federal, state and foreign healthcare laws and regulations that may affect our ability to operate include, but are not limited to:

●	The federal Anti-Kickback Statute, which prohibits, among other things, individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs.

●	The federal civil and criminal false claims laws, including, without limitation, the civil FCA, and the federal Civil Monetary Penalties Law, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment of federal funds, and knowingly making, or causing to be made, a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government.

●	The Health Insurance Portability and Accountability Act of 1996 (HIPAA), which prohibits, among other things, knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.

●	The U.S. Federal Food, Drug and Cosmetic Act, and its implementing regulations, which prohibits, among other things, the adulteration or misbranding of drugs, small molecule products and medical devices.

●	The federal physician payment transparency requirements, sometimes referred to as the Physician Payments Sunshine Act, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the ACA) and its implementing regulations, which require certain manufacturers of drugs, devices, small molecule products and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the Centers for Medicare & Medicaid Services (CMS) information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), other healthcare professionals (such as physician assistants and nurse practitioners), and teaching hospitals, as well as ownership and investment interests held by such physicians and their immediate family members.

●	Analogous state and foreign anti-kickback and false claims laws that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or that apply regardless of payor; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; state and local laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; state laws that require the reporting of information related to drug pricing; and state and local laws requiring the registration of pharmaceutical sales representatives.

If we or our operations are found to be in violation of any federal or state healthcare law, or any other governmental laws or regulations that apply to us, we may be subject to penalties, including significant civil, criminal, and administrative penalties, damages, monetary fines, disgorgement, imprisonment, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from participation in U.S. federal or state health care programs, additional reporting requirements and/or oversight if we become subject to corporate integrity agreements or similar agreement to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our financial results. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, it may be subject to significant criminal, civil or administrative sanctions, including but not limited to, exclusions from participation in U.S. federal or state healthcare programs, which could also materially affect our business.

Although an effective compliance program can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with such laws may prove costly. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

If the government or third-party payors fail to provide adequate coverage, reimbursement and payment rates for our product candidates, or if health maintenance organizations or long-term care facilities choose to use therapies that are less expensive or considered a better value, our revenue and prospects for profitability will be limited.

In both domestic and foreign markets, sales of our products will depend in part upon the availability of coverage and adequate reimbursement from third-party payors or placement on approved product formularies. Such third-party payors include government health programs such as Medicare and Medicaid, managed care providers, private health insurers, and other organizations. Coverage decisions may depend upon clinical and economic standards that disfavor new therapeutic products when more established or lower cost therapeutic alternatives are already available or subsequently become available, even if our products are alone in a class. Third-party payors establish reimbursement levels. Therefore, even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain a market share sufficient to realize a sufficient return on our or their investments. If reimbursement is not available, or is available only to limited levels, our product candidates may be competitively disadvantaged, and we may not be able to successfully commercialize our product candidates. Alternatively, securing favorable reimbursement terms may require us to compromise pricing and prevent us from realizing an adequate margin over cost. Our failure to obtain or maintain timely or adequate pricing or formulary placement of our products, or failure to obtain such formulary placement at favorable pricing may negatively impact our revenue.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved small molecule products. Marketing approvals, pricing, and reimbursement for new therapeutic products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a therapeutic before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription biopharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval. Our ability to commercialize our product candidates will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from third-party payors.

A significant trend within the healthcare industry is cost containment, both in the United States and elsewhere. Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs, including use of formularies. Exclusion of a product from a formulary or other restrictions can significantly impact drug usage in the patient population and beyond. Consequently, pharmaceutical companies compete to gain access to formularies for their products, typically on the basis of unique product features, such as greater efficacy, better patient ease of use, or fewer side effects, as well as the overall cost of the therapy. Certain third-party payors are requiring that companies provide them with predetermined discounts from list prices, are using preferred drug lists to leverage greater discounts in competitive classes, are disregarding therapeutic differentiators within classes, are challenging the prices charged for therapeutics, and are negotiating price concessions based on performance goals. In addition, third-party payors are increasingly requiring higher levels of evidence of the benefits and clinical outcomes of new technologies, seeking performance-based discounts, and challenging the prices charged. We cannot be sure that coverage will be available for any product candidate that we commercialize and, if available, that the reimbursement rates will be adequate. If payors subject our product candidates to Maximum payment amounts, or impose limitations that make it difficult to obtain reimbursement, providers may choose to use therapies which are less expensive when compared to our product candidates. Additionally, if payors require high copayments, beneficiaries may seek alternative therapies. We may need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any products to the satisfaction of hospitals, other target customers and their third-party payors. Such studies might require us to commit a significant amount of management time and financial and other resources. Our products might not ultimately be considered cost-effective. Adequate third-party coverage and reimbursement might not be available to enable us to maintain price levels sufficient to realize an appropriate return on investment in product development.

In addition, in the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. Further, we believe that future coverage and reimbursement will likely be subject to increased restrictions both in the United States and in international markets. Third-party coverage and reimbursement for our products or product candidates for which we receive regulatory approval may not be available or adequate in either the United States or international markets, which could have a negative effect on our business, financial condition, results of operations, stock price and prospects.

There may also be delays in obtaining coverage and reimbursement for newly approved therapeutics, and coverage may be more limited than the indications for which the product is approved by the FDA or comparable foreign regulatory authorities. Such delays have made it increasingly common for manufacturers to provide newly approved drugs to patients experiencing coverage delays or disruption at no cost for a limited period in order to ensure that patients are able to access the drug. Moreover, eligibility for reimbursement does not imply that any therapeutic will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale, and distribution. Interim reimbursement levels for new therapeutics, if applicable, may also not be sufficient to cover our costs and may only be temporary. Reimbursement rates may vary, by way of example, according to the use of the product and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost products or may be incorporated into existing payments for other services.

An inability to promptly obtain coverage and adequate reimbursement from third-party payors for any of our product candidates for which we obtain marketing approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

We are subject to new legislation, regulatory proposals and third-party payor initiatives that may increase our costs of compliance, and adversely affect our ability to market our products, obtain collaborators, and raise capital.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any products for which we obtain marketing approval. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we may receive for any approved products.

For example, the ACA was passed in March 2010 and substantially changed the way healthcare is financed by both governmental and private insurers, and continues to significantly impact the United States pharmaceutical industry.

There have been executive, judicial and congressional challenges to certain aspects of the ACA. For example, legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act of 2017 (the Tax Act), includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On June 17, 2021 the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Thus, the ACA will remain in effect in its current form. Further, prior to the U.S. Supreme Court ruling, on January 28, 2021, President Biden issued an executive order that initiated a special enrollment period for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, re-examining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. In addition, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the IRA) into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost through a newly established manufacturer discount program. It is possible that the ACA will be subject to judicial or Congressional challenges in the future. It is unclear how any such challenges and the healthcare reform measures of the Biden administration will impact the ACA and our business.

Other legislative changes have been proposed and adopted in the United States since the ACA. For example, through the process created by the Budget Control Act of 2011, there are automatic reductions of Medicare payments to providers up to 2% per fiscal year, which went into effect in April 2013 and, following passage of the Bipartisan Budget Act of 2018 (BBA) and the Infrastructure Investment and Jobs Act, will remain in effect until 2031 unless additional Congressional action is taken. However, COVID-19 relief support legislation suspended the 2% Medicare sequester from May 1, 2020 through March 31, 2022. Under current legislation the actual reduction in Medicare payments will vary from 1% in 2022 to up to 4% in the final fiscal year of this sequester.

In addition, there have been a number of other legislative and regulatory proposals aimed at changing the biopharmaceutical industry. For instance, the Drug Quality and Security Act of 2013 imposes obligations on manufacturers of biopharmaceutical products related to product tracking and tracing. Further, manufacturers have product investigation, quarantine, disposition, and notification responsibilities related to counterfeit, diverted, stolen, and intentionally adulterated products that would result in serious adverse health consequences of death to humans, as well as products that are the subject of fraudulent transactions or which are otherwise unfit for distribution such that they would be reasonably likely to result in serious health consequences or death.

Compliance with the federal track and trace requirements may increase our operational expenses and impose significant administrative burdens. As a result of these and other new proposals, we may determine to change our current manner of operation, provide additional benefits or change our contract arrangements, any of which could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

There has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs. Such scrutiny has resulted in presidential executive orders, congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products.

At the federal level, the Trump administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. For example, on July 24, 2020 and September 13, 2020, the Trump administration announced several executive orders related to prescription drug pricing that attempt to implement several of the administration’s proposals. The FDA concurrently released a final rule and guidance in September 2020, implementing a portion of the importation executive order providing pathways for states to build and submit importation plans for drugs from Canada. Further, on November 20, 2020, the U.S. Department of Health and Human Services (HHS) finalized a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a new safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. The implementation of the rule has been delayed until 2032. On March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 into law, which eliminates the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price, for single source and innovator multiple source drugs, beginning January 1, 2024. In July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at prescription drugs. In response to Biden’s executive order, on September 9, 2021, HHS released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. In addition, the IRA directs the Secretary of HHS to establish a Drug Price Negotiation Program (the Program) to lower prices for certain single-source prescription drugs and biologics covered under Medicare Parts B and D, based on criteria established under the IRA. Under the Program, the Secretary of HHS will publish a list of “selected drugs,” and will then negotiate maximum fair prices (MFP) with their manufacturers. Beginning in 2026, the first year of the Program, the number will be limited to 10 Part D drugs and biologics. By 2029, and in subsequent years thereafter, the number will increase to 20 drugs and biologics covered under Part D and Part B. Agreements between HHS and manufacturers will remain in place until a drug or biologic is no longer considered a “selected drug” for negotiation purposes. Manufacturers who do not comply with the negotiated prices set under the Program will be subject to an excise tax based on a percentage of total sales of a “selected drug” up to 95% and the potential of civil monetary penalties. In August 2023, HHS released the first list of 10 drugs subject to this negotiation process. Several pharmaceutical companies had previously filed lawsuits challenging the legality of the program, but subsequently, many of those lawsuits were withdrawn as the companies decided to, at least initially, participate in the negotiation process. The possibility of renewed lawsuits could create further uncertainty about this program in the future. Further, the IRA imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. In addition, the Biden administration released an additional executive order on October 14, 2022, directing HHS to submit a report within ninety (90) days on how the Center for Medicare and Medicaid Innovation can be further leveraged to test new models for lowering drug costs for Medicare and Medicaid beneficiaries.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Any new laws or regulations, including those that may result in additional reductions in Medicare and other healthcare funding, could have a material adverse effect on customers for our products, if approved, and, accordingly, on our results of operations.

We expect that the ACA, as well as other federal and state healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria, increased regulatory burdens and operating costs, decreased net revenue from our biopharmaceutical products, decreased potential returns from our development efforts, and additional downward pressure on the price that we receive for any approved product. It is also possible that additional governmental action is taken in response to the COVID-19 pandemic. Any reduction in reimbursement from Medicare or other government healthcare programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from commercializing our products and being able to generate revenue, and we could be prevented from or significantly delayed in achieving profitability.

We are subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as import and export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, and other consequences, which could adversely affect our business, financial condition, results of operations, stock price and prospects.

Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (FCPA) and other anti-corruption laws that apply in countries where we do business. The FCPA and these other anti-corruption laws generally prohibit us and our employees and intermediaries from authorizing, offering, providing, soliciting, or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our personnel or intermediaries, even if we do not explicitly authorize or have prior knowledge of such activities.

We are also subject to other laws and regulations governing our international operations, including applicable import and export control regulations, economic sanctions on countries and persons, anti-money laundering laws, customs requirements and currency exchange regulations, collectively referred to as the trade control laws.

We can provide no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws or other legal requirements, including trade control laws. If we are not in compliance with applicable anti-corruption laws or trade control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations, stock price and prospects. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. An investigation of any potential violations of anti-corruption laws or trade control laws by U.S. or other authorities could also have an adverse impact on our reputation, our business, financial condition, results of operations, stock price and prospects.

We are subject to stringent and evolving U.S. and foreign laws, regulations, rules, contractual obligations, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

In the ordinary course of business, we process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, processing) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, data we collect about trial participants in connection with clinical trials, sensitive third-party data, and patient information. Our data processing activities may subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contracts, and other obligations that govern the processing of personal data by us and on our behalf.

We may be subject to or affected by evolving federal, state and foreign data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, and consumer protection laws (e.g. Section 5 of the Federal Trade Commission Act). For example, HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), imposes specific requirements relating to the privacy, security, and transmission of individually identifiable health information. We may obtain health information or other personal information from third parties, including research institutions from which we obtain clinical trial data, that are subject to privacy and security requirements under HIPAA. While we do not believe that we are currently acting as a covered entity or business associate under HIPAA and thus are not directly regulated under HIPAA, any person may be prosecuted under HIPAA’s criminal provisions if it knowingly receives individually identifiable health information from a HIPAA-covered healthcare provider or research institution that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information under aiding-and-abetting or conspiracy principles.

Certain states have also adopted data privacy and security laws and regulations, which govern the privacy, processing and protection of health-related and other personal information. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. For example, the California Consumer Privacy Act of 2018 (CCPA) imposes obligations on covered businesses. These obligations include, but are not limited to, providing specific disclosures in privacy notices and affording California residents certain rights related to their personal data. The CCPA allows for statutory fines for noncompliance (up to $7,500 per violation). Although the CCPA exempts some data processed in the context of clinical trials, the CCPA may increase compliance costs and potential liability with respect to other personal data we may maintain about California residents. In addition, it is anticipated that the California Privacy Rights Act of 2020 (CPRA), which became effective January 1, 2023, will expand the CCPA. The CPRA establishes a new California Privacy Protection Agency to implement and enforce the CPRA, which could increase the risk of enforcement. Other states have enacted data privacy laws. For example, Virginia passed the Consumer Data Protection Act, and Colorado passed the Colorado Privacy Act, both of which become effective in 2023. In addition, data privacy and security laws have been proposed at the federal, state, and local levels in recent years, which could further complicate compliance efforts.

Outside the United States, an increasing number of laws, regulations, and industry standards apply to data privacy and security. For example, the European Union’s General Data Protection Regulation (EU GDPR), the United Kingdom’s GDPR (UK GDPR), and the Swiss Federal Act on Data Protection impose strict requirements for processing personal data. For example, under the EU GDPR, government regulators may impose temporary or definitive bans on data processing, as well as fines of up to 20 million euros or 4% of annual global revenue, whichever is greater. Further, individuals or consumer protection organizations authorized at law to represent their interests may initiate litigation related to processing of individuals’ personal data.

Compliance with U.S. and foreign data protection laws and regulations could require us to take on more onerous obligations in our contracts, in addition to direct compliance obligations under those laws. We may be directly or contractually subject to data privacy and security obligations, including industry standards adopted by industry groups and may become subject to new data privacy and security obligations in the future. For example, certain privacy laws, such as the EU GDPR and the CCPA, require companies to impose specific contractual restrictions on their service providers. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information.

In the ordinary course of business, we may transfer personal data from Europe and other jurisdictions to the United States or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, Europe has significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws.

Although there are currently various mechanisms that may be used to transfer personal data from Europe to the United States in compliance with law, such as the EU and UK’s standard contractual clauses, these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States.

If there is no lawful manner for us to transfer personal data from Europe or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, which could limit our ability to conduct clinical trial activities in Europe or elsewhere, and injunctions against our processing or transferring of personal data necessary to operate our business. Some European regulators have prevented companies from transferring personal data out of Europe for allegedly violating the GDPR and EU’s cross-border data transfer limitations.

Obligations related to data privacy and security are quickly changing in an increasingly stringent fashion, creating some uncertainty as to the effective future legal framework. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and may necessitate changes to our information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. Although we endeavor to comply with all applicable data privacy and security obligations, we may at times fail (or be perceived to have failed) to do so. We may also be bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. Additionally, we publish privacy policies, self-certifications, and other documentation regarding our collection, use and disclosure of personal information and/or other confidential information. Although we endeavor to comply with our published policies, certifications, and documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, our personnel or third parties upon whom we rely may fail to comply with such obligations. Such failures can subject us to potential international, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices, which could negatively impact our business operations and compliance posture. For example, any failure by a third-party processor to comply with applicable law, regulations, or contractual obligations could result in adverse effects, including inability to or interruption in our ability to operate our business and proceedings against us by governmental entities or others. If we fail, or are perceived to have failed, to address or comply with data privacy and security obligations, we could face significant consequences. These consequences may include, but are not limited to, government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-related claims); additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; and imprisonment of company officials. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations (including, as relevant, clinical trials); inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or revision or restructuring of our operations.

Violations of or liabilities under environmental, health and safety laws and regulations could subject us to fines, penalties or other costs that could have a material adverse effect on the success of our business.

We are subject to numerous federal, state and local environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment and disposal of hazardous materials and wastes and the cleanup of contaminated sites. Our operations involve the controlled production, storage, use and disposal of hazardous and flammable materials, including chemicals. We would incur substantial costs as a result of violations of or liabilities under environmental requirements in connection with our operations or property, including fines, penalties and other sanctions, investigation and cleanup costs and third-party claims. Although we generally contract with third parties for the disposal of hazardous materials and wastes from our operations, we cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties, as well as our curtailment of the use of these materials or even shutting down our facilities and operations.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities.

Risks Related to Our Business and Operations

We are highly dependent on our key personnel, including our Chief Executive Officer and President. If we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our management and particularly on the services of our personnel including Dr. Thomas C. Chen, our Chief Executive Officer and President. We believe that his drug discovery and development experience and overall biopharmaceutical company management experience, would be difficult to replace. Any of our executive officers could leave our employment at any time, as all of our employees are “at-will” employees. We currently do not have “key person” insurance on any of our employees. The loss of the services of our key personnel and any of our other executive officers, key employees, and scientific and medical advisors, and our inability to find suitable replacements, could result in delays in our research and development objectives and harm our business.

Recruiting and retaining qualified employees, consultants and advisors for our business, including scientific and technical personnel, also will be critical to our success. We conduct our operations at our facilities in Southern California, a region that is home to many other biopharmaceutical companies and many academic and research institutions. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies and academic institutions for skilled individuals. In addition, failure to succeed in preclinical studies, clinical trials or applications for marketing approval may make it more challenging to recruit and retain qualified personnel. The inability to recruit, or the loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our research, development and commercialization objectives and have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have provided stock option grants that vest over time. The value to employees of these equity grants that vest over time may be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Although we have employee agreements with our key employees, these agreements provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We do not maintain “key person” insurance policies on the lives of all of these individuals or the lives of any of our other employees.

Our management team has limited public company experience.

Our management team has limited public company experience. Our entire management team, as well as other of our personnel, will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company. If we are unable to effectively comply with the regulations applicable to public companies or if we are unable to produce accurate and timely financial statements, which may result in misstatements that may be material in our financial statements or possible restatement of financial results, our stock price may be materially adversely affected. Any such failures could also result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities, harm to our reputation and diversion of financial and management resources from the operation of our business, any of which could materially adversely affect our business, financial condition, results of operations, and growth prospects. Additionally, the failure of a key employee to perform in his or her current position could result in our inability to continue to grow our business or to implement our business strategy.

We will need to continue to expand the size of our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As our development and commercialization plans and strategies develop, and as we transition into operating as a public company, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining and motivating additional employees;

●	managing our internal development efforts effectively, including the clinical, FDA and comparable foreign regulatory review process for our product candidates, while complying with our contractual obligations to contractors and other third parties; and

●	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to commercialize NEO100, NEO212 and any other product candidates we develop will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. The services include substantially all aspects of clinical trial management and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain marketing approval of NEO100and our other product candidates or otherwise advance our business. We cannot assure you that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring qualified new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize NEO100, NEO212 and our other product candidates and, accordingly, may not achieve our research, development and commercialization goals.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisitions and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

●	the issuance of our equity securities;

●	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

●	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party, their regulatory compliance status, and their existing products or product candidates and marketing approvals; and

●	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition opportunities and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business. Any of the foregoing may materially harm our business, financial condition, results of operations, stock price and prospects.

Unfavorable market and economic conditions may have serious adverse consequences on our business, financial condition, results of operations, stock price and prospects.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including a reduced ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Public health crises such as pandemics, including the ongoing COVID-19 pandemic, or similar future outbreaks could materially and adversely affect our preclinical studies and clinical trials, business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic and the United States declared a national emergency with respect to COVID-19. In response to the COVID-19 pandemic, a number of governmental orders and other public health guidance measures have been implemented across much of the United States, including in the locations of our office, clinical trial sites and third parties on whom we rely. As the COVID-19 pandemic started to spread in the first half of 2020, our clinical trial sites reported it had the most impact on patient care as facilities were generally ill prepared to conduct business as usual; adequate clinical evaluations, physical exams and tests were either absent or drastically reduced. Our clinical trial sites further reported that their institutions better adjusted to pandemic conditions beginning in the second half of 2020. Additionally, we have experienced disruption to our manufacturing supply chain which has delayed receipt of ordered materials and delayed our manufacturing timeline; while we now have received all ordered materials, we do not have insight into whether, or to what extent, there may be future delays.

Any further negative impact on our clinical development timelines could materially and adversely affect our business, financial condition and results of operations. Further, we have implemented a work-from-home policy allowing employees who can work from home to do so, while those needing to work in laboratory and manufacturing facilities work in shifts to reduce the number of people gathered together at one time. Business travel has been suspended, and online and teleconference technology is used to meet virtually rather than in person. We have taken measures to secure our research and development project activities, while work in laboratories has been organized to reduce risk of COVID-19 transmission. Our increased reliance on personnel working from home may negatively impact productivity, or disrupt, delay or otherwise adversely impact our business. For example, with our personnel working from home, some of our research activities that require our personnel to be in our laboratories could be delayed.

As a result of the COVID-19 pandemic, or similar pandemics, and related governmental orders and other public health guidance measures, we have and may in the future experience disruptions that could materially and adversely impact our preclinical studies, clinical trials, business, financial condition and results of operations. Potential disruptions might include but are not limited to:

●	delays or difficulties in enrolling patients in our clinical trials;

●	delays or difficulties in initiating or expanding clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff;

●	increased rates of patients withdrawing from our clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine;

●	interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed or recommended by federal, state or local governments, employers and others or interruption of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical study endpoints;

●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

●	delays or disruptions in preclinical experiments and studies due to restrictions of on-site staff and unforeseen circumstances at CROs and vendors;

●	interruption or delays in the operations of the FDA and comparable foreign regulatory agencies;

●	interruption of, or delays in receiving, supplies of our product candidates from third-party providers due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;

●	limitations on employee or other resources that would otherwise be focused on the conduct of our clinical trials and preclinical work, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures or mass transit disruptions;

●	changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether; and

●	delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel.

The extent to which the ongoing COVID-19 global pandemic may affect our preclinical activities, clinical trials, business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs or vaccine rollout in the United States, business closures or business disruptions and the effectiveness of actions taken in the United States to contain and treat the disease. Future developments in these and other areas present material uncertainty and risk with respect to our clinical trials, business, financial condition and results of operations.

If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences.

In the ordinary course of our business, we may process, collect, store, and transmit proprietary, confidential, and sensitive data, including de-identified personal data (such as health-related data), intellectual property, proprietary business information and trade secrets (collectively, sensitive information). We may rely upon third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, third-party providers of information technology infrastructure, cloud-based infrastructure, encryption and authentication technology, employee email, content delivery to customers, and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. We may share or receive sensitive information with or from third parties.

Cyber-attacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” “hacktivists,” threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services. We and the third parties upon which we rely may be subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, disruption of clinical trials, loss of data (including data related to clinical trials), and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support us and our services.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations.

Future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies.

Any of the previously identified or similar threats could cause a security incident or other interruption. A security incident or other interruption could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our products. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

We may expend significant resources or modify our business activities (including our clinical trial activities) to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

While we have established physical, electronic and organizational security measures to safeguard and secure our systems against security incidents, and rely on commercially-available systems, software, tools, and monitoring to provide security for our information technology systems and the processing, transmission and storage of digital information, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and address vulnerabilities, if any, in our information technology systems, our efforts may not be successful. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

Applicable data privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences. These consequences may include: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using our products, deter new customers from using our products, and negatively impact our ability to grow and operate our business.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability and have to limit the commercialization of any approved products and/or our product candidates.

The use of our product candidates in clinical trials, and the sale of any product for which we obtain regulatory approval, exposes us to the risk of product liability claims. We face inherent risk of product liability related to the testing of our product candidates in human clinical trials, including liability relating to the actions and negligence of our investigators, and will face an even greater risk if we commercially sell any product candidates that we may develop. For example, we may be sued if any product candidate we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. Product liability claims might be brought against us by consumers, healthcare providers or others using, administering or selling our products. If we cannot successfully defend ourselves against these claims, we will incur substantial liabilities or be required to limit commercialization of our product candidates. Even successful defense would require significant financial and management resources. Regardless of merit or eventual outcome, liability claims may result in:

●	loss of revenue from decreased demand for our products and/or product candidates;

●	impairment of our business reputation or financial stability;

●	costs of related litigation;

●	substantial monetary awards to patients or other claimants;

●	diversion of management attention;

●	withdrawal of clinical trial participants and potential termination of clinical trial sites or entire clinical programs;

●	the inability to commercialize our product candidates;

●	significant negative media attention;

●	decreases in our stock price;

●	initiation of investigations and enforcement actions by regulators; and

●	product recalls, withdrawals or labeling, marketing or promotional restrictions, including withdrawal of marketing approval.

We believe we have sufficient insurance coverage in place for our business operations. However, our insurance coverage may not reimburse us or may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. We intend to expand our insurance coverage to include clinical trials and the sale of commercial products if we obtain FDA or comparable foreign regulatory approval for our product candidates in development, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing, or at all. Failure to obtain and retain sufficient product liability insurance at an acceptable cost could prevent or inhibit the commercialization of products we develop. On occasion, large judgments have been awarded in class action lawsuits based on therapeutics that had unanticipated side effects. A successful product liability claim or series of claims brought against us could cause our stock price to fall and, if judgments exceed our insurance coverage, could decrease our cash, and materially harm our business, financial condition, results of operations, stock price and prospects.

Our employees, independent contractors, consultants, commercial partners, principal investigators, contract manufacturing organizations (CMOs), or contract research organizations (CROs) may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading, which could have a material adverse effect on our business.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees, independent contractors, consultants, commercial partners or principal investigators could include intentional, reckless, negligent, or unintentional failures to comply with FDA regulations, comply with applicable fraud and abuse laws, provide accurate information to the FDA, properly calculate pricing information required by federal programs, report financial information or data accurately or disclose unauthorized activities to us. This misconduct could also involve the improper use or misrepresentation of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter this type of misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Moreover, it is possible for a whistleblower to pursue a FCA case against us even if the government considers the claim unmeritorious and/or declines to intervene, which could require us to incur costs defending against such a claim. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, financial condition, results of operations, stock price and prospects, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in U.S. federal healthcare programs, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations.

We have generated significant net operating loss (NOL) carryforwards and research and development tax credits, and our ability to utilize our net operating loss carryforwards and research and development tax credits to reduce future tax payments may be limited or restricted.

We have generated significant NOL carryforwards and research and development tax credits (R&D credits) due to our incurrence of losses and our conduct of research activities since inception. As of December 31, 2024 we had federal NOL carryforwards of approximately $30,000,000. We do not anticipate generating revenue from sales of products for the foreseeable future, if ever, and we may never achieve profitability. Our U.S. federal NOL carryforwards developed in taxable years beginning before January 1, 2018, can be carried forward to each of the 20 taxable years following the year of the loss. These NOL carryforwards could expire unused and be unavailable to offset future income tax liabilities. Under current law, U.S. federal NOLs incurred in tax years beginning after December 31, 2017, totaling approximately $22,800,000, may be carried forward indefinitely, but the utilization of U.S. federal NOLs generated in tax years beginning after December 31, 2020, is limited. Our U.S. federal R&D credit carryforwards can be carried forward for 20 taxable years. If not utilized in that period, these R&D credit carryforwards could expire unused and be unavailable to offset future income tax liabilities. Under current law, the California state R&D credits carry forward indefinitely until utilized. These R&D credit carryforwards could expire unused and be unavailable to offset future income tax liabilities.

Under Sections 382 and 383 of the Code, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and R&D credits to offset its post-change income and taxes, respectively, may be limited. For purposes of these rules, an “ownership change” generally occurs if one or more shareholders or groups of shareholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The application of these rules could limit the amount of NOLs or R&D credit carryforwards that we can utilize annually to offset future taxable income or tax liabilities. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. Although the Company has not undertaken a formal analysis, an ownership change may have occurred prior to December 31, 2023, which would reduce the NOL available for use in future periods.

Our NOL and R&D credit carryforwards are subject to review and possible adjustment by U.S. and state tax authorities.

Risks Related to Ownership of Our Common Stock

An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

Prior to the listing of our common stock on Nasdaq, there was no public market for any of our securities, and an active market for our common stock may not develop or be sustained after our recent listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

The public price of our common stock could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	changes in the industries in which we operate;

●	variations in our operating performance and the performance of our competitors in general;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	publication of research reports by securities analysts about us or our competitors or our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	additions and departures of key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

Tariff policies and potential countermeasures could disrupt our supply chain, which could negatively impact the results of our operations.

U.S. President Trump has increased, and has indicated his willingness to continue to increase, the use of tariffs by the United States to accomplish certain United States policy goals. Such tariffs and any countermeasures could increase the cost of raw materials and components necessary for our products and create additional operational challenges. Further, it is possible that government policy changes and related uncertainty about policy changes could increase market volatility. Because of these dynamics, we cannot predict the impact of any future changes to the United States’ or other countries’ trading relationships or the impact of new laws or regulations adopted by the United States or other countries on our business. Such changes in tariffs and trade regulations could have a material adverse effect on our financial condition and results of operations.

Future sales of common stock by our stockholders could cause our share price to decline.

Prior to listing our common stock on Nasdaq, there was no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility.

Our shareholders may be diluted by future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Our amended and restated certificate of incorporation authorizes us to issue shares of common stock and options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the common stock you purchase of the Company will be your sole source of gain for the foreseeable future.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) December 31, 2028, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our common stock less attractive as a result of the foregoing, which may result in a less active trading market for our common stock and higher volatility in our stock price.

Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of December 31, 2024, our executive officers, directors and five percent or greater stockholders and their respective affiliates, beneficially own, in the aggregate, approximately 60.64% of our outstanding common stock. To the extent that the same group continue to own a significant percentage of our common stock, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of any merger, sale of substantially all our assets or other significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you or other stockholders may feel are in your or their best interest as one of our stockholders.

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in each case, may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in each case, may be deemed to have anti-takeover effects, which include, among others, (a classified board of directors serving staggered three-year terms

In addition, our amended and restated certificate of incorporation authorizes the issuance of shares of preferred stock which will have such rights and preferences determined from time to time by our board of directors. Pursuant to the amended and restated certificate of incorporation, our board of directors may, without stockholder approval (except as may be required under Nasdaq rules), issue additional preferred shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws, in each case, provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation and amended and restated bylaws, in each case, provide that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the DGCL, our certificate of incorporation or our bylaws or (d) any action asserting a claim governed by the internal affairs doctrine and (ii) to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Pursuant to our amended and restated certificate of incorporation, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock will be deemed to have had notice of and consented to the forum selection clause in our planned amended and restated certificate of incorporation described in this paragraph.

The foregoing provision would not preclude stockholders that assert claims under the Exchange Act from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

We believe our choice of forum provision may benefit us by providing increased consistency in the application of Delaware law by chancellors and judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims. In addition, while the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the choice of forum provision, and there can be no assurance that such provision will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

General Risk Factors

We are involved in disputes with former licensees of our technology, which could result in direct and indirect costs to us in defending and responding to such proceedings and could result in operational disruptions that could harm our reputation, brand and result of operations.

On July 1, 2022, NeOnc Technologies, Inc. and Fox Infused, LLC, a Delaware limited liability company (“Fox Infused”), entered into an Intellectual Property License and Supply Agreement effective July 1, 2022 (the “Agreement”) whereby NeOnc agreed to supply certain products to Fox Infused and license certain of our patents. We terminated the Agreement with Fox Infused on April 25, 2023. On June 6, 2023, Fox Infused filed a complaint against NeOnc in the Central District of California alleging that the termination was improper (Civil Action No. 2:23-04431). Fox Infused also filed an ex parte application for a temporary restraining order and an order to show cause on a preliminary injunction against us seeking to have the court stop the termination of the contract. Fox Infused’s temporary restraining order application was denied and the case dismissed without prejudice. Fox Infused refiled the case in arbitration before the American Arbitration Association (Case No. 01-23-0002-5020). The parties engaged in settlement discussions, and agreed to settle the dispute for a $600,000 payment by us to Fox Infused within 5 business days of the closing date of the Company’s initial public offering or March 31, 2024. The Company is currently in default under the terms of such settlement agreement. The Company intends to satisfy this obligation in 2025 from sales of its securities or draws off of its line of credit. Prior to such payment, there is a risk that Fox Infused could institute default proceedings against us which could result in direct and indirect costs to us in defending and responding to such proceedings and could result in operational disruptions that could harm our reputation, brand and results of operations, any of which may affect our ability to raise additional proceeds from the sale of our securities.

On June 14, 2023, the Company terminated its collaboration agreement with Orient EuroPharma Co., Ltd. (“OEP”). OEP retained counsel, who informed the Company that it believed that the collaboration agreement was improperly terminated by the Company and intended to take legal action in connection therewith. The parties engaged in a mediation on August 29, 2023. The Company withdrew its termination notice on October 31, 2023. The Company believed this would resolve the matter. However, on February 5, 2024, OEP initiated an arbitration claiming that the Company’s termination notice was invalid, the collaboration agreement remained binding and the Company breached representations in that agreement. The Company was prepared to defend the claims and assert counterclaims. Instead, the Company and OEP negotiated a settlement that resulted in the termination of the collaboration agreement and all of OEP’s license rights and resolved all disputes between the parties. Pursuant to the settlement agreement, the Company agreed to pay OEP $4.0 million within ten days of the closing date of the Company’s initial public offering. As the Company believes its direct listing was not an initial public offering, the Company does not intend to make payment to OEP. OEP recently informed the Company that it believes we are currently obligated to pay such amount; while we do not agree with this assertion, there is a risk that OEP could institute additional proceedings against us which could result in direct and indirect costs to us in defending and responding to such proceedings and could result in operational disruptions that could harm our reputation, brand and result of operations, any of which may affect our ability to raise additional proceeds from the sale of our securities.

We will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly, and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Emerging growth companies and smaller reporting companies are exempted from certain of these requirements, but we may be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

If we fail to maintain proper and effective internal controls over financial reporting our ability to produce accurate and timely financial statements could be impaired.

We are required to maintain internal controls over financial reporting. Commencing with our fiscal year ending in 2025, we must perform system and process design evaluation and testing of the effectiveness of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. Prior to our direct listing, we were never required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. If we fail to establish and maintain effective internal controls over financial reporting, our operating results and our ability to operate our business could be harmed.

We are subject to the periodic reporting requirements of the Exchange Act. We must design our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

In connection with the audit of NeOnc Technologies, Inc. for the years ended December 31, 2024 and 2023, our company and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that NeOnc Technologies, Inc. and its independent registered public accounting firm identified in NeOnc Technologies, Inc.’s financial statements for the years ended December 31, 2024 and 2023 occurred because our company was a private company that had not previously been audited and had maintained a complement of resources with various levels of accounting knowledge, experience, and expertise that are not commensurate with our prospective financial reporting needs. These material weaknesses relate to the fact that we do not maintain a comprehensive policies and procedures manual designed to establish internal controls over financial reporting to reduce the risk of publishing materially misstated financial statements, as well as defined responsibilities and segregated incompatible duties to reduce the risk of unauthorized transactions. Collectively, this could result in difficulties in meeting our internal reporting needs and our external reporting requirements and assessing the appropriate accounting treatment for various events and/or transactions.

In addition, with respect to the three months ended March 31, 2025, management concluded that our internal control over financial reporting was not effective as of March 31, 2025, due to the material weakness in our internal control over duties separation, company-wide risk and communication processes, major financial transactions, related party dealings, and IT user access management.

We have initiated various remediation efforts, including the hiring of additional financial personnel/consultants with the appropriate public company and technical accounting expertise. We cannot reasonably estimate the cost of such remediation plan at this time. We can give no assurance that such efforts will remediate these material weaknesses internal control over financial reporting or that additional material weaknesses in its internal control over financial reporting will not be identified in the future.

We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we will operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of the Nasdaq Capital Market, the rules and regulations of the Securities and Exchange Commission, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Commencing with our fiscal year ending in 2025, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to the direct listing, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. For example, we expect that we will need to implement new systems to enhance and streamline the management of our financial, accounting, human resources and other functions.

However, such systems will likely require us to complete many processes and procedures for the effective use of the systems, which may result in substantial costs. Any disruptions or difficulties in implementing or using these systems could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to implement proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Future changes in financial accounting standards or practices may cause adverse and unexpected revenue fluctuations and adversely affect our reported results of operations.

Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our reported financial position or results of operations. Financial accounting standards in the United States are constantly under review and new pronouncements and varying interpretations of pronouncements have occurred with frequency in the past and are expected to occur again in the future. As a result, we may be required to make changes in our accounting policies. Those changes could affect our financial condition and results of operations or the way in which such financial condition and results of operations are reported. We intend to invest resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from business activities to compliance activities.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Securities

During the three months ended March 31, 2025, the Company issued the following unregistered securities:

In February 2025, 50,000 restricted stock units were granted to each of Dr. Steven L. Giannotta, Jim Delshad and Dr. Ming-Fu Chiang. The forgoing restricted stock units vest one hundred percent (100%) seven months following March 25, 2025.

In March 2025, we issued 625,000 shares of common stock to various unaffiliated third parties in a private placement at a price of $16.00 per share for gross proceeds of approximately $10,000,000.

In March 2025, we issued to Dawson James Securities, Inc. 30,000 shares of common stock upon the time of our direct listing.

In March 2025, we issued 102,750 shares of common stock to various unaffiliated third parties in a private placement at a price of $16.00 per share for gross proceeds of approximately $1,644,000.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise specified above, we believe these transactions were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Use of Proceeds

Not applicable.

Repurchases

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed on Form 8-K filed by the Registrant on March 27, 2025)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 filed on Form 8-K filed by the Registrant on March 27, 2025)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.2	Fourth Amended & Restated Promissory Note, dated December 4, 2023, by NeOnc Technologies Holdings, Inc. and Holders (incorporated by reference to Exhibit 4.2 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.3	Promissory Note, dated October 11, 2024, by NeOnc Technologies Holdings, Inc. and HCWG LLC (incorporated by reference to Exhibit 4.3 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.4	Common Stock Purchase Warrant, dated October 11, 2024, by NeOnc Technologies Holdings, Inc. and HCWG LLC (incorporated by reference to Exhibit 4.4 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.5	Promissory Note, dated February 25, 2025, by NeOnc Technologies Holdings, Inc. and Amir Heshmatpour (incorporated by reference to Exhibit 4.5 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.1#	NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 filed with the Form S-8 filed by the Registrant on March 25, 2025)
10.2#	First Amendment to the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 filed with the Form S-8 filed by the Registrant on March 25, 2025)
10.3#	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.4#	Form of Option Exercise Agreement (incorporated by reference to Exhibit 10.4 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.5#	Form of Option Exercise Agreement (incorporated by reference to Exhibit 10.5 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.6#	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.6 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.7#	Form of Restricted Share Unit Agreement (incorporated by reference to Exhibit 10.7 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.8#	Form of Indemnity Agreement between NeOnc Technologies Holdings, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.8 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
10.9	Direct Listing Engagement Letter dated January 23, 2025, between NeOnc Technologies Holdings, Inc., RBW Capital Partners LLC, and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.40 filed with the Registration Statement on Form S-1 filed by the Registrant on January 31, 2025)
10.10	Private Placement Engagement Letter dated January 29, 2025, between NeOnc Technologies Holdings, Inc., RBW Capital Partners LLC, and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.41 filed with the Registration Statement on Form S-1 filed by the Registrant on January 31, 2025)
10.11	Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Dr. Ming-Fu Chiang (incorporated by reference to Exhibit 10.48 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)

10.12	Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Dr. Steven L. Giannotta (incorporated by reference to Exhibit 10.49 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.13	Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Jim Delshad (incorporated by reference to Exhibit 10.50 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.14	Amendment to Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Amir Heshmatpour (incorporated by reference to Exhibit 10.51 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.15	Amendment to Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Dr. Thomas Chen (incorporated by reference to Exhibit 10.52 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.16	Amendment to Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Bader Almonawer (incorporated by reference to Exhibit 10.53 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.17	Amendment to Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Patrick Walters (incorporated by reference to Exhibit 10.54 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.18	Amendment to Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Keithly Garnett (incorporated by reference to Exhibit 10.55 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.19	Amendment to Second Amended and Restated Restricted Stock Award Agreement dated February 7, 2025, between NeOnc Technologies Holdings, Inc. and Victoria Medvec (incorporated by reference to Exhibit 10.56 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
10.20	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 1, 2025)
10.21	Office Lease, dated April 7, 2025, by and between the Company and RREF II Calabasas Park Center LLC (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 11, 2025)
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

*	Filed herewith.
**	Furnished herewith.
#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Quarterly Report on Form 10-Q to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on May 9, 2025.

By:	/s/ Dr. Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Keithly Garnett
Name:	Keithly Garnett
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATION

I, Dr. Thomas Chen certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2025 of NeOnc Technologies Holdings, Inc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 9, 2025	/s/ Dr. Thomas Chen
Dr. Thomas Chen
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Robert Steinberg, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2025 of NeOnc Technologies Holdings, Inc;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 9, 2025	/s/ Keithly Garnett
Keithly Garnett
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Thomas Chen, Chief Executive Officer of NeOnc Technologies Holdings, Inc., certify that:

The quarterly report on Form 10-Q of NeOnc Technologies Holdings, Inc. for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of NeOnc Technologies Holdings, Inc.

/s/ Dr Thomas Chen
Dr Thomas Chen
Chief Executive Officer
(Principal Executive Officer)
Date:	May 9, 2025

A signed original of this written statement required by Section 906 has been provided to NeOnc Technologies Holdings, Inc. and will be retained by NeOnc Technologies Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Keithly Garnett, Chief Financial Officer of NeOnc Technologies Holdings, Inc., certify that:

The quarterly report on Form 10-Q of NeOnc Technologies Holdings, Inc. for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of NeOnc Technologies Holdings, Inc.

/s/ Keithly Garnett
Keithly Garnett
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	May 9, 2025

A signed original of this written statement required by Section 906 has been provided to NeOnc Technologies Holdings, Inc. and will be retained by NeOnc Technologies Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______

Commission file number 801-42567

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1954864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23975 Park Sorrento Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NTHI	Nasdaq Global Market

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐   No ☒

There were 19,159,118 shares of common stock outstanding as of August 18, 2025.

Explanatory Note

In this report, the term “Company”, “we”, “us”, and “our refers to NEONC TECHNOLOGIES HOLDINGS, INC. and its wholly-owned subsidiary.

This quarterly report on Form 10-Q includes forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the operating results and financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, statements about:

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	our estimates of the size of our market opportunities;

●	our ability to effectively manage our growth;

●	our ability to successfully enter new markets, manage our growth expansion and comply with any applicable laws and regulations;

●	the effects of increased competition from our market competitors;

●	significant disruption in, or breach in security of, our information technology systems and resultant interruptions in service and any related impact on our reputation;

●	the attraction and retention of qualified employees and key personnel;

●	the effectiveness of our internal controls;

●	changes in laws and government regulation affecting our business;

●	the impact of adverse economic conditions;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; and

●	outcomes of legal or administrative proceedings.

In addition, in this report, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our Company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this report. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this report and the documents that we reference in this report and have filed with the Securities and Exchange Commission (“SEC”) as exhibits to this report with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

i

ii

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$125,039	$64,893
Deferred offering costs – current	96,880	1,071,947
Debt issuance costs – current	671,804	671,804
Prepaid expenses and other	760,219	410,085
Total Current Assets	1,653,942	2,218,729
Non-Current Assets
Debt issuance costs – net of current portion	862,609	1,198,512
Deferred offering costs – net of current portion	26,642	-
Right of use asset – operating lease	397,817	-
Other assets	47,177	-
Total Assets	$2,988,187	$3,417,241

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$3,073,635	$2,917,801
Accounts payable - related parties	499,225	628,277
Accrued advisory fee – related party	5,882,710	-
Litigation settlement payable	4,697,500	4,641,250
Accrued compensation	255,099	734,874
Lease liability, current	68,633	-
Total Current Liabilities	14,476,802	8,922,202

Long Term Liabilities
Lease liability, net of current portion	326,879	-
Total Liabilities	14,803,681	8,922,202
Commitments and contingencies

Shareholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares were issued and outstanding as of June 30, 2025 and December 31, 2024	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 19,026,776 and 18,090,526 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1,903	1,809
Additional paid in capital	76,797,234	45,101,675
Accumulated deficit	(88,614,631)	(50,608,445)
Total Shareholders’ Deficit	(11,815,494)	(5,504,961)

Total Liabilities and Shareholders’ Deficit	$2,988,187	$3,417,241

See accompanying notes to the condensed consolidated financial statements.

1

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Revenue	$-	$20,000	$39,990	$63,000

Operating Expenses:
Research and development	677,332	394,484	1,675,554	1,009,001
Legal and professional	520,364	590,984	1,477,909	1,155,338
General and administrative	984,262	289,652	1,833,747	705,264
Share based compensation	3,526,076	-	20,923,850	-
License expense	-	25,000	-	25,000
Advisory fees	-	-	11,737,806	-
Total Operating Expenses	5,708,034	1,300,120	37,648,866	2,894,603
Loss From Operations	(5,708,034)	(1,280,120)	(37,608,876)	(2,831,603)

Other Income (Expense):
Interest income	28,725	-	80,424	-
Amortization of debt issuance and deferred offering costs	(192,249)	-	(360,200)	-
Other income, net	240,138	-	240,138	-
Interest expense - related parties	(48,750)	(1,171,963)	(357,672)	(2,559,456)
Loss on extinguishment of Bridge loan - related party	-	(2,069,923)	-	(2,069,923)
Net Loss	$(5,680,170)	$(4,522,006)	$(38,006,186)	$(7,460,982)

Loss per share:
Net loss per share - basic and diluted	$(0.30)	$(0.27)	$(2.04)	$(0.45)
Weighted average number of common shares outstanding during the period - basic and diluted	19,026,776	16,636,455	18,589,859	16,598,227

See accompanying notes to the condensed consolidated financial statements.

2

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Changes in Shareholders’ Deficit (Unaudited)

Three and Six Months Ended June 30, 2024

	Common Stock		Additional Paid In	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2024	16,560,000	$1,656	$24,720,072	$(38,709,981)	$(13,988,253)
Net loss	-	-	-	(2,938,976)	(2,938,976)
Balance - March 31, 2024	16,560,000	$1,656	$24,720,072	$(41,648,957)	$(16,927,229)
Sale of common stock, net of offering costs	141,889	14	1,702,654	-	1,702,668
Common stock issued for bridge loan conversion	979,039	98	11,748,366	-	11,748,464
Common stock issued for settlement of vendor payable	114,758	12	1,377,078	-	1,377,090
Common stock issued for settlement of accrued compensation	34,375	3	412,497		412,500
Net loss	-	-	-	(4,522,006)	(4,522,006)
Balance - June 30, 2024	17,830,061	$1,783	$39,960,667	$(46,170,963)	$(6,208,513)

Three and Six Months Ended June 30, 2025

Balance - January 1, 2025	18,090,526	$1,809	$45,101,675	$(50,608,445)	$(5,504,961)
Sale of common stock, net of offering costs	727,750	73	10,252,425	-	10,252,498
Common stock issued for advisory services	46,000	5	557,055	-	557,060
Cashless exercise of warrants	162,500	16	(16)	-	-
Share based compensation, as restated	-	-	17,397,774	-	17,397,774
Net loss				(32,326,016)	(32,326,016)
Balance - March 31, 2025, as restated	19,026,776	$1,903	$73,308,913	$(82,934,461)	$(9,623,645)
Share based compensation	-	-	3,526,076	-	3,526,076
Other			(37,755)	-	(37,755)
Net loss	-	-	-	(5,680,170)	(5,680,170)
Balance - June 30, 2025	19,026,776	$1,903	$76,797,234	$(88,614,631)	$(11,815,494)

See accompanying notes to the condensed consolidated financial statements.

3

NEONC TECHNOLOGIES HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(38,006,186)	$(7,460,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in bridge loan - expenses paid by bridge loan provider on behalf of the Company	-	476,393
Accretion of original issue discount on bridge loans - related party	300,000	2,558,241
Write off deferred issuance costs	-	703,796
Share based compensation - restricted stock	20,923,850	-
Loss on extinguishment of bridge loan	-	2,069,923
Amortization of debt issuance costs and deferred offering costs	769,441	-
Amortization of right of use asset	18,153	111,793
Changes in operating assets and liabilities:
Prepaid expenses	(350,134)	(90,312)
Other assets	(47,177)	-
Accrued compensation	(479,775)	10,724
Lease liability	(20,458)	(103,304)
Accrued advisory fee	5,882,710	-
Accounts payable and accounts payable - related parties	45,350	1,551,272
Net cash used in operating activities	(10,964,226)	(172,456)

Cash flows from financing activities:
Proceeds from the sale of common stock	11,324,372	1,702,668
Proceeds from related party loan	300,000	892,028
Repayment of related party loan	(600,000)	(791,077)
Deferred offering costs	-	(130,491)
Net cash provided by financing activities	11,024,372	1,673,128

Net increase in cash and cash equivalents	60,146	1,500,672
Cash and cash equivalents - beginning of period	64,893	31,862
Cash and cash equivalents - end of period	$125,039	$1,532,534

Supplemental disclosure of non-cash financing activities:
Original issue discount on bridge loan - related party	$300,000	$1,368,421
Right of use asset, at lease commencement	$415,970	$536,605
Reclassified of deferred offering costs to APIC at the completion of the offering	$1,391,580	$-
Increase in bridge loan payable – prepaid and deferred offering costs paid directly by bridge loan provider on behalf of the Company	$-	$31,346
Conversion of bridge loan to common stock	$-	$11,748,464
Conversion of accrued compensation	$-	$412,500
Conversion of account payable to common stock	$-	$1,377,090

See accompanying notes to the condensed consolidated financial statements.

4

Note 1 – Description of Business and Liquidity

NeOnc Technologies, Inc. (“NTI”) was incorporated on April 13, 2005, as a California corporation. On April 7, 2023, NTI merged into NeOnc Technologies Holdings, Inc. (“NTHI” and the combined entities “NeOnc” or the “Company”). NTHI was incorporated January 5, 2023, as a Delaware Corporation.

NeOnc is the developer of a novel molecular technology that provides enhanced targeted delivery of technologies for treating central nervous system diseases. The Company’s lead product, NEO100 is in clinical trials treating glioblastoma, and has Orphan Drug and Fast Track designation from the United States Food and Drug Administration (“FDA”). The Company licensed the underlying technology from the University of Southern California. (“USC”).

On October 11, 2024, the Company entered into an agreement with a broker dealer to serve as placement agent and provide broker services in connection with the proposed sale of common stock up to $10,000,000. Under this agreement, through December 31, 2024, the Company closed on commitments from investors to purchase 625,000 shares of common stock of the Company at $16 per share for total commitments of $10,000,000, which were to be held in escrow until the Company’s registration statement was declared effective. During the three months ended March 31, 2025, prior to the Company having an effective registration statement, the Company closed on an additional commitment to purchase 102,750 shares of common stock of the Company at $16 per share, for total commitments of $1,644,000, On March 10, 2025, the Company’s registration statement was declared effective at which time the $11,644,000 in escrow was released to the Company. On March 26, the Company was listed (“Listing”) on the NASDAQ global markets.

Liquidity

The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2025, the Company had cash totaling $125,039. For the three and six months ended June 30, 2025, the Company incurred a net loss of $5,680,170 and $38,006,186, respectively, and has an accumulated deficit of $88,614,631 at June 30, 2025. The Company has financed its working capital requirements to date primarily through the sale of common stock, shareholder loans and related party bridge loans.

The Company does not have sufficient available capital to fund operations for a period of twelve months from the issuance date of these financial statements. Although the Company has established agreements with several funding potential sources (see Notes 6, 7 and 10), the Company does not know whether additional financing will be available when needed, whether it will be available on favorable terms, or if it will be available at all. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Other risks and uncertainties

The Company is subject to risks common to biopharmaceutical companies, including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, product liability, and the uncertainty of market acceptance of products and the potential need to obtain additional financing. The Company is dependent on third-party suppliers and, in some cases, single-source suppliers. The Company’s products require approval or clearance from the FDA prior to commencing commercial sales in the United States. Approvals or clearances are also required in foreign jurisdictions where the Company may license or sell its products. There can be no assurance that the Company’s products will receive all required approvals or clearances.

There can be no assurance that the Company’s products, if approved, will be accepted in the marketplace, nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost with appropriate performance characteristics or that such products will be successfully marketed, if at all.

5

Note 2 – Restatement of Previously Issued Financial Statements

The Company has restated the previously issued unaudited consolidated financial statements as of and for the quarter ended March 31, 2025 (the “Restatement”). The Restatement corrects an error for an overstatement of amortization of stock based compensation during the three months ended March 31, 2025. As previously reported in the Company’s Current Report on Form 8-K filed on August 18, 2025, the management of the Company, after discussions with and among the Audit Committee of the Board of Directors concluded that the Company’s unaudited consolidated financial statements as of and for quarter ended March 31, 2025 should no longer be relied upon and should be restated.

The following table presents the impact of the Restatement on the Condensed Consolidated Balance Sheet (Unaudited), Condensed Consolidated Statement of Operations (Unaudited), Condensed Consolidated Statement of Cashflows (Unaudited), and the notes to the financial statement as of and for the three months ended March 31, 2025:

	As of or For the Three Months Ended March 31, 2025
	Previously Report	Restatement Adjustments	Restated
Condensed Balance Sheet
Additional Paid In Capital	78,984,884	5,675,971	73,308,913
Accumulated Deficit(b)	(88,610,432)	(5,675,971)	(82,934,461)

Condensed Statement of Operations
Share based Compensation(b)(c)	23,073,745	5,675,971	17,397,774
Total Operating Expense	37,616,803	5,675,971	31,940,832

Loss from operations	(37,576,813)	(5,675,971)	(31,900,842)

Net loss(a)(b)	(38,001,987)	(5,675,971)	(32,326,016)

Net loss per share	(2.10)	(0.32)	(1.78)

Condensed Statement of Cashflows
Net Loss	(38,001,987)	(5,675,971)	(32,326,016)
Share based compensation adjustment	23,073,745	5,675,971	17,397,774

Notes to the Condensed Consolidated Financial Statement
Note 8 - Stock-Based Compensation
Fair value of RSUs at respective grant date	37,336,500	(5,839,992)	31,496,508
Unamortized portion	14,262,755	(164,021)	14,098,734
Remaining term	1.8	(1.0)	0.8
Catch up amortization as of the listing date	22,756,463	(5,608,537)	17,147,463

(a)	Also restated as presented in Note 1 to the condensed consolidated financial statements for the three months ended March 31, 2025
(b)	Also restated as presented in Note 7 to the condensed consolidated financial statements for the three months ended March 31, 2025
(c)	Also restated as presented in Note 8 to the condensed consolidated financial statements for the three months ended March 31, 2025

6

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation

The unaudited condensed consolidated financial statements contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. Accordingly, the condensed consolidated financial statements reflect all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of interim periods and may not include all disclosures required by accounting principles generally accepted in the United States (“GAAP”). The information as of June 30, 2025, and for the three and six months ended June 30, 2025, is unaudited, whereas the consolidated balance sheet as of December 31, 2024, is derived from the Company’s audited condensed consolidated financial statements as of that date. These condensed consolidated financial statements and notes hereto should be read in conjunction with the consolidated financial statements and notes thereto included in the audited financial statements for the year ended December 31, 2024, included on Form S-1, filed with the SEC on February 26, 2025.

The results of operations for the interim periods presented are not necessarily indicative of results to be expected for any other interim period or for the year.

Principles of consolidation

The accompanying condensed consolidated financial statements and related notes to the condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

In preparing the Company’s financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company, from time to time during the period covered by these financial statements, may have had bank account balances in excess of federally insured limits. The Company has not experienced losses in such accounts. For the statements of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. At June 30, 2025 and December 31, 2024, the Company has money market funds in the amount of approximately $80,000 and $25,000, respectively.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the condensed consolidated balance sheet dated December 31, 2024 that are related to the planned public offering of its securities (See Note 3). These costs have been capitalized and were recognized in equity upon the completion of the securities offering. At June 30, 2025, deferred offering costs consist of the fair value of shares issued in conjunction with the issuance of an equity purchase agreement. These costs have been capitalized and are being amortized over the term of the availability of the equity purchase agreement (Note 6). If planned offerings are terminated, the related capitalized deferred offering costs are written off.

7

Debt issuance costs

Debt issuance costs represent costs directly attributable to warrants issued for a line of credit commitment. Such costs represent the fair value of warrants issued to the debt facility provider and are amortized to the statement of operations on a straight-line basis which approximates the effective interest rate method, over the term of the debt instrument. The debt issuance costs, net of accumulated amortization, are classified as a long-term asset until the Company begins to draw funds from the debt facility, in accordance with ASC 815: “Derivatives and Hedging”. At such time, the pro-rata portion of amounts borrowed as compared to the total debt facility will be reclassified as a contra-debt account.

Warrants

The Company evaluates the terms of warrants issued and determines if the instrument requires liability or equity accounting classification under ASC 815: Derivatives and Hedging and ASC 480: “Distinguishing Liabilities from Equity”.

Leases

The Company classifies its leases either as operating or financing lease at inception. The company has an operating lease. This lease is recorded as an operating lease, right of use (ROU) assets and operating lease liabilities on the accompanying consolidated balance sheets.

Operating lease ROU assets and the related lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The operating lease ROU assets also include lease incentives and initial direct costs incurred. For operating leases, interest on the lease liability and the amortization of ROU asset result in straight-line rent expense over the lease term. Leases may include options to extend or terminate the lease which are included in the ROU operating lease assets and operating lease liability when they are reasonably certain of exercise. Certain leases include lease and non-leased components, which are accounted for as one single lease component. Operating lease expense associated with minimum lease payments is recognized on a straight-line basis over the lease term.

Fair value measurements

FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, representing the assumptions the buyer and seller use in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that the buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs the buyer and seller would use to price the asset or liability developed based on the best information available in the circumstances.

The Company’s money market funds are valued at quoted prices in active markets and are classified as Level 1 within the fair value hierarchy. The carrying value of the Company’s accounts payable approximates its fair value because of the short-term nature of these financial instruments. The note payable - related party is reported at fair value as the Company elected the fair value option for such a note (see Note 4).

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The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, the valuation of these securities does not entail a significant degree of judgment.

●	Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by the market through correlation or other means.

●	Level 3 — Valuations based on unobservable inputs and significant to the overall fair value measurement.

Revenue

The Company recognized point-in-time revenue of $0 and $39,990 for the three and six months ended June 30, 2025, and $20,000 and $63,000 for the three and six months ended June 30, 2024, respectively, for the sale/license of technology where the Company has no further performance obligations.

Research and development

Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors performing research, conducting clinical trials, and manufacturing drug supplies and materials.

Patent costs

All patent-related costs incurred in filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as legal and professional expenses in the accompanying consolidated statements of operations.

Share-based compensation

The Company has granted stock options and common shares to employees, non-employee consultants and non-employee members of our Board of Directors. The Company measures the compensation cost associated with all share-based payments based on the grant date fair values. Compensation costs associated with grants of common shares are measured at fair value at the date of grant, which has historically been the most recent price paid by investors to purchase shares of the Company’s common stock prior to such grant. The Company recognizes share-based compensation expense over the requisite service period of each award, which generally equals the vesting period, using the straight-line method for awards that contain only service conditions. If the stock grant is contingent upon events that have not yet happened, then the grant is not considered issued. If an award holder leaves the company prior to vesting, and adjustment of the compensation expense will be made to reflect only those awards that vested.

The Company recognizes the stock-based compensation expense for the restricted stock units (“RSU”) based upon the fair value of the common stock at the date of the grant. The expense is recognized over the service period provided in the RSU awards, however expense will not be recognized until the listing date (“Listing Date”), as prior to such date it was not probable that condition to commence vesting would be met.

When the vesting contingency is met, the Company will commence to recognize expense related to the RSU’s. For time based vested RSU’s, the expense will be recognized on a straight-line basis from the grant date to the last vesting date. The expense recognized will include the expense from the date of the grant over the total vesting period and reflect the portion attributable to the service provided prior to the listing. For performance based RSU’s, the Company will determine the probability of the contingency being met each quarter end based upon an assessment of progress made under such performance criteria.

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Net loss per share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the sum of the weighted average number of common shares outstanding during the period. For periods in which the Company reports a net loss, the diluted net loss per share is the same as basic net loss per share.

For the six months ended June 30, 2025 there are potentially dilutive securities outstanding of 3,010,000 potentially dilutive restricted stock units which are not included in the diluted net loss per share calculation since their effect is anti-dilutive. For the six months ended June 30, 2024, respectively, there were no potentially dilutive warrants outstanding and no potentially dilutive restricted stock units.

Income taxes

The Company recognizes federal, state, and foreign current tax liabilities or assets based on its estimate of taxes payable to or refundable by tax authorities in the current fiscal year. For the periods ended June 30, 2025 and 2024, there is no current tax provision due to losses generated. The Company also recognizes federal and state deferred tax liabilities or assets based on the Company’s estimate of future tax effects attributable to temporary differences and carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. The Company evaluates deferred income taxes quarterly to determine if valuation allowances are required by considering available evidence. If the Company is unable to generate sufficient future taxable income in certain tax jurisdictions, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, the Company could be required to increase its valuation allowance against its deferred tax assets which could result in an increase in the Company’s effective tax rate and an adverse impact on operating results. The Company will continue to evaluate the necessity of the valuation allowance based on the remaining deferred tax assets. The difference between the statutory and effective rates for the three and six months ended June 30, 2025 and 2024 is a result of the Company applying a full valuation allowance against any deferred tax assets as a result of net operating losses due to uncertainties surrounding the usability of such net operating losses. The ability to utilize such net operating loss carry forwards may be limited due to possible changes in ownership as defined under Internal Revenue Code section 382.

The Company follows the accounting guidance related to financial statement recognition, measurement and disclosure of uncertain tax positions. The Company recognizes the impact of an uncertain income tax position on an income tax return at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it is less than 50% likely to be sustained. Uncertain tax positions are recognized in the first subsequent financial reporting period in which that threshold is met or from changes in circumstances such as the expiration of applicable statutes of limitations. The Company will recognize interest and penalties related to tax positions in income tax expense.

Segment Reporting

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The standard expands reportable segment disclosure requirements for public business entities primarily through enhanced disclosures about significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit (referred to as the “significant expense principle”). The standard has been adopted for our fiscal year 2024 annual financial statements and interim financial statements thereafter and have applied this standard retrospectively for all prior periods presented in the financial statements.

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Note 4 – Related party transactions

AFH Holdings and Advisory, LLC advisory agreement

On December 19, 2022, the Company entered into an advisory agreement with AFH Holdings and Advisory, LLC, an affiliate to assist the Company in connection with its intent to affect a public listing. AFH was retained to assist the Company with investor presentations and decks, coordinate the retention of an investment banker for an initial public offering, identify legal and accounting professionals to assist in connection with such public offering, identify investor relations/public relations firms, advise on private capital markets activities prior to the initial public offering and coordinate the closing process for the offering.

On July 12, 2024, the Company amended the AFH advisory agreement section to allow for an upfront payment on the Listing Date of $2,500,000 and the remaining amount of the fee to be paid in equal monthly instalments for one year. AFH was paid a fee of $500,000 for the amendment.

On March 26, 2025, and as a result of the listing of the Company on Nasdaq, the Company incurred $11,328,565 for the fee earned in accordance with the AFH advisory agreement which was recorded as advisory fee expense in the condensed consolidated statement of operations. In accordance with the amendment, the Company paid $2,500,000 of such fee on March 26, 2025. The remaining balance of $8,828,565 is payable in 12 equal monthly installments commencing in April 2025. As of June 30, 2025, the remaining outstanding accrued advisory fee totaled $5,882,710 recorded on the condensed consolidated balance within accrued advisory fee – related party.

In addition, the Company agreed to retain AFH as an exclusive advisor to the Company on all financing and mergers and acquisitions for a period of two (2) years from the closing of the private securities offering.

Transactions with USC

The Company maintains a license agreement with USC, under which the Company will pay USC an annual patent maintenance fee of $20,000 and nonrefundable earned royalties of 4% on Net Sales (as defined in the Amended Agreement) of Licensed Products covered by the licensed patents in all countries in which the manufacture, use, sale, offer for sale, or import of such Licensed Products, as such capitalized terms are defined in the Amended Agreement. To date, no sales have been made using Licensed Products, and no royalties are due to USC. In addition, the Company will assume responsibility for patent-related costs.

The Company also utilizes laboratory and patent maintenance services from USC. The Company incurred $82,225 and $184,449 and $191,239 and $283,473 related to such services for the three and six months ended June 30, 2025 and 2024, respectively, of which $82,225, $164,449 and $191,239 and $263,473 are recorded within research and development expenses and $0, $20,000 and $0 and 20,000 are recorded within general administrative expenses on the condensed consolidated statements of operations. At June 30, 2025 and December 31, 2024, the Company has outstanding payables to USC for such services of $499,225 and $272,328 respectively, which is included in accounts payable - related parties in the accompanying consolidated balance sheets.

Accrued compensation

The amount accrued for the management team, including related payroll taxes, was $255,105 and $734,874 as June 30, 2025 and December 31, 2024, respectively.

Note 5 – Related Party Loans Payable

Bridge Loan

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC (the “Bridge Loan”). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000. The outstanding amounts under this Bridge Loan were payable at the earlier of the date the Company completes an IPO or December 4, 2024 (the “Maturity Date”).

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Through March 31, 2024, the Company had received under the Bridge Loan an aggregate of $7,116,335. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the three months ended March 31, 2024, amounted to $1,387,493, which is included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the three and six months ended June 30, 2024 is as follows:

For the Three Months Ended June 30, 2024
Bridge loan – carrying value

Balance – March 31, 2024	$11,378,683
Borrowings	221,075
OID	221,075
Repayments	(72,369)
Balance – June 30, 2024	11,748,464
Conversion to common stock	(11,748,464)
Principal outstanding at June 30, 2024	$-

For the Six Months Ended June 30, 2024
Bridge loan – carrying value

Balance – January 1, 2024	$9,802,697
Borrowings	1,368,422
OID	1,368,422
Repayments	(791,077)
Balance – June 30, 2024	11,748,464
Conversion to common stock	(11,748,464)
Principal outstanding at June 30, 2024	$-

On June 14, 2024, the Company reached an agreement with HCWG LLC to convert the outstanding principal and interest on the Bridge Loan into 979,039 shares of common stock. As a result of this conversion, the Bridge Loan was terminated and is no longer available to the Company for borrowing. The Company has a receivable due from HCWG LLC totaling $148,705 which is recorded within prepaid expenses and other on the condensed consolidated balance sheet at June 30, 2025 and December 31, 2024, respectively.

Advances from Executive Chairman

In February 2025, our Executive Chairman advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. On March 10, 2025, the advance and 1x interest was repaid. Interest expense in the amount of $300,000 is included in the condensed consolidated statement of operations as interest expense – related parties for the six months ended June 30, 2025.

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Note 6 – Leases

On February 1, 2024, the Company entered a 24-month lease for office space, which calls for a monthly base rent of $25,000, increasing at 3% per annum. The Company has only one operating lease and has no financing leases. The Company’s lease does not contain options to renew or extend the lease term or options to terminate leases early, except for insolvency. On November 27, 2024, the Company amended the lease expiration date from January 31, 2026, to January 31, 2025. As of December 31, 2024, the consolidated balance sheet reflects a right-of-use asset of $23,526 and a lease liability of $24,722. The lease liability was computed using an interest rate of 13.49% and as of December 31, 2024, the lease has a remaining life of one month.

In April 2025, the Company entered into a 63 month lease for office space which calls for a monthly base rent of $6,778.25, increasing at approximately 3% per annum. The lease liability was computed using an interest rate of 3.72% and as of June 30, 2025 the lease has a remaining 61 months. In calculating the present value of future lease payments, the Company utilized its incremental borrowing rate based on the lease term. The Company’s net lease non-lease components (e.g., standard area maintenance, maintenance, consumables, etc.) are paid separately from rent based on actual costs incurred and, therefore, are not included in the right-of-use asset and lease liability and are reflected as an expense in the period incurred. At June 30, 2025 the consolidated balance sheet reflects a right-of-use asset of $397,817 and a lease liability of $395,512.

The Company recorded lease expense of $15,581 and $56,325 during the three months ended June 30, 2025 and 2024, respectively, and $40,303 and $111,793 during the six months ended June 30, 2025, and 2024, respectively, within general and administrative expenses on the consolidated statements of operations. Cash paid for amounts included in the measurement of lease liability was $13,557 and $75,000 and $38,557 and $125,000, respectively, during the three and six months ended June 30, 2025, and 2024, respectively.

The following are the expected maturities of lease liabilities for operating leases as of June 30, 2025:

Twelve Months Ended December 31,
2025	$40,670
2026	83,137
2027	85,663
2028	88,231
2029	90,928
Thereafter	44,944
Total	433,573
Less: interest	(38,061)
Present value of lease liability	395,512
Less: current portion	(68,633)
Noncurrent portion	$326,879

Note 7 – Common and Preferred Stock

The total number of shares of common stock available for issue by NTHI is 100,000,000 shares of common stock at $0.0001 par value per share and the total number of shares of preferred stock is 10,000,000 at a par value of $0.0001. As of June 30, 2025, no preferred shares have been issued. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

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During the six months ended June 30, 2025, the Company sold 727,750 shares of common stock at a price of $16 per share for gross proceeds of $11,644,005 pursuant to a private placement of its securities, issued 46,000 shares as part of advisory services related to the listing and as part of the private placement fee for our equity line of credit, 162,500 shares were issued for the cashless exercise of warrants, and the release of 3,310,000 shares for restricted stock units.

The net proceeds from the sale of common stock, were calculated as follows:

Gross proceeds from sale of common stock	$11,644,005
Less:
Reclassification of deferred offering costs to APIC at the completion of the offering	(1,391,580)
Net proceeds from the sale of common stock	$10,252,425

Private Placement

On October 11, 2024, the Company entered into an agreement with RBW Capital Partners LLC, a division of Dawson James Securities, Inc. (“Broker”) to serve as placement agent and provide broker services in connection with the possible sale of common stock up to $10 million. If a sale is made between the Company and any institutional or individual third-party funding source introduced by the placement agent, the Company will pay a placement fee of 8% of the gross proceeds. In addition, the company agrees to pay; (a) 1.0% of the gross proceeds for non-accountable expenses; and (b) out of pocket expenses plus the costs associated with the use of a third-party electronic road show service up to $10,000. The agreement expired on January 11, 2025 and was amended and restated on January 29, 2025 to extend the term for another six months through July 29, 2025 and increased the placement fee to 12% from 8% of the gross proceeds, and eliminated the 1% non-accountable expense fee.

Under this agreement, through December 31, 2024, the Company closed on commitments from investors to purchase 625,000 shares of common stock of the Company at $16 per share for total commitments of $10,000,000, which were to be held in escrow until the Company’s registration statement was declared effective. During the three months ended March 31, 2025, prior to the Company having an effective registration statement, the Company closed on an additional commitment to purchase 102,750 shares of common stock of the Company at $16 per share, for total commitments of $1,644,005, also to be held in escrow until the Company’s registration statement was declared effective. On March 25, 2025, the Company’s registration statement was declared effective at which time the $11,644,005 in escrow was released to the Company.

In connection with the agreement, the Company paid $300,000 in placement agent fees to Broker for securing $2,500,000 in commitments for the Private Placement. This fee was paid when the funds were released from escrow and recorded as a reduction to additional paid-in capital on the condensed consolidated statement of shareholders’ deficit as of June 30, 2025.

Advisory Services

On October 3, 2024, as amended on January 23, 2025, the Company entered into an agreement with Broker, for financial advisory and investment banking services in connection with a direct listing of the Company’s common stock on the Nasdaq Global Market or other major US market. The agreement provides for a one-time fee of $250,000 payable three days after the direct listing and the issuance of 30,000 shares of common stock (which are restricted until the shares are registered by filing a resale S-1 within 30 days after the effective date of the direct listing). In addition, the Company agreed to pay up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses plus the costs associated with the use of a third-party electronic road show service. Such fees were included in accounts payable and deferred offering costs in the accompanying consolidated balance sheets as of December 31, 2024. The fair value of the 30,000 shares issued in March 2025, amounting to $363,300, was determined using the closing day price of $12.11. This amount was recorded as an advisory fee on the condensed consolidated statement of operations. The agreement expired on January 3, 2025 and was amended and restated on January 23, 2025 to extend the term for another six months through July 23, 2025. No additional fees are expected under this agreement.

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Deferred Offering Costs

Deferred offering costs relating to the Private Placement and direct listing at December 31, 2024 totaled $1,071,947. At June 30, 2025, this amount plus $0 and $319,633 incurred in the three and six months ended June 30, 2025, respectively was reclassified against the common stock issued in the condensed consolidated statement of changes in shareholder’s deficit.

Equity Purchase Agreement

On October 22, 2024, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Mast Hill Fund, LP (“Mast Hill”) pursuant to which the Company may sell and issue to Mast Hill, and the investor may purchase from the Company, up to $50,000,000 of Company’s common shares. Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct Mast Hill, by its delivery to the Mast Hill of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $50,000 and (ii) in a maximum amount up to the lesser of (a) $750,000 or (b) 150% of the average trading volume of the Company’s common stock during the five trading days immediately preceding the Put Date. The Company could draw down any funds under the Equity Purchase Agreement until the Company has an effective registration statement.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount requested by the applicable purchase price. The purchase price for each of the Put Shares equals 95% of the Market Price, (as defined below) less the Clearing Costs (as defined below). Market Price is the lowest volume weighted average prices of the Company’s common shares on its principal market on any trading day during the Valuation Period (as defined below). The Valuation Period is the five trading days immediately following the date on which Mast Hill receives the Put Shares in its brokerage account. Clearing Costs are all the fees incurred by Mast Hill with respect to its brokerage firm, clearing firm, Company transfer agent fees, and attorney fees, with respect to the Put Shares.

The term of the Equity Purchase Agreement will commence on the effective date of the direct listing and will terminate on the earlier of i) the date on which the Mast Hill shall have purchased Put Shares equal to the $50,000,000, (ii) twenty-four (24) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Mast Hill, (iv) this Registration Statement is no longer effective after the initial effective date of this Registration Statement, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a receiver, trustee, assignee, liquidator or similar official is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. As of June 30, 2025, nothing has been transacted under this agreement.

In connection with this agreement, we issued 16,000 shares of common stock to Mast Hill. The fair value of the shares granted to Mast Hill upon issuance was determined by using the closing day price of $12.11. Such amount net of amortization was recorded as deferred offering cost on the condensed consolidated balance sheet as of March 31, 2025. For the three and six months ended June 30, 2025, the Company reported $48,440 and $70,238, respectively as amortization expense in the condensed consolidated statement of operations, and the remaining deferred offering costs of $123,520 at June 30, 2025 are to be amortized over the remaining term of the Equity Purchase Agreement.

Investment agreement

In July 2025, the Company sold 132,342 shares of common stock at $3.73 per share for gross proceeds of approximately $493,000 pursuant to Equity Purchase Agreement with Mast Hill

Note 8 – Segment Reporting

The company manages our business activities on a consolidated basis and operates as a single operating segment: Biotechnology. The accounting policies of the Biotechnology segment are the same as those described in Note 1 – Summary of Significant Accounting Policies.

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Our Chief Operating Decision Maker (“CODM”) is our President and Chief Executive Officer, Dr. Chen. The CODM uses net loss, as reported on our condensed consolidated statement of operations, in evaluating the performance of the biotechnology segment and determining how to allocate resources of the Company as a whole, including investing in our research and development programs and acquisition/licensing strategy. The CODM does not review assets in evaluating the results of the biotechnology segment, and therefore, such information is not presented. The following supplemental information breaks down the research and development costs for the three and six months ended June 30, 2025 and 2024, respectively.

	For the Six Months Ended June 30,
	2025	2024
Revenues	$39,990	$63,000

Less: Significant and other segment expenses:
NEO100	688,628	456,721
NEO100-02	201,787	123,431
NEO212	455,629	359,696
Pediatric	99,010	68,988
Laboratory	192,377	-
Other	38,123	165
Total research and development expense	1,675,554	1,009,001

Advisory fee	11,737,806	-
Legal and accounting	1,477,909	1,155,338
Employee Expenses	334,160	145,724
Debt issuance and deferred offering costs amortization	360,200	111,793
Investor relations	771,073	6,663
Share based compensation	20,923,850	-
Other general and administrative expense	728,514	466,084
Interest expense - related parties’ loans	357,672	2,559,456
Loss on extinguishment of Bridge loan - related party	-	2,069,923
Interest income	(80,424)	-
Other Income	(240,138)	-
Net loss	$(38,006,186)	$(7,460,982)

	For the Three Months Ended June 30,
	2025	2024
Revenues	$-	$20,000

Less: Significant and other segment expenses:
NEO100	109,166	98,399
NEO100-02	93,326	96,367
NEO212	279,074	197,962
Pediatric	50,178	1,591
Laboratory	107,465	-
Other	38,123	165
Total research and development expense	677,332	394,484

Advisory fee	-	-
Legal and accounting	520,364	590,984
Employee Expenses	163,887	-
Debt issuance and deferred offering costs amortization	192,249	111,793
Investor relations	226,766	-
Share based compensation	3,526,076	-
Other general and administrative expense	593,609	205,860
Interest expense - related parties’ loans	48,750	1,171,963
Interest income	(28,725)	2,069,923
Other Income	(240,138)	-
Net loss	$(5,680,170)	$(4,522,006)

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Note 9 – Stock-Based Compensation

On April 12, 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which allows the issuance of up to 3,440,000 shares of the Company’s authorized and unissued common stock in the form of incentive stock options, non-qualified stock options, restricted stock units, performance share units, or other forms of equity as may be added in the future to employees, directors and consultants of the Company and its affiliates. The allowable number of shares that can be issued under the 2023 Plan increased upon the completion of the listing to 4,764,507 which represents 20% of the fully diluted capitalization of the Company on the closing of Company’s initial public price.

In January and February 2024, 2,460,000 and 200,000, respectively, restricted stock units (“RSUs”) were granted to the executive officers and members of the Board of Directors further to the 2023 Plan as described above. Of the total RSUs granted (tranche 1) 1,686,667 vest 100% seven months from the date that the Company lists on a national exchange, (tranche 2) 486,667 will vest in equal monthly instalments over a one (1) year period commencing on the eighth month from the effective date of the listing on a national exchange and (tranche 3) 486,666 are performance-based, the vesting of which will be predicated on certain financial and operational performance metrics being met after the effective date of the listing on a national exchange as set forth the grant agreements. Since tranche 3 is performance based, it is not yet probable that all of the performance vesting conditions will be met and as such no expense has been recognized for tranche 3 as of June 30, 2025.

On October 23, 2024, 200,000 RSUs were granted to each of the CEO and the Executive Chairman, for a total of 400,000, and 100,000 granted to two members of the Board of Directors were canceled. These RSUs vest 100% seven months from the date the Company lists on a national exchange.

On March 26, 2025, 150,000 RSUs were granted to the three board members, in the amount of 50,000 each. These RSUs vest 100% seven months from the date the Company lists on a national exchange.

Prior to March 26, 2025, the Company determined that no expense should be recognized for the RSUs since the contingency related to the commencement of vesting (i.e., the listing) of the RSUs had not been met. On March 26, 2025, the listing occurred, satisfying the contingency required for vesting to begin and defining the service period.

On June 1, 2025, 300,000 RSUs were forfeited resulting in a reversal of $1,329,062 of shared based compensation during the six months ended June 30, 2025.

On June 5, 2025, 200,000 RSUs were granted to the one board member. 66,667 RSUs vest 100% seven months from the date of issuance, 66,667 RSUs vest 100% thirty-six months from the date of issuance. The remaining 66,667 RUS’s vest thirty-six months from the date certain performance metrics are achieved.

The Company determined the fair value of all the RSUs at their respective grant dates to be $32,495,174 based on the price of the most recent sale of common stock prior to each grant date for those RSU’s granted prior to the Listing Date or the quoted market value for the RSU’s granted after the Listing Date. For the six months ended June 30, 2025, the company recognized $20,923,850. As of June 30, 2025, there was unamortized stock-based compensation of approximately $9,171,324 which the Company expects to recognize over approximately 7 years.

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The activity related to RSUs is summarized as follows:

Restricted Stock Units
Activity	RSUs Granted
2024
January 1, 2024	-
Granted	3,060,000
Cancelled	(100,000)
December 31, 2024	2,960,000
2025
Granted during six months ended June 30, 2025	350,000
Forfeited	(300,000)
Balance at June 30, 2025	3,010,000
Released RSUs for six months ended June 30, 2025	-

As of June 30, 2025, an aggregate of 3,010,000 RSU’s were granted, and 1,754,500 RSU’s remain unissued in the 2023 Plan.

Note 10 – Commitments and Contingencies

Line of Credit Commitment – Related Party

On October 11, 2024, the Company entered into a Line of Credit Agreement (“the Agreement”) with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum and increases to 14% if the Agreement is extended. Interest payments are due on the first business day of each calendar month and the unpaid principal is due on October 12, 2027. No amounts have been borrowed under the facility through June 30, 2025.

In connection with the agreement, the Company issued HCWG five-year warrants to purchase up to 312,500 shares of our common stock at an exercise price of $12.00 per share. These warrants expire on October 23, 2029. As of December 31, 2024, there were 312,500 warrants issued, outstanding and fully vested. In March 2025, 162,500 warrants were exercised in a cashless exercise, resulting in the issuance of 162,500 shares of common stock. At June 30, 2025, there are 150,000 shares of common stock remaining available to be purchased under the warrant.

The fair value of the warrants on the grant date was determined using the Black-Scholes valuation model, with the following key assumptions:

●	Fair value of common stock: $12.00

●	Expected volatility: 86%

●	Risk-free interest rate: 4.82%

●	Term: 2.5 years

The fair value of warrants at inception was $2,015,413, which was recorded as additional paid-in capital on the condensed consolidated statement of changes stockholders’ deficit for the year ended December 31, 2024, and as debt issuance costs on the balance sheet. The debt issuance costs are being amortized over the term of the line of credit and amounted to $167,951 and $335,903 for the three and six months ended June 30, 2025. At June 30, 2025 and December 31, 2024, unamortized debt issuance costs total $1,534,413 and $1,870,316, respectively, which will be amortized over the remaining 19 months of the facility.

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Litigation

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business which could result in a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated. As of June 30, 2025 and December 31, 2024, the Company had no liabilities recorded for loss contingencies, except as below.

License Agreement - Orient EuroPharma Co., Ltd.

On November 8, 2013, the Company entered into a collaboration agreement (“Agreement”) with Orient EuroPharma Co., Ltd. (“OEP”), pursuant to which the parties will develop certain licensed products defined in the Agreement. NeOnc will license OEP the right to commercialize the Company’s drug NEO100, a highly purified form of perillyl alcohol (“Licensed Product”), in the territories specified in the license agreement (“Territory”).

In 2023, the Company sent notice to OEP indicating their intent to terminate the Agreement with OEP, after which OEP threatened litigation. On February 15, 2024, OEP and the Company entered into a settlement agreement whereas the Company and OEP terminated the Agreement in exchange for a payment in the amount of $4,000,000 payable by the Company to OEP within ten days of the date the Company completes its initial public offering. The Company has a litigation settlement payable of $4,000,000 in the accompanying condensed consolidated balance sheets as of June 30, 2025 and December 31, 2024, respectively. As of the date of this filing, the Company has not paid the litigation settlement amount.

On June 6, 2023, a vendor filed a complaint against the Company for breach of contract in the Central District of California. The vendor alleged that the Company improperly terminated an Intellectual Property License and Supply Agreement (“IPLSA”) and that the Company also defrauded the vendor in connection with IPLSA. This matter was settled on October 16, 2023, and the Company agreed to pay the vendor $600,000 within 5 business days of the close of the date that the Company completes an IPO or March 31, 2024, whichever occurs first. The Company has a litigation settlement payable in the accompanying condensed consolidated balance sheet at June 30, 2025 and December 31, 2024. As of the date of this filing, the Company has not paid the litigation settlement amount.

On March 31, 2024, a vendor agreed to extend the payment until May 15, 2024 for payment of an additional $25,000, payable on demand. On July 25, 2024, the arbitrator granted the implementation of interest at the statutory rate on the unpaid balance commencing May 15, 2024 until paid, therefore an additional $48,750 and $56,250 of interest expense is recognized in the accompanying condensed consolidated statement of operations during the three and six months ended June 30, 2025, respectively.

At June 30, 2025 and December 31, 2024, $97,500 and $41,250 of accrued interest is included in litigation settlement payable in the accompanying condensed consolidated balance sheet.

Note 11 – Subsequent Events

Convertible debt

In July 2025, the Company entered into a series of convertible promissory notes with a group of investors for the aggregate purchase price of $4 million. The notes are payable three months after purchase for a total amount of $5 million (20% OID). The Company may extend the payment date for up to three additional one-month periods with the OID on the Notes increasing to 25%, 30% and 35% with respect to any such monthly extensions. Further, upon the occurrence of an Event of Default, as that term is defined in the Notes, the Notes shall be convertible into shares of the Common stock of the Company at a price equal to 80% of the lowest closing sale price of the Company’s common stock as reported on the Nasdaq Global Market on any trading day during the five (5) trading days prior to the respective conversion date. As of August 13, 2025, the Company has received the full proceeds from the issuance of $4,000,000 of such promissory notes.

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Investment and Joint Venture

In June 2025, the Company (through a soon to be formed entity – Nuromena Holdings Ltd. “NuroMena”) entered into a letter of intent to form an investment and joint venture agreement with a Middle-East investor (“Investor”), names Quazar Investments. At the formation date, the Company would own 10 million shares of NuroMena and contribute a license to its technology to NuroMena, and the Investor will purchase 2.5 million shares of NuroMena for a subscription price of $400,000 (“Initial Investment”). Following the formation of the entity and closing of the Initial Investment, the Investor shall source one or more future investors to purchase up to $50.0 million at $25/share in common stock of the Company, of which 70% of the proceeds will be maintained by the Company and 30% will be transferred to an operating entity to be formed under NuroMena, to conduct clinical trials in the middle-east markets. As of August 13, 2025, the entity has not yet been formed, and therefore the Initial Investment has not yet occurred.

In July 2025, the Company satisfied a key milestone in connection with the anticipated closing of its previously announced strategic transaction with Quazar Investment. Specifically, the Company executed and transferred a Sub-License Agreement from NeOnc Technologies Holdings, Inc. to its Abu Dhabi onshore operating subsidiary, NuroCure. The Sub-License grants rights within the United Arab Emirates and the broader GCC and MENA regions for NEO100 and NEO212 pursuant to the Company’s existing license from the USC Stevens Center for Innovation.

On July 8, 2025, the Company announced that it had entered into a non-binding term sheet with Quazar Investment for a proposed $50 million equity investment and regional expansion into the MENA markets. The Sub-License Agreement constituted the second of five conditions precedent to closing the transaction. Subsequent to execution of the Sub-License, the Company satisfied all remaining conditions precedent to closing, including:

1.	Finalization of definitive offering documents, including subscription agreements and a shareholder agreement;

2.	Approval of a comprehensive two-year business plan and budget, setting forth operational and clinical development milestones; and

3.	Legal formation of NuroMENA Holdings Ltd., incorporated under the Abu Dhabi Global Market framework.

The completion of these steps fulfills all the required conditions for closing and positions the Company to consummate the Quazar Investment transaction.

Binding Letter of Intent

On July 24, 2025, the Company entered into a binding Letter of Intent (“LOI”) with Dr. Ishwar K. Puri and Beth R. Levinson, setting forth the principal terms for the acquisition by NeOnc of all equity interests in a to-be-formed limited liability company (the “Target Company”). The Target Company was subsequently organized as JandB Holdings LLC, a California limited liability company.

Under the terms of the binding LOI, the transaction consideration includes:

(i)	a cash payment of $500,000 to McMaster University on or before October 31, 2025; and

(ii)	$3.0 million, less expenses, payable in shares of the Company’s common stock valued at $25.00 per share, to JandB Holdings LLC.

The Company believes this acquisition represents a strong strategic fit and supports its long-term growth initiatives. The closing of the transaction is subject to the negotiation and execution of definitive agreements, including a Share Exchange Agreement and related documentation, to be prepared by the Company’s legal counsel and reviewed by the Target Company’s legal counsel.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this Quarterly Report on Form 10-Q. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from these forward-looking statements as a result of certain factors. For a complete discussion of such risk factors, see the section entitled “Risk Factors”. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to those terms in the “Part I - Financial Information,” including the related notes to the consolidated financial statements contained therein.

Overview

Our company (f/k/a NAS-ONC, Inc.) was formed in 2008, devoted to developing new drugs with new delivery modes. As a clinical-stage biopharmaceutical company, we have focused on establishing superior treatments for intracranial malignancies, i.e., aggressive cancers located in the brain. These cancer types include primary brain cancers, such as glioblastoma, and secondary brain cancers, that have arrived through metastatic spread from other cancers throughout the body, such as melanoma or breast and lung cancer. Brain-localized malignancies are particularly difficult to treat because the blood-brain barrier prevents efficient entry of most pharmacotherapeutic agents into the brain. As a result, these patients are faced with poor prognoses and shortened average life expectancy. NeOnc is developing novel drug delivery methods to be used in combination with novel drug candidates.

NeOnc’s lead product candidate is NEO100. NEO100 is administered to patients via intranasal delivery. We have completed human safety testing in a Phase 1 clinical trial and are currently conducting preliminary efficacy testing in a Phase 2a trial with recurrent malignant glioma (Grade IV IDH1 mutant and Grade III Astrocytoma IDH1 mutant) patients. NeOnc is also developing a second product candidate, NEO212, which has completed preclinical testing, and an investigational new drug (IND) application has been filed and accepted with the United States Food and Drug Administration (FDA). The company has started Phase 1 clinical trials with patients harbouring primary and secondary malignant brain cancer types. Several additional drug candidates are in the pipeline and are undergoing preclinical development.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical and clinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales other than for humanitarian usage.

On October 11, 2024, the Company entered into an agreement with a broker dealer to serve as placement agent and provide broker services in connection with the proposed sale of common stock up to $10,000,000. Under this agreement, through December 31, 2024, the Company closed on commitments from investors to purchase 625,000 shares of common stock of the Company at $16 per share for total commitments of $10,000,000, which were to be held in escrow until the Company’s registration statement was declared effective. During the three months ended March 31, 2025, prior to the Company having an effective registration statement, the Company closed on an additional commitment to purchase 102,750 shares of common stock of the Company at $16 per share, for total commitments of $1,644,000, On March 10, 2025, the Company’s registration statement was declared effective at which time the $11,644,000 in escrow was released to the Company. On March 26, the Company was listed (“Listing”) on the NASDAQ global markets.

The Company has restated the previously issued unaudited consolidated financial statements as of and for the quarter ended March 31, 2025 (the “Restatement”). The Restatement corrects an overstatement of share based compensation due to an incorrect vesting period. The correction reduced the share based compensation expense from $23,073,745 to $17,397,774 and the corresponding net loss from $38,002,012 to $32,326,016 for the quarter ended March 31, 2025.

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Investment and Joint Venture

In June 2025, the Company (through a soon to be formed entity – Nuromena Holdings Ltd. “NuroMena”) entered into a letter of intent to form an investment and joint venture agreement with a Middle-East investor (“Investor”), Quazar Investments. At the formation date, the Company would own 10 million shares of NuroMena and contribute a license to its technology to NuroMena, and the Investor will purchase 2.5 million shares of NuroMena for a subscription price of $400,000 (“Initial Investment”). Following the formation of the entity and closing of the Initial Investment, the Investor shall source one or more future investors to purchase up to $50.0 million at $25/share in common stock of the Company, of which 70% of the proceeds will be maintained by the Company and 30% will be transferred to an operating entity to be formed under NuroMena, to conduct clinical trials in the middle-east markets. As of August 13, 2025, the entity has not yet been formed, and therefore the Initial Investment has not yet occurred.

Since its inception, we have incurred significant operating losses. Our net loss was $5,680,170 and $4,522,006, for the three months ended June 30, 2025 and 2024, respectively, and $38,006,186 and $7,460,982 for the six months ended June 30, 2025 and 2024, respectively. We had an accumulated deficit of $88,614,631 at June 30, 2025. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel and operate as a public company.

We will not generate revenue from product sales unless and until we successfully complete clinical development and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter a third-party commercialization partnership, we expect to incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing, and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as, and when needed, could have a material adverse effect on our business, results of operations and financial condition.

The report of our independent registered public accounting firm on our financial statements as of and for the year ended December 31, 2024 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern. See Note 1 to our financial statements for additional information on our assessment.

Components of Results of Operations

Revenue

We occasionally receive a fee from a patient for a “right to try” humanitarian program. Such revenues are not part of our core business.

Operating Expenses

Our operating expenses consist of (i) research and development expenses and (ii) legal and professional expenses and (iii) general and administrative expenses.

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Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research and development activities, including our product candidate discovery efforts and preclinical and clinical studies under our research programs, which include:

●	employee-related expenses, including salaries, benefits and stock-based compensation expense for our research and development personnel;

●	costs of funding research performed by third parties that conduct research and development and preclinical and clinical activities on our behalf;

●	costs of manufacturing drug products and drug supply related to our current or future product candidates;

●	costs of conducting preclinical studies and clinical trials of our product candidates;

●	consulting and professional fees related to research and development activities, including equity-based compensation to non-employees;

●	costs of maintaining our laboratory, including purchasing laboratory supplies and non-capital equipment used in our preclinical studies;

●	costs related to compliance with clinical regulatory requirements; and

●	facility costs and other allocated expenses, which include expenses for rent and maintenance of facilities, insurance, depreciation and other supplies.

Research and development costs are expensed as incurred. Costs for certain activities are recognized based on an evaluation of the progress to completion of specific tasks using data such as information provided to us by our vendors and analyzing the progress of our preclinical and clinical studies or other services performed.

The successful development of our product candidates is highly uncertain. We cannot reasonably estimate or know the nature, timing, and estimated costs of the efforts that will be necessary to complete development of our current or future product candidates. We are also unable to predict when, if ever, material net cash inflows will commence from the sale of our product candidates, if they are approved. This is due to the numerous risks and uncertainties associated with developing product candidates, including the uncertainty of:

●	the scope, rate of progress, and expenses of our ongoing research activities as well as any preclinical studies and clinical trials and other research and development activities;

●	establishing an appropriate safety profile;

●	successful enrollment in and completion of clinical trials;

●	whether our product candidates show safety and efficacy in our clinical trials;

●	receipt of marketing approvals from applicable regulatory authorities;

●	establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;

●	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;

●	commercializing product candidates, if and when approved, whether alone or in collaboration with others; and

●	continued acceptable safety of the products following any regulatory approval.

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A change in the outcome of any of these variables with respect to the development of our current and future product candidates would significantly change the costs and timing associated with the development of those product candidates.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect research and development costs to increase significantly for the foreseeable future as we commence clinical trials and continue the development of our current and future product candidates. However, we do not believe that it is possible at this time to accurately project expenses through commercialization. There are numerous factors associated with the successful commercialization of any of our product candidates, including future trial design and various regulatory requirements, many of which cannot be determined with accuracy at this time based on our stage of development. Additionally, future commercial and regulatory factors beyond our control will impact our clinical development programs and plans.

Legal and Professional Expenses

Legal and professional expenses consist of costs related to corporate and intellectual property legal costs and accounting and auditing fees. We also anticipate increased expenses associated with being a public company, including costs for audit, legal, regulatory and tax-related services related to compliance with the rules and regulations of the Securities and Exchange Commission, or the SEC, and listing standards applicable to companies listed on a national securities exchange, director and officer insurance premiums, and investor relations costs.

General and Administrative Expenses

General and administrative expenses include salaries and other compensation-related costs, including stock-based compensation, for personnel in executive, finance and accounting, business development, operations and administrative roles. Other significant costs include insurance costs, travel costs, facility and office-related costs not included in research and development expenses.

We anticipate that our general and administrative expenses will increase in the future as our business expands to support expected growth in research and development activities, including our future clinical programs. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside service providers, among other expenses. In addition, if we obtain regulatory approval for any of our product candidates and do not enter a third-party commercialization collaboration, we expect to incur significant expenses related to building a sales and marketing team to support product sales, marketing and distribution activities.

Share Based Compensation

Share based compensation expense result from the recognition of the fair value of restricted stock units (RSU) recorded on a straight-line basis from the date of grant to the date the RSU becomes fully vested.

Interest Expense

Interest expense primarily results from the bridge loan and a short-term loan both from related parties. Borrowings under these loans carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on principal. The OID to be earned under the bridge loan is recognized ratably over the term of each draw-down under the loan through the maturity date.

Amortization

Amortization on debt issuance costs resulted from the grant of warrants for a line of credit commitment. The fair value of the warrants was determined using the Black Scholes valuation method and the fair value is being amortized over the term of the line of credit commitment.

Amortization on deferred offering costs resulted from the issuance of common stock in connection with a private equity agreement

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Comparison of the three and six months ended June 30, 2025 and 2024:

Results of Operations

The following table summarizes our results of operations for the periods presented:

	For the Three Months Ended June 30,
	2025	2024	Change
Revenues:
Revenue	$-	$20,000	$(20,000)
Cost of Revenues		-
Operating Expenses:
Research and development	677,332	394,484	282,848
Legal and professional	520,364	590,984	(70,620)
General and administrative	984,262	289,652	694,610
Share based compensation	3,526,076	-	3,526,076
License expense	-	25,000	(25,000)
Total Operating Expenses	5,708,034	1,300,120	4,407,914
Loss From Operations	(5,708,034)	(1,280,120)	(4,427,914)

Other Income (Expense):
Interest income	28,725		28,725
Amortization on debt issuance and deferred offering costs	(192,249)	-	(192,249)
Other income, net	240,138	-	240,138
Interest expense - related parties	(48,750)	(1,171,963)	1,123,213
Loss on extinguishment of Bridge loan - related party	-	(2,069,923)	2,069,923
Net Loss	$(5,680,170)	$(4,522,006)	$1,158,164

Revenue

Revenue was generated for fees for a “right to try” humanitarian program during 2025 and 2024.

Research and Development Expenses

The following table summarizes the components of our research and development expenses for the periods presented:

	For the Three Months Ended June 30,
	2025	2024
Research and development costs by project:
NEO100-01	$109,166	$98,399
NEO100-02	93,326	96,367
NEO212	279,074	197,962
Pediatric	50,178	1,591
Laboratory	107,465	-
Other	38,123	165
Total	$677,332	$394,484

	For the Three Months Ended June 30,
	2025	2024	Change
Clinical trial expense	$531,744	$394,319	$137,425
Research and laboratory	145,588	165	145,423
Total research and development expense	$677,332	$394,484	$282,848

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Research and development expenses were $677,332 and $394,484 for the three months ended June 30, 2025 and 2024, respectively. A portion of these expenses amounting to approximately $145,588 and $165 for the three months ended June 30, 2025 and 2024, respectively, are from the University of Southern California (USC), where Dr. Chen is a member of the faculty. The total increase of $282,848 was primarily due to:

●	The addition of clinical trial sites for NEO100’s clinical trial.

●	The recruitment for NEO212.

●	The start of the clinical trial for NEO100-03for a Pediatric Indication.

●	Increased patient recruitment efforts.

Legal and Professional Expenses

Legal and professional expenses were $520,364 and $590,984 for the three months ended June 30, 2025 and 2024, respectively. The decrease of $70,820 was primarily due to the completion of the direct listing process which occurred in the first quarter of 2025.

General and Administrative Expenses

General and administrative expenses were $984,262 and $289,652 for the three months ended June 30, 2025 and 2024, respectively. The increase of $694,610 was primary due to a marketing campaign, rent and travel expenses and expense incurred in pursuit of the Middle East deal for which a letter of intent was executed subsequent to June 30, 2025.

Share Based Compensation

Share based compensation resulted from the granting of RSUs and is the recognition of the expense from the grant date (which included a catch up period from the original date of issuance of the RSU’s through the Listing Date, due to the removal of the contingency which occurred on the Listing Date) during the three months June 30, 2025.

Interest Expense

Interest expense was $48,750 and $1,171,963 for the three months ended June 30, 2025 and 2024, respectively. The interest for the three months ended June 30, 2025 relates primarily to the accrued interest for a litigation matter. The OID interest for the three months ended June 30, 2024 relates to the OID for the related party bridge loan that was converted into common stock in June of 2024.

Interest Income

Interest income was $28,725 and $0 for the three months ended June 30, 2025 and 2024, respectively. The interest income for the three months ended June 30, 2025, relates primarily interest earned on the money market account.

Loss on Extinguishment of Bridge Loan – related part

Loss on Extinguishment of Bridge Loan – related party was $0 and $2,069,923 for the three months ended June 30, 2025 and 2024, respectively. The loss is related to the loan being converted into common stock in June 2024.

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Amortization of Debt Issuance and Deferred Offering Costs

The amortization of debt issuance costs was approximately $192,000 and $0 for the three months ended June 30, 2025 and 2024, respectively. This represents the amortization of the debt issuance costs associated with the warrants issued for the HCWG line of credit, and offering costs relating to the Mast Hill agreement.

The following table summarizes our results of operations for the periods presented:

	For the Six Months Ended June 30,
	2025	2024	Change
Revenues:
Revenue	$39,990	$63,000	$(23,010)
Cost of Revenues
Operating Expenses:
Research and development	1,675,554	1,009,001	666,553
Legal and professional	1,477,909	1,155,338	322,571
General and administrative	1,833,747	705,264	1,128,483
Share based compensation	20,923,850	-	20,923,850
License expense	-	25,000	(25,000)
Advisory fees	11,737,806	-	11,737,806
Total Operating Expenses	37,648,886	2,894,603	34,754,263
Loss From Operations	(37,608,876)	(2,831,603)	(34,777,273)

Other Income (Expense):
Interest income	80,424	-	80,424
Amortization on debt issuance and deferred offering costs	(360,200)	-	(360,200)
Other income, net	240,138	-	240,138
Interest expense	(357,672)	(2,559,456)	2,201,784
Loss on extinguishment of Bridge loan - related party	-	(2,069,923)	2,069,923
Net Loss	$(38,006,186)	$(7,460,982)	$(30,545,204)

Revenue

Revenue was generated for fees for a “right to try” humanitarian program during 2025 and 2024.

Research and Development Expenses

The following table summarizes the components of our research and development expenses for the periods presented:

	For the Six Months Ended June 30,
	2025	2024
Research and development costs by project:
NEO100-01	$688,628	$456,721
NEO100-02	201,787	123,431
NEO212	455,629	359,696
Pediatric	99,010	68,988
Laboratory	192,377	-
Other	38,123	165
Total	$1,675,554	$1,009,001

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	For the Six Months Ended June 30,
	2025	2024	Change
Clinical trial expense	$1,445,054	$1,008,836	$436,218
Research and laboratory	230,500	165	230,335
Total research and development expense	$1,675,554	$1,009,001	$666,553

Research and development expenses were $1,675,554 and $1,009,000 for the six months ended June 30, 2025 and 2024, respectively. A portion of these expenses amounting to approximately $230,500 and $165 for the six months ended June 30, 2025 and 2024, respectively, are from the University of Southern California (USC), where Dr. Chen is a member of the faculty. The total increase of $666,553 was primarily due to:

●	The addition of clinical trial sites for NEO100’s clinical trial.

●	The recruitment for NEO212.

●	The start of the clinical trial for NEO100-03for a Pediatric Indication.

●	Increased patient recruitment efforts.

Legal and Professional Expenses

Legal and professional expenses were $1,477,909 and $1,155,338 for the six months ended June 30, 2025 and 2024, respectively. The increase of 322,571 was primarily due to completion of the direct listing process.

General and Administrative Expenses

General and administrative expenses were $1,833,747 and $705,264 for the six months ended June 30, 2025 and 2024, respectively. The increase of $1,128,483 was primary due to a marketing campaign, rent and travel expenses.

Share Based Compensation

Share based compensation resulted from the granting of RSUs and is the recognition of the expense from the grant date (which included a catch up period from the original date of issuance of the RSU’s through the Listing Date, due to the removal of the contingency which occurred on the Listing Date) through June 30, 2025.

Advisory Fee

The advisory fee was earned on the Listing Date March 26, 2025.

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Interest Expense

Interest expense was $357,672 and $2,559,456 for the six months ended June 30, 2025 and 2024, respectively. The interest for the six months ended June 30, 2025 relates to the short-term loan in March from a related party in the amount of $300,000 and $56,250 interest for a litigation matter. The OID interest for the six months ended June 30, 2024 relates to the OID for the related party bridge loan that was converted into common stock in June of 2024.

Amortization of Debt Issuance and Deferred Offering Costs

The amortization of debt issuance costs were $360,200 and $0 for the six months ended June 30, 2025 and 2024, respectively. This represents the amortization of the warrants issued for the HCWG line of credit and deferred offering costs relating to the Mast Hill agreement.

Cash Flows

The following table summarizes our cash flow for the periods indicated:

	For the Six Months Ended June 30,
	2025	2024	Change
Net cash provided by (used in):
Operating activities	$(10,964,226)	$(172,456)	$(10,791,770)
Financing activities	11,024,372	1,673,128	9,351,244
Net increase (decrease) in cash	$60,146	$1,500,672	$(1,440,526)

Operating Activities

During the six months ended June 30, 2025, net cash used in operating activities was $10,964,226 consisting primarily of our net loss of $38,006,186, offset by share based compensation of $20,923,850, accretion of original issue discount of $300,000, amortization of costs of $769,441 and the accrued advisory fee of $5,882,710. These were offset by decreases in accrued compensation in the amount of $479,775, and prepaid expenses in the amount of $350,134.

During the six months ended June 30, 2024, net cash used in operating activities was $172,456 consisting primarily of our net loss of $7,460,982 less the non-cash charge of the accretion of the original issue discount on the bridge loan in the amount $2,558,241, less the non-cash charge for the loss on extinguishment of convertible debt of $2,069,923 and an increase in accounts payable of $1,551,272.

Financing Activities

During the six months ended June 30, 2025, cash provided by financing activities was $11,024,372 consisting primarily of the sale of common stock of $11,324,372, receipt of $300,000 from a related party loan and the repayment of related party loan of $600,000. During the six months ended June 30, 2024, cash used in financing activities was $1,673,148, consisting primarily of proceeds from the sale of common stock of $1,702,658.

29

Liquidity and Capital Resources

Sources of Liquidity/Going Concern

Since our inception, we have funded our operations through the sale and issuance of preferred and common stock and debt financing rounds from related and third parties.

In March 2025 prior to our direct listing we issued 625,000 shares of common stock in a private placement at a price of $16.00 per share for gross proceeds of approximately $10,000,000. In March 2025 after our direct listing we issued 102,750 shares of common stock in a private placement at a price of $16.00 per share for gross proceeds of approximately $1,644,000.

No shares of common stock were issued in the quarter ending June 30, 2025.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Since our inception, we have not generated any revenue from product sales or any other sources, except humanitarian use, and we have incurred significant operating losses. We have not yet commercialized any products, and we do not expect to generate revenue from sales of any product candidates for a number of years, if ever. As reflected in the accompanying consolidated financial statements, we have incurred recurring net losses since our inception. For the three and six months ended June 30, 2025, the Company incurred a net loss of $5,680,170 and $38,006,186, respectively, and had an accumulated deficit of $88,614,631 at June 30, 2025. At June 30, 2025, the Company had cash totaling $125,039. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our strategies, such as executing additional licensing contracts. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The ability to continue as a going concern is dependent on us raising additional capital and attaining and maintaining profitable operations in the future to meet our obligations and repay our liabilities arising from normal business operations when they come due. Since inception, we have funded our operations primarily through equity and debt financings and licensing income and we expect to continue to rely on these sources of capital in the future.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our shareholders, in the case of equity financing, or grant unfavorable terms in licensing agreements.

Funding Requirements

We expect our expenses to increase in connection with our ongoing activities, particularly as we continue our research and development, initiate and conduct preclinical studies and clinical trials, and seek marketing approval for our current and any of our future product candidates. In addition, if we obtain marketing approval for any of our current or our future product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution, which costs we may seek to offset through entry into collaboration agreements with third parties. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

30

We expect to finance our operations over the next 12 months primarily through existing cash balances and the proceeds from the aforementioned private placements and supplemented as necessary by funds available through our Line of Credit Agreement with HCWG and sales under the Equity Purchase Agreement, each as described below. We have based this estimate on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. Our future capital requirements will depend on a number of factors, including:

●	the costs of conducting preclinical studies and clinical trials;

●	the costs of manufacturing;

●	the scope, progress, results and costs of discovery, preclinical development, laboratory testing, and clinical trials for product candidates we may develop, if any;

●	the costs, timing, and outcome of regulatory review of our product candidates;

●	our ability to establish and maintain collaborations on favorable terms, if at all;

●	the achievement of milestones or the occurrence of other developments that trigger payments under any license or collaboration agreements we might have at such time;

●	the costs and timing of future commercialization activities, including product sales, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;

●	the amount of revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval;

●	the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining and enforcing our intellectual property rights, and defending intellectual property-related claims;

●	our headcount growth and associated costs as we expand our business operations and research and development activities; and

●	the costs of operating as a public company.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interests may be diluted, and the terms of these securities may include liquidation or other preferences that could adversely affect your rights as a common stockholder. Additional debt financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business.

If we raise funds through potential collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

31

Critical Accounting Estimates

We account for stock-based compensation, including restricted stock units (RSUs), in accordance with ASC 718. RSUs are measured at fair value on the grant date based on our common stock price and expense over the vesting period. For awards with performance or market conditions, expense is recognized based on the probability of achievement and may be accelerated. We estimate forfeitures based on historical data and adjust these estimates periodically. Changes in forfeiture rates, stock price, or performance assumptions can materially affect stock-based compensation expenses. Management reviews these assumptions quarterly and updates estimates as necessary. We consider the accounting for RSUs a critical estimate due to the judgment involved and its material impact on our financial results.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates. However, we have contracted with and may continue to contract with foreign vendors that are located in Europe and India. Our operations may be subject to fluctuations in foreign currency exchange rates in the future.

Inflation generally affects us by increasing our cost of labor. We do not believe that inflation had a material effect on our business, financial condition or results of operations during the three and six months ended June 30, 2025 or the year ended December 31, 2024.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have identified all of the information required to be disclosed, and that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2025. Based upon their evaluation, and due to material weaknesses in our internal control over financial reporting related to; controls over segregation of duties, entity level controls over the risk assessment, information and communication and monitoring process, financial controls over all significant transaction classes, controls over authorization and tracking of related party transactions and controls over information technology over user access and provisioning, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of June 30, 2025.

32

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) during the quarter ended June 30, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in the Exchange Act Rule 13a-15(f). Our internal control over financial reporting is designed to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of published consolidated financial statements. A control system, no matter how well designed and operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. Because of these inherent limitations, management does not expect that our internal control over financial reporting will prevent all errors and all fraud. Management conducted an evaluation of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission (the “2013 Framework”). Based on our evaluation under the 2013 Framework, management concluded that our internal control over financial reporting was not effective as of June 30, 2025, due to the material weakness in our internal control over duties separation, company-wide risk and communication processes, major financial transactions, related party dealings, and IT user access management. As a result, we performed additional analysis as deemed necessary to ensure that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the consolidated financial statements included in this Form 10-Q present fairly in all material respects our financial position, results of operations, and cash flows for the period presented.

Management has implemented remediation steps to improve our internal control over financial reporting. Specifically, we expanded and improved our review process for complex securities and related accounting standards. We plan to further improve this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals. The Company can offer no assurance that these changes will ultimately have the intended effects.

This Quarterly Report on Form 10-Q does not include an attestation report on internal controls from our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

On June 6, 2023, a vendor filed a complaint against the Company for breach of contract in the Central District of California. The vendor alleged that the Company improperly terminated an Intellectual Property License and Supply Agreement (“IPLSA”) and that the Company also defrauded the vendor in connection with the IPLSA. This matter was settled on October 16, 2023, and the Company agreed to pay the vendor $600,000 within 5 business days of the close of the date that the Company completes an IPO or March 31, 2024, whichever occurs first. The Company recognized this as a litigation settlement expense in the accompanying consolidated statement of operations for the year ended December 31, 2023, and a litigation settlement payable in the accompany consolidated balance sheet at December 31, 2024 and December 31, 2023.

On March 31, 2024, the vendor agreed to extend the payment until May 15, 2024 for payment of an additional $25,000. The Company has not made the payment as of October 28, 2024, and the settlement is payable on demand. Such an amount is included in litigation settlement payable in the accompanying consolidated balance sheet at December 31, 2024. On July 25, 2024 the arbitrator granted the implementation of interest at the statutory rate on the unpaid balance commencing May 15, 2024 until paid.

On July 1, 2022, NeOnc Technologies, Inc. and Fox Infused, LLC, a Delaware limited liability company (“Fox Infused”), entered into an Intellectual Property License and Supply Agreement effective July 1, 2022 (the “Agreement”) whereby NeOnc agreed to supply certain products to Fox Infused and license certain of our patents. We terminated the Agreement with Fox Infused on April 25, 2023. On June 6, 2023, Fox Infused filed a complaint against NeOnc in the Central District of California alleging that the termination was improper (Civil Action No. 2:23-04431). Fox Infused also filed an ex parte application for a temporary restraining order and an order to show cause on a preliminary injunction against us seeking to have the court stop the termination of the contract. Fox Infused’s temporary restraining order application was denied and the case dismissed without prejudice. Fox Infused refiled the case in arbitration before the American Arbitration Association (Case No. 01-23-0002-5020). The parties engaged in settlement discussions and agreed to settle the dispute for a $600,000 payment by us to Fox Infused within 5 business days of the closing date of the Company’s initial public offering or March 31, 2024. The Company is currently in default under the terms of such a settlement agreement.

In addition to that set forth above, we are, from time to time, party to various claims and legal proceedings arising out of our ordinary course of business, but we do not believe that any of these claims or proceedings will have a material effect on our business, consolidated financial condition or results of operations.

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Item 1A. Risk Factors

There have been no material changes to the risk factors previously disclosed under Item 1A, “Risk Factors,” of our Quarterly Report on Form 10-Q for the period ended March 31, 2025.

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this Quarterly Report on Form 10-Q, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock would likely decline, and you might lose part or all your investment in our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Securities

During the six months ended June 30, 2025, the Company issued the following unregistered securities:

In February 2025, 50,000 restricted stock units were granted to each of Dr. Steven L. Giannotta, Jim Delshad and Dr. Ming-Fu Chiang. The forgoing restricted stock units vest one hundred percent (100%) seven months following March 25, 2025.

In March 2025, we issued 624,999 shares of common stock to various unaffiliated third parties in a private placement at a price of $16.00 per share for gross proceeds of approximately $10,000,000.

In March 2025, we issued to Dawson James Securities, Inc. and Mast Hill Partner LP 30,000 and 16,000 shares of common stock upon the time of our direct listing, respectively.

In March 2025, we issued 102,750 shares of common stock to various unaffiliated third parties in a private placement at a price of $16.00 per share for gross proceeds of approximately $1,644,000.

In June 2025, 200,000 restricted stock units were granted to Josh Newman. The forgoing restricted stock units vest one hundred percent (100%) thirty-six months following issuance.

In July 2025, the Company sold 132,342 shares of common stock at $3.73 per share for gross proceeds of approximately $493,000 pursuant to Equity Purchase Agreement with Mast Hill Fund, LP

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise specified above, we believe these transactions were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

35

Use of Proceeds

Not applicable.

Repurchases

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

36

Item 6. Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed on Form 8-K filed by the Registrant on March 27, 2025)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 filed on Form 8-K filed by the Registrant on March 27, 2025)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.2	Fourth Amended & Restated Promissory Note, dated December 4, 2023, by NeOnc Technologies Holdings, Inc. and Holders (incorporated by reference to Exhibit 4.2 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.3	Promissory Note, dated October 11, 2024, by NeOnc Technologies Holdings, Inc. and HCWG LLC (incorporated by reference to Exhibit 4.3 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.4	Common Stock Purchase Warrant, dated October 11, 2024, by NeOnc Technologies Holdings, Inc. and HCWG LLC (incorporated by reference to Exhibit 4.4 filed with the Registration Statement on Form S-1 filed by the Registrant on January 3, 2025)
4.5	Promissory Note, dated February 25, 2025, by NeOnc Technologies Holdings, Inc. and Amir Heshmatpour (incorporated by reference to Exhibit 4.5 filed with the Registration Statement on Form S-1 filed by the Registrant on February 26, 2025)
4.6	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on July 22, 2025)
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 1, 2025)
10.2	Office Lease, dated April 7, 2025, by and between the Company and RREF II Calabasas Park Center LLC (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 11, 2025)
10.3#

Employment Agreement dated June 5, 2025, between NeOnc Technologies Holdings, Inc. and Josh Neman (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on June 6, 2025)

10.4	Restricted Stock Award Agreement dated June 5, 2025, between NeOnc Technologies Holdings, Inc. and Josh Neman (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on June 6, 2025)
10.5	Form of Convertible Promissory Note Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on July 22, 2025)
10.6	Letter of Intent dated July 24, 2025, between the Company, Dr. Ishwar Puri and Beth Levinson (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on July 30, 2025)
10.7	Subscription Agreement dated June 28, 2025, between NuroMENA and Quazar (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on August 1, 2025)
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350
101.INS*	Inline XBRL Instance
101.SCH*	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation
101.LAB*	Inline XBRL Taxonomy Extension Labels
101.PRE*	Inline XBRL Taxonomy Extension Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
**	Furnished herewith.
#	Indicates management contract or compensatory plan.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Quarterly Report on Form 10-Q to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on August 18, 2025.

By:	/s/ Dr. Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Executive Officer

As required under the Securities Act of 1933, this Quarterly Report on Form 10-Q has been signed below by the following persons, in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. Thomas Chen	Chief Executive Officer	August 18, 2025
Dr. Thomas Chen	(Principal Executive Officer)

/s/ Keithly Garnett	Chief Financial Officer	August 18, 2025
Keithly Garnett	(Principal Accounting Officer)

38

Exhibit 31.1

CERTIFICATION

I, Dr. Thomas Chen certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended June 30, 2025 of NeOnc Technologies Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 18, 2025	/s/ Dr. Thomas Chen
Dr. Thomas Chen
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Keithly Garnett, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended June 30, 2025 of NeOnc Technologies Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 18, 2025	/s/ Keithly Garnett
Keithly Garnett
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Thomas Chen, Chief Executive Officer of NeOnc Technologies Holdings, Inc., certify that:

The quarterly report on Form 10-Q of NeOnc Technologies Holdings, Inc. for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of NeOnc Technologies Holdings, Inc.

/s/ Dr Thomas Chen
Dr Thomas Chen
Chief Executive Officer
(Principal Executive Officer)
Date:	August 18, 2025

A signed original of this written statement required by Section 906 has been provided to NeOnc Technologies Holdings, Inc. and will be retained by NeOnc Technologies Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Keithly Garnett, Chief Financial Officer of NeOnc Technologies Holdings, Inc., certify that:

The quarterly report on Form 10-Q of NeOnc Technologies Holdings, Inc. for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of NeOnc Technologies Holdings, Inc.

/s/ Keithly Garnett
Keithly Garnett
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	August 18, 2025

A signed original of this written statement required by Section 906 has been provided to NeOnc Technologies Holdings, Inc. and will be retained by NeOnc Technologies Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 25, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

2 Dole Drive, Westlake Village, CA	91362
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On March 6, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the Company’s direct listing (the “Direct Listing”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective prior to the closing of the Direct Listing.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things include provisions customary for public companies.

The foregoing description of the amendments made in the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

In connection with the Direct Listing, the Amended and Restated Bylaws previously approved by the Company’s board of directors become effective as of March 25, 2025, the effective date of the Direct Listing. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) address the universal proxy rules adopted by the Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the board of director’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements, and (ii) include provisions relating to proxies and voting.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 25, 2025, the Company issued a press release announcing its Direct Listing on the Nasdaq Global Market under the stock ticker “NTHI”. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Certificate of Incorporation of NeOnc Technologies Holdings, Inc.
3.2	Amended and Restated Bylaws of NeOnc Technologies Holdings, Inc.
99.1	Press release dated March 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

1. The name of the Corporation is NeOnc Technologies Holdings, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was January 5, 2023 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which amends and restated the Original Certificate in its entirety, has been approved by the board of directors of the Corporation in accordance with Sections 242 and 245 of the DGCL and by the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3. The Original Certificate of this Corporation is hereby amended and restated in its entirety by the Restated Certificate as set forth in Exhibit A attached hereto.

4. This Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, NeOnc Technologies Holdings, Inc., has caused this Restated Certificate to be executed by its duly authorized officer as of this 6th, day of March, 2025.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Dr. Thomas C. Chen
Dr. Thomas C. Chen
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEONC TECHNOLOGIES HOLDINGS, INC.

ARTICLE I. – NAME

The name of this Corporation is NeOnc Technologies Holdings, Inc.

ARTICLE II. – REGISTERED AGENT

The address of the registered office of the Corporation is 13 W. Main Street, P.O. Box 953, Felton, County of Kent, DE 19943 and the name of the registered agent of the Company at such address is Telos Legal Corp.

ARTICLE III. – PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as amended from time to time.

ARTICLE IV. – AUTHORIZED STOCK

A. Authorized Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred ten million (110,000,000) shares of which (i) one hundred million (100,000,000) shares shall be designated Common Stock and have a par value of $0.0001 per share, and ten million (10,000,000) shares shall be designated Preferred Stock and have a par value of $0.0001 per share.

B. Common Stock. Each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock. No holder of shares of Common Stock shall have the right to cumulate votes. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).

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C. Preferred Stock. The board of directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock and subject to any limitations prescribed by law, for the issuance of shares of the Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the following:

(i) The number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to voting rights provided by law and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption as the board of directors shall determine;

(vi) The rights of the shares of that series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of that series.

The number of authorized shares of Preferred Stock or any series thereof may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V. – BOARD OF DIRECTORS

A. Management of Business. The business and affairs of the Corporation shall be vested in its board of directors.

B. Number. The number of directors of the Corporation shall be fixed from time to time by the board of directors either by resolutions or a bylaw adopted by the affirmative vote of a majority of the entire board of directors.

C. Written Ballot. Directors need not be elected by written ballot unless required by the bylaws of the Corporation.

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D. Removal.

(i) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances or remove such directors elected by the holders of such series of Preferred Stock, neither the board of directors nor any individual director may be removed without cause.

(ii) Subject to any limitation imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Company then entitled to vote generally at an election of directors, voting together as a single class.

E. Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, upon the filing of this Restated Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The board of directors is authorized to assign members of the board of directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the board of directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

ARTICLE VI. – STOCKHOLDER ACTIONS

A. Special Meetings. Special meetings of the stockholders may be called by a majority of the board of directors, the chairman of the board, the chief executive officer or the president, and not by any other person.

B. Actions by Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of the stockholders without a meeting.

C. Notices. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the bylaws.

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ARTICLE VII. – LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent provided by application law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, in the case of directors only, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or amendment to this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such repeal or amendment.

ARTICLE VIII. – INDEMNIFICATION

This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under Delaware law.

ARTICLE IX. – CHOICE OF FORUM

A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action, arising out of or pursuant to any provision of the Delaware General Corporation Law, this Restated Certificate or the bylaws of the Corporation (as each may be amended from time to time); (iv) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C. Notice. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Restated Certificate.

D. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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ARTICLE X. – AMENDMENT OF BYLAWS

A. Board of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the board of directors.

B. Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Restated Certificate, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class.

ARTICLE XI. – AMENDMENT OF RESTATED CERTIFICATE

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation, except as provided in paragraph B of this Article XI.

B. Notwithstanding any other provisions of this Restated Certificate, or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, IX, X, and XI.

* * * *

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Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NeONC TECHNOLOGIES HOLDINGS, INC.

i

ii

BYLAWS

OF

NeONC TECHNOLOGIES HOLDINGS, INC.

ARTICLE I.

OFFICES

Section 1. Registered Office and Agent. The registered office of NeOnc Technologies Holdings, Inc. (the “Corporation”) shall be located at 13 W. Main Street, P.O. Box 953, Felton DE 19943. The name of its registered agent at such address is Telos Legal Corp.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication as authorized by and pursuant to Delaware General Corporation Law.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meetings the stockholders shall (i) elect a board of directors by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (ii) transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders may be called by a majority of the board of directors, the chairman of the board, the chief executive officer or the president, and not by any other person. Upon request in writing to the chairman of the board, the president or chief executive officer, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4. Notice of Meetings.

(a) Written notice of the place, if any, date, and hour of all stockholder meetings, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the certificate of incorporation. Without limiting the manner by which notice otherwise may be given effectively, any notice shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, unless revoked in accordance with Delaware General Corporation Law.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless otherwise provided in the certificate of incorporation or these bylaw and subject to Delaware law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6. Proxies and Voting.

(a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder in the manner prescribed by the Corporation’s certificate of incorporation, in person or by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

(d) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 8. Actions by Stockholders. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of the stockholders without a meeting.

Section 9. Organization; Order of Business. At each meeting of stockholders, the chairman of the board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The secretary (or in the secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 10. Nomination of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such stockholder and a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Corporation’s securities, and (iii) the consent of each nominee to be named in the proxy and accompanying proxy card and to serve as a director of the Corporation if so elected for a full term until the next meeting at which such nominee would face re-election. For such nominations, a representation that the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if so determined, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

(b) Notwithstanding anything to the contrary in this Section 2.10, in no event may a stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the annual meeting or special meeting, as applicable.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10.

(d) In addition to the requirements of this Section 2.10 with respect to any nomination proposed to be made at a meeting, each stockholder providing notice as to nominations pursuant to this Section 2.10 shall comply with all applicable requirements of the Exchange Act, with respect to any such nominations.

(e) Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, (i) no such stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any such stockholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s candidates. If any such stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 11. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by such stockholder and a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Corporation’s securities (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11, and (e) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if so determined, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by the board of directors, except as otherwise provided by law or the certificate of incorporation. Except as provided in Section 3 and Section 4 of this Article, directors shall be elected by the holders of record of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at annual meetings of stockholders, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 3. Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, upon the filing of this Restated Certificate of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The board of directors is authorized to assign members of the board of directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the board of directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting held in accordance with Article II, and the directors so chosen shall hold office until the next annual or special meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 5. Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to be given the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board, the president or chief executive officer, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these bylaws.

Section 6. Quorum. Except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws, at all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Actions of Board Without a Meeting. Unless otherwise provided by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the certificate of incorporation or these bylaws, members of the board of directors of the Corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 9. Committees. The board of directors may, by resolution passed by a majority of the directors then in office, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes and report to the board of directors when required.

Section 10. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Removal.

(a) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances or remove such directors elected by the holders of such series of Preferred Stock, neither the board of directors nor any individual director may be removed without cause.

(b) Subject to any limitation imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally at an election of directors, voting together as a single class.

ARTICLE IV.

OFFICERS

Section 1. General. The officers of the Corporation shall be appointed by the board of directors and shall consist of a president or a chief executive officer or both, a secretary, and a treasurer or a chief financial officer (or a position with the duties and responsibilities of a treasurer or chief financial officer). The board of directors may also appoint one (1) or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as the board of directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2. Election; Term of Office. The board of directors at its first meeting held after each annual meeting of stockholders shall elect a chairman of the board, a president or a chief executive officer or both, a secretary, and a treasurer or a chief financial officer (or a position with the duties and responsibilities of a treasurer or chief financial officer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The board of directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as may be prescribed by the board of directors from time to time.

Section 4. Chief Executive Officer. The chief executive officer of the Corporation shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, including but not limited to, general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have and exercise such further powers and duties as may be specifically delegated to or vested in the chief executive officer from time to time by these bylaws or the board of directors. In the absence of the chairman of the board or in the event of his inability or refusal to act, or if the board has not designated a chairman, the chief executive officer shall perform the duties of the chairman of the board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the chairman of the board.

Section 5. President. The president of the Corporation shall have the general power and duties of management usually vested in the office of president of a corporation, including but not limited to, general supervision, direction and control of officers of the Corporation. The president shall have and exercise such further powers and duties as may be specifically delegated to or vested in the president from time to time by these bylaws or the board of directors. In the absence of the chief executive officer or in the event of such officer’s inability or refusal to act, or if the board has not designated a chief executive officer, the president shall perform the duties of the chief executive officer, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the chief executive officer.

Section 6. Vice President. In the absence of the president or chief executive officer, or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one (1) vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or chief executive officer. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president or chief executive officer may from time to time prescribe.

Section 7. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the secretary shall also perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president or chief executive officer. If the secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the board of directors, and if there be no assistant secretary, then either the board of directors or the president or chief executive officer may choose another officer to cause such notice to be given. The secretary shall have custody of the seal of the Corporation and the secretary or any assistant secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of any such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Assistant Secretaries. Except as may be otherwise provided in these bylaws, assistant secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president or chief executive officer, or the secretary, and shall have the authority to perform all functions of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

Section 9. Treasurer or Chief Financial Officer. The treasurer or chief financial officer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the board of directors. The treasurer or chief financial officer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer or chief financial officer and of the financial condition of the Corporation. The treasurer or chief financial officer shall, when and if required by the board of directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of his or her duties as treasurer. The treasurer or chief financial officer shall have such other powers and perform such other duties as the board of directors or the president or chief executive officer shall from time to time prescribe.

Section 10. Assistant Treasurers. Except as may be otherwise provided in these bylaws, assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president or chief executive officer, or the treasurer, and shall have the authority to perform all functions of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.

Section 11. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 12. Resignations and Removal. Any officer may resign at any time by giving written notice to the board of directors (or to a principal officer if the board of directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

ARTICLE V.

STOCK

Section 1. Form of Certificates. The shares of the corporation shall be represented by certificates when any of such shares are fully paid, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may or shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate or certificates for shares signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or chief executive officer or a vice president and by the treasurer or chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the chairman of the board, the president or chief executive officer, any vice president or the secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI.

NOTICES

Section 1. Notices. Whenever written notice is required by law, the certificate of incorporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable or other electronic means and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex, facsimile or cable or other electronic means.

Section 2. Waiver of Notice. Whenever any notice is required by law, the certificate of incorporation or these bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting or by any Committee of the board of directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the board of directors may from time to time designate.

Section 3. Corporate Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action, arising out of or pursuant to any provision of the Delaware General Corporation Law, the Corporation’s certificate of incorporation, or these bylaws (as each may be amended from time to time); (iv) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw.

ARTICLE VIII.

DIRECTORS’ LIABILITY AND INDEMNIFICATION

Section 1. Directors’ Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

This Section 1 is also contained in Article VIII of the Corporation’s certificate of incorporation, as amended from time to time, and accordingly, may be altered, amended or repealed only to the extent and at the time such certificate article is altered, amended or repealed.

Section 2. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

Section 3. Right of Claimant to Bring Suit. If a claim under Section 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation’s certificate of incorporation or bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

Section 5. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Amendment. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX.

AMENDMENTS

Section 1. Board of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the board of directors.

Section 2. Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Restated Certificate, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class.

Exhibit 99.1

NeOnc Technologies Holdings Announces Effectiveness

of Registration Statement and Anticipated Listing Date

of Common Stock on Nasdaq Global Market

– Anticipated Listing March 26, Nasdaq Global Market: Symbol NTHI –

Westlake Village, California – March 25, 2025 – NeOnc Technologies Holdings, Inc. (“NeOnc” or the “Company,” to be listed on the NASDAQ Global Market under the symbol: NTHI), a clinical-stage medical biotechnology company, today announced that its registration statement on Form S-1, as filed with the Securities and Exchange Commission (“SEC”), relating to a proposed public direct listing of its common stock, has been declared effective by the SEC. The Company anticipates that its common stock will begin trading on the Nasdaq Global Market under ticker symbol “NTHI” on March 26, 2025.

A copy of the prospectus related to the registration statement may be obtained by visiting EDGAR on the SEC website or via the investor relations page of NeOnc’s website at neonctech.com.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NeOnc Technologies, Holdings, Inc.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier.

The Company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status.

The Company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California, consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonctech.com.

Important Cautions Regarding Forward Looking Statements

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding our expectations, possible or assumed future actions, business strategies, events, or results of operations, including statements regarding our expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate,” or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements without guaranteeing future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements following the date of this news release, whether because of new information, future events, or otherwise, except as required by law.

Company Contact:

Patrick Walters

Chief Operations Officer

NeOnc Technologies Holdings, Inc.

info@neonc.com

Investor Relations:

Roger Pondel / Laurie Berman

PondelWilkinson Inc.

(310) 279-5980

rpondel@pondel.com

lberman@pondel.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 31, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

2 Dole Drive, Westlake Village, CA	91362
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 31, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) the Company was notified by Marcum LLP (“Marcum”) that Marcum resigned as the independent registered accounting firm of the Company. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum. On March 31, 2025, Marcum resigned as auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, CBIZ was engaged, effective April 1, 2025, as the Company’s independent registered public accounting firm for the year ended December 31, 2025.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and December 31, 2023, and through March 31, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), other than the material weaknesses in internal controls identified by management as of December 31, 2024 related to a) lack of proper segregation of duties; b) lack of sufficient entity level controls; c) lack of sufficient controls of significant transaction classes; d) lack of sufficient controls over related party transactions; and e) lack of sufficient information technology general controls.

During the fiscal years ended December 31, 2024 and December 31, 2023, and through April 1, 2025, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Marcum’s letter, dated April 1, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Marcum dated April 1, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
		Name:	Dr. Thomas Chen
		Title:	Chief Executive Officer

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Exhibit 16.1

April 1, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by NeOnc Technologies Holdings, Inc. under Item 4.01 of its Form 8-K dated April 1, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of NeOnc Technologies Holdings, Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 26, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

2 Dole Drive, Westlake Village, CA	91362
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On March 26, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $16.00 per share, for gross proceeds of approximately $1.6 million.

The Company intends to use the net proceeds from the offering for working capital. The shares of Common Stock are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Purchase Agreements is subject to, and qualified in its entirety by reference to the full text of the form of Purchase Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing its strategic partnership with CBCC Global Research, a premier full-service clinical research organization. This collaboration will expand the Company’s clinical trial capabilities in India, facilitating the advancement of its development-stage neuro-oncology treatment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement
99.1	Press release dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 26, 2025 between NeOnc Technologies Holdings, Inc., a Delaware corporation (“Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, shares of its common stock, par value $0.0001 per share (“Common Stock”) at a per share price of $16.00, subject to the terms and conditions therein contained (the “Offering”); and

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I. DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and

(b) the following terms have the meanings set forth in this Agreement:

“$” or “USD” means United States Dollars.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” shall have the meaning ascribed to such term in Section 2.01(c).

“Closing Date” means the Closing of the purchase of the Securities, the Business Day when: (i) all of the Transaction Documents for such Securities have been executed and delivered by the applicable parties thereto, and conditions precedent to the applicable Investors’ obligations to pay the Subscription Amount; and (ii) the Company’s obligations to deliver such Securities have been satisfied. or waived.

“Commission” means the United States Securities and Exchange Commission.

“Escrow Shares” means the 19,444 shares of Common Stock to be transferred to the Investors pro rata based on each Investor’s Subscription Amount from HCWG LLC.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” means the Securities and shares of Common Stock issued to the Investors, as well as any Securities and shares of Common Stock issued as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on beneficial ownership in the Agreement.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing of a registration statement of the Company in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement(s) by the Commission.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, as well as all registration statements under the 1933 Act, filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“Securities” means the shares of Common Stock to be sold further to the Offering.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations or other similar laws of a particular state.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Securities purchased hereunder as specified next to such Investor’s name on Annex B of this Agreement and below the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all appendices, exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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ARTICLE II. PURCHASE AND SALE

Section 2.01 Closings.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Investor, severally and not jointly, agree to purchase, the Securities in the amounts set forth Annex B.

(b) The closing of the purchase and sale of the Securities referenced in Sections 2.01(a) and 2.01(b) is referred to as the “Closing”. At or prior to the Closing, the applicable Investors shall deliver, via wire transfer, immediately available funds equal to the Investors’ aggregate Subscription Amounts set forth on Annex B in accordance with the instructions set forth on Annex C. At the Closing, the Company shall deliver to each Investor its respective Securities. The Company and each Investor shall deliver the other items set forth in Section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.02 and Section 2.03, the Closing shall occur at the offices of Manatt, Phelps & Phillips, LLP, counsel to the Company, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02 Closing Deliverables.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor participating in the Closing the following:

(i)	this Agreement executed by the Company;

(ii)	certificates or evidence of electronic transfer of the Securities purchased by the Investor, registered in the name of such Investor;

(iii)	an instruction letter from HCWG, LLC to VStock Transfer LLC, to transfer the applicable amount of Escrow Shares to the Investor; and

(iv)	a duly executed certificate of an officer of the Company appending thereto (A) copies of duly executed resolutions or consents, of the directors, members or manager, as applicable, approving and consenting to the Company’s execution, performance of its obligations under the Transaction Documents and the transaction contemplated thereby and (B) a certificate of good standing or equivalent document dated no more than five days prior to the date hereof.

(b) On or prior to the Closing Date, each Investor participating in the Closing shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement executed by such Investor;

(ii)	such Investor’s Selling Stockholder Questionnaire set forth on Annex D hereto; and

(iii)	such Investor’s Subscription Amount with respect to the Securities purchased by the Investor, which shall be made available for DVP settlement with the Company or its designees, in accordance with the wire instructions set forth on Annex C hereto.

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Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the applicable Investors contained herein;

(ii)	all obligations, covenants and agreements of each participating Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each participating Investor of the items set forth in Section 2.02(b) of this Agreement.

(b) The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Company of the items set forth in Section 2.02(a) of this Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of the Closing Date as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) The Company and each of its Subsidiaries has been duly incorporated, organized or formed and validly exists as a corporation or limited liability company in good standing under the laws of the state of its incorporation, organization or formation. The Company and each of its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the SEC Documents, and to own, lease and operate its properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to result in a material adverse change to (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company or any of its Subsidiaries (as hereinafter defined), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the ability of the Company to perform its obligations under this Agreement or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Effect”).

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(b) Neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation, bylaws, operating agreement or other organizational documents, (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, security interest, charge or other encumbrance (a “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except, in the case of subsections (ii) and (iii) above, for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(c) The Company has duly and validly authorized the Transaction Documents, and each of the transactions contemplated hereby and thereby. The Transaction Documents have been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and are enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d) The execution, delivery, and performance by the Company of the Transaction Documents, and all other agreements, documents, certificates and instruments required to be delivered pursuant to the Transaction Documents, and consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation, bylaws, operating agreement or other organizational documents of the Company or any of its Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign applicable to the Company or any of its Subsidiaries, or (iv) trigger a reset or repricing of any outstanding securities of the Company, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect.

(e) Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has received any claim for royalties or other compensation from any Person, including any employee of the Company or any of its Subsidiaries who made inventive contributions to the technology or products of the Company or any of its Subsidiaries that are pending or unsettled, and except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has or will have any obligation to pay royalties or other compensation to any Person on account of inventive contributions. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the intellectual property of any other person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence.

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(f) The agreements and documents described in the SEC Documents [and the General Disclosure Package] conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the applicable provisions of the Securities Act to be described in [the General Disclosure Package] or the SEC Documents that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or businesses are or may be bound or affected and (i) that is referred to in the SEC Documents or attached as an exhibit thereto, or (ii) is material to the business of the Company or any of its Subsidiaries, has been duly and validly executed by the Company or its Subsidiary, as applicable, is in full force and effect in all material respects and is enforceable against the Company or its Subsidiary in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company or any of its Subsidiaries, and neither the Company, any Subsidiary nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder, in any such case, which would result in a Material Adverse Effect.

(g) The disclosures in the SEC Documents concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed, or has duly obtained extensions of time for the filing thereof, all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. To the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than liens for taxes not yet delinquent, or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

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(i) No labor disturbance or dispute by or with the employees of the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and each of its Subsidiaries is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees.

(j) As to each product or product candidate subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is tested, sold and/or marketed by the Company or any of its Subsidiaries (each such product, a “Product”), such Product has at all times been and currently is being tested, sold and/or marketed by the Company or any of its Subsidiaries in compliance with all applicable requirements under FDCA and/or and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, protection of human test subjects, medical privacy, product listing, quotas, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries currently has any products that have been approved by the FDA or any non-U.S. counterparts thereof to be manufactured, packaged, labeled, distributed, sold and/or marketed. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity or any non-U.S. counterparts thereof, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company, or its Subsidiaries (iv) enjoins production at any facility of the Company or its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or its Subsidiaries. The properties, business and operations of the Company and each of its Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof.

(k) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and each of its Subsidiaries that are described or referred to in the SEC Documents were and, if still pending, are being conducted in all material respects accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests that are described or referred to in the SEC Documents[, and the General Disclosure Package] are accurate and complete in all material respects and fairly present the published data derived from such studies and tests. Neither the Company nor any of its Subsidiaries has received any notices or other correspondence from any Investigational Review Board (IRB), nor from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requesting or requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority or that additional studies, tests or preclinical or clinical trials will reach similar results or conclusions.

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(l) Except as disclosed in the SEC Documents, and would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries has at all times operated its business in material compliance with all Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any of its Subsidiaries has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(m) The Company and each of its Subsidiaries maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is, to the Company’s knowledge, in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have Material Adverse Effect. The Company reasonably believes that it and each of its Subsidiaries will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its respective business and the value of its respective properties at a cost that would not have a Material Adverse Effect.

(n) Except as would not result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities (including the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed for the business operation of the Company or such Subsidiary as currently conducted. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted in writing by any applicable regulatory authority (including the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions. The Company and each of its Subsidiaries holds, and is in material compliance with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of the business of the Company and each of its Subsidiaries as currently conducted, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(o) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

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(p) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company and each of its Subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(q) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) As used in the Transaction Documents, the term “knowledge of the Company” (or similar language) shall mean the actual knowledge of the executive officers and directors of the Company who executed the SEC Documents with the assumption that such executive officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers or directors of the Company).

Section 3.02 Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into the Transaction Documents and to perform all obligations required to be performed by it hereunder. If an entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carryout its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Investor understands that the Securities are will be ‘restricted securities’ and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution the same (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Securities in the ordinary course of its investment business.

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(c) Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (ii) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(d) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(e) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(g) Information from Company. Such Investor and its purchaser representatives or investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in the Transaction Documents and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Securities and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s purchaser’s representatives or investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates or agents other than the Transaction Documents, and the agreements referenced therein.

(h) Speculative Nature of Investment; Risk Factors. SUCH INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, including, by way of example and not in limitation, the specific risks identified in the SEC Documents. Prior to execution of the Transaction Documents, the Subscriber fully understands and acknowledges such disclosures and acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management; (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment; and (iii) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor’s investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Investor should only purchase these securities if Investor can afford to lose their entire investment.

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ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Securities may not be sold or transferred by the Investors without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents and shall have the rights of an Investor under the Transaction Documents.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BYA LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Upon the Investor’s request in connection with a proposed sale of Securities pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from Investor’s broker (if the Securities are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company’s transfer agent opining that the underlying Securities may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any Securities to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than five (5) Business Days after the date of delivery to and receipt by the Company of a written request by any Investor together with (if required in order to render the opinion) any broker’s representation letter of other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 (“Legend Removal Date”), and such opinion letter may be a ‘blanket’ opinion letter covering underlying Securities held by more than one Investor (if applicable to more than one Investor).

(d) Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors under applicable State Securities Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

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ARTICLE V. INDEMNIFICATION AND CONTRIBUTION

5.01 Indemnification.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Securities or (iii) any material violation by the Company of the Transaction Documents (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.01(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of a registration statement, or any such amendment thereof or supplement thereto; (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5.01 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5.01, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5.01, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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Section 5.02 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5.01 to the fullest extent permitted by law; provided, however, that: (i) no seller of Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities.

ARTICLE VI. MISCELLANEOUS

Section 6.01 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

Section 6.02 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

Section 6.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, with written confirmation of successful transmission; (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 6.05 Amendments; Waivers. No provision of the Transaction Documents may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of the Securities then outstanding. No waiver of any default with respect to any provision, condition or requirement of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transfer complies with the terms of this Agreement and all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the ‘Investors’.

Section 6.07 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced i in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state, that would cause another jurisdiction’s laws to apply.

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Section 6.08 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ‘.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ‘.pdf” signature page was an original thereof.

Section 6.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 6.10 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 6.11 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Transaction Documents, unless otherwise specially addressed in the relevant provision of such Transaction Document.

Section 6.12 Headings. The headings herein are for convenience only, do not constitute a part of the Transaction Documents and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 6.14 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investors for a breach by the Company of this Agreement and an Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) such Investor has reason to believe that the Company will not comply with this Agreement.

[SIGNATURE PAGES FOLLOW]

14

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[Signature Page to Securities Purchase Agreement]

15

SECURITIES PURCHASE AGREEMENT

Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of ____, 2025 (“Agreement”), with the undersigned, NeOnc Technologies Holdings, Inc., a Delaware corporation (“Company”), in the form furnished to the undersigned; and (ii) purchase the Securities as set forth below, hereby agrees to purchase such Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled ‘Representations and Warranties of the Investors,’ and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR (if an individual):	INVESTOR (if an entity):

By
Name:	(Legal Name of Entity)
Date:
By
PURCHASER (if investing jointly)	Name:
Title:
By	Date:
Name:
Date:	Fax No.:

Fax No.

State/Country of Domicile or Formation:

SS/EIN/TIN:

Address:

Telephone:

E-Mail:

[Investor Counter Signature Page to Securities Purchase Agreement]

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Annex B

Name	Subscription Amount
[________]	$[________]

[________]	$[________]

17

Annex C

Wire Instructions

Account Name:
Bank Name:
Account #:
Routing #:

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Annex D

NEONC TECHNOLOGIES HOLDINGS, INC.

SELLING STOCKHOLDER QUESTIONNAIRE

The undersigned holder of securities of NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company may, but is not required to, file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of certain shares of the Company’s common stock (the “Registrable Securities”).

If the Company determines to file such Registration Statement and permits registration of the Registrable Securities, in order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities (a “Holder”) generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of any and all registration rights, purchase or similar agreements between such Holder and the Company (including certain indemnification provisions, as described below and the agreements contained herein).

THE UNDERSIGNED SHOULD FULLY COMPLETE AND RETURN THIS NOTICE AND QUESTIONNAIRE TO THE COMPANY AS SOON AS POSSIBLE.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus. Holders are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.

Please return the completed and executed Questionnaire to:

NeOnc Technologies Holdings, Inc.

c/o Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

Attention: Thomas J. Poletti, Esq.

Telephone: (714) 371-2501

Facsimile: (714) 371-2550

Email: tpoletti@manatt.com

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QUESTIONNAIRE

ALL PARTS OF THIS QUESTIONNAIRE SHOULD BE COMPLETED, INCLUDING ALL QUESTIONS REQUIRING A “YES” OR “NO” RESPONSE.

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this questionnaire):

2.	Address for Notices to Selling Stockholder:

3.	Beneficial Ownership of Registrable Securities:

(a)	Number of Registrable Securities beneficially owned:

(b)	Number of Securities to be registered for resale:

Note: To the extent you have purchased or sold securities not reflected in Exhibit A, please make any necessary changes directly on Exhibit A.

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4.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Type and amount of other securities beneficially owned (in addition to your response to Item 3):

Note: To the extent you have purchased or sold securities not reflected in Exhibit A, please make any necessary changes directly on Exhibit A.

5.	Broker-Dealer Status:

(a)	Are you a broker-dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)?

Yes ☐                No ☐

(b)	If “yes” to Item 5(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐                No ☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

Yes ☐                No ☐

Note:	If yes, provide a narrative explanation below:

For purposes of this Item 5(c), an “affiliate” of a registered broker-dealer shall include any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐                No ☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Schedule 1 to this Notice and Questionnaire, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

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Agreements, Consents and Acknowledgments

By signing below, the undersigned hereby agrees, consents to and/or acknowledges to the Company, both by the undersigned itself and on behalf of its affiliates, as follows:

1. To promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time prior to the Registration Statement becoming effective or at any time while the Registration Statement remains effective.

2. That the Company may disclosure the information provided herein by the undersigned in the Registration Statement and the Prospectus and that the Company is relying upon such information in connection with the preparation or amendment of the Registration Statement and the Prospectus.

3. The undersigned is required to comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M of the Exchange Act.

4. The Company shall be permitted to reduce the number of securities of the undersigned included in the Registration Statement in the event the staff of the Commission requests a reduction in the number of securities so registered; provided, however, that any such reduction shall be made on a pro rata basis between participating selling stockholders party to a Questionnaire in substantially this form or otherwise subject to a similar agreement with the Company.

5. In consideration of the Company registering securities on behalf of the undersigned and for other consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned agrees to furnish to the Company in writing such additional information as the Company reasonably requests for use in connection with the Registration Statement and the related prospectus and, to the fullest extent permitted by law, agrees to indemnify and hold harmless the Company and its representatives from and against, and agrees to reimburse the Company and its representatives with respect to, any loss, claim, damage, liability, attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (“Losses”) and any action in respect thereof to which the Company and its representatives may become subject under the Securities Act, Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information prepared and furnished to the Company by the undersigned or its representatives), (iii) any failure of the undersigned to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto to the purchaser in accordance with the Securities Act and the rules and regulations thereunder, and (iv) any breach by the undersigned of the Securities Act or the Exchange Act or the rules and regulations thereunder; provided, however, that this clause 6 shall not apply to the undersigned to the extent (and only to the extent) that the undersigned has previously agreed with the Company in a registration rights agreement or similar written agreement with respect to securities being registered that the undersigned will indemnify the Company with respect to matters involving the Company registering the undersigned’s securities, in which case such prior agreement shall control in all respects with respect to such securities.

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I confirm that, to the best of my knowledge and belief, the foregoing (including without limitation the answers to this Questionnaire) are true and correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _______, 202_	Beneficial Owner:

By:
Name:
Title (if applicable):

24

SCHEDULE 1

Plan of Distribution1

Each Selling Securityholder (the “Selling Securityholder”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

[1]	Subject to being updated.

25

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

26

Exhibit 99.1

NeOnc Technologies Expands Global Clinical Trial Network with CBCC Global Research to Accelerate Study of

Brain Cancer Treatments

WESTLAKE VILLAGE, Calif.--March 27, 2025-- NeOnc Technologies Holdings, Inc. (Nasdaq Global Market: NTHI), a clinical-stage medical biotechnology company, today announced a strategic partnership with CBCC Global Research (CBCC), a premier full-service clinical research organization (CRO). This collaboration will expand NeOnc’s clinical trial capabilities in India, facilitating the advancement of its development-stage neuro-oncology treatment.

Through this partnership, NeOnc will initiate clinical trials across 30 FDA-compliant clinical research sites in India, increasing patient enrollment and accelerating development efforts for a novel therapy designed to target aggressive brain tumors.

CBCC will initially recruit for the NEO100-01 Glioblastoma (GBM) clinical trial, which is a Phase 2a study evaluating the survival impact and tolerance of intranasal NEO100, an ultra-purified perillyl alcohol with a focus on the IDH1 mutation component in Grade 3 and 4 GBM tumors.

“Our collaboration with CBCC represents an important milestone and step forward in our clinical development strategy,” said Amir Heshmatpour, Executive Chairman of NeOnc Technologies. “Conducting our trials in India allows us to accelerate patient recruitment, maintain regulatory compliance, and expedite the potential approval of these promising therapies for patients in need. We are focused on completing our Phase 2 NEO100-01 enrollment this year, with a readout expected 6 to 8 months after that.”

The FDA-aligned trials in India will be conducted under Good Clinical Practices (GCP) and Good Laboratory Practices (GLP) standards, ensuring high-quality data generation and regulatory adherence. CBCC will oversee trial execution in coordination with NeOnc’s U.S.-based CRO, Anova Enterprises, ensuring streamlined operations.

“We are dedicated to advancing breakthrough therapies for brain cancer, and launching trials in India represents a critical step in that mission,” said Thomas Chen, MD, Ph.D., CEO of NeOnc Technologies. “By broadening our clinical reach, we are accelerating the path to market for our transformative treatments, while ensuring we reach a more diverse patient population.”

“India is emerging as a key hub for clinical research, and we are honored to support NeOnc in their mission to advance innovative neuro-oncology treatments,” said Manoj Vyas, CEO of CBCC Global Research. “With our deep expertise in clinical trial management and regulatory pathways, we are confident that this partnership will drive critical advancements in cancer therapeutics.”

This expansion underscores NeOnc Technologies’ commitment to accelerating the development of transformative therapies and improving patient outcomes worldwide. The company anticipates rapid enrollment and progress in these studies, bringing it closer to potentially delivering next-generation treatments for brain cancer and other challenging diseases.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. (NASDAQ Global Market: NTHI) is a publicly traded clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics designed to overcome the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. NeOnc’s NEO100™-01 and NEO100™-02 therapeutics are in Phase II, and the NEO100™-03 and NEO212™ therapeutics are in Phase I clinical trials, advancing under FDA Fast-Track and Investigational New Drug (IND) status.

For more information, visit www.neonctech.com.

About CBCC Global Research

CBCC Global Research is a full-service clinical Contract Research Organization (CRO) headquartered in Bakersfield, California, with operations across the U.S. and India. CBCC offers end-to-end services for clinical trials, including clinical operations, site management, safety management, clinical data management & statistical analysis, and medical & scientific writing. It specializes in supporting pharmaceutical, biotechnology, and medical device companies, particularly those in early stages of development, with regulatory and clinical trial needs.

CBCC has successfully executed over 100 clinical trials across 500+ sites. More than 70 pharmaceutical and biotech companies have availed CBCC’s services for their clinical development targeted for USFDA and EU submissions. CBCC has supported 10+ U.S.-based companies with clinical execution in both the U.S. and India. CBCC’s network sites have undergone over 50 audits by global regulatory agencies in the last 5 years, including the USFDA and EMA, demonstrating its commitment to quality and compliance.

For more information about CBCC Global Research, please visit www.cbcc.global.

Important Cautions Regarding Forward Looking Statements

This communication may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to completing enrollment this year, with a readout expected in 6 to 8 months after that, are based on management’s expectations, estimates, projections, and beliefs and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. More information can be found in the Risk Factors section of NeOnc’s SEC filings at www.sec.gov. NeOnc assumes no obligation to update these statements except as required by law.

Company Contact:

Patrick Walters

Chief Operations Officer

NeOnc Technologies Holdings, Inc.

info@neonc.com

Investor Relations:

Roger Pondel / Laurie Berman

PondelWilkinson Inc.

(310) 279-5980

rpondel@pondel.com

lberman@pondel.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 7, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

2 Dole Drive, Westlake Village, CA 91362

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Office Lease

On April 7, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into an Office Lease (“Lease”) with RREF II Calabasas Park Center LLC (“Landlord”), pursuant to which the Company agreed to lease from Landlord, and Landlord agreed to lease to the Company, approximately 1,427 square feet of office space located at 23975 Park Sorrento, Calabasas, California 91302 (the “Building”). The Lease is for the Company’s new principal executive offices. The term of the Lease is anticipated to commence on April 14, 2025. Rent is payable beginning in the month of April 2025 in the amount of $6,778.25 per month; beginning in April 2026 monthly rent is $6,978.03; beginning in April 2027 monthly rent is $7,192.08; beginning in April 2028 monthly rent $7,406.13, beginning in April 2027 monthly rent is $7,634.45; and beginning in April 2028 monthly rent is $7,862.77. The Company must also pay 1.40% of the operating expenses of the Building, which include real property taxes, supplies, energy, water, janitorial services, maintenance and repairs, insurance, labor, legal, certain capital improvements and certain other costs and expenses. The Lease shall last for sixty-three (63) months.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, annexed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, the Board of Directors of the Company (“Board”) appointed Amir Heshmatpour to the role of President, effective immediately. He will serve as President in addition to his current role as Executive Chairman. In connection with Mr. Heshmatpour’s appointment as the Company’s President, the Company verbally agreed to the following terms of employment while a formal employment agreement is being negotiated. The Company will pay Mr. Heshmatpour $1 a month until his employment agreement is finalized. Mr. Heshmatpour is party to an indemnification agreement with the Company on the Company’s standard form of indemnification agreement entered into with each of its officers and directors.

Amir Heshmatpour, age 56, has served on the Company’s Board since January 2023. Mr. Heshmatpour founded AFH Holding and Advisory LLC (“AFH”) in July 2005. Since July 2005, Mr. Heshmatpour has been the Managing Director of AFH. Mr. Heshmatpour, through AFH, his family office, has been involved in multiple biotech transactions from private to public. From 2018 to 2022, through a special purpose vehicle, Shuttle Pharmaceuticals Holdings Inc. (“SPH”), Mr. Heshmatpour restructured the board of directors, management, and recapitalized an IPO of a Georgetown phase II oncology asset. The SPV was created in 2018 and eventually was successfully listed on NASDAQ in 2022. Since then, he has been involved in NeOnc Technologies Inc., where he has provided strategic advisory services. Mr. Heshmatpour has a certification from the UCLA Anderson School of Business in corporate governance. He is also involved in the UCLA Anderson School of Business Management, Price Center, as a member of the Board of Advisors. In February 2024, Mr. Heshmatpour joined the Board of Directors of Make-A-Wish CVS in Los Angeles.

There is no arrangement or understanding between Mr. Heshmatpour and any other person pursuant to which he was selected as President, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

There are several transactions involving Mr. Heshmatpour to be reported pursuant to Item 404(a) of Regulation S-K, as described below.

Letter of Intent – AFH Holdings and Advisory, LLC

On December 19, 2022, NeOnc Technologies, Inc. entered into an engagement agreement with AFH Holdings and Advisory, LLC (“AFH”). Mr. Heshmatpour is the sole member and managing director of AFH and a member of the Company’s Board of Directors. AFH was engaged to assist NeOnc Technologies, Inc. in connection with its intent to effect a public listing. AFH was retained to assist NeOnc Technologies, Inc. with investor presentations and decks, coordinate the retention of an investment banker for an initial public offering, identify legal and accounting professionals to assist in connection with such public offering, identify investor relations/public relations firms, advise on private capital markets activities prior to the initial public offering and coordinate the closing process for the offering, and earned $500,000 during the year ended December 31, 2023. AFH agreed to advance costs of up to $500,000 for such professionals on the Company’s behalf to be to be paid off with proceeds of the short term loan provided to the Company by HCWG LLC. As of December 31, 2023, no amounts were outstanding further to such agreement. NeOnc Technologies, Inc. also agreed to effect a share exchange with the Company, a special purpose entity substantially beneficially owned by Amir Heshmatpour and his affiliates.

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On April 7, 2023, NeOnc Technologies, Inc. entered into a Share Exchange Agreement (the “Share Exchange”) with the Company, whereby all of the shareholders of NeOnc Technologies, Inc. exchanged their stock in NeOnc Technologies, Inc. for a total of 10,500,000 shares of common stock in the Company. As a result, all shareholders of NeOnc Technologies, Inc. became shareholders of the Company and NeOnc Technologies, Inc. became a wholly-owned subsidiary of the Company. At the consummation of this transaction, Mr. Heshmatpour, AFH, and their affiliated entities, individuals, or assignees owned an aggregate of 34.4% of the fully diluted issued and outstanding common shares of the Company. For the year ended December 31, 2022, the Company had no operations or assets other than cash paid by its shareholders for their shares ($450 in the aggregate) and liabilities of $50,000 pertaining to an amount owing to Mr. Heshmatpour for a professional retainer paid by him on behalf of the Company.

In addition, NeOnc Technologies, Inc. agreed to retain AFH as an exclusive advisor on all financing and mergers and acquisitions for a period of two (2) years from the closing of a public offering. Further to the advisory arrangement, AFH shall be paid in cash an aggregate fee in an amount equal to 2% of the post-money valuation of the Company immediately after the consummation of the direct listing.

On July 12, 2024, the Company amended the AFH advisory agreement section to allow for an upfront payment on the listing date of $2,500,000 and the remining amount of the 2% fee to be paid in equal monthly installments for one year. AFH was paid a fee of $500,000 for the amendment. Mr. Heshmatpour was paid $2,500,000 following the direct listing.

Short-term loans

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC. HCWG LLC is owned 31.25% by Mr. Heshmatpour, 18.75% by Dr. Thomas Chen, 18.75% by Dr. Alan Chiang (a former director), 15.625% by Patrick Walters and 15.625% by The Hilkiah Group LLC (an entity wholly-owned by Keithly Garnett, the Chief Financial Officer). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000 at December 31, 2023. The outstanding amounts under this Bridge Loan are payable at the earlier of the date of the initial public offering or December 4, 2024 (the “Maturity Date”).

Through December 31, 2024 and 2023, the Company had received under the Bridge Loan an aggregate of 7,337,408 and $5,968,987, respectively. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the year ended December 31, 2024 and 2023, amounted to $2,557,055 and 2,721,747, respectively, and are included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the years ended December 31, 2024 and 2023, respectively, is as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Bridge loan roll-forward
Principal outstanding	$9,802,697	$-

Borrowings	1,368,422	5,968,987
OID	1,368,422	5,968,987
Repayments	(791,077)	(2,135,277)
Total principal outstanding before conversion	11,748,464	9,802,697
Conversion to common stock	(11,748,464)	-
Principal; outstanding	$-	$9,802,697

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For the year ended December 31, 2023
Bridge loan

Principal Outstanding	$9,802,697
Less: Unrecognized OID	(3,247,240)
Total:	$6,555,457

On June 14, 2024, the Company reached an agreement with HCWG to convert the outstanding principal and interest on the Bridge Loan totaling $11,748,464 to 979,039 shares of common stock at $12 per share. The fair value of the common stock issued for the conversions was valued based upon the pricing from a recent financing round which was $12 a share. The difference between the carrying value of the debt as of the date of the extinguishment of $9,678,541 and the fair value of the shares issued to settle to the debt as of the date of the extinguishment of $11,748,464 is recorded as a loss on extinguishment of Bridge Loan in the accompanying consolidated statement of operations in the amount of $2,069,923. As a result of this conversion, the Bridge Loan was terminated and is no longer available to us for borrowing.

Advances – Executive Chairman of the Board

In February 2025, Mr. Heshmatpour advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. In the event of default, interest is payable at on any unpaid balance at a rate of 10% per annum. Mr. Heshmatpour is to receive a total of $600,000 upon repayment of such advances, including OID, absent default. The Company shall pay the Executive Chairman the entire unpaid principal balance on the earlier of one year following the date of the effective date of the agreement or the date of the direct listing on the Nasdaq Global Market. The Company paid Mr. Heshmatpour the unpaid principal balance following the Company’s direct listing.

Stock-Based Compensation

In January 2024, 1,000,000 restricted stock units were granted to Amir Heshmatpour. The forgoing restricted stock units will vest one hundred percent (100%) seven months following March 25, 2025. In October 2024, 200,000 restricted stock units were granted to Amir Heshmatpour. The forgoing restricted stock units will vest one hundred percent (100%) seven months following March 25, 2025.

Line of Credit Agreement

On October 11, 2024, the Company entered into a Line of Credit Agreement with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum with interest payments due on the first business day of each calendar month, with unpaid principal due by October 12, 2027. In connection therewith, the Company issued HCWG a five-year warrant to purchase up to 312,500 shares of its common stock at a per share exercise price of $12.00. The interest rate increases to 14% if the Line of Credit Agreement is extended. In April 2025, following the cashless exercise of the warrant, 164,500 shares of Company common stock were issued to HCWG.

Item 7.01.	Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release regarding Mr. Heshmatpour’s appointment to President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Office Lease, dated April 7, 2025, by and between the Company and RREF II Calabasas Park Center LLC
99.1	Press Release dated April 10, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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Exhibit 10.1

OFFICE LEASE

CALABASAS PARK CENTRE

RREF II CALABASAS PARK CENTER LLC,

a Delaware limited liability company,

as Landlord,

and

NEONC TECHNOLOGIES HOLDINGS, INC.,

a Delaware corporation,

as Tenant

CALABASAS PARK CENTRE

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Summary”) is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)			DESCRIPTION

1.	Dated as of:		April 7, 2025

2.	Landlord:		RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company

3.	Address of Landlord (Section 24.14):		RREF II Calabasas Park Center LLC
c/o CM Management Services, Inc.
236 S. Sierra Ave., Suite 100
Solana Beach, CA 92075
Attn: Ann Bruce; Dennis Cruzan

4.	Tenant:		NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation.

5.	Address of Tenant (Section 24.14):		2 Dole Drive
Westlake Village, CA 91362
Attn: Amir Heshmatpour

(Prior to Lease Commencement Date)

and

23975 Park Sorrento, Suite 205
Calabasas, CA 91302
Attn: Amir Heshmatpour

(After Lease Commencement Date)

6.	Premises (Article 1):

	6.1	Premises:	Approximately 1,427 rentable square feet of space located on the second (2nd) floor of the Building (as defined below), as depicted on Exhibit A attached hereto, known as Suite 205.

	6.2	Building:	The Premises are located in that certain “Building” whose address is 23975 Park Sorrento, Calabasas, California 91302.

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7.	Term (Article 2):

	7.1	Lease Term:	Sixty-three (63) months.

	7.2	Lease Commencement Date:	The earlier of (i) the date Tenant commences business operations in the Premises, and (ii) the later to occur of (A) April 14, 2025 and (B) the date that the Premises are delivered to Tenant with Landlord’s Work Substantially Completed (as such terms are defined in Section 1.2 of the Lease). The Lease Commencement Date is currently anticipated to be April 14, 2025 (the “Anticipated Lease Commencement Date”).

	7.3	Lease Expiration Date:	The last day of the calendar month in which the sixty- third (63rd) monthly anniversary of the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the sixty-third (63rd) monthly anniversary of the Lease Commencement Date.

8.	Base Rent (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Rate per Rentable Square Foot of Premises
1 – 12*	$81,339.00	$6,778.25	$4.75
13 – 24	$83,736.36	$6,978.03	$4.89
25 – 36	$86,304.96	$7,192.08	$5.04
37 – 48	$88,873.56	$7,406.13	$5.19
49 – 60	$91,613.40	$7,634.45	$5.35
61 – 63	$94,353.24	$7,862.77	$5.51

*	Subject to abatement during second (2nd) through fourth (4th) full calendar months of the initial Lease Term pursuant to the provisions of Section 3.2 of the Office Lease.

9.	Additional Rent (Article 4):

	9.1	Base Year:	Calendar year 2025

	9.2	Tenant’s Share of Operating Expenses and Tax Expenses:	1.40% (1,427 rentable square feet within the Premises/ 102,259 rentable square feet within the Building) (See Section 4.2.5 of the Office Lease).

10.	Security Deposit (Article 20):		$47,176.62 (subject to potential reduction pursuant to the terms of Article 20 of the Lease).

11.	Number of Parking Passes (Article 23):		Five(5) unreserved parking passes (i.e., 3.50 unreserved parking passes for each 1,000 rentable square feet of the Premises).

12.	Brokers (Section 24.19):		Colliers International representing Landlord

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EXHIBITS:

A	FLOOR PLAN OF PREMISES
B	RULES AND REGULATIONS
C	AMENDMENT TO LEASE
D	INTENTIONALLY DELETED
E	ESTOPPEL CERTIFICATE
F	EXERCISE FACILITIES

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CALABASAS PARK CENTRE

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company (“Landlord”), and NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

1.1 Real Property, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary). The floor plan of the Premises is attached hereto as Exhibit A. The Building, which is part of a multi-building office project owned by Landlord and commonly known as “Calabasas Park Centre”), the other two (2) buildings located in such complex (which are subject to modification from time to time in Landlord’s sole discretion), the surface parking areas currently located within such complex and serving the Building and/or such other buildings (collectively the “Parking Facilities”) any outside plaza areas, land and other improvements surrounding the Building and/or such other buildings, and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the “Building Complex” or the “Real Property.” Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located in the Building and/or on the Real Property; provided, however, that the use thereof shall be subject to the rules and regulations attached hereto as Exhibit B (the “Rules and Regulations”), as the same may be reasonably modified by Landlord from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof and the Real Property may be further modified or expanded, in Landlord’s sole and absolute discretion, to include additional (or remove existing) office, medical, retail and other buildings, parking areas and structures, landscaping, driveways, plazas, walkways, courtyards, public and private streets, common areas and other improvements and facilities.

1.2 Condition of Premises; Landlord’s Work. Except as expressly set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “AS IS” condition on the Lease Commencement Date; provided, however, that Landlord shall, at Landlord’s cost, using Building standard materials and in accordance with Building standards, perform the following improvements in the Premises (collectively, “Landlord’s Work “): patch and paint the interior walls in the Premises such that the patch and paint shall match the existing paint color of those interior walls. For purposes of this Lease, Landlord’s Work shall be deemed “Substantially Completed” (and “Substantial Completion” of Landlord’s Work shall occur) upon the completion of the foregoing items substantially in accordance with this Section 1.2, with the exception of any punch-list items. If Landlord shall encounter any delays in causing Landlord’s Work to be Substantially Completed as a result of any acts or omissions of Tenant, or its agents or employees (collectively, “Tenant Delays”), then, notwithstanding anything to the contrary set forth in this Lease and regardless of the actual date Landlord’s Work is Substantially Completed, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no such Tenant Delays, as set forth above, had occurred.

1.3 Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the rentable square feet of the Premises and the Building shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2017 (“BOMA”), as modified by Landlord pursuant to Landlord’s standard rentable area measurements for the Building. The rentable square feet of the Premises and the Building are subject to verification from time to time by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant’s architect may consult with Landlord’s planner/ designer regarding such verification, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. If Landlord’s planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square footage (including, without limitation, the amount of the Base Rent and Tenant’s Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of execution of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that (i) the first (1st) Lease Year shall commence on the Lease Commencement Date and end on the last day of the month which is twelve (12) months after the Lease Commencement Date, and (ii) the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant with Landlord’s Work Substantially Completed on or before the Anticipated Lease Commencement Date (as defined in Section 7.2 of the Summary) or any other date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. If Following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within five (5) business days after Tenant’s receipt thereof.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord at RREF II Calabasas Park Center LLC, PO BOX 776719, Chicago, IL 60677-6719, or such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first (1st) full calendar month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first (1st) day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the first month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Premises (collectively, the “Abated Rent”) during the second (2nd) through fourth (4th) full calendar months of the initial Lease Term (collectively, the “Abatement Period”). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover the full amount of the Abated Rent.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share of the annual Operating Expenses allocated to the Building pursuant to Section 4.3.4 below, which are in excess of the amount of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below and applicable to the Base Year (as such terms are defined below); plus (ii) Tenant’s Share of the annual Tax Expenses (as defined below) allocated to the Building pursuant to Section 4.3.4 below, which are in excess of the Tax Expenses allocated to the Building pursuant to Section 4.3.4 below and applicable to the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease (other than the Base Rent), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent, except as otherwise expressly set forth in this Article 4. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for: (i) the cost of supplying all utilities (including, without limitation, any telephone risers or intra building network cabling) (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company), the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, roof (and roof membrane), exterior walls, glazing, project signage, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Real Property, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees of any mortgage, or the lessor of any ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Real Property; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Real Property; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus two percent (2%) per annum (the “Interest Rate”)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (ix) the cost (including rent) of Landlord’s property management office for the Real Property and all utilities, supplies and materials used in connection therewith; (x) the cost of any capital alterations, capital additions, or capital improvements made to the Real Property or any portion thereof (A) which are Conservation Costs (as defined below) and/or which are deemed reasonably necessary by Landlord to maintain the quality, integrity and/or character of the Real Property and all systems, equipment and/or facilities which serve the Real Property (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (C) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine; (xi) the funding of any reserves maintained by Landlord to pay for any Operating Expenses; and (xii) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Real Property, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”).

If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building (and any other buildings within the Real Property during the period of time when any such other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Real Property) is (are) less than 95% occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year (including the Base Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building (and any of such other buildings, as applicable) been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to reasonably and equitably allocate and prorate some or all of the Operating Expenses and/or Tax Expenses among the Building and/or among different tenants of the Real Property, and/or among different and additional buildings of the Real Property, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Real Property or otherwise (collectively, the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants, if any, of the Real Property. Such Cost Pools may also include allocation of certain Operating Expenses and Tax Expenses within or under covenants, conditions and restrictions affecting the Real Property. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Real Property for purposes of determining Operating Expenses and Tax Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses and Tax Expenses in such Cost Pools. For the avoidance of doubt, the parties acknowledge and agree that, notwithstanding anything in this Lease to the contrary, Operating Expenses and Tax Expenses may be consolidated into one cost pool for purposes of providing any statement (including the Statement) to Tenant for purposes of Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses under this Lease.

Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and costs relating to capital improvements or expenditures. In addition, if in any Expense Year subsequent to the Base Year, the amount of Operating Expenses decreases due to a reduction in the cost of providing utilities, security and/or other services to the Real Property for any reason, including, without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the Expense Year in which such decrease in Operating Expenses occurred and all subsequent Expense Years, the Operating Expenses for the Base Year shall be decreased by an amount equal to such decrease.

Landlord agrees that any costs incurred in any Expense Year after the Base Year because of any added new type of discretionary services which were readily available during the Base Year and customarily provided by landlords of comparable first-class office buildings in the cities of Calabasas, and Westlake Village, California during the Base Year (but not by Landlord), and not included in the Base Year shall be added to and included in the Base Year for purposes of determining the Excess payable for such Expense Year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year, or the rate in effect during such subsequent Expense Year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of: (i) any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of Sections 4.2.3(vii) and (x) above; or (ii) security and/or parking control services required to operate the Real Property as a first-class mixed use building project.

Provided that Landlord maintains the first-class nature of the Building and Real Property, Tenant agrees that if Landlord discontinues any type of discretionary service that was provided by Landlord during the Base Year, then, any applicable costs no longer incurred by Landlord in any Expense Year after the Base Year (but which were incurred by Landlord in the Base Year) because of any such discontinued type of discretionary service that was provided by Landlord during the Base Year, shall be removed from and not included in the Base Year for purposes of determining the Excess payable for such Expense Year in which such discontinued discretionary service is no longer provided (and any Expense Year thereafter, provided that such discontinued service remains discontinued). For example, if Landlord provides an on-site property management office during the Base Year, but then discontinues the on-site property management office during the fifth Expense Year, then the Base Year will be adjusted to remove and not include the applicable costs of the on-site property management office for purposes of determining the Excess payable for such fifth Expense Year in which such on-site property management office is no longer provided (and for all Expense Years thereafter, provided that no such on-site property management office is later re-instated).

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (1) except as otherwise set forth above in this Section 4.2.3, interest on debt and amortization on mortgages; (2) ground lease payments; (3) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property; (4) the cost of providing any service directly to and paid directly by any tenant; (5) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (6) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (7) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, or redecorating rentable space (including vacant rentable space) for tenants or other occupants in the Building and/or Real Property; (8) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; (9) costs arising from Landlord’s charitable or political contributions; or (10) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building and/or Real Property.

4.2.4 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit assessment fees and taxes, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building (and all other buildings within the Real Property during the period of time when any such other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Real Property) were fully constructed and the Building (and all such other buildings) and all tenant improvements in the Building (and all such other buildings) were fully assessed for real estate tax purposes.

4.2.4.1 Tax Expenses shall include, without limitation:

(i) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Real Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross receipts with respect to the receipt of such Rent, and/or any tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv) any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.4.2 Notwithstanding anything to the contrary contained in this Section 4.2.4, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Real Property), and (ii) any items paid by Tenant under Section 4.4 below.

4.2.5 “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or the Building, and Tenant’s Share shall be appropriately adjusted to reflect any such determination. If Tenant’s Share is adjusted pursuant to the foregoing, then, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of the Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of the Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the “Excess”).

4.3.2 Statement of Actual Expenses and Payment by Tenant. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the “Statement”), which shall state the Operating Expenses and Tax Expenses allocated to the Building pursuant to Section 4.3.4 below incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in and pursuant to Section 4.3.3, below). If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statements is delivered to Tenant, or (ii) credit such overpayment toward the Additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant’s payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Expenses. Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses and Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such then-current Expense Year, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, and (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such then-current Expense Year, which shall be based upon the Estimate, to Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Estimate Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses and Tax Expenses to the Building. The parties acknowledge that the Building is part of a multi-building Building Complex consisting of the Building, the other existing buildings in the Real Property, and such other office, medical and/or retail buildings (as Landlord may elect to construct and include as part of the Real Property from time to time) (collectively, the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Real Property (i.e., certain of the Operating Expenses and Tax Expenses) shall be shared among the Building, the other existing buildings in the Real Property and such Other Buildings, while certain other costs and expenses which are solely attributable or exclusively pertaining to the Building, the other existing buildings in the Real Property and/or such Other Buildings, as applicable, shall be allocated (in a reasonable and equitable manner by Landlord) directly to the Building, the other existing buildings in the Real Property and/or such Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, but subject to the limitations contained in this Section 4.3.4, Operating Expenses and Tax Expenses are determined annually for the Real Property as a whole, and a portion of such Operating Expenses and Tax Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the other existing buildings in the Real Property and any such Other Buildings), and such portion so allocated shall be the amount of Operating Expenses and Tax Expenses payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses and Tax Expenses allocated to the Building and payable by Tenant hereunder shall include all Operating Expenses and Tax Expenses which are attributable solely to the Building, and an equitable portion of the Operating Expenses and Tax Expenses attributable to the Real Property as a whole, net of the same costs attributable to the Building. As an example of such allocation of Operating Expenses and Tax Expenses, with respect to Tax Expenses, it is anticipated that Landlord will receive separate tax bills which separately assess the improvements component of Tax Expenses for each leasable building in the Real Property, and such separately assessed Tax Expenses shall be calculated for and allocated separately to each such applicable leasable building. In addition, if prior to execution of this Lease or at any time thereafter Landlord has elected or subsequently elects, at its sole option, to subdivide into a separate parcel or parcels of land certain portions of the Real Property, including portions on which the Building, the other existing buildings in the Real Property and/or the Other Buildings are now or hereafter located and/or certain common area portions of the Real Property (such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas), and/or has separately conveyed or subsequently separately conveys all or any of such parcels to another person or entity (including to any common area association to own, operate and/or maintain same), the Operating Expenses and Tax Expenses for such separate parcels of land shall be aggregated (subject to the limitations contained in the foregoing provisions of this Section 4.3.4) and then reasonably allocated by Landlord to the Building, the other existing buildings in the Real Property and such Other Buildings on a reasonable and equitable basis (based upon sound real estate management principles, consistently applied) as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days after demand, for all taxes and assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a Building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) the Interest Rate, or (ii) the highest rate permitted by applicable law.

ARTICLE 5

USE OF PREMISES

5.1 Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. The population density within the Premises as a whole shall at no time exceed one person for each 250 rentable square feet in the Premises. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose (i) contrary to the Rules and Regulations and all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property, (ii) in violation of any applicable laws or ordinances (including laws pertaining to Hazardous Materials, as defined below), or (iii) for any use prohibited or restricted by any exclusive use rights or other restrictions (A) contained in any existing leases of other tenants of the Real Property as of the date of this Lease, or (B) provided by Landlord to any future tenant of the Real Property, as long as such future exclusive use restriction does not materially adversely affect Tenant’s operations and use of the Premises for the use permitted under this Section 5.1. Tenant shall comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

5.2 Hazardous Materials. Tenant shall not use or allow another person or entity to use any part of the Premises and Tenant shall not use any part of the Building or Real Property for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain ordinary office products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties (as defined below) from and against any and all Claims (as defined below) incurred in connection with or arising from violation of this Section 5.2 by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant. The provisions of this Section 5.2 shall survive the expiration or sooner termination of this Lease with respect to any Claims in violation of this Section 5.2 occurring prior to such expiration or termination. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, or (iii) asbestos.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday during the period from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. (collectively, the “Building Hours”), except for the date of observation of nationally and/or locally recognized holidays as designated by Landlord (collectively, the “Holidays”). Notwithstanding the foregoing, if during the Lease Term Landlord permits Tenant to install one (1) or more independent HVAC units (collectively, the “HVAC Units”) in the Premises pursuant to Article 8 below for Tenant’s exclusive use within the Premises, then the electrical usage for the HVAC Units shall be separately metered, at Tenant’s sole cost and expense, and Tenant shall, within thirty (30) days after Tenant’s receipt of invoice therefor from Landlord, pay to Landlord or reimburse Landlord for the actual electrical costs charged by the entity providing electricity to the HVAC Units. Tenant shall be responsible for repair and maintenance of the HVAC Units at Tenant’s expense and, accordingly, Tenant shall, throughout the Lease Term, maintain a service and/or maintenance contract for the HVAC Units, with a service provider reasonably approved by Landlord, which service provider shall perform all maintenance and repair on the HVAC Units. Tenant shall provide to Landlord a copy of periodic service reports for the HVAC Units, as such reports are received by Tenant.

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 above. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 above, or if Tenant’s consumption of electricity shall exceed an average of three (3) watts per usable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC from other than the HVAC Units (if applicable) during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish (which after-hours HVAC rate is currently $75.00 per hour, per zone, with a two (2) hour minimum), and (iii) Tenant shall pay such cost to Landlord within ten (10) days after billing.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Separate Metering. Notwithstanding the foregoing provisions of this Article 6 to the contrary, Landlord shall have the right to cause all electricity, water and/or other utilities to be separately metered for the Premises, and Tenant shall pay for the cost of all such utilities so separately metered, or which are billed directly to Tenant, within ten (10) days after invoice, in which event Operating Expenses for each Expense Year shall be equitably reduced to exclude all such utilities provided to Tenant and other tenants in the Building.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

6.6 Access to Building and Building’s Parking Facilities. Subject to the other provisions of this Lease (including, without limitation, the Rules and Regulations and any modifications thereof adopted by Landlord from time to time), Tenant shall be granted access to the Building, the Premises, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week, every day of the year.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, HVAC and electrical systems serving the Building and not located in the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Premises or Real Property or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building’s mechanical, electrical, HVAC, or life safety systems, or (ii) are visible from or affect any area located outside the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs of the Alterations, and shall pay to Landlord a Landlord supervision fee of ten percent (10%) of the cost of the Alterations.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, (i) the requirement that such Alterations comply with Landlord’s conservation, recycling, sustainability, healthy material, energy efficiency and waste reduction programs and/or other similar programs or practices at the Building or Real Property, and (ii) the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. Notwithstanding the foregoing, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building and/or the Building’s systems and equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with all applicable laws (including, without limitation, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the City of Calabasas, and in conformance with Landlord’s construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Real Property or the common areas, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working at the Building or Real Property. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (A) cause a timely Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with the terms of Section 8182 of the Civil Code of the State of California or any successor statute, (B) deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations, and (C) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises shall be at the sole cost of Tenant and shall be and become the property of Landlord. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, require Tenant at Tenant’s expense to remove any improvements or Alterations from the Premises and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If such lien is not released and removed within five (5) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that Landlord, its members, partners, submembers and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors, and Landlord’s mortgagees (collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage or injury either to person or property or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, claims and liability, including without limitation court costs and reasonable attorneys’ fees (collectively “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided, however, that the terms of the foregoing indemnity shall not apply to: (i) any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease; or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) which is the earlier of (i) Tenant’s entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises), for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate, and (ii) Personal Injury Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate.

10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all tenant improvements, Alterations and other improvements and additions in and to the Premises, including any improvements, alterations or additions installed above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a physical loss or damage basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law and employer’s liability coverage, with a limit of not less than One Million Dollars ($1,000,000).

10.3.4 Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord; (vii) except with respect to property damage insurance (which shall be governed by the provisions of Section 10.4 below), contain a waiver of subrogation in favor of Landlord and any other parties designated by Landlord from time to time as additional insured pursuant to clause (i) hereinabove; and (viii) include terrorism coverage on all required policies. Tenant shall deliver such policies or certificates thereof to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1 below, procure such policies for the account of Tenant, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of buildings comparable to the Building and located in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed immediately prior to the casualty, except for modifications required by applicable laws and/or by the holder of a mortgage on the Real Property (or any portion thereof), or any other modifications to the common areas deemed desirable by Landlord provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) above, and Landlord shall repair any damage to the tenant improvements and Alterations installed in the Premises and shall return such tenant improvements and Alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent, and Tenant’s Share of Operating Expenses and Tax Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises, the Building or any portion of the Real Property is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

ARTICLE 12

CONDEMNATION

If ten percent (10%) or more of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Real Property, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Real Property, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses and Tax Expenses shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements (and for the previous three [3] years) of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under Section 19.1.2 below. Whether or not Landlord consents to any proposed Transfer, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord (A) Eight Hundred Dollars ($800.00) for Landlord’s review and processing fees, and (B) any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2 Landlord’s Consent. Subject to Landlord’s rights in Section 14.4 below, Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

(i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Real Property;

(ii) the Transferee’s intended use of the Subject Space is not permitted under this Lease;

(iii) the Transferee is a governmental entity or agency;

(iv) the Transferee will not have a tangible net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), as of the effective date of the proposed Transfer, which is equal to or greater than the tangible net worth of Tenant as of the date of the mutual execution and delivery of this Lease or the date that Landlord’s consent is requested, whichever is greater;

(v) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building or the Real Property a right to cancel its lease; or

(vi) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Building or the Real Property at the time of the request for consent, (B) is negotiating with Landlord to lease space in the Building or the Real Property at such time, or (C) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (1) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (2) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord the Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any brokerage commissions in connection with the Transfer. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5 Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

ARTICLE 15

SURRENDER OF PREMISES;

REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements or Alterations installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as (i) Tenant is not in default under this Lease with any applicable cure period having expired, and (ii) Tenant repairs, at its expense, all damage resulting from such removal. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data and other cabling and wiring installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Without limiting the generality of the foregoing, if any of Tenant’s personal property is left in the Premises after such expiration or termination, then such personal property shall be deemed to be abandoned without any further notice whatsoever to Tenant by Landlord, and, at Landlord’s option, Landlord may dispose of said property in any manner it deems appropriate, without compensation to Tenant, and title shall pass to Landlord under this Lease. Landlord reserves the right to charge Tenant for the removal, storage and disposition of any of Tenant’s personal property left within any portion of the Project.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within five (5) business days following a request in writing by Landlord, or any Mortgagee (as defined below), Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Real Property or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Mortgagee or Landlord’s prospective mortgagees or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION AND ATTORNMENT

18.1 Subordination. This Lease is and shall be subject and subordinate to each ground lease of the Real Property and to the lien of each mortgage or trust deed of trust now or hereafter in force against the Real Property (herein, a “Mortgage”), and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of each such Mortgage, unless the holder of any such Mortgage (each, a “Mortgagee”), or the lessors under any such ground lease requires in writing that this Lease be superior thereto. Such subordination shall be effective automatically and without the need for further documentation, but, if requested by the Mortgagee of any such Mortgage or the lessor under any such ground lease, Tenant shall, within five (5) business days after Tenant’s receipt of such request, execute such further instruments or assurances as such Mortgagee or ground lessor shall reasonably require. If a Mortgagee of a Mortgage made prior to the execution of this Lease shall request that this Lease have priority over such Mortgage, this Lease shall have priority over such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) days after Tenant’s receipt of same, execute, acknowledge and deliver to such Mortgagee any and all documents and instruments required by such mortgagee to confirm the priority of this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Attornment. In the event of (i) the termination of any ground lease of the Real Property or (ii) the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of such transferee or purchaser of Landlord’s interest, attorn to and recognize the transferee or purchaser of Landlord’s interest or ground lease, as the case may be, as “Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such party, as “Landlord”, and Tenant, as “Tenant”, subject, however, to the provisions of Section 18.3 below. Tenant shall send to each Mortgagee (after notification of the identity of such Mortgagee and the mailing address thereof) copies of all notices that Tenant sends to Landlord pursuant to this Lease; such notices to such Mortgagee shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Section 24.14 below. Tenant will accept performance of any provision of this Lease by such Mortgagee as performance by, and with the same force and effect as though performed by, Landlord. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (A) Tenant gives notice of such act or omission to Landlord and to each such Mortgagee, and (B) a reasonable period of time for remedying such act or omission elapses following the time when such Mortgagee becomes entitled under such Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy and which reasonable period shall take into account such time as shall be required to institute and complete any foreclosure proceedings).

18.3 Lender Protections. Notwithstanding anything to the contrary in this Lease, any party that becomes owner of the Building (“Successor Landlord”) as a result of (i) foreclosure under any Mortgage, (ii) any other exercise by Mortgagee of rights and remedies (whether under any Mortgage or under applicable law, including bankruptcy law) as holder of a Mortgage, or (iii) delivery by Landlord to a Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Building in lieu of any of the foregoing, shall not be liable for or bound by any of the following matters:

(A) any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of rent or performance of Tenant’s other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord’s breach or default under this Lease (“Offset Right”) that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant to the Successor Landlord (each, a “Former Landlord”) relating to any event or occurrence before the date of such attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of such attornment. The foregoing shall not, however, limit either (1) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of such attornment, or (2) Successor Landlord’s obligation to correct any conditions that existed as of the date of such attornment and violate Successor Landlord’s obligations as successor landlord under this Lease;

(B) any obligation with respect to any security deposited with Former Landlord, unless such security was actually delivered to Successor Landlord;

(C) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon;

(D) to reconstruct or repair improvements to the Premises or the Building following a fire, casualty or condemnation;

(E) any offset, defense, claim, counterclaim, reduction, deduction, or abatement arising from representations and warranties by or related to Former Landlord;

(F) any modification or amendment of this Lease, or any waiver of the terms of this Lease, made without Mortgagee’s written consent;

(G) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease;

(H) any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under this Lease with respect to any period after the date of such attornment other than, and only to the extent that, this Lease expressly required such a prepayment; and

(I) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible.

19.2 Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.3 above, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Landlord shall not be required to keep the Security Deposit in a separate account and Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

Tenant recently completed a direct public offering of shares (the “Offering”), and Tenant’s financial information following the closing of the Offering is not finalized as of the date of mutual execution and delivery of this Lease. Landlord and Tenant acknowledge that the Security Deposit amount set forth in Section 10 of the Summary contemplates Landlord’s review of financial statements provided by Tenant prior to the closing of the Offering, and that Tenant’s financial condition may have changed as a result of such closing. Notwithstanding the foregoing to the contrary, Tenant shall have the one-time right, at any time after the date which Tenant delivers to Landlord updated and certified financial statements reflecting Tenant’s post-Offering financial condition, to deliver to Landlord written notice (the “Reduction Request”) requesting Landlord to reduce the Security Deposit held by Landlord under the Lease. Landlord shall review Tenant’s updated and certified financial statements to determine whether Tenant has a tangible net worth that is sufficient, in Landlord’s sole discretion, to meet the obligations of Tenant under this Lease during the remaining portion of the Lease Term without requiring that the full Security Deposit amount set forth in Section 10 of the Summary continue to be held by Landlord; provided, however, that Landlord shall have no obligation to reduce the Security Deposit under this Lease. If Landlord determines, in its sole discretion, that Tenant’s tangible net worth is sufficient to reduce the Security Deposit, and provided that Tenant is not in monetary or material non-monetary default, and has not previously been in monetary or material non-monetary default under this Lease, Landlord shall reduce the Security Deposit by an amount (the “Deposit Reduction Amount”) determined by Landlord, in its sole discretion, to be appropriate under the circumstances. If Landlord elects to reduce the Security Deposit by the Deposit Reduction Amount, Landlord and Tenant shall execute an amendment to this Lease memorializing the same.

ARTICLE 21

COMPLIANCE WITH LAW

21.1 Compliance With Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including those pertaining to Hazardous Materials), other than the making of structural changes to the Building (collectively, the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

21.2 CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Real Property to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection of the Premises, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Lease Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Real Property in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant’s receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Real Property located outside the Premises that are Landlord’s obligation to repair as set forth in Section 7.2 above, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant’s receipt of an invoice therefor from Landlord.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial and other services required of Landlord. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

TENANT PARKING

Tenant shall rent throughout the Lease Term, the number of unreserved parking passes set forth in Section 11 of the Summary, located in those portions of the Parking Facilities specified in Section 11 of the Summary. Such parking spaces shall be located in such areas of such Parking Facilities as shall be designated by Landlord from time to time for unreserved parking by tenants of the Building and/or Real Property. All of such parking privileges shall be provided by Landlord, or at the option of Landlord, through a parking operator designated by Landlord (the parking operator so designated by Landlord shall be referred to herein as the “Parking Operator”), and Landlord may delegate its responsibilities under this Article 23 to the Parking Operator in which case the Parking Operator shall have all rights of control attributed by this Article 23 to Landlord. Tenant shall pay to Landlord (or the Parking Operator, if so designated by Landlord), for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord (or the Parking Operator, if so designated by Landlord) for unreserved parking passes in the Parking Facilities where such parking passes are located, plus all applicable parking taxes; provided, however, that Tenant shall have no obligation to pay any fees or parking taxes during the initial Lease Term. Tenant’s continued right to use the unreserved parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time by Landlord or the Parking Operator for the orderly operation and use of the Parking Facilities and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. In addition, Landlord (or the Parking Operator, if so designated by Landlord) may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord (or the Parking Operator, if so designated by Landlord) determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord (or the Parking Operator, if so designated by Landlord) specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, and Tenant acknowledges and agrees that Landlord (or the Parking Operator, if so designated by Landlord), from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to any of the Parking Facilities, or temporarily relocate Tenant’s parking passes to other parking facilities within a reasonable distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. The parking passes provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and the parking passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.2 Tenant’s Signs. Tenant shall be entitled, at its sole cost and expense, to: (i) one (1) identification sign on or near the main reception entry doors of the Premises (limited to one [1] line); and (ii) for multi-tenant floors, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located (limited to one [1] line). Such signs shall be installed by Landlord (or, at Landlord’s option, by a signage contractor designated by Landlord). The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal; provided however, upon such expiration or earlier termination, Landlord, at Landlord’s option, may provide written notice to Tenant that Landlord will perform such removal work and Tenant will be responsible for reimbursing Landlord for the actual, reasonable costs incurred by Landlord therefor (which reimbursement shall be made by Tenant to Landlord within thirty [30] days after Tenant’s receipt of invoice from Landlord therefor). Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.3 Modification of Lease. If any current or prospective mortgagee or ground lessor for the Real Property requires any modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.4 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Real Property and/or this Lease, and upon any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Landlord may also assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.5 Prohibition Against Recording. Except as provided in Section 24.3 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.10 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.11 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

24.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

24.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.14 Notices. All notices, demands, statements, approvals or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by nationally recognized overnight courier service (with signature required) (i.e., UPS, FedEx, etc.), or United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 24.14 or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.15 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.16 Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

24.17 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

24.18 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.19 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with this Lease pursuant to the terms of a separate written agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers. The terms of this Section 24.19 shall survive the expiration or earlier termination of the Lease Term.

24.20 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.21 Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Real Property and/or the Building, and to install, affix and maintain any and all signs on the exterior and on the interior of the Real Property and/or the Building, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Real Property and/or the Building, or use pictures or illustrations of the Real Property and/or the Building, in advertising or other publicity, without the prior written consent of Landlord.

24.22 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other Transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

24.23 Landlord Renovations. Except as specifically set forth in this Lease: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant. At Landlord’s option, Landlord may at any time and from time to time, renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Premises, and/or the Real Property, including without limitation the Parking Facilities, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (A) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (B) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Real Property, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Real Property, which work may create noise, dust or leave debris in the Real Property, (C) renovation of the main entry to the Building and the main Building lobby area, (D) renovation of the elevator, lobbies, elevator doors and frames, and (E) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

24.24 Confidentiality. Tenant acknowledges that the contents of this Lease (specifically including, but not limited, to the Base Rent abatement provisions and the amount of the Abated Rent set forth in Section 3.2 above) are confidential information. Tenant shall keep such information confidential and shall not disclose such confidential information to any person or entity other than Tenant’s legal, accounting, and space planning consultants, respectively, or as otherwise required by law (collectively, the “Authorized Parties”), and shall instruct the Authorized Parties to keep such information confidential. If Tenant discloses any such confidential information to anyone other than the Authorized Parties, then Tenant shall be in default under this Lease without the benefit of any notice and cure period, and, in addition to all of Landlord’s other rights and remedies resulting from such default, (i) if such default occurs prior to the end of the Abatement Period, Tenant shall no longer be entitled to receive the Abated Rent not theretofor accrued, and Landlord shall be entitled to recover all of the Abated Rent theretofor provided to Tenant, and (ii) if such default occurs after the end of the Abatement Period, Landlord shall be entitled to recover all of the Abated Rent theretofor provided to Tenant.

24.25 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.26 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.27 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.28 Building Directory. At Tenant’s cost, Landlord shall include Tenant’s name and suite number on one (1) line on the Building lobby directory.

24.29 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.30 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space at the Real Property comparable in size to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant at least thirty (30) days’ prior notice of Landlord’s election to so relocate Tenant, and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord’s notification to Tenant of the relocation, which improvements shall be paid for by Landlord at Landlord’s cost. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

24.31 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.

24.32 Electronic Signatures. Each of the parties to this Lease (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign) in order to expedite the transaction contemplated by this Lease, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by telecopy or electronic transmission only.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

“Landlord”

RREF II CALABASAS CENTER LLC a Delaware limited liability company

By:	/s/ Jason Morrow
	Name:	Jason Morrow
	Title:	Authorized Signatory

“Tenant”

NEONC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Amir F. Heshmatpour
	Name:	Amir F. Heshmatpour
	Its:	Executive chairman

By:	/s/ Keithly A. Garnett
	Name:	Keithly A. Garnett
	Its:	Chief Financial Officer

EXHIBIT A

FLOOR PLAN OF PREMISES

PANTRY
OPEN OFFICE
OFFICE
OFFICE
OFFICE
CORRIDOR
FIRE STAIR
FEC
CLOSET
NORTH

SCALE: 1/8" = 1'-0"

0 8' 16'

SUITE 205 FLOOR PLAN

23975 PARK SORRENTO

CALABASAS, CA 91302

Exhibit A-1

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Real Property, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than twenty-four (24) hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6. Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the HVAC, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

Exhibit B-1

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use any method of HVAC other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

14. Tenant shall not bring into or keep within the Real Property or the Premises any animals, birds, bicycles or other vehicles.

15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s HVAC system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, recycling, sustainability, energy efficiency, waste reduction and/or other programs or practices that are in place and/or may, at Landlord’s option and discretion, be implemented or enacted from time to time at the Building and/or Real Property, including, without limitation, in connection with any reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system or program, the U.S. Green Building Council and/or Energy Star rating and/or compliance system or program).

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

Exhibit B-2

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building and the Real Property shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building and/or Real Property except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building and Real Property, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building and/or Real Property.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

28. Prior to Tenant and/or any of Tenant’s employees entering into and/or using the Exercise Facilities (as defined in Exhibit F attached to the Lease), if any, Tenant shall execute (and shall cause such employees to execute) a waiver in a form determined and provided by Landlord from time to time (the “Waiver”).

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit B-3

EXHIBIT C

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of _________________, ______, by and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company (“Landlord”), and NEONC TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated as of _____________________ (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, known as Suite 205 of the Building located at 23975 Park Sorrento, Calabasas, CA 91302.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises have been delivered to Tenant with Landlord’s Work Substantially Completed, (b) the Lease Term for the Lease commenced as of ____________________ (the “Lease Commencement Date”) for a term of __________ complete months ending on _______________________ (the “Lease Expiration Date”) (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on _______________________________.

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”

RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company

By:
Name:
Title:

“Tenant”

NEONC TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Its:

Exhibit C-1

EXHIBIT D

INTENTIONALLY DELETED

Exhibit D-1

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _________________, 20__ and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the Building located at [INSERT BUILDING ADDRESS] Calabasas, CA 91302, hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _________.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6. Base Rent became payable on _______________.

7. The Lease Term expires on _________________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 20___.

“Tenant”

,
a

By:
Name:
Its:

Exhibit E-1

EXHIBIT F

EXERCISE FACILITIES

Landlord has constructed and designated common exercise facilities at the Real Property for use by tenants of the Building and/or Real Property (the “Exercise Facilities”). In connection therewith, Tenant and its employees, as such employees are authorized by Tenant, may enter into and use the Exercise Facilities subject to the terms and conditions of this Exhibit F. As a condition to utilizing the Exercise Facilities, all users shall (i) execute the Waiver prior to entering into and/or using the Exercise Facilities, and (ii) observe the rules and regulations established by Landlord in connection therewith (which may be amended from time to time in Landlord’s sole discretion).

Tenant expressly agrees that use of the Exercise Facilities shall be undertaken by Tenant or any employee of Tenant at the sole risk of Tenant or such employees, and Landlord shall not be responsible for any claims, demands, injuries, damages, actions or causes of action, whatsoever to person or property arising out of or connected with use of the Exercise Facilities or the premises where the Exercise Facilities are located, and Tenant does hereby expressly forever release and discharge Landlord and Landlord’s officers, members and partners and their respective officers, directors, agents, and employees (collectively, the “Landlord Parties”) from all Claims, except to the extent the Claims are caused by the gross negligence or willful misconduct of Landlord and are not insured or required to be insured by Tenant under the Lease.

Tenant shall defend, indemnify and hold harmless Landlord and the Landlord Parties (collectively and individually, “Indemnitee”) from and against any and all Claims for injury to or death of any person, including, but not limited to, Claims for loss of consortium or other derivative claims (including for death of or injury to an employee of Tenant or an Indemnitee), or for loss of or damage to property (including the property of an Indemnitee) resulting from the use of or the presence upon the Exercise Facilities by Tenant or its employees. Such indemnity shall apply whether or not an Indemnitee was or is claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed on one or more of the Indemnities; provided, however such indemnity shall not apply to the extent the Claims are caused by the gross negligence or willful misconduct of Landlord and are not insured or required to be insured by Tenant under the Lease. The foregoing agreement to defend, indemnify and hold harmless with respect to the Exercise Facilities shall prevail over any language to the contrary in the Lease.

Tenant’s insurance and waiver of subrogation requirements under the Lease shall include the duty to cover within such insurance and waiver of subrogation requirements Tenant’s obligations under this Exhibit F.

Landlord, in its sole and absolute discretion, may (A) withdraw the Exercise Facilities use privileges of Tenant or any authorized employee of Tenant upon notice to Tenant, and/or (B) elect to charge a fee for the use of the Exercise Facilities. Any Exercise Facilities use privileges arising hereunder for the benefit of Tenant or employee of Tenant authorized by Tenant shall terminate contemporaneously with the termination of the Lease or any expiration thereof. Tenant further acknowledges and agrees that Landlord is not obligated to provide the Exercise Facilities and/or any particular equipment or improvements therein, and may discontinue such Exercise Facilities at any time.

Exhibit F-1

Exhibit 99.1

NeOnc Technologies Holdings, Inc. Executive Chairman, Amir Heshmatpour, Assumes Expanded
Leadership Role as Company’s New President

CALABASAS, Calif. — April 10, 2025 — NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a clinical-stage biopharmaceutical company focused on innovative treatments for central nervous system (CNS) cancers and disorders, today announced that Executive Chairman Amir Heshmatpour has been appointed to serve as President of the Company. Heshmatpour will retain his role as Executive Chairman, while taking on day-to-day leadership responsibilities to accelerate the Company’s strategic and clinical initiatives.

“Amir’s appointment as President reflects our commitment to strong, visionary leadership as NeOnc advances its clinical programs,” said Dr. Thomas Chen, CEO of NeOnc. “His extensive experience in building and scaling companies, coupled with his deep understanding of capital markets and business development, will be instrumental as we move forward.”

Heshmatpour brings over 25 years of senior executive and board-level experience in business development, operations, finance, and M&A. He is the founder, chairman, and managing director of AFH Holdings & Advisory, where he has led IPO transactions totaling over $1.5 billion, and private funding and M&A transactions exceeding $5 billion in aggregate value.

Previously, Heshmatpour served as Chairman and CEO of Metrophone Telecommunications, which he founded in 1994. Under his leadership, Metrophone completed 17 acquisitions and grew annual revenues to over $100 million during a decade of sustained expansion. He has served on the board of the UCLA Anderson School of Management for more than 12 years, and is a board member of the Make-A-Wish Foundation for the Central Coast and Southern Central Valley of California.

“I’m honored to step into the role of President at such a pivotal time in NeOnc’s evolution. By formalizing my day-to-day oversight of Company operations, we’re enabling Dr. Chen to focus fully on driving our clinical trials forward, with a specific emphasis on patient enrollment for our lead drug candidates — NEO212, our TMZ bio-conjugate, and NEO100,” said Heshmatpour. “With our promising drug candidates advancing through clinical development, I’m confident in our ability to deliver significant value to patients, providers, and shareholders alike.”

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonctech.com.

Important Cautions Regarding Forward Looking Statements

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate,” or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether because of new information, future events or otherwise, except as required by law.

“NEO100” is a registered trademark of NeOnc Technologies Holdings, Inc.

Company Contact:

Patrick Walters

Chief Operations Officer

NeOnc Technologies Holdings, Inc.

info@neonc.com

Investor Relations:

Roger Pondel / Laurie Berman

PondelWilkinson Inc.

(310) 279-5980

rpondel@pondel.com/lberman@pondel.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 28, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2025, Patrick Walters notified the Board of Directors of NeOnc Technologies Holdings, Inc. (the “Company”) of his decision to retire as Chief Operating Officer of the Company effective June 1, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 5, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Josh Neman for his service as Chief Clinical Officer of the Company.

The terms of Mr. Neman’s Employment Agreement provide for a base salary of $165,000 per year. In addition, Mr. Neman will be entitled to participate in the Company’s 2023 Equity Incentive Plan, with 200,000 restricted stock units (the “RSUs”) to be granted as of Mr. Neman’s start date. One-third of the restricted stock units will vest on December 30, 2025. One-third of the restricted stock units will vest thereafter in twenty-nine (29) equal monthly installments. The remaining one-third will be performance-based, the vesting of which will be predicated on certain performance metrics being met as set forth in Mr. Neman’s individual grant agreement.

The descriptions of the Employment Agreement and the Restricted Stock Award Agreement set forth under this Item 1.01 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed Josh Neman as the Company’s Chief Clinical Officer, effective June 5, 2025.

Mr. Neman, age 47, has served since July 2014 as an Associate Professor of Neurological Surgery, Neuroscience, and Physiology at the Keck School of Medicine of the University of Southern California (“Keck”). In addition to his academic role, he has held several key leadership positions at Keck, including Program Chair of the Cancer Biology and Genomics PhD Program since July 2019 and Scientific Director at the USC Brain Tumor Center since July 2021. In January 2021, Mr. Neman co-founded Synaptical Inc., a digital startup dedicated to providing cancer patients with guidance, education, and resources. He currently serves as its Chief Executive Officer. He also founded CNSMENDER Consulting LLC in January 2022, where he continues to serve as Chief Executive Officer. Mr. Neman earned both his Bachelor of Science and Ph.D. in Neurobiology from the University of California, Los Angeles.

There is no arrangement or understanding between Mr. Neman and any other person pursuant to which he was selected as Chief Clinical Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Neman to be reported pursuant to Item 404(a) of Regulation S-K.

The disclosures regarding Mr. Neman’s Employment Agreement and Restricted Stock Award Agreement set forth in Item 1.01 of this Current Report on Form 8-K with respect to Mr. Neman are incorporated herein by reference. The descriptions of the Employment Agreement and the Restricted Stock Award Agreement incorporated by reference in this Item 5.02 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement
10.2	Restricted Stock Award Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the 5th day of June 2025, by and between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), and Josh Neman, PhD, an individual residing at the address set forth on Schedule A hereto (the “Executive”).

INTRODUCTION

WHEREAS, the Company is in the business of the development and commercialization of treatments for intracranial malignancies, i.e., aggressive cancers located in the brain (the “Business”);

WHEREAS, the Company wishes to employ the Executive under the title and capacity set forth on Schedule A hereto; and

WHEREAS, the Executive desires to be employed by the Company in such capacity, subject to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

1. Employment Period. The initial term of the Executive’s employment by the Company (directly or through its wholly-owned subsidiary NeOnc Technologies, Inc.) pursuant to this Agreement shall commence upon the date hereof (the “Effective Date”) and shall continue for and shall continue through and expire on that date which is twelve months from the Effective Date (the “Employment Period”). Thereafter, the Employment Period shall automatically renew for successive periods of one (1) year each, unless either party shall have given to the other at least fifteen (15) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.

2. Employment; Duties.

(a) Subject to the terms and conditions set forth herein, the Company hereby employs the Executive to act for the Company during the Employment Period in the capacity set forth on Schedule A hereto, and the Executive hereby accepts such employment. The duties and responsibilities of the Executive shall include such duties and responsibilities appropriate to such office and as are normally associated with and appropriate for such position and as the Company’s board of directors (the “Board”) may from time to time reasonably assign to the Executive.

(b) Executive recognizes that during the period of Executive’s employment hereunder, Executive owes an undivided duty of loyalty to the Company, and Executive will use Executive’s good faith efforts to promote and develop the business of the Company and its subsidiaries (the Company’s subsidiaries from time to time, together with any other affiliates of the Company, the “Affiliates”). Executive shall devote all of Executive’s business time, attention and skills to the performance of Executive’s services as an executive of the Company. Recognizing and acknowledging that it is essential for the protection and enhancement of the brand name, reputation and business of the Company and the goodwill pertaining thereto, Executive shall perform the Executive’s duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Company and the industry from time to time.

(c) However, the parties agree that: (i) Executive may devote a reasonable amount of his time to civic, community, or charitable activities and may serve as a director of other corporations (provided that any such other corporation is not a competitor of the Company, as determined by the Board) and to other types of business or public activities not expressly mentioned in this paragraph,(ii) Executive may participate as a non-employee director and/or investor in other companies and projects as disclosed by Executive to, and approved by, the Board, so long as Executive’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company and (iii) it is acknowledged that Executive is currently employed with University of Southern California (USC) and may continue employment with USC so long as Executive’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

3. Place of Employment. The Executive’s services shall be performed at the Company’s offices located at 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, at any other location at which the Company now or hereafter has a business facility, at employee’s home office, or at any other location where Executive’s presence is necessary to perform his duties. The parties acknowledge that the Executive may be required to travel in connection with the performance of his duties hereunder.

4. Base Salary. The Executive shall be entitled to receive a salary from the Company during the Employment Period at a rate per year indicated on Schedule A hereto (the “Base Salary”). Once the Board has established the Base Salary, such Base Salary shall be payable in monthly installments in accordance with the Company’s customary payroll practices. The Executive’s Base Salary may be increased on each anniversary of the Effective Date, at the Board’s sole discretion.

5. Bonus.

The Executive shall be eligible to participate in any bonus or incentive program established by the Company for executives of the Company.

6. Other Benefits.

(a) Grant of Restricted Stock Units. The Executive shall be entitled to receive a number of restricted stock units (“Restricted Stock Units”) as in accordance with the terms of a separate Restricted Stock Unit Award Agreement set forth on Exhibit A hereto. Any additional equity awards to the Executive shall be at the option of the Board.

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(b) Restrictions. Any and all shares of stock, options, restricted stock units and other equity awards granted to or owned by the Executive will be subject to the share ownership guidelines and insider trading and blackout policies adopted from time to time by the Board of Directors for senior executives of the Company and will also be subject to applicable holding periods and transaction reporting requirements under applicable securities laws.

(c) Insurance and Other Benefits. During the Employment Period, the Executive and the Executive’s dependents shall be entitled to participate in any Company insurance programs and any applicable benefit plans, as the same may be adopted and/or amended from time to time (the “Benefits”). The Executive shall be bound by all of the policies and procedures relating to Benefits established by the Company from time to time.

(d) Vacation; Personal Days. During the Employment Period, the Executive shall be entitled to an annual vacation of such duration consistent with the Company’s policies from time to time, as determined by the Board. The Executive shall be entitled to paid personal days on a basis consistent with the Company’s other senior executives, as determined by the Board.

(e) Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business, promotional, travel and entertainment expenses (“Reimbursable Expenses”) incurred or paid by the Executive during the Employment Period in the performance of Executive’s services under this Agreement on a basis consistent with the Company’s other senior executives, as determined by the Board, provided that the Executive furnishes to the Company appropriate documentation required by the Code and/or other taxing authorities in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request. For purposes of this Agreement, “Code” means the U.S. Internal Revenue Code of 1986 (as it has been and may be amended from time to time) and any regulations and guidance that has been promulgated or may be promulgated from time to time thereunder and any state law of similar effect.

7. Termination; Compensation Due Upon Termination of Employment. The Executive’s employment with the Company shall be entirely “at-will,” meaning that either the Executive or the Company may terminate such employment relationship by terminating this Agreement in writing delivered to the other party at any time for any reason or for no reason at all, subject, however, to the terms of this Section 7. The Executive’s right to compensation for periods after the date his employment with the Company terminates shall be determined in accordance with the provisions of paragraphs (a) through (e) below.

(a) Voluntary Resignation; Termination without Cause.

(i) Voluntary Resignation. The Executive may terminate his employment at any time upon thirty (30) days prior written notice to the Company. In the event of the Executive’s voluntary termination of employment other than for Good Reason (as defined below), the Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, except as otherwise required by this Agreement or by applicable law, to provide the benefits described in Section 6 for periods after the date on which the Executive’s employment with the Company terminates due to the Executive’s voluntary resignation, except for the payment of the Executive’s Base Salary accrued through the date of such resignation.

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(ii) Termination without Cause.

(A) If the Executive’s employment is terminated by the Company without Cause (as defined below): the Company shall (x) continue to pay the Executive the Base Salary (at the rate in effect on the date the Executive’s employment is terminated) until the end of the Severance Period (as defined below) and (y) pay any other accrued compensation and Benefits. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such termination of employment.

(B) If, following a termination of employment without Cause, the Executive breaches the provisions of Section 10 hereof or that Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit B, the Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in Section 7(a)(ii)(A) above, and any and all obligations and agreements of the Company with respect to such payments shall thereupon cease.

(b) Discharge for Cause. Upon written notice to the Executive, the Company may terminate the Executive’s employment for “Cause” if any of the following events shall occur:

(i) any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement;

(ii) the willful and continued failure or refusal of the Executive to satisfactorily perform the duties reasonably required of him as an employee of the Company;

(iii) the Executive’s conviction of, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

(iv) the Executive’s engaging in any misconduct, negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence or any activity that could result in any violation of federal securities laws, in each case, that is injurious to the Company or any of its Affiliates;

(v) the Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company;

(vi) the Executive’s refusal to follow the directions of the Board, unless such directions are, in the written opinion of legal counsel, illegal or in violation of applicable regulations;

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(vii) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, or

(viii) the Executive’s breach of his obligations under Section 10 hereof or under that Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

In the event Executive is terminated for Cause, the Company shall have no obligation to make payments to Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law, to provide the benefits described in Section 6, for periods after the Executive’s employment with the Company is terminated on account of the Executive’s discharge for Cause except for the Executive’s then applicable Base Salary accrued through the date of such termination.

(c) Disability. The Company shall have the right, but shall not be obligated to, terminate the Executive’s employment hereunder in the event the Executive becomes disabled such that he is unable to discharge his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period (unless longer periods are not required under applicable local labor regulations) (a “Permanent Disability”). In the event of a termination of employment due to a Permanent Disability, the Company shall be obligated to continue to make payments to the Executive in an amount equal to the then applicable Base Salary for the Severance Period (as defined below), payable in the form of salary continuation for the applicable Severance Period after the Executive’s employment with the Company is terminated due to a Permanent Disability. A determination of a Permanent Disability shall be made by a physician satisfactory to both the Executive and the Company; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties.

(d) Death. The Executive’s employment hereunder shall terminate upon the death of the Executive. The Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections 4 or 5, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 6 for periods after the date of the Executive’s death except for then applicable Base Salary earned and accrued through the date of death, payable to the Executive’s beneficiary, as the Executive shall have indicated in writing to the Company (or if no such beneficiary has been designated, to Executive’s estate).

(e) Termination for Good Reason. The Executive may terminate this Agreement at any time for Good Reason. In the event of termination under this paragraph (e), the Company shall pay to the Executive severance in an amount equal to the Executive’s then applicable Base Salary for a period equal to the number of months set forth on Schedule A hereto (the “Severance Period”), subject to the Executive’s continued compliance with Section 10 hereof and with that Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit B, payable in the form of salary continuation for the applicable Severance Period following the Executive’s termination, and subject to the Company’s regular payroll practices and required withholdings. Such severance shall be reduced by any cash remuneration paid to the Executive because of the Executive’s employment or self-employment during the Severance Period. The Executive shall continue to receive all Benefits (either through the Company or an Affiliate) during the Severance Period. The Executive shall have no further rights under this Agreement or otherwise to receive any other compensation or benefits after such resignation. For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

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(i) ;the assignment to the Executive of duties that are materially and negatively inconsistent with respect to Executive’s position and are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date;

(ii) removal of the Executive from his position as indicated on Schedule A hereto, or the assignment to the Executive of duties that are materially and negatively inconsistent with respect to Executive’s position and are significantly different from, and that result in a substantial diminution of, the duties that he assumed under this Agreement, within twelve (12) months after a Change of Control (as defined below);

(iii) a reduction by the Company in the Executive’s then applicable Base Salary or other compensation, unless said reduction is pari passu with other senior executives of the Company;

(iv) the taking of any action by the Company that would, directly or indirectly, materially reduce the Executive’s benefits, unless said reductions are pari passu with other senior executives of the Company; or

(v) a breach by the Company of any material term of this Agreement that is not cured by the Company within thirty (30) days following receipt by the Company of written notice thereof.

(f) Notice of Termination. Any termination of employment by the Company or the Executive shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 18 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the date of termination, which date shall be the date of such notice. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(g) Resignation of Executive Officer. The termination of the Executive’s employment for any reason will constitute the Executive’s resignation from (i) any director, officer or employee position the Executive has with the Company or any of its Affiliates, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance, unless otherwise required by any plan or applicable law.

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8. Section 409A. It is intended that all payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations Sections 1.409A 1(b)(4), 1.409A 1(b)(5) and 1.409A 1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For all purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulations Sections 1.409A 2(b)(2)(i) and (iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service (for purposes of this Agreement, “Separation from Service” means a “separation from service”, as defined under Treasury Regulation Section 1.409A-1(h))to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the first date following expiration of the six-month period following the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

9. Section 280G. If any payment or benefit Executive will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment pursuant to this Agreement or otherwise (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” hall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

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Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

Unless Executive and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change in control transaction triggering the Payment shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in control transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Executive or the Company) or such other reasonable time as requested by Executive or the Company.

If Executive receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Executive shall promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this Section so that no portion of the remaining Payment is subject to the Excise Tax). For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) in the first paragraph of this Section, Executive shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

10. Non-Competition; Non-Solicitation.

(a) For the duration of the Employment Period and, unless the Company terminates the Executive’s employment without Cause, during the Severance Period (the “Non-compete Period”), the Executive shall not, directly or indirectly, except as specifically provided in the last sentence of Section 2(c) hereof, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business the same as or substantially similar to the Business or any other business engaged in or proposed to be engaged in or conducted by the Company and/or any of its Affiliates during the Employment Period, or then included in the future strategic plan of the Company and/or any of its Affiliates, anywhere within North America; provided, however, that the Executive may own less than 5% in the aggregate of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are of a class listed on any national or regional securities exchange or have been registered under Section 12(b) or (g) of the Exchange Act.

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(b) During the Employment Period and for a period of twelve (12) months following termination of the Executive’s employment with the Company, the Executive shall not solicit or attempt to recruit any employee, or independent contractor of, or consultant to, the Company, or its Affiliates, to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement; or

(c) The Executive recognizes and agrees that because a violation by the Executive of his obligations under this Section will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond. The Non-compete Period will be extended by the duration of any violation by the Executive of any of his obligations under this Section.

(d) The Executive expressly agrees that the character, duration and scope of the covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of the Executive, on the one hand, and the Company, on the other, that the covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of the covenant not to compete.

11. Inventions and Patents. The Executive acknowledges that all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which related to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” and ownership of all right title and interest shall rest in the Company. The Executive hereby irrevocably assigns, transfers and conveys, to the full extent permitted by law, all right, title and interest in the Work Product, on a worldwide basis, to the Company to the extent ownership of any such rights does not automatically vest in the Company under applicable law. The Executive will promptly disclose any such Work Product to the Company and perform all actions requested by the Company (whether during or after employment) to establish and confirm ownership of such Work Product by the Company (including, without limitation, assignments, consents, powers of attorney and other instruments).

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12. Executive’s Representation. The Executive hereby represents that the Executive’s entry into this Agreement and performance of the services hereunder will not violate the terms or conditions of any other agreement to which the Executive is a party.

13. Arbitration of All Disputes.

(a) Agreement to Arbitrate. To ensure the timely and economical resolution of disputes that may arise between Executive and the Company, both Executive and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, Executive and the Company will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: (i) the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or (ii) Executive’s employment with the Company (including but not limited to all statutory claims); or (iii) the termination of Executive’s employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING.

(b) Arbitrator Authority. The arbitrator shall have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this Section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition.

(c) Individual Capacity Only. All claims, disputes, or causes of action under this Section, whether by Executive or the Company, must be brought solely in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this Section are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration.

(d) Arbitration Process. Any arbitration proceeding under this Section shall be presided over by a single arbitrator and conducted by JAMS in Los Angeles, California, or as otherwise agreed to by Executive and the Company, under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). Executive and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute; (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (iii) be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the amount of court fees that would be required of Executive if the dispute were decided in a court of law.

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(e) Injunctive Relief and Final Orders. Nothing in this Section is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly.

14. Governing Law/Jurisdiction. This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the State of California without regard to the conflicts of laws principles thereof.

15. Public Company Obligations; Indemnification.

(a) Executive acknowledges that the Company intends to become a publicly reporting company whose shares of common stock will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and whose common stock will be registered under the Exchange Act, and that, after the Company becomes a publicly reporting company, this Agreement will be subject to the public filing requirements of the Exchange Act. In addition, both parties acknowledge that the Executive’s compensation and perquisites (each as determined by the rules of the US Securities and Exchange Commission (the “SEC”) or any other regulatory body or exchange having jurisdiction) (which may include benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Employment Period and any renewals thereof, in cash or in kind) paid or payable or received or receivable under this Agreement or otherwise, and his transactions and other dealings with the Company, may be required to be publicly disclosed.

(b) Executive acknowledges and agrees that the applicable insider trading rules, transaction reporting rules, limitations on disclosure of non-public information and other requirements set forth in the Securities Act, the Exchange Act and rules and regulations promulgated by the SEC may apply to this Agreement and Executive’s employment with the Company.

(c) Executive (on behalf of himself, as well as the Executive’s executors, heirs, administrators and assigns) absolutely and unconditionally agrees to indemnify and hold harmless the Company and all of its past, present and future affiliates, executors, heirs, administrators, shareholders, employees, officers, directors, attorneys, accountants, agents, representatives, predecessors, successors and assigns from any and all claims, debts, demands, accounts, judgments, causes of action, equitable relief, damages, costs, charges, complaints, obligations, controversies, actions, suits, proceedings, expenses, responsibilities and liabilities of every kind and character whatsoever (including, but not limited to, reasonable attorneys’ fees and costs) in the event of Executive’s breach of any obligation of Executive under the Securities Act, the Exchange Act, any rules promulgated by the SEC and any other applicable federal, state or foreign laws, rules, regulations or orders.

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16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels any and all previous agreements, both written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

17. Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

(a)	to the Company at:

NeOnc Technologies Holdings, Inc.

23975 Park Sorrento, Suite 205

Calabasas, CA 91302

Attn: President

Email: amir@neonc.com

with a copy to:

Manatt, Phelps and Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92629

Attn: Thomas J. Poletti, Esq.

Email: tpoletti@manatt.com

(b)	to the Executive as set forth on Schedule A hereto.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

18. Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

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19. Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

20. Successors and Assigns. This Agreement shall be binding upon the Company and any successors and assigns of the Company. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive. The Company may assign this Agreement and its right and obligations hereunder, in whole or in part.

21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.

22. Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

23. Opportunity to Seek Advice. The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that the Executive is fully aware of its legal effect, and that Executive has entered into it freely based on the Executive’s judgment and not on any representations or promises other than those contained in this Agreement.

24. Withholding and Payroll Practices. All salary, severance payments, bonuses or benefits payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the Company’s then existing payroll practices.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President

EXECUTIVE:

/s/ Josh Neman
Name:	Josh Neman, PhD.
Title:	Chief Clinical Officer

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Schedule A

2.	Employment

a.	Title: Chief Clinical Officer

3.	Base Salary: $165,000 per year.

6(e).	Severance Period: Three months

18(b).	Executive Contact Information:

Josh Neman, PhD.

4525 Azalia Drive

Tarzana, CA 91356

Sch. A-1

Exhibit A

Form of Restricted Stock Award Agreement

A-1

Exhibit B

Form of Employee Proprietary Information
and Inventions Agreement

B-1

NEONC TECHNOLOGIES HOLDINGS, INC.

CONFIDENTIALITY AND PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my Service (as defined herein) with NeOnc Technologies Holdings, Inc., and the compensation now and later paid to me, directly and indirectly, I hereby agree as follows:

1. Definitions.

1.1. Company. As used in this Agreement, the “Company” refers to NeOnc Technologies Holdings, Inc. and each of its subsidiaries or affiliated companies. I recognize and agree that my obligations under this Agreement and all terms of this Agreement apply to me regardless of whether I am engaged by, employed by, or work for the Company or any other subsidiary or affiliated company of the Company. Furthermore, I understand and agree that the terms of this Agreement will continue to apply to me even if my Service is transferred at some time from one subsidiary or affiliate of the Company to another.

1.2. Company Business. As used in this Agreement, “Company Business” shall mean: (i) the development, manufacturing, distribution, marketing and/or sale of treatments for intracranial malignancies, i.e., aggressive cancers located in the brain and (ii) any other business, product or service in which the Company engages during my Services with the Company.

1.3. Competing Business. As used in this Agreement, “Competing Business” shall mean any person or entity that engages in a commercial business that is the same or substantially similar to the Company Business, and only that portion of the business that is in competition with the Company Business.

1.4. Confidential Information. As used in this Agreement, “Confidential Information” shall mean, collectively, all “Proprietary Information” and “Trade Secrets” of the Company and/or any affiliate of the Company.

1.5. Intellectual Property Rights. As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, moral rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

1.6. Invention. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights therein.

1.7. Proprietary Information. As used in this Agreement, “Proprietary Information” shall include, without limitation, all technical and non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, actual and prospective customer lists, customer route books and materials, documents containing names and addresses of current or former customers that includes their past or present buying patterns or habits, sales reports, service reports, price lists and discount lists, methods and/or procedures regarding pricing, product cost and profit strategies or structures, product formulae, methods and/or procedures related to sales or services, methods and/or procedures of operation, special training of sales representatives, continuous market updates and merchandising strategies relating to the Company, any affiliate of the Company, and the Company Business, which is communicated to, supplied to or observed by me, either directly or indirectly, at any time during the Service relationship, whether or not received from the Company, any affiliate of the Company, or from any actual or potential customer of the Company or any affiliate of the Company, or from any person with a business relationship, whether contractual or otherwise, with the Company or any affiliate of the Company. The term “Proprietary Information” shall not include any information that I can prove: (i) was known or independently developed by me prior to the time of receipt from the Company or any affiliate, as long as such information was not acquired, either directly or indirectly, from the Company or any affiliate; (ii) is or becomes

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publicly known through no direct or indirect act, fault or omission of my own; (iii) is or becomes part of the public domain through no direct or indirect act, fault or omission of my own; or (iv) was received by me from a third party having the legal right to transmit the same without restriction as to use and disclosure and such receipt was not in connection with any business relationship or prospective business relationship with the Company or any affiliate; provided, however, that a combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or otherwise within such exceptions, as previously described, unless the combination itself is in the public domain or otherwise entirely within any one such exception.

1.8. Trade Secrets. As used in this Agreement, “Trade Secrets” shall mean information not generally known about the Company’s business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company and/or any affiliate derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use, and shall include any and all Proprietary Information which may be protected as a trade secret under any applicable law, even if not specifically designated as such. Unless told otherwise, I shall treat all Proprietary Information as Trade Secrets.

1.9. Service. As used in this Agreement, “Service” means any responsibility, duty or authority consistent with the role of an employee, consultant, advisor, officer or director of the Company, including any other responsibility, duty or authority assigned from time to time by the Company.

1.10. Work Product. As used in this Agreement, “Work Product” shall mean all discoveries, improvements, techniques, designs, artwork, trade secrets, Confidential Information, trademarks, data, analyses, materials, formulas, strategic plans, acquisition strategies, research, documentation, computer programs, information technology systems, communication systems, manufacturing systems, system designs, inventions (whether or not patentable), copyrightable subject matter, works of authorship, and other confidential or proprietary information or work product (including all worldwide Intellectual Property Rights therein), whether or not patentable, and in whatever form, which I have made or conceived, or may make or conceive, either solely or jointly with others, while providing Services to the Company or any affiliate, or with the use of the time, material, resources, or facilities of the Company or any affiliate or relating to any actual or anticipated Business of the Company, or suggested by or resulting from any task assigned to me or work performed by me for or on behalf of the Company or any affiliate.

2. Confidentiality.

2.1. Protection of Confidential Information. I recognize the interest of the Company and its affiliates in maintaining the confidential nature of its Confidential Information. Accordingly, I covenant and agree that I will not, at any time, other than in the performance of my Service for the Company or any affiliate, both during and after my Service with the Company, communicate or disclose to any person or entity, or use for my benefit, or for the benefit of any other person or entity, either directly or indirectly, any Trade Secrets and/or Proprietary Information. For the purposes of this Agreement, the prohibition against the disclosure of Proprietary Information is prohibited until the information becomes publicly available through no direct or indirect fault or act of my own, or otherwise no longer qualifies as a Trade Secret. I understand that misappropriation of a trade secret of the Company in breach of this Agreement may subject me to liability under the Defend Trade Secrets Act of 2016 (the “DTSA”), entitle the Company to injunctive relief and require me to pay compensatory damages, double damages and attorneys’ fees. Nothing in the foregoing covenant shall in any way limit or impair any of the rights of the Company or any affiliate with respect to any trade secret information, including, without limitation, any information that qualifies as a trade secret under the DTSA. Notwithstanding any other provision of this letter agreement, I understand that I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I further understand that if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secrets of the Company to my attorney and use the trade secret information in the court proceeding if I file any document containing the trade secret under seal and do not disclose the trade secret except pursuant to court order.

2.2. Third Party Information. I understand, in addition, that Company has received and, in the future, will receive from third parties confidential or proprietary

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information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my Service and thereafter, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information, unless expressly authorized by an officer of the Company in writing.

2.3. No Improper Use of Information of Prior Employers and Others. I represent that my Service with Company does not and will not breach any agreement with any former employer, including any non-compete agreement or any agreement to keep in confidence information acquired by me in confidence or trust prior to my Service with Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict herewith. During my Service with Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party to whom I have an obligation of confidentiality, unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

3. Work Product and Inventions.

3.1. Protection of Work Product. I acknowledge and agree that all Work Product produced by me during my Service with the Company or any affiliate shall be considered “work for hire” as such term is defined in 17 U.S.C. § 101 et seq. I hereby assign to the Company and all affiliates all right, title and interest whatsoever in and to any and all Work Product, including all worldwide Intellectual Property Rights therein. If, for any reason, any of the Work Product does not constitute a “work made for hire,” I hereby irrevocably assign to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to such Work Product, including all Intellectual Property Rights therein. I agree to promptly disclose any and all such Work Product to the Company and any affiliate, as requested, and to perform, during or after the termination of my Service and without requiring the Company or any affiliate to provide any further consideration, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company’s ownership (or any affiliate’s ownership) of the Work Product as requested by the Company or any affiliate, including, without limitation the execution of such patent applications (including continuations and related materials), confirmatory assignments, instruments and documents as the Company or any affiliate deems necessary or desirable in order to effect such assignment and to protect and enforce such rights. The Company and all affiliates shall have the right to obtain and hold in its and their own name copyrights, patents, registrations, and any other protection available in the Work Product. My obligation to execute materials to effect assignment of Work Product shall survive the termination of my Service with the Company of any affiliate.

3.2. Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions (defined below) in any Company Inventions (defined below) without Company’s prior written consent. In addition, I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU GPL or LGPL or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company. I have disclosed on Exhibit A a complete list of all Inventions that I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my Service with Company, in which I have an ownership interest or which I have a license to use, and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. If, in the course of my Service with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

3.3. Assignment of Company Inventions. Subject to the section titled “Government or Third Party” and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 (or

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any similar law in an applicable jurisdiction) and I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, in the course of my Service with the Company. Inventions assigned to Company or to a third party as directed by Company pursuant to the section titled “Government or Third Party” are referred to in this Agreement as “Company Inventions.”

3.4. Obligation to Keep Company Informed. During the period of my Service and for one (1) year thereafter, I will promptly and fully disclose to Company in writing (a) all Inventions or Work Product authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870 (or any similar law in any applicable jurisdiction), and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor, if any.

3.5. Government or Third Party. I also agree to assign all my right, title, and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by Company.

3.6. Enforcement of Intellectual Property Rights and Assistance. During the period of my Service and thereafter, I will assist Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. In the event Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

4. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Inventions or Work Product made by me during the period of my Service with Company, if any, which records shall be available to, and remain the sole property of, Company at all times.

5. Return Of Company Property. Upon termination

of my Service or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information of Company, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copies of my agreements with the Company. I agree that I will not copy, delete, or alter any Confidential Information contained upon my Company computer immediately before I return it to Company. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company personnel at any time with or without notice.

6. Notification Of New Employer. In the event that my Service with the Company terminates, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company’s providing a copy of this Agreement or otherwise.

7. General Provisions.

7.1. Governing Law. This Agreement will be governed by and construed according to the laws of the State of California, without reference to conflict of laws principles

7.2. Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

7.3. Survival. This Agreement shall survive the termination of my Service and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

7.4. Continuation of Service. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of Service with Company, nor shall it interfere in any way with my right or Company’s right to terminate my Service at any time, with or without cause and with or without advance notice.

7.5. Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt

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requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, any such notice shall be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

7.6. Legal Remedies. I acknowledge and agree that the Company and its affiliates, as applicable, will suffer irreparable loss and damage if I breach or violate any of the restrictions and agreements contained in this Agreement. I therefore agree that, in addition to any other remedies available, the Company and its affiliates, as applicable, shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction, without any bond or other security being required, to prevent a breach or contemplated breach by me and by any person or entity to whom I provide or propose to provide any services in violation of any of the covenants or agreements contained in this Agreement. Any rights created by this Agreement shall be in addition to, and not in lieu of, any other remedies that may exist under any applicable law or in equity.

7.7. Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

7.8. Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

7.9. Entire Agreement. The obligations pursuant to sections of this Agreement titled “Confidentiality” and “Inventions” shall apply to any time during which I was previously employed, or am in the future employed, by Company as an independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matters hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and a duly authorized officer of the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

[Remainder of Page Intentionally Left Blank]

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This Agreement shall be effective as of the first day of my Service with the Company.

I have read, understand, and accept this agreement and have been given the opportunity to review it with independent legal counsel.

Print Name:

Date:

Accepted and Agreed To:

NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

Date:

[Signature Page to Confidentiality and Proprietary Information and Inventions Agreement]

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EXHIBIT A

INVENTIONS

1.	Prior Inventions Disclosure. The following is a complete list of all Prior Inventions:

☐	None

☐	See immediately below:

2.	Limited Exclusion Notification.

This is to notify you in accordance with California Labor Code section 2870 (or any similar law in an applicable jurisdiction) that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a. Relate at the time of conception or reduction to practice to Company’s business actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

To the extent permitted by applicable law, this limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

A-1

Exhibit 10.2

NEONC TECHNOLOGIES HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NeOnc Technologies Holdings, Inc., a Delaware corporation (“Company”), hereby grants an Award of Restricted Stock, subject to the terms, conditions, and restrictions of the Company’s 2023 Equity Incentive Plan (the “Plan”), and this Restricted Stock Award Agreement, including Appendix A attached hereto (the Restricted Stock Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement but not defined herein shall have the meanings set forth in the Plan.

Grantee:	Josh Neman, Ph.D

Grant Date	June 5, 2025

Total Number of Shares of Common Stock (“Shares”) Granted	200,000

Lapse of Restrictions:

The restrictions imposed on the Restricted Stock shall lapse as set forth below. Except as otherwise provided in the Award Agreement, Grantee will not be eligible to retain Shares of the Restricted Stock unless the Grantee has continued in employment or other service to the Company or one of its Subsidiaries through the applicable date set forth below. Such restrictions shall lapse with respect to:

Commencing seven months from the date of this grant, 66,000 shares of the Restricted Stock shall vest.

One-third of the restricted stock units will vest thereafter in twenty-nine (29) equal monthly installments.

The remaining one-third will be performance-based, the vesting of which will be predicate on certain performance metrics being met as set forth in Mr. Neman’s individual grant agreement.

Termination of Service:

Except with respect to the Initial Tranche, in the event of Grantee’s termination of employment or other service with the Company and its Subsidiaries, whether such termination of employment (or other service) is by the Company or by Grantee, the Restricted Stock shall have been earned only to the extent that the restrictions on the Restricted Stock have lapsed in accordance with the schedule set forth above and shall not accelerate on a pro rata (or any other) basis. Except with respect to the Initial Tranche, upon such termination of employment (or other service), Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

[SIGNATURES APPEAR FOLLOWING PAGE(S)]

COMPANY:

NeOnc Technologies Holdings, Inc., a Delaware corporation

By:	/s/ Amir Heshmatpour
Print name:	Amir Heshmatpour
Title:	President

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:	June 5, 2025	/s/ Josh Neman
Grantee Signature

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APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK

1. Grant. The Company grants to Grantee an Award for the number of Shares of Restricted Stock set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Term. Subject to earlier lapse of restrictions for the Shares of Restricted Stock as provided in the Plan, the restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below. This Award Agreement shall terminate when all of the Shares of Restricted Stock either have vested in accordance with Section 4 or have been forfeited upon Grantee’s termination of employment (or other service) with the Company and its Subsidiaries.

3. Restrictions on Transfer. The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)). Shares of Stock that have vested and are no longer subject to restrictions pursuant to Section 4 may be transferred by Grantee, subject to applicable federal and state securities law restrictions. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any Restricted Stock.

4. Lapse of Restrictions.

(a) Time Vesting. The restrictions shall lapse with respect to the Shares of Restricted Stock covered by this Award, in the installments set forth in the Award Agreement, provided that Grantee’s service as an Employee (or other service to the Company and its Subsidiaries) continues through the specified dates.

(b) Change in Control. Upon a Change in Control as defined in Section 17 of the Plan, the Board or the Committee may make any determinations and take any actions permitted under Section 11 of the Plan.

(c) Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to such Shares of Restricted Stock whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

5. Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

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6. Legends.

(a) If Restricted Stock is held in certificated form, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The Shares of Stock represented by this certificate have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected without an effective registration statement related thereto or an opinion of counsel satisfactory to NeOnc Technologies Holdings, Inc. that such registration is not required under the Securities Act of 1933.”

(b) If Restricted Stock is held in certificated form, until all restrictions lapse, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from NeOnc Technologies Holdings, Inc.”

(c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) To the extent any Restricted Stock is held in book-entry form, such book-entry designation shall contain the same restrictions as set forth above as would otherwise be placed on any certificates and in each such case, the Company shall notify its transfer agent of the restrictions set forth herein.

7. Escrow.

(a) Until all restrictions have lapsed, the Secretary or such other escrow holder as the Committee may appoint, shall retain custody of the stock certificates or book-entry shares representing the Restricted Stock subject to the Award; provided, however, that in no event shall Grantee retain physical custody of any certificates representing Shares of Restricted Stock awarded to him or her.

(b) Grantee further agrees that simultaneously with his or her execution of the Award Agreement, he or she shall execute stock powers in favor of the Company with respect to the Shares of Restricted Stock granted hereunder in the form attached hereto and that he or she shall promptly deliver such stock powers to the Company.

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8. Rights as a Stockholder. Upon the delivery of Restricted Stock to the escrow holder pursuant to subsection 7(a), Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the terms and conditions of this Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional Shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of Shares of Restricted Stock shall also be subject to the terms and conditions of this Award Agreement until the restrictions on the underlying Shares of Restricted Stock lapse or expire. Grantee acknowledges that any dividends paid to Grantee with respect to any Share of the Restricted Stock prior to the lapse of any restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

9. Removal of Legends on Certificates and Return of Stock Powers. When restrictions lapse and the Company delivers to Grantee the certificates in respect of shares of Stock or book-entry shares, Grantee shall also receive back the related stock powers held by the Company pursuant to subsection 7(b) above. The distributed shares of Stock shall be free of the restrictions and such certificate, if any, shall not bear the legend provided for in Section 6(b) above (but shall continue to bear the legend provided in Section 6(a) above, if applicable).

10. Code Section 83(b) Election. Grantee acknowledges that he or she has been informed and is aware of the following income tax consequences resulting from the receipt and vesting of the Shares of Restricted Stock:

(a) With respect to the Shares that are vested on the Grant Date, Grantee will be taxed currently on their Fair Market Value on the Grant Date.

(b) With respect to the Shares that are not vested on the Grant Date, Grantee will be taxed on the Fair Market Value of such Shares as and when the restrictions lapse in accordance with the provisions of the Award Agreement (such fair market value determined on such vesting dates), unless Grantee files an election pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable). If such an election is made, Grantee will be taxed currently on the full fair market value of the unvested Shares on the Grant Date. Any such election must be filed by Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the receipt of the Shares. A form of Election under Section 83(b) is attached hereto. GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S (i) TO DETERMINE WHETHER OR NOT TO MAKE ANY ELECTION UNDER SECTION 83(b) OF THE CODE, AND (ii) IF GRANTEE DETERMINES TO MAKE ANY SUCH ELECTION, TO TIMELY FILE SUCH ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE ASKS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

(c) Grantee shall notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to the Restricted Stock.

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11. Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the shares of Stock covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

12. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Stock. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company’s actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Stock, including any subsequent sale of Shares acquired under the Plan; and

(ii) does not commit to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock or book-entry Shares will be issued or delivered to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by Grantee with respect to the payment of income, employment, and other taxes which the Company determines are to be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (ii) by authorizing the Company to hold back a number of Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

13. No Acquired Rights or Employment Rights. Grantee agrees and acknowledges that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;

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(b) the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law, and all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c) the value of this Award is an extraordinary item of compensation that does not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and which is outside the scope of Grantee’s employment contract (or other service agreement or arrangement), if any;

(d) this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) the future value of any Shares awarded under the Plan, if any, is unknown and cannot be predicted with any certainty;

(f) this Award is not intended to replace any retirement benefits or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination of employment (or other service to the Company and its Subsidiaries);

(g) no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(h) nothing contained in this Award Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time; this Award Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate Grantee’s employment or other service at any time, with or without cause, subject to applicable laws.

14. Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 10 of the Plan, the Company shall make appropriate adjustments in the number of Shares covered by the Award. Except as provided in Section 10 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Restricted Stock subject to the Award. The grant of the Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent permitted by the Committee. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at 8335 Sunset Boulevard, Suite 240, Los Angeles, CA 90068 to the attention of Chief Executive Officer.

16. Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Counterparts; Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

18. Amendment. The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

19. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Grantee. The construction, interpretation, performance and enforcement of this Award Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Award Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

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CONSENT OF SPOUSE

The undersigned spouse of Grantee agrees that his/her/their interest, if any, including any community property interest, in the Shares subject to the foregoing Award Agreement between Grantee and the Company shall be irrevocably bound by such Award Agreement. The undersigned further agrees that Grantee’s decisions or execution of any documents with respect to the Shares covered by such Award Agreement shall be the decision, signature or deed of the undersigned and irrevocably bind the undersigned as if the undersigned had made such decisions, executed such documents or performed such acts done by the undersigned’s spouse.

Spouse of Grantee (if any):

(signature)

Name:

Date:

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto __________”) __________ (_____) shares of the common stock, par value $.0001, of NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company standing in the undersigned’s name on the books of said corporation represented by Certificate No.___ delivered herewith, and does hereby irrevocably constitute and appoint the Corporate Secretary of the Company, as attorney-in-fact, to transfer the said shares of stock on the books of the said corporation with full power of substitution in the premises.

Dated:
[name]

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	Name:

Address:

Social Security No.: ____________________

(2)	The property with respect to which the election is being made is ____________________ shares of the common stock of NeOnc Technologies Holdings, Inc., a Delaware corporation (“Shares”).

(3)	The date on which the Shares were acquired is ____________________, 20___.

(4)	The taxable year in which the election is being made is the calendar year 20___.

(5)	The property is subject to surrender and cancellation if for any reason the taxpayer ceases to be an employee the issuer prior to specified vesting dates. This restriction lapses in accordance with the terms of an agreement between the company and taxpayer.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $__________ per share.

(7)	The amount paid for such property is $__________ per share.

(8)	A copy of this statement was furnished to [__________], for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed as of ____________________, 20___.

Signature:
Taxpayer

Taxpayer’s Spouse, if any

NOTE: To make the election, this form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within thirty (30) days after the Grant Date of the Restricted Stock Award Agreement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 16, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2025 and July 18, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into Convertible Promissory Note Purchase Agreements (the “Note Purchase Agreements”) with certain unaffiliated accredited investors (the “Investors”). In connection with the Note Purchase Agreements, the Company issued Convertible Promissory Notes (the “Notes”) to the Investors in the aggregate principal amount of $5,000,000. The Notes carry an original issue discount of twenty percent (20%). The Notes mature on October 16, 2025 and October 18, 2025 (the “Maturity Dates”). At the option of the Company, the Maturity Dates may be extended by up to three (3) additional one (1) month periods; each month extension will add an additional five percent (5%) to the original issue discount. The Notes provide for certain events of default, including, among other things, the Company’s failure to pay to the Investors any amount when due under the Notes. Upon such an event of default as defined under the Notes, the Notes are convertible into shares of common stock at a conversion price of eighty percent (80%) of the lowest closing sale price on any trading day during the five (5) trading days prior to the date of conversion.

The foregoing descriptions of the Note Purchase Agreements and Notes do not purport to be complete and are qualified in their entirety by the terms and conditions of the Form of Note Purchase Agreement and Form of Note filed as Exhibit 10.1 and Exhibit 4.1, respectively, hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 are incorporated here by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 are incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
10.1	Form of Convertible Promissory Note Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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Exhibit 4.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $_______	Issue Date: July ____, 2025

Purchase Price with Original Issue Discount (“OID”): $_______

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Borrower”), as of July ____, 2025 (the “Issue Date”), hereby promises to pay to the order of ___________ (the “Lender” and including its registered assigns, the “Holder”), the principal sum of $_______ (the “Principal Amount”) at maturity or upon acceleration or otherwise, as set forth herein (this “Note”). Upon an Event of Default, as such term is defined herein, the then outstanding Principal Amount shall automatically increase by 20%.

This Note is being issued by the Borrower to the Lender and other lenders pursuant to that certain Convertible Note Purchase Agreement (the “Purchase Agreement”) entered into by the Borrower, the Lender, and such other lenders on the Issue Date.

The maturity date of the Note shall be the date that is three (3) months from the Issue Date (the “Maturity Date,” as may be extended as set forth below), and is the date upon which the Company shall pay to the Holder an amount in cash representing all then outstanding Principal Amount and any other amounts outstanding pursuant to the terms of this Note. At the option of the Company, upon prior ten (10) days’ prior written notice to the Holder, the Maturity Date may be extended by up to three (3) additional one-month periods; each month extension will add an additional 5% to the OID (which shall automatically increase the then outstanding Principal Amount by the same amount), which shall be calculated on a daily basis. By way of example only, should the Company extend the Maturity Date one additional month, the OID on the Note shall be 25%, should it thereafter extend the Note for another additional month the OID on the Note shall be 30%, and should it thereafter extend the Note for another additional month the OID on the Note shall be 35%.

All payments due hereunder (to the extent not converted into the Borrower’s Common Stock, par value $0.0001 per share (the “Common Stock”)) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims, and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. Capitalized terms used in this Note shall have the meanings set forth in the Purchase Agreement unless otherwise defined in this Note.

The following additional terms shall also apply to this Note:

ARTICLE I

1.1 Conversion Price. The Conversion Price shall be 80% of the lowest Closing Sale Price on any Trading Day during the five (5) Trading Days prior to the respective Conversion Date (the “Conversion Price”). All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on Nasdaq (as defined in the Purchase Agreement), as reported by Bloomberg, or, if Nasdaq begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if Nasdaq is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as determined by the Holder. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.

1.2 Conversion; Company Cash Payment Option.

(a) Optional Conversion Right. Upon an Event of Default, the Holder shall have the right at any time to convert all or any part of the entire outstanding and unpaid Principal Amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (a “Conversion”). The number of shares of Common Stock to be issued upon each such conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.3 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).

(b) Maximum Share Limitation. Notwithstanding the provisions of Section 1.2(a), in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (excluding shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “Maximum Share Amount”). The Holder, upon not less than 61 days’ prior written notice to the Borrower, may increase the Maximum Share Amount, provided that the Maximum Share Amount shall never exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 1.2 shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Borrower. The Maximum Share Amount provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.2 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Share Amount provisions contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of this Note. For purposes of this Section 1.2, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

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(c) Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note, Borrower and Holder agree that the total cumulative number of shares of Common Stock issued to Holder hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Holder reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower will use reasonable commercial efforts to obtain stockholder approval of the Note and the issuance of additional shares of Common Stock issuable upon the conversion of the portion of this Note, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). If the Borrower is unable to obtain such Approval, any remaining outstanding balance of this Note must be repaid in cash.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower acknowledges that it has irrevocably instructed its transfer agent to issue certificates (or book-entry shares) for the Common Stock issuable upon conversion of this Note, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates (or applicable instructions for the issuance of book-entry shares) to execute and issue the necessary certificates (or book-entry shares) for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of this Note; provided, that notwithstanding anything to the contrary herein, the Borrower shall only be required to confirm and adjust the Reserved Amount one time per calendar month.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.2(b), this Note may be converted by the Holder further to Section 1.2(a) in whole or in part at any time as described thereunder, (A) by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:00 a.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Principal Amount on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 11:00 a.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Sections 1.2 and 1.3 and in this Section 1.4, the Borrower shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Borrower shall pay to the Holder $3,000 per business day for each business day beyond the Deadline that the Borrower fails to deliver such Common Stock (unless such failure results from war, acts of terrorism, an epidemic, or natural disaster) (“Conversion Default Payments”). Such amount shall be paid to Holder in cash by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the Principal Amount of this Note on the fifth day of the month following the month in which it has accrued, in which event such additional Principal Amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and/or interference with such conversion right are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

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1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”), or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

1.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or non-waived Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates or transmission of such shares pursuant to Section 1.4(f) for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.4(g) to the extent required thereby for such conversion default and any subsequent conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

ARTICLE II

PREPAYMENT AND MANDATORY PAYMENT

2.1 Voluntary Prepayment. The Borrower may voluntarily repay all or any portion of the Principal Amount at any time without penalty.

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2.2 Mandatory Payment. The Borrower shall prepay the outstanding Principal Amount in an amount equal to 25% of the net proceeds from any equity or debt issuance concurrently with the receipt of such proceeds.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following shall each constitute an “Event of Default”, with no right to notice or the right to cure except as specifically stated:

3.1 Failure to Pay. The Borrower fails to pay any amount when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise.

3.2 Reserve/Issuance Failures. The Borrower fails to reserve a sufficient amount of shares of Common Stock as required under the terms of the Purchase Agreement, fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of any securities of the Borrower held by the Holder, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two business days after the Holder shall have delivered an applicable notice of conversion or exercise. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of any securities held by the Holder is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion or exercise (excluding for the avoidance of doubt, the conversion price which is the Holder’s obligation to pay), such advanced funds shall be paid by the Borrower to the Holder within five business days, either in cash or as an addition to the balance of this Note, and such choice of payment method is at the discretion of the Borrower.

3.3 Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or any other documents entered into between the Borrower and the Holder the breach of which has (or with the passage of time will have) and such breach is not cured within five (5) business days of the date of such breach, if such breach is capable of cure.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in connection with the Purchase Agreement or any Transaction Document, shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of the Borrower and, in the case of involuntary proceedings, have not been dismissed within 61 days.

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3.7 Delisting of Common Stock on the Trading Market. The Borrower shall fail to maintain the listing or quotation of the Common Stock on Nasdaq.

3.8 Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, offers, acceptance and any other acts under this Notice (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by e-mail, by FedEx or similar receipted next day delivery, as follows:

If to the Borrower, to: If to the Company:	NeOnc Technologies Holdings, Inc. 23975 Park Sorrento, Suite 205 Calabasas,CA 91302 Email: amir@neonc.com Attention: Amir Heshmatpour, President

with a copy to: (which shall not constitute notice)	Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor
Costa Mesa, CA 92626 tpoletti@manatt.com Attention: Thomas J. Poletti, Esq.

If to Holder:

Email:
Attention:

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law (whether Delaware or any other jurisdiction).

4.7 Arbitration. Any disputes, claims, or controversies arising out of or relating to this Note, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Note to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration as provided for in the Purchase Agreement. Either party to this Note may, without waiving any remedy under this Note, seek from any federal or state court sitting in the State of Delaware any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees, and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within sixty days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

4.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time), the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest, if any, on this Note.

** signature page to follow **

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Amir Heshmatpour
Title:	President

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EXHIBIT A

TO CONVERTIBLE PROMISSORY-- NOTICE OF CONVERSION

The undersigned hereby elects to convert $_____ amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of NeOnc Technologies Holdings, Inc. (the “Borrower”), according to the conditions of the convertible promissory note of the Borrower dated as of July ____, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime

Broker: Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[______]

e-mail: [______]

Date of Conversion:	_____
Applicable Conversion Price:	$_____
Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Note:	_____
Amount of Principal Balance Due remaining Under this Note after this conversion:	_____

[______]

By:
Name:
Title:
Date:

A-1

Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of July __, 2025, is entered into by and among NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule 1 attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company and the Investors have agreed that the Company will issue and sell to the Investors Convertible Promissory Notes, (the “Notes”), such form of Note attached hereto as Exhibit A, convertible into capital stock of the Company further to the terms set forth in the Notes, all as more fully set forth below.

WHEREAS, the Notes carry an original issue discount of 20% (the “OID”), which is included in the principal balance of the Notes such that the aggregate principal amount of the Notes is $5,000,000 and the aggregate purchase price of the Notes is $4,000,000; and

WHEREAS, upon an Event of Default, as defined in the Notes, the principal amount of the Notes shall be convertible, at the option of the Investor, into shares of the Company’s common stock as set forth in the Notes (such shares issuable upon conversion of the Notes being known as the “Conversion Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Sale and Issuance of the Notes. At the Closing (as defined below), the Company shall sell and issue to each Investor, and each Investor shall purchase and acquire from the Company, upon the terms and conditions set forth herein, a Note in the original principal amount and for the purchase price as is set forth on the Investor’s signature page to this Agreement. Each Investor’s obligations hereunder pursuant to the transaction contemplated hereby shall be several, but not joint.

2. Closing of Sale of the Notes.

(a) The closing with respect to the transactions contemplated hereby, shall take place remotely via the exchange of documents and signatures simultaneously with the execution hereof (the “Closing”).

(b) At the Closing, each Investor who shall purchase a Note hereunder shall deliver to the Company (i) an executed signature page to this Agreement, completed and executed by such Investor, and (ii) payment by wire transfer for the purchase price of the Note to be purchased by each such Investor, as set forth on such signature page.

(c) As of the date of the Closing, the Company shall issue and deliver to each Investor an executed Note, substantially in the form of Exhibit A attached hereto, in the original principal amount as is set forth on the signature page of such Investor delivered to the Company hereunder and on Schedule 1 attached hereto opposite such Investor’s name. Each Investor shall be issued such Note upon receipt by the Company of consideration that equals the purchase price of such Note, by wire transfer of funds, to the account designated by the Company in accordance with this Agreement. The rights of each Investor with respect to such Investor’s Note shall be as set forth in the Note and this Agreement.

3. Representations and Warranties of the Company to the Investors. The Company hereby represents and warrants to the Investors as follows:

(a) Organization, Good Standing and Qualification. The Company and each of its wholly- owned subsidiaries (the “Subsidiaries”) has been duly incorporated, organized or formed and validly exists as a corporation or limited liability company in good standing under the laws of the state of its incorporation, organization or formation. The Company and each of its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to result in a material adverse change to (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company or any of its Subsidiaries (as hereinafter defined), taken as a whole; or (B) the ability of the Company to perform its obligations under this Agreement or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Effect”).

(b) Authorization of this Agreement and the Notes. The execution, delivery and performance by the Company of this Agreement and the Notes and of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. Each of this Agreement and the Notes has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with the execution of this Agreement and the issuance of the Notes has been obtained.

(d) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof with respect to the conduct of its business or the ownership of its assets, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

(e) Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, as amended from time to time, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

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(f) Issuance of the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the applicable provisions herein and in the Notes, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Conversion Shares, when issued upon conversion of the Notes, will be validly issued, fully paid and nonassessable, free and clear of all liens or encumbrances imposed by the Company.

(g) Capitalization. The capitalization of the Company is as set forth in its SEC Reports, as that term is defined below. The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than as set forth in its SEC filings, pursuant to the exercise of awards under the Company’s equity incentive plans, the issuance of shares of Common Stock pursuant to the Company’s incentive plans, the issuance of shares of Common Stock or Common Stock Equivalents pursuant to agreements outstanding as of the date of the most recently filed periodic report under the Exchange Act. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the this Agreement or the Notes. Except as set forth in its SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Notes or the Conversion Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(h) SEC Reports; Financial Statements. Since March 25, 2025, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the Company believes that the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and that none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i) Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth in its SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, to the best of the Company’s knowledge (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(j) Litigation. Except as set forth in its SEC Reports, there is no action, suit, notice of violation, proceeding or investigation, inquiry or other similar Proceeding of any federal or state governmental authority pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Notes or the issuance of the Notes or the Conversion Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any director or officer thereof, is or has been the subject of any Action involving the Company and a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. To the knowledge of the Company, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Except as set forth in its SEC Reports, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws and regulations relating to taxes, securities, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Intellectual Property.

(i) Except as set forth in its SEC Reports, the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. As used in this Section 3(l), “Intellectual Property” means the following: (A) patent and patent Rights; (B) trademarks; (C) copyrights, designs, data and database rights and registrations and applications for registration thereof; (D) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, scientific and technical information, data and technology, manufacturing and product processes, algorithms, techniques and analytical methodology, and research and development information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (E) other proprietary rights relating to any of the foregoing.

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(ii) The Company has no knowledge that the Intellectual Property interferes with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect

(m) Listing and Maintenance Requirements. The Company has not received notice from Nasdaq Global Market (“Nasdaq”) to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer. The Company is not subject to any “chill” issued by the DTC.

(n) Offering. Assuming the accuracy of the representations and warranties of the Investors set forth herein, the offer, issue, and sale of the Notes (and the Conversion Shares) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(o) Knowledge. As used herein, the term “knowledge of the Company” (or similar language) shall mean the actual knowledge of the executive officers and directors of the Company.

4. Representations and Warranties of the Investors to the Company. Each of the Investors, as to himself, herself or itself, represents and warrants to the Company as follows:

(a) The Investor is purchasing the Note, and if and when the Note is converted, will acquire the shares of the Company’s capital stock issuable upon conversion thereof, in each case for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. Such Investor understands that the Note being purchased by such Investor has not been, and when issued, the shares of the Company’s capital stock issuable upon conversion thereof, will not be registered under the Securities Act or applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, that any stock certificate or, in the case of uncertificated securities, any notice of issuance, for the shares of the Company’s capital stock issuable upon conversion thereof may bear the following legend:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.”

(b) The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act. Such Investor or such Investor’s representative, during the course of this transaction and prior to the purchase of the Note being purchased by the Investor hereunder, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Notes, and to obtain any additional information or documents relating to the Company, its business and an investment in the Company necessary to verify the accuracy of information provided by the Company relating to the business of the Company.

(c) Such Investor or such Investor’s representative is capable of evaluating the merits and risks of the purchase of the Notes. Such Investor has the capacity to protect his, her or its own interests in connection with the purchase of the Notes by reason of such Investor’s preexisting personal or business relationship with the Company or its partners, officers, directors or controlling persons, or by reason of such Investor’s business or financial experience or the business or financial experience of his, her or its representative (who is unaffiliated with and who is not compensated by the Company or any affiliate, directly or indirectly).

5. Closing Conditions.

(a) Conditions to Obligations of the Investors. It shall be a condition precedent to the obligations of the Investors hereunder to be performed at the Closing that:

(i) All representations and warranties of the Company shall be accurate, correct and complete on the date of the Closing.

(ii) The Investors shall have received the duly executed Notes as set forth in Section 3 upon receipt by the Company from the Investors of the consideration set forth opposite each Investor’s name on Schedule 1 attached hereto.

(b) Conditions to Obligations of the Company. It shall be a condition precedent to the obligations of the Company hereunder to be performed at the Closing that:

(i) All representations and warranties of the Investors shall be accurate, correct and complete on the date of the Closing.

(ii) The Company shall have received the wire transfers described in Section 2 hereof in consideration of the issuance of the Notes.

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6. Registration of Conversion Shares Upon an Event of Default.

6.1 Registration Procedures and Expenses. If an Event of Default (as that term is defined in the Notes) occurs, the Company shall:

(a) As soon as practicable, but in no event later than 10 days after the Event of Default, prepare and file with the SEC a registration statement on Form S-1 relating to the resale of the Conversion Shares by the Investors from time to time on the Nasdaq, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions (the “Resale Registration Statement”).

(b) Promptly prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective until the earliest of (i) such time as all of the Conversion Shares purchased hereunder have been sold pursuant to the Resale Registration Statement, or (iii) such time as the Conversion Shares issued further to the Notes become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144(c)(1).

(c) Notwithstanding anything express or implied in this Agreement to the contrary, in the event that the SEC for any reason limits the number of Conversion Shares that may be included and sold by the Investors in the Resale Registration Statement, the Company shall: (i) reduce the number of Conversion Shares included in the Resale Registration Statement on behalf of the Investors in whole or in part (such portion shall be allocated pro rata among such Investors) (such excluded Conversion Shares, the “Reduction Securities”), (ii) give the Investors prompt notice of the number of such Reduction Securities excluded in connection with the exclusion of such Reduction Securities arising from any interactions between the Company and the SEC with respect to the number of Conversion Shares that may be included and sold by the Investors in the Resale Registration Statement, and (iii) use its commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale the Reduction Securities (or such portion thereof as the SEC will allow to be registered for resale at such time) pursuant to a new registration statement covering the resale of the Reduction Securities (or such portion thereof as the SEC will allow to be registered for resale at such time) for an offering to be made on a continuous basis pursuant to Rule 415 and shall file such new registration statement with the SEC within thirty (30) calendar days following (x) the date that the SEC would allow or permit such additional registration statement to be filed or (y) the date on which the Company first learned the date that the SEC would allow or permit such additional registration statement to be filed, whichever of (x) or (y) is the later date.

(d) Furnish to the Investor with respect to the Conversion Shares registered under the Resale Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Investor.

(e) File documents required of the Company for normal Blue Sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(f) Bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 6.1 and the registration of the Conversion Shares on behalf of the Investors pursuant to the Resale Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and SECs incurred by the Investors, if any in connection with the offering of the Conversion Shares on behalf of the Investors pursuant to the Resale Registration Statement.

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6.2 Indemnification. For the purposes of this Section 6.2:

(a) For the purpose of this Section 6.2: (i) the term “Investor/Affiliate” shall mean any affiliate of the Investor, including a transferee who is an affiliate of the Investor, and any person who controls the Investor or any affiliate of the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Resale Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Resale Registration Statement referred to in Section 6.1.

(b) The Company agrees to indemnify and hold harmless the Investor and each Investor/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Investor or Investor/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) the Resale Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Resale Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or (2) the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Resale Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto; (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Resale Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made; or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Investors and each Investor/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Investors or such Investor/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investors expressly for use therein; (B) the inaccuracy of any representation or warranty made by the Investors herein; or (C) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investors prior to the pertinent sale or sales by the Investor.

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(c) Each Investor will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Resale Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the inaccuracy of any representation or warranty made by the Investor herein; or (ii) any untrue or alleged untrue statement of any material fact contained in the Resale Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Resale Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case under this clause (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Resale Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investors expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Investor’s aggregate liability under this Section 6 shall not exceed the amount of net proceeds received by such Investor on the sale pursuant to the Resale Registration Statement of the Conversion Shares purchased by the Investor.

(d) Promptly after receipt by an indemnified party under this Section 6.2 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.2 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.2 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified

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party under this Section 6.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) If the indemnification provided for in this Section 6.2 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.2 in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor from the private placement of Notes hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Investor in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Resale Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Investor on the other shall be deemed to be in the same proportion as the amount paid by the Investor to the Company pursuant to this Agreement for the Conversion Shares purchased by the Investor that were sold pursuant to the Resale Registration Statement bears to the difference (the “Difference”) between the amount the Investor paid for the Conversion Shares that were sold pursuant to the Resale Registration Statement and the amount received by the Investor from such sale. The relative fault of the Company on the one hand and the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 6.2 with

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respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined solely by pro rata allocation (even if the Investor were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.2, the Investor shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligation to contribute pursuant to this Section 6.2 are several and not joint with the Other Investors’ obligation to contribute pursuant to Section 6.2 of the Agreements between the Other Investors and the Company.

7 Required Shareholder Approval. If the Approval (as defined in the Notes) is not obtained after initially putting such matters to a shareholder vote, the Company shall adjourn such shareholder meeting and call an additional shareholders meeting (that meets the quorum and other corporate requirements) as soon as commercially reasonably possible. At such additional shareholders meeting, the shareholders shall vote again on the matters comprising the Approval.

8. Miscellaneous.

a. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

b. Waiver and Amendment. Any provision of this Agreement may be amended, waived or modified only by an instrument or writing signed by the Company and the holders of at least a majority of the principal amount of the Notes then outstanding. Any amendment or waiver affected in accordance with this Section 8(b) shall be binding upon the Company, the holders of the Notes and each permitted transferee of a Note.

c. Binding Effect. The rights and obligations of the Company and the holder of this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrator and transferees of the parties.

d. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. without regard to the principles of conflicts of law (whether Delaware or any other jurisdiction).

e. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

f. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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g. Notices. Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) by electronic mail or facsimile (with written confirmation of receipt) or when mailed by registered or certified United States mail, three (3) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered or sent to the following address: (i) if to the Investor, to the address listed on the signature page hereto or to such other address which an Investor shall have given notice pursuant hereto to the Company, or, (ii) if to the Company, to NeOnc Technologies Holdings, Inc., 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, Attention: President, or to such other address of which the Company shall have given notice pursuant hereto; and a copy (which shall not constitute notice) shall also be sent to Manatt, Phelps & Phillips LLP, 695 Town Center Drive, 14th Floor, Costa Mesa CA 92626, Attn: Thomas J. Poletti, Esq.

h. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

i. Number and Gender. Whenever used herein, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders.

j. Entire Agreement. This Agreement, the Notes and other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede any prior agreements (including any memorandum of understanding, term sheet or letters of intent) between the parties regarding the subject matter hereof.

k. Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note Purchase Agreement as of the date first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Amir Heshmatpour
Title:	President and Executive Chairman

[See Attached Investor Signature Pages]

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IN WITNESS WHEREOF, the undersigned Investor has executed this Convertible Promissory Note Purchase Agreement as of the date first above written, hereby authorizes the Company to append this signature page to a counterpart of this Convertible Promissory Note Purchase Agreement as evidence thereof, and hereby subscribes for the purchase of a Note (as defined in this Convertible Promissory Note Purchase Agreement) in the original principal amount specified below.

Original Principal Amount of Note Subscribed For: ___________________

Purchase Price of Note Subscribed For: ___________________

Acknowledged and Accepted:

INVESTOR:

(Print Full Name of Investor)

By:
Name:
Title:
(if applicable)

Address:

Email:

[Signature Page to Convertible Promissory Note Purchase Agreement – NeOnc Technologies Holdings, Inc.]

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Schedule 1

Schedule of Investors

Name	Address	Principal Amount of Note	Purchase Price of Note

Sch. 1-1

Exhibit A

Form of Convertible Promissory Note

[See attached]

A-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 24, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with Dr. Ishwar Puri and Beth Levinson (together, the “Holders”), whereby the Company will acquire all of the equity interest of the to-be-formed Delaware limited liability Company (the “LLC”) from the Holders in a share exchange transaction (the “Proposed Transaction”). Pursuant to the LOI, the Holders will form the LLC which will be owned by the Holders and the Holders will contribute certain intellectual property and other assets to the LLC in exchange for the equity in the LLC. Thereafter, the LLC will enter into a Patent Transfer Agreement with McMaster University to acquire US Patent No 11,788,057 B2 (the “Patent”). The consideration for such acquisition will be $500,000 in cash. The Company will issue the LLC a promissory note in the amount of $500,000 (the “Note”) to fund the purchase of the Patent. Upon closing of the Proposed Transaction, the Company shall forgive the Note.

The purchase price for the Proposed Transaction will be: an amount of shares of Company common stock equal to (a) 120,000 shares of Company common stock with an attributed value of $25 per share, less (b) an amount of shares equal to (x) the aggregate transaction fees incurred by the Company in connection with all of the transactions referenced in the LOI divided by (y) $25.00, rounded up to the nearest whole share.

The Proposed Transaction is subject to, among other things, the formation of the LLC, the completion of due diligence investigations by the Company, and the execution of the Patent Transfer Agreement between the LLC and McMaster University.

Lastly, in connection with the closing of the Proposed Transaction, Dr. Ishwar K. Puri will be appointed to the Company’s Board of Directors.

The foregoing description of the LOI is not complete and is qualified in its entirety by reference to the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter of Intent dated July 24, 2025, between the Company, Dr. Ishwar Puri and Beth Levinson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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Exhibit 10.1

Letter of Intent

July 24, 2025

Dr. Ishwar K. Puri and Beth R. Levinson

920 Oliver Street

South Pasadena, CA 91030

Dear Mr. Puri and Ms. Levinson,

Following our recent discussions, NeOnc Technologies Holdings, Inc. (“NeOnc”) and Dr. Ishwar K. Puri and Beth R. Levinson (together, the “Holders”) hereby agree to this binding Letter of Intent (“LOI”) setting forth the principal terms and conditions upon which NeOnc will acquire all of the equity interest of a to-be- formed Delaware limited liability company that will be formed shortly hereafter (the “Company”) from the Holders in a share exchange transaction (the “Proposed Transaction”).

We believe there exists a strong strategic fit between our respective companies. Consequently, we are enthusiastic about consummating this transaction as efficient and expeditiously as possible.

1.	Transaction Terms – the term sheet attached as Exhibit A together with this LOI reflect the terms upon which we agree to pursue and complete the Proposed Transaction.

2.	Documentation – the Proposed Transaction is also subject to execution of definitive documentation including a Share Exchange Agreement and other documentation that will be prepared by our legal counsel, subject to review and comment by your legal counsel.

3.	Ordinary Course of Conduct – until the execution of the definitive documentation the Holders will cause the Company to: (i) conduct its business only in the normal and ordinary course; and (ii) use reasonable efforts to preserve the business organization and existing business relationships intact.

4.	Exclusivity – from the date this LOI is executed throughout the next 30 days, the Holders shall not and shall cause the Company and its officers, directors, employees, and other agents not to, directly or indirectly: (i) take any action to solicit or initiate any “Acquisition Proposal” (as hereinafter defined), or (ii) continue to engage in discussions or negotiations with any potential acquiror or investor, or (iii) disclose any non-public information, other than in the ordinary course of business, relating to the Company, to any other person or entity except NeOnc and its representatives. You agree that any discussions with other potential acquirors will be formally terminated upon execution of this LOI.

The term “Acquisition Proposal” as used herein means any offer, proposal or indication of interest, whether written or oral, in (x) the acquisition of any assets of the Company, (y) a merger, consolidation or other business combination, or (z) the acquisition of any of the equity security of the Company.

To the extent anyone at the Company, directly or indirectly, receives any Acquisition Proposal, the Holders will promptly notify NeOnc, including the identity of the person making such Acquisition Proposal and all economic terms of such Acquisition Proposal.

If, at the end of the 30-day No Shop period, the parties are working constructively to consummate the Proposed Transaction, then the 30-day No Shop period will extend automatically for an additional 30 days.

5.	Term and Expenses – this LOI will expire by 5:00 p.m. PST on July [●], 2025 if not executed and accepted.

In the event this LOI terminates for any reason, each party hereto shall bear its own costs and expenses in connection with the Proposed Transaction.

Notwithstanding the foregoing, if the Holders breach the provisions of the paragraph titled “No Shop” or decline to consummate the Proposed Transaction on substantially similar terms to the terms outlined in this LOI, the Holders will reimburse NeOnc for all of its reasonable out-of-pocket expenses (including fees to its advisors) actually incurred from the date of this LOI through the date that the Holders’ breach of the exclusivity provisions described above become known to NeOnc or the date on which the Holders notify NeOnc of their intent to not consummate the Proposed Transaction.

6.	Confidentiality – except as required by law, without the prior written consent of the other parties hereto, no party (whether directly or indirectly through one or more of its officers, directors, employees, or agents) will make any public comment, statement or communication with respect to, or otherwise disclose or permit disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions, or other aspects of the transaction proposed by this LOI.

7.	No Tax Advice – the Holders acknowledge and agree that each have been advised to consult with their own advisors and representatives, have reviewed this LOI and the transactions contemplated hereby with their respective tax advisors and/or attorneys, and are relying solely on such advisors and not on any statements or representations by NeOnc, other than as may be expressly set forth in the Share Exchange Agreement.

8.	Binding Effect; Governing Law; Counterparts – this LOI is intended to be a binding contract. This LOI shall be governed by the laws of the State of Delaware and may be executed in one or more counterparts (including by means of facsimile, portable document format (PDF) or other electronic format), each of which shall be deemed to be original, but all of which together shall constitute one and the same agreement.

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Again, we are excited about commencing due diligence, legal documentation, and working hard to close this deal. If you have any questions about this LOI, please feel free to contact Amir Heshmatpour directly at 310-721-4391. We look forward to working with you towards completing this important transaction.

Sincerely,

/s/ Amir Heshmatpour
Amir Heshmatpour
President, NeOnc Technologies Holdings, Inc.

Agreed and accepted,

/s/ Dr. Ishwar K. Puri
Dr. Ishwar K. Puri

/s/ Beth R. Levinson
Beth R. Levinson

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Exhibit A

Proposed Transaction Terms

Proposed Transaction	NeOnc Technologies Holdings, Inc. (“NeOnc”)proposes to exchange shares of NeOnc common stock for all of the outstanding shares or membership interests of the Company (the “Exchange”) pursuant to the terms and conditions set forth in herein.

Prior and as a condition to the Exchange, the Holders will form the Company as a Delaware limited liability company which will be owned by the Holders and the Holders will contribute certain intellectual property and other assets to the Company in exchange for the equity interest in the Company (the “Contributed Assets”). Additionally, the Company will enter into a Patent Transfer Agreement with McMaster University to acquire US Patent No. 11,788,057 B2 (the “Patent”), as further described in the report attached hereto as Appendix A. The consideration for such acquisition will be $500,000 in cash. NeOnc will issue the Company a promissory note in the amount of $500,000 (the “Note”) to fund the purchase of the Patent. Upon closing of the Proposed Transaction, NeOnc shall forgive the Note.

NeOnc	NeOnc Technologies Holdings, Inc.

Company	A to-be-formed Delaware limited liability company and it subsidiaries (the “Company”) which will be wholly-owned by Dr. Ishwar K. Puri and Beth R. Levinson in joint tenancy (the “Holders”)

Purchase Price	The Purchase Price will be: an amount of shares of NeOnc common stock equal to

(a) 120,000 shares of NeOnc common stock with an attributed value of $25 per share, less (b) an amount of shares equal to (x) the aggregate transaction fees incurred by NeOnc in connection with all of the transactions referenced in this LOI divided by (y) $25.00, rounded up to the nearest whole share.

Documentation	The Proposed Transaction will be subject to documentation customary in transactions of this type including a Share Exchange Agreement.

The Share Exchange Agreement will be prepared by NeOnc’s legal counsel, subject to review and comment by the Company’s legal counsel. It would include customary representations and warranties (including that the Patent and Contributed Assets are owned free and clear of all liens and other restrictions), covenants, and indemnities typically found in agreements relating to transactions of this type, size, and complexity.

A-1

Conditions	The Proposed Transaction and the terms contained in this Term Sheet are subject to:

a.	Formation of the Company and concurrent execution of a Contribution Agreement between the Company and the Holders whereby the Contributed Assets are transferred to the Company.

b.	Completion of due diligence investigations (including business, tax, accounting, and legal reviews) by NeOnc, with results satisfactory to NeOnc in its sole discretion.

c.	Execution of the Patent Transfer Agreement between the Company and McMaster University, and closing of the transactions contemplated thereby.

d.	Execution of definitive documentation including the Share Exchange Agreement.

The Proposed Transaction will be funded in its entirety by NeOnc and is therefore not subject to financing contingencies.

Board Seat	In connection with the closing of the Proposed Transaction, Dr. Ishwar K. Puri will be appointed to NeOnc’s Board of Directors.

A-2

Appendix A

[See attached]

Appendix A-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 28, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2025, a Subscription Agreement (the “Agreement”) was entered into by and between Quazar For Investment in Commercial Enterprises & Management LLC (“Quazar”), a company registered in Dubai with licence number 1011726, and NuroMENA Holdings Ltd (“NuroMENA”), a wholly owned subsidiary of NeOnc Technologies Holdings, Inc. (the “Company”).

While signed the effectiveness and execution of the agreement remains contingent on the incorporation of NuroMENA which has yet to occur.

Pursuant to the Agreement, Quazar agreed to purchase 2,500,000 newly issued shares of NuroMENA (“New Shares”) for a total subscription amount of $400,000 subject to the satisfaction of certain conditions, such as corporate approvals relating to the share issuance to be obtained by NuroMENA. Once the New Shares are issued in accordance with the Agreement, the Company’s holding in NuroMENA will be reduced from 100% to 80%. The Agreement sets out the terms governing the subscription including, but not limited to, the subscription price, payment mechanics, conditions to closing, warranties from each party, governing law, and dispute resolution.

Additionally, the Agreement includes an undertaking from Quazar to lead an additional investment round in NuroMENA at a price of $25 per share, amounting to an aggregate investment of $50 million. This further investment is to be made pursuant to legally binding subscription agreements and is based on a fully diluted pre-investment valuation of the Company of $69.6 million.

Upon completion of this further investment, the newly issued shares are expected to represent approximately 62% of the NuroMENA’s total issued share capital. This provision will have a material impact on the Company’s holdings in NuroMENA, leading to further dilution of their equity interest to about 38%.

Upon completion of the issuance of the New Shares to Quazar, NuroMENA, Quazar and the Company will enter into a shareholders’ agreement, which sets out the terms and conditions relating to Quazar and the Company holdings in NuroMENA, the governance of NuroMENA, and other shareholder-related matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the execution of the Agreement and its strategic partnership with Quazar Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 30, 2025, the Company issued a press release announcing the execution of a definitive agreement to acquire AI, 3D, and Quantum Modeling IP Portfolio from Dr. Ishwar K. Puri and his appointment to the Board of Directors in connection with the transaction. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, Exhibit 99.1, and Exhibit 99.2 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement dated June 28, 2025, between NuroMENA and Quazar
99.1	Press Release, dated July 29, 2025
99.2	Press Release, dated July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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Exhibit 10.1

Confidential

Dated 2025

QUAZAR FOR INVESTMENT IN COMMERCIAL ENTERPRISES & MANAGEMENT L.L.C.

and

NUROMENA HOLDINGS LTD

SUBSCRIPTION AGREEMENT

Contents

Clause		Page

1	Definitions and interpretation	2
2	Subscription	2
3	Completion	2
4	Warranties	3
5	Further Investment	3
6	Announcements and confidentiality	4
7	Liability	5
8	Not a partnership	5
9	Entire agreement	5
10	Further assurances	6
11	Remedies and waivers	6
12	Release	6
13	Severance	6
14	Alterations	7
15	Counterparts	7
16	Costs	7
17	Agreement binding	7
18	Assignment	7
19	Rights of third parties	7
20	Notices	8
21	Governing law	9
22	Arbitration	9
Schedule 1 Particulars of the Company		11
Schedule 2 Members of the Company: pre-Completion		12
Schedule 3 Conditions		13
Schedule 4 Warranties		14
Schedule 5 Investor’s Warranties		16
Schedule 6 Definitions and interpretation		19

1

THIS AGREEMENT is dated on ____________________ 2025 and is made between:

(1)	QUAZAR FOR INVESTMENT IN COMMERCIAL ENTERPRISES & MANAGEMENT L.L.C., a company registered in Dubai with licence number 1011726 (the Investor); and

(2)	NUROMENA HOLDINGS LTD a company incorporated in the ADGM with registration number (the Company),

(each a party and together the parties).

WHEREAS:

(A)	The Company is a private company limited by shares, brief particulars of which are set out in of Schedule 1.

(B)	Details of the legal ownership of the share capital of the Company are set out in Schedule 2.

(C)	The Investor wishes to subscribe for shares in the capital of the Company on and subject to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1	Definitions and interpretation

In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in Schedule 6 apply, unless the context requires otherwise.

2	Subscription

Subject to the provisions of clauses 3.1 to 3.3 (inclusive), the Investor applies for the allotment and issue to them at Completion of 2,500,000 Shares at the Subscription Price for an aggregate subscription amount of USD 400,000 (the Subscription Amount).

3	Completion

3.1	Completion shall take place on the fifth Business Day after the date (such date not being after the Longstop Date) on which the last of the Conditions to be satisfied or waived is satisfied or waived at the offices of the Company or at such later date or such other place as the parties may agree on or prior to the Completion Date.

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3.2	On, or prior to, the Completion Date, the Investor shall pay the Subscription Amount by electronic funds transfer to the bank account of the Company as notified to the Investor in writing.

3.3	Upon receipt by the Company of the Subscription Amount paid in accordance with clause 3.2, the Company shall issue the New Shares to the Investor credited as fully paid and enter its name in the register of members in respect of such New Shares and execute and deliver to such Investor a certificate in respect of such New Shares (Completion).

3.4	At Completion, the Company and the Investor shall each enter into, and deliver to each other a copy of their duly executed counterpart of, the Shareholders’ Agreement.

4	Warranties

4.1	The Company warrants to the Investor (for itself and as trustee for its successors in title) that each Warranty is true and accurate at the date of this Agreement subject to any exceptions expressly provided for under this Agreement.

4.2	The rights and remedies of the Investor in respect of any breach of any of the Warranties shall not be affected by Completion.

4.3	The Company shall not be liable in respect of any Claim where the Investor and/or any of its agents and/or any of its advisers had knowledge of the matter giving rise to that Claim on or before the date of this Agreement.

4.4	The Investor warrants to the Company that each of the Investor’s Warranties is true and accurate at the date of this Agreement.

5	Further Investment

5.1	The Investor undertakes to procure, within the Further Investment Period, one or more additional investors to subscribe for Shares in the Company at a price of USD 25 per Share for an aggregate subscription amount of USD 50,000,000 (Further Investment) by way of entering into a duly executed and legally binding subscription agreement(s) with the Company (Further Subscription Agreement(s)). The Further Investment must be made on the basis of a fully diluted pre-investment valuation of the Company of USD 69,600,000 (which, including the New Shares, is anticipated to represent a shareholding of circa 62% of the entire issued share capital of the Company upon closing of the Further Investment) and on such other terms acceptable to the Company.

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5.2	If the Further Subscription Agreement(s) in respect of the Further Investment in full is not duly executed before the end of the Further Investment Period, the Investor shall, at the election of the Company, either:

(a)	transfer the New Shares to NeOnc Technologies Holdings, Inc for nil or nominal consideration;

(b)	transfer the New Shares to the Company for nil or nominal consideration; or

(c)	otherwise renounce title to the New Shares for nil or nominal consideration, whether by way of cancellation, redemption, reclassification, or otherwise.

5.3	The Investor undertakes to execute and deliver to the Company such documents and/or take such actions, as shall reasonably be required to give effect to the provisions of clause 5.2. If the Investor does not deliver such documents to the Company within a reasonable period, the Company shall be entitled to authorise and instruct any of its directors to execute and deliver all documents required to be executed by the Investor to give effect to clause 5.2.

5.4	If the Investor does not execute and deliver in accordance with clause 5.3 share transfer instrument(s) in respect of all of the New Shares, it shall be deemed to have irrevocably appointed any person nominated for the purpose by the Company to be its agent to execute all necessary share transfer instrument(s) and related documents on its behalf. After the relevant transferee has been registered as the holder of the New Shares following transfer on behalf of the Investor, the validity of such proceedings shall not be questioned by any person. Failure to produce a share certificate shall not impede the registration of the New Shares under this clause 5.

6	Announcements and confidentiality

6.1	Subject to clause 6.2, no announcement, circular or communication (each an Announcement) concerning the existence or content of this Agreement shall be made by any party (or any of its respective Related Parties) without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed).

6.2	Clause 6.1 does not apply to any Announcement if, and to the extent that, it is required to be made by the rules of any stock exchange or any governmental, regulatory or supervisory body or court of competent jurisdiction (Relevant Authority) to which the party making the Announcement is subject, whether or not any of the same has the force of law, provided that any Announcement shall, so far as is practicable, be made after consultation with the other party and after taking into account their reasonable requirements regarding the content, timing and manner of despatch of the Announcement in question.

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6.3	Subject to clause 6.4, the Investor shall treat as strictly confidential all information received or obtained as a result of entering into or performing its obligations in connection with this Agreement or which relates to:

(a)	the subject matter and provisions of this Agreement or any claim or potential claim thereunder;

(b)	the discussions and negotiations relating to this Agreement; or

(c)	the business or operations of the Company.

6.4	An Investor may disclose information which would otherwise be confidential if and to the extent:

(a)	required by the law of any relevant jurisdiction;

(b)	required by any Relevant Authority or Taxation Authority to which the Investor making the disclosure is subject, whether or not such requirement has the force of law;

(c)	the Company has given its prior written approval to the disclosure,

provided that any disclosure shall, so far as is practicable, be made only after consultation with the Company.

7	Liability

The parties acknowledge and agree that damages may not be an adequate remedy for any breach or threatened breach of this Agreement and each party who is not in breach shall be entitled to the remedies of injunction, specific performance and other equitable relief for a threatened or actual breach of this Agreement by any party without proof of special damage.

8	Not a partnership

Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or other fiduciary relationship between or among any of the parties.

9	Entire agreement

9.1	Each party acknowledges and agrees for itself that:

(a)	this Agreement constitutes the entire agreement between the Investors and supersedes any prior agreement, understanding, undertaking or arrangement between the parties relating to the subject matter of this Agreement;

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(b)	in entering into this Agreement, it does not rely on any statement, representation, assurance or warranty of any person (whether a party to this Agreement or not and whether made in writing or not) other than as expressly set out in this Agreement;

(c)	except as otherwise provided in this Agreement, no Investor may rescind or terminate this Agreement for breach of contract or for negligent or innocent misrepresentation or otherwise; and

(d)	nothing in this clause, and no other limitation in this Agreement, shall exclude or limit any liability for fraud.

10	Further assurances

Each party shall at its own cost (and shall use its reasonable endeavours to procure that any third parties shall) execute and deliver such documents and/or take such action, as shall reasonably be required to give effect to this Agreement and to give the other parties the full benefit of all the provisions of this Agreement.

11	Remedies and waivers

The rights and remedies of each party are, except where expressly stated to the contrary, without prejudice to any other rights and remedies available to it. No neglect, delay or indulgence by any party in enforcing any provision of this Agreement shall be construed as a waiver and no single or partial exercise of any rights or remedy of any party under this Agreement will affect or restrict the further exercise or enforcement of any such right or remedy.

12	Release

The liability of any party to this Agreement may, in whole or in part, be released, compounded or compromised and if any party shall give time or indulgence to the person under such liability, this will in no way prejudice or affect that party’s rights against any other person under the same or similar liability.

13	Severance

Each provision of this Agreement is severable and distinct from the others and, if any provision is, or at any time becomes, to any extent or in any circumstances invalid, illegal or unenforceable for any reason, that provision shall to that extent be deemed not to form part of this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired, it being the parties’ intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

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14	Alterations

No purported alteration of this Agreement shall be effective unless it is in writing, refers to this Agreement and is duly executed by each party to this Agreement.

15	Counterparts

15.1	This Agreement may be executed in any number of counterparts. Each counterpart, when duly exchanged or delivered, is an original, but the counterparts together are one and the same agreement.

15.2	Any counterpart may take the form of an electronic copy of this Agreement and that counterpart:

(a)	will be treated as an original counterpart;

(b)	is sufficient evidence of the execution of the original; and

(c)	may be produced in evidence for all purposes in place of the original.

15.3	The party delivering the electronic counterpart will within seven days of electronic exchange, deliver the wet ink original of that counterpart to the other parties by express courier.

16	Costs

Except as otherwise provided in this Agreement, each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all documents referred to in this Agreement.

17	Agreement binding

This Agreement shall be binding on and shall enure for the benefit of the successors in title of each party.

18	Assignment

None of the parties shall be entitled to assign the benefit of any rights or obligations under this Agreement without the prior written consent of the Company.

19	Rights of third parties

This agreement does not confer any rights on any person or party (other than the parties to this agreement).

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20	Notices

20.1	A notice or other communication given under or in connection with this Agreement must be:

(a)	in writing;

(b)	in the English language; and

(c)	sent by a Permitted Method to the Notified Address.

20.2	The Permitted Method means any of the methods set out in column (1) below. A notice given by the Permitted Method will be deemed to be given and received on the date set out in column (2) below.

(1) Permitted Method	(2) Date on which notice deemed given and received
Personal delivery	If left at the Notified Address before 5pm on a Business Day, when left and otherwise on the next Business Day
Registered or International registered or prepaid air-mail	Six Business Days after posting
E-mail	When sent if sent before 5pm on a Business Day, and otherwise on the next Business Day (unless the sender receives an automated notification of non-delivery or rejection by the recipient's e-mail server, in which case the notice shall be deemed not to have been given or received)

20.3	The Notified Address of each of the parties is as set out below:

Name of party	Notified Address	E-mail address	Marked for the attention of:
The Investor	6th Street, Al Quoz 1, Dubai, UAE	sameer@quazarinvestment.com waleed@quazarinvestment.com	Sameer Salgar Waleed Al Ali
The Company	23975 Park Sorrento, Suite 205, Calabasas, CA 91302	amir@neonc.com	Amir F. Heshmatpour

or such other Notified Address as any party may, by notice to the others, substitute for their Notified Address set out above.

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21	Governing law

21.1	This Agreement and any non-contractual obligations connected with it shall be governed by English law.

21.2	The parties irrevocably agree that all disputes arising under or in connection with this Agreement, or in connection with the negotiation, existence, legal validity, enforceability or termination of this Agreement, regardless of whether the same shall be regarded as contractual claims or not, shall be exclusively governed by and determined only in accordance with English law.

22	Arbitration

22.1	Any dispute or difference shall, at the request of either party be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the Rules). The Rules are deemed to be incorporated into this Agreement by reference into this clause.

22.2	The number of arbitrators shall be three. Each party shall nominate one arbitrator (together the Nominated Arbitrators) and the third arbitrator shall be nominated by agreement between the Nominated Arbitrators. The third arbitrator shall serve as chairman of the arbitral tribunal.

22.3	The seat or legal place of the arbitration shall be the ADGM. The governing law of this arbitration agreement shall be the laws of England and Wales. The language of the arbitration shall be English. The parties waive any right of appeal to any court in any jurisdiction, insofar as such waiver can validly be made.

22.4	By agreeing to arbitration in accordance with this clause 22, the parties do not intend to deprive any competent court of its jurisdiction and/or the right to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings or the enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of either party.

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22.5	The parties undertake to keep confidential all awards in any arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

22.6	All awards shall be final and binding on the parties. The parties undertake to carry out any award immediately and without any delay. The parties waive irrevocably their right to any form of appeal or review of the award by any state court or other judicial authority, insofar as such waiver may be validly made.

22.7	This clause 22 shall survive the expiration or termination of the Agreement and in such event shall be treated as an independent arbitration agreement. This clause 22 shall not be regarded as invalid, non-existent or ineffective in the event that the rest of the Agreement is invalid, or did not come into existence or has become ineffective, and it shall for that purpose be treated as a distinct agreement.

IN WITNESS whereof, this Agreement has been executed the day and year first above written.

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Schedule 1

Particulars of the Company

Registered number:

Registered office:

Directors:

Secretary:

Issued share capital:	10,000,000 with a par value of USD 0.0001 per Share.

11

Schedule 2

Members of the Company: pre-Completion

Member	Number of Shares held
NeOnc Technologies Holdings, Inc	10,000,000 ordinary shares with a par value of USD 0.0001

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Schedule 3

Conditions

1	The passing of directors’ and Shareholders’ resolutions at a duly convened Board meeting or by written resolutions of the Board and a general meeting of the Company or by Shareholders’ written resolution to:

(a)	authorise the allotment of the New Shares, and to increase the authorised share capital accordingly if required;

(b)	waive pre-emption rights in respect of the allotment and issue of the New Shares; and

(c)	adopt the New Articles.

2	The Company will procure that a meeting of the Board be held or Board resolutions shall be passed at or in which the Board shall:

(a)	approve and authorise the execution by the Company of the Shareholders’ Agreement;

(b)	subject to clauses 3.3, approve the issue to the Investor of the New Shares credited as fully paid and enter its name in the register of members in respect of the New Shares and execute and deliver to such Investor a certificate in respect of the New Shares;

(c)	appoint the person nominated by the Investor as its director of the Company;

(d)	pass any such other resolutions as may be required to carry out the obligations of the Company under this Agreement.

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Schedule 4

Warranties

1	Share capital and authority

1.1	All of the shares set out in Schedule 2 are fully paid and comprise the entire issued share capital of the Company and none of the issued share capital of the Company is subject to any Encumbrance.

1.2	No options, warrants or other rights to subscribe for new shares in the Company have been granted or agreed to be granted or have been promised (orally or in writing), in each case by the Company.

1.3	No dividends or other rights or benefits have been declared, made or paid or agreed to be declared, made or paid by the Company.

1.4	The execution and delivery by the Company of this Agreement and the documents referred to in it, and compliance with their respective terms, shall not breach or constitute a default under the Company’s articles of association, or any other agreement or instrument to which the Company is a party or by which the Company is bound, and shall not constitute a breach under any order, judgment, decree or other restriction applicable to the Company.

2	The Company

2.1	The Company is a private company limited by shares formed and registered in accordance with applicable law with validly issued shares. The Company’s shares are not now or have at any time been listed on any stock exchange or regulated market.

2.2	The Company does not have:

(a)	an interest in the shares or securities of, or other investment in, any body corporate other than the Subsidiary;

(b)	an interest in any partnership, joint venture, consortium or other unincorporated association or arrangement for sharing profit other than the Subsidiary;

(c)	a branch, agency, place of business or permanent establishment outside its jurisdiction of incorporation (overseas branch) or substantial assets outside its jurisdiction of incorporation;

(d)	an outstanding obligation or right to acquire any such interest or overseas branch or in respect of any such interest or overseas branch formerly owned by it or agreed to be acquired by it; or

(e)	allotted or issued any securities that are convertible into shares.

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3	Trading and insolvency

3.1	The Company has never traded.

3.2	The Company has no assets except for the sum of in cash, being the aggregate amount subscribed for the issued share capital of the Company.

3.3	The Company has not been dissolved or entered into (or taken steps to enter into) liquidation, administration, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors, any analogous or similar procedure in any jurisdiction or any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction; and no petition has been presented or other step been taken by any person with a view to any of those things.

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Schedule 5

Investor’s Warranties

The Investor warrants to the Company as follows:

(a)	it is a limited liability company, duly incorporated, organised and validly existing under the laws of its jurisdiction with full power to conduct its business as conducted at the date of this Agreement;

(b)	it has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and the Shareholders’ Agreement to be executed at or before Completion, and each such document will, when executed, constitute legal, valid and binding obligations of the Investor enforceable in accordance with their respective terms;

(c)	the Investor is an “accredited investor” (as defined by Section 501 (a) of the U.S. Securities Act of 1933, as amended);

(d)	the execution and delivery of, and the performance by it of its obligations under, and compliance with the provisions of, this Agreement and the Shareholders’ Agreement to be entered into pursuant to this Agreement will not result in any breach of:

(i)	or conflict with any provision of its constitutional documents;

(ii)	or constitute a default under, any instrument or agreement to which it is a party or by which it is bound; or

(iii)	any law or regulation in any jurisdiction having the form of law or of any order, judgment or decree of any court or governmental agency by which it is bound;

(e)	no consent, authorisation, licence or approval of its shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required, nor is any notice to or registration with such body required to be made, to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the Shareholders’ Agreement or the performance by the Investor of its obligations under them;

(f)	there are no outstanding, pending or threatened:

(i)	investigations, judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting the Investor or any member of the Investor’s group;

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(ii)	lawsuits, actions or proceedings against or affecting the Investor or any member of the Investor’s group;

(g)	no order has been made and no resolution has been passed for the winding up of the Investor nor for a provisional liquidator to be appointed in respect of the Investor and no petition has been presented and no meeting has been convened for the purpose of winding up the Investor;

(h)	no administrator has been appointed and no legal proceedings or other procedure or step has been taken in relation to the appointment of an administrator in respect of the Investor;

(i)	no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Investor or in respect of all or any part of its assets;

(j)	no voluntary arrangement has been proposed in respect of the Investor and no step has been taken with a view to a composition, assignment or arrangement with any class of creditor of the Investor;

(k)	it is not insolvent or unable to pay its debts and the Investor has not stopped or suspended paying its debts as they fall due nor has it, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(l)	it has not been subject to and is not currently subject to any action, step or proceeding in any jurisdiction outside its jurisdiction of incorporation in the nature of or analogous to any of those set out in paragraphs (g) to (k) above;

(m)	it has or will at Completion have immediately available on an unconditional basis all required funds or financing in place to pay and deliver to the Company the Subscription Amount at Completion in accordance with this Agreement or otherwise meet its obligations under this Agreement;

(n)	the Investor’s funds that will be utilized in respect of this Agreement (a) are not of illicit origin with respect to, without limitation, the FATF Recommendations or (b) do not result from fraudulent activities in countries within the African Union, United Nations, United Kingdom, United States of America, Swiss Confederation, the European Communities, a Corrupt Practice, or any other Designated Categories of Offences;

(o)	neither the Investor nor any of its Affiliated Persons is a Sanctioned Person or acts directly or indirectly on behalf of a Sanctioned Person;

17

(p)	neither the Investor nor any of its Affiliated Persons is incorporated, located, resident or carrying on a trade or business in a Sanctioned Territory;

(q)	each of the Investor and its Affiliated Persons is in compliance with all relevant Sanctions and is not engaged in any activities that would reasonably be expected to expose any party or their Affiliated Persons to the risk of adverse measures pursuant to Sanctions, including being designated as a Sanctioned Person;

(r)	the Investor and each of its Affiliated Persons has policies and procedures adequately designed to ensure compliance with the Sanctions-related warranties of this Agreement.

For the purposes of paragraphs (o), (p), (q) and (r), Affiliated Persons means any officers, directors, employees (past or present) or associated persons or any holder of more than 10% of the equity interests (direct or indirect) of the Investor.

18

Schedule 6

Definitions and interpretation

1	In this Agreement:

ADGM means the Abu Dhabi Global Market

Board means the board of directors of the Company as constituted from time to time

Business Day means any day (other than a Saturday, Sunday or public holiday) on which licensed banks in Abu Dhabi are open for the transaction of normal banking business

Claim means any claim for breach of a Warranty

Completion has the meaning given to it in clause 3.3

Completion Date means the date on which Completion occurs in accordance with this Agreement

Conditions means the conditions set out in Schedule 3

Corrupt Practice means:

(a)	the promising, offering, giving, making, authorising, insisting on, receiving accepting or soliciting, directly or indirectly, of any illegal or undue payment or advantage of any nature, to or by any person (or person acting in concert), with the intention to, or the knowledge that such payment or advantage may, directly or indirectly influence, whether as inducement or reward, the actions or decisions of any person, including causing any person to refrain from any action or decision; or

(b)	any action or omission which is prohibited in any applicable jurisdiction by applicable law relating to bribery or corruption

Designated Categories of Offences means the following categories of offences as defined by the third FATF Recommendation and its interpretative note: participation in an organised criminal group and racketeering; terrorism, including financing of terrorism; trafficking in human beings and migrant smuggling; sexual exploitation, including sexual exploitation of children; illicit trafficking in narcotic drugs and psychotropic substances; illicit arms trafficking; illicit trafficking in stolen and other goods; corruption and bribery; fraud; counterfeiting currency; counterfeiting and piracy of products; environmental crime; murder, grievous bodily injury; kidnapping, illegal restraint and hostage-taking; robbery or theft; smuggling (including in relation to customs and excise duties and taxes); tax crimes (related to direct taxes and indirect taxes); extortion; forgery; piracy; insider trading and market manipulation

19

Encumbrance means any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected other than liens arising by operation of law)

Further Investment Period means the period of one hundred and twenty (120) days commencing on 25 June 2025

Investor’s Warranties means the warranties referred to in clause 4.4 and set out in Schedule 5

Longstop Date means 5:00 p.m. on the date which is 20 Business Days following the date of this Agreement or such later time and date as may be agreed in writing by the Company and the Investor

New Articles means the new articles of association of the Company to be adopted on or prior to Completion, as amended or superseded from time to time

New Shares means the Shares subscribed by the Investor pursuant to clause 2

Related Party means, in relation to any company, any subsidiary or holding company of that company, any subsidiary of any such holding company or any shareholder of that company

Sanctions means any laws or regulations relating to economic or financial sanctions or trade embargoes or export controls or related restrictive measures or similar measures (including “secondary” sanctions) imposed, administered or enforced from time to time by a Sanctions Authority

Sanctions Authority means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State and Department of Commerce, and HM Treasury; and (v) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Investor

Sanctions List means:

(a)	the consolidated United Nations Security Council sanctions list;

(b)	the “Specifically Designated Nationals and Blocked Persons List”, “Denied Persons List”, “Entities List” and any list maintained by OFAC within its “Consolidated Sanctions List”;

20

(c)	the “Sectoral Sanctions Identification List” maintained by OFAC;

(d)	the “Consolidated List of Persons, Groups, and Entities subject to EU Financial Sanctions” maintained by the EU Commission; and/or any list of persons or entities targeted by a restrictive measure that has been implemented pursuant to any European Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the European Union’s Common Foreign and Security Policy;

(e)	or any other list issued or maintained by any Sanctions Authority of persons subject to Sanctions,

in each case as amended, supplemented or substituted from time to time

Sanctioned Person means a person that is listed on, or owned or controlled by, or acting on behalf of, a person listed on any Sanctions List

Sanctioned Territory means Cuba, Iran, North Korea, Syria, Venezuela, the so-called Donetsk and Luhansk Peoples’ Republics, the Zaporizhzhia and Kherson Oblasts, and other Ukrainian territories claimed to be annexed by Russia, or any country or region which is, or whose government is, or becomes, a target of comprehensive, country-wide or territory-wide Sanctions

Shares means the ordinary shares of USD 0.0001 each in the capital of the Company from time to time having the rights set out in the New Articles

Shareholders’ Agreement means the shareholders’ agreement in agreed form to be entered into between NeOnc Technologies Holdings, Inc.; the Company; and the Investor

Subscription Amount has the meaning given to it in clause 2

Subscription Price means USD 0.16 per New Share

Subsidiary means the proposed wholly-owned subsidiary of the Company intended to be incorporated in Abu Dhabi (whether mainland or Abu Dhabi-based free zone) which is intended to be incorporated on or around the date of this Agreement and be named “NuroCure LLC”

Taxation or Tax means:

(a)	all forms of tax (other than deferred tax), levy, duty, charge, impost, withholding or other amount whenever created or imposed, payable to or imposed by any taxation authority; and

(b)	all interest, penalties and fines relating to any Taxation falling within (a) above or which arise as a result of the failure to pay any Taxation on the due date or to comply with any obligation relating to Taxation

21

Taxation Authority means any revenue, customs, fiscal, governmental, statutory, state or provincial authority, body or person, whether of the UAE or elsewhere which is responsible for the administration, collection or enforcement of Taxes

Warranties means the warranties referred to in clause 4 and set out in Schedule 4

2	In this Agreement, unless the context requires otherwise:

(a)	the table of contents and the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(b)	references to clauses and Schedules are to clauses of, and schedules to, this Agreement, references to this Agreement include its Schedules and references to a Part or paragraph are to a Part or paragraph of a Schedule to this Agreement;

(c)	references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as from time to time amended in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

(d)	words importing the singular include the plural and vice versa, words importing a gender include every gender;

(e)	references to a person include an individual, corporation, partnership, any unincorporated body of persons and any government entity;

(f)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(g)	references to time are to the time in the United Arab Emirates;

(h)	the rule known as the ejusdem generis rule shall not apply, and accordingly words introduced by words and phrases such as include, including, other and in particular shall not be given a restrictive meaning or limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

(i)	the word company shall be deemed to include any partnership, undertaking or other body of persons, whether incorporated or not incorporated and whether now existing or formed after the date of this Agreement.

22

3	In this Agreement, unless the context requires otherwise, a reference to any statute or statutory provision includes:

(a)	any subordinate legislation made under it; and

(b)	any provision which it has superseded or re-enacted (with or without modification), and any provision superseding it or re-enacting it (with or without modification), before or on the date of this Agreement, or after the date of this Agreement except to the extent that the liability of any party is thereby increased or extended, and any such statute, statutory provision or subordinate legislation as is in force at the date of this Agreement shall be interpreted as it is interpreted at the date of this Agreement and no account shall be taken of any change in the interpretation of any of the foregoing by any court of law or tribunal made after the date of this Agreement.

23

Signed by	Waleed Khalid Al Ali for and on behalf of	/s/ Waleed Khalid Al Ali
	QUAZAR FOR INVESTMENT IN COMMERCIAL ENTERPRISES & MANAGEMENT L.L.C.	Authorised Signatory

24

Signed by	Amir Heshmatpour for and on behalf of	/s/ Amir Heshmatpour
	NUROMENA HOLDINGS LTD	Authorised Signatory

25

Exhibit 99.1

NeOnc Technologies Signs Definitive Agreement for $50 Million Strategic Partnership with Quazar Investment

CALABASAS, Calif., July 29, 2025 -- NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a multi-phase 2 clinical-stage biotechnology company advancing transformative treatments for brain and central nervous system cancers, today announced it has it has signed a definitive agreement for a $50 million strategic partnership with Quazar Investment.

The definitive agreement follows NeOnc’s Board unanimously approving the company’s participation in the contemplated $50 million equity investment and MENA region expansion, reflecting continued momentum.

“We’re thrilled to take this transformative step in formalizing our strategic partnership with Quazar,” said Amir Heshmatpour, Executive Chairman & President of NeOnc Technologies Holdings, Inc. “This definitive agreement sets the stage for accelerated global expansion and scientific innovation. As part of the $50 million investment, Quazar under the leadership of its Chairman and CEO, Waleed K. Al Ali—will acquire 1.4 million shares of NeOnc at $25 per share, representing a $35 million anchor position to be held in custody at Morgan Stanley. The remaining $15 million will be earmarked for Phase 2B clinical trials and the buildout of critical infrastructure across the UAE and broader MENA region. With the final formation of NuroMENA and NuroCure pending approval by the UAE government, this agreement marks a major inflection point in advancing NeOnc’s global therapeutic footprint and delivering long-term value to patients and shareholders alike.”

“We look forward to working closely with NeOnc’s leadership team to establish a robust operational presence in the UAE and expand access to these promising treatments throughout the region,” said Waleed Khalid Al Ali, Chairman & CEO of Quazar Investment. “Through our existing strategic partnerships within the UAE healthcare and regulatory ecosystem, Quazar is well-positioned to accelerate NeOnc’s regional clinical programs and help deliver groundbreaking neuro-oncology solutions to patients across the MENA region.”

Under definitive agreement, Quazar intends to lead a capital formation round of up to $50 million, priced at $25 per share. The proposed structure allocates 70% of proceeds to the acquisition of NeOnc common stock, with 30% earmarked for launching clinical trials and building infrastructure across the UAE and broader MENA region.

To complete the transaction, NeOnc must satisfy the remaining conditions within 120 days, including:

Legal formation of NuroMENA and NuroCure in Abu Dhabi.

The closing remains subject to these conditions and the successful completion of the capital formation process.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com

Exhibit 99.2

NeOnc Technologies Signs Definitive Agreement to Acquire AI, 3D, and Quantum Modeling IP Portfolio from Dr. Ishwar K. Puri; Appoints Him to Board of Directors

CALABASAS, Calif., July 30, 2025 -- NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a multi Phase 2 clinical-stage biotechnology company pioneering innovative treatments for brain cancers, is proud to announce the signing of a definitive, binding Letter of Intent (LOI) to acquire all outstanding equity interests in a to-be-formed Delaware entity jointly owned by Dr. Ishwar K. Puri and Beth R. Levinson. The IP portfolio, which includes U.S. Patent No. 11,788,057 B2, secured through a Patent Transfer Agreement with McMaster University, features cutting-edge 3D bioprinting, artificial intelligence, and quantum modeling technologies designed to accelerate preclinical drug discovery and high-throughput screening of brain-targeted therapies. These assets will be integrated into NeOnc’s expanding IP platform and will be also part of NeOnc’s Middle East partnership with Quazar Investment Group, which is designed to help drive global innovation and clinical trial execution across the GCC region.

The total transaction value is $3.5 million, comprised of $500,000 in cash and $3 million in NeOnc common stock issued at $25 per share.

As part of the transaction, NeOnc is honored to appoint Dr. Ishwar K. Puri to its Board of Directors. Dr. Puri currently serves as Senior Vice President of Research and Innovation at the University of Southern California (USC), where he oversees one of the nation’s most dynamic research portfolios. He is a Fellow of the AAAS, the Canadian Academy of Engineering (CAE), and the American Society of Mechanical Engineers (ASME), and is ranked among the top 0.4% of scholars worldwide across all fields by citation impact as per ScholarGPS. He has authored over 200 publications and has held prestigious academic and national leadership roles across the U.S. and Canada.

“Dr. Ishwar Puri’s appointment to our Board is a monumental addition to NeOnc’s global scientific leadership,” said Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies Holdings. “Ranked among the very top scientists in the world and a fellow of the AAAS, CAE, and ASME, Dr. Puri brings a rare blend of deep scientific rigor, innovation leadership, and translational impact. His track record-spanning over 200 publications, startup mentorship, and leadership roles at McMaster and now USC-perfectly aligns with our mission to bring breakthrough therapies to patients worldwide. His vision and experience will be instrumental as we integrate AI and quantum models with 3D bioprinting into NeOnc’s platform.”

“The convergence of AI and quantum modeling with 3D bioprinting of cells and tissues represents a pivotal frontier in drug discovery and development,” said Dr. Ishwar K. Puri. “By joining NeOnc’s Board and contributing our IP portfolio, we’re stiving to create a powerful integration of cutting-edge computational approaches with targeted therapeutic development. Our goal is that this collaboration will accelerate the translation of breakthrough technologies into meaningful advances for patients with brain cancers. I believe that NeOnc’s existing clinical programs and strategic partnerships, particularly in the Middle East, provide an ideal platform to maximize the impact of these innovations. I look forward to working alongside the talented NeOnc team to lead our efforts to pioneer new paradigms in precision oncology.”

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions. For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

2

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 13, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) discovered that in its Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on May 9, 2025 (the “March 31, 2025 Form 10-Q”), it had inadvertently overstated non-cash share-based compensation expense related to 1,486,667 restricted stock units (“RSUs”) issued on January 4, 2024, to members of management. The calculation used in the March 31, 2025 Form 10-Q on the aforementioned 1,486,667 RSUs incorrectly assumed the shares were fully vested as of March 31, 2025, which incorrect assumption resulted in a non-cash share-based compensation expense reflected in such periodic report. However, in reality, the shares vested over 22 months, and therefore, only 15 months vested as of March 31, 2025 which would have resulted in a non-cash share-based compensation expense.

Management of the Company, after discussions with and among the Audit Committee of the Board of Directors, concluded that the Company’s unaudited consolidated financial statements as of and for quarter ended March 31, 2025 should no longer be relied upon and should be restated. Such restatement is presented in its entirety in the Company’s Form 10-Q for the quarter ended June 30, 2025.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 13, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends and replaces fully Item 4.02 of the Current Report on Form 8-K filed on August 18, 2025 (the “Original Form 8-K”).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) discovered that in its Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on May 9, 2025 (the “March 31, 2025 Form 10-Q”), it had inadvertently overstated non-cash share-based compensation expense related to 1,486,667 restricted stock units (“RSUs”) issued on January 4, 2024, to members of management. The calculation used in the March 31, 2025 Form 10-Q on the aforementioned 1,486,667 RSUs incorrectly assumed the shares were fully vested as of March 31, 2025, which incorrect assumption resulted in a non-cash share-based compensation expense reflected in such periodic report. However, in reality, the shares vested over 22 months, and therefore, only 15 months vested as of March 31, 2025 which would have resulted in a non-cash share-based compensation expense. Management has discussed the matters described in this Item 4.02 with its independent auditors.

Management of the Company, after discussions with and among the Audit Committee of the Board of Directors and its independent auditors, concluded that the Company’s unaudited consolidated financial statements as of and for quarter ended March 31, 2025 should no longer be relied upon and should be restated. Such restatement is presented in its entirety in the Company’s Form 10-Q for the quarter ended June 30, 2025.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 18, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with the members (the “Members”) of JandB Holdings, LLC (“JandB”). Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding membership interests of JandB in exchange for an amount of shares of Company common stock equal to (a) 120,000 shares of Company common stock with an attributed value of $25 per share, less (b) an amount of shares equal to (x) the aggregate transaction fees incurred by the Company in connection with all of the transactions related to the Agreement divided by (y) $25.00, rounded up to the nearest whole share.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 18, 2025, the Company completed the acquisition of JandB in accordance with the terms of the Share Exchange Agreement. The acquisition was consummated upon the execution of the Agreement. As a result, JandB is now a wholly owned subsidiary of the Company.

Item 2.02.	Results of Operations and Financial Condition.

On August 19, 2025, the Company issued a press release reporting second quarter financial results. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 and 2.01 above is incorporated by reference into this Item 3.02

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2025, Dr. Ming-Fu Chiang notified the Board of Directors (the “Board”) of the Company of his decision to resign from the Board, effective immediately. Mr. Chiang’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Dr. Chiang will continue serving on the Company’s science advisory board.

On August 18, 2025, in connection with the execution of the Agreement, the Board of the Company elected Ishwar Puri as a director of the Company, effective immediately, to serve until the Company’s 2025 annual meeting of stockholders.

Since August 2021, Mr. Puri has served as senior vice president, research and innovation and a professor of aerospace and mechanical engineering at University of Southern California (“USC”). He oversees the USC Office of Research and Innovation that guides the university’s research programs. Prior to his appointment at USC, Puri was dean of the Faculty of Engineering and professor at McMaster University in Hamilton, Ontario, Canada. In Canada, he was one of 18 members of the Natural Sciences and Engineering Research Council of Canada, an appointment made by the governor general of Canada. He served as chair of the Canadian National Council of Deans of Engineering and Applied Science, now called Engineering Deans Canada. He holds a bachelor’s degree in mechanical engineering from the University of Delhi’s College of Engineering and obtained his master’s degree in engineering science (applied mechanics) and PhD from the University of California, San Diego.

There is no arrangement or understanding between Mr. Puri and any other person pursuant to which he was selected as director, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

As detailed in Item 1.01 above, the Company and Mr. Puri, as a Member holding 50% of the membership interests of JandB, entered into the Agreement. The information under Item 1.01, above, is incorporated herein by reference.

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Item 7.01.	Regulation FD Disclosure.

The information under Item 2.02, above, is incorporated herein by reference.

The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated August 18, 2025
99.1	Press Release, dated August 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

3

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into as of August 18, 2025 (the “Effective Date”), by and among NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), and the members of JandB Holdings, LLC (the “Members”).

Recitals

Whereas, the Members collectively own 100% of the membership interest (“Membership Interest”) in JandB Holdings, LLC (“JandB”);

Whereas, the Members desire to exchange their Membership Interest for 120,000 shares of Company common stock, par value $0.0001 per share (the “Exchange Shares”), at an agreed per share value of $25 per Exchange Share, (less the expenses associated with this acquisition); and

Now, Therefore, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Agreement To Exchange.

1.1 Authorization of Exchange Shares. The Company has authorized the issuance to Members of the Exchange Shares. The Exchange Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time (the “Restated Certificate”).

1.2 The Exchange. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Members hereby surrender, transfer and assign the Membership Interest to the Company in exchange for the Company’s issuance to the Members of the Exchange Shares (such exchange, the “Exchange”).

2. Closing and Delivery.

2.1 Closing. The closing of the Exchange as contemplated herein (the “Closing”) shall take place remotely by the exchange of signatures electronically on the date hereof, or at such other time, place, and manner upon which the Company and the Members agree, either orally or in writing.

2.2 Delivery. At or prior to the Closing, the Members shall deliver to the Company an acknowledgement and transfer of membership interests in the form attached hereto as Exhibit A duly executed in favor of the Company. Subject to the foregoing, at the Closing, the Company will deliver to the Members a statement from its transfer agent representing such number of Exchange Shares to which the Members are entitled as a result of the exchange provisions herein.

3. Representations And Warranties Of The Company.

The Company hereby represents and warrants to the Members as of the date of this Agreement that the following is true and correct:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Exchange Shares, to carry out the provisions of this Agreement and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, issuance and delivery of the Exchange Shares pursuant hereto has been taken prior to the Closing. This Agreement constitutes valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies. The issuance of the Exchange Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.3 Issuance of the Exchange Shares. The Exchange Shares are duly authorized and, when issued in accordance with the applicable provisions herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

4. Representations And Warranties Of the Members.

The Members hereby represent and warrant to the Company as of the date of this Agreement that the following is true and correct:

4.1 Requisite Power and Authority. The Members have all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on the Members’ part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of the Members, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

4.2 Investment Representations. The Members understand that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accredited Investors. The Members are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.4 Access to Counsel and Advisors. The Members have had a reasonable opportunity to consult with counsel of the Members’ own choosing (as well as tax and financial advisors of their own choosing) regarding this Agreement and the transactions contemplated hereby. The Members have had the opportunity to review with the Members’ tax advisors the tax consequences of the transactions contemplated by this Agreement. The Members are relying solely on such advisors and not on any statements or representations of the Company, any other investors in the Company or any of their respective agents. The Members understands that the Members (and not the Company) shall be responsible for their tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

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4.5 Sophisticated Members. Such Members (a) are sophisticated individuals familiar with transactions similar to those contemplated by this Agreement, (b) have adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Exchange, and (c) have independently and without reliance upon the Company, and based on such information and the advice of such advisors as such Members have deemed appropriate, made their own analysis and decision to enter into this Agreement. The Members acknowledge that neither the Company nor their respective officers, directors, members, managers, partners, advisors, attorneys, agents or affiliates are acting as a fiduciary or financial or investment adviser to such Members, and have not given the Members any investment advice, opinion or other information on whether the Exchange is prudent. Such members understand that the Company will rely on the accuracy and truth of the foregoing representations, and such Members hereby consent to such reliance and the Company shall not have any liability to such Members, and such Members to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Company, whether under applicable securities laws or otherwise, with respect to the Exchange and the transactions contemplated by this Agreement.

4.6 JandB Assets. The Members represent and warrant that JandB owns all assets contributed to JandB by such Members free and clear of any lien, encumbrance or other adverse claim and upon the acquisition of U.S. Patent No. 11,788,057, such patent will be owned free and clear of any lien, encumbrance or other adverse claim.

5. Limitations on Transfer. The Members will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Exchange Shares except in compliance with the provisions of applicable securities laws.

6. Restrictive Legends. The Members understand and agree that the Company will place the legends set forth below or similar legends on the Exchange Shares, together with any other legends that may be required by state or federal securities laws, the Restated Certificate, the Company’s Amended and Restated Bylaws (as amended and/or restated from time to time, the “Bylaws”), or any stockholder agreements of the Company:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Miscellaneous.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assignees of the parties.

7.2 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law or rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

7.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

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7.4 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.5 Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Entire Agreement. This Agreement reflects the entire agreement among the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto. This Agreement may be amended or modified only upon the written consent of the Company and the Members.

7.7 Notice. Any notice required to be given under the terms of this Agreement to any party shall be addressed to such party at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

[Remainder of Page Intentionally Left Blank - Signature Page Follows]

4

In Witness Whereof, the parties hereto have executed the Exchange Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

NeOnc Technologies Holdings, Inc.

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President and Executive Chairman

Address:
23975 Park Sorrento, Suite 205
Calabasas, California 91302

Email:	amir@neonc.com

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In Witness Whereof, the parties hereto have executed the Exchange Agreement as of the date set forth in the first paragraph hereof.

MEMBERS:

/s/ Ishwar Puri
Ishwar Puri

Address:
920 Oliver Street
South Pasadena, CA 91030

Email:	ikpuri@me.com

/s/ Beth R. Levinson
Beth R. Levinson

Address:
920 Oliver Street
South Pasadena, CA 91030

Email:	bethlev@me.com

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EXHIBIT A

ACKNOWLEDGMENT AND TRANSFER OF MEMBERSHIP INTERSTS

(attached)

ACKNOWLEDGMENT AND TRANSFER OF MEMBERSHIP INTERESTS
JANDB HOLDINGS, LLC

The undersigned, Ishwar Puri, a Member of JandB Holdings, LLC, a Delaware limited liability company (the “Company”), hereby transfers the entirety of the membership interests owned by him (the “Transferred Interests”), which such Transferred Interests represent a 50% interest in the Company, to NeOnc Technologies Holdings, Inc., a Delaware corporation (“Transferee”).

Dated effective as of August 18, 2025.

/s/ Ishwar Puri
Ishwar Puri

The undersigned, for and on behalf of Transferee, hereby expressly accepts the transfer of the aforementioned Transferred Interests of Ishwar Puri. Upon the transfer to the undersigned of the aforementioned Transferred Interests of Ishwar Puri, the undersigned shall become a Member of the Company, and shall be a holder of the Transferred Interests for all purposes.

Accepted by Transferee, effective as of August 18, 2025.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President

ACKNOWLEDGMENT AND TRANSFER OF MEMBERSHIP INTERESTS
JANDB HOLDINGS, LLC

The undersigned, Beth R. Levinson, a Member of JandB Holdings, LLC, a Delaware limited liability company (the “Company”), hereby transfers the entirety of the membership interests owned by her (the “Transferred Interests”), which such Transferred Interests represent a 50% interest in the Company, to NeOnc Technologies Holdings, Inc., a Delaware corporation (“Transferee”).

Dated effective as of August 18, 2025.

/s/ Beth R. Levinson
Beth R. Levinson

The undersigned, for and on behalf of Transferee, hereby expressly accepts the transfer of the aforementioned Transferred Interests of Beth R. Levinson. Upon the transfer to the undersigned of the aforementioned Transferred Interests of Beth R. Levinson, the undersigned shall become a Member of the Company, and shall be a holder of the Transferred Interests for all purposes.

Accepted by Transferee, effective as of August 18, 2025.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President

Exhibit 99.1

NeOnc Technologies Holdings Reports Second Quarter 2025 Results and Provides Operational Update

CALABASAS, Calif. and ABU DHABI, United Arab Emirates, Aug. 19, 2025-- NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a multi–Phase 2 clinical-stage biotechnology company pioneering therapies for central nervous system (CNS) cancers, today announced financial results for the quarter ended June 30, 2025, and provided an update on recent operational achievements and upcoming milestones.

Second Quarter & Recent Corporate Highlights

●	$50 Million Strategic Partnership Secured – All contingencies finalized with Quazar Investment following incorporation of NuroMENA Holdings under Abu Dhabi Global Market (ADGM). This partnership will launch an advanced GCC & MENA clinical trials platform and expand NTHI’s global footprint.

●	Non-Dilutive NIH Funding – Awarded $2.5 million in STTR grants to advance NEO212 for gliomas and leukemia, underscoring strong scientific validation and external funding support.

●	Technology Expansion – Signed definitive agreement to acquire AI, 3D bioprinting, and quantum modeling IP portfolio from Dr. Ishwar K. Puri.

●	Media & Market Visibility –

○	Featured on Yahoo Finance’s Trader Talk podcast discussing AI and biotech’s role in brain cancer treatment.

○	Entered a 12-part national TV and media campaign with New to The Street, including commercials, earned media, and billboards.

○	Executive Chairman interviewed live by Kenny Polcari (@Floorstocks).

●	Index Inclusion – Joined the Russell Microcap® Index, broadening exposure to institutional investors.

●	Clinical Leadership – Appointed Dr. Josh Neman as Chief Clinical Officer to lead clinical strategy and translational oncology programs.

●	Strong IP Protection – Global patent portfolio spans all major pharmaceutical markets, covering the company’s core CNS oncology assets.

Clinical Pipeline Progress

NEO100-01 – Intranasal therapy for malignant gliomas

●	Full Phase 2a enrollment expected by September 2025.

●	Top-line data readout anticipated in early 2026.

NEO212 – Bio-conjugated therapy for brain cancer

●	Final patient cohort in Phase I on track to complete dosing in 2025.

NEO100-3 – Pediatric indication trial initiated with patient recruitment underway.

Financial Results for Q2 2025

●	G&A expenses: $984K vs. $290K in Q2 2024, reflecting expanded marketing, rent, travel, and Middle East partnership-related costs.

●	R&D expenses: $677K vs. $394K in Q2 2024, driven by additional NEO100 trial sites, increased recruitment for NEO212, initiation of NEO100-3, and overall patient recruitment expansion.

●	Net loss: $5.68M or $0.30 per diluted share, compared to $4.52M or $0.27 per diluted share in Q2 2024, primarily due to absence of prior-year financing-related and stock based compensation expenses.

Executive Chairman Commentary

Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies Holdings, stated:

“This has been a transformative period for NeOnc. Meeting all the outstanding contingencies for our $50 million strategic partnership with Quazar Investment, being added to the Russell Microcap Index, advancing multiple clinical programs, and acquiring cutting-edge AI and quantum modeling capabilities position us for accelerated growth. We believe these developments not only strengthen our clinical and technological platforms but also create a solid foundation for long-term shareholder value creation. Looking ahead, we expect to have fully enrolled both our NEO100-01 and NEO212 trials before end of 3rd Quarter, with FDA readouts anticipated by the end of 2025 and into the beginning of Q1 2026. Our focus remains on delivering life-changing therapies for patients while executing on strategic initiatives that can significantly expand our market opportunity.”

Upcoming Catalysts

●	Q3 2025 – Completion of NEO100-01 Phase 2a enrollment.

●	2025 – Completion of NEO212 Phase I final cohort dosing.

●	Early 2026 – NEO100-01 top-line data readout.

●	Near-term – Closing and funding of the Quazar Investment $50 million transaction.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI) is a multi–Phase 2 clinical-stage biotechnology company developing novel therapies for brain cancer and other CNS disorders. With a robust intellectual property portfolio, advanced delivery platforms, and collaborations with leading academic centers, NeOnc is committed to transforming outcomes in some of the most difficult-to-treat areas of oncology.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact: info@neonc.com

Investor Contact: James Carbonara, Hayden IR – (646) 755-7412 | James@haydenir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 4, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 4, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a Master Services Agreement (the “MSA”) with Insights Pharmaceutical Research LLC (“IROS”), a contract research organization based in the United Arab Emirates and an affiliate of Group 42 Holding Ltd. and Mubadala Investment Company PJSC. The MSA establishes the terms and conditions under which IROS will provide clinical research services to in support of the Company’s clinical development programs in the UAE. The MSA will be transferred to the Company’s controlled UAE subsidiary (NuroCure) once its incorporation is complete.

Under the MSA, IROS will serve as the Company’s contract research organization for clinical trials conducted in the UAE and will be responsible for regulatory submissions, site selection and management, clinical monitoring, data management, and trial reporting activities, in accordance with Good Clinical Practice guidelines and applicable UAE and FDA regulations. Each specific project or study will be governed by a separate work order under the MSA.

The first work order to be executed under the MSA covers a multi-site, randomized Phase 2b/3 study titled A Multi-Site, Randomized, Phase 2b/3 Study Evaluating Overall Survival of Intranasal NEO100 in Patients with Progressive or Recurrent Grade III Astrocytomas and Glioblastoma Multiforme (GBM), Stratified by IDH1 Mutation Status, Compared to Best Standard of Care. The initial work order has an estimated budget of approximately $2.4 million in service fees and $0.1 million in pass-through costs, payable in four milestone-based installments through study completion. The Company retains all rights to clinical data, intellectual property, and regulatory filings arising from the studies performed under the MSA.

The MSA sets out the general terms on which all projects will be conducted. In addition to performance commitments and payment terms, it includes customary provisions relating to confidentiality, indemnification and liability, insurance, audit and inspection, data protection, termination rights, compliance with applicable laws and dispute resolution. The agreement is governed by the laws of the Abu Dhabi Global Market.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing two major strategic developments that solidify its expansion into the Middle East. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Master Services Agreement, dated October 4, 2025
99.1	Press Release, dated October 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

2

Exhibit 10.1

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

MASTER SERVICE AGREEMENT

NEONC TECHNOLOGIES HOLDINGS, INC.

AND

INSIGHTS PHARMACEUTICAL RESEARCH LLC

1

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N M A S T E R S E R V I C E A G R EE M E N T N E O N C TE C H N O L OG I E S H O L D I N G S , I N C . A N D I N S I GH T S PH A R M A C E U T I C A L R E S E A R C H LL C 1 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

MASTER SERVICES AGREEMENT

This Master Services Agreement (hereinafter "**Agreement**"), effective as 4 October 2025, (hereinafter "Effective Date") is made by and between

(1) **NEONC TECHNOLOGIES HOLDINGS, INC.**, a company registered on the Nasdaq stock exchange with its principal place of business at 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, United States (hereinafter "**CLIENT**");

-and-

(2) **INSIGHTS PHARMACEUTICAL RESEARCH LLC,** a limited liability company incorporated in the United Arab Emirates with its principal place of business at at Building of Masdar M13 T Limited, SE 45_05, Plot C16, Khalifa City, Abu Dhabi, United Arab Emirates (hereinafter "**IROS**").

IROS and CLIENT may be referred to herein individually as a "**Party**" or, collectively, as the "**Parties**".

CONTRACT PARTICULARS	
Territory	UAE
Initial Term	Three (3) years from the effective date of the first Work Order executed under this Agreement.
Relationship Manager	**CLIENT**: Name: Amir Heshmatpour Telephone: +1-310-721-4391 Email: amir@neonc.com **IROS**: Name: Islam Eltantaway Telephone: +971 545353551 Email: islam.eltantawy@iros.ai
Title of first Study under first WO	A Multi-Site, Randomized, Phase 2b/3 Study Evaluating Overall Survival (OS) of Intranasal NEO100 in Patients with Progressive or Recurrent Grade III Astrocytomas and Glioblastoma Multiforme (GBM), Stratified by IDH1 Mutation Status, Compared to Best Standard of Care
Address For Notices	**For CLIENT**: **Address**: 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, United States **Email**: jneman@neonc.com **Attention**: Josh Neman, PhD **For IROS:** **Address:** MBZUAI campus in Masdar City, Ground Level, Office Unit G19, Incubator Building, Masdar PO BOX 112778, Abu Dhabi, United Arab Emirates **Email**: islam.eltantawy@iros.ai , with a copy to legal@m42.ae **Attention**: Islam Eltantaway

2

IROS/MSA/001070/251003 Restricted Hogan Lovells

KGG

E X E C U T I O N V E R S I O N M A S T E R S E R V I C E S A GR E E M E N T T his M a s t e r S e r v i ce s A gr e e m e nt ( h e r ei n a ft e r Ag r e e m e n t E ff ec t i v e D a te 4 October 2025 , (hereinafter (1) N E O N C T E CH N O L O G I E S HO L D I N G S, I N C . , a c om p a n y r e gi s t e red o n t h e N a s d a q s t o c k e x ch a n g e w it h i t s p ri n c i p al pl a c e o f bu s i n e s s a t 2 3 9 7 5 P a r k S o r r e n t o, Suite 2 0 5 , C a l a b a s a s , C A 9 1 3 0 2 , Un i t ed S t a te s ( h e r e i n a f t e r C LI E N T ; - a n d - (2) I N S I G H T S PH A R M A C E U TI C A L R E S E A R C H L L C , a l imi t ed l i a bi l i ty c om p a n y i n c o r po r a te d i n th e Un i t ed A r a b Emira t e s w it h i t s p r i n c i p a l pl a c e o f b u s in e s s at a t B u i l di ng of M a s d a r M 13 T L i mi t e d, S E 4 5 _ 0 5 , P lot C 16 , Kh ali f a C i t y, A bu D h a bi , U nite d A r a b E m ir a t e s I R O S . I R OS a n d C L I EN T P a r t y P a r t i e s 2 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G C O N T R A C T P AR T I CU L A R S U A E T er r i t o r y T h r e e (3) y e a r s f r o m the e f f e c t ive d a te of t h e f i r st W o r k O r d e r e x e c u t e d u n d e r t h i s A g r e e m e n t . I n i t i a l T e r m C L I E N T : N a m e : A m ir H e s hm a t p o u r T e l e p h o n e : + 1 - 310 - 7 2 1 - 43 91 E m a i l: a m i r @ n e o n c . c o m I R O S : N a m e : I s l a m E l t a n t a w a y T e l e p h o n e : + 9 7 1 5 45 3 5 3 5 51 E m a i l: is l a m . e lt a n t aw y @ i r os. a i R e l at i o ns h i p Ma n a ge r A M u l t i - S i t e , R a n do mi ze d , P h a s e 2 b / 3 S t u dy E va l u a t i ng O v er a l l S u r v i v a l (O S ) o f I n t r a n a s a l N E O 1 00 in P a t i e n t s w i t h P r o g r e s s ive o r R ec ur r e n t G r a de I I I A st r o c y t o m a s a n d G l i o b l a s t o m a M u lt i f o r m e (G BM ) , S t r a t i f i e d by ID H 1 M u t a t i o n S t a t u s , C o m p ar e d t o B e s t S t a nd ar d o f C a r e T i t l e o f f i r st S t u dy un d e r f i r s t WO F o r C L I E NT : A d d r e s s : 2 3 9 75 P a r k S o r re n t o , S u i t e 205, C a l a b a s a s, CA 9 1 30 2, U nit e d S t a t e s E m a i l: jn e m a n @ n e o n c . c o m A t t e n t io n : J o sh N e m a n , P h D F o r I R O S : A d d r e s s : M B ZUA I c a mpus i n M a s d a r C i t y , G r ou n d L e v e l, O f f i c e U nit G 19 , I n c ub a t o r B u i l d i ng , M a sd a r P O B O X 1 127 7 8, A b u Dh a bi, Un it e d A r a b E m i r a t e s E m a i l: i s l a m. e l t a n t a w y @ i ro s . a i , w i th a c opy to l e g a l @ m 4 2 . a e A t t e n t io n : I sl a m E l t a n t a w a y A d d r e ss F o r N o t i ce s

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

WHEREAS

A. IROS is a Contract Research Organization (hereinafter, "**CRO**") providing clinical research services.

B. CLIENT is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier and acts as the sponsor of certain clinical trials in the Territory.

C. The Parties desire to enter into this Agreement to provide the terms and conditions upon which CLIENT may engage IROS, from time to time, to provide CRO services for the management of clinical drug study(ies) sponsored by CLIENT under this Agreement (each a "**Study**" and collectively, the "**Studies**") by executing a WO (as defined below) specifying the details of the services and the related terms and conditions.

NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS

1.1 This Agreement shall be interpreted in accordance with the provisions on interpretation set out in **Schedule 1** (*Definitions & Interpretation*) and capitalized words shall have the meaning given to them in **Schedule 1** (*Definitions & Interpretation*), unless the context requires otherwise.

2. SERVICES.

2.1 **Scope of Agreement**. As a "master" form of contract, this Agreement allows the Parties to contract for multiple Studies through the issuance of multiple WOs (as defined below), without having to re-negotiate the basic terms and conditions contained herein. This Agreement covers the provision of CRO services by IROS to CLIENT and, accordingly, this Agreement represents a vehicle by which CLIENT can efficiently contract with IROS for CRO services.

2.2 **Work Orders**. The specific details of the Services to be performed by IROS for each Study shall be separately negotiated and specified in writing on terms and in a form acceptable to the Parties (each such writing, a "**WO**"), a form of which is attached as **Schedule 2** (*Work Order*). Each WO will set out as appropriate, the nature and scope of work, Study-specific assumptions, the schedule of work to be performed or Services to be provided during the course of a Study, the IROS Personnel, the budget, the relevant Protocol and the payment schedule, organization of follow-up activities and/or, as applicable, any other terms required for the performance of the Services. When applicable, each WO shall contain a list of obligations and responsibilities being delegated to IROS in conjunction with the relevant WO. Once executed by each Party, each WO shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the WO. To the extent any terms or provisions of a WO conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail, except to the extent that the applicable WO expressly and specifically states an intent to supersede the Agreement on a specific matter.

2.3 A WO shall commence as of the commencement date, set forth in that WO and shall remain in force until the completion of the Study or the applicable Services, unless terminated earlier as provided for in Clause 26.

2.4 Each WO shall stand alone with respect to any other WO entered under this Agreement. The performance of obligations under any one WO shall not affect, and shall at all times be unrelated to, the performance of any other WO entered into under this Agreement. The expiration or early termination of one WO shall not (unless expressly agreed otherwise by the Parties) impact any other WO, which shall remain in full force and effect.

2.5 **Nature of Services.** The services covered by this Agreement may include strategic planning, expert consultation, clinical trial services, regulatory, project management and other research and development services requested by CLIENT and agreed to by IROS as set forth in the relevant WO(collectively, the "**Services**"). IROS shall report on the progress of each Study to CLIENT on a monthly basis or more frequently where agreed in a WO.IROS shall provide additional ad hoc reports upon CLIENT's reasonable request.

3

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N WH E R E A S A. I R OS i s a Co n t r ac t R e s e a r c h O r g a n i z a t ion ( CR O ) p r o v i d i ng c l i n i c a l r e s e a r c h s e r v i ce s. B. C L I EN T i s a c lin i c a l - s t a ge lif e s c i e n c e s c o m p an y f o c u s e d on t h e d e v e l o p m e n t a n d c omm e r c i al i za t i o n of ce nt r a l n e r v o u s s y s te m th e r a p e u t i c s t h at a r e d e s i g n e d t o ad dr e s s t he p e r s i s t e n t c h a l l en g e s i n o v e r c o mi n g t he bl o o d - br ai n b a r r i e r a nd ac t s a s t h e s p o n sor o f c e r t a i n c l i n i c a l tr i a l s in the T e r ri to r y . C. The P a rt i e s d e s i r e t o e n te r i n t o t h i s A g r ee m e nt t o p r o vi de t he t e r m s a n d condit i o n s u p o n w h i ch C L I EN T m ay en g a g e I R O S, fr o m t i me t o t i m e , t o p r o v i de C R O s e r v i c e s f o r t he m an a g e m e n t of c l i n ic a l d r u g s t ud y (i e s ) s p onsored b y C L I EN T u n d er t his A g r ee m e n t ( ea c h a S t u d y S t u d i e s ) by e x e c ut i n g a WO ( a s d e f i n e d b e l o w) s p e c i f y i n g t h e d e t a i l s o f t h e s er v i ce s a n d t he re l a t e d te r m s a n d condi t i o n s . N O W, T H E R E F O R E , t he P a r t i e s agre e a s f o l l o w s : 1 . D E F INI T I O N S 1 . 1 T his Agr e e m e n t s h all b e i n t e rp ret ed i n a c c o r d a n c e w i t h t he pro vi s i o ns on i n t e rp r e tat i on s e t out i n S c h e d u l e 1 (D e f i n i t i o n s & I n t e r p r e t a t i o n ) a n d ca p i t a l i zed w o rd s s h a ll h a v e t h e m e a n ing g i v e n t o th e m i n S c h e d u l e 1 ( D e f i n i t i o n s & I n t e r p r et at i o n ), unle s s t h e c o nt e x t r e q u i r e s ot h e r w i s e . 2 . S E R V I C E S . 2 . 1 S c o p e o f A g r e e m e n t . P ar t i e s t o c o n t r ac t f or mul t iple S t u d i e s th r o ugh t he i s s u a n c e o f mult i p l e W O s ( a s d e f i n e d b e l o w ) , w i t h o u t h a vi ng t o r e - n e g otiate t he b a s ic t e r m s and co n dit i o ns c o n t a i n e d h e r e i n . T h i s A g r e e m e n t co v e r s t he p r o v i s i on o f C R O s e r v i ce s b y I R O S t o C L I E N T a n d , a c co r di ng l y , thi s Ag r e e m e n t r e pre s e nts a v e hi c l e b y w h ic h C L I EN T can e f f i c i e n t l y co n t r a c t w i t h I R OS f o r C R O s e r v i ce s . 2 . 2 W o r k O r d e r s . T he s p e c i fic d e t a i l s of t he S e r v i c e s to b e p e r f o r m ed b y I R OS f o r ea c h S t u d y s h all be s epar a t e l y n e g o t i a t ed a n d s p ecifi ed in wr i t i ng on t e r m s a nd i n a fo r m a cce pt a ble t o the P a r ti e s ( ea c h s u c h WO , a f o r m of w hi ch i s a t t a c h e d a s S c h e du le 2 ( W or k O r d e r ) . Ea c h W O w i l l s e t o u t a s ap p ro pr i a t e , t he n a t u r e a n d s c o pe of w o r k, S t u dy - s p e c i f ic a ss u mpti on s , the s c h ed u l e of w ork t o b e p e r f o r m e d or S e r v i c e s t o be p rov id e d d u r i n g t h e c o ur s e of a S t u d y, t he I R O S P e r s o n n el, t he b u d g e t, th e r e le v a nt P r ot o c o l a n d t he p aym e nt s ch ed ul e, o r g a ni za t i on of f o l lo w - up a c t iv i tie s a n d /or , a s a pp l i c a b le, any o t h e r t e r m s r e qu i r ed f o r t he p e rfo r m a n c e o f t h e S e r vi c e s . W h e n a p pli c a b l e , e a c h WO s h a l l c o nt a i n a l i s t o f o b l i g a t i ons a n d r e s p o ns i bil i tie s b e i n g d e le g a t e d to I R OS i n c o nj u n c t i on w it h the r e le v a nt W O . On c e e x e c u t ed b y e a c h P a r t y, each WO s h a l l be s u bj e c t t o a ll o f t h e t e r m s and c o n d i t i o n s of th i s Ag r ee m e n t, i n a ddi ti on t o t h e s p e c ific d e tail s s et for t h i n t he W O . T o t he e x te n t a ny t e r m s or p ro vis i o ns of a W O co nf l i c t w i t h t he t er m s a n d p r o vi s i ons of thi s A g r ee m e nt , t h e ter m s and p r ov i s i o n s of t h i s Ag r ee m e n t s h a l l p r e v a i l , e x ce p t t o t h e e x t e nt t h at t he a p pl i c a b l e W O ex p r e s s l y a n d s p e c i fic a l l y s t a te s an inte n t t o s u per s e d e the A gr ee m e n t o n a s p e c ific m a t t er . 2 . 3 A W O s h all c o m m en ce a s of t he c omm e n ce m e nt d a t e, s e t f o rt h i n t h a t W O a n d s h a l l r e m a i n in for c e u nt i l t he c o mp l e t i o n of the S tudy or t h e ap p l i c a b le S e r vi c e s, unle s s t e r mi n a t ed e a rlie r a s pr o v i d e d f or i n Cl a u s e 2 6 . 2 . 4 E a ch WO s h a ll s t and al o ne w it h r esp e c t t o a ny o t h e r WO e n t e r e d und e r th i s Ag r e e m e nt . T he p e r fo r m a n c e of o bli g a tio n s u n d er a ny o n e W O sh a ll n ot a f f e c t, and s h a l l at a l l t im e s be u n r e l a t ed t o , the p er f or m a n c e of a n y o t h e r W O e n t e r ed i n t o u n d e r t his Agr e e m e n t . The e xpira t ion or ea rl y t e r m i n a t i o n of o n e WO s h a l l n o t ( u n l e s s e x p r e s s l y a gr e e d ot h e r w i s e by the P a rt i e s) im p a c t a n y o th e r W O , wh i ch s h all r e m a in i n f u ll f o r c e and e f f e ct . 2 . 5 N a t u r e of S e r v ic e s . T h e s er vi c e s c o v e r e d b y thi s A gr ee m e nt m ay i n c lu d e s t r a t e gic p lan n i n g, ex p ert co n s ultati on, c l i ni c a l t r i a l s e r vi c e s, r e g u l a to r y , p r oj e ct m a n a g em e n t and o t h e r r e s e ar c h a n d d ev el o p m e nt s e rv i ce s r eq u e s t e d b y C L I EN T and a g r ee d t o b y I R OS a s s et f o rt h i n t he r e l e v a n t W O( c o l l ecti v e l y, t he S e r vi c e s I R OS s h all r ep o r t on the p r o g r e ss o f e ach S t udy t o C L I EN T on a m o n th ly b a s i s or m o r e f re q u e n t l y w h e r e a g r eed i n a W O . I R O S r easo n a b le r equ e s t. 3 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

2.6 **Client's Authorization**. Any responsibilities not explicitly transferred to IROS under a signed WO shall remain the legal and regulatory responsibilities of Client. Except as otherwise agreed by the Parties in writing, Client is and at all times remains, in all geographical regions where a Study is being performed, the "Sponsor" or "Legal Representative" of a study pursuant to Applicable Law.

2.7 **Change Orders**.

2.7.1 Any material change in the details of a WO or the assumptions specified in the WO upon which the WO is based (including, but not limited to, changes in an agreed starting date for a Study or suspension of the Study by CLIENT) may require changes in the budget and/or timelines, and shall require a written amendment to the WO in the form of a change order (each, a "**CO**"). Each CO shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline and other matters. The CO will become effective upon the execution of the CO by both Parties (unless some other effective date is set out in writing in the CO), and IROS shall use reasonable efforts to implement the changes as soon as is reasonably practicable. Both Parties agree to act in good faith and promptly when considering a CO requested by the other Party. Without limiting the foregoing: (a) CLIENT agrees that it will not unreasonably withhold approval of a CO, even if it involves a fixed price contract, if the proposed changes in budgets or timelines result from material changes in the assumptions upon which the initial budget or timelines were based, including, but not limited to, the assumptions set forth in the budget or timelines; and (b) IROS agrees that it will not unreasonably withhold approval of a CO at CLIENT's request unless (i) IROS does not have the capability to implement the change; (ii) the change would place IROS in breach of law; or (iii) the parties are unable to agree on the budget and other commercial terms of the CO.

2.7.2 Subject to Clause 2.7.3, IROS shall not perform out-of-scope Services in the absence of an executed CO. IROS reserves the right to postpone effecting material changes in the Study's scope until such time as the Parties agree to and execute the corresponding CO, provided that any reasonable costs incurred in so doing are borne by IROS and any deadlines specified can still be met. For any CO that affects the scope of the regulatory obligations that have been transferred to IROS, IROS and CLIENT shall execute a corresponding amendment to the written transfer of obligations set out in the applicable WO.

2.7.3 IROS must deviate from Clauses 2.7 if a modification reasonably involves the safety of a human subject or the integrity of the Study data, in which case IROS shall quickly act on the requested change, and when practicable, give notice promptly to CLIENT by telephone or electronic communication that such scope change occurred and a CO may be required. CLIENT and IROS will work in good faith to promptly execute the relevant CO.

3. PERSONNEL

3.1 Each Party shall appoint:

3.1.1 a relationship manager in respect of this Agreement, who shall be named in the Contract Particulars; and

3.1.2 a project representative manager for each WO, which person will be identified in the applicable WO.

The relationship manager and the WO project representative, however, shall not have authority to contractually bind the Parties in terms of signing any variation to this Agreement or any WO or CO. IROS shall use reasonable endeavours to ensure that the same persons act as the IROS relationship manager and as WO project representatives throughout the term of this Agreement or the relevant WOs, but may replace such persons from time to time where reasonably necessary in the interests of IROS' business.

4

IROS/MSA/001070/251003 Restricted Hogan Lovells

KGG

E X E C U T I O N V E R S I O N 2 . 6 C lie nt ' s A ut h o r i z a t i o n . A ny re s p o ns i b il i t i e s n o t e x p l i c it l y tr an s fe rred t o I R OS un d e r a s i g ned W O s ha ll r e m a i n t h e le ga l a nd r egu lat o r y r e s p o n s i b i l i t ie s of C l i en t . E xcep t a s o t h er w i s e a g r eed b y t h e P a rt i e s i n wr i t ing, Cli e nt is a nd a t a ll t i m e s r e m a i n s, i n a l l g e o gr a ph i c a l r e gi o n s w h e r e a S t u dy is b e ing p e rf o r m e d, 2 . 7 Cha n g e O r d e r s . 2.7 . 1 An y m a t er i a l chang e i n t h e de t a i l s o f a W O or t h e a s s u m p t ions s p e c if i e d i n t h e W O upon w h ic h the W O i s b a s e d ( i n c l u din g , but n ot l im i t e d t o , c h a n g e s i n a n a gr e e d s t ar ting d a te f or a S t u dy o r s u s p e n s i on of t h e S t udy by CL I EN T ) m ay r eq u i r e cha n ge s i n t h e b u d g e t an d / or t i m e l i n e s , and s h a l l r equ ir e a wr i t t en a m e n d m e n t t o th e W O i n t h e f orm o f a c h a n g e or de r ( ea c h , C O O s h a ll de t a i l t h e r e q ue s te d c han g e s to t h e a p p l i cab le ta s k, r e s p on s i b i li t y , d ut y, b udg e t, t i m e line a nd o t h e r m a t t e r s . Th e C O w ill b e come ef f ec t i ve upon t h e e x ecu t i on of th e C O by b o t h P a r t i e s (u n le ss s o m e ot h e r e f f ec t i v e da te i s s e t o u t i n w r i t i n g in the C O) , a nd I R O S s h a ll u s e rea s on abl e e ff o r ts to i m pl e m e n t the c h an g e s a s s o on a s i s r easo n a b l y p ra c tic a b l e . B o th P a rt i e s a g r e e to a c t i n go o d f a i t h and p r o m pt l y wh e n co n s i de ri ng a C O reque s te d by t h e o t h e r P a r t y . W i t h ou t l im it i ng t h e f o r eg o i n g : ( a ) CL I E N T ag r ee s t h a t it w i l l no t u n r e a s o nab l y w it hh o l d a pprova l of a C O , e ven i f it i n v o l v e s a f i x e d p r i c e c o n t r a c t , i f t h e p r o p o s ed c h a n g e s i n b u d g e t s or t i m e li ne s r e s u lt f rom m a t e r i a l ch a n ge s i n t h e a s s u m p ti ons u p o n wh i c h t h e i n i t i a l bud g et or t im eli ne s w e r e ba s e d, i n cl u d in g , bu t no t l i m i t e d t o, t h e a s s u m p t i o ns s et f or t h in t h e b u d g e t or t i m e l i n e s ; and ( b) I R OS ag r ee s t h at i t n o t h a v e t h e c a p a b i l i t y t o i m p le m e n t t h e change ; ( i i ) t h e c ha n g e wo uld pl ac e I R O S i n b r ea c h of l a w ; o r ( i i i ) th e pa rt i e s a r e u nab le t o a g r e e o n t h e b u d g e t and o t h e r c o m m e r c i al te r m s of t h e C O . 2.7 . 2 Su b ject t o Cla u se 2.7 . 3 , I R O S s ha l l n o t p e r f o r m o u t - o f - s cop e S e r v ic e s in t h e ab s e n c e of a n execu t ed C O . I R O S r e s e rv e s t h e ri gh t t o p o s tp o n e e f f ec t i ng m a t er i a l chan g e s i n th e S t u d y s co p e un t i l s u c h ti me a s th e P a r tie s a g re e t o a n d exe c u t e t h e c orr e s pond i ng C O , p r o vided t ha t any r ea s o n a b le c os t s in c u r r ed i n s o d o i n g a r e born e b y I R OS and a n y d e a d li ne s s p e c ifi ed can s t i l l b e m e t . For a n y C O t ha t af f ec t s t h e s c o p e of t h e re g u l a t or y o b l i gat i o ns t h at h a v e be e n t r a ns f e r re d t o I R O S , I R O S and C L I E N T s h all ex e cu te a co r r e s po n d i ng a m e n dm e n t to th e w r i t t e n transfe r of o b li ga t i ons s et o u t i n t h e a p p l i c a b le W O . 2.7 . 3 I R OS m u s t de v i a te f rom Cl a u s e s 2 . 7 i f a mo d i f i c a t ion r ea s o n a b ly in v o l ve s t h e s a f e t y of a h um an s u b je c t or t h e i n t e grit y of t h e S t u dy d at a , i n w h i ch c a se I R OS s h a l l q u i ck l y ac t o n th e r eq u e s te d ch a n ge , and w hen p r a c tica b l e , g i v e n o t i c e pro mp t l y t o CLIE N T by tel ep h o n e or e l ec tr o n i c c o m mu n i c a t io n t h a t such s c op e c h a n g e occ u r re d an d a C O m ay b e r e q u i r e d . CLIE N T a n d I R O S w i l l w o r k i n g ood f a i t h t o p r om p t l y e x e c u te t h e r e l eva n t C O . 3 . P E R S O NN EL 3 . 1 E ac h P a rt y s h a l l a p p o i n t : 3.1 . 1 a r e lati o n s h i p m ana g e r i n r e s p e c t o f t hi s A g r ee m ent , w ho sh a l l b e na m ed i n t h e Con tra c t P a r t i c u l a r s ; a n d 3.1 . 2 a p r o j ec t re p re s e n t a t iv e m a nage r f o r ea c h W O , w h ic h per s o n w i l l b e i d e n t ifi ed i n t h e ap p l i c a b le W O . T h e r e lati o n sh i p m an a g e r and t h e W O p r o ject r ep r e s e n t a t i v e , h o w e v e r, s h all n o t hav e a u t h o rit y t o co n t r a c t ua l l y b in d th e P a r t i e s i n t e r m s o f s i g n i n g a n y v a r i at i on t o t h i s Ag r e e m e n t or a ny W O o r C O . I R OS sha ll u s e re asona b l e e n d e a v o ur s t o en s ur e t h a t t h e s ame pe r s o ns ac t a s t h e I R O S r e l a t i o ns h i p m ana g e r and a s W O pro j e c t r e p r e s e n t a t i v e s t h r ou g h o u t t h e t e r m of t h i s A gr ee m en t o r t h e r e l e v a n t W Os, b u t m a y r e p l a c e s u c h pe r s o n s f rom t ime t o t i me w her e r ea s o n a bly nec e ss a r y in t h e i n t e r e s t s o f I R O S' b u s i ne s s . 4 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

3.2 IROS represents, warrants and undertakes that:

3.2.1 it shall use personnel (including without limitation independent contractors, consultants, employees and agents) as it deems necessary to perform the Services to the requisite standards (the "**IROS Personnel**") who are appropriately trained, qualified by education and experienced to perform IROS's obligations under this Agreement. IROS shall be responsible for monitoring the performance of such personnel who are engaged in the performance of Services;

3.2.2 the IROS Personnel have, and at all times during the term of this Agreement shall have, appropriate licenses, approvals and certifications necessary to safely, adequately and lawfully perform their obligations under this Agreement and any WO; and

3.2.3 IROS shall be responsible for monitoring the performance and compliance with Applicable Laws of such IROS Personnel who are engaged in the performance of Services.

3.3 IROS will be solely responsible for the wages/fees and employment related liabilities associated with the employment of any IROS Personnel working on the WOs.

4. DEBARMENT

4.1 Each Party represents, warrants and undertakes that neither it nor any of its respective personnel that it engages who are to perform any of its activities in connection with this Agreement have been (i) prohibited from providing medical or clinical research services or debarred by any Governmental Entity of any kind in any jurisdiction or (ii) convicted of a crime for which a person can be prohibited from providing medical or clinical research services or debarred in any jurisdiction.

4.2 Each Party also represents, warrants and undertakes that neither it nor any of its respective employees have been (i) threatened to be debarred or otherwise prohibited from providing medical or clinical research services by any Governmental Entity of any kind in any jurisdiction, or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be prohibited from providing medical or clinical research services or debarred under any Applicable Laws or regulation in any jurisdiction regulating the performance of Services relating to pharmaceutical products or clinical studies.

5. ANTI-BRIBERY AND ANTI-CORRUPTION.

5.1 In carrying out its responsibilities under this Agreement, neither Party nor any of its respective officers, employees, sub-contractors, representatives or agents will pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any Governmental Entity, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office corruptly for the purpose of improperly (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such Governmental Entity or such political party, (ii) inducing such person to use his influence with such Governmental Entity or such political party to affect or influence any act or decision thereof, or (iii) securing any improper advantage. Each Party shall report any violation of its obligations under Clause 5.1 promptly to the other Party.

6. COOPERATION; DISCLOSURE OF HAZARDS.

6.1 CLIENT shall forward to IROS in a timely manner all documents, materials and information in CLIENT's possession or control reasonably necessary for IROS to conduct the Services. CLIENT shall provide IROS with all information available to it regarding known or potential hazards associated with the use of any substances, including any Study Drug, or equipment supplied to IROS or to any Study site by CLIENT, and CLIENT shall comply with all Applicable Laws concerning the shipment of such substances.

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E X E C U T I O N V E R S I O N 3 . 2 I R OS r ep r e s e n t s , w a r r an t s and u n d e rt a k e s t ha t: 3.2 . 1 i t s h all us e pe r s on n e l ( in c lud i n g w i t h o u t l imi t a ti on i nd e p e n d e n t con tr ac t o r s , c o n s u l t a nt s , e m p l o y e e s and a ge n t s ) a s i t dee m s nec e ss a r y t o p e r f o r m t h e S e r v i ce s t o t h e r e q u i s i t e s ta nd a r ds ( the I R O S P e r s o n n el w h o a r e a pp ro pr i a te ly tra in e d, qu a l i f i e d b y e d uc ati o n a n d e x p e r i en c e d t o p e r for m I R O S 's o bl i g atio n s un de r t his Ag r e e m ent . I R O S s h all be re s p o nsible f o r mo n i to r i ng t h e p e rfo r m a n c e o f s u ch pe r s onne l w ho a r e en g a ged i n t h e p erf or m anc e o f S e r v i c e s ; 3 .2 . 2 t he I R O S P e r s o nn e l h av e, a nd a t a l l t i m e s d u r i n g t he te rm of this A g r e e m e n t sh a l l h a v e , ap p ro pr i a t e l i c en s e s, approv a l s a nd c e r t i fi c atio n s nece s s a r y t o s a f e l y , a d e q u at e l y a nd la w f u l ly pe r fo r m t he i r o b l i ga t i o ns u nd e r th i s Ag re e m e n t and a n y W O ; and 3.2 . 3 I R OS s h all b e r e s p o n s i b l e f o r m o n it o r i n g t h e p e r f o r m a n c e a nd c o m p lia n c e w it h A pp li c a b l e L a w s of s u ch I R OS P e r s o nne l w ho a r e e n g ag e d in t h e p e r f o r m a n c e of S er v ic e s . 3 . 3 I R OS w i ll b e s o l e l y re s p o n s i b le f o r t h e w age s /f e e s and e m p l o ym en t r e lat ed lia b i l i t i e s a s s o c i a t ed w i th t h e e mplo y m e nt o f a ny I R O S P e rs o nn el wo r k i ng on the WOs . 4 . D E B A R M E N T 4 . 1 E ac h P a r t y r e pr e s en t s , w a r r a nt s a n d u n de rt ake s t ha t ne it he r i t n or any o f i t s r e s pec t i v e p e r s on n e l t ha t i t en g a g e s w h o ar e t o p e r f o r m any of it s ac t i v it i e s i n c o nn ecti on w i t h t h i s A gr ee m e n t ha v e b e e n ( i ) p r o h i b i t ed f r om p ro v i d i ng m e d ic a l o r cli n ic a l r e s ea r c h s e r v i c e s o r d eb arr ed by any G ove r n m en t a l Ent i t y of any k i nd i n a n y j u ri sd i c t i on or ( i i ) c onvi c t ed o f a c r ime for w h i c h a p e rson c a n b e proh i b it ed f ro m p r o v i d i n g m e dic a l or c l i n i ca l r e s e a r ch s e r v i c e s or d e ba r r e d i n a ny j ur i s di c t io n . 4 . 2 E ac h P a r t y al s o re pr e s e n t s , w arr a n t s and u n d e r t a k e s t ha t n eit he r it nor any of i t s r e s p ecti v e e m p l oye e s h a v e b e en (i ) t hr e a t en e d to b e d e b a r re d o r o t he r w i s e p r oh i bi t e d f ro m p r ov i d i ng m e d i c al o r c l i n i c al r e s e a rch s e r v i ce s b y any Go v er nm ent al E n ti t y of a n y k i n d i n a n y j u ri sd i c t i o n , or ( i i ) in d i c t ed f o r a c ri m e or o t he rw i se en g a g ed i n c o n d u ct fo r w h i ch a pe r s on can b e p ro h i b i t ed f r o m p r o v i d i ng m e d i ca l o r c l i nic a l r e s e a rch s e r v i ce s o r d e ba r re d u n de r a ny A p p l i ca b l e L a w s or r e g u l a t i on i n a ny j u ri sd i c t i on r e g u l a t i ng t h e pe r f o r m a n c e of S e r v i ce s re l a t i n g t o p h a r m a c e u t i c a l p r o d uc t s o r c l i n ical s tud i e s . 5 . A N T I - B R I B E R Y A N D A N TI - C O RR U P T I O N . 5 . 1 I n c ar r y i ng o u t i t s r e sp o ns i b i l i ti e s u n d e r t h i s A g r ee m e n t, n ei t he r P a rt y n o r a ny of i t s r e s pe c t i v e off i c er s, e m p l o y e e s , su b - co n t r a c t o r s , r e pr e s e n t a t i v e s or a g e n t s w ill p a y , o f f e r o r p r o m i s e t o p a y, or a uth o riz e t h e pa ym e n t o f, a ny m o n e y, o r g i v e or p r om i s e t o g i v e, o r a u t hor i z e t h e giv i ng o f, any s e r v ic e s o r a n y t h i ng e l s e of v a lu e , e i the r d ir ec t l y or t h r o u gh a t h i rd par t y, t o a ny o ff ic i a l o r e m p l o ye e o f a n y G o v e r n m e n t a l E n ti t y , or of any a g e n c y o r s u b d i v i s ion t he r e o f , or to a n y p o li t ic a l par t y or o f f i c ial t h e r e o f o r t o any cand i da te f o r p o l it i ca l off i c e c o r ru p t l y for t h e p u r p o s e of i m p r o pe r l y (i ) i nf l uenc i ng a ny a c t or d e c i s i on of t ha t person i n h i s off i c ia l c a p a c i t y, i nc l u d i ng a d e c i s i on t o f a il t o pe r fo r m h i s of fi c i a l f u nc t i o ns w i t h s u c h G o v e r n m e n t a l E n ti t y or su c h p o li t ic a l pa rt y, ( i i ) i n d u c i ng such pe r s o n t o us e h i s i nf l u e n c e w i t h s u ch G o v e r n m e n t a l En ti t y or su c h p o l it i ca l pa rt y t o a f f ect o r infl ue n c e a n y ac t o r d e c i s ion t h e r e o f , or ( ii i ) s ecur i ng a n y i m p r o p e r a d van t ag e . Ea c h P a r t y s h a ll r e p or t a n y vio l a t i on of i t s ob l ig a t i o ns u n de r Cl aus e 5 . 1 p r o mp t l y t o t h e o t he r P a r t y . 6 . C O OP E R A T I O N ; D I S C L O SU R E OF H A Z A R D S . 6 . 1 CLIE N T s h all f o r w ard t o I R O S i n a t i m e l y m a n n e r a ll d o c u m e n t s , m a t er i a l s a n d i n f or m a t i o n i n CL I EN T p o s s e s s i on or c o nt r o l r ea s o n a b l y n e ce s s a r y f or I R OS t o c o n d u ct t h e S e r v ic e s . CLIE N T s h a l l p r o v i d e I R OS w i t h a l l in f orm a t i on a v a i l ab le t o it r e g a r d i ng kno w n or p o t en tial haza r ds a s s o ci a t e d w it h t h e u s e of any su b s t a n c e s , i nc l u d i n g a n y S tudy D rug, or e q u i p m e n t s u ppl i ed t o I R OS or t o a n y S t u d y s i t e by CLIE N T , and CLIE N T s h a l l co m p l y w it h all A p p lica b l e La w s co n c e r n i ng t h e s h i p m e n t o f s u c h s u b s t ance s . 5 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

6.2 CLIENT shall:

6.2.1 deliver all Study Drugs, equipment or other clinical supplies that may be required for a Study and which CLIENT has agreed to provide pursuant to a Clinical Trial Agreement (the **"Study Supplies"**) to each relevant Institution timeously.

6.2.2 use all reasonable efforts to supply sufficient quantities of the applicable Study Supplies as necessary to conduct the Study set forth in the WO. All necessary approvals for the importation of such drugs or equipment into the Territory shall be obtained by CLIENT (at its expense).

6.3 In no event shall any Study Supplies be used by IROS for any purpose other than as expressly set forth in the applicable Protocol.

6.4 Within 60 (sixty) days after the completion of a Study, IROS will provide to CLIENT a written accounting of all clinical supplies supplied by CLIENT to IROS to manage with the Institution(s) as part of the Study Supplies. IROS will use all reasonable efforts to return or procure the return, at CLIENT's cost, of all unused Study Supplies provided by CLIENT to Institutions in accordance with requirements in the applicable Clinical Trial Agreement or as otherwise instructed by CLIENT. During each Study, IROS will procure that the Institutions and Investigators maintain records of (i) the dates and amounts of all Study Supplies received by Investigators; (ii) the dates, amounts and subjects to whom Study Drugs have been dispensed; (iii) the dates and amount of Study Drugs spilled or lost; and (iv) the dates and amounts of Study Drugs being returned or destroyed.

7. DELAYS AND EXTENSION OF TIMELINES.

7.1 IROS is not accountable for delays in the performance of its obligations under this Agreement or under a WO to the extent that such delay is due solely to (i) the actions, errors or omissions of any Governmental Entity; (ii) regulatory or external ethics committee encumbrance; (iii) Study enrolment for clinical studies at the Sites if IROS can provide written evidence that it has fully performed its Services related to contacting and maintaining contact with Institutions; (iv) as a consequence of Force Majeure; or (v) as a result of any delay or failure by the CLIENT to perform any of its obligations under this Agreement or any Clinical Trial Agreement on which the performance of IROS' obligations is dependent or any other actions or omissions of CLIENT or any other entity not under IROS's direct or indirect control, including changes in Protocol requested by Investigators, Regulatory Authorities, external ethics committees or failure of CLIENT to timely provide documents, materials or information or to otherwise cooperate with IROS where this is reasonably required for IROS to timely and properly perform the Services in accordance with the timelines described in the applicable WO. In the event of any delay as contemplated under this Clause 7.1, IROS shall provide notice to CLIENT as soon as reasonably practicable and use commercially reasonable efforts to continue performance of the Services not affected by such delay in accordance with this Agreement.

7.2 In the event IROS is unable to comply with its obligation to meet any timelines set out in a WO or Clinical Trial Agreement due solely to CLIENT's failure to perform its obligations under this Agreement or any Clinical Trial Agreement or is delayed in such performance, the timelines set out in the WO shall be modified as described in Clause 2.5 (Change Order) and extended by the length of the delay, unless CLIENT agrees in writing to pay any additional costs that would be required to meet the original timeline. In addition, CLIENT will pay all non-cancelable costs and expenses incurred by IROS in accordance with the relevant WO and any non-cancelable costs and expenses incurred by Subcontractors that will be passed through to IROS, due to such delay. IROS shall use reasonable efforts to mitigate any losses arising pursuant to this paragraph.

7.3 Subject to Clauses 7.1 and 7.2, IROS acknowledges that it shall provide the Services in accordance with the deadlines specified in the WO or CO(s), or as may be subsequently agreed in writing by the Parties.

7.4 If the Parties agree in writing to extend the timelines set out in WO, the Parties will negotiate in good faith the re-adjustment of fees, if any, in consideration of the agreed revised deadlines and document such agreement in a CO.

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E X E C U T I O N V E R S I O N 6 . 2 CLIE N T sh a l l : 6.2 . 1 de l ive r a l l S tu d y D r u g s , e q u i p m en t or o t h e r c l i n i c a l s u p p lie s t ha t m ay b e r e q u i r e d f or a S t u d y and wh i ch C L I E N T ha s a g r e ed t o p r o v i d e p ur s ua n t to a Cl i n i c a l T ri a l A gr e e m e n t ( t h e ) t o e ach r e l evan t I ns t i t u ti on t i m e o us l y . 6.2 . 2 u s e a l l r easo n a b le e ff o rt s t o s u pp l y s u f f i c i e n t q u a n t i t i e s of t h e a p p lic ab le S tu d y S u p p l i e s a s n ece s s a ry t o c o n d uc t t h e S t udy s e t f or t h i n t h e W O . A ll ne ce s s a ry a p p r o v al s for th e im p o r t a ti on of s u c h d ru g s or e q u i p m en t in t o t h e Ter ritor y s h a ll b e o b tai n e d by C L I E N T ( a t i t s e x p e n s e) . 6 . 3 I n no e v e n t s h a l l any S t udy S u pp lie s b e u s ed by I R OS f o r a n y p u r pos e o t he r t h a n a s e xp r e s s l y s et f o r t h i n t h e a p pl i c abl e P r o t o c o l. 6 . 4 W ithin 6 0 ( s ixty) d a ys a f t e r t he c o m p le tion of a S t udy, I R O S w ill p r o vi de to CL I E N T a w r i t te n a c co u n t i n g of all cli n i c al s u pp lie s s u pp li ed by CLIE N T t o I R O S t o m a nag e w it h t h e I n s t it u t i o n ( s ) a s p a r t of t h e S t u d y S u p p l i e s . I R OS w ill u s e a l l r e a s onab le e f f o rt s t o r e t u r n or proc u r e t h e r e t u r n, of a l l u n used S tu d y S u p p l ie s p r o v i d e d by CLIE N T t o In s t i t u tio ns i n ac c o r da n c e w i th r e q ui r e m en t s i n th e a p p l i c a b le Cl i n i ca l T r i a l Agr ee m en t o r a s oth er wise inst r u ct e d b y CL I E N T . D ur i n g ea c h S t u dy, I R O S w ill p r ocu r e tha t t h e In s t i tu ti ons and I n v e s t i g at o r s m a i n t a in r eco r d s o f (i ) t h e d at e s a n d a mo u n t s of a l l S t u d y S u p p l i e s r ec ei v e d by I nve s t i g a t o r s ; ( i i ) t h e da te s, a m oun t s a nd s u b j ec t s t o w h om S tu d y D r ugs h a v e been d i s p e n s ed ; (i i i ) th e da t e s and a m o u n t of S t udy D r u gs s p i l l e d o r lo s t ; and ( i v ) th e da t e s and a m ou n t s of S tu d y Dr u gs be i ng re t u r n e d or d e s t ro y e d . 7 . D E L A Y S A N D E X TE N S I O N O F TI M E L I N E S . 7 . 1 I R OS i s n o t ac c o u n ta b le f or d el ays i n th e pe rf o r m a nc e of it s o b l i ga t i o ns un d e r t h i s A g r e e m en t or u n d e r a W O t o t h e e x te n t t ha t s u c h de l a y i s d u e s o l e l y to (i ) t h e a c tio n s , e r r or s o r o mi s s i o n s of a n y G o v e r n m e n t a l E n ti t y ; ( i i ) r e g u l a t o r y or ex t e r n al e t h ic s c o m m i tte e e nc u m br a n c e ; ( i i i ) S t udy e n r o l m e n t f or cli n ic a l s t ud i e s a t t h e S i t e s i f I R OS can p r o v i d e w ri t t e n ev i d e n c e t ha t i t ha s f u l l y p e r f o r m e d i t s S e r v i ce s r e l a t ed t o co n t ac t i n g a n d m a in t a i n i ng c o n t ac t w i t h I n s t i t ut i on s ; ( i v ) a s a c o n s equenc e of F or c e M a j eu r e ; o r ( v ) a s a r e s u l t o f any d el ay o r f a i l ur e by t h e C L I E N T t o pe rf or m a n y o f i t s o bl i ga t i o n s u n d e r t h i s Ag re e m e n t or any Cl i n i ca l Tr i a l A g r ee m e n t ac t i o n s or o mis s i o ns o f C L I E N T or a n y oth e r d i r e c t o r in d i r ec t c on t ro l, i nclu d i ng cha n ge s i n P r o t oc o l r e que s te d by I n v e s t i g at or s , R eg u l at o ry A u t h o r i t i e s , ex t e r n al e t h ic s c om m i t t e e s or f a i l u r e of CLIE N T t o t i m e l y p r ov i d e d o c u m e n t s, m a t e ri a l s o r i n f o r m a t i on or to o t h e r w i s e c o o p e r a te w i t h I R OS wh er e t h i s i s r easo n ab l y req u i r e d f o r I R OS t o t i m e l y a n d p r ope rl y p e r f or m t h e S e rv ice s i n ac c o r da n c e w it h th e t im e l i n e s d e s c r i b e d i n t h e a p p l i cab le W O . I n t h e eve n t o f a n y d e l ay a s co n t e m p l at e d u n de r t h i s Cl a u se 7 . 1 , I R OS sh all p r o v i d e n o t i c e t o C L IE N T a s s oon a s r e a sona b l y pr a c ti c a b le a n d u s e co mm e r ci a l ly r ea s o n a b le e f f or t s t o c o nt i n u e p e r f orm an c e of t h e S e rv i c e s n o t a f f ec t ed by s u c h d el ay i n ac c o r da n c e w it h t h i s A g r ee m e n t . 7 . 2 I n t h e e v e n t I R OS i s u na b l e t o co mp ly w it h i t s o b l ig a t i o n t o m e et any t i m el i n e s s e t ou t in a W O or Cli n ic a l T rial Ag r e e m e n t d u e s o l e l y t o CLIE N T f a i l u r e to p e r fo r m it s o b l i g ati o n s un d e r t h i s Ag re e m e n t or any C l i n i c a l T r i a l Ag r ee m e n t or i s d e l a y e d i n s u c h p er fo r m an c e , t h e t i m e l i n e s s e t o u t i n t h e W O s h all b e m o d i f i ed a s de s c r ib e d i n C l a us e 2 . 5 ( Chang e O rde r ) a n d ex t en d e d by t h e l eng t h of t h e d el a y , u n l e s s CLIE N T ag r ee s i n w ri t i ng t o pa y a n y a ddi t i o n a l c o s t s t h at w o u l d b e r e q u i r e d t o m ee t t h e or i g i na l tim e l i ne . I n a d d it i o n , C L I E N T w i ll p a y a l l n o n - cance l ab le cos t s and e x p e n s e s i ncu r r e d b y I R OS in ac c o r d a n c e w i t h t h e r e l e v a n t W O and any no n - can c e l ab le c os t s and ex p e n s e s i ncu r r ed by Su b c o n tra c to r s t ha t w i l l b e pa s s ed t h ro ugh t o I R O S, d u e t o s u c h de la y . I R OS s h all us e r ea s o nabl e e f f o r t s t o m i ti ga t e a n y lo s s e s a ri s i ng p u r s u a n t t o t h i s p a r a gr a p h . 7 . 3 S u bj e c t t o C l a u s e s 7 . 1 a nd 7 . 2, I R OS a ckn o w l e d g e s th at it sh all p r o v i d e th e S e r vi ce s i n ac c o r d a n c e w it h t h e de a dl i n e s spe cif i e d i n t h e W O or C O(s ) , or a s m a y b e su b s e q u e n t l y ag r e ed i n w ri t i ng by t h e P ar t i e s . 7 . 4 I f t h e P a rtie s agr e e i n w rit i ng to e x t e n d th e t i m e l i ne s s e t ou t i n W O , t h e P a rti e s w ill n e g o tiate i n g o od f a i t h t h e r e - ad j us t m en t of f e e s , i f a n y, in c o n s i de r a t i o n of t h e a g r eed re vi s e d dead li ne s and d o c u m e n t such ag r ee m en t i n a C O . 6 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

7.5 In the event that any Study is placed on hold for a period of thirty (30) days or more for reasons not attributable to IROS or its Subcontractors, CLIENT will compensate IROS for costs or expenses incurred for the performance of the Study that cannot reasonably be avoided or mitigated incurred during the hold period in accordance with the WO. If the delay is longer than thirty (30) days and the CLIENT wishes for any IROS Personnel to continue to be allocated to the Study and provided that IROS has the sole discretion to agree to such request (which will not be unreasonably withheld), the Parties shall negotiate a commercially reasonable fee to compensate IROS for that continued allocation, should IROS agree to such request. Such compensation shall be set forth in a CO.

8. FORCE MAJEURE.

8.1 In the event that either Party shall be delayed or hindered in or prevented from the performance of any act required hereunder as a result of a Force Majeure Event occurring, then performance of such act shall be excused for the period of such delay, provided that :

8.1.1 the Party claiming Force Majeure notifies the other Party in writing promptly on becoming aware that such Force Majeure Event has occurred;

8.1.2 the Party claiming Force Majeure uses reasonable efforts to mitigate the effects of the Force Majeure Event upon the performance of its obligations under this Agreement and/or WO;

8.1.3 within five (5) calendar days after the cessation of the Force Majeure Event, the Party claiming Force Majeure notifies the other Party in writing of the cessation of the Force Majeure Event and resumes performance of all its obligations under this Agreement; and

8.1.4 the Parties agree and acknowledge that financial difficulty shall never be deemed a Force Majeure Event.

8.2 A non-affected Party shall allow the affected Party a period not exceeding sixty (60) calendar days from the date on which notification of Force Majeure Event is received by the non-affected Party during which the affected Party shall use reasonable endeavours to mitigate the effect of the Force Majeure Event and to carry out its obligations under this Agreement. If such delay or failure persists for more than sixty (60) calendar days then the non-affected Party may, in its sole discretion, terminate this Agreement with immediate effect by written notice to the affected Party without further liability to either Party, in accordance with Clause 26.4.3.

8.3 The corresponding obligations of the other Party will be suspended, and it's time for performance of such obligations extended, to the same extent as those of the Party affected by the Force Majeure Event.

9. VISITS AND AUDITS

9.1 The Parties agree that CLIENT, its regulators and their appointed representatives may visit the Sites where the Study is being conducted. During the term of this Agreement on giving not less than fourteen (14) days prior notice in writing (unless shorter notice is required by a regulator), CLIENT, its regulators and/or their suitably qualified representatives may during regular business hours and at mutually agreeable times (each party acting reasonably), visit any such Site where Services are being performed or Studies are being conducted in order to be assured that such Services and/or Studies comply with Applicable Laws, including, as applicable, Good Clinical Practices, this Agreement, and any CLIENT specifications. Any such inspection shall be for the CLIENT's account save that IROS shall not be entitled to reimbursement of its own costs incurred in participating in a Site visit if such Site visit occurs within the Emirate of Abu Dhabi. IROS shall use reasonable efforts to procure access to any Site which may be subject to an audit for the purposes of enabling suchaudit, and agrees to cooperate with the auditors during the process. Notwithstanding the forgoing, CLIENT acknowledges that access to any Site is subject to the approval and access conditions of the third-party Site.

9.2 During the term of this Agreement, CLIENT or its suitably qualified representative shall have the right, no more than twice a year (unless required by a regulator), during ordinary business hours and upon fourteen (14) calendar days prior written notice (unless shorter notice is required by a regulator) , gain access to and audit IROS's (or its relevant Affiliates') books, records and procedures that are relevant to

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E X E C U T I O N V E R S I O N 7 . 5 I n t h e ev e n t t ha t any S tu d y i s p lac ed on ho l d fo r a p e r i o d o f t h i r t y ( 3 0 ) da y s or m or e f or r e a s o ns no t a t tr ib u ta b l e to I R OS or it s S u b c o n t ra c t o r s , CLIE N T w i ll c o m pen s a te I R OS f o r co s t s or e x pe n s e s i n c u r r e d f o r t h e pe r fo r m a n c e o f the S t u d y t h at c a n n ot r ea s o n a b l y be a v o i d e d or m i t ig a t e d i n c u r r e d during t h e hold p e r i o d i n a cc o r d a n c e w i t h t he W O . I f the d ela y i s lo n g e r t h a n t h i r t y ( 3 0 ) d a y s a n d t h e C L I E N T w i s h e s f o r any I R OS P er s o n n e l t o c o nt i n u e t o b e a l l o c at ed t o t h e S t u d y a nd p r o v i d e d th at I R OS h a s t h e s o l e d i s c r e t i o n t o ag r e e t o s u c h r eq u e s t (w h i c h w i l l no t b e u nr e a s ona b l y w i t hhe l d ) , t h e P a r t i e s s h a l l ne g o tiate a co mm e r c i a l l y r e a s o n a ble f e e to c ompe n s ate I R O S f o r th a t c o n t i n ue d allo ca t i o n , s h o u l d I R O S a g r e e to s u c h r e q ue s t . Such co mp e n s a t i o n s hal l b e s e t f ort h i n a C O . 8 . F O R C E M A J E U R E . 8 . 1 I n t h e e v e n t th at e i t h e r P a r ty sh a l l b e d e la y e d o r h i nde re d i n or p r e v en t e d f r o m th e p e r f o r m anc e o f a n y ac t r eq u ire d he r eun d e r a s a r e s u lt o f a Forc e M a je u r e E v e n t o cc u rr in g , t h e n p erf o r m a n c e o f s uch a ct s ha ll b e e xcu s e d for t h e pe ri od of s u c h de la y, p r o v i ded t ha t : 8.1 . 1 th e P a rt y cl a i m i n g F o r c e M a j e u r e n o t i f i e s th e o t he r P a rt y i n w r it i n g pro m p tl y on b e co mi n g a w a r e t h a t s u c h Fo rc e M a j e u r e E v en t h a s o c c u r r e d; 8 .1 . 2 t he P a r ty c l a i ming F o r c e M a j e u r e us e s re a so n a b le e f fo r t s t o m i tig a t e the e f f ec t s o f t h e F o r c e M aj e ur e Eve n t u pon t h e p erf or m anc e of i t s o b l ig a t i ons un d e r th i s Ag r ee m e n t a n d / or W O ; 8.1 . 3 w i th i n f i v e (5) ca l e n da r d a y s a f t e r t h e ce s s ati on of t h e Fo r c e M a j eu r e E ve n t , t h e P ar t y c l a imi ng F o r c e M a j e u r e n o t i f i e s th e o t he r P a r t y i n w r iti ng o f t h e ce s s a t ion o f th e F o r c e M aj e ur e E ven t a nd r e s u m e s p er f o r m a nc e of a ll i t s o b l i g a t io n s u n d e r t h i s Ag r ee m e n t ; and 8.1 . 4 th e P a rt i e s a g r e e a nd ackno w l e d g e t ha t fi nanc ial di ff i c u l t y s h all ne v e r b e dee m e d a F o rc e M aj e ur e Eve n t . 8 . 2 A n o n - af f ec t e d P ar t y s ha ll a l l ow t h e a f f ec t e d P ar t y a p e r i o d n o t exce e d i n g s i x t y (60) ca le n da r d a ys f r o m t h e da te o n w h i ch n o t i f i cati on of Fo r c e M a j eur e Eve n t i s r e c e ived b y t h e no n - a f fe c t e d P a rt y d u ri ng w h i c h t h e aff e c t ed P a r t y sha ll u s e re a s o nab le e n de a v o ur s t o m i t i g ate t h e e ffe c t of t h e F or c e M a j e u r e Ev e n t and t o ca rr y o u t i t s o b l i g ati o n s unde r t h i s A gr e e m e n t . I f su c h d e la y o r f a i l ur e p e r s i s t s for m o r e t han s i x t y ( 6 0 ) c a l e n da r days t hen t h e no n - a f fec t e d P a r t y m a y , i n i t s s o l e d i s c r e t i o n, t e r m i n ate t h i s A gr e e m e n t w i t h im m e d i a te e ffec t by w rit t e n n o t i c e t o t h e af f e ct e d P ar t y w it h o u t f urt he r lia b i l i t y t o e i t he r P a r t y, i n ac c o r da n c e w it h C l aus e 2 6 . 4 . 3 . 8 . 3 T h e corr e s pond i ng o b l i g a t ions o f t h e o t he r P a rt y w i l l b e s u spe n de d, a n d i t' s ti m e f o r pe rf o r m a n c e o f s uch o b l i g a t ions e x t ende d, t o t h e s a me e x t e n t a s t h os e of t h e P a rt y af f ec te d by t h e F or c e M a jeu r e E ve n t . 9 . V I S I T S A N D A UD I T S 9 . 1 T h e P arti e s a g r e e t ha t C L I E N T , i t s r e g ul a t o r s and th e i r ap p oin t ed re p r e s en t a t i v e s m ay v i s i t t h e S i t e s wh e r e t h e S t u d y i s be i ng c o n du c t e d . D u r ing t h e t e r m o f t h i s A g r ee m en t o n g i v i n g no t l e s s t han f o u r t een ( 1 4 ) da y s p r ior n o t i c e i n w rit i ng ( un l e ss s h o r t e r no t i c e i s requ ire d by a re g u l a t o r ) , C L I ENT , i t s r eg u l a to r s an d / o r th e i r s u i t ab l y q u ali f i e d r e p r e s en tati v e s m a y d u rin g r eg u l a r b u s in e ss h o u r s and at m u t ua l l y ag r eeab le t i m e s ( ea c h p a r ty a c t i n g r ea s o n a b l y ) , v i s it any s u c h S i t e w h e r e S e rv ic e s a r e be i ng p er for m e d or S t ud i e s a r e b e ing c o n d u c t ed i n o r d e r t o b e a s s u r ed t ha t s uch S e rv i c e s a n d / o r S t u d i e s co m p ly w i t h Ap p lic a b l e L a w s, i nc l u d i n g , a s a p p l i cab l e , Go od Cl i n i ca l P r ac t i ce s, t h i s Agr e e m e n t , a n d any C L I E N T s p e c i f ica t i o n s . A n y s uch i nspec t i on s ha ll b e f or t h e C L I E NT ' s ac c o u n t s av e t ha t I R OS s h a l l n o t b e e n ti t l e d t o re i mb u r s e m e n t of i t s o w n c o s t s incu r r e d i n p a r t i c i p ati ng i n a S i te v i s it i f s uch S i t e v i s it occu r s w it h i n t h e E mi ra te of Ab u D h a b i . I R O S s ha l l us e r ea s o n ab le e ff or t s t o pro c ur e ac c e ss t o a ny S i t e w h i c h m ay b e s u b ject t o an a u d it f or t h e p u r pos e s o f ena b l in g s u c h au d i t, a n d ag r ee s t o coop e ra te w i t h t h e a u d i to r s d u r i ng t h e p r oce s s . No t w i t h s t a n d i ng t h e f or go i n g , C L I E N T a ck n o w l e d ge s t h at a cce s s t o a n y S ite i s s u b j ec t t o t h e a p p r ova l a nd ac c e ss co n d i ti o ns of t h e t h ir d - pa r ty S i t e . 9 . 2 D ur i n g t h e ter m of t h i s A gre e m ent , CLIE N T or i t s s u i t ab l y q u a l if i e d re p r e s e n t a t i v e s h a l l h a v e th e r i g h t , no m o r e t h a n t w ic e a y e a r (u n le ss r eq u i r e d by a r eg u lato r ) , d u ri ng o rd i n ar y b us i ne ss hou r s a n d u pon f o u rt e e n ( 1 4 ) ca l e n da r days p r ior wr it t en n o t i c e ( u n l e s s s h o r t e r n o t i c e i s re q u i r e d b y a regu l a t o r ) , ga i n ac c e ss t o a n d au d it I R O S b o o k s , r e c o r ds and p r oced u r e s t ha t ar e re l e v a n t to 7 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

(i) verify compliance with this Agreement and any Applicable Laws, (iii) identify or investigate suspected fraud, and/or (iv) review IROS's quality management systems. Prior to conducting such audit, CLIENT or its auditors shall provide a specific list of documents that will be requested for the audit to allow IROS to compile the records and contest any requirement that would be irrelevant in the context of such audit. The costs of the audit is the responsibility of CLIENT save that IROS shall not be entitled to reimbursement of its own costs incurred in participating in an audit if such audit occurs remotely or within the Emirate of Abu Dhabi unless the results of such audit disclose a material violation of this Agreement or of any Applicable Laws in which case IROS shall reimburse CLIENT for its own reasonable costs and expenses incurred. All information obtained as a result of such audit shall be Confidential Information to the extent such information may be held confidentially under Applicable Laws. Any suitably qualified representative appointed by for purposes of this clause 9.2 shall be subject to confidentiality obligations no less restrictive than those set forth in Clause 17 with respect to such Confidential Information.

9.3 IROS reserves the right to limit disclosure of its proprietary information to any third-party CRO or pharmaceutical development services provider.

10. STANDARDS OF SERVICES AND REGULATORY COMPLIANCE.

10.1 IROS undertakes that its Services will be conducted in compliance with the deadlines set out in the relevant WO, Good Clinical Practices, the Protocol and Applicable Laws relevant to the scope of work envisaged under the applicable WO. In particular, IROS shall comply with, and shall procure that IROS Personnel comply with, the following legislation, regulations and guidelines (as may be amended from time to time) in the conduct of the Studies:

10.1.1 DOH STANDARD ON HUMAN SUBJECT RESEARCH (DOH/ QD/SD/HSR/0.9);

10.1.2 DOH Consent Guideline; and

10.1.3 Guidelines for conducting Clinical Trial with investigational products and medical devices (MOHAP).

10.1.4 DOH Guidelines for Conducting Clinical Trials with Investigational Products and Medical Devices.

10.1.5 International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use Guidelines for Good Clinical Practice E6(R3).

and with the additional requirements specified in Schedule 3 (*FDA Requirements*).

10.2 CLIENT represents that it will cooperate in good faith with IROS in taking any actions that IROS reasonably believes are necessary for IROS to comply with the regulatory obligations that have been transferred to IROS and shall use its commercially reasonable efforts in taking such actions. Likewise, IROS represents that it will cooperate in good faith with CLIENT in taking any actions that CLIENT reasonably believes are necessary for CLIENT to comply with regulatory obligations related to the Services and shall use its commercially reasonable efforts in taking such actions.

10.3 IROS shall inform CLIENT of all necessary amendments to the Protocol or any deviations from the Protocol which are imperative to avoid immediate danger to the subjects promptly on becoming aware of these amendments or deviations, and immediately take any necessary precautions for the protection of all test subjects.

10.4 IROS acknowledges that any revision to the Protocol must be approved in writing by CLIENT and approved by the relevant Regulatory Authorities before any change can be made to the Protocol.

11. REPRESENTATIONS AND WARRANTIES

11.1 Each of CLIENT and IROS hereby represents, warrants, and covenants to the other at the Effective Date and as at the execution of each WO:

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E X E C U T I O N V E R S I O N ( i ) v e r i fy c o m p l ia n c e w i th t h is A g r e e m e n t a nd a n y Ap p l i ca b le L a w s , ( iii) id e n t i f y o r i n v e s t i g a t e s u s pec t ed fr a u d , a n d / or ( i v) r e vi e w I R OS CLIE N T or i t s au d i to r s s h all p r o v id e a s pe c i f ic l i s t of d o c u m e n t s t h a t w i l l b e re q u e s t ed f o r t h e a u di t t o a l l ow I R O S to com p i le t h e r ec o r ds a n d c on te s t an y r eq uir e m e nt t h a t would b e i rr el e v a n t in the c o n te xt of s u c h a u di t . Th e c o s t s o f t h e a ud it i s th e re s pon s i b i li t y o f CL I EN T s a v e t ha t I R OS s h a l l no t b e e n t i t l ed t o r e i m b u r s e m en t of i t s o w n c o s t s i n c ur r ed i n pa rtici pa ti ng i n a n au d i t i f s u c h a u d i t o c c u r s r e m o t e l y o r w it h i n t h e E mi ra te o f Ab u Dh ab i u n l e ss th e r esu lt s o f s uch au d i t d i s c l o s e a m a t e r i a l v i o l at i o n of t h i s Agr e e m e n t or of a n y Ap p l i c a b l e La ws i n wh ic h c a s e I R OS s ha ll r ei m b u r s e C L I E N T f or i t s o w n re a so n a b le c o s t s a n d ex p e n s e s i n c urr e d . A ll i n fo r m ati on ob t a i n e d a s a r e s u lt of s u ch a u d it s h a l l b e C o n f i d e n t i a l In f o r m a t i o n t o t h e ex t en t s u c h i n f o r m a t ion m ay b e h e l d con f id e n t i a l l y u n de r A p p l i cab le L a w s . An y s u i t ab l y q u a l i f i ed r e p r e s e n ta tive a p p o i nt e d by for p ur p o s e s o f t h i s c l au s e 9 . 2 s h a ll b e s u bj e c t to c o n f i d e n t i a l ity o blig a t io n s no l e s s r e s tr i c t iv e t h a n t h os e s et f o rt h i n Cl au s e 1 7 w it h r esp e c t t o s u c h C o n f i d e n t i a l I n f o r m at i o n . 9 . 3 I R OS r e s e r v e s t h e r i g h t to l i m it d i s c l o s ur e of i t s p ro p r i et a r y i n f o r m a t i o n t o any th ir d - p a r t y C R O or p ha r m a ce ut i ca l d e v e l o p m e n t s e r v i ce s p r o v i d e r . 1 0 . S T A NDA R D S O F S E R VI C E S A N D R EG U L A T O R Y C O M P LI A N C E . 1 0 . 1 I R OS u n de rt ake s t ha t i t s S er v i c e s w i l l b e c o n d uc t e d i n c o m p l i anc e w it h t h e dead li ne s s e t ou t in t h e r e le v an t W O , G ood Cli n ic a l P r a ctic e s , t h e P r o t o c o l a nd Ap pli c a b l e L a w s r e le v an t t o t h e s c o p e o f wo r k en v i s a g e d unde r t h e app l i c a b l e W O . I n p a r t i cu l a r, I R O S s ha ll c omp l y w i t h, a n d s h all p r o c ur e t ha t I R OS P e r s o n n el co mp l y w it h, th e f oll o w i n g l eg i s l a t i o n , r eg u latio ns and g uid e l i n e s ( a s m a y b e a m en d e d f r o m t i me t o t im e ) i n t h e c o nduc t o f t h e S t u d ie s : 1. D O H S T A ND A R D O N H U M A N S U B J E CT R E S E A R C H ( D O H / QD / S D / H S R / 0 . 9 ) ; 2. D O H C o n s e n t G u i de l i n e ; a n d 10.1 . 3 Gu ide l ine s f or c o n d uc t i ng Cl in i c a l T ri a l w i t h inv e s t i g ati o n a l p r o d u ct s a n d m ed i c al dev i c e s ( M O H A P ) . 10.1 . 4 D O H Gu i d eli ne s for Co n d u c t i ng C l i n i c al T r i a l s w i t h I n ve s ti ga t i o n a l P rod u ct s and M e d ic a l D e v i ce s . 10.1 . 5 In t e r n ati o n a l C o u n c i l f o r H a r m on i s a t i o n of T echn ic a l R e q uir e m en t s f o r P ha r m ac eut i c a l s f o r Hum an U se G u i d e l i ne s f o r G ood Cl i n i c a l P r actic e E6 ( R 3 ) . and w i t h th e a dd iti ona l r e q u ire m en t s spec ifie d i n S c h e d u le 3 ( F D A R e q u i r e m e n t s ). 1 0 . 2 CLIE N T r ep r e s e n t s t h at it w i ll c o ope r a te i n go o d f a i t h w i t h I R OS i n ta k ing a ny ac t io n s t h a t I R OS r easo n a b l y b e l i e v e s a r e n e c e ss a r y f o r I R O S t o co mp l y w i t h t h e r e g u l a t o r y o b li ga t ions t h at h a v e b een t r a ns f e r re d t o I R OS and s h all u s e it s co m m e r c iall y rea s o n able e ff o rt s in t a k i n g s u c h a ctio ns . L i ke w i s e , I R OS r epr e s e n t s t ha t i t w i ll c o o p e r ate in good fa i t h w i t h CL I EN T i n t aking any ac t i o n s t ha t C L I E N T r easo n a b l y be l i e v e s ar e n e c e s s ary f or CLIE N T t o c o m p l y w it h re g u lat or y o b l i g a t i o n s re l a ted t o th e S e r v i c e s and s h all u s e i t s c o mm e rc i a l l y re a s o n a b l e eff o r t s i n t a k i ng s u c h a c t i o n s . 1 0 . 3 I R OS s h all i n f orm C L I E N T of a l l nec e s s a ry a m e n d m en t s t o t h e P r o t oc o l o r a n y de v i a t i o ns f r o m t h e P r o t oco l wh ic h a r e i m p e r at i v e t o a v o i d i m m ed i a t e d a n g e r t o t h e s u b j e ct s pro m p t l y on beco m i n g a w a r e o f t he se a m e n d m e n t s o r d e v i at i on s , a n d i m m ed i a t e l y t a k e a n y nece ss ary p r ec a u t i ons f o r th e p r o t e c t ion of a l l te s t su b je c t s . 1 0 . 4 I R OS ackn ow l ed g e s t h at any r ev i s i on t o t h e P r o t oc o l m u s t b e a p prov e d i n wr it ing b y CLIE N T and ap p ro v ed b y t h e r e le v an t Regu l a tory A u t ho ri t i e s b e fo r e a n y c han g e c a n b e m a d e t o t h e P r o t o c o l . 1 1 . R E P R E S E N T A T I O N S A N D W A R R A N TI E S 1 1 . 1 E ac h of C L I E N T a n d I R OS h e r e b y r e p r e s en t s, w arr an t s, and co v e nan t s t o t h e o t h e r at t h e E f f e ct i v e D a te and a s a t t h e e x ec u t i o n o f e a ch W O : 8 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

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11.1.1 it has the full right and authority to enter into this Agreement, and that no consent or authorization not obtained prior to the Effective Date and/or the date the relevant WO is executed (as applicable), is necessary to be obtained; and it is not aware of any impediment which would substantially impair its ability to perform the terms and conditions imposed on it by this Agreement; and

11.1.2 it is a corporation validly organized under the laws of its incorporation and is authorized to do business to the extent necessary to fulfill its obligations hereunder.

11.2 CLIENT represents and warrants that it has obtained or will obtain any required consent or authorization required by the appropriate Regulatory Authority with respect to the Study.

11.3 The warranties in this Clause 11 shall be deemed given again on the date the Parties execute a WO.

12. INSPECTIONS.

12.1 During the term of this Agreement, IROS shall notify CLIENT promptly on becoming aware of any actual or notified inspection of IROS's premises or Site(s) or inquiry or action by any Governmental Entity where that inspection, inquiry or action directly relates to a Study being performed by IROS under this Agreement. IROS shall promptly furnish copies of all correspondences, letters, notifications relating to such actions, inspections or inquiries that involve such Study, and IROS shall permit CLIENT to review and comment on responses given to the Governmental Entity prior to making responses.

12.2 In the event of an inspection requested by a Governmental Entity as per Clause 12.1, IROS shall arrange access to the Site and the third party and shall permit such officers to copy and verify any data records and reports in IROS's possession or under its custody or control relating to the Study. It is understood by the Parties that in the case of any inspection on Site, an IROS quality agent shall be present. CLIENT shall have the right to be present for and observe any inspection related to any Site (or other related vendors) by any Governmental Entity and IROS shall procure CLIENT's access to the Site for this purpose.

12.3 On becoming aware of any action taken by any Government Entity that may adversely impact the Services in a material manner, IROS agrees to notify CLIENT as soon as reasonably practicable of such adverse impact irrespective of whether the action relates directly to a Study being performed by IROS under this Agreement.

13. RECORDS AND MATERIALS.

13.1 IROS shall maintain relevant Records for a period required by Applicable Laws and in accordance with its obligations of confidentiality and non-use in this Agreement. Such records shall be maintained in a proper and ordered manner. CLIENT shall be entitled to obtain copies of any of the Records on reasonable notice in writing, including after termination of this Agreement.

13.2 Without prejudice to Clause 26.11.2, at the completion of the Services by IROS, all materials, information and all other data owned by CLIENT, regardless of the method of storage or retrieval, shall be delivered to CLIENT in such form as is then currently in the possession of IROS. Alternatively, at CLIENT's written request, such materials and data may be retained by IROS for CLIENT for an agreed-upon time period, or disposed of pursuant to the written directions of CLIENT. CLIENT shall pay the reasonable costs associated with any of the above options.

14. CLINICAL TRIAL AGREEMENTS

14.1 The Parties agree that IROS' Clinical Trial Agreement templates shall be used by the Parties when contracting with Institutions in the Territory, unless expressly agreed otherwise and specified in a WO.

14.2 As set forth in a WO, IROS (at its cost) may negotiate the Clinical Trial Agreement terms and/or other Study-related agreements on behalf of CLIENT and at CLIENT's direction. CLIENT shall be obligated to provide timely feedback in connection with any such negotiations, and IROS shall not be responsible

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E X E C U T I O N V E R S I O N 1 1. 1 . 1 i t h a s the f ull r i g ht a nd a u t hor ity to e nt e r i n t o th i s Ag re e m e nt, a n d th a t n o c o n s e n t or au t h or i z at i o n no t ob t a i n e d p r i o r to th e E ff e c ti v e D a te a n d / or t h e d ate t h e r e l e v a n t W O i s execu t ed ( a s app lic a b l e) , i s n e c e s s a r y t o b e o b tai n e d ; an d i t i s n o t a w ar e o f a ny i m pe d i m en t w h ic h w o u ld su b s t a n t i a l l y imp a ir i t s a bil i t y to p e r f or m the t e r ms a n d c o n d i t i o ns imp o s e d on it by t h i s Ag r ee m e n t ; a nd 11.1 . 2 i t i s a c orp o r a t i o n val i d l y o r g a n iz ed u n d e r th e l a w s o f i t s i n c orpo r at i on a n d i s a u t ho r i ze d t o do bu s i n e s s t o t h e e x te n t n e c e s s a r y t o f u l f i ll it s o b l ig a t i o ns h e r e u nd e r . 1 1 . 2 CL I E N T r e p r e s e n t s a n d w a r r a n ts th a t it h a s o b t a i n e d or w i ll o b t a i n an y r eq u i re d c o n s e n t or a ut h or i z a t ion r eq u i re d by t h e approp ri a t e Re g u l a t ory A u t h o ri t y w it h r esp e c t t o t h e S tud y . 1 1 . 3 T he w a r r a n t ie s i n th i s Cl au se 1 1 s h all b e d e e m e d g i ve n a g a i n on t h e d a te the P ar tie s e x e c u te a W O . 1 2 . I N S PE C T I O N S. 1 2 . 1 D u r i ng t h e t er m o f this A g r ee m e n t, I R O S s h a l l n o t i fy C L I E N T p r omp t ly o n b ec o ming a ware of a ny ac t u a l or n o t ifi ed i ns p e c tio n of I R O S's p r e m i s e s or S i t e ( s) or i nq u i r y o r ac t i on by a ny Go ver n m e nt al E n t i t y wh e r e t ha t i ns p e c ti on, i n q u i r y or a cti on d i r e ct l y r e lat e s t o a S t u dy be i ng p e r f orm ed b y I R OS u n de r t h i s Ag r ee m e n t . I R OS s h all pr o m p t l y f u r n i s h c o p ie s o f a ll c o rr e sp o n d e n c e s, lette r s, n o t i fi c atio n s rel a t i n g t o s u c h ac t i o ns, i n sp e c t i o ns or i n q u i r ie s t ha t in v o l v e s uch S t u d y , and I R OS s h all p e r mit CL I E N T t o rev i e w and c o m m en t on r e s p o n s e s g i ven t o t h e G o v e rn m en t a l En ti t y p r i o r t o m a k i ng r espo n s e s . 1 2 . 2 I n t h e e ven t of a n i ns p e c t i on re q ue s t ed by a G ove r n m e n t a l E n t i ty a s pe r C l aus e 1 2 . 1 , I R OS s h a l l a r r a n g e ac c e ss t o t h e S i t e a n d t h e t h i r d p a rt y a n d s h all p e r mit s uch off i c er s t o c o py a n d v e r i f y a n y da ta r eco r ds and r e p o r t s i n I R O S . It i s un d e r s tood by t h e P a r t i e s t ha t i n t h e c a se o f a n y i n spec t ion o n S i t e , a n I R OS q u a l i t y a g e n t s ha ll b e pr e s en t . CLIE N T s h a l l hav e t h e r i g h t t o b e pr e s en t f o r and o b s e r v e a n y i n s p e c ti on r e l at e d to a ny S i t e ( o r o t h e r re l at e d v e n do r s) b y any Go v er n m en t al En t it y p ur po s e . 1 2 . 3 O n beco mi ng a w ar e o f any ac t i on ta k en by a n y G o v e rnm e n t E n t i t y t h at m a y a dv e r s el y im p a c t t h e S e r v i c e s i n a m a t e r i al m an n er , I R OS a g r ee s t o n ot if y C L I E N T a s s oo n a s r e a s o n a bly pr a c tic a b l e o f such a d ve r se im pac t ir r e spec t i v e o f w he t he r t h e a c t ion r e l a t e s di r ec t l y to a S t u dy be i ng p e r f o r m e d by I R OS u nd e r th i s Ag r ee m e n t . 1 3 . R E C O R D S A N D M A T E R I A L S . 1 3 . 1 I R OS s h a l l m ai n t a i n r e lev a n t R ec o r ds f o r a p e r i o d r e q u ire d by A pp l i cab le La w s a n d i n a c c o r d a n c e w i t h i t s o b l i ga t i o ns of c on f i d e n t i a l i t y a nd n o n - u s e i n t h i s Ag r e e m en t . S u c h r e c o r ds s ha ll b e m a i n t a i n e d i n a p r o p e r a n d orde r ed m a n n e r . C L I E N T s h all b e e n t it l ed to o b t ain co p i e s of any of th e Re c o r ds on r easo n a b le no t i c e i n wr it i n g , i nclu d i n g af t e r t e r mi n a ti on of t h i s Ag r ee m en t . 1 3 . 2 W it h o u t p r e j u d i c e t o C l a u se 26.1 1 . 2 , at t h e c o m p l e t i on of th e S e r v i ce s by I R O S , all m a t e r i a l s , i n f o r m at i on and a l l o t h e r d ata o w ned by C L I E NT , r e g a r dl e ss of t h e m et hod o f s t or ag e or r e t r i e v a l , s ha ll b e de l i v e red t o C L I E N T i n s u c h f or m a s i s t hen c u r r e n t l y i n t h e p o s s e ss i o n o f I R O S . A l t e rn a t i ve l y, a t CL I EN T w r i t t e n r e q ue s t , s u c h m at e ria l s a nd d a t a m ay b e r e tai n e d b y I R O S f o r CL I EN T f o r an ag r ee d - upon ti m e pe ri o d, or d i s p o s ed o f p ur s uan t to th e w r i t t en d i r e ct i ons of CL I EN T . C L I EN T s h a ll pay t h e r ea s o n a b le co s t s a ss oci a t ed w it h any o f t h e a b o v e o p t i o n s . 1 4 . C LI N I C A L T R I A L A GRE E M E N T S 1 4 . 1 T h e P a r tie s a gr e e t h at C l i n i c a l Tr i a l A g r ee m en t te mp lat e s sha ll b e u s e d b y t h e P ar t i e s wh e n co n t r a c t ing w it h I n s t it u t i o ns i n t h e Te rr i t o r y , u nl e ss e x pr e s s l y a g r e e d othe r w i s e and s p e ci f i ed i n a WO . 1 4 . 2 A s s e t f or t h i n a W O , I R O S ( a t it s c o s t ) m ay neg o t i a te t h e Cl i n i c a l Tr i a l Agr e e m e n t te r m s an d /or othe r S t u d y - t o p r o v i d e t im e l y f e edback i n c o n n e c t ion w i t h a n y s u c h n e g o t i a t i o n s, a n d I R OS sha ll n o t b e r e s p o n s i b l e 9 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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for any undue delays attributable to CLIENT's failure to provide approvals and timely responses. IROS must secure CLIENT approval of all Clinical Trial Agreements prior to execution.

15. PAYMENT OF FEES AND EXPENSES.

15.1 In consideration for the performance of the Services by IROS in accordance with this Agreement and the relevant WO, CLIENT will pay IROS for fees, expenses and pass-through expenses in accordance with the budget and payment schedule contained in each WO or associated CO. Unless otherwise agreed in a particular WO, the following shall apply: (i) IROS will invoice CLIENT monthly for the fees, expenses and pass-through expenses (subject to clause 15.2) incurred in performing the Services; and, (ii) CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

15.2 For the avoidance of doubt the CLIENT will be solely responsible for making direct payment of any fees, expenses or other costs that are payable to an Institution under a Clinical Trial Agreement to each such Institution, save where expressly agreed otherwise under a WO. IROS shall have no liability for any failure by CLIENT to make payments to Institutions under each Clinical Trial Agreement. Each Clinical Trial Agreement shall contain a statement to that effect.

15.3 All sums payable to IROS under this Agreement:

15.3.1 are exclusive of VAT, equivalent sales tax or any other taxes, charges, levies assessments and other fees of any kind imposed on the Services and CLIENT shall in addition pay an amount equal to any VAT chargeable on those sums on delivery of a VAT invoice; and

15.3.2 shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by Applicable Laws).

15.4 Without prejudice to any other right or remedy that it may have, if CLIENT fails to pay:

15.4.1 IROS any sum due under any WO on the due date: (i) and CLIENT has still not made payment within thirty (30) days of a written reminder from IROS to make payment, IROS may suspend the Services under the relevant WO until payment has been made in full; and (ii) CLIENT shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment. Interest under this clause will accrue each day at 2% a year above the Central Bank of the UAE's base rate from time to time, but at 2% a year for any period when that base rate is below 0%; and /or

15.4.2 an Institution in accordance with the terms of the applicable Clinical Trial Agreement, IROS may suspend the Services under the relevant WO in respect of such Institution, until payment has been made in full.

15.5 If CLIENT in good faith wishes to dispute an invoice issued under the terms of this Agreement and the applicable WO, CLIENT shall notify IROS of any disputed amounts within ten (10) days of the date of receipt of such invoice (**"Dispute Notice"**). If CLIENT disputes only a portion of an invoice/payment request, then the CLIENT shall pay the undisputed amounts as in accordance with the terms of this Agreement and the applicable WO and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable, with no interest being payable on the disputed amount. The Parties' project teams will use good faith efforts to resolve such dispute within ten (10) days of the date of CLIENT's Dispute Notice. The Parties agree that the result of these discussions will be binding on both Parties. If no agreement can be reached by the parties in relation to CLIENT's Dispute Notice, clause 36.3 of this Agreement will apply.

15.6 Upon the reasonable request of IROS, CLIENT agrees to promptly provide written assurance that CLIENT is in possession of the financial resources sufficient to meet all anticipated financial obligations to complete the Study and to demonstrate its financial ability to meet its financial obligations under this Agreement and each WO. Any financial statements or other information provided to IROS under this Clause shall be kept confidential.

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E X E C U T I O N V E R S I O N f o r a ny und u e d el a ys a t t r ibut a b le to C LI E N T ' s fa i lure to p r ov i de a p p r o v a l s a nd tim e ly r e s p o n s e s . I R O S m u s t s ecu r e C L I E N T a p pro v a l of a l l C l in i c a l T rial A g r e e m e n t s p ri or to e x e c u t i o n. 1 5 . P A Y M E N T OF FE E S AN D E X P E N S E S . 1 5 . 1 I n c on s i d e r a t ion for t he p er f o r m an c e o f t h e Se r vi c e s b y I R O S i n a cc ord a n c e w ith t h is A g r e e m en t a nd t h e r e le v an t W O , C L I EN T w i l l p ay I R OS f o r f ee s, e x pe n s e s a nd p a ss - t h r o ugh e x p e nse s in a cco r dan c e w i t h t h e b udge t a n d p a y m e n t s c h e du le c o nt a i n e d i n each W O or a s s oc i a t ed C O . U n l e s s o t h e r w i s e a g r eed i n a p a r t i c u l a r W O , the f o l lowing s h a ll a p p l y : ( i ) I R O S w i l l invoi c e C L I E N T monthly fo r t h e f ee s , e xp e n s e s and pa s s - th r o u g h exp e n s e s ( s u bj ect t o c l a u s e 1 5 . 2 ) inc u r r ed i n p e r fo r m i n g t h e S e r v i ce s ; a n d, ( i i ) CLIE N T s h a l l p a y e ach in v o i c e w i th i n t hi rt y (30) d a y s o f t h e d a t e o f r ece i p t o f s u c h i n v oic e . 1 5 . 2 F o r t h e a v o i da n c e o f dou b t th e CLIE N T w i ll b e s o l e l y r e s p on s i b l e f o r m ak i ng d ir ec t p a ym e n t of a n y f ee s , ex p e n s e s o r o t h e r c o s t s t ha t ar e paya b l e t o a n I n s t it u t i o n u nde r a C l i n i c al T r i a l A gr e e m en t t o e ach s u c h I n s t i t ut i o n , s av e wh e r e ex p r e s s l y agr e ed o t he r w i se u n d e r a W O . I R O S s h a l l hav e n o lia b i li t y for a n y f a i l u r e by C L I E N T t o m ak e p a ym e n t s t o I n s t it u t i o ns u n d e r e ach C l in i c a l T rial A g r e e m e n t . Each Cl in i c a l T r ial A g r ee m e n t s h all c ont a i n a stat e m e nt t o th a t e ffe c t . 1 5 . 3 A ll su m s p a y a b le t o I R OS u nd e r th i s A g r e e m e n t : 15.3 . 1 ar e e xc l us i v e of V A T , eq u i v a l e n t s a l e s t ax or a ny ot h e r ta xe s, cha r g e s , l e v i e s a ss e s s m en t s and o t he r f ee s of a n y k i n d i m p osed on th e S e rv i ce s and C L I E N T s h a l l i n a d d it i o n p a y an a m o u n t e q ua l t o a ny V A T ch ar g e a b le on t h os e su m s o n de l i v e r y of a V A T i n v o i ce ; and 15.3 . 2 s h all b e p a id i n f u ll w i t h o u t a n y s et - off , coun t e r c l a im , d e du cti on o r w i t h h o l d i n g (o t h e r th an any d e d u c t ion o r w i t h h o l d i ng o f t ax a s r e q u i r e d by A pp l i ca b le La w s ). 1 5 . 4 W it h o u t p r e j u d i c e t o any o t he r ri g h t or re m e dy t ha t i t m a y h a ve , i f C L I E N T f a i l s t o p a y : 15.4 . 1 I R OS a n y s u m d u e unde r a n y W O on t h e d u e d at e : ( i ) a nd CLIE N T h a s s t i l l n o t m a d e pa ym e n t w it h i n th irt y (30) d a ys of a w ri t t en re m i n d e r f r o m I R O S t o m ak e pay m e n t , I R OS m ay s u s pend t h e S e r vic e s u n d e r th e r e l e v a n t W O u n t i l p a y m e n t ha s be e n m ad e i n f u l l ; a n d ( i i ) CL I EN T s ha l l p ay i n t e r e s t o n t h e o v er d u e su m fr o m th e du e da t e u n t il p a y m e n t of t h e o v e rd u e s u m , wh et h e r b e f or e or af t e r j udg m en t . I n t e r e s t unde r t h i s cl a u se w ill ac cr u e ea c h d ay at 2 % a y e a r a b o v e t h e C e n t r a l B ank of t h e U A E ' s b a s e r a te fr o m time t o t im e, b u t at 2 % a y ea r f or any pe r i od w h e n t h at b a se r a te i s be l ow 0% ; and /o r 15.4 . 2 an I n s t i t u ti on i n a c c o r d a n c e w it h t h e t e r m s of t h e a p pl i c a b l e Cl i n i ca l T ri a l A g r e e m e n t , I R OS m ay s u spe n d th e S e r v i c e s und e r t h e rel eva n t W O i n r e s p e c t of such I n s t i t ut i o n , u n t i l p a y m e n t ha s been m a d e i n f u l l . 1 5 . 5 I f CLIE N T i n good fa i t h w i she s t o d i s p u te an i nvo ic e i s s u e d un d e r th e t e r m s of t hi s A g re e m e n t a n d t h e ap p l i c a b le W O , CLIE N T s h all n ot i f y I R OS of any d i s p u t ed a m o u nt s w i t h i n t en ( 1 0 ) days of t h e da t e of D i s p ut e No t i c e CLIE N T d i s p u t e s o n l y a p o r t i on of a n in v o i c e/ p a ym e n t r eq u e s t, t hen t h e CLIE N T s h all p a y t h e u n d i s p u t ed a m o u n t s a s i n a cco r danc e w it h t h e te r m s of t h i s Ag r ee m e n t a n d t h e a pp lic a b l e W O and t h e P a r t i e s s h a l l u s e g ood f a i t h e f fo r t s t o r e c o nc i l e t h e d i s p u te d a m o u n t a s s o o n a s te a m s w i ll u se g ood f ait h e f fo r t s t o re s o l v e such d i s p u te w i t h i n t en (10) d a ys of t h e da te of C L I E N T ' s D i s p u te No t i ce . T h e P a rt i e s a g r e e t ha t t h e r e s u l t o f t h e se d i s cu s s i o ns w i l l b e b i nd i ng o n bo t h P a r t i e s. I f no a g ree m e n t c an b e r ea c h e d by th e p a r tie s i n r el a t i on t o CLIE NT ' s D i s p u te No t i ce , c l au s e 36.3 of t h i s Ag r ee m e n t w i ll a p p l y. 1 5 . 6 Up on t h e rea s o n a b le re q ue s t o f I R O S , C L I E N T agr e e s t o p r o m p t l y p r ov i d e w r it t en a s s u r anc e t ha t CL IE N T i s i n p os s e s s i o n of t h e fi n a n ci a l re sourc e s s u ff i c i e n t t o m ee t a ll an tici pa t ed fi na n c i a l o bl i ga t i o n s t o c om ple t e t h e S tu d y a n d t o de m o n s trate i t s fi n a nc ial a b i l i t y t o m ee t i t s f in a nci a l o b l iga t i ons u n d e r t h i s Ag r ee m e n t and e ach W O . A ny f i na n ci a l s t a t e m en t s o r o t h e r i n f orm a t io n p ro v i ded t o I R OS u n de r t h i s C l a u s e s h all b e k e p t co n fi d e n t i a l . 10 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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16. FOREIGN CURRENCY EXCHANGE

16.1 The currency to be used for invoice and payment shall be the currency stated in the WO.

17. CONFIDENTIALITY.

17.1 Each Party undertakes to the other Party to treat as confidential all Confidential Information provided to that Party by any other Party. A Party shall not disclose any Confidential Information it receives from the other Party under this Agreement, unless otherwise agreed by the other Party or as permitted under this Clause 17.

17.2 When CLIENT is acting in the context of a Study on behalf of a third party entity whose product is the subject of the Study, CLIENT shall have the right to disclose any Confidential Information received from IROS under this Agreement and/or a WO, to the extent necessary for the purposes of the conduct of the Study, and provided that such entity is made aware of such confidentiality obligations and is bound by similar confidentiality obligations towards CLIENT.

17.3 To the extent that any Confidential Information is required to be disclosed by Applicable Laws, regulation or any governmental or competent regulatory authority (including any securities exchange), a Party may disclose such Confidential Information provided that, to the extent reasonably practicable and legally permissible, the Party required to make such disclosure shall consult in advance with (and take into account the reasonable requests of) the other Party on the proposed form, timing, content and purpose of the disclosure.

17.4 Each Party undertakes to:

17.4.1 disclose the other Party's Confidential Information only to those of its officers, employees, agents, consultants, professional advisors, Affiliates and contractors to whom and to the extent to which such disclosure is necessary for the purposes contemplated under this Agreement, and provided that such persons are under a similar obligation of confidentiality;

17.4.2 procure that such persons are made aware of the obligations under this Clause 17; and

17.4.3 be responsible for all acts and omissions of such persons who are given access to the Confidential Information as though they were its own acts or omissions under this Agreement.

17.5 This Clause 17 shall not apply to any information which:

17.5.1 at the time of its disclosure by (or on behalf of) a Party is in, or subsequently comes into, the public domain, except through breach of any of the undertakings set out in this Agreement;

17.5.2 is already in the lawful possession of a Party, as evidenced by written documentation maintained prior to the disclosure of the Confidential Information or which is independently discovered by a Party, after the date hereof, without the aid, application, or use of the Confidential Information of the other Party, as evidenced by written records; or

17.5.3 subsequently comes lawfully into the possession of a Party from a third party who does not owe the disclosing Party an obligation of confidence in relation to it and who did not obtain such information in violation of the disclosing Party's rights.

17.6 Without affecting any other rights or remedies that a Party may have, each Party acknowledges that the other Party may be irreparably harmed by any breach of its terms and that damages alone may not necessarily be an adequate remedy. Accordingly, each Party acknowledges (without proof of actual damages) that injunctive relief, specific performance or other equitable relief in favor of the other Party thereof may be an appropriate and necessary remedy for any threatened or actual breach of the terms of this Clause 17.

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E X E C U T I O N V E R S I O N 1 6 . F O R EI G N C U R R E N C Y E X C H A N GE 1 6 . 1 T h e c u r r e n c y t o b e us e d f o r in v o ic e a nd p ay m e n t s ha ll b e th e c u r r e n c y s tat ed i n t h e W O . 1 7 . C O N F I D E N T I A L I T Y . 1 7 . 1 E ac h Par t y un d e r t a k e s to t he o th e r P a r ty t o t r ea t a s c onf i d e n ti a l a l l Conf id e ntial I n f o r m ati o n p r o vi d e d to t ha t P a rt y by a n y o t h e r P a r t y . A P art y sh a l l n o t di s c l o se any C o nf i d e n t i a l I n f or m a t i on it r e c ei v e s f rom t h e o t h e r P a r t y un d e r t h i s A g re e m e n t , u nl e ss oth e r w i s e agr e ed b y t h e o t he r P ar t y or a s p e r mit t ed unde r this Cl au se 1 7 . 1 7 . 2 W h e n CLIE N T i s ac t i n g in th e c o n t ex t o f a S tu d y o n b e ha l f o f a th ir d par t y en ti t y w ho s e p r oduc t i s t h e s u b ject of t h e S t u dy, C L I EN T s h all hav e th e r i g h t t o d i s c l os e any C o n f i d e n t i a l In f o r m a t i o n r e ce i v ed f r o m I R OS u n de r t h i s A gre e m en t a n d / or a W O , t o t h e e x t en t n e c e s s a ry f or t h e purp o s e s o f t h e co n d u ct of t h e S tu d y, an d pr ovid e d th a t su c h e nti t y is m a d e a w a r e o f s u c h c o n f i d e n t i a l i ty o b l ig a t i ons a n d is b o u nd by s i mi l a r c o nf i d e n t i a l i t y obl i g a t i o n s t ow a r d s CLIE N T . 1 7 . 3 T o t h e e x t en t t ha t a ny C o n f i d e n t i a l In f o r m a t i o n i s requ ir ed t o b e d i s c l o s ed b y Ap p lic a b l e L a ws , r eg u l at i o n or a n y g o ve r n m e n tal or co m p et e n t r e g ula t o r y a uth o ri t y ( i n cl u d i ng any s e c u r i t i e s e x c han g e ) , a P ar t y m a y d i s c l o s e s u c h Co nf i den tial I n fo r m a t i on p r o v i d e d t ha t, t o t h e e x te n t re a s ona b l y pr a c tic a b l e and l e g a l l y p e r m i s s i b l e , t h e P a r t y req u ire d t o m a k e such d i s c l os ur e s h a ll c o n s u lt i n a d vanc e w it h ( a n d ta k e i n to ac c o u n t th e r ea s o n a b le r e q ue s t s o f ) t h e o t he r P a rt y on t h e p r opo s e d f o r m , t i mi ng, con te n t and p u r p o s e of t h e d i s cl o su r e . 1 7 . 4 E ac h P a rt y u n de r t a k e s t o : 17.4 . 1 di s c l os e t h e o t he r P a r t y's Co n f i d e n t i a l In fo r m a t i o n o n l y to t h os e o f i t s o f f i c e r s , e m p l o ye e s, age n t s , co n s ul t a n t s , p r o f e s s i ona l a d v i sor s, A f f i liat e s and c o n tr ac t o r s t o w h o m and t o t h e ex t en t to wh i c h such d i s c l os ur e i s ne ce s s a ry f o r t h e pu r po s e s co n t e m p l a te d unde r thi s Ag r ee m e n t, and p ro v i d e d t h a t s uch pe r s o ns a r e u n de r a s i m ila r o b li ga t i on of conf i de n t i a l ity ; 17.4 . 2 p r ocu r e tha t s uch pe r s o n s a r e m ad e a w a r e o f t h e o b l i ga t i o ns u n de r t h i s C l a u se 1 7 ; a n d 17.4 . 3 b e r e s p on s i b l e f o r all ac t s a n d o mi s s i o n s of s u c h p er s o n s w ho a r e g i v e n a cce s s t o t h e C o n fi dent i a l In f o r m a t i on a s tho u g h t hey w er e i t s o w n ac t s or o m i ss io n s u n de r t h i s Ag r ee m e n t . 1 7 . 5 T h i s C l a u s e 1 7 s h all n o t a p ply t o a n y i n f o r m a t i o n wh ic h : 17.5 . 1 a t t h e t i me of it s d i s c l o s u r e b y ( o r on beha l f o f ) a P a r t y i s i n, or s u b s e q u e n t l y c om e s i n t o, th e p u b l i c do m a i n , e x c e p t th r o ugh b r e ach o f a ny o f t h e un d e r ta k i n gs s et o u t i n t h i s Agr ee m e n t; 17.5 . 2 i s a lr eady i n t h e l a w f u l p os s e s s ion of a P a r t y , a s e v i denced by wr i t t en d o c u m e nt a t ion m a i n tai ned pri or t o t h e d i s c l o s u r e of t h e Co n f i den t i a l I n f o r m ati on or w h i ch i s i n d e p e n d e n t l y d i s co v e r ed by a P ar t y, a f t e r t h e da te h e r eo f, w i thou t t h e ai d, a p p lic a t i on, or u s e of t h e C o n fi dent i a l I n f o r m a t i o n o f t h e o t h e r P a r t y , a s ev i denc e d b y w r i tte n r ec o r d s ; o r 17.5 . 3 s u bs e q u e n t l y c om e s l a wf u l ly i n t o t h e p o s s e s s i on of a P a r t y fro m a t h i rd p a r t y w h o d oe s no t o w e th e d i s c l o s i ng P a r t y an o bli ga t i on of con fi denc e i n r el a t i o n t o it a n d w h o d i d n o t o b ta i n 1 7 . 6 W it h o u t af f ec t i n g a n y oth e r r i g h t s or r e m e d i e s t h a t a P a r t y m ay ha v e, e ach P a r ty ackno w l ed g e s t ha t t h e o t he r P a r t y m ay b e i r r e p ar a bl y h ar m e d b y any b r e a c h of it s t e r m s a n d t ha t d a m a g e s al o n e m a y no t nece s s a r i l y b e an a d e q ua te re m e dy . A c c ord i ng l y, each P a r t y a c k n ow le dge s ( w i t h o u t p r o of o f a c t u al da m a g e s ) t ha t i n j u nc t i v e r e l i e f , s pec if i c per f o r m a n c e o r o t h e r eq u i t ab le r e l i e f i n fa v o r of th e o t he r P a rt y t he r eof m a y b e a n a p p r o pr i a t e a n d nec e ss a ry r e m edy fo r an y t h r ea te n e d or a c t u a l br e ach of t h e t er m s o f t h i s Cl a u se 1 7 . 11 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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17.7 The confidentiality obligations under this Clause 17 shall survive the expiry or early termination of this Agreement for a period of five (5) years after expiry or termination of the last WO.

18. PUBLICATION.

18.1 Study results may not be published or referred to, in whole or in part, by IROS without the prior express written consent of CLIENT. Neither Party will use the other Party's name in connection with any publication or promotion without the other Party's prior written consent.

18.2 Neither Party shall be permitted to issue any information or statement to the press or public relating to their collaboration in the context of the Agreement without prior review and written approval of the other Party, which consent shall not be unreasonably withheld.

18.3 Neither Party shall be permitted to use the names or logos of the other Party in any publicity, advertising or news release, in relation to a Study including, but not limited to those of each Party's webpages and other social media without the prior consent of the other Party, which consent shall not be unreasonably withheld.

19. OWNERSHIP OF INTELLECTUAL PROPERTY AND DATA.

19.1 The Background IP of each Party is and shall remain the property of that Party or its Affiliates or third party licensors, as applicable. Except as set out in this Agreement, neither Party, nor any of its Affiliates, shall acquire any right, title or interest in any of the other Party's Background IP.

19.2 All materials, documents, information and data, including Generated Data, supplied to IROS by CLIENT or generated on behalf of CLIENT in the performance of the Services under this Agreement (**"CLIENT Property"**) will be the sole and exclusive property of the CLIENT. CLIENT:

19.2.1 is required to obtain all applicable licenses related to any scale, assessment, questionnaire, measure or similar instrument that CLIENT requests IROS to use for any Study;

19.2.2 grants to IROS a non-exclusive, royalty-free license, with a right to sublicense to IROS Affiliates, IROS Personnel and Subcontractors, to use CLIENT Background IP, CLIENT Property and Research IP to the extent needed to allow IROS to perform the Services and exercise any other rights or perform any other obligations under this Agreement.

19.3 IROS shall promptly disclose to CLIENT any Intellectual Property related solely to (i) CLIENT's Product or (ii) CLIENT Property, in each case which was conceived or generated by IROS, IROS Personnel or Subcontractors while providing the Services under this Agreement or by Institutions in participating in a Study (the **"Research IP"**).

19.4 Therefore, in consideration of the payment of the fees under the relevant WO, IROS hereby exclusively assigns to CLIENT, worldwide, and for any purpose whatsoever, all Research IP with effect from its creation, for the entire duration of such Intellectual Property Rights, and undertakes to perform, at CLIENT's expense, all acts deemed necessary or desirable by CLIENT or its successors to permit and assist it in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in such Intellectual Property, including the execution of documents confirming the assignment at CLIENT's request. During any period in which such assignment of future Intellectual Property is not effective pursuant to applicable law, the IROS shall licence the use of such Intellectual Property to CLIENT on a worldwide, exclusive, perpetual, sublicensable and royalty-free basis.

19.5 IROS represents and warrants that the Research IP being created by IROS Personnel, Subcontractors and Institutions under this Agreement, are or shall be assigned to IROS on written terms vesting ownership of the Research IP to IROS (and licensed to IROS during any period in which such assignment is ineffective), so as not to limit the Intellectual Property assigned and/or licensed to CLIENT pursuant to 19.4.

19.6 Notwithstanding the foregoing, the CLIENT acknowledges that IROS Background IP, including analytical methods, procedures and techniques, computer technical expertise, hardware and software,

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E X E C U T I O N V E R S I O N 1 7 . 7 T h e c o n f i d e n tiali t y o b l i g ati ons u n d e r t hi s Cl a u se 1 7 s h all s u r viv e t h e ex p i r y or ea r l y t e r m i na t i o n of t hi s Ag r ee m e n t f or a p e r i od o f f i v e (5) y ea r s a fte r exp ir y o r t e r m i n ati on o f t h e la s t W O . 1 8 . P U B L I C A T IO N . 1 8 . 1 S tu d y r e sults m a y n ot be pu b l i s h e d or r e f er re d t o , in w h ole or i n p a r t, by I R O S w ith o ut the pr i o r e xp r e s s w r i t t e n c o nse n t o f CLIE N T . N e i t h e r P a rt y w ill u s e th e o t he r P p u b l i c a t i o n o r p r o m o tio n w i t h o u t t h e o t h e r P 1 8 . 2 N e i t he r Pa r t y s h a l l b e p e r m i tt e d to i ss u e a ny in f o r m a t i o n o r s t a t e m e n t to t h e pr e s s or p u b lic r e l a ting to t he i r c o l l ab o r a t i on i n t h e c o n te x t of t h e A g r ee m en t w it ho u t pr i or r e v ie w a n d wr i t t en a p p r ova l o f t h e oth e r P a r t y, wh i ch co n s en t s h all n o t b e un r e asona b l y w i thh e l d . 1 8 . 3 N e i t h e r P a rt y sh a l l b e p e r m i tte d t o u s e t h e n a m e s o r l o g o s o f t h e o t h e r P a r ty i n a ny p u b l i c i t y , a d v er t i s i ng or n e w s r el ea s e, i n r e la tion to a S t u dy o t he r s o ci a l m e d i a w i t h o u t t h e p ri o r c o n s e n t of t h e oth e r P ar t y , wh ic h co n s e n t s h all n o t b e u n r ea s o nab l y w it h h el d. 1 9 . O W N E R S H I P OF I N T E LL E C T U A L P R O P E R T Y A N D D A T A . 1 9 . 1 T h e Ba ck g r o und I P of e a c h P a r ty i s a nd s h all r e m a i n t h e p r o p e rt y of th at P a rt y or i t s Af f i l i a te s or t h i r d p a rt y l i ce n sor s, a s a p pl i c ab l e . Excep t a s s e t o u t i n t h i s A g r e e m e n t , nei t h e r P a r t y, n o r a n y o f i t s A f f i l i a te s , . 1 9 . 2 A ll m at e r ia l s, d o c um e n t s , i n f or m a t i o n a nd da t a , i n c l u d in g G e nera t e d D at a, s u pp li ed t o I R O S by C LIE N T or g e n e r a t ed on b e h al f of C L I E N T i n t h e p e rfor m a n c e o f t h e S e rv i c e s u n d e r t h i s A g r e e m e n t ( ) w ill b e t h e s o le a nd exc l us i v e p r oper t y o f t h e C L I E N T . CLIE N T : 19.2 . 1 i s r e q ui r ed t o ob t a i n a l l a p p li c a b l e l i c e n s e s r e l a t ed t o a n y s c a le , a s s e s s m en t, q u e s t i o nna i r e , m ea s ur e or simi l a r i ns tr u m e n t t ha t C L I EN T r e q u e s t s I R OS t o u s e f o r a n y S t ud y ; 19.2 . 2 g r a n t s t o I R OS a no n - exc l u s i ve , r o ya l t y - f r e e lic e n s e, w i t h a r i g h t t o su b l i cens e t o I R O S A ff i l i a t e s , I R OS P e r s o n n el and Sub c o n t rac t o r s , t o u se C LIE N T B a c k g r ou n d I P , C L I E N T P r o p e r t y a n d Re s e a r c h I P to t h e ext e n t need e d t o a ll ow IR O S t o p e r f o r m t h e S e r v ic e s a n d exe r c i se a n y o t h e r r ig h t s o r p erf o r m a ny o t h e r o b l i g ati ons u n d e r t h i s A gr e e m ent . 1 9 . 3 I R OS s h all p r o m p tl y di s c l os e t o C L I EN T a n y I n t e l l ec t u a l P r oper t y or ( i i ) C L I EN T P r ope r t y , in e a ch c a s e wh ic h w a s co n c e i v e d or g e n era t ed by I R O S , I R O S P e r s o n ne l or S u bco n tra c t o r s w h ile p ro v i d i n g t h e S e r v i c e s unde r t hi s A g r e e m e n t or b y I n s t i t ut i ons i n pa r t i c i p ati ng i n a S t u d y ( t h e ) . T h e re f o r e , i n co n s ide r a t i o n of t h e p a y m en t of t h e f ee s u n de r t h e r e l eva n t W O , I R O S he r eby exc l u s ive l y a s s i g n s to CLIE N T , wor l d w ide , and f or any pu r pos e w ha t soeve r, a ll Re s e a r c h I P w it h e f f e c t f rom it s c r ea t i o n , f or t h e e n t i r e d ura t i on o f such In t e l l e c t u a l P r o p e r t y Ri g h t s, a n d u n der t ak e s t o pe r f o r m , a t a l l ac t s d ee m e d n e ce s s a r y o r de s ir ab le b y C L I E N T or it s s ucce s s o r s to pe r mit a nd a s s i s t i t i n o b t a i n i ng a n d e nf o r c i n g t h e f ul l b e n efi t s, e n j o y m e n t , r i gh t s a n d t i t l e t h r oug h o u t t h e w or l d i n s u ch In telle c t ua l P r o pe r t y, i n c l u d i n r eq u e s t . Dur i ng a n y p e r io d i n w h i ch s u ch a s s i g n m e n t o f f u t ur e In t e l l e c t u a l P r ope r ty i s n o t ef fe c t i v e p ur s u a n t t o a p p l i c a b le l a w , t h e I R O S s h a ll l i c e n c e t h e u se of s uch I n t e l l e ctu al P r o p e r ty t o C LIE N T o n a wo r ld w i d e , exc l u s i ve , pe r pe t u al, s u b lic e n s a b le and r o y a l t y - f r e e b a s i s . 1 9 . 4 1 9 . 5 I R OS r e pr e s en t s and w a rr a n t s t ha t t h e R e s ea rch I P be i ng c r e a t ed by I R OS P e r s o nnel , S u b co n t r ac t or s a nd I n s t i t ut i ons u n de r t h i s A g r e e m ent , a r e or s h all b e a s s i g n e d to I R OS on w r i t t en t e r m s ve s ti ng o w ne r s h i p of t h e R e s ea r ch I P to I R OS ( and l i c ensed t o I R O S d ur in g a n y pe r i o d i n w h i c h s uch a s s i g n m e n t i s i ne f fe c t i v e ) , s o a s no t t o l i mit t h e In telle c t ua l P ro p e r t y a s s i g n e d an d /or l i c e n s ed t o CLIE N T p ur s u a n t t o 1 9 . 4 . 1 9 . 6 No t w i t h s t a n d i ng t h e f o r e g o i n g , t h e C L I E N T ac k n o w le d g e s t ha t I R O S B a c k g r o u n d I P , i n cl ud i ng ana l y tic a l m e t h o d s , p r o c e d ure s a n d t e c h n i q ue s , co m pu t e r te c h n i c a l e x p e r t i s e, ha r d w ar e and sof t w a r e , 12 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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may be used in the course of providing the Services. To the extent such IROS Background IP is used, improved or modified by IROS under or during the term of this Agreement, such improvements or modifications shall be deemed to be IROS Background IP. For the avoidance of doubt:

19.6.1 the CLIENT's title in any deliverables stemming from the Services, and any rights in Intellectual Property embodied in the deliverables, shall not extend to any IROS Background IP included in such deliverables by implication or otherwise. With respect to such IROS Background IP, IROS grants the CLIENT a non-exclusive, non-transferable license to use the IROS Background IP to the extent necessary to make use of such deliverables and to allow use of such deliverables by third parties provided that all usage remains in accordance with the terms of this Agreement (as applicable) and in compliance with all applicable laws; and

19.6.2 nothing in this Clause 19 shall be construed so as to prevent IROS from using its know-how generated during the performance of the Services in the furtherance of its normal activities, to the extent that such use does not result in the disclosure or misuse of the CLIENT's Property or Confidential Information.

20. INSURANCE.

20.1 IROS must secure and maintain in full force and effect throughout the term of each WO general and professional liability coverage of amounts in accordance with generally accepted standards by CROs, to cover all losses, damage, liability or costs with respect to which it is liable under this Agreement. If CLIENT so requests in writing, but no more frequently than once every twelve (12) months, IROS will produce a certificate of insurance for review or such other document evidencing that it has adequate coverage consistent with human clinical trial industry standards to cover its obligations hereunder, and in no event less than the minimum amount of insurance required by Applicable Law.

20.2 CLIENT or the third party entity on behalf of which the Study is conducted must secure and maintain in full force and effect throughout the term of each Study, and with a reputable insurer, an insurance policy to cover any injury or damages suffered by Study subjects resulting from the performance of the Study with respect to which the sponsor is liable under this Agreement, of amounts in accordance with Applicable Laws and generally accepted standards for sponsors in connection with the administration of investigational compounds or clinical trials. Such insurance shall not contain exclusions that would preclude claims by participating Study subjects which arise from the Study in relation to the investigational product, where the Study participant has reasonably complied with the Protocol.

20.3 Without limiting the generality of the foregoing CLIENT shall maintain for the term of this Agreement and for a period of 3 (three) years from the expiration or termination of the last WO, clinical trial liability or products liability insurance with coverage equal to the greater of: (i) not less than $10,000,000 USD per occurrence/aggregate, (ii) the statutorily mandated coverage and (iii) the minimum amount of insurance coverage dictated by any ethics committee or independent review board.

20.4 IROS and its Affiliates shall be identified as additional insureds on CLIENT's policy and CLIENT and its Affiliates shall be identified as additional insureds on IROS's policy.

20.5 Upon written request, each Party shall provide the other with a copy of its effective certificate of insurance or such other document evidencing that it has adequate coverage consistent with human clinical trial industry standards to cover its obligations hereunder, and in no event less than the minimum amount of insurance required by Applicable Laws. CLIENT hereby authorizes IROS to provide its Subcontractors with a copy of CLIENT's certificate of insurance.

21. DATA PROTECTION AND SECURITY

21.1 Both Parties have the obligation to abide by the principle of medical confidentiality for the subjects participating in a Study.

21.2 For the purpose of this Agreement, each Party shall provide to the other Party only Anonymized Data related to the Study subjects.

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E X E C U T I O N V E R S I O N m a y be u s e d i n t h e c ou r se of p r ovid i n g t h e S e r v i ce s . To t he e x t e n t s u c h I R O S Ba c k g ro u nd I P is u s e d , im p ro v e d o r m od i f ie d by IR OS u n de r o r du r ing t h e t e r m o f th i s Agr e e m e n t , s uch im pro v e m e n t s o r m o d i f i ca t i o ns s h all b e d ee m ed t o b e I R O S Back g r ound I P . F or t h e av o i d a n c e of d o u b t : 1 9. 6 . 1 s t i t l e in a n y d e l i v e ra bl e s s t emming fr om t he S e r vi c es, a nd a ny r ig h t s in I nt e l l e c t u a l P ro pe r t y e m bo d i e d i n t h e d e l iv e r a b l e s, sha ll n o t ex t end t o a n y I R OS B a c k g r o u n d I P i nc l u ded i n s u c h d eli ver a b l e s b y i mp l i c ati on or o t he r w i s e . W i t h r e s p ect t o s u ch I R O S B a c k g ro und I P , I R OS g r a n t s th e CLIE N T a n o n - e xc l us i ve , n o n - t r a nsf e r a b l e l i c e n se t o us e the I R O S Ba ck g r o u n d I P to t he ex t en t n ec e s s a ry t o m a k e u s e o f su c h de l iv e r ab l e s a nd to a l l o w us e of s u c h d eli v er ab l e s by t hi r d pa r t i e s p ro v i ded th at a ll u s a g e r e m a i n s in ac c o r da n c e w it h t h e t e r m s o f t hi s A g r e e m e n t ( a s a p p l i c a b l e ) a nd in c o m p l i anc e w it h all a p p lica b l e la w s ; a nd 19.6 . 2 n o t h i ng in t h i s C l aus e 1 9 s h all b e c o n s t ru e d so a s t o prev e n t I R O S fr o m u s i ng i t s kn ow - h o w g e n e r at ed d uri ng t h e per f o r m a nc e of t h e S e rv i ce s i n t h e f u r t h e r anc e o f i t s nor m a l ac t i v it i e s , P r o p e r t y or C o n fi d e n t i a l I n f o r m a t i o n. 2 0 . I N SU R A N C E . 2 0 . 1 I R OS m u s t s e c u r e a n d m a i n t a in i n fu ll f o r c e and e f f e c t t h ro ugh o u t t h e t e r m of ea c h W O ge n e r al a n d p r o f e s s i o n a l l i ab il i t y co v e ra g e of a m o u n t s i n a cc o r d a n c e w it h ge n e r all y a cc e p t ed s t a n d a r d s by C R O s, t o co v e r a l l l os s e s , d a m a g e , li a bil i t y o r co s t s w i t h r e s pec t t o wh i ch it i s lia b le u n d e r t h i s Ag r ee m e n t . I f CLIE N T s o r eque s t s i n wr it i n g, bu t n o m o r e f r e q u e nt l y t h a n onc e e v e r y t w e l v e ( 1 2 ) m o n t h s , I R OS w i l l p r odu c e a c e r t if i ca te o f i n s u r a n c e f or r ev i e w or s uch oth e r d ocu m e n t e v i d e nc i ng t h at i t ha s ade q ua t e co v e r a g e c on s i s t en t w it h h u m a n c l in i c a l trial i n d u s t ry s t an d a rds t o co v e r i t s o b l i g atio n s he re u n d e r , a n d i n no e v e n t l e s s t han th e mi n i m u m a mo u n t o f i n sur a n c e r e q ui re d by A p p l i cab le La w . 2 0 . 2 CLIE N T or t h e t h ir d pa r ty en ti ty o n be h al f of w h i ch t h e S t u dy i s c o n d uc t e d m u s t s e c u r e a n d m a i n t a i n i n f u l l for c e and e f fe c t t hro u g ho ut t h e te r m of ea c h S t ud y , and w i t h a r e p u ta b le in s ur e r , a n i n s u r a n c e p o l i c y t o c o v e r a n y i n jur y o r d a m a g e s s uff e r e d b y S tu d y s ub j ec t s r e s u l t i n g f r o m t h e p e rf o r m anc e o f t h e S tu d y w it h r e s pec t to wh i ch th e s p o n s o r i s l i ab le u n d e r t h i s Agr e e m e n t , of a mo u n t s i n a cc or d a nc e w i t h Ap p lic a b l e L a w s and g e n e r a ll y acc e p te d s t an d a r ds f o r sp o n s or s i n c o n n e c t ion w it h th e ad mi n i s t r ati on o f i nve s t i ga t i o na l c o m poun d s or cli ni c a l t r i a l s . Such i ns u r anc e sha ll n o t c o n t a i n e x c l u s i ons t ha t wo uld p r e c l u d e c l a i m s b y p a r t i c ip a t i n g S t u d y s u bj e c t s wh ic h a r i se f r o m th e S t u d y i n r el a t ion t o t h e i nve s t i ga t i o na l p ro d uc t, w h e r e t h e S t u d y p a r t i c i p a n t h a s r ea s o na b l y c o m p l i ed w i th t h e P r o t o co l . 2 0 . 3 W it h o u t l i mit i n g t h e g e n e r ali ty o f t h e f oreg o i n g C L I EN T s ha l l m a i n t a in f or t h e t e r m o f t h i s A gr e e m en t and for a p e r i o d of 3 (t hre e ) y e a r s f r om t h e e x p ir a t io n or t e r m i na t i o n o f t h e l a s t WO , c l i n i c al t r i a l l i ab il i t y or p ro d uct s l i a b i l i t y i ns u r anc e w i t h co v e r a g e e q ua l t o t h e g re a t e r of : ( i ) n o t l e s s th a n $ 1 0 , 00 0 , 0 0 0 U S D p e r occurr e nce /a g g r e g at e , ( i i ) t h e s ta t u t o ri ly m a n da t ed c o ve r ag e a n d ( ii i ) t h e m i n i m u m a mo u n t o f i ns u r anc e cove r ag e d i c t a t e d by a n y e t h ic s c omm i t t e e or in depen d en t r e v i e w b o a r d . 2 0 . 4 I R OS and it s A f fi l i a t e s s ha ll b e i d e n t i f i ed a s add i t i o n al i n s ur e d s o n C L I E N T CLIE N T and i t s A f fi l i a t e s sha ll b e i den ti f ie d a s ad d i t iona l i n s u re d s on p o l i c y. 2 0 . 5 Up on w r itte n req u e s t , ea c h P a r t y s ha l l p r o v i d e t h e o t he r w i t h a c o py of it s e ffe c t iv e c er t i fi ca t e o f i ns u ra n c e or s uch o t he r d o c u m e n t e v i d e n c i ng t ha t it ha s a d e qua te c ove r a g e c on s i s t en t w i th h u m a n c li n ic a l t ri a l i nd u s tr y s t a n d a r d s to co v e r it s o bl i ga t i ons he r eun d er, a n d i n n o e v en t l e ss t han t h e m i n i m u m a m ou n t of i ns u r anc e r e q u ire d by A pp lica bl e La w s . C L I E N T he r eby a ut h o riz e s I R OS t o pr o v i d e i t s S u b c o n tra c t or s w it h a c o py o f ce r t ifi c ate of i n s u r anc e . D A T A P R O TE C T I O N A N D S E C U R I T Y 2 1 . 2 1 . 1 Bo t h P a rt i e s h a v e th e o b l i ga t i o n t o a b i d e by t h e pr in c i p le of m e d i ca l c o n f i d e n t i a l i t y f o r t h e s ub j e ct s p a rt i c i p a t ing in a S t ud y . 2 1 . 2 F o r t h e pu r p o s e of t h i s A g re e m en t, e ac h P a r t y s h a ll p r o v i d e t o t h e o t h e r P ar t y o n ly A non y m i zed D a t a r e lat ed t o t h e S t u d y s u b j e c t s . 13 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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21.3 Each Party acknowledges and agrees that, and shall procure that its directors, employees and authorized subcontractors:

21.3.1 shall comply with the terms of UAE Federal Law No 2 of 2019 on the Use of the Information and Communications Technology in Health Fields (as amended or updated from time to time) and any other applicable Privacy Laws;

21.3.2 shall at all times ensure the protection of the privacy of human subjects, comply with all Privacy Laws applicable and maintain strict confidentiality regarding individual's private health information and Anonymized Data; and

21.3.3 shall only use Study subjects' Personal Data and the Anonymized Data for the purpose of the related Study and not for any other purpose or in any way contrary to legal requirements.

21.4 Subject to clause 21.1 and to the extent that IROS processes Personal Data related to the Study Subject, in respect of this Personal Data and the Generated Data, IROS shall:

21.4.1 only use the Personal Data and the Generated Data for the purpose of the related Study in accordance with the provisions of this Agreement, and not for any other purpose or in any way contrary to legal requirements, always in compliance with all applicable Privacy Laws;

21.4.2 take appropriate steps to protect the confidentiality and security of the Personal Data and the Generated Data while in its possession or control;

21.4.3 subject to clause 21.4.4 below, not to disclose Personal Data and Generated Data to any third party except:

(a) to any authorized individuals involved in the Study to whom disclosure is strictly necessary in order for the performance of its obligations under this Agreement provided that such individuals are obliged to process the Personal Data and Generated Data in accordance with the provisions of this Agreement; or

(b) if required to do so by any legal requirements, including with respect to providing the Personal Data to any competent Governmental Entity provided that IROS only provides the minimum Personal Data necessary to satisfy the requirement.

21.4.4 not transfer any Personal Data outside of the UAE unless permitted by, and in accordance with the requirements of, applicable Privacy Laws, or if instructed by any competent authority;

21.4.5 implement and maintain appropriate physical, administrative, and technical safeguards to protect the Personal Data and the Generated Data from inadvertent or unauthorized access, disclosure, use, or modification ("**Data Breach**"), taking into account the sensitivity of such data;

21.4.6 promptly and in any event within twenty-four (24) hours inform the CLIENT upon becoming aware of a Data Breach or a request from an individual to exercise a right under applicable Privacy Laws or any other third party request/enquiry in relation to the Personal Data. IROS shall respond to the aforementioned occurances in accordance with applicable Privacy Laws and provide the CLIENT with such information and assistance with respect to the aforemtnioed occurrences as the CLIENT may reasonably request.

22. LIABILITY AND INDEMNIFICATION.

22.1 Nothing in this Agreement shall limit or exclude either Party's liability to the other:

22.1.1 in respect of any indemnification obligation arising pursuant to this Agreement;

22.1.2 in respect of fraudulent misrepresentation or fraud;

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E X E C U T I O N V E R S I O N 2 1 . 3 E ac h P ar t y ack n o w l edge s a n d ag r e e s t ha t , a n d s h all p r ocur e t h a t i t s d i r e cto r s , e m p l o yee s a n d a u t ho r i z ed s u bco n t r a c t o r s : 21.3 . 1 s h all c om p l y w i t h t h e t e r m s o f U A E F ede r a l L a w N o 2 o f 2019 o n t h e Us e o f th e I n fo r m atio n a nd C ommu n i c at i o ns Tec hn o lo gy in Health F i e lds (a s a m e n d e d or u p d a t e d f r o m t i me to t i m e ) a nd a ny oth er a ppl i ca ble P r iv ac y L a w s ; 21.3 . 2 s h all a t a ll t im e s en s u r e t h e p r o t e cti on of t h e pr i v a cy o f hu m an s u b j e ct s , c o m p l y w i th a ll h ea l t h inf or m a t ion a nd Ano n y m i z e d D a t a ; a nd 21.3 . 3 s h all o n l y u se S t u d y and t h e An ony m i ze d D a ta f o r t h e p u r p o se of t h e r el a t ed S t u dy a n d n o t f o r a ny o t he r p u r p o s e or i n a n y w a y c o n tr a r y t o l e ga l r e q u ire m e n t s. 2 1 . 4 S u bj e c t t o c l a u s e 2 1.1 and t o th e e x t e n t th at I R O S p r o c e s s e s P e r s o n al D a ta r e la t ed t o th e S t u dy S u b j e ct, in r e sp e c t o f t h i s P er son a l D a t a a nd t he Ge n e r at e d D a t a , I R O S s h a l l : 21.4 . 1 o n l y u s e t h e P e rso n al D a ta and t h e G e n e r at e d D a ta f or th e p u r p o s e of th e r e l a t ed S t u d y i n ac c o r da n c e w i th t h e p r o v i s i ons o f t h i s A g r e e m e n t , and n o t f o r any o t h e r p u r po s e or in a ny w ay c o nt r a r y t o le g a l r equ ire m en t s, a l w a ys i n co m p l i a nc e w i t h all a p p l i cab le P ri v a cy L a w s ; 21.4 . 2 t a k e ap p ro p ri a t e s t eps t o pro te c t t h e c o n f i d e n t i a l i t y a nd s e c u r i t y of t h e P e r s o n al D a ta and t h e G e n e r at ed D a ta wh i l e i n i t s p o s s e ss i o n or co n t r ol ; 21.4 . 3 s u b je c t t o c l a u s e 21.4.4 be l o w , n o t t o d i s c l o s e P e r s ona l D a ta and G en e ra t e d D a ta to any t h i r d p a rt y exc e p t : ( a ) t o any a utho riz ed ind i v i dua l s i n vo l v e d in t h e S t udy to w ho m d i s c losur e i s s tr i c t l y n ece s s a ry i n ord e r fo r t h e p erf o r m a n c e of it s o b li ga t i o ns u n de r th i s Agr e e m e n t p r o v i d e d t ha t s u c h in d i v id u a l s ar e obl i ged t o pr o c e ss t h e P e r s o n al D a t a a n d G e n e r at ed D a ta i n ac c o r d a n c e w i t h t h e p r ov i s i o n s of t hi s Ag r ee m en t ; o r ( b ) i f r e q u ir ed t o do s o b y a n y l e g a l r e q u i r e m e n t s, i n c l uding w i t h r e spec t t o prov i d i ng t h e P e r so n al D a t a t o any c o m pe te n t G o v er n m e n t a l En ti t y p r o v i d e d t h at I R OS o n l y p r o v i d e s t h e m in im u m P e r s o n a l D a t a nece s s a r y t o s a t i s fy t h e r eq u ire m e n t . 21.4 . 4 n o t tra n s f e r any P e r s on al D a t a o u t s i d e o f t h e U A E u n l e s s p e r mit t ed b y , a nd in a cco r dan c e w it h t h e r equ i re m e n t s o f, a ppl i c ab le P r i v acy L a w s , o r i f in s t ru c t e d by a ny c o m pe t en t au t h or i t y ; 21.4 . 5 i m p le m e n t a nd m ai n t a i n a p p r o p r i a t e p h y s i c al, a d m i n i s tr a t i v e, and te chn i c a l s a f egua r d s t o p r o t e c t t h e P er s o na l D a ta a nd t h e G ene r a te d D a t a f ro m i n ad v e r t en t or u n a u t h or i z e d a cc e s s, d i s c l o s ur e , u s e, o r m o d i f i ca t i on D a t a B r e a c h , t a k i n g i n t o a c c o u n t th e s en s i ti v i t y o f s u c h d a t a ; 21.4 . 6 p r o m p t ly a n d i n any ev e n t w i t h i n t w e n t y - f o ur (24) ho ur s i n f orm t h e CL I EN T u p o n be c o m i n g a w a r e of a D ata B r each or a r e q u e s t f r o m an i n d i v i d u al t o e x e r ci se a r i g h t u n de r a p p l i c a b l e P r i v ac y L a w s or a ny o t he r th ir d p a r t y r e q u e s t / en q u ir y i n r el a ti o n t o t h e P e r s o na l D at a . I R OS s h a l l r e s po n d t o th e a fo re m e n t i o ned o c c ur a nce s i n a cc o r d a n c e w i t h a p p l i cab le P r i vacy La ws and p r o vid e t h e C L I E N T w i t h s u c h in f orm a t i on and a s s i s t anc e w it h r e s p ect t o t h e a f o r e m t n i o e d o cc u r re n ce s a s t h e C L I E N T m ay r e asona b l y r e q ue s t . 2 2 . L I A B I L IT Y AN D I ND E M N I F I C A T I O N . 2 2 . 1 22.1 . 1 in r e spec t o f a n y in d e m n i f i ca t i o n o b li g ati on a ri s i ng p u r s u a n t t o t h i s Ag r ee m e n t; 22.1 . 2 in r e spec t o f f r a u d u l e n t mis r e p r e s e n t a t i on or f r au d ; 14 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

22.1.3 in the event of injury to or death of, any person caused by its negligence or that of its employees or agents and for which it is responsible; or

22.1.4 where such limitation or exclusion would contravene Applicable Laws.

22.2 Subject to Clause 22.1, neither Party shall be liable or responsible to the other Party for any indirect or consequential loss (including loss of goodwill, loss of profit, loss of any contract, loss of opportunity, loss of anticipated profits or revenue or costs of capital), and in each case howsoever caused whether arising under contract, tort (including negligence and breach of statutory duty) or otherwise, even if it has been advised of the possibility of such loss.

22.3 Save as provided under Clauses 22.4, CLIENT shall indemnify, defend and hold harmless IROS and its Affiliates, agents and Subcontractors from and against any Losses suffered as a result of:

22.3.1 Study subjects' illness, injury or death due to the administration of the Study Drug (including during the Study), or the performance of any procedure required by the Protocol for the performance of the Study, in compliance with the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.3.2 A third party's claim that IROS' performance of the Services infringes that third party's Intellectual Property (excluding any claim attributable to use of IROS' Background IP);

22.3.3 CLIENT's failure to comply with Applicable Laws;

22.3.4 CLIENT's negligence, fraud or willful misconduct in connection with this Agreement;

22.3.5 CLIENT's breach of warranties and representations under this Agreement (and/or WO).

22.4 CLIENT's indemnification obligation under Clause 22.3.1 to 22.3.4 does not apply to injury, liabilities, damage or Losses to the extent caused by IROS':

22.4.1 failure to provide the Services as required pursuant to a WO or to adhere to the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.4.2 failure to comply with Applicable Laws;

22.4.3 negligence, fraud or willful misconduct in the performance of the Services; or

22.5 The CLIENT's liability under the indemnity in Clause 22.3.2 is limited to the amounts awarded in final judgement or agreed in settlement with the third party and the reasonable costs and expenses incurred by IROS in dealing with the claim. This indemnity is IROS' sole and exclusive remedy for intellectual property rights infringement in connection with this Agreement.

22.6 IROS shall indemnify, defend and hold harmless CLIENT and its Affiliates, (each a "**CLIENT Indemnified Party**"), from and against any and all Losses arising out of :

22.6.1 IROS's failure to adhere to the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.6.2 IROS's failure to comply with Applicable Laws;

22.6.3 IROS's negligence, fraud or willful misconduct in the performance of the Services as required pursuant to a WO; or

22.6.4 IROS's breach of its warranties and representations under this Agreement (and/or any WO).

15

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KGG

E X E C U T I O N V E R S I O N 2 2. 1 . 3 i n the e v e nt o f i n j u r y t o o r d e a th of , a ny p er s o n c a us e d b y its n e g l ig e n c e o r t h a t of i ts e m p l o y e e s o r a g en t s a n d fo r w h i ch it i s r e sp o ns i b l e ; o r 2 2 . 1 . 4 wh er e s uch l i m itati on or e x c l us i on w ou l d cont r aven e A p p l ic abl e La w s . S u bj e c t t o Cl a u se 2 2 . 1 , ne it h e r P a r ty s h a l l b e l i a b l e o r r e s pon s i b l e t o t h e o t h e r P a r t y f or a n y i nd i re c t or co n s e q u e n t i a l loss (i nc l u d i ng l o s s o f g o o dw il l , l o s s of p r of it, l o s s of any co n t r a c t, l o s s of o p p o r t u n i t y, l o s s of a n t i c i p a t ed pro fit s o r r evenu e o r c o s t s of c a p i t a l ) , and i n ea c h c a se ho w s oe v e r cau s ed w he t he r a r i s i n g u n de r c o n t r a c t, t o rt ( i n c lud i ng n e g l i g e n c e a nd b r ea c h of s t a tu t ory d u t y ) or o t he rw i s e, e v en i f it ha s be e n a d v i s e d o f t h e p o s si b i li t y o f s u c h los s . 2 2 . 2 2 2 . 3 S a v e a s p r ov i ded u n d e r Cl a u s e s 2 2 .4, C L I E N T s h all i n d e m n i f y, de f end a nd hold h ar ml e s s I R O S and it s A ff i l i a t e s , a g e n t s a n d S u bcon t r a c tor s f r om and a g ai n s t any L o s s e s s uf f e r ed a s a r e s u l t o f: 22.3 . 1 ad m i n i s tr a t i o n of t h e S t udy D r ug (i nc l u d i ng d ur ing t h e S tudy) , or t h e p e r fo r m a n c e of a ny p r oc e d u re r e q ui r e d by t h e Pro t o c o l fo r t he pe r f o r m a n c e o f t h e S t ud y , i n c o m p l i anc e w i t h t h e P r o t o c o l ( a s ap p r o v e d by C L I EN T a n d t h e r e le va nt Re g u l a to r y Autho r i t i e s ) ; 22.3 . 2 t h e S e r vi c e s i n f r i n g e s I n t e l l e c t u a l P ro p e r t y ; 22.3 . 3 22.3 . 4 C L I E N T ne g l i ge n c e , f r a u d or w i l l fu l m i s co n duc t in conne c t i o n w i t h t h i s Agr ee m e n t ; 2 2 . 3 . 5 C L I E N T CLIE N T da m a g e or L o s s e s t o t h e e x t e n t c a used b y 2 2 . 4 C l a u s e 22.3 . 1 t o 22. 3 .4 doe s n o t a p ply t o i n j ur y, l i a b i l i t i e s , : 22.4 . 1 fa i l u r e t o pro v i d e t h e S e rv i c e s a s r e q u i r e d p ur s ua n t t o a W O or t o a d he r e t o th e P ro t oco l (a s ap p ro v ed b y C L I EN T and t h e r e le v an t R eg u l a t ory A u t hor it i e s ) ; 22.4 . 2 f a i l u r e t o c om p l y w it h A pp lica b l e L a w s ; 22.4 . 3 ne g l i ge n c e , f r a u d o r w il l fu l m i s co n d u c t i n t h e p er f o r m a nc e of th e S erv i c e s ; o r 22.4 . 4 b r ea ch of i t s o b l ig a t i o ns unde r t h i s Ag r e e m e n t ( and / or a n y W O ) . 2 2 . 5 T h e C L I E N T i n Cl au s e 22.3 . 2 i s l i m i t ed t o t h e a m o u n t s a w a r ded i n f i na l j ud g e m e n t or ag r e ed i n s e tt l e m en t w i th t h e t hi r d p a r t y and t h e r ea s o n a bl e c o s t s a n d ex p e nse s in c urr e d by p r o p e r t y rig h t s i n f r ing e m e n t i n c o nn e c t i on w i t h t h i s A g r e e m e n t . 2 2 . 6 I R OS s h a ll ind e m n i f y, d e f e n d a n d h o l d ha r m l e s s C L I E N T and i t s A ff i l i a t e s , I n d e m n i fi e d P a r t y L o s s e s a r i s i ng o u t o f : C L IE N T 22.6 . 1 CLIE N T a nd t h e r e le v a n t Reg u l a t o r y A u t ho r i t i e s ); 22.6 . 2 Ap p lic a b l e L a w s ; 22.6 . 3 I R OS , fr a ud o r w i l l f u l mis c o n duc t in t h e p e rfo r m a nc e o f t h e S e rv i c e s a s r eq u i re d p u r s u a n t t o a W O ; o r 22.6 . 4 I R OS b r e ach o f i t s w a r ra n t i e s and r e p r e s en t a t i o ns unde r t h i s Agr e e m e n t ( an d / or a n y W O ). 15 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

22.7 IROS's indemnification obligation under Clause 22.5 does not apply to injury, liabilities, damage or Losses to the extent caused by:

22.7.1 CLIENT's failure to comply with Applicable Laws;

22.7.2 CLIENT's negligence, fraud or willful misconduct in the performance of its obligation under this Agreement (and/or any WO); or

22.7.3 CLIENT's breach of its obligations under this Agreement (and/or any WO).

22.8 Subject to clause 22.1 and without prejudice to clause 22.2, to the maximum extent permitted under Applicable Law, the aggregate liability of each Party in respect of any WO (including as any such WO may be amended by any associated CO) shall not in any circumstances whatsoever exceed aggregate amounts paid or payable by CLIENT for performance of the Services relating to such WO.

22.9 This Clause 22 shall remain in full force and effect notwithstanding any termination or expiry of this Agreement.

22.10 Upon reasonable request by IROS or an Institution utilized in connection with a WO, CLIENT shall execute and provide a separate letter of indemnification to IROS that can be provided to Institutions, in a form mutually acceptable to the Parties.

23. INDEMNIFICATION PROCEDURE.

23.1 The indemnification obligation of each Party under Clause 22 is subject to the indemnified Party notifying the indemnifying Party as soon as practicable after becoming aware of the relevant claim, allowing the indemnifying Party to take control of the defense and settlement of the claim, and taking all action reasonably requested by the indemnifying Party to avoid, compromise or defend the claim and any proceedings in respect of the claim. The indemnified Party shall provide any support reasonably requested by the indemnifying Party to defend the claim, at the indemnifying Party's cost.

24. DISCLAIMER

24.1 CLIENT acknowledges that:

24.1.1 the results of the Services to be provided as outlined herein are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by IROS that the Study Drug will be approved and/or successfully marketed by CLIENT.

24.1.2 IROS shall not be responsible for the authenticity or successful outcome of the Study Drug.

24.1.3 the Services to be provided by IROS as outlined herein are based upon information supplied by IROS and CLIENT, as well as others, and that IROS does not guarantee or warrant the results of such Services, with the exception that data collected in support of Studies, will be accurate, legible, reliable and suitable for use in the Study and otherwise in accordance with the terms of this Agreement and any applicable Work Orders. For the avoidance of doubt, IROS shall not be responsible for the accuracy, completeness, or integrity of any information, records, or data supplied by CLIENT, Institutions, or third parties.

25. TERM OF AGREEMENT.

25.1 This Agreement shall commence as of the Effective Date and shall continue for the Initial Term from that date, unless earlier terminated by either Party in accordance with Clause 26 below .

25.2 At the end of the Initial Term, the Parties may extend the Agreement beyond the Initial Term for a duration to be agreed upon by the Parties (the "**Extended Term**"), by executing a written amendment to the Agreement signed by both Parties, at least 15 (fifteen) days prior to the end of the Initial Term.

16

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N 2 2 . 7 2 2 .5 d o e s n o t a pply t o i n j u r y, l i a b i li t i e s , d a m a g e o r L o s s e s to t h e e x t e n t ca u s ed b y: 2 2 . 7 . 1 C L I E N T 2 2 . 7 . 2 C L I E N T , f raud or w il l fu l m i s c o n d u ct i n t h e p e r f o r m a nc e of i t s o b l i ga t i o n un d e r t h i s A g r ee m e n t (and / or a ny W O) ; or 2 2 . 7 . 3 C L I E N T S u bj e c t to c la u s e 2 2 . 1 and w it ho u t p r e j udi c e t o c l a u s e 22 . 2 , t o t h e m a x i mum ex t en t p er mi t t e d un d e r A p plic ab l e L a w , the a g g re g a te lia b i l i t y o f ea c h P a r t y in r e s p ec t of a ny W O ( i n cl u di n g a s a n y s u c h W O m ay b e a m e nded by a n y a s so c i a t ed C O ) s h all n o t i n any ci r c um s t a n ce s wh a t s o e v e r ex c eed a g g r ega te a m o u nt s pa i d o r paya b l e by CL I EN T fo r p e r f o r m a n c e of t h e S e r v i ce s r e l a t ing t o s uch W O . 2 2 . 8 2 2 . 9 T his Cl a u s e 2 2 s h all r e m a i n i n f ull f o r c e a n d e f f e c t n otw i t h s ta n ding a ny t e r m i n a tion or e x p i ry o f t his Ag r ee m e n t. 2 2 . 10 Up on r e aso n a b le r e q u e s t b y I R O S or a n I n s t i t ut i on u ti l i z ed in c onnec t i o n w i th a W O , C L I E N T s h a l l execu te a n d pr o v i d e a s epar a t e l et t e r o f i n de m n i f i c a t ion t o I R OS t h a t c a n b e p r o v i d e d t o I n s t it u t i o ns, i n a f o r m m u t ua l l y a ccep ta b le t o th e P a rt i e s . 2 3 . I N D EM N I F I C A TI O N PRO C E D U R E . 2 3 . 1 T h e i n d e m n i f ica t i o n ob li ga t i on o f ea ch P a r t y u nde r Cl au s e 2 2 i s su b je c t t o t h e i n d e m n ifie d P a r t y n ot if y i ng t h e i n d e m n i f y i n g P a r t y a s soon a s p ra c tica b l e a f t e r beco mi n g a w a r e of t h e r el ev a n t c l a i m , a l l ow i ng t h e i nde m n if y i ng P a r ty t o t ak e c o n t r o l of t h e d e f e n s e a n d s ett l e m e n t o f t h e c l a i m , a nd ta k i ng a l l ac t i o n r easo n a b l y r e q ue s te d by t h e i n d e m n if y i n g P a r t y to a v o id, c om pro mise o r d e f end t h e c l a i m a n d a n y p r o c e e d in g s i n r esp e c t of t h e c la i m . Th e i n d e m n i f i e d P art y sh a ll p r ov i d e a ny s u p p o rt re a son a b l y r e q ue s te d by t h e ind e m n i f y i n g P a r ty t o d efe n d th e c la im . D I S C L A I M E R 2 4 . 2 4 . 1 CLIE N T ackn ow l ed g e s t hat : 24.1 . 1 th e r e s u l t s of t h e S e r v i ce s t o b e p ro v i ded a s o u t l i ned h e r e in a r e i n h e re n tl y u n c er t a i n an d t h at , ac c o r d i n g l y, the r e c a n b e n o a s s ur an c e , repr e s e n t a t i on or w a rr a n t y by I R OS t ha t t h e S t u dy D rug w i l l b e ap pr o v e d a n d / o r s u c c e s s fu l l y m a r k et ed by C L I E NT . 24.1 . 2 I R OS s h all n o t b e r e s po n s ib le for th e a u t he n t i c i t y or s u c c e s s f u l o u t co m e of t h e S t u d y Dr u g . 24.1 . 3 th e S e r v i c e s t o b e p r o v i d e d b y I R OS a s o u t l i ned he r e i n a r e b a s ed u p o n i n f o r m a t i o n supp li ed b y I R OS and C L I E N T , a s w e l l a s o t he r s , a n d t h a t I R O S doe s n o t g uaran t e e o r w a r ra n t t h e r e s u l t s of s u c h S e rv i c e s , w it h t h e excep ti on t ha t d a t a c o l l ec t ed in s u p p or t o f S tu d i e s , w i l l b e ac c u r a t e , l e g i b l e , r e l i ab le a n d s u i t ab le f or u s e i n t h e S tu d y and o t he rw i se in a c c o r da n c e w i t h t h e t er m s of t h i s A g r ee m e n t a n d a ny a p p l i c a b le W o r k O r d e r s . F o r t h e a v o i d a n c e of d ou bt, I R OS sha ll n o t b e r e s po n s i b le f or t h e a ccu rac y , c om ple t e n e s s , o r i n t eg r i t y o f a n y i n f orm a t i on, r eco r d s , or da ta s u p p l i ed by C L I E N T , I n s t it u t i o ns, or t h i rd p a r t i e s . 2 5 . T E R M OF A G R E E M E N T . 2 5 . 1 T h i s Ag r ee m e n t sha ll co mm e nc e a s o f th e E f f e c t i v e D a te a n d s h all co n t i n u e f o r th e In it i a l T er m f r om tha t da te, u n le s s e ar l i e r t e r m i na t e d by e i t h e r P a rt y in a cco r da n c e w it h C l a u s e 2 6 be l ow . 2 5 . 2 A t t h e e nd of t h e I n it i a l T er m , t h e P a r t i e s m ay e x t e nd t h e A g ree m en t b e yo n d t h e In it i a l T e r m for a d u r a t io n E x t e n d e d T e r m Ag r ee m e n t s i g ned b y b o t h P a r t i e s , a t l ea s t 1 5 ( f ift e e n ) d a y s pr i or t o th e e nd o f t h e I n i t ia l T er m . 16 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

26. TERMINATION.

26.1 The Parties may decide to terminate this Agreement by mutual consent in writing without the need for a court order.

26.2 IROS may terminate this Agreement or any WO under this Agreement without cause and without the need for a court order at any time during the term of the Agreement on thirty (30) days prior written notice to CLIENT. IROS shall reimburse the CLIENT for its reasonable and direct costs and expenses incurred by the CLIENT in connection with engaging a new CRO services provider following termination by IROS pursuant to this clause.

26.3 Either Party may terminate this Agreement on thirty (30) days' written notice to the other if there are no WOs currently in effect.

26.4 Either Party may terminate any WO in relation to a Study before the beginning of such Study immediately by written notice to the other:

26.4.1 in the event of failure by CLIENT to secure approval from the relevant Regulatory Authorities for the conduct of the Study;

26.4.2 the Study can no longer be conducted due to local regulations or government restrictions;

26.4.3 the Study is terminated for any reason that is not the fault of the terminating Party including due to a significant change in the sample size gathered in the relevant territory(ies) – in comparison to the sample requirements as set out in the Protocol – which prevents the Study from being successfully conducted; and

26.4.4 in the event that for whatever reason CLIENT is no longer the sponsor of the relevant Study,

in which case neither Party shall be liable to the other Party for any Losses, claims, damages, fees, liabilities, costs or expenses suffered or incurred by the other Party on the account of such termination.

26.5 Any WO shall terminate immediately upon written notice of one Party to the other, if the relevant Regulatory Authorities have decided to terminate the corresponding Study due to any cause relating to the safety of the subjects or any ethical reason, in which case neither Party shall be liable to the others for any Losses, claims, damages, fees, liabilities, costs or expenses suffered or incurred by the other on the account of such termination.

26.6 Each Party shall have the right, without prejudice to its other rights or remedies, including the right to request for damages, to terminate this Agreement (and all related WO) immediately by written notice to the other

26.6.1 if the other Party has made any false material representation or warranty in this Agreement;

26.6.2 if the other Party (i) suspends or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts, or (ii) becomes insolvent or a petition is filed, a notice is given, an order is made or a resolution passed for the administration, winding-up or dissolution of the other Party (otherwise than for the purposes of a solvent amalgamation or reconstruction), or (iii) an application is made to court, or an order is made to appoint an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer over all or any substantial part of the assets of the other Party, or (iv) the other Party enters into or proposes any composition or arrangement with its creditors generally, or (v) anything analogous to the foregoing occurs in any applicable jurisdiction.

26.7 Each Party shall have the right, without prejudice to its other rights or remedies, including the right to request for damages, to terminate a WO immediately by written notice to the other if the other Party is in breach of any of its material obligations under that WO or this Agreement (with respect to that WO) and

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E X E C U T I O N V E R S I O N 2 6 . T E RM I N A T I O N . 2 6 . 1 T h e P ar t i e s m ay dec i d e t o t e r m i na t e th i s A g r ee m en t by m u t u a l co n s e n t i n w r i t i ng w it hou t t h e need fo r a co u rt o r d e r . 2 6 . 2 I R O S m a y t e r m in a te this A g r ee m e n t or a ny W O und e r t h i s A g re e m en t w i t h o u t c au s e a n d w ith o ut the need f or a c o u rt o r de r a t a n y t i m e d u r i n g t h e t e r m of t h e A gre e m en t o n t h i r t y ( 3 0 ) days pr i o r w r i t t en n o t ic e t o CL I EN T . I R O S s ha l l re i m bu r s e th e C L I E N T f o r i t s r e a s o nab le a n d d i r e c t co s t s a nd e x p ens e s i nc ur re d by t he C L I E N T i n c o n n ec t i on w i th e n g a g i ng a n ew C R O s e r vi c e s p r o v i d e r f o l lo w i n g t e r m in a t i o n b y I R OS p ursuan t t o t h i s c l a u s e . 2 6 . 3 W O s c u rr e n t ly i n e ff e c t . 2 6 . 4 E i t h er P a r ty m a y t e r m in a te a ny W O in re l a t ion t o a S tudy b ef o r e t he b e g i n ni n g of s u c h S tu d y i m m e d i a t e l y by wr it t en no t i c e t o t h e o t h e r : 26.4 . 1 in t h e e v e n t of f a i l ur e by C L I E N T t o s e cur e a p p r o v al f r o m t h e r e le v a n t R eg u l a to r y A uth o r it i e s for the c ond u ct of the S tu d y; 26.4 . 2 th e S t udy can n o l o n g e r b e c on d uc te d d u e t o l oca l r e gul a t i o n s or gove r n m en t re s t r i c t i o ns ; 26.4 . 3 th e S t udy i s te r m i n at ed fo r a ny r ea s o n t ha t i s no t t h e fa u lt o f t h e t e r m i na ti n g P a r t y in c l u d in g d u e t o a s i gni fi c a n t c h an g e i n t h e s a m p le s i z e ga t he r ed i n t h e r e l e v a n t t e r ri to r y ( i e s ) i n co mp a r i s on to t h e s a m p le r equ ire m e n t s a s s e t ou t i n t h e P r o t o c o l wh ic h pr e v e n t s t h e S t udy f rom be ing s u cc e s s f u l l y c on d u ct e d ; a nd 2 6 . 4 . 4 in t h e e v en t t h at f o r w h a t e v e r r ea s on C L I E N T i s no l o n ge r th e s p o n s or o f t h e r e l e v a n t S t u d y , i n wh ic h c a s e n e i t he r P a r t y s ha ll b e l i ab le t o t h e o t he r P a r t y f or a n y Lo s s e s , c la im s , d a m a g e s , f e e s, l i a b i l i t i e s , co s t s or ex p e n s e s su f f e r e d or i nc ur re d by t h e o t h e r P a r ty on t h e a ccou n t of such t er mi na t i o n . 2 6 . 5 An y W O sha ll t er mi na te im m e di a t e l y u p o n w r i tte n n o t ic e o f o n e P a r t y t o t h e o t h e r , i f t h e r e l e v a n t R eg u l a t o r y A u t h or it i e s h a v e de c i d e d to t e r m i n ate th e c o r re s p on d i n g S t u d y du e t o a ny caus e r e l a t ing t o t h e s a fe t y of th e s u b je c t s or any e t h ic a l r easo n , in w h i c h c a se n e i t he r P a r ty s h a l l b e l i a bl e t o t h e o t he r s f o r any Loss e s , cl a ims, d a m a g e s , f ee s , l i ab il i t i e s , c o s t s o r e x p e n s e s s uf f e r ed or i n c ur r ed by t h e o t h e r o n t h e ac c o u n t of such t e r m i n a t i o n . 2 6 . 6 E ac h P a r t y s h all ha v e t h e rig h t , w i t h o u t pre ju d i c e t o i t s o t he r r i g h t s o r r e m e d i e s , i n cl u d i ng t h e r i g h t t o r eq u e s t f o r d a m age s, t o te r m i n a t e t h i s A g r ee m en t (a n d a l l r e l at ed W O ) i mm e d i a tel y b y wr i t t e n n o t i c e t o t h e o t he r 2 6 . 6 . 1 i f t h e o t h e r P a r t y ha s m a d e any f a l se m a te ri a l re p r e s en t a t i o n or w a r ra n t y i n t h i s A g r e e m en t ; 26.6 . 2 i f t h e o t he r P a rt y ( i ) su s p e n ds or t h r ea te n s t o su s p end, p a y m e n t of i t s de b t s or i s u nab le t o p ay it s d eb t s a s t h e y f a l l d u e or a d mi t s i nab i l i t y to pay i t s d e b t s , or ( i i ) beco m e s in s o l v e n t or a p e t it i o n i s f i l e d , a n o tic e i s giv e n , an o r de r i s m ad e or a r e s o l u t i on p a s s ed for t h e ad mi n i s tr a t i o n, w i ndin g - up or d i s so l u t ion o f t h e othe r P a rt y ( o t he rw i se t han f o r t h e p u r pose s of a s o l ven t a m a l ga m a t i o n or re c on s t r u c t i on ) , or (ii i ) an a p p l i ca t i o n i s m a d e t o c o u rt, or a n o r d e r i s m a d e to appo i n t a n ad mi n i s tr a t i v e o r o t he r r e ce i ve r, m a n a ge r, l i q u i d a t or , ad mi n i s tr a t o r, tr u s t e e o r simi l a r o ff ic e r ove r all or a n y s u b s ta n t i a l pa rt o f th e a s s e t s o f t h e o t he r P ar t y, or (i v) t h e o t he r P a r t y e n t er s in t o or p r opo s e s a n y c o m p o s i t ion o r arr an g e m e n t w it h i t s c r e d i t o r s gene r a l l y , or (v ) a n y t h in g an a logo u s t o th e f o r e g o i ng o c c ur s i n a ny ap p l i c a b le ju ri s d i c t i o n . 2 6 . 7 E ac h P a r t y s h all ha v e t h e rig h t , w i t h o u t pre ju d i c e t o i t s o t he r r i g h t s o r r e m e d i e s , i n cl u d i ng t h e r i g h t t o r eq u e s t f o r da m a g e s , to t e r m i n a t e a W O i m m ed i a t e l y b y w r it te n not i c e t o t h e othe r i f t h e o t he r P a rt y i s i n b r e ach of a ny o f i t s m a t e r i a l o b l i g a t i ons u n d e r th at W O or thi s A g r ee m e n t ( w i t h r e s p e c t t o t ha t WO ) a n d 17 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

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either that breach is incapable of remedy or the other Party shall have failed to remedy that breach within 30 (thirty) days after receiving written notice requiring it to remedy that breach.

26.8 Without affecting any other right or remedy available to it, IROS may terminate a WO with immediate effect by giving written notice to the CLIENT: (i) if the CLIENT fails to pay any amount due under that WO on the due date for payment; (ii) IROS has exercised its right to suspend the Services under Clause 15.4.1 and notified the CLIENT of its intention to terminate the WO if payment is not made within a further thirty (30) days; (iii) the CLIENT and remains in default thirty (30) days after commencement of the suspension.

26.9 Termination of this Agreement or of a WO, as applicable, shall be effective immediately or on the date set out in a termination notice as the case may be, without the need of a court order.

26.10 In the event of notice of termination being given by either Party as described above, the Parties agree to cooperate in good faith in respect of the transition of ongoing Services during the period of notice and the close-out period referred to in Clause 26.12 (which may extend beyond the effective date of termination).

26.11 On early termination or expiry of this Agreement or a WO, as applicable:

26.11.1 the rights granted by one Party to the other under this Agreement or the WO, as applicable, shall cease (except as expressly authorized by the other Party for transition purposes);

26.11.2 each Party shall promptly deliver to the other or destroy, upon its request, all Confidential Information, and, in the case of IROS, all CLIENT Property that are in its possession or under its control. Notwithstanding the foregoing, the receiving Party shall be permitted to retain one copy of Confidential Information and, in the case of IROS, CLIENT Property, to the extent required to comply with Applicable Laws (including the rules of an applicable stock exchange) or bona fide internal document retention policies and shall not be required to destroy, delete, or modify any backup tapes or other media containing such Confidential Information or CLIENT Property pursuant to automated archival processes in the ordinary course of its business, provided that such Confidential Information and, in the case of IROS, CLIENT Property will not be used or accessed for any other purpose and shall remain subject to the terms of this Agreement.

26.12 Promptly following either Party's delivery of a termination notice in relation to a WO for any reason, the Parties shall meet to prepare a close-out schedule, and IROS shall cease performing all work not necessary for the orderly close-out of the Services or required by laws or regulations. Each Party shall comply with its obligations in the agreed close-out Schedule for the period referred to in it (which shall be at least sixty (60) days unless a shorter period is required by the CLIENT).

26.13 Unless otherwise stated in the notice of termination, termination or expiry of this Agreement shall not affect the validity of any WO hereunder then in effect, and all the terms of this Agreement shall survive and continue to apply to such WO until its completion or termination.

26.14 If this Agreement or any WO is terminated, CLIENT shall pay IROS for all Services performed in accordance with this Agreement or any WO up to the termination date, provided that IROS has complied with its obligations under the Protocol and any Protocol in handing over any ongoing Study to CLIENT or a replacement CRO provider. If payments are unit or milestone based, and the Agreement or a WO is terminated for reasons other than IROS' breach after agreed costs have been incurred toward achieving portions of one or more incomplete units or milestones, CLIENT will pay IROS the agreed fees for actual work performed toward those incomplete units or milestones up to the date of termination, in addition to paying for completed units or milestones. If payments are unit or milestone based, and the Agreement or a WO is terminated for IROS' breach, CLIENT will only be required to pay IROS for completed units or milestones.

26.15 Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party, nor shall it affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into force or continue in force on or after termination.

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E X E C U T I O N V E R S I O N e i t h e r t h a t b r each i s i n c a p a ble o f re m e dy or t he o t h e r P ar t y s h a ll h a v e f a i l ed t o re m e dy t h at b re ach w i t h i n 30 ( t h i r t y ) d a ys a f t e r r e c e ivi ng w r i tte n n otic e r e q u i r i n g it t o r e m edy t h a t br e a c h . 2 6 . 8 W it h o ut a ff ec t i n g a n y o t h e r r i g h t or r e m e dy av a i l a b l e t o it, I R OS m ay t e r mi n a te a W O w i th imme di at e e f f e c t by givi ng wr i t t e n n o t i c e t o t he C L I E N T : ( i ) i f t h e C L I EN T f a i l s to p a y any a m ou n t d ue un d e r t h a t WO on t he d u e d a te f or p a y m e n t ; (ii ) I R O S h a s e x e r c i s ed it s r i ght t o s u s p e nd t h e S er v i c e s und e r C l a u s e 1 5 . 4 . 1 a n d not i f i ed t h e C L I E N T o f it s i n t e n t ion t o t e r mi n a te the W O i f p a ym e nt i s n o t m ade w i thi n a f u rt h e r t hi rt y (30) d a y s ; ( i ii ) t he C L I E N T a n d r e m a i n s i n d e f a ult t h i rt y (30) d a ys a ft e r c omm e n c e m e n t o f t he s us p e n s i o n . 2 6 . 9 T e r mi n a t i o n of t h i s A gre e m ent o r o f a W O , a s a p plic a b l e , s h a l l b e e f f e ct i v e imm e d i a t e l y or o n the d a te s e t o ut i n a t e r m i n atio n n otic e a s t h e ca se m ay b e , w i t hout t he n e ed o f a c ou r t o r d e r. 2 6 . 10 I n t he e v e nt of n o t i c e o f te r m i n a t i on b e i n g g i v e n b y eit h e r P ar t y a s d e s c r i b e d a b o v e , t he P ar t i e s ag r e e t o co o p e r a te i n g o o d fa i t h i n r esp e c t of t h e tra ns i t i on o f o n g o i ng S e r vi c e s d u r i n g t he p e r i od of noti c e a n d t h e c l o s e - o u t p eri od r e f err ed t o i n Cl au s e 2 6 . 12 (w hi c h m ay e x te n d b e y ond t he e f f e c t ive d a t e of t e r mi n a t i o n ) . 2 6 . 11 O n e ar l y t e r mi n a t i on or e x p i r y of th i s Ag r ee m e nt o r a W O , a s ap p l i c a b l e : 26.11 . 1 the r i g hts g r a n t ed by o ne P a r t y t o t h e ot h e r u nd e r thi s A g r e e m e n t or the WO , a s a p p l i ca bl e , s h a l l cea s e ( ex c e pt a s ex pr e ss ly a ut hor ize d by t he o t h e r P a r t y f o r t r a n s i ti on pu r p ose s ) ; 26.11 . 2 each P a r t y s h all p ro mp t l y d e l i v e r to t he o t h e r o r d e s tr oy, u pon i t s re q u e s t, all Co n f i d e nt i a l I n f o r m ati o n , a n d , i n t h e c a se o f I R O S, all C L I EN T P r o p e r t y t h a t a r e i n i t s p os s e s s i on or u n d e r i t s c o nt r ol . No t w i t h s t a n di ng t he f o r eg o i n g, t he r ec e i vi ng P a r t y sh a ll be p e r mi t t ed t o r e tai n o n e c o p y o f Co n fi d e ntial In f o r m a t i o n a n d , i n t he c a se of I R O S , C L I EN T P r o p e r t y, t o t he e xt e nt r e q ui re d to c o m p l y w it h A p p l i c a b l e La w s ( in c l u d i n g t he r ul e s of a n a p pl i ca b l e s to c k ex c h a n g e ) or b o n a f i de i n t e r n a l d o c u m e nt r et e nti on p o l i c i e s a n d s h a l l n o t be r eq u i r e d t o d e s tr o y , d e let e , o r m o d i fy a n y b a ckup t a p e s or o t h e r m e d i a c o n t a i n i ng s u c h C o n fi d e n t i a l I n f o r m ati on or C L I EN T P r o p e rt y p u r s u a nt t o a u t om a t ed a r c h i v a l p ro ce s s e s in t he o r d in a r y co u r se o f it s bus i n e s s , pr o v i d e d t h a t s u c h Co nf i d e ntial In f o r m a t i on an d , i n t he c a se of I R O S, C L I EN T P r o p e r t y w ill not be u s ed o r a c c e s s ed f o r a ny o t h er pu r p os e and s h all r e m a i n su b j e ct t o t h e t er m s of t his A g r e e m e n t . 2 6 . 12 te r m i n a t io n n o t i c e in r e l a ti on to a WO f o r a n y r e aso n , t h e P a r t i e s s h a l l m ee t t o p r ep a r e a clo s e - o u t s c h e d u l e, a nd I R OS s h a l l c e a se p e r f o r m i n g a l l w o r k n o t n e ce s s a ry f o r t h e o rd e r l y cl o s e - o u t o f t h e S e r v i ce s or r eq u i r e d by l a w s o r r egul ati o n s . Ea c h P a rt y sh a l l c o mply w it h i t s o bli g a t i o n s i n t he a g r eed c l o s e - o u t S ch e d u l e fo r t he p e r i od r e f e r r e d to i n it ( w hi c h s h all be at l e a s t s ixt y ( 6 0) d a y s u n l e s s a s h o r t e r p e r i o d i s re q ui re d by t h e C L I EN T ) . 2 6 . 13 Un le s s ot h erw i se s t a ted i n t he n o t i c e of t e r m in a t ion, t e r m ina t i o n or ex p i ry of t his A gre e m e nt s h a l l n o t a f f e c t t he v a l i d i ty of any WO h e r e u n d e r th e n in ef f ec t , a nd a ll t he t e r m s of th i s Ag re e m e n t s h all s u r v ive and c o n t i n ue to a p p l y t o s u c h WO u n t i l i t s c o mpl e t i on or ter m i n a t io n . 2 6 . 14 I f thi s A g re e m e nt or a ny W O i s t e r mi n a t e d, C L I EN T sh a l l p a y I R OS f o r a l l S e r v i ce s p e r f or m e d i n ac c o r d an c e w i t h th i s A gr e e m e nt or any W O up t o t h e t e r m i n a ti on d a t e , p r o v id e d t h at I R OS h a s c om pl i ed w it h i t s o b l i g a t i o ns u n d e r t he Pro t o c o l and a n y P r o t o c ol i n h a n di ng ov e r any on g o i ng S t udy t o C L I EN T or a r e pl a c e m e n t C R O pro vi d e r . I f p aym e n t s a r e u n it or mi l e s t o ne b a s e d, a n d t h e A g r e e m e nt or a W O i s te r m i n a t e d a fte r a g r e e d co s t s h a ve b e e n i n c urr e d to w ard ac hi e v in g p or ti ons o f o n e or m o r e i n c om p l e t e un i t s or m i l e s t o n e s, C L I EN T w ill p a y I R OS t he a gr eed f ee s f o r a c t u a l wo r k p er fo r m ed t o w ard t hos e i n com p l e t e uni t s o r m i l e s t on e s u p t o t he d a t e o f te r m i n a t i o n , in ad d i t i on t o p ay i n g f o r c o m p l e te d u n i t s or m i l e s t o n e s . I f p a y m e n t s a r e u nit o r m i l e s t o ne b a s e d, and the Ag r ee m e nt or a WO i s te r m i n a t e d , C L I EN T w i l l o n l y be r eq u i r e d t o p a y I R O S f o r com pl e ted u ni t s o r mi l e s t o n e s . 2 6 . 15 An y te r m i n a t i o n o f t h i s A gr e e m e n t (ho w s o e v e r o c c a s i on e d ) s h a ll n o t a f f ec t a n y a c c r u e d r i g h t s or l i a b i l i t i e s of e i t h e r P a r t y, n o r s h a l l it a ff e c t t he co m i ng in t o f o r c e or t he cont i n u a n c e i n forc e of a n y p r o v i s i on of th i s A g r e e m e n t w hi ch i s e x p r e s s l y or by i m p l i cat i o n inte nd e d t o c o me i n t o fo r c e o r c o n t i n u e i n f o r c e on or a f t e r ter m i n a t i on . 18 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

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27. NOTICE AND DELIVERIES.

27.1 Any notice required or permitted to be given hereunder by either Party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by a reputable overnight delivery service, or seventy-two (72) hours after the date postmarked if sent by registered or certified mail, return receipt requested, postage prepaid to the physical address, or on the date of the email if sent by email to the email addresses set out for each Party in the Contract Particulars.

27.2 If CLIENT delivers, ships, or mails materials or documents to IROS, or requests that IROS delivers, ships, or mails materials or documents to CLIENT or to third parties, then the expense and risk of loss for such deliveries, shipments, or mailings shall be borne by CLIENT, provided that IROS followed CLIENT's written instructions for the materials that were delivered, shipped, or mailed. IROS disclaims any liability for the actions or omissions of third-party delivery Services or carriers.

28. INDEPENDENT CONTRACTOR RELATIONSHIP.

28.1 For the purposes of this Agreement, the Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to constitute, create, or in any way be interpreted as, a joint venture or partnership between the Parties.

29. SUBCONTRACTING.

29.1 As part of the Services, if set forth in a WO, IROS may engage a third-party provider for the provision of Services which are either i) not customarily performed by IROS, or ii) required to be performed in territories outside of the UAE where IROS does not customarily operate (a "**Subcontractor**"). IROS will secure the written approval of CLIENT to engage a Subcontractor which will not be unreasonably withheld. IROS shall remain fully responsible for the performance by its Subcontractors of any Services as if it had performed the Services itself. IROS's duty with respect to such Subcontractors shall be to coordinate their activities and to make the corresponding payments, after receipt of sufficient funds from CLIENT, in accordance with the relevant WO. For the purposes of clarity, an Institution conducting a Study pursuant to a Clinical Trial Agreement is not a Subcontractor of IROS for the purposes of this Agreement or a WO.

30. BINDING AGREEMENT AND ASSIGNMENT.

30.1 This Agreement shall be binding upon and inure to the benefit of CLIENT and IROS and their respective successors and permitted assigns.

30.2 Except pursuant to Clause 29 (Subcontracting) or in the case of:

30.2.1 an assignment to an Affiliate of the Party; or

30.2.2 in connection with the merger, consolidation or sale of substantially all of a Party's assets related to the Study,

neither Party may assign, transfer, charge or deal in any other manner with any of its rights or obligations under this Agreement without the prior written consent of the other Party.

30.3 If IROS has transferred rights and/or obligations under this Agreement pursuant to Clause 30.2.2 and the CLIENT objections to the identity of the assignee on the basis that it is a competitor of the CLIENT or the CLIENT has reasonable grounds to believe that the assignee is not financially sound, does not have the resources of capability to comply with this Agreement or presents reputational, regulatory or operational risk to the CLIENT, the CLIENT may terminate this Agreement on written notice to IROS and the assignee.

30.4 The Parties acknowledge and agree that: (i) this Agreement has been entered into in contemplation of the incorporation of an operating subsidiary of the CLIENT in the United Arab Emirates to sponsor the Studies in the United Arab Emirates; and (ii) immediately following incorporation, the CLIENT shall transfer all of its rights and obligations under this Agreement to such subsidiary; and (iii) the Parties shall

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E X E C U T I O N V E R S I O N 2 7 . N O T I C E A N D D E L I V E R I E S . 2 7 . 1 An y n o t i c e r e q u ire d o r pe r mit t ed t o b e g i ven h e r e u n d e r by e it h e r P a r ty he r e u n d e r s h a l l b e i n w ri t i ng a n d s h a l l b e dee m e d g i ven on t h e d a t e r e c e i ved i f de l i ve r e d p e r s o n a l l y o r by a r e p u t a b l e o v e r ni g h t de l i v er y s erv i ce , o r s e v en t y - t wo (72) hours a f ter t h e d ate p o st m a r k e d if s e n t b y reg is t e re d o r c e r ti f i e d m a il, r et u r n r ec ei p t r eq u e s te d , p o s ta g e p re pa i d t o t h e phy s i ca l ad d r e s s , or on t h e d ate of t h e e m a il i f s e n t b y e m ail t o t h e e m a i l ad dr e ss e s s e t o u t f or ea c h P a rt y i n th e Co n t r ac t P a r t i cu l a r s . 2 7 . 2 I f CL I E N T d el iv e rs , s h ip s , o r m a ils m a te r i a l s or d o cu m e n ts t o I R OS, or r e q u e s t s th a t I R O S d e liv e r s, s h i p s , o r m a il s m a t e r i al s o r do c u m e n t s t o CLIE N T or t o t h i rd par t i e s , t hen t h e e x p e n s e and ri sk of lo s s f o r s u c h de l i v e ri e s , s h i p m en t s, or m ai l i n gs s h all b e b o r n e by C L I EN T , p r o v i d e d t h at I R O S f o l l o w e d CLIE N T w r i t t e n i n s t ruc t i o n s f or t h e m a t e ri a l s t ha t w e r e d e l iv e r e d , s h i p pe d, or m a i l e d . I R O S di s c l a i m s any lia b i l i t y f o r t h e a c t ions o r o m i s s i o n s of t h i rd - pa rt y de liv e r y S e r vic e s o r c ar r i e r s . 2 8 . I N D E P E ND E N T C O N T R A C TOR R EL A T I O N S H I P . 2 8 . 1 F o r t h e pu r p o s e s o f t hi s Agr e e m e n t , t h e P a r t i e s h e r e to a r e i n d e p en d e n t c o n t r a c t o r s a n d no t h i n g co n t a i n e d in t h i s A g r ee m e nt s h a l l b e c o nst r u e d to c o n st i tut e , c r ea t e , or in a ny w a y be i n t e r p r e t e d a s , a joi n t v en t ur e o r pa r t n e r s hip be t w een t h e P a r tie s . 2 9 . S U B C O N T R A C T I N G . 2 9 . 1 A s p a r t of t h e S erv i c e s , i f s e t fo rt h i n a W O , I R OS m ay e n g a g e a t h ir d - pa rt y p r o v i d e r f o r th e p r ov i s i on of S e r vi c e s wh ic h a r e e i t he r i ) n o t c u s t o m ari l y per f o r m ed b y I R O S , or ii ) r eq u i red to b e p e rf o r m e d i n te rr i t o r i e s o u t s id e of t h e U A E wh e r e I R O S d oe s n o t c u s t o m ari ly o p er a t e ( a S u b co nt r a c t o r ) . I R OS w i l l s ecur e t h e w r it t en a p p r ova l of C L I E N T to e n ga g e a S u b c o n tr a ct o r w h ic h w i l l n o t b e u n r e a s ona b l y w it h h el d . I R O S s h all r e m a i n f u l ly re s p o ns i b le f or t h e pe rf o r m a n c e by i t s Su bco n t r a c t o r s of any S e r v i ce s a s i f it had p e r f o r m ed t h e S e r v i ce s it s e l f . I R O S ' s du t y w i t h r e spec t to s u c h Su b c o n tra c to r s s h all b e t o co o r dina te t h e i r a c t iv it i e s a nd t o m a k e t h e c o r r e spond i ng p a y m en t s , a f t e r r ec ei p t of suff i ci en t f u n ds f r o m CL IE N T , i n a cco r dan c e w i t h t h e r el e v an t W O . F o r t h e p u r p o s e s o f c la r i t y , a n I n s t it u t i o n c o n d uc t i ng a S t u d y p u r s uan t t o a C l i n i c a l Tr i a l A gr e e m e n t i s n o t a S u b c o n tr ac t o r of I R OS f o r t h e pu r p ose s o f t h i s Ag r ee m e n t or a W O . 3 0 . B I N D I N G A G RE E M E N T AN D A S S I G N M E N T . 3 0 . 1 T h i s Agr e e m e n t sha l l b e b i n d i ng u pon and i n u r e t o t h e be n ef i t of C L I EN T and I R O S and t h e i r r e s p e c t iv e s u c ce s s or s a n d pe r m i tte d a s s i g n s . 3 0 . 2 E x c e p t pu r s u a n t t o Cl a u se 2 9 ( S ub c o n tr a ctin g ) o r i n t h e ca s e of : 3 0 . 2 . 1 an a s s ign m e n t to a n A ff i liate o f t h e P a r t y ; o r 30.2 . 2 in c o n n e c t i o n w i t h th e m e r g e r , c o ns o l i da t i o n o r s a l e o f s ub s t an ti a l l y all of a P a r ty a s s e t s r e lat ed t o t h e S t u d y , ne it he r P a rt y m ay a s s i g n , t r a n s f e r , c h ar g e o r d e a l i n a n y o t h e r m a nn e r w it h a n y of it s r i g h t s or o b l iga t ions u n de r t h i s A g r e e m e n t w it hou t t h e p r i o r w r i tte n c o n s e n t of th e o t h e r P a r t y. 3 0 . 3 I f I R O S h a s t r a n s f err e d ri g h t s an d / or ob l i g ati o n s unde r t h i s A g r e e m en t pu r s u a n t t o Cl a u se 30 . 2 . 2 and t h e CL IE N T ob j e cti o n s t o t h e i d e n t it y o f t h e a s s i g n e e on th e b a s i s t ha t it i s a c o m pe t i t or of th e C L I E N T o r t h e CLIE N T ha s r e a s o n a b l e g r o u n d s t o be l i e v e th at t h e a s s i g n e e i s no t f i n a n c i a l l y s o u n d, doe s n o t h a v e t h e r e s ou r c e s of c a p ab il i t y t o co m p l y w i t h t h i s Agr ee m en t o r p r e s en t s re p u t a t i o n a l , r eg u l a to ry o r o p e r a t i o n a l r i s k t o t h e CLIE N T , t h e CLIE N T m ay ter mi na t e t h i s Ag r ee m e n t on wr it t en n o t i c e t o I R OS and t h e a s s i gnee . 3 0 . 4 T h e P a rt i e s ac k n o w l e d g e a nd a g r e e t ha t : ( i ) t h i s Agr ee m en t ha s been en t e re d i n t o i n con te m p lati on of t h e i nco r po rati on of a n op e r ati ng s u b s i d i ary o f t h e C L I E N T i n t h e U ni t e d A r ab Em i r a t e s t o s p o n s or t h e S t u d i e s i n t h e U n i t ed Ar ab E m i r at e s ; and ( i i ) imm e d i a t e l y f o l lo w i n g i n c o r p o r a t i on, t h e C LIE N T sha ll t r a ns f e r al l o f i t s r i g ht s a n d o b l i ga t i o n s u n d e r th i s Agr e e m e n t t o s uch s u b s i di a ry ; a nd (ii i ) t h e P a r t i e s s ha ll 19 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

execute (and the CLIENT shall procure execution by the subsidiary of) any documents necessary to give effect to such transfer.

31. GOVERNING LAW.

31.1 This Agreement and any dispute or claim (including non-contractual disputes or claims) shall be construed, governed, interpreted, and applied in accordance with the laws of the Abu Dhabi Global Market.

32. SEVERABILITY.

32.1 If any provision or part of a provision of this Agreement is declared invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability thereof will not affect the remaining part of that provision and all other provisions of this Agreement.

33. VARIATION

33.1 Subject to Clause 2.6, no variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

34. WAIVER.

34.1 Failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

34.2 A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.

35. SURVIVAL.

35.1 On termination or expiry of this Agreement, all existing WO shall continue unless expressly terminated as per the requirements of Clause 26.

35.2 Any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Agreement shall remain in full force and effect.

36. DISPUTE RESOLUTION.

36.1 In the event of any dispute or difference between the Parties arising out of or in connection with or relating to this Agreement or any WO (a "**Dispute**"), either Party shall give to the other written notice of the Dispute, setting out its nature and full particulars (a **"Dispute Notice"**), together with relevant supporting documents. On service of the Dispute Notice, the Parties' respective relationship managers shall attempt in good faith to resolve the Dispute.

36.2 If the Parties' relationship managers are not able to resolve the Dispute within ten (10) calendar days of receipt of the Dispute Notice, the Dispute shall be referred in writing to the Amir Heshmatpour of the CLIENT and the Chief Executive Officer of IROS. These representives shall, within ten (10) calendar days of the referral of the Dispute, hold a meeting (a "**Dispute Meeting**") either in person or virtually in an effort to resolve the Dispute.

36.3 Any Dispute which is not resolved within thirty (30) calendar days after the service of a Dispute Notice, whether or not a Dispute Meeting has been held, may be submitted by a Party to the courts of Abu Dhabi Global Market, in the Emirate of Abu Dhabi, UAE, which shall have exclusive jurisdiction to decide on any dispute arising our or in connection with this Agreement and any WO.

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E X E C U T I O N V E R S I O N e x ec ute ( a n d the C L I E N T sh a l l p r o c u r e e x e c u t i o n b y t he s u bsidi a r y o f ) a ny d o c u m e n t s n e c e ss a r y t o give e f f e c t t o s u c h tra n s f e r. 3 1 . GO V E R N I N G L A W . 3 1 . 1 T his Ag r e e m en t a nd a ny d i spute o r cl a i m ( i n c l u d i ng no n - c o n t r a c t u a l d i s p ut e s o r c la ims) s h a ll b e co n s tr ue d, g o v e r n e d, i nt e r p r e t e d, and a pp li ed i n ac c o r d a nc e w i t h t h e l a w s of t h e A b u D h a b i G loba l M a r ke t . 3 2 . S E V E R A B I L IT Y . 3 2 . 1 I f an y p r o v is ion or p a r t of a p r o v i sion of t h i s A g r ee m e nt i s d e c l a r e d in v a l i d, i l l e g a l , or un e nf or c e a b l e , t h e i nva li di t y , i l l ega l i t y, or u n e n f o r c e a b i li t y t he re o f w i ll n o t a f f ec t t h e r e m a i n in g pa rt of t ha t p ro v i s i on a nd a l l o t he r p r o v i s i o n s of t h i s A g r e e m e n t . 3 3 . V A R I A T IO N 3 3 . 1 S u bj e c t t o Cl a u s e 2.6 , no v ari a t i on o f t h i s A gr e e m e n t s ha ll b e e f f ec t i v e u n le ss i t i s i n w ri t ing a nd s i gned by t h e P a rt i e s ( o r t h e i r au t hor i s ed r epr e s e n t a t i ve s ) . 3 4 . W A I V E R . 3 4 . 1 F a i l ur e or de l a y by a P a r t y t o e xer c i s e a n y r i g h t or r e m e d y p r o v i d e d u n d e r t h i s Ag r ee m e n t o r by la w sh a l l n o t c o n s t it ut e a w a i v e r of t h at o r any o t h e r ri g h t or re m e d y , n o r s h a l l it p r e v e n t or r e s t r i c t a n y f u r t h e r exe r c i se o f t h at o r any o t he r r i g h t o r r e m e d y . 3 4 . 2 A w a i ve r o f a n y rig h t or r e m e d y unde r th i s A g r e e m e n t or by l a w i s o n l y e f f e c t i v e i f g i v e n i n wr it ing a n d s h a l l n o t b e d e e m e d a w a i ve r o f a n y s u b s e q uen t ri gh t o r r e m e d y . 3 5 . S U R V I V A L . 3 5 . 1 O n t e r m i na t i o n o r e x p i r y of t h i s A g r e e m e n t , all ex i s ti ng W O s h a ll c o n ti nu e un l e ss e x p r e s s l y t e r mi na t e d a s pe r t h e r e qui r e m en t s o f Cl a u s e 2 6 . 3 5 . 2 An y p r o v i s i on of t h i s A g re e m e n t t ha t exp r e s s l y o r by i m p li c a t i on i s i n t e n d e d t o c ome i n t o or c o n t i n u e in f o r c e on or af t e r t e r m i n ati on or e x p i r y o f t h i s A g r ee m en t s h all r e m a i n i n f u ll f o r c e a nd effe c t. 3 6 . D I S P U TE R E S O L U T I O N . 3 6 . 1 I n t h e e v en t of a n y d i s pu te or dif fer e n c e b e t w e e n t h e P ar tie s a r i s ing ou t o f or i n c o n n e c t i o n w i t h or r e l a t i n g t o t h i s A gre e m en t o r a ny W O ( a " D i s p ut e" ), e i t h e r P a rt y s h a l l g i v e t o t h e o t he r wr i t t e n n o tic e o f t h e D i s p u te, s et t ing o u t it s na t ur e and f u ll p a r t i cu l ar s ( a d o cu m e n t s. O n s e r v ic e o f t h e D i s p u t e No t i ce , t h e i n g o o d f ait h t o r e s o l v e t h e D i s pu t e . ), t oge t he r w i t h r el ev a n t s u p p o rtin g s h a l l a tte mp t 3 6 . 2 te n (10) c a l e n da r days of r ec ei p t of t h e D i s p u te N o t i c e , t h e D i s p u te s ha ll b e r e f e r re d i n w r i ti ng t o t h e A m i r H e s h m a t p our of t h e CL IE N T a n d t h e C h i e f Exe cuti v e O ffic e r of I R O S . T he s e r e p r e s e nt i ve s s h all, w i t h i n t e n ( 1 0 ) c a l en d a r d a y s o f t h e r e f e rr a l o f t h e D i s p u t e , ho l d a m e e t i n g ( a "D i s p ut e M e e t i n g ") e i t he r in pe r son o r v i r t ua l l y in an e f f o rt t o r e s o l v e t h e D i s p u t e . 3 6 . 3 An y D i s p u te wh ic h i s n o t r eso l ved w it h i n t h i r t y ( 3 0 ) c a l end a r d a ys a f t e r th e s e rv i c e o f a D i s p u te N o tic e , wh e t h e r or n o t a D i s p ut e M ee t i ng ha s be e n h e l d , m ay b e s u b mit t ed by a P a r t y t o th e c o u r t s o f Ab u D h a b i G l o ba l M a r ke t , i n t h e E mi rate of Ab u Dh a b i, U A E , wh ic h s h a l l hav e e x c l u s iv e j u r i s d i c t io n to d e cid e o n any d i sput e a r i s ing our or i n c on n ec t i on w i t h t h i s A g ree m en t and a ny W O . 20 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

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EXECUTION VERSION

37. ENTIRE AGREEMENT AND MODIFICATION.

37.1 This Agreement, together with the WO and COs, contains the entire understanding of the Parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), letters of intent, negotiations and discussions. Any modifications to the provisions herein must be in writing and signed by the Parties.

38. THIRD PARTY RIGHTS

38.1 Unless it expressly states otherwise, this agreement does not give rise to any rights (whether statutory or otherwise) to any third party who is not a party to this agreement to enforce any term of this agreement.

38.2 The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

39. COUNTERPARTS.

39.1 This Agreement, a WO and/or a CO may be executed in any number of counterparts each of which, when executed, shall constitute an original, but all the counterparts together shall constitute a single binding legal document. This Agreement may be executed through the use of an electronic signature. Transmission of the executed signature page of a counterpart of this Agreement by (a) fax or (b) email (in PDF, JPEG or other agreed format) to another Party shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

Signature Clause follows.

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E X E C U T I O N V E R S I O N 3 7 . E N T I R E A G R EE M E N T AN D M O D I F I C A TI O N . 3 7 . 1 T h i s A gre e m e nt , t o g e t h e r w i t h t h e W O and C Os , co n t ains t h e en ti r e u n de r s t a n d i ng of t h e P a rt i e s w i t h r e s p ect t o th e su b j ec t m a t t e r he r e i n, a n d s u p e r s ede s all p r ev i o u s a g r ee m e n t s ( o r a l a n d wr it t e n) , l e t t e r s of int e nt, n e g otia tions a n d d is c u s sion s . A ny m o di f ic a tions t o t h e pr o v i sio n s h e r e i n m u s t be i n wr i t i ng a nd s ig n e d by t h e P a rt i e s . 3 8 . TH I R D P A R T Y R IG H T S 3 8 . 1 U n le s s i t e x p r e s sly s tat e s ot h e rw i s e , this a gree m e nt d o e s n o t g i v e r is e t o a n y r ig h t s ( w h e t he r st a t utory or o t he r w i s e ) t o a ny t h i r d pa r ty w h o i s n o t a p a r t y to t h i s a gr e e m en t to e n f or c e a n y t e r m o f t h i s ag r e e m e n t . 3 8 . 2 T h e r i g h t s of t h e pa rtie s t o re s c ind or va r y t h i s a g r ee m en t a r e n o t su b je c t t o th e c o n s en t o f any o t he r p e r s on. 3 9 . C O UN T E R P A R T S. 3 9 . 1 T his A gre e m e n t, a W O a n d / o r a CO m a y be e x e c u t e d i n a n y n umbe r o f c o u nt er p a r ts ea c h o f w hi c h, w h e n execu t e d, s h all c o n s t i t u te an o ri gina l, b u t a ll t h e c o un t e r p art s t oge t he r s ha ll c on s t it u te a s i ng le b i n di n g le g a l d oc u m e n t . T h i s Agr ee m en t m a y b e e x e c u t ed th ro u gh t h e u s e of a n e l e c t r o n i c s i g na t u r e . T r an s m i s s i on o f t h e e x e c u te d s i g n a t u r e p a g e o f a c o u n t e r p a r t o f th i s A g r e e m e n t b y ( a ) f a x or ( b ) e m a il ( in PD F , JP E G or othe r ag r e ed f o r m at ) t o a noth e r P a r t y s h all t a k e e f f e c t a s d e l i v e r y o f a n e x e c u te d co u n te r p a rt of t h i s A gr e e m e n t . I f e i t h e r m e t h o d of d eli ve r y i s a d o p t e d , w i thou t pr ej u di c e t o t h e va l i d i t y of t h e Agr e e m e n t t h u s m a d e , ea ch P a r t y s h a l l p r ovid e t h e o t h e r s w i t h t h e or i g i n a l of s u c h c o u n t e r p art a s s o on a s rea s o n a b l y p o s s i b l e t he r ea f te r . N o coun t e r par t s ha l l b e e f f e c ti v e u n t i l ea c h P a r t y h a s e x e c u te d and d e l i ve re d a t l ea s t o n e c o u n te rpart . S i g n a t u r e C l a u s e f o llo w s. 21 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

IN WITNESS WHEREOF, DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED AND DELIVERED THIS AGREEMENT, IN DUPLICATE, AS OF THE EFFECTIVE DATE.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

NEONC TECHNOLOGIES HOLDINGS, INC.

By: Signed by: Amir F. Heshmatpour C4D0CD0700E2404...

Name: Amir F. Heshmatpour

Title: Executive Chairman & President

Date: 3 October 2025

INSIGHTS PHARMACEUTICAL RESEARCH LLC

By: DocuSigned by: Islam Eltantawy 0465BDCBF2BE4AF...

Name: Islam Eltantaway

Title: General Manager, IROS

Date: 4 October 2025

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E X E C U T I O N V E R S I O N I N W I T N E SS WH E R E OF , D U L Y A U T H OR I Z E D R E P R E S E N T A T I V E S O F TH E P A R T I E S H A V E E X E C U TE D A N D D E LI V E R E D T H I S A G R E E M E N T , I N D U PL I C A T E , A S O F T H E EF F E C TI V E D A T E . A CK N O W LE D G E D , A C C EP T E D A N D A G R E E D T O : N E O N C TE CH N O L OG I E S H O L D I N G S , I N C . I N S I G H T S P H A R M A C E U T I C A L R E S E A R CH L L C By: B y: N a m e : T i t l e : T i t l e : D a t e : D a te : 3 October 2025 22 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G 4 October 2025

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

Defined Terms

Affiliate means any person directly Controlling, Controlled by or under direct or indirect Control with such Party;

Affiliate of IROS means Mubadala Investment Company PJSC and Group 42 Holding Ltd and each of their Controlled entities, provided that for all purposes hereof, Mubadala Capital LLC, Abu Dhabi Investment Council PJSC or any third party capital management funds and their respective directly and indirectly Controlled subsidiaries, accounts, collective investment funds, investment holding companies or other similar entities Controlled, managed or advised by any of them shall not be deemed to be an Affiliate of IROS;

Agreement means this agreement;

Anonymized Data means any data that has been irreversibly anonymized to exclude identifying information related to a natural person and any other information that constitutes Personal Data, which will be provided by IROS to CLIENT in relation to a Study subject;

Applicable Laws means any supra-national, federal, national, state, municipal or local statute, law, ordinance, regulation, rule, code, order or any other order or judgment issued, promulgated by any Governmental Entity or any rule or requirement of any national securities exchange, as any of the foregoing may be amended from time to time and which are applicable to a Party or to the subject matter of this Agreement, including Privacy Laws and Good Clinical Practices;

Background IP means in relation to a Party, any Intellectual Property, know-how, information and materials (i) owned by or licensed to that Party or its Affiliates, prior to the commencement of the Agreement or a WO (ii) created during the term of the Agreement or WO but outside the scope of its activities under the Study, and which are used by such Party in relation to the Study or the Services or are otherwise made available to the other Party in connection with the Study or Services. It includes any improvements thereto, without using or referencing any of the other Party's Intellectual Property;

CLIENT Indemnified Party has the meaning given to it in Clause 22;

Clinical Trial Agreement shall mean the contractual agreement that has been or will be entered into by CLIENT and IROS with an Institution for the conduct of a Study by that Institution;

CO has the meaning given to it in Clause 2.6;

Confidential Information means all such information disclosed pursuant to this Agreement and/or a WO, whether furnished before or after the date hereof, whether oral or written, including the terms of this Agreement. Confidential Information may include, but not be limited to, financial information, know-how, trade secrets, research achievements, production methods, techniques, quality control, testing methods, software, chart, programming specifications, development processes, steps, ideas, intellectual property (whether or not registered or patented), business plans, customer lists (potential or existing), and other information related to customers, marketing strategies, the test vaccines, and other business information that are disclosed by either Party (or its Affiliates) for use in or in connection with the Agreement and/or the Studies. Confidential Information does not include any information which the receiving Party can reasonably demonstrate that (i) was lawfully known to the receiving Party prior to receiving the same without restriction as to use or disclosure;(ii) is or becomes generally available to the public (through no breach of this Agreement); (iii) was obtained by the receiving Party from a third party free of any obligation of confidentiality at the time of disclosure; (iv) is required to be disclosed by law or regulation;

Contract Particulars means the Contract Particulars set out in the front-end of the Agreement;

Control means the power to direct the management and policies of a person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise;

CRO has the meaning given in the Recitals;

23

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E X E C U T I O N V E R S I O N S C HE D U LE 1 D E F INI T I O N S A N D I N TE R P R E T A T I O N D ef i n e d T e r m s Aff i l i a t e m ea ns a ny p e r son di re c t l y C o nt r o l ling, C on t r o l l e d by or und e r d i r ec t o r i n di rec t C o nt r ol w i t h s u c h P ar ty ; A ff i l i a t e o f I R O S m eans M u b ada la I n v e s t m e n t Co m p a ny P JSC and G r oup 42 H o l d i ng Lt d a n d ea c h o f t he i r Con t r ol l e d e nti t i es, p r o v i d e d t h at f o r all p u r pos e s h e r e of , M u b a d a la Ca pital L L C , A b u Dh ab i I n v e stm e nt C o un c i l PJ S C or a n y t h ir d par t y c ap i t a l m ana g e m e n t f u n d s and t he i r re s pec t i v e d i r e ct l y a n d i n d i r e c t l y C o n t r o lle d s u b s i di a r ie s, a cco u n t s, col l e cti v e i n v e s t m en t f u n ds, i n ve s tm e n t h o l d i n g c o m p a n i e s or o t he r s im i l a r e n t i t i e s Con t r o l l e d , m a n a g e d or a d v i s e d by a ny o f th e m s h a ll n ot b e d ee m e d to b e a n A f f i l i at e of I R O S ; Ag r ee m e n t m eans t h i s a gr e e m ent ; A n o n y m i ze d D a t a m eans a n y dat a t h at h a s been i r r eve r s i b l y an o n ym i zed t o e x c l u d e i den t i f y i ng inf o r m a t i on r e lat ed t o a n a t u r al p er s o n a nd a n y o t he r i nf o r m ati on t h a t c o n s t it u te s P e r s o na l D a t a , w h i c h w ill b e p r o v i d e d b y I R O S to C L I E N T i n re l at i o n t o a S t u dy s ubj e ct ; A p p l i c a b le L a ws m eans any s u p r a - na ti ona l, f e der a l , na t i ona l, s tat e , m u n ici pa l o r l oca l s t a t u t e , la w , o r d i nance , r eg u l a t ion, r u l e , c o d e , orde r o r any o t h e r o rd e r o r j udg m e n t i s sue d , p r o m u l ga te d b y a ny G o v e rn m e n t a l En t i t y or any ru le or r equi r e m en t of a ny na ti ona l s e c u ri t i e s excha n g e , a s a n y o f t h e f o r e g o in g m a y b e a m en d e d f ro m t ime t o t i me and w h ic h a r e a p p l ic a b l e to a P ar t y or t o t h e sub je c t m atte r o f th i s Ag re e m e n t , in c l u d i n g P r i va c y La w s a n d Go od C l i n ical P ra c t ic e s ; B a c k g r o un d I P m eans i n r el a t i on t o a P a r t y , any In telle c t u a l P r o p e r t y, k n o w - h ow , i n f o r m ati on a n d m at e rial s (i ) o w ned b y o r lic en s e d t o t h at P a r t y o r i t s Af f i liat e s , p r i o r t o t h e c o m m enc e m e n t o f t h e A g r e e m e n t o r a W O (i i ) c r ea t ed d ur i n g t h e te r m o f t h e A g r e e m en t or W O b u t o u t s i d e t h e s c o p e of i t s a c t iv i t i e s u n d e r t h e S t u d y , a nd w h ic h a r e u s ed by s u c h P a rt y i n r e lati on to t h e S t u dy or t h e S e r v i c e s or ar e o t he r w i se m ad e a v a i l a b le t o t h e o t h e r P art y i n c o n n e c tio n w i t h t h e S t udy or S e r v ic e s . I t i n cl u d e s a n y i m p r ove m e n t s t he r e t o, w i thou t u s i ng or re fer enc i ng a n y ; C L IE N T I n d e m n if i e d P a r t y ha s t h e m e a n i n g g i ven t o i t i n C l a u s e 2 2 ; C li n i c a l T r i a l A g r e e m e n t s h all m e an t h e c o n t r a c t ua l a gr e e m e n t t ha t h a s b e en or w ill b e e n t e r ed i n t o b y C LI EN T and I R O S w i th a n I n s t i t u t ion f o r t h e con d uc t o f a S t udy by t h at I n s t it ut i o n ; C O ha s t h e m e a n i ng g i v e n t o i t i n C l a u se 2 . 6 ; C o n f i d e n t i a l I n f o r m a t i o n m e ans a l l s u c h in f orm a t i o n di s c l os e d pu r s ua n t t o t h i s A g r ee m en t an d / o r a W O , w he t he r f u r n i s h e d b e f o r e o r a fte r t h e d a t e h e r e of , w he t he r or al o r w r i t t e n , i nc l u d i ng t h e ter ms of t h i s Agr e e m en t . Co n fi dent i a l I n f o r m ati on m a y i n cl u de , bu t no t b e l i mi t ed t o, fi na n ci a l i n fo r m a t i on, kno w - h ow , tra d e s e c r et s, r e s e a rch ach i eve m e n t s , pr o duc t i o n m e th o ds, te c h n i q u e s , q ua l i t y c ont r o l, t e s t i ng m e t h o d s, s o ft w a r e , c ha rt, p r o g ra mm i n g spec ific a t i o ns, d eve l o pm en t p r o c e s s e s , s t e p s , i de a s, i nt e l le c t u a l p r o p e rt y (w he t h e r o r n o t re g i s t e r e d or p a t e n t e d ), b u s i ne s s p l an s , c u s t om e r l i s t s (p o t en t i a l o r e x i s t in g ), and o t he r i nfo r m a t i o n re l a ted to c u s t o m e r s , m a r k e t ing s trat eg i e s, th e te s t vac ci ne s , a n d o t h e r bu s i ne ss i n f o r m a t i on t h a t a r e d i s cl o s e d b y e i t h e r P art y ( or i t s A ff i l i a t e s ) fo r u s e i n o r i n c onnec t i on w it h t h e A g r ee m e n t a n d/or t h e S t u di e s . Conf i d e n t i a l I n f o r m a t i on doe s n o t i nc l u d e any inf or m a t i o n wh i c h t h e r e ce i v ing P a r t y can rea sona b l y d e m o n s trate t h at (i ) w a s l a w f u ll y k n o w n t o t h e r ec ei v i n g P a rt y p r ior t o r ec e i ving t h e s ame w i t h o u t r e s t ricti on a s t o u se o r d i s c l o s ure ; (ii ) i s or be c o m e s ge n eral l y ava i l a b l e t o t h e p u b lic ( t h r o u g h n o b re a ch o f t h i s A g r e e m e n t ) ; ( i i i ) w a s o b t a i ned by th e rec e i v i ng P ar t y f r o m a t h i rd p a r t y fr e e of any o b l i g at i on o f c o n f i den tial i t y a t t h e t im e of di s cl o su r e ; ( i v) i s re q u ire d t o b e di s c l os e d b y la w or r e gu l a t i o n ; C o n t r a c t P a r t i c u l a r s m eans t h e C o n t ra ct P a r t i c u l a r s s e t ou t i n t h e f ron t - e n d of t h e A g r e e m e n t ; C o n t r o l m eans t h e p o w e r t o d i re ct t h e m a n a g e m e n t a n d po li c i e s o f a per s o n, d i re c t l y or i n d i re c tl y, wh et h e r t h r ough o w ne r s h i p o f v o t i ng s ecu ri t i e s, by c o n tra c t o r o t h e r w i s e ; C R O ha s t h e m e a n i n g g i ven i n th e R e ci t a l s ; 23 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho g a n Lov e l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

Effective Date means the date set out in the last signature in respect of this Agreement is received;

Extended Term has the meaning given to it in Clause 24;

Force Majeure means any external event beyond the control of a Party, including but not limited to, flood, drought, earthquake or other natural disaster; terrorist attack, civil war, civil commotion, pandemic or epidemic, or riots, war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations; or any law or any action taken by a Governmental Entity, including without limitation imposing an export or import restriction, quota or prohibition, which are not reasonably foreseeable;

Generated Data means all data related to or arising out of the conduct of each Study, including results, conclusions, discoveries, details, summaries or copies of information, materials, and documentation but excluding any IROS Background IP;

Good Clinical Practices means current good clinical practices guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Topic E6: Guidelines on Good Clinical Practice, together with such other Good Clinical Practice requirements as may apply within the Territory or such other territory where a Study is being conducted, the 'Ethical principles for medical research involving human subjects' 2008 set forth in the Helsinki Declaration of the World Medical Congress, and all important guiding principles related to drugs and clinical trials that take effect immediately;

Governmental Entity means any court, administrative body, local authority or other governmental or quasi-governmental entity with competent jurisdiction, any supra-national, national, federal, state, municipal, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self-regulated entity, private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or other governmental entity, including any relevant Regulatory Authority;

Initial Term has the meaning given to it in in the Contract Particulars;

Intellectual Property means patents, utility models, rights to inventions, copyright and neighboring and related rights, trade marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, any rights and all similar or equivalent rights or forms of protection that subsist or will subsist now or in the future in any part of the world;

Intellectual Property Rights means rights subsisting in the Intellectual Property;

Institution means any institution appointed by CLIENT to design and conduct a Study at a Study site;

Investigators means the individual(s) appointed by the Institution and is responsible for the conduct of a Study at the Institution's Sites

IROS Personnel has the meaning given to it in Clause 3;

Losses means, collectively, all losses, damages, liabilities, reasonable attorney fees, court costs, and expenses;

Personal Data means mean any information relating to an identified or identifiable natural person and any other information that constitutes personally identifiable information under any Privacy Laws. This will include subject's full name, contact details, ID number (and other acceptable official identification), age, identification number, and protected health information;

Privacy Laws means all Applicable Laws relating to privacy and Personal Data protection in the UAE, including Federal Law by Decree No. 45 of 2021 on the Protection of Personal Data and the Executive Regulations relating to it, Federal Law No. 2 of 2019 on the Use of the Information and Communication Technology in Health Fields and Cabinet Decision No. 32/2020 on the Implementing Regulation of Federal Law No. 2 of 2019 and Ministerial Resolution No. (51) of 2021 on Cases where Health Data and Information may be stored or transferred outside the State, as amended from time to time, and any other relevant jurisdiction, including those relating specifically to subject information and consent;

24

IROS/MSA/001070/251003 Hogan Lovells

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KGG

E X E C U T I O N V E R S I O N E ff ec t i ve D a t e m e a ns the d a t e s e t o ut in the la s t sig n a tu r e in r e s p ect o f t his A gr e e m e n t i s r ec ei v e d ; E x t e n d e d T e r m ha s t h e m e a n i n g giv e n t o it i n C l au s e 2 4 ; F o r c e Ma j e u r e m eans a n y e xt e rna l e v e n t beyond t h e c o n t ro l of a P a r t y , i nc l u d i n g b u t n o t lim i t ed to, f lo o d, d r oug h t , e a r t hqua k e or o t h e r n a t u r al di s a s t e r ; t e r ro ri s t a t t a c k, c i v il w a r, c i v il co m m o t i o n , p a n de mic o r e p i d e m i c , or r i o t s , w ar , a r m e d c on f l i c t , i m p osit i o n of s an c t i o n s , e m b ar g o , o r b r e ak i n g o f f of di plom at i c r e l a t i o n s ; or a n y l a w or any a c t ion ta k e n by a G o v e r n m e n t a l E n ti t y , i nc l u d i ng w it ho u t l i m itati on im p o s i ng a n e x p o rt o r i m po rt r e s tricti o n , q u o ta or pr o h i b i ti o n , w h i ch a r e n o t r ea s o n a b l y fo r e s e ea b le ; G e n e r a t e d D a t a m eans all d a t a r e lat ed t o o r a r i s ing ou t o f t h e c o ndu ct of e a c h S t u d y , inc l uding r e s u l t s, c o n cl u s i o n s , dis c o v e r ie s , d e ta i l s , summa r i e s or co p i e s o f i n f o r m a t i o n, m at e r i a l s , a nd d o c um e nt a t i o n b ut e x c l u d i n g a ny I R O S B ac k g r o und I P ; G o o d C l i n i c a l P r a c t ice s m e a n s curr e n t g o o d c l in i c a l pr a c tic e s g u i de l i n e s of t h e In t e r na t i o na l C on f e r e n c e o n H armoniz a t i on of Tec h n i ca l R e q ui r e m e nts for Re g is t r a tion of P h ar m a c euti c als f or H u m a n U se To p ic E 6 : Gu i de l i ne s o n G o od Cli n ic a l P rac t ic e, toge t he r w i t h s u c h o th e r G o o d C l i n i c a l P r a c t i c e req u i r e m e n t s a s m ay ap p ly w it h i n t h e Te rri t o ry or such o t he r te r ri t o r y wh e r e a S tudy i s b e i n g c o n duct e d, 2 0 0 8 s e t f o r th in th e H el s i n k i D e c l a r ati on of t h e Wo rl d M e d ic a l C o n g r e s s, a n d a l l i mp o r t a n t g u id i ng pr i nc i p le s r e lat ed to d r ugs a n d cli ni cal t r i a l s t h at t a k e e f fe ct im m ed i a t e l y ; G o v e r n m e n t a l E nt i t y m eans a n y co u rt, a dm i n i s tr at i v e bod y , l oca l a u t ho r i ty or o t h e r g o ve r n m e nt a l o r q u a s i - g o ve r n m en t a l en tit y w i t h c o m p e t en t j u ri sd i c t i o n , a n y s u p r a - na ti onal , n ati o n a l, fe de r a l, s t a te, m u n ici pa l, p r ovin c i a l or l oc al g o ve r n m en t a l , re g u l a t o r y o r a d mi ni s t r a t iv e a u t ho r it y, a g enc y, c ommi s s i o n , c o u r t , t r i b una l, a rb i tr a l b o d y, s el f - r e g u l a ted e n t i t y, p r i v a te b o d y e x e r ci s i ng any r e g u l a t o r y , t ax i ng, i m p or t i ng or o t he r g o v er n m en t a l or q u a s i - g o ve r n m en t a l au th or it y or oth e r g o v e r n m e n t al e n t i t y, i nc lu d i ng any r el eva n t Reg u l a to r y A u t h o r i t y ; I n i t i a l T e r m ha s t h e m e a n i n g g i ven t o it i n in t h e C o n tra c t P ar tic u l a r s ; I n t ell e c t u a l P r o p e r t y m eans pa t e n t s , u ti l i t y mo de l s , r i g h t s t o i n v en ti ons, c o p y ri g h t a nd n ei g h b or i ng and r e lat ed r ig h t s , t r a d e m a r ks, bu s i n e s s n a m e s a nd do m a in n a m e s, r i g h t s i n g e t - up a n d t r ad e dr e s s , good w i l l a n d t h e r i g h t t o s u e for p a ss i n g o f f , r i g h t s i n de s i g n s , ri ght s i n c o mp u t e r s o f t w a r e, d a t a b a s e r ig h t s , r i g h t s t o u s e , a n d p r o t ec t t h e co n f iden tiali t y of, c o n fi den t i a l i n fo r m a t ion (i nc lu d i ng k no w - h ow and t r ad e s ec ret s ) , and a l l ot h e r i n t e l l ec t u al p r o p e r t y ri g h t s , i n e a c h c a se w h e t h e r r e g i s t e r ed o r u n r e g i s t ered a n d i nc l u d i ng all ap p l i ca t i o n s a n d r i g h t s t o a p p l y f o r a nd b e g r an te d, re ne w al s o r ex te n s io n s o f, and r i g h t s t o c la im p ri or it y f r o m , a ny r i g h t s a n d a ll s i m i l a r o r eq u i v al en t rig h t s o r for m s o f p r o t e ct i on th at s u b s i s t o r w ill s u bs i s t now o r i n t h e f u t ur e i n a n y pa rt of t h e wor l d ; I n t ell e c t u a l P r o p e r t y R i g ht s m eans r ig h t s s u b s i s t i n g i n t h e I n t e l l e c t ua l P r o p e rt y ; I n s t i t u t i o n m eans any i n s t i t u t i on a p p o i n te d by C L I E N T t o de s i gn a n d c o n d u ct a S t u dy a t a S t u d y s i t e ; I n v e s t i g a t o r s m eans t h e i ndiv i d ua l( s) ap p o i nted by t h e I n s t i t u t i on a n d i s re s p o ns i b le f or th e co n d u c t o f a S t u d y a t S i t e s I R O S P e r s o n n el ha s t h e m e a n i n g g i ven t o it i n C l a u se 3 ; L o s s e s m ean s , c o l le c t iv e l y, a l l l o s s e s , d a m a g e s, lia b i li t i e s, r ea s o nabl e a tt o r n e y fe e s, c o ur t c o s t s , and e x pen s e s ; P e r s o n a l D a ta m eans m e an a n y i n fo r m a t i on r e la t i ng t o a n i d e n t i fi ed or i d e n t ifia b le na t u ral per s o n a n d any o t he r i n fo r m a t i on t h a t c ons tit ut e s pe r s o nal l y i d e n t i fi ab le i nfo r m a t i o n u n de r a ny P ri v a c y L a ws . T h i s w i l l i nc l u d e n um ber , and pr o t e c t e d h ea l t h i nfo r m a t i o n ; P r i v a c y L a w s m eans a l l A p p li cab le La w s r el a t ing t o p r i va c y and P e r s o na l D a t a prot e c tio n i n t h e UA E , i nc l u d i n g F e d e r al L a w by D e c r e e N o . 45 of 2 0 2 1 on t h e P ro te c t i o n o f P e r s o na l D a ta a n d t h e E x e c u t i v e R eg u l a t i o ns r e lati ng t o i t, F e d e r al L a w N o . 2 of 2019 o n t h e U se o f t h e I n f or m a t i on a n d C o m m u n ic a ti on Tec h no l o g y i n H e a lt h F iel ds and Ca b i n et D ec i s i o n No . 3 2 / 2 0 20 on t h e I m p l e m e n t i ng Re g u lati on of F e d e r a l L a w N o . 2 of 20 1 9 and M i n i s t e r i a l R e s o l u t ion N o . ( 5 1 ) o f 2 0 2 1 on C a s e s w he r e H ea l t h D a t a and I nfo r m a t i o n m a y b e s t or ed or t r a n s f err e d o u t s i d e t h e S t a t e , a s a m e n ded fr o m t i me t o t i m e , and any o t h e r r e l e van t j ur i s d icti o n , i n cl u d i ng th o se r el a t ing s p e c ific a l l y t o s u b ject i nf or m a t i o n a n d co n s e nt ; 24 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

Protocol means any Study protocol attached to the relevant WO;

Records means data records pertaining to the Services performed;

Regulatory Authority means any international, national, or other governmental, regulatory, or administrative authority, or other body competent to grant approvals, registrations, or other consents for the conduct of clinical trials or for the manufacture, importation and distribution of investigational medicinal products;

Research IP has the meaning given in Clause 19.3;

Services has the meaning given to it in Clause 2.5;

Site means any Institution's site where the Study is being conducted;

Study has the meaning given to it in the Recitals;

Study Drug means CLIENT's (or such other pharmaceutical sponsor who is authorizing CLIENT) pharmaceutical form of an active ingredient or placebo or comparator product being tested or used as a reference in a Study as set out in a Protocol;

Study Supplies has the meaning given to it in Clause 6.2.1;

Subcontractor has the meaning given to it in Clause 29;

Territory has the meaning given to it in the Contract Particulars;

UAE means the United Arab Emirates;

UAE Civil Code: means Federal Law No. (5) of 1985 on the Civil Transactions Law of the U.A.E.

VAT means the value-added tax as applied in the UAE; and

WO has the meaning given to it in Clause 2.2.

Interpretation

1. Any ambiguities in the terms of this Agreement will not be presumptively construed for or against either party.

2. Headings are for convenience only.

3. The schedules and exhibits form part of this Agreement. Any reference to this Agreement includes the schedules, exhibits and executed WOs and COs.

4. As used in this Agreement, "including" means "including without limitation".

5. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

6. Unless expressly provided otherwise in this Agreement, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

25

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N P r o t o c o l m ea ns a ny St u d y p ro to co l a t t ac h e d to t h e r e l e v a n t W O ; R eco r d s m eans da ta r ec o r ds p e r t a i ning t o t h e S e rv i ce s p e r f o r m e d ; R e g u l at o r y A u t h o r i t y m ea n s a n y i n t e r na ti ona l, na t i o na l , o r o t h e r g o v er nm e n tal, reg u l a tor y, or a d m in i s t r a t i v e au t h or i t y , or ot h e r b ody c o m p e t e n t t o g r a n t a p pro v al s , r e g i s t r a t io n s , or o t h e r c o n s en t s f or t h e co n d u ct of cli n i c al t r i a l s or f o r t h e m a nu f ac t u r e , i m p o r t a t ion a nd d i s t rib u t ion of i n v e s t i g a t i o n al m e d ic i n a l p r odu c t s ; R e s e a r c h I P ha s t h e m e a n i n g g i ven i n C l a u s e 1 9 .3 ; S e r v i c e s ha s t h e m e a n i n g g i v e n t o i t i n C l a u s e 2.5 ; Si t e m ea ns a ny I n s t i t utio n ' s si t e w h e re t h e S t u d y is b e i n g c ond u c t e d ; S t u d y ha s t h e m e a n i n g g i ven t o i t i n t h e R ec i t a l s ; S t u d y D r u g m ea ns CL I E N T ( o r s u c h oth e r ph a r m a c eutic a l s p onsor w h o i s au t ho r i zi ng C L I E N T ) ph a r m ac e u t i ca l f o r m of an ac t i v e i n g r ed i en t or p l acebo or c o m p a ra t or p ro d u c t be i ng t e s te d or u s ed a s a r e f e r e n c e i n a S t u d y a s s e t o u t in a P ro t o c ol ; S t u d y S u p p l i e s ha s t h e m e a n i n g giv e n t o it i n C l au s e 6.2 . 1 ; S u b co nt r a c t o r ha s t h e m e a n i n g g i v e n t o i t i n C l a u s e 2 9 ; T e rr i t o r y ha s t h e m e a n i ng g i v e n t o i t i n t h e C o n tr ac t P a rtic u la r s ; U A E m eans t h e U n ite d Ar a b E m ir a t e s ; U A E C i v il C o d e : m eans F e d e r a l L a w N o. (5) o f 1985 on t h e Ci v il T r a n s ac t i o n s L a w of t h e U. A . E . V A T m eans t h e v a l u e - ad d e d t ax a s ap p l i ed i n t h e U A E; a nd W O ha s t h e m e a n i n g g i ven t o it i n C l a u s e 2.2. I n t e r p r e t a t io n 1. An y a m b i g u i t i e s i n t h e t e r m s o f t h i s A g r ee m e n t w i ll no t b e pre s u m p t i v el y c o ns tr ued for or a g a i n s t e i t h e r p a rt y . 2. H e adin g s a r e for conv e ni e nc e o n l y . 3. Th e s ched u l e s and e x h i b it s f o r m p a r t of t h i s A g r ee m en t. A ny r e f e re n c e to t h i s A g r ee m e n t i n cl u de s t h e s che d ul e s , e x h i bi t s a nd e x e c u te d W O s and C O s . 4. A s u s ed i n t h i s Ag re e m e n t i ng i ng w i t h o u t l im i t a t i o n . 5. Un le ss t h e c o n t ex t o t he r w i se r e q ui r e s , w or d s i n t h e s in g u la r s ha l l i nc l u d e t h e p l ur al and i n t h e p l u r a l s h a ll i nc l u d e t h e s i n g u l a r. 6. Un le ss ex p re ss ly p r ov i ded o the r w i s e i n t h i s A g r e e m e n t , a r e f e re n c e t o l e gi s l a t i on o r a leg i s lati v e p r o v i s i on i s a r e f e r e n c e t o i t a s a m e n d e d, e x t e n d e d or r e - enac t e d f ro m time t o t i m e . 25 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

SCHEDULE 2

FORM OF WORK ORDER

To be attached in a separate cover:

Work%20Order%20
Template%20(Spons

26

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N S C HE D U LE 2 F O R M OF W O R K O R D ER T o be a tt a c h e d i n a s e p a r a t e c o v e r : 26 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

SCHEDULE 2

FORMAT OF WORK ORDER

This Work Order No. [1] (**WO**") is made and entered into as of the Commencement Date set out in the Key Commercials below by and between:

1) [TO BE COMPLETED] ("**CLIENT**"); and

2) **INSIGHTS PHARMACEUTICAL RESEARCH LLC** ("**IROS**"),

pursuant to the Master Services Agreement dated (hereinafter, the "**Agreement**") entered into between CLIENT and IROS.

This WO specifies the services to be provided by IROS in the Territory in connection with the Study (the **"Services"**) and the details for the following:

a) Protocol (**Exhibit A**):
b) Scope of Work (**Exhibit B**)(;
c) Project Schedule (**Exhibit C**);
d) Project Budget (**Exhibit D**); and
e) Payment Schedule (**Exhibit E**); and
f) Clinical Trial Agreement template (**Exhibit F**).

The Parties hereby agree that IROS shall perform the Services in the Territory and CLIENT shall pay for such Services, all in accordance with the provisions of the Agreement and the terms of this WO.

1. KEY COMMERCIALS

ITEM	DETAILS
Commencement Date	[*Date of last signature of this WO, provided both Parties sign / or a specified date if applicable*]
Term	Commencement Date until satisfactory completion of the Services, unless this WO is terminated earlier in accordance with the terms of Agreement.
Project Representative Manager	**For Client:** **Name:** [*Insert*] **Position**: [*Insert*] **Address**: [*Insert*] **Telephone**: [*Insert*] **Email**: [*Insert*] **For IROS:** **Name:** [Islam ElTantawy] **Position**: [*Insert*] **Address**: [*Insert*] **Telephone**: [+971545353551] **Email**: [islam.eltantawy@Service Provider.ai]
Sponsor	[*Insert details of Sponsor*]
Study Title	[*insert*]
Protocol Number	[*insert]*
Study Drugs	[*insert*]
Any Required Equipment	[*insert*]
Study Assumptions	The key Study assumptions on which this WO has been agreed are and in accordance with which the Services shall be provided are: • **Number of Sites will be:** [*insert*] • **Recruitment Rate assumptions:** [*insert*] • **Minimum / Maximum Trial Subjects To Be Enrolled:** [*insert*]

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S C H E D U L E 2 F O R M A T O F W O R K O R D ER T h i s W or k O rd e r N o . [ 1] ( W O C omm e r cia l s b e l ow b y a n d b et w ee n : t h e C o m m e n ce m e n t D a t e s e t o u t i n t h e K e y 1 ) [ T O B E CO M PLETE D ] C L I E N T ; a n d 2 ) I N S IGH T S P H A R M A C E U T I C A L R E S E A R C H LL C I R O S , p u r s u a n t t o t h e Ma s t e r S e r v ic e s A g re e m e n t d a t e d Ag r e e m e nt b et w ee n C L I ENT a n d IR O S . T h i s W O s p ec i f i e s t h e s e r v i ce s t o b e p r o v i d e d b y I RO S i n t h e T e rr i t o r y i n c o n n ec t i o n w i th t h e St ud y (t h e S e r v ice s ) a n d t h e d eta i l s f o r the fo ll o w in g : a) P r o t o c o l ( E x h i b i t A ) : b) S c o p e o f W o r k ( E x h i b i t B ) ( ; c) P r o je c t S c h e du l e ( E x h i b i t C ) ; d) P r o je c t B u dg e t ( E x h i b i t D ) ; a nd e) P a y m e n t S c h e d u l e ( E x h i b i t E ); a nd f) Cl i n i ca l T r ia l A gr ee m e n t te m p l at e ( E x h i b i t F ) . T h e P a r t i e s h e r e b y a g re e t h a t I RO S sh a ll p e r f o r m the S e rv i ce s i n t h e T e rr i t o r y a n d C L I E N T s h a l l p a y f o r s u c h S e r v i ce s, a l l i n acc or d a n c e w i t h t h e p r o vis i ons o f t he A gr e e m e n t a n d t h e te r ms o f t h i s WO. 1 . K E Y C O M M E R C I AL S I TE M D E T A I L S C o m m e n ce m e nt D a t e [ D a t e o f l a st s i g n a t u r e o f t h i s W O , p r o v i d e d b o t h P a r tie s s i g n / o r a s p eci f i e d d a t e i f a p p l ic a b l e ] T e r m C omm e n c e m e n t D a te u n t i l s at i s f a c t or y c o m p l e ti o n o f t h e Ser v i ce s , u n le ss t h i s W O i s t e rm i n at e d ea r l i e r i n ac c o r d a n c e w it h t he t e r ms of Ag r ee m e n t . P r o j ec t R e p r e s e n t at i v e M a n a g e r F o r C l i e n t : N a m e : [ In s e r t ] P o s i t i o n : [ In s e r t ] A dd r e ss: [ In s e r t ] T el e p h o n e : [ In s e r t ] E m a i l : [ In s e r t ] F o r I RO S : N a m e : [ I s la m E l T a nt a wy] P o s i t i o n : [ In s e r t ] A dd r e ss: [ In s e r t ] T el e p h o n e : [+ 97 1 5 45 3 5 3 5 5 1 ] E m a i l : [ is l am . e lta n ta wy @Se r vi c e P ro v i d e r . a i ] S p o n s o r [ In s e r t d e t a i l s o f S p o nso r ] S t ud y T i t l e [ i n s e r t ] P r o t o c o l N u m b e r [ i n s e r t ] S t ud y D r u g s [ i n s e r t ] A n y R e q u i r e d E q u i p m e n t [ i n s e r t ] S t ud y A s s u m p t i o n s T h e k e y S t u d y a ss um p t i o n s on w h ic h t h i s W O h a s b ee n a g r ee d a r e a n d i n acc ord a n c e with w h ic h the S e r v ic e s s h al l b e p r ov i d e d a r e : N u m b e r o f S i t e s wi l l b e : [ i n s e r t ] R e c r u i t m e nt R a t e a ss u m p t i o n s : [ i n s e r t ] M i n i m um / M a x i m um T r i a l S u b j ec t s T o B e En r o l l e d : [ i n s e r t ] \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

ITEM	DETAILS
	• **Site Management Assumptions:** [*insert*] • [***insert other categories of applicable assumptions***]
Territory	UAE
Scope of Work	• IROS shall provide the Services in the Territory in accordance with the Scope of Work set out in *Table 1: Scope of Work* in Exhibit B. • IROS shall deliver the Services as per the agreed timelines set out in the Project Schedule attached hereto as Exhibit C. The Parties however understand and agree that this timeline is dependent on timely approval of key Study documents and activities by third parties, including Regulatory Authorities, IRB and IEC and may need to be automatically extended in accordance with Clause 7 of the Agreement or amended by formal CO.
Application of IROS' SOPs	IROS' standard operating procedures will be used in performance of the Services to the extent appropriate, unless otherwise set out in the corresponding Protocol.
Clinical Trial Agreement	• IROS, CLIENT and Institution shall enter into a tri-partite clinical trial agreement; and • IROS' Clinical Trial Agreement template will be used for contracting with Institutions.
Additional Services	Should IROS be requested by CLIENT to perform additional services which are not included in the scope of this WO, these services shall be provided by IROS for an additional Services Fee to the Services Fees set out in the Project Budget, which fees shall be mutually agreed in writing in advance of the commencement of the additional services. CLIENT shall be responsible for the cost of all Pass-Through Costs relating to these additional services.
Payment of fees, costs and expenses incurred by Institutions	The Parties acknowledge and agree that it is CLIENT`s responsibility as the sponsor of the Study to remunerate any Institutions in the Territory participating in the Study and that the CLIENT will be responsible for the direct payment to Institutions of any fees, expenses or costs incurred by Institutions in relation to the Study.

2. DEFINITIONS AND INTERPRETTION

2.1 Capitalized terms are as defined in the Agreement, unless otherwise defined in this WO. The following words shall have the following meanings for the purposes of this WO:

Defined Term	Meaning
Charges	The Service Fees and Pass-Through Costs payable by CLIENT to IROS in accordance with the Project Budget set out in Exhibit D and the Payment Schedule set forth in Exhibit E
Key Commercials	The Key Commercials set out in Section 1
Pass Through Costs	The pass-through costs set out in Part 3 of the Project Budget in Exhibit D and shall for the avoidance of doubt include any costs that are not direct costs incurred by IROS (such as labor costs) in the performance of Services, including without limitation, costs for Service-related travel and Subcontractors fees (other than for Institutions, which fees are payable by CLIENT to Institution directly) for items such as printing, laboratory fees, shipping and facsimile costs, language translation, telephone charges, advertising, investigator meeting expenses, and/or other expenses associated with the conduct of the Study. Travel costs include, but are not limited to, those associated with reasonable transportation (Economy fares for airplane trips, 2nd class travel in trains), lodging (3 star hotels maximum provided such are available) and meals.
Exchange Rate	The currency conversion rate(s) set out in the Part 3 of the Payment Schedule attached as Exhibit E.

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Confidential

2 . D E F I N I T IO N S A N D I N T E R P R E T T IO N 2 . 1 Ca p it a lize d te r ms a r e a s d e f i n e d i n t h e A gr ee m e n t , u n l e ss o t h er wise d e f i n e d i n t hi s W O . T h e fo l l o w i n g w ord s s h a ll h a v e t h e fo ll o w i n g m e a nin g s f o r t h e p u r p o s e s o f this W O : \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l D E T A I L S I TE M ] i n s e rt S i t e M a n a g e me nt A ss u m p t i o ns: [ ] i ns e rt ot h e r c a te go r i e s o f ap p l i c a b l e ass u mpt i o n s [ U A E Terr it o r y I R O S s h a l l p r o v i d e t h e S e r v i ce s i n t h e T er r i to r y i n acc o r d a n c e w i t h t h e S c o p e o f W o r k s e t o u t i n T a b l e 1 : S c o p e o f W o rk i n E x hib i t B . I R O S s h a l l d e l iv e r t h e S e rv ic e s a s p e r t h e a g r ee d ti m eli n e s s e t o u t i n t h e P r o je c t S c h e du l e a tt a c h e d h e r et o a s E x h i b i t C . T h e P a r t ie s ho w e v e r u n d e r s ta n d a n d a gr e e t h a t t h i s t i m el i n e is d e p e nd e n t o n t i m e ly a p p r ov a l o f k e y S t ud y d o c u m e n t s a n d a cti v i t ie s b y t h i r d p a r ti e s , i n c lu d i n g Re gu l a tor y Au t h o r iti e s, I R B a n d I EC a n d m a y n e e d t o b e a u t o m a t ica l l y e x t e n d e d i n a cc o r d a n c e w i t h Cla u se 7 o f t h e A gr e e m e n t or a m e n d e d b y f or m a l C O . S c o pe o f W o r k I R O S ' s ta nd a r d o p e r a t i n g p r o c e du r e s w i l l b e u s e d in p e rf o r m a n c e o f t h e S e r v ic e s t o t h e e x te n t a pp r o p r i at e , unl e s s o t h e r w i se s e t ou t i n t h e c o r r e s po n d i n g P ro t o c o l . A pp lic at i o n o f I R OS' SOPs I R O S, C L I E N T a n d In s t it u ti o n s h a l l e n t e r i n t o a t r i - p a r t it e c l i n i c a l t r i a l a gr ee m e n t ; a n d I R O S ' Cl i n i c a l T r ia l A g r e e m e nt te m p la t e w i l l be u s e d f o r c on t r act in g w it h In s t it u t i o n s. C l i n ic a l Tri a l Ag ree m e n t S h ou l d I R O S b e r e q u e s te d b y C L I E N T t o p e rf o r m a d d i ti o n a l s e rv ice s w h ic h a r e n o t i n cl u d e d in t h e s c o p e o f t h i s W O , t h e se s e rv ice s s h al l b e p r o vid e d by I R O S fo r a n a d d i t i on a l S er vi c e s F e e t o the S e r v i ce s F ee s s e t ou t in t h e P r o j ec t B u d g e t , w hi c h f e e s s h a l l b e m u t u al l y a g r e e d i n w ri ti n g i n a d v a n c e of t h e c o m m e n c e m e nt o f t h e a d d i ti on a l s e rv ice s . C L I E N T s h al l b e r e s p o n s i b l e fo r t h e c o st o f a ll P a s s - T hr ou g h Costs r e lat i n g to t h e s e a d d i ti o n a l s e rv ice s . A dd i t i o n a l S er v ice s s p on s o r o f t h e S t u d y t o r e m u n e r at e a n y In s ti t u t i o n s i n t h e T e rr i t o r y p a r tic ip ati n g i n the S t ud y a n d t h a t t h e CL I E N T w ill b e r e s p o n s ible f o r t h e d ir ec t p a y m e n t t o In s t it u t i o n s o f a n y f ee s, e x p e n s e s o r c o s t s i n c u rre d b y I n s ti t u t i o ns i n r e l ati o n t o t h e S t u d y . P a y m e nt o f f e e s , c o s t s a n d e x p e n s e s i n c u rre d by I n s t i t u t i o ns M e a n i ng D e f i n e d Ter m T h e S e r vi c e F ee s a n d P a s s - T hr ou g h C o s t s p a y a b l e b y C L I E N T to I R O S i n acc ord a n c e w i t h t h e P ro jec t B u d g e t s e t o u t i n E x h i b i t D a n d t h e P a y m e nt S c h e du l e s e t for t h in E xh i b i t E C h a r g e s T h e Ke y C o mm e r c i al s s e t o u t i n S ec t i o n 1 K e y C o mm er ci a l s T h e p a ss - t hro ug h c os t s s e t o u t i n P a r t 3 o f t h e P r o j ec t B u d g e t i n E xh i b i t D a n d s h a l l fo r t h e a v o i d a n c e o f d ou b t i n c l u d e a n y c os t s t h a t a r e n o t d ir ec t c o s t s i n c u r r e d b y I R O S ( su c h a s l a b o r c o s t s) i n t h e p e r f o r m a n c e o f S e rv ice s, i n cl ud i n g w it ho u t l i m it a ti on , c o s t s fo r S e r v i ce - r e l ate d t r a v e l a n d S u b c o n t r ac t o r s f ee s (o t h e r t h a n f or In s t it u t i o n s, w hi c h f ee s a r e p a y a b l e b y C L I E N T t o I n s ti t u t i o n d i r e ct l y ) f o r i t e ms s u c h a s pr i n ti ng , l a b or at o r y f e e s, s h i p p ing a n d f a c s i mi l e c o s t s , la ng u a g e t r a n s la t i o n , t e l e ph o n e c ha r g e s, a d v e r t i s i n g , i n v e s ti g a t o r m ee t i n g e xp e n s e s, a nd / o r o t h e r e xp e n s e s a ss o c i a te d wi th t h e c o n d u c t o f t h e Stu d y . T r a v e l c o s t s i n c lud e , bu t a r e n ot l i m i te d t o, t h o se a ss o cia t e d w i t h r e a s on a ble t r a n s p or tati o n ( E c o no my f a r e s fo r ai r p la n e t r i p s, 2 n d cla ss tr a v e l i n t r ai n s ) , l od g i n g ( 3 s t a r h o te l s m a x i m u m pr o v i d e d s u c h a r e a v a i l a bl e ) a n d m e a l s . P a ss T h r o u g h C o s t s T h e c urr e n c y c onv e r s i o n r a t e ( s) s e t o u t i n t h e P a r t 3 o f t h e P a y m e n t S c h e du l e at t ac h e d a s E x h i b i t E. E x c h a n g e R at e

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

Protocol	The protocol with the protocol number specified in the Key Commercials as approved by CLIENT, the Ethics Committee and the Abu Dhabi Department of Health, and attached as Exhibit A.
Services	The clinical research services to be provided by IROS in relation to the Study under this WO, the scope of which is more particularly identified in Exhibit B, including services which are incidental or ancillary to such services.
Services Fee	The services fees set out in Part 2 of the Project Budget in Exhibit D.

2.2 The Exhibits to this WO form an integral part of this WO and are hereby incorporated by reference.

2.3 Save as specified herein all terms in the Agreement are deemed incorporated in this WO and shall govern the performance of the Parties obligations under this WO.

2.4 Any conflict between this WO and the Agreement shall be resolved in accordance with Clause 2.2 of the Agreement.

2.5 With respect to the Services performed under this WO, this WO and the Agreement, contain the entire agreement of the Parties in respect of the subject matter hereto.

3. PROJECT MANAGEMENT

3.1 CLIENT has appointed the CLIENT Project Representative who shall be responsible for the coordination of all matters relating to the Services. IROS undertakes to comply with the reasonable instructions of CLIENT and/or CLIENT's Project Representative, which may be given from time to time in writing.

3.2 IROS has appointed the IROS Project Representative who shall be responsible for the coordination of all matters relating to the delivery of Services on behalf of IROS.

3.3 The CLIENT Project Representative and the IROS Project Representative shall meet as often as reasonably practicable to ensure efficient performance of the Services, [and no less than once in each period of three (3) months under this WO] at a place and time to be agreed to by the Project Representatives. These meetings may be virtual.

3.4 The IROS Project Representative shall:

- Serve as a primary point of communication and resource for Study oversight for CLIENT, other service providers and the Study team;
- Create a management framework to optimize the skills and performance of functional leads, and driving focus and execution on the quality and efficiency of individual tasks;
- Provide proactive leadership and direction to the Study team, including comprehensive project plans for milestones, quality and budget and maintaining client-specific guidelines;
- Direct the IROS global risk management process, addressing and mitigating potential obstacles, and assuring timely and cost-efficient project delivery;
- Utilize IROS systems and processes to assure efficiency and accuracy throughout the Study;
- Attend regular calls with CLIENT to discuss recruitment, protocol deviations, site performance, quality and timelines; and
- Prepare and deliver monthly reports on the progress of the Study.

4. EXECUTION

4.1 This WO may be executed in any number of counterparts each of which, when executed, shall constitute an original, but all the counterparts together shall constitute a single binding legal document. This WO may be executed through the use of an electronic signature. Transmission of the executed signature page of a counterpart of this WO by (a) fax or (b) email (in PDF, JPEG or other agreed format) to another Party shall take effect as delivery of an executed counterpart of this WO. If either method of delivery is adopted, without prejudice to the validity of the WO thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. No counterpart shall be effective until each Party has executed and delivered at least one counterpart. ***[Signature Clause follows]***

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Confidential

DRAFT

2. T h e E x h i b i t s t o t h i s W O fo r m a n i nt e g r a l p a r t o f th i s W O a n d a r e h er e b y i n c or po r a t e d b y r e f e r e n c e . 3. S a v e a s s p eci fi e d h e r ei n al l te r ms i n t h e A g r e e m e n t a r e d e e m e d i n c o r por ate d i n t h i s W O a n d s h a l l gov er n t h e p e r f o r m a n c e o f the P a r t i e s ob li g at i ons un d e r t h i s WO . 4. A n y c o n fl ic t b e t wee n t h i s W O a nd t h e A gr ee m e n t s h a ll b e r e s o l v e d in acc ord a n c e w i t h C l a u s e 2 . 2 o f t h e A gr ee m e nt . 5. W i t h r e s p ec t t o t he S e rv ice s p e rf o rm e d un d e r th i s WO, t h i s W O a n d t h e A gr ee m e n t , c o n t a i n t h e e n t i r e a gr ee m e n t of t h e Pa r t i e s i n re s p ec t o f t h e s ub j ec t m a t te r h e r et o . 3. P R O J E C T M A N A G E M E N T 1. C L I E N T h a s a pp o i n t e d t he C L I E N T Pr o je c t Re p r e s e nt ati v e w h o s h al l b e r e s p o n s i b l e fo r t h e c o ord i n ati o n o f al l m att e r s r e l a ting t o t h e S e r v i ce s . I RO S u n d e r ta k e s t o c omply w i t h t h e r ea s o n a b l e i n s t r u c tions o f C L I E N T a n d / o r CL I ENT , w hi c h m a y b e g i v e n f r om t im e t o ti m e i n w ri ti ng . 2. I RO S h a s a p p o i n te d the I RO S P r o je c t Re pr e s e n tat i v e w h o s h a ll b e r e s p o n s i b l e f o r t h e c o o rd i n a t i o n o f al l m at t e r s r e l a ting t o t h e d eli v e r y of S e r v i ce s on b e h al f o f I ROS . 3. T h e C L I E N T P ro j ec t Re p r e s e n t at i v e a n d t h e I RO S P r o jec t Re pr e s e n t ati v e s h a l l me e t a s of te n a s r ea s o n a b l y p r a cti c a b l e t o e n su r e e ff ic i e n t p e r f o rm a n c e o f the S e r v i ce s , [ a n d n o le ss t h a n o n c e in ea c h p e r i o d of t hr e e (3) m o n t h s und e r t h i s W O ] a t a pl ac e a n d ti m e t o be a g r ee d t o by t h e P r o j ec t Re pr e s e n t ati v e s . T h e se m eeti ng s m a y b e v i r t u al . 4. T h e I RO S P r o je c t Re p r e s e nt ati v e sh a ll: S e r v e a s a p r i m a r y p o i n t of c ommu n i cat i o n a n d r e s o u r c e f o r S tudy o v e r s i g h t f or C L I E NT , o t h e r s e r v i c e p r o v i d e r s a n d t h e S t u d y te a m ; C r eat e a m a n a g e m e n t fr a m e wor k t o op t i m iz e t h e s k il l s a n d p e r form a n c e o f fun cti o n a l le a d s, a n d dr i v i n g f o c u s a n d e x e c u t i o n o n t h e q u al i t y a n d e ffi cie n c y o f ind i v i du a l ta s k s; P r ov i d e pr o a cti v e le a d e r s h i p a nd d ir ect i o n t o t h e S t u d y t e a m, in cl u d i n g c o m p r e h e n s i v e p r o jec t p l a n s fo r mi le s t on e s , q u a li t y a n d bu d g e t a n d m ai n ta i n i n g c l ie n t - s p eci fi c g u i d el i n e s; D ir ec t t h e I R OS g l o b a l r i sk m a n a g e m e n t p r o c e s s, a dd r e s s i n g a n d mi ti g a t i n g po te n t ia l o b s tac l e s, a n d a ss u ri n g t i m el y a n d c os t - e ff ic i e nt pr o j ec t d el i v e r y ; U t il i z e I RO S s y s t e ms a n d p r o ce ss e s t o a ss u r e e ff ic i e n c y a n d a c c u r a c y t h r ough o u t t h e S tud y ; A t te n d r e g u l a r ca l l s w it h C L I E N T to d i s c u ss r ec r u i t m e n t , p ro t o c o l d e v i a ti o n s, s it e p e rf o rm a n ce , q u a l it y a n d ti m e l i n e s; a nd P r e p a r e a nd d e li v e r m o n thly r e p o r t s o n t h e p r og r e s s o f t h e S t u dy . 4. E X E C U T IO N 1. T h i s W O m a y b e e x e c u t e d i n a n y n umb e r o f c ou n t e rp a r t s e a c h o f w h ic h , w h e n e x e c u t e d , s h a l l c o n s t i tu t e a n o r igin a l, bu t a l l t h e c ou n te rp a r t s tog e th e r s h a l l c o n s t it u t e a s i n g l e b inding l e g a l d o c u m e n t . T h i s W O m a y b e e x e c u te d t h ro ug h t he u se o f a n el e ct r on i c s i g n a t u r e . T r a n s mi s s i o n o f t h e e x ec u te d s i gn at ur e p a g e o f a c o un te r p a r t of t h i s W O b y ( a ) f a x o r ( b) e m ai l (i n P D F, JPE G o r o t h e r a g r ee d f o rm a t ) to a n o t h e r P a r t y s h a l l t a ke e f f e c t a s d el i v e r y o f a n e x ec u te d c o un t e r p a r t o f t h i s W O . I f e i t h e r m et h o d of d e li v e r y is a d o p te d , w i t h o u t p r e j u d i c e t o t h e v al i d it y o f t h e W O t h u s m a d e , e a c h P a r t y sh a ll pro v i d e t he o t h e r s w it h t h e o ri g i n a l o f s u c h c ount e r p a r t a s s oo n a s r ea s o n a b l y p o ss i b l e t h e r e a f t e r . N o c o u n te rp a r t s h a ll b e e ff ec t i v e u n t i l eac h P a r t y h a s e x ec u te d a nd d e l i v e r e d a t l e a st o n e c o u n te r p a r t . [ S i g n a t ur e C l a u s e fo l l o w s] \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l T h e p r o t o c o l w i t h t h e p ro to c o l n u m b e r s p e c i f ie d i n t h e K e y C o mm e r cia l s a s a p p r o v e d b y C L I E N T, t h e E t h i c s C o mm i tt e e a n d t h e A b u D h a b i D e p a rt m e n t o f H e alt h , a n d a tt a c h e d a s E xh i b i t A . P r ot o c o l T h e c l i n ica l r e s e a r c h s e r vi ce s to be p r ov i d e d b y I RO S i n r ela t i o n t o t h e S t u d y u n d e r t h i s W O , t h e s c o p e o f w h i c h i s m o r e p a r t i c u l a r l y i d e n ti fi e d i n E x h i b i t B , i n cl ud i n g s er vi c e s w h i c h a r e i n ci d e n ta l o r a n ci l la r y t o s u c h s e r v i ce s . S er v ice s T h e s e r vi c e s f ee s s e t o u t i n P a r t 2 o f t h e P ro jec t Bu d g e t i n E x h i b i t D . S er v ice s F e e

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed and delivered this Agreement, in duplicate.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

[TO BE COMPLETED]	**INSIGHTS PHARMACEUTICAL RESEARCH LLC**
By: ______________________________	By: ______________________________
Name:	Name:
Title:	Title:
Date:	Date:

DRAFT

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Confidential

I N W I T N E SS W H E R E O F , d u l y a ut h o r ize d r e p r e s e n t a t i v e s o f t h e P a r t ie s h a v e e x ec u t e d and d eli v e r e d t h i s A g r e e m e n t , i n du p l ic at e . A C K N O W L E D G E D , A C C E P T E D A N D A G R E E D T O: [ T O B E C O M P L ETE D ] I N S IGH T S PH A R M A C E U T I C A L R E S E A R C H LL C B y : B y : N a m e : T i t le : D a te : N a m e : T i t le : D a te : \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT A
THE PROTOCOL

DRAFT

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Confidential

E X H I B IT A T HE P R O T O C OL \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT B
SCOPE OF WORK

PART 1: SERVICES

IROS shall provide the Services indicated by mark [X] in relation to the Study for the lifecycle(s) of the Study set out in the column titled 'Duration', or for such other period as may be specifically stated in Column 3 below.

Table 1: Scope of Services

Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Clinical writing					
Preparing patient information sheets	[X]	[Planning]	[insert cost per activity]	[insert]	[insert]]
Preparing informed consent forms		[Planning]			
Preparing Study plans		[Start-up]			
Preparing clinical study reports					
[***insert other related services***]					
Regulatory Affairs					
Preparation and management of clinical trial applications		[Planning]			
Local Ethics Committee Submission and Approval		[Planning]			
National Institutional Review Board Submission					
Preparing and managing substantial amendments		[Planning – Closing]			
Preparing and submitting end of trial notifications to Regulatory Authorities		[Closing]			
Annual Reports to ECs and Regulatory Authorities					
[***insert other related services***]					
Project Management					
Kick-off Meeting		[One] meeting during Start-up			
Client – IROS meetings and calls		Term of the Agreement			
Reporting on Study progress		[Monthly]			
Project Team Training		[Recruitment]			
[***insert other related services***]					
Study Site Management and Monitoring					
Selection of Study		[Start-up]			

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E X H I B IT B S C O PE O F W O R K P A R T 1 : S E R V I C E S I RO S s h a l l pro v i d e t h e Se r vi c e s i n d i c ate d b y m a r k [ X ] i n r ela t i o n t o t h e S t u d y f o r t h e li f ec y cl e ( s ) o f t h e S t u d y s e t o u t in t h e c o l u mn t it l e d ' D u ra tio n ' , o r fo r s u c h oth e r p e r i o d a s m a y b e s p ec if ica l l y s t ate d i n C o l u mn 3 b el o w . T a b l e 1 : S c o p e o f S e r v i ce s \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l S er v ice s A pp lic a b i li t y D u r at i o n U n i t P r i c e N u m b e r o f U n i t s T a s k P r i c e C l i n ic a l w r i t i ng [ i n s e r t ] ] [ i n s e r t ] [ i n s e r t c o st p e r ac t i v it y ] [ P la n n i n g ] [ X ] P r e p a ri n g p at i e n t i nfo r m a ti o n s h e e ts [ P la n n i n g ] P r e p a ri n g i n fo r m e d c o n s e n t f o r ms [ S ta r t - u p ] P r e p a ri n g S tudy p la n s P r e p a ri n g c li n ic a l s t u d y r e p o r ts i ns e rt o t h e r r e la te d [ e r vice s] s R e g u l at o r y Af f ai r s [ P la n n i n g ] P r e p a r a t i o n a n d m a n a g e m e n t o f cl i n i ca l t r ia l a p p l ica t i o n s [ P la n n i n g ] L o ca l E t h i c s C o mm it t e e S u b m i ss i o n a n d A ppr o v a l N a ti on a l In s t it ut i o n a l Re v ie w B o a r d S u b m i ss i o n [ P la n n i n g Cl o s i n g ] P r e p a ri n g a n d m a n a g i n g s u b s ta n t i a l a m e nd m e n t s [ Cl o s i n g ] P r e p a ri n g a n d s u b m i t ti n g e n d o f t ri a l n o t i f ic a ti on s t o Re g u l at or y A ut h or it i e s A nn u a l Re p o r t s t o E C s a n d Re gu la t o r y A ut h or it i e s i ns e rt o t h e r r e la te d [ e r vice s] s P r oj ec t M a n a g e m en t [ O n e ] m eet i n g d u ri n g S t a r t - u p K i c k - of f M ee ting T e r m of t h e A gr ee m e n t Cl i e n t I R O S m ee t i n g s a nd ca l l s [ M on t h l y ] Re p o rt i n g on S t u d y pr o gr e ss [ Rec ru it m e nt ] P r o je c t T ea m T r ai n i n g i ns e rt o t h e r r e la te d [ ] e r vice s s S t udy S i t e M a n ag eme nt and M o n i to ri ng [ S ta r t - u p ] S elec t i o n of S t u d y

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Site(s)					
Identification and selection of Principal Investigator					
Pre-Study Visit		[Start-up]			
Site Management and Co-ordination		[Recruitment]			
Site Contracts		[Start-up]			
Investigator Site File Preparation					
Site Initiation Visit		[Recruitment]			
Site Maintenance Visit		[one visit during Recruitment]			
Site Closure Visit		[One visit during Closure]			
Co-ordinating activities across the Study Sites					
[***insert other related services***]					
CRO Management					
CRO-Sponsor Calls		[Recruitment]			
[***insert other related services***]					
Insurance					
Arranging Local Insurance Certificate		[Start-up]			
[***insert other related services***]					
Regulatory Consulting in respect of Investigational Medicinal Product (IMP)					
Regulatory consultancy services in relation to importation of IMP		[Start-up – Recruitment]			
Regulatory consultancy services in relation to storage and delivery of IMP to Study sites					
[***insert other related services***]					
Informed Consent Collection					
Collect written consent of each subject participating in Study, in the form authorized by the applicable Regulatory Authorities, including for collection and use of samples and use of Personal Data.					
[***insert other related services***]					
Records and Data Management					
Essential Documentation Collection					

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\ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l T a s k P r i c e N u m b e r o f U n i t s U n i t P r i c e D u r at i o n A pp lic a b i li t y S er v ice s S ite ( s) Id e n t i f ic a ti o n a n d s ele c ti o n o f P r i n ci p a l In v e s t i g a t o r [ S ta r t - u p ] P r e - S t u d y Vi s i t [ Rec ru it m e nt ] S it e M a n a g e m e n t a n d C o - or d i n a t i o n [ S ta r t - u p ] S it e C o n t r a ct s In v e s t i g a t o r S i te F il e P r e p a r a t i o n [ Rec ru it m e nt ] S it e I ni t i a t ion V i s i t [o n e v i sit d u r i n g Rec ru it m e n t ] S it e M ai n te n a n c e V i s i t [ O n e v i s it dur i n g Cl o s u r e ] S it e Cl o s u r e V i s i t C o - or d i n a t i n g ac t i v it i e s ac r o ss t h e S t u d y S i t e s i ns e rt o t h e r r e la te d [ e r vice s] s C R O M a n a g e m e n t [ Rec ru it m e nt ] CR O - S p on s o r Call s i ns e rt o t h e r r e la te d [ e r vice s] s I n s u r a n c e [ S ta r t - u p ] A rr a ng i n g L o c a l In s ur a n c e Ce r t i f i ca te i ns e rt o t h e r r e la te d [ e r vice s] s R e g u l at o r y C ons ul t i n g i n re s p ec t o f In v e s ti g a t io n al M e d i ci n a l P r o d u c t ( I M P) [ S ta r t - u p Rec ru it m e n t ] Re g u l at or y c o n s u l t a n c y s e r v ice s i n r ela t i o n t o i m por tat i o n of IM P Re g u l at or y c o n s u l t a n c y s e r v ice s i n r el a ti o n t o s t or a g e a n d d el iv e r y o f I M P t o S tudy s i te s i ns e rt o t h e r r e la te d [ e r vice s] s I n fo r m e d C o n s e n t C ol lec t i o n C o llec t w ri tte n c o n s e n t o f eac h s u b je c t p a r t i ci p at i n g i n S t u dy , i n t h e f o r m a u t h o ri ze d b y t h e a p p l ica b l e Re g u l at or y A ut h or it i e s, i n cl ud i n g fo r c o lle c ti o n a n d u se o f s a m p le s a n d u se o f P e r s o n a l D ata . i ns e rt o t h e r r e la te d [ ] e r vice s s R e c o r d s a nd Da t a M a n ag eme n t Ess e n t ia l D o c u m e n ta t i o n C o llec t i o n

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Record Storage and Archiving					
[*insert other related services*]					
Safety Management					
Processing of Serious Adverse Events					
Reporting of serious unexpected drug adverse reactions (SUSARs) to Regulatory Authorities, Ethics Committees and Investigators					
[Develop safety monitoring plans]					
[*insert other related services*]					
Quality and Compliance					
Trial Master File Preparation					
Trial Master File Maintenance					
Return of Trial Master File					
Review of standard operation procedures					
[*insert other related services*]					
Recruitment of patients					
Recruitment of patients					
[*Parties to insert any other Services that will apply to this WO*]					
Follow-up Activities					
[*insert any follow-up activities*]					

*[***Note to Drafter: Table to be updated to include the services that IROS will be providing for the specific Study. The services named in the table are not exhaustive and should be added to if other services are required for a Study.***]*

PART 2: TRANSFER OF OBLIGATIONS LIST

The Parties hereby agree and acknowledge that the CLIENT transfers to IROS, who assumes, responsibility for those activities set out in *Table 2: Delegation of Authority* in respect of which it has expressly been provided that IROS is responsible. CLIENT shall retain responsibility for all other activities.

CLIENT reserves the right to assume any of the duties delegated to IROS under this WO at any time on written notice to IROS, in which case *Table 1: Scope of Services* and this *Table 2: Delegation of Authority* shall be amended accordingly.

Table 2: Delegation of Authority

For purposes of this table:

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[ N o t e t o D r a f t e r : T a b le t o b e u p d a t e d t o i n c l u d e t h e s e r vi ce s t h a t I R O S wi l l b e p r ov i d i n g f o r t h e s p ec i f i c S t ud y . T h e s e r v i c e s n a m e d i n t h e t a b l e a r e n o t e x h a u s t i v e a n d s h o u l d b e a d d e d t o i f o t h e r s e r v i ce s a r e r e q u i r e d fo r a S t u d y . ] P A R T 2 : T R A N S F E R O F O B L IG A T IO N S L I S T T h e P a r t i e s h e r e b y a gr e e a nd ac k n o w l e d g e t h a t t h e C L I E N T t r a n s f e r s t o I RO S, wh o a s s um e s, r e s p ons i b i lity f o r t ho s e ac t i v it i e s s e t o u t i n T a b l e 2 : De l e g a t i o n o f A u t h o r i t y i n r e s p ec t o f wh i c h i t h a s e xp r e ss l y b ee n p r o v i d e d t h a t I RO S i s r e s po n s i b l e . C L I ENT s h a l l r e t a in r e s p o n s i b i l it y f o r al l o t h e r ac t i v it i e s . C L I E N T r e s e rv e s t h e r ight t o a ss u m e a n y o f t h e d u tie s d ele g at e d t o I R OS u nd e r t h i s W O a t a n y t i m e o n w ri tte n n o t ic e t o I RO S, i n w h i c h ca se T a b l e 1 : S c ope o f S e r v i ce s a n d t h i s T a b l e 2 : De l e g a t i o n o f A u t h o r i t y s h a l l b e a m e nd e d ac c o r din g ly . T a b l e 2 : De l e g a t i o n of A u t h o r i t y F o r p u r p o s e s o f t h i s t a b le : \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l T a s k P r i c e N u m b e r o f U n i t s U n i t P r i c e D u r at i o n A pp lic a b i li t y S er v ice s Rec or d S t o r a g e a n d A r c hi v i n g i ns e rt o t h e r r e la te d [ e r vice s] s S a f e t y M a n ag e m en t P r o ce ss i n g o f S e r i ou s A dv e r se E v e nts Re p o rt i n g of s e r i o u s u n e xp ecte d d r u g a d v e r se r eact i o n s ( S U S A R s) t o Re g u l at or y A ut h or it i e s, E th ic s C o mm it t ee s a n d In v e s t i g a t or s [ D e v e l o p s a f et y m o n i t or i n g p l a ns] i ns e rt o t h e r r e la te d [ e r vice s] s Qu a l i t y a nd C o m p l i a n c e T r ia l M a s te r F i l e P r e p a r a t i o n T r ia l M a s te r F i l e M a in te n a n c e Ret ur n o f T r i a l M a s t e r Fi l e Re v ie w o f s t a n d a r d o p e r a t i o n p r o c e d u r e s i ns e rt o t h e r r e la te d [ e r vice s] s R e cr u i t me nt of p a t ie n t s Rec ru it m e n t o f p ati e n t s [P a r tie s t o i ns e rt a ny o t h e r S e r vi ce s t h a t wi l l a pp l y t o t h i s W O ] F o ll ow - up A c t i v it ie s i ns e rt a n y f o l l o w - up [ ] cti v it i e s a

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

- **'R'** means 'Requester'
- **'A'** means 'Approver'
- **'I'** means [insert].

Task	Lifecycle	CLIENT	IROS	Responsible Party
Kick-off Meeting	Start-up			[IROS]
Project Management	Start-up			[IROS]
Selection of Sites and Investigators	Start-up			[IROS]
Pre-study Visits	Start-up		R	[IROS]
Site Management and coordination	Recruitment			[IROS]
Site Payment Processing and Tracking	Recruitment			[IROS]
TMF Maintenance	Recruitment		R	[IROS]
Site Closure Visit (SCV)	Closure		R	[IROS]
Annual Report to RAs and ECs	Closure		R	[IROS]
CRF Development	Start-up	I	A	[Client]
Database Set-up and Validation	Start-up		I	[Client]
Edit Check Programing	Start-up		I	[Client]
Data Cleaning and Query Processing (eCRF)	Recruitment		I	[Client]
External Data Transfer Reconciliation	Recruitment		I	[Client]
Coding	Recruitment		I	[Client]
Database Lock	Closure	A	I	[Client]
Randomization	Start-up		I	[Client]
DB Transfer	Closure		I	[Client]
eCRF License	Recruitment		I	[Client]

[***Note to drafter: Table of responsibilities to be updated to suit the specific Study. The listed responsibilities are not exhaustive***.]

PART 3: IROS PERSONNEL

IROS shall make use of the following IROS Personnel for purposes of providing the Services:

(A) : **Employees:**

Position	Lifecycle
[**insert**]	

(B) : **Contractors:**

Details	Lifecyle
[insert]	

(C) : **Consultants:**

Details	Lifecyle
[insert]	

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' R ' m ea n s ' Re qu e s te r ' ' A ' m ea n s 'App r ov e r ' ' I ' m ea n s [ i n s e r t ] . [ N ot e t o d r a f t e r: T a ble o f r e s po n s i b i l i t ie s t o be u p d a te d t o s u i t t h e sp ec i f i c S t u d y . T he l i s te d r e s p o n s i b i li ti e s a r e n o t e x h au st i v e . ] P A R T 3 : I R O S PE R S O N N E L I RO S s h al l m a k e use o f the f o l lo wi n g I ROS P e r s o n n e l f or p urp o s e s o f pr o v i d i n g t h e S e r v i c e s: ( A ) : E m p l oy ee s : ( B ) : C o n t r a c t o r s : ( C ) : C o n s u l ta n t s : \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l R e s p o n s i b l e P a r t y I R OS C L I E N T Li f ec y cl e T a s k [I R O S] S t a r t - u p K i c k - of f M eet i n g [I R O S] S t a r t - u p P r o je c t M a n a g e m e nt [I R O S] S t a r t - u p S elec t i o n of S i t e s a nd I nv e s t i g at or s [I R O S] R S t a r t - u p P r e - s t u d y V isi t s [I R O S] R ec r ui t m e nt S it e M a n a g e m e nt a n d c o o r d i n at i o n [I R O S] R ec r ui t m e nt S i t e P a y m e n t P r o c e s s i n g a n d T r a c king [I R O S] R R ec r ui t m e nt T M F M a i n t e n a n c e [I R O S] R C l osu r e S it e Cl o s u r e V i s i t ( S C V ) [I R O S] R C l osu r e A nn u a l Re p o r t t o R A s a n d E C s [ Cl i e n t ] A I S t a r t - u p C R F D e v e l o p m e nt [ Cl i e n t ] I S t a r t - u p D a ta b a se S e t - up a n d V a li d a t i on [ Cl i e n t ] I S t a r t - u p E d i t C h e c k P ro g r a m i n g [ Cli e n t ] I Rec ru it m e n t D a t a Cle a n i n g a n d Q u e r y P r o ce ss i n g ( eCR F) [ Cl i e n t ] I R ec r ui t m e nt E x te rn a l D a t a T r a n s f e r R e c on c i l i ati o n [ Cl i e n t ] I R ec r ui t m e nt C o d i n g [ Cl i e n t ] I A C l osu r e D a ta b a se L o c k [ Cl i e n t ] I S t a r t - u p Ra n d o m iz a ti o n [ Cl i e n t ] I C l osu r e D B T r a n s fe r [ Cl i e n t ] I R ec r ui t m e nt eC R F Li c e n se Li f ec y cl e P o s i t i o n ] i ns er t [ Li f ec y l e D e t a i l s [ i ns er t ] Li f ec y l e D e t a i l s ] [ i ns er t

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

PART 4: STUDY SITES

[The Study shall be carried out across the following Study Sites:

- [insert]

[***Note to drafter: The above provision should be populated with the pre-selected Study Sites if the CLIENT identifies the Study Sites to which this WO applies and across which Study Sites the Services shall be provided.]***

OR

IROS shall identify [*insert number*] appropriate sites in the Territory for the conducting of the Study, each such site to meet the specifications provided to IROS by the CLIENT. There should be [one (1)] Study Site in each [country] in the Territory, or such other number of Study Sites as may be specified by the CLIENT in each [country] in the Territory or in each specified country in the Territory by the CLIENT.

[***Note to drafter: the above provision should be used if IROS is required to identify the Study Sites as a Service under this WO.]***

DRAFT

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P A R T 4 : S T U D Y S I T E S [ T h e S t u d y s h al l be ca rri e d o u t a c r o ss th e f o l l o w i n g S t u d y Si t e s: [ i n s e r t ] [ N ot e t o d r a f t e r : T h e a b o v e p r o v i s i o n s h o u l d b e po p u l a te d w i t h t h e p re - s ele c te d S t u d y S ite s if t h e C L I E NT i d e n ti fi e s t h e S t u d y S ite s t o w h i c h t h is W O a pp li e s a n d a c r o s s w h i c h S t u d y S it e s t h e S e r v i c e s s ha l l b e p r o v i d e d .] OR I RO S s h al l id e n t i f y [ i n s e r t nu m b e r ] a p p r op r ia t e s i te s i n the T e rr it or y fo r t h e c o n du c t i n g o f t h e St u d y , eac h s u c h s it e t o m ee t the s p e c i f ic a ti on s pr o v i d e d t o I RO S b y t h e C L I E N T . T h e r e s h o u l d b e [ o n e (1) ] S t u d y S i t e i n e a c h [ c o u n t r y ] i n t h e T e r r i t o ry , or su c h oth e r num b e r o f S t ud y S ite s a s m a y b e s p eci f i e d b y t h e C L I E N T i n eac h [ c o u n t r y ] i n t h e T e r r i t o r y o r i n eac h s p ec if ie d c ou n t r y i n t h e T e rr i t o r y b y t h e C L I EN T . [ N ot e t o d r a ft e r : t h e a b o v e p r o v i s i o n s h o u l d b e u s e d i f I R O S i s r e q u i r e d t o i d e n t i f y t h e S t u d y S i t e s a s a S e r v i c e u n d e r t h i s W O . ] \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT C
PROJECT SCHEDULE

STUDY TIMELINE

Phase	From	To	Days	Months
Planning				
Start-up				
Recruitment				
Vaccination/Follow-up				
Database Lock				
Closing				
Total				

The timeline inserted in this attachment indicates the anticipated duration of the primary Study activities. This timeline is dependent on timely approval of key Study documents and activities by CLIENT and other third parties (e.g. IRBs/IECs/Sites) as necessary. Adjustments to this timeline during the initiation of the Study may have a cascade effect on the remainder of the timeline and the budget. Thus, the Study timeline may be amended if regulatory approval is delayed/expedited or if an amendment to the Protocol requiring IRB/IEC approval is made or if recruitment delayed/expedited; the reviewed timelines should be agreed by the Parties in a CO).

DRAFT

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E X H I B IT C P R O J E C T S C H E D U L E S T U D Y T IM E L I N E T h e t im el i n e ins e r t e d i n t h i s a t tac hm e n t in d i c ate s t h e a n t i ci p ate d du r at ion o f t h e p r i ma r y S t ud y act i v i ti e s . T h i s t im el i n e i s d e p e n d e n t o n t i m e ly a pp r o v a l o f k e y S t u d y d o c u m e n t s a n d a c tiv i ti e s by C L I E N T a nd ot h e r t h i r d p a r ti e s ( e . g . I R Bs/ I E C s/Si te s) a s n e c e ss a ry . A d just m e nts t o t h i s t im el i ne d u ri n g t h e i n i tia t i o n o f t h e S t u d y ma y h a v e a ca s ca d e e f f ec t o n t h e r e m ai n d e r of t h e ti m eli n e a n d t h e bu dg et . Thus, t h e S t u d y t im el i n e m a y b e a m e n d e d i f r e g u l at o r y a pp r ov a l i s d e l a y e d /e x p e d it e d o r if a n a m e n dm e n t t o the P ro t o c o l r e q u i ri n g I R B / I EC a ppr o v a l is m a d e o r i f r ec ru it m e n t d ela y e d /e x p e d i t e d ; t h e r e v ie w e d ti m e l i n e s sh o u l d b e a gr ee d b y t h e P a r t i e s i n a C O) . \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l M o n t hs D ay s T o F r o m Ph a se P l a n n i ng S t a r t - up R e cr u i t me nt V a cc i n at i o n / F o ll ow - up D ata b a se L o c k C l o s i n g T o t a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT D
PROJECT BUDGET

Part 1: CHARGES

1. All Charges under this Exhibit are to be invoiced and paid in USD, using the Exchange Rate.

2. All amounts listed herein are excluding VAT or other sales or withholding taxes. IROS shall be paid the VAT in addition to the amounts set out in this Exhibit (or as provided in *Table 1: Scope of Services* in Exhibit B, as applicable).

3. The total Charges under this WO are capped at [TO BE COMPLETED].

PART 2: SERVICES FEES

Services Fees will be based on actual number of Study Sites, subjects recruited and man-months. The Services Fees shall be calculated as the sum of all applicable task prices set out in *Table 1: Scope of Services* in Part 1 of Exhibit B [less any agreed discount], which amount shall be as follows for purposes of this WO:

Sum of all Task Prices (USD)	[insert]
Discount (if applicable)	[insert]
Total Services Fee (after discount if applicable)	[insert]

PART 2: PASS-THROUGH COSTS

The CLIENT agrees that all expenses incurred by IROS in relation to the following categories of pass-through costs shall be deemed to be approved Pass-Through Costs for which the CLIENT shall be liable during the term of this WO:

Expense Item	Unit Price (USD)	Number of Units	Item Expense (USD)
Ethics Committees and Regulatory Fees			
Fixed Monthly Phone Costs			
Study Insurance			
Courier, Printing & Other			
Site Visit Expenses			
Laboratory fees			
Language translation costs			
Advertising costs			
Investigator meeting expenses			
Travel costs			
Hospitality			
Total			

[Note to drafter: Table does not set out an exhaustive list of pass-through costs. These will need to be updated on a Study-by-Study basis.]

[The item price for each of the categories of Pass-Through Costs set out in the table above shall be automatically increased in line with any increases in the expenses incurred by IROS for carrying out any such task during the term of the WO, with effect from the date such task price has been increased.]

Pass-Through Costs will be paid by the CLIENT.

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E X H I B IT D P R O J E C T BUD G E T P a r t 1 : C H A R G E S 1. A l l C h a r g e s u n d e r t h i s E x hi b i t a r e to b e i n voi c e d a n d p ai d i n U S D , u s i n g the E x c h a n g e Ra t e . 2. A l l a mo u n t s li s te d h e r ei n a r e e x c l u d i ng V A T o r o t h e r s ale s o r w i t h h o l d i n g ta x e s . I R O S s h a l l b e p ai d t h e V A T i n a dd it io n t o t h e a m ou n t s s e t o u t i n t h i s E x h i b i t (o r a s p r ov i d e d i n T a b l e 1 : S c op e o f S e r v i c e s i n E x h i b i t B , a s a pp li c a b l e ) . 3. T h e t o ta l Ch a r g e s u nd e r t h i s W O ar e ca pp e d a t [ T O B E CO M PLETE D ] . P A R T 2 : S E R V I C E S F EE S S e r v i ce s F ee s will b e b a s e d o n a c t u a l n u mb e r o f S t ud y S ite s, s u b j e ct s r ec ru it e d a n d m a n - mo n ths . T h e S e r v i ce s F ee s s h a l l b e ca l c u l ate d a s t h e s um o f a l l a p p l i ca b l e ta sk pr i ce s s e t o u t i n T a b l e 1 : S c o p e o f S e r v i ce s i n P a r t 1 o f E x h i b i t B [ le ss a n y a gr ee d d i s c o u nt] , w h ic h a m o u nt s h al l b e a s fo l l o w s fo r p u r p o s e s o f t h i s W O : P A R T 2 : P A SS - T H R O U GH C O S T S T h e C L I ENT a gr ee s th a t al l e x p e n s e s i n c u r r e d b y I RO S in r elat io n t o t h e f o ll o w i ng ca t e go r ie s o f p a s s - th ro ug h c o s t s s h a l l b e d e e m e d t o be a p pr o v e d P a s s - T hr o u g h C o s t s fo r w h i c h t h e C L I E N T s h a l l b e l i a b l e du r i ng t h e te rm o f t h i s W O : [ N o t e to d r a ft e r : T a b l e d o e s n ot s e t o u t a n e x ha u s t i v e li st o f p a s s - t hr o u g h c o s t s . T h e se w i l l n ee d t o b e u p d a t e d o n a S t u d y - b y - S t u d y b a s i s . ] [ T h e i t e m pr ic e f o r eac h o f t h e c a te go r i e s o f P a ss - T hr o ugh C o s ts s e t o u t i n the t a b l e a bov e sh a l l b e a u t om a t ica l l y i n c r ea s e d i n l in e w it h a n y i n c r e a s e s i n t h e e xp e n s e s i n c ur r e d b y I RO S f or ca r r y i n g o u t a n y s u c h ta sk d ur i n g t h e te rm o f t h e W O , w i th e ff ec t fr om t h e d at e s u c h t a sk pr ic e h a s b ee n i n c r ea s e d . ] P a s s - T hr o ug h C o s t s w i l l b e p ai d b y t h e C L I E N T . \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l ] i n s e r t [ S u m of a l l T a s k P r i ce s ( U S D ) ] i n s e r t [ D i s c o unt ( i f a p p l i c a b le ) ] i n s e r t [ T o t a l S e r vi c e s F e e (af t e r d i s c o u n t i f a p p li c a b le ) I t e m Ex pe nse ( U S D ) N u m b e r o f U n i t s U n i t P r i c e ( U S D ) E x p e nse I t e m E t h i c s Co m m i tt ee s a nd R e g u l at o r y F e e s F i x e d M o n t h l y Ph o n e C o s t s S t udy I n s ur a n c e C o u rie r , P r i n t i ng & O t h e r S i t e V i s i t E x p e ns e s L a b o r at o r y f ee s L a n g u ag e t r an s la t i o n c o s t s A d v er t i s i ng c o s t s I n v e s t i g a to r m ee t i ng e x p e n s e s Tr a v e l c o s t s H o s p i ta l i t y T o t a l C o ul d w i th h o ld i ng t a x e s C o mm en t : C o mm e n t e d [ 1 ] : a p p l y in a n y c i r c u m s t a nce s i n r e l a ti o n to t h e Ch ar g es ?

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT E
PAYMENT SCHEDULE

1. PAYMENT SCHEDULE

[In respect of each month under this WO (with effect from the Effective Date), IROS will invoice CLIENT for the Service Fees and Pass-Through Costs incurred by the CLIENT in that month. CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

OR:

The Parties have agreed that the Service Fees shall be paid by CLIENT to IROS in [insert number] instalments, each for the amounts set out below ("**Service Fee Instalments**"). The first Service Fee Instalment shall be paid to IROS in advance (and as a down payment for the Services) in the amount set out in the table below. Installments shall otherwise be payable in respect of completion applicable milestone on the terms set out in the table below.

In respect of each subsequent Service Fee Instalment, IROS shall be entitled to invoice CLIENT for the relevant Service Fee Instalment on or after the associated milestone as defined in the table below has been achieved. Together with the Service Fee Instalment, IROS shall invoice CLIENT for all Pass-Through Costs incurred during that period [and as set out in the table below]. CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

Milestone	Cost	Terms
Execution of the WO	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	Down Payment
[Study Approval & Site Initiation]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission
[insert]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission
[insert]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission

PART 2: ADVANCED PAYMENT

Any portion of any advance payment made under this WO shall be refundable to the CLIENT to the extent the amount of the advanced payment is greater than the actual Charges due by the CLIENT for the Services completed during the period to which the advance payment relates, provided that IROS shall only be required to reimburse the CLIENT for the difference between the amount paid as an advance payment and the actual Charges due under this WO for the Services to which the advance payment relates, or the period to which the advance payment relates.

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E X H I B IT E P A Y M E N T S C H E D U LE 1 . P A Y M E N T S C H E D U L E [I n r e s p ec t of eac h m on t h u nd e r t h i s W O ( w i t h e ff ec t fr o m t h e E ff ec t i v e D a t e ) , I R OS w i l l i nv o i c e C L I E N T fo r t h e S e r v i c e F ee s a n d P a s s - Th r o u g h C o s t s i n c u r r e d b y t he C L I E NT i n t h a t m o n t h . C L I E N T s h a ll p a y eac h i nv o i c e wi t h i n t h ir t y ( 3 0 ) d a y s o f t h e d a t e o f r ecei p t o f s u c h i n vo ice . O R : T h e P a r t i e s h a v e a g r ee d t h a t t h e S e r v ic e F ee s s h al l b e p a i d b y C L I E N T t o I R OS i n [ i n s e r t n umb e r ] i n s ta lm e n t s, eac h f o r t h e a m o u n t s s e t o u t b e low ( " S e r v ic e F e e I n s t a l m e n t s " ) . T h e fir s t S e rv ic e F e e In s t al m e n t s h a l l be p ai d t o I R O S i n a d v a n c e ( a n d a s a d o w n p a y m e n t f o r t h e S e r v i ce s) i n t h e a m o un t s e t o u t i n the ta b l e b e l o w . In s t all m e n t s s h al l o t h e rw i se b e p a y a ble i n r e s p e c t of c om p l et i o n a p p li c a b l e m il e s t o n e o n t h e t e r ms s e t out i n t h e t a b l e b e l o w . I n r e s p e c t o f ea c h s ub s e qu e n t S e rv ic e F e e In s tal m e n t , I R O S s h a l l b e e n t i tl e d to i n v o ic e C L I ENT fo r t h e r ele v a n t S e r vi c e F e e In s t al m e n t o n o r a f t e r t h e a sso c ia t e d m i l e s to n e a s d e f i n e d in t h e t a b l e b e l ow h a s b ee n ac h ie v e d . T o g e t h e r w it h t h e S e rv ic e F e e I n s t al m e n t, I R O S s h al l in v o ic e C L I E N T f o r al l P a ss - T hr o ug h C o s t s i n c urr e d d ur i n g t h a t p e r i o d [ a nd a s s e t out i n t h e t a b l e b el o w] . C L I E N T sh a ll p a y e a c h i n v o ic e w it h i n thi r t y ( 3 0 ) d a y s o f t he d a t e o f r e c ei p t o f s u c h i n v o i ce . M i le s t o n e C o s t T e r m s E x ec u ti o n of t h e W O D ow n P a ym e nt S e r v i c e f ee s: [ i n s e r t ] U SD P a s s - T hr o ug h C o s t s : [ In s e r t ] U SD T o t a l : [ I n s e r t ] U SD [ S t u d y A p p r o v a l & Si te I n i ti a ti on ] S e r v i c e f ee s: [ i n s e r t ] U SD P a s s - T hr o ug h C o s t s : [ In s e r t ] U SD T o t a l : [ I n s e r t ] U SD A ft e r 3 0 d a y s o f i nv o ic e s u bm i ss i o n [ i n s e r t ] S e r v i c e f ee s: [ i n s e r t ] U SD P a s s - T hr o ug h C o s t s : [ In s e r t ] U SD T o t a l : [ I n s e r t ] U SD A ft e r 3 0 d a y s o f i nv o ic e s u bm i ss i o n [ i n s e r t ] S e r v i c e f ee s: [ i n s e r t ] U SD P a s s - T hr o ug h C o s t s : [ In s e r t ] U SD T o t a l : [ I n s e r t ] U SD P A R T 2 : A D V A N C E D P A Y ME N T A n y p o r t ion o f a ny a dv a n c e p a ym e nt m a d e un d e r t h i s W O s h al l b e r e f u nd a b l e t o t h e C L I E N T t o t h e e x te n t t h e a mo u n t o f t h e a d v a n ce d p a y m e n t i s gr eate r t h a n t h e act u a l C h a rg e s d u e b y t h e C L I E N T f o r t h e Se r vi c e s c o mpl e t e d d u ri n g t h e p er i o d t o w h ic h t h e a d v a n c e p a y m e n t r e l ate s, p r o v id e d t h a t I R O S s h al l on l y b e r e qu i r e d to re i m b u r se t h e C L I E N T fo r t h e d i f f e r e n c e b e tw ee n t h e a m ou n t p ai d a s a n a d v a n c e p a y m e n t a nd t h e act u a l C h a r g e s d u e un d e r t h i s W O fo r t h e S e r v ic e s t o wh ic h the a dv a n c e p a y m e n t r ela t e s , o r t h e p e r iod t o w h i c h t h e a d v a n c e p a y m e nt r el a te s . A ft e r 3 0 d a y s o f i nv o ic e s u bm i ss i o n \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

PART 3: INVOICING

1. Invoices are subject to the review of Project Representatives and IROS shall provide the necessary supporting documents or justification if requested.
2. **Invoices shall be addressed to:** payments@g42.ai

3. Each invoice must include the following minimum details:

- the full business name and address of IROS including the tax/VAT registration number of IROS (if applicable);
- the time period to which the invoice relates and the location of the supply (if applicable for tax purposes); and
- IROS' bank and account details for payment.

PART 4: EXCHANGE RATE

1. For purposes of determining all amounts to be invoiced under this WO, IROS shall make use of the [insert / USD] exchange rate determined by [insert institution / index]. IROS shall apply the applicable currency conversion rate as determined by [insert institution / index] on the date of invoicing.

DRAFT

\\1090829 4147-2577-1078 v2 Hogan Lovells

Confidential

P A R T 3 : I N V OI C I N G 1 . I nvoi ce s a r e s u b j e c t t o t h e r e v ie w o f P r o j ec t Re pr e s e n t at i v e s a n d I RO S sh a ll pr o v i d e t h e n e ce ss a r y s u pp o rt i n g d o c um e n t s o r j usti f i ca tion i f r e qu e s t e d . 2 . I n vo ice s s h a l l b e a d d r e ss e d t o : p a y m e n t s@ g 4 2 . a i 3. E a c h i n v o i c e mu s t i n c l u d e t h e f o l l o w i n g m i n i m u m d e t a il s : - t h e fu l l b u s i n e s s n a m e a n d a dd r e s s of I RO S i n cl ud i n g t h e t a x / V AT re g i st r a t i o n n umb e r o f I RO S ( if a p p l ica b le ) ; - t h e ti m e p e r i o d t o w hi c h t h e i nv o i c e r ela t e s a n d t h e l o cati o n o f t h e s u p p l y ( i f a p p l ica b l e fo r t a x p u r p o s e s ) ; a nd - I RO S ' b a n k a nd acc o u n t d et a il s fo r p a y m e n t . P A R T 4 : E X C H A N GE R A TE 1 . F o r p u r p o s e s o f d et e r m ining a l l a m o u n t s to b e i n vo i ce d u n d e r t h i s WO, I R O S sh a ll m a k e u se of t h e [ i n s e r t / U S D ] e x c h a ng e r a t e d e t e rm i n e d by [ i n s e r t i n s t i t u ti o n / i n d e x] . I R O S s h a l l a pp l y t h e a pp lica b l e c urr e n c y c o n v e r s i o n r at e a s d e t e r m in e d b y [ i n s e r t i nst i t u tion / in d e x ] o n the d at e o f i n v o ic i n g . \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT F

CLINICAL TRIAL AGREEMENT TEMPLATE

DRAFT

\\1090829 4147-2577-1078 v2 Hogan Lovells

Confidential

E X H I B IT F C L I N I C A L T R I A L A G R EE M E N T T E M P L A T E \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

SCHEDULE 3

FDA REQUIREMENTS

United States Food and Drug Administration Regulations for Clinical Trials (Title 21 CFR Parts 50 and 56):

To be attached in a separate cover:

21 CFR Part 50 (up
to date as of 9-25-2(

21 CFR Part 56 (up
to date as of 9-25-2(

27

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

E X E C U T I O N V E R S I O N S C HE D U LE 3 F D A R EQ U I R E M E N T S U n i t e d St a te s F o od an d D rug A d m i ni s t r a t ion Re g ul a t i ons f or C l ini c a l T r ials (Ti t le 2 1 CF R P a r t s 5 0 a n d 5 6 ) : T o b e a tt a c h ed i n a s ep a r a t e c o v e r : 2 7 R e s t r i c t e d I R OS / M SA / 0 01 0 7 0 / 25 1 0 0 3 Ho gan Love l l s K G G

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects

21 CFR Part 50 (Sept. 25, 2025)

This content is from the eCFR and is authoritative but unofficial.

Title 21 —Food and Drugs
Chapter I —Food and Drug Administration, Department of Health and Human Services
Subchapter A —General

Part 50 Protection of Human Subjects
Subpart A General Provisions
§ 50.1 Scope.
§ 50.3 Definitions.
Subpart B Informed Consent of Human Subjects
§ 50.20 General requirements for informed consent.
§ 50.22 Exception from informed consent requirements for minimal risk clinical investigations.
§ 50.23 Exception from general requirements.
§ 50.24 Exception from informed consent requirements for emergency research.
§ 50.25 Elements of informed consent.
§ 50.27 Documentation of informed consent.
Subpart C [Reserved]
Subpart D Additional Safeguards for Children in Clinical Investigations
§ 50.50 IRB duties.
§ 50.51 Clinical investigations not involving greater than minimal risk.
§ 50.52 Clinical investigations involving greater than minimal risk but presenting the prospect of direct benefit to individual subjects.
§ 50.53 Clinical investigations involving greater than minimal risk and no prospect of direct benefit to individual subjects, but likely to yield generalizable knowledge about the subjects' disorder or condition.
§ 50.54 Clinical investigations not otherwise approvable that present an opportunity to understand, prevent, or alleviate a serious problem affecting the health or welfare of children.
§ 50.55 Requirements for permission by parents or guardians and for assent by children.
§ 50.56 Wards.

PART 50—PROTECTION OF HUMAN SUBJECTS

Authority: 21 U.S.C. 321, 343, 346, 346a, 348, 350a, 350b, 352, 353, 355, 360, 360c-360f, 360h-360j, 371, 379e, 381; 42 U.S.C. 216, 241, 262.

Source: 45 FR 36390, May 30, 1980, unless otherwise noted.

21 CFR 50 (enhanced display)

page 1 of 17

Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 21CFR5 0 (enhanced display ) page1 of 1 7 2 1 CFR Part 5 0 (Sept. 2 5 , 202 5 ) Th i s content is from the eCFR and i s authori tat i ve but u nofficia l . Title 2 1 - Food and Drugs Chapter I - F o od and Drug Admini s tration, Department of Health and Human Serv i c es S ubchapter A - General Part 5 0 .P. r ! . ! . --- .f.. . . !:: ! . . - . Q . . - J !i ! . s ubpart A - - r . ! . .P.rQY . ! . J g . - † 5 0 . 1 . † . <:?. . P. . : . † 5 0 . 3 P . . - . ! ! . . - . : . S ubpart B . ! . . f . Q . - . . g . Q . . :: ? . ! . . f . . . . - - . Q .. - J <:?.. ! . . † 5 0 . 20 - - - E . ! . E 9 . . ! r - ! . f r . ! . f9 . E . Q .. . - - ! . : . † 5 0 . 22 - £ P ! . . ! 2 n . fr . 2 . . ! . Q . f . 2 . r . . - . £2. Q . . n ! . . r . . 9 . . ! .r . . . Q ! . . f 2 r . . . . ! . Q . ! . . ! . . r i . . --- . ! . ! . . ! . £ . ! .. ! QY . . ! . . ! 9 . . ! . ! . 2 n . : . † 5 0 . 23 - 9 . P ! . ! . Q . . f . 2 . .. . 9 . . - r . ! . . . r . . 9 . . ! E . . . Q ! . . : . † 5 0 . 24 - 9 . P ! . . ! 2 . . fr . Q . . . ! . f . 9 . . . . . Q .. 9 . . . - - . .. . . 9 . . ! E . - ! . . . . f9 . r .. - r. 9 . Q'?.Y. . . . E . . : . † 5 0 . 25 . ! . . ! . 9 . . f . . ! . . f . 9 . r . . .. - - . Q . : . † 5 0 . 27 P . !:? . . - - ! ! ! . Q . . . . Q f .. ! f2 . . . - . . !?.2 . . - - . . : . Subpart C [Reserved] s ubpart D A . . . ! ! . 2 . . . ! . f . 9 . r . . . f r . . G . . ! . ! r . ...! . . . g . ! . ! . . ! . . ! . . ! .Y . . . . . ! . 9 . ! ! . Q . . † 5 0 . 5 0 . ! . R . -- - ! . . ! . . . : . † 5 0 . 5 1 _ g _ ! . ! . . ! . £ . ! J Y . . ! . . ! 9 . . ! . ! .!:? . . . · -- - ! . .. ! .Y . . ! .Y . . ! . Q 9 . . 9 r . ! . r . . ! . . -- · - ! . .! . . !... r ! . . : . † 5 0 . 52 _ g _ ! . ! . .!. £ ! . J Y . . ! . . ! 9 . . ! . ! .9 . . . . . ! . QY . Q . !Y . ! . . 9 . 9 . r . ! . - - ! . Q . . .! . . ! . . . ! . . r ! . - - · - ! . .P.r - - . ! . . 9 . . ! . - - Pr P ! 9 . . f... . ! . r . ! . - - f l . .Q..!. . .!.Y ! . . - . ! . . . - 1 £ ! . . : . † 5 0 . 5 3 . g . ! . ! . . ! . 9 . . ! J .Y . . ! . . ! 9 . . ! . ! . !:? . . . . . . ! . QY . Q . !Y . ! . 9 . . . 9 . . ! . -- . - . . . . ! . Q! . ! . .. ! . .. - . --- . Q . . P . 2 . P . . 9 . . 2 . ! . . Q . ! . . - - . - . . 9 . . . ! . Q . ! .Y . . ! . . . ! . . . . - j · - ! . . ! . . . . . . .. ! . ! . . ! .Y . . ! . Y . ! . ! . . 9 . . - . !.!. . ! . . - r:?..'!!. . ! . . 9 . . .. . - . . . . - - j ' . . .. - 2 . - . 9 !. . . £ 2 . . Q . ! ! . 2 Q . . . † 5 0 . 54 _ g _ ! . ! . Q . ! . 9 . . ! . . ! . .Y . . . ! . . ! 9 . ! . ! . Q . . --- - ! . . . . . ! . . . .P.P . ? Y . . . . ! . . . ! . . .P.r - - . . -- .P. P . !:? . . ! . . ! Y .. 2. - - - ! . . ! . - - - P. Y . . ! . ! . . 2 . . . . ! . ! . . Y ! . ! . . . . r 2 . . . P r . . ! . --- - f . f . ! . ! . Q . 9 . .. . h .. b . - ! . . 2 r . . - ! f r . .Qf chi l dre n . † 5 0 . 5 5 . .9 . . ! . . ! . . . . f . ? r . . P . r . ! . . . i . 2 . . . Y . . . P. . ! . . E . . 9 . . . - . ! . . Q . . . Q . . f . . .. . - ! . . Y . ... . ! E . . : . † 5 0 . 5 6 Wards. P ART S O - PR O TE C TION OF HUMAN SU B JE C T S Authority: . . } ... . : : . 9 . : .. ?. J . .. .. . - . - . . . Q . . . Q ? . ?.?.. - . . . . † . • . . 9 . .. - Q . . Qf, . . Q . . . . Q j _. ?. J . .. ? . - J . . : ? . . . : : . 9 . : . ? . 1 . .. ? . J . ? . ? . · S o urc e : - . E . . . 9 . .. May 3 0 , 198 0 , un l ess otherw i se noted.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.1

Subpart A—General Provisions

§ 50.1 Scope.

(a) This part applies to all clinical investigations regulated by the Food and Drug Administration under sections 505(i) and 520(g) of the Federal Food, Drug, and Cosmetic Act, as well as clinical investigations that support applications for research or marketing permits for products regulated by the Food and Drug Administration, including foods, including dietary supplements, that bear a nutrient content claim or a health claim, infant formulas, food and color additives, drugs for human use, medical devices for human use, biological products for human use, and electronic products. Additional specific obligations and commitments of, and standards of conduct for, persons who sponsor or monitor clinical investigations involving particular test articles may also be found in other parts (e.g., parts 312 and 812). Compliance with these parts is intended to protect the rights and safety of subjects involved in investigations filed with the Food and Drug Administration pursuant to sections 403, 406, 409, 412, 413, 502, 503, 505, 510, 513-516, 518-520, 721, and 801 of the Federal Food, Drug, and Cosmetic Act and sections 351 and 354-360F of the Public Health Service Act.

(b) References in this part to regulatory sections of the Code of Federal Regulations are to chapter I of title 21, unless otherwise noted.

[45 FR 36390, May 30, 1980; 46 FR 8979, Jan. 27, 1981, as amended at 63 FR 26697, May 13, 1998; 64 FR 399, Jan. 5, 1999; 66 FR 20597, Apr. 24, 2001]

§ 50.3 Definitions.

As used in this part:

(a) *Act* means the Federal Food, Drug, and Cosmetic Act, as amended (secs. 201-902, 52 Stat. 1040 *et seq.* as amended (21 U.S.C. 321-392)).

(b) ***Application for research or marketing permit*** includes:

(1) A color additive petition, described in part 71.

(2) A food additive petition, described in parts 171 and 571.

(3) Data and information about a substance submitted as part of the procedures for establishing that the substance is generally recognized as safe for use that results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food, described in §§ 170.30 and 570.30.

(4) Data and information about a food additive submitted as part of the procedures for food additives permitted to be used on an interim basis pending additional study, described in § 180.1.

(5) Data and information about a substance submitted as part of the procedures for establishing a tolerance for unavoidable contaminants in food and food-packaging materials, described in section 406 of the act.

(6) An investigational new drug application, described in part 312 of this chapter.

(7) A new drug application, described in part 314.

21 CFR 50.3(b)(7) (enhanced display)
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pa g e2 of t7 21CFR5 0 . 3 (b)(7) ( enha n ced display) Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR SD.1 S ubpart A - General Provi s ions † 5 0 . 1 Scop e . ( a ) Th i s part applies to all c l i n i cal i nvest i gat i ons regu l ated by the Food and Drug Adm in i strat i on under sect i ons 505 ( i ) and 520( g ) of the Federal Foo d , Drug, and Cosmet i c Ac t , as well as clin i cal i nvest i gat i ons that support app l i cat i ons for research or market i ng perm i ts for products regu l ated by the Food and Drug Adm in i strat i o n , i nc l ud i ng foods, i nclud i ng d ietary supp l ements, that bear a nutr ient content c l a i m or a hea l th c l a i m , i nfant formu l as, food and co lor add i t i ves, drugs for hu man us e , med i cal dev i ces for human use, b i o l og i cal products for human us e , and e l ectron i c product s . Add i t i onal specific ob l i gat i ons and comm i tments of, and standards of conduct fo r , persons who sponsor or mon i tor cl i n i cal i nvest i gat i ons i nvolv i ng part i cu l ar test art i c l es may a l so be found i n other parts ( e . g . , parts 312 and 812) . Compliance w i th these parts is i ntended to protect the r i ghts and safety of subjects i nvo l ved i n i nvest i gat i ons fi l ed w i th the Food and Drug Adm i nistrat i on pursuant to sect i ons 403 , 406, 409, 4 1 2 , 41 3 , 50 2 , 50 3 , 50 5 , 51 0 , 5 13 - 51 6 , 518 - 52 0 , 7 2 1 , and 801 of the Federal Foo d , Dru g , and Cosmet i c Act and sect i ons 3 5 1 and 354 - 360 F of the Pub l i c Hea l th Serv i ce Act. ( b ) References i n this part to regu l atory sect i ons of the Code of Federal Regu l at ions are to chapter I of t i t l e 2 1 , un l ess otherwise note d . ( 1 . . . E . l . ! : . . ? . . ? . ! ! t May 30, 1980; . F . ! t Jan. 27, 198 1 , as amended at . . ? . . E . ?. . . . !.t May 13, 1998 ; . . 1 . . E . . ! Jan. 1999; . . . . F.. ? Q . !.t Apr. 2 4 , 2001] † 5 0 . 3 D e finition s . As used i n th i s part: (a) Act means the Federal Food, Dru g , and Cosmet ic Act, as amended ( secs. 201 - 90 2 , 52 Stat. 1040 et se q . as amended ( ? . . 1 . .. . : . : . : .. .1 . : . ? . )). (b) Application for research or marketing permit i nc l udes: (1) A co l or add i tive pet i t i o n , descr i bed i n part 7 1 . (2) A food add i t i ve pet i t i o n , descr i bed i n parts 1 7 1 and 57 1. (3) Data and i nformat i on about a substance subm i tted as part of the procedures for establish i ng that the substa n ce is generally recognized as safe for use that resu l ts or may reasonably be expected to resu l t, d i rect l y or i nd i rect ly , in i ts becom i ng a component or otherw i se affect i ng the character i st i cs of any foo d , descr i bed i n . † . † . . J . . ? . Q : 9 . . and . ?.9 . : . .Q. (4) Data and i nformat i on about a food add i t i ve s u b m i tted as part of the procedures for food add i tives perm i tted to be used on an i nter i m bas i s pend i ng add i t i onal stud y , descr i bed i n . † J . 9 . : J . : (5) Data and i nformat i on about a substance subm i tted as part of the procedures for establish i ng a to l erance for unavo i dab l e contam i nants i n food and food - packagi ng mater i a l s , descr i bed i n sect i on 406 of the act. (6) An i nvest i gat i onal new drug applicat i o n , descr i bed i n P. . . J . ? . . . 2 . . ! . . . £ . . l?. ! . f . · (7) A new drug applicat i o n , descr i bed i n part 31 4 .

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.3(b)(8)

(8) Data and information about the bioavailability or bioequivalence of drugs for human use submitted as part of the procedures for issuing, amending, or repealing a bioequivalence requirement, described in part 320.

(9) Data and information about an over-the-counter drug for human use submitted as part of the procedures for classifying these drugs as generally recognized as safe and effective and not misbranded, described in part 330.

(10) Data and information about a prescription drug for human use submitted as part of the procedures for classifying these drugs as generally recognized as safe and effective and not misbranded, described in this chapter.

(11) [Reserved]

(12) An application for a biologics license, described in part 601 of this chapter.

(13) Data and information about a biological product submitted as part of the procedures for determining that licensed biological products are safe and effective and not misbranded, described in part 601.

(14) Data and information about an in vitro diagnostic product submitted as part of the procedures for establishing, amending, or repealing a standard for these products, described in part 809.

(15) An *Application for an Investigational Device Exemption,* described in part 812.

(16) Data and information about a medical device submitted as part of the procedures for classifying these devices, described in section 513.

(17) Data and information about a medical device submitted as part of the procedures for establishing, amending, or repealing a standard for these devices, described in section 514.

(18) An application for premarket approval of a medical device, described in section 515.

(19) A product development protocol for a medical device, described in section 515.

(20) Data and information about an electronic product submitted as part of the procedures for establishing, amending, or repealing a standard for these products, described in section 358 of the Public Health Service Act.

(21) Data and information about an electronic product submitted as part of the procedures for obtaining a variance from any electronic product performance standard, as described in § 1010.4.

(22) Data and information about an electronic product submitted as part of the procedures for granting, amending, or extending an exemption from a radiation safety performance standard, as described in § 1010.5.

(23) Data and information about a clinical study of an infant formula when submitted as part of an infant formula notification under section 412(c) of the Federal Food, Drug, and Cosmetic Act.

(24) Data and information submitted in a petition for a nutrient content claim, described in § 101.69 of this chapter, or for a health claim, described in § 101.70 of this chapter.

(25) Data and information from investigations involving children submitted in a new dietary ingredient notification, described in § 190.6 of this chapter.

21 CFR 50.3(b)(25) (enhanced display)
page 3 of 17

2 1 CF R S 0 . 3 (b)(2s) (enhanced dis p l ay) pa g e3 of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S0 . 3 (b)(8) (8) Data and i nformat i on about the b i oavailabil i ty or b i oequ i val ence of drugs for hu man use s u b m i tted as part of the procedures for i ssu i ng, amend i n g , or repea l i ng a b i oequ i va l e n ce requ ir e ment, descr i bed i n part 32 0 . (9) Data and i nformat i on about an over - the - counter drug for human use subm i tted as part of the procedures for c l ass i fyi ng these drugs as generally recognized as safe and effect i ve and not m i sbrande d , descr i bed i n part 330 . ( 1 O ) Data and i nformat i on about a prescri pt i on drug for human use subm i tted as part of the procedures for c l ass i fy i n g these drugs as generally recogn i zed as safe and effective and not m i sbrande d , descr i bed i n this chapter. (11) [Reserved] (12) An app l i cat i on for a b i o l og i cs l icens e , descr i bed i n p . . Q . } .. . ! . . . i . . . . .P . ! . - (13) Data and i nformat i on about a b i o l og i cal product subm i tted as part of the procedures for determ i n i ng that licensed b i o l og i cal products are safe and effect i ve and not m i sbranded, descr i bed i n part 601. (14) Data and i nformat i on about an i n v i tro d i agnost i c product subm i tted as part of the procedures for establish i n g , amend i n g , or repealing a standard for these product s , descr i bed i n part 809. (15) An Application for an lnvestigational Device Exemptio n , descr i bed i n part 81 2 . (16) Data and i nformat i on about a med i cal dev i ce subm i tted as part of the procedures for class i fying these dev i ces, descr i bed i n sect i on 513. (17) Data and i nformat i on about a med i cal dev i ce subm i tted as part of the procedures for establish i n g , amend i n g , or repealing a standard for these dev i ce s , descr i bed i n sect i on 514. (18) An app l i cat i on for premarket approval of a med i cal dev i c e , descr i bed i n sect i on 5 15. (19) A prod u ct devel opment protocol for a med i cal dev i c e , descr i bed i n sect i on 5 15. (20) Data and i nformat i on about an e lectron i c product subm i tted as part of the procedures for establish i n g , amend i n g , or repealing a standard for these product s , descr i bed i n sect i on 358 of the Pub l i c Hea l th Serv i ce Act. (21) Data and i nformat i on about an e lectron i c product subm i tted as part of the procedures for obta i n i ng a var i ance from any e l ectron i c product performance standar d , as descr i bed i n † . . . . . Q . . 9 : . · (22) Data and i nformat i on about an e lectron i c product subm i tted as part of the procedures for grant i n g , amend i n g , or extend i ng an exempt i on from a rad i at i on safety performance standar d , as descr i bed i n . † .J . 9 . . 1 . 9 . : . † . · (23) Data and i nformat i on about a cl i n i cal study of an i nfant formu l a when subm i tted as part of an i nfant for m u l a not i ficat i on under sect i on 4 12(c) of the Federal Foo d , Drug, and Cosmet i c Act. (24) Data and i nformat i on submitted i n a pet i t i on for a n utr i ent content cla i m , descr i bed i n . † . J . 9 . 1 . . † . . . f. ! . . ! .. . 9. P . ! E · or for a hea l th c l a i m , descr i bed i n † .. . } . 9 . 1 . : .?.. 9 . f. . . ! . . 9 . . .P . ! . - (25) Data and i nformat i on from i nvest i gat i ons i nvolv i ng ch il dren subm i tted i n a new d ietary i ngred i ent notif i cat i on, descr i bed i n . † . . . Q : . † . f. . ! . ! . . . P . ! . -

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.3(c)

(c) ***Clinical investigation*** means any experiment that involves a test article and one or more human subjects and that either is subject to requirements for prior submission to the Food and Drug Administration under section 505(i) or 520(g) of the act, or is not subject to requirements for prior submission to the Food and Drug Administration under these sections of the act, but the results of which are intended to be submitted later to, or held for inspection by, the Food and Drug Administration as part of an application for a research or marketing permit. The term does not include experiments that are subject to the provisions of part 58 of this chapter, regarding nonclinical laboratory studies.

(d) ***Investigator*** means an individual who actually conducts a clinical investigation, i.e., under whose immediate direction the test article is administered or dispensed to, or used involving, a subject, or, in the event of an investigation conducted by a team of individuals, is the responsible leader of that team.

(e) ***Sponsor*** means a person who initiates a clinical investigation, but who does not actually conduct the investigation, i.e., the test article is administered or dispensed to or used involving, a subject under the immediate direction of another individual. A person other than an individual (e.g., corporation or agency) that uses one or more of its own employees to conduct a clinical investigation it has initiated is considered to be a sponsor (not a sponsor-investigator), and the employees are considered to be investigators.

(f) ***Sponsor-investigator*** means an individual who both initiates and actually conducts, alone or with others, a clinical investigation, i.e., under whose immediate direction the test article is administered or dispensed to, or used involving, a subject. The term does not include any person other than an individual, e.g., corporation or agency.

(g) ***Human subject*** means an individual who is or becomes a participant in research, either as a recipient of the test article or as a control. A subject may be either a healthy human or a patient.

(h) ***Institution*** means any public or private entity or agency (including Federal, State, and other agencies). The word *facility* as used in section 520(g) of the act is deemed to be synonymous with the term *institution* for purposes of this part.

(i) ***Institutional review board*** (IRB) means any board, committee, or other group formally designated by an institution to review biomedical research involving humans as subjects, to approve the initiation of and conduct periodic review of such research. The term has the same meaning as the phrase *institutional review committee* as used in section 520(g) of the act.

(j) ***Test article*** means any drug (including a biological product for human use), medical device for human use, human food additive, color additive, electronic product, or any other article subject to regulation under the act or under sections 351 and 354-360F of the Public Health Service Act (42 U.S.C. 262 and 263b-263n).

(k) ***Minimal risk*** means that the probability and magnitude of harm or discomfort anticipated in the research are not greater in and of themselves than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests.

(l) ***Legally authorized representative*** means an individual or judicial or other body authorized under applicable law to consent on behalf of a prospective subject to the subject's particpation in the procedure(s) involved in the research.

(m) ***Family member*** means any one of the following legally competent persons: Spouse; parents; children (including adopted children); brothers, sisters, and spouses of brothers and sisters; and any individual related by blood or affinity whose close association with the subject is the equivalent of a family relationship.

21 CFR 50.3(m) (enhanced display)
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21CFR5 0 . 3 ( m ) (enhanced disp l a y ) pa g e4of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR 5o.3( c ) (c) Cli n ical in v estigation means any experiment that i nvo l ves a test art i c l e and one or more human subjects and that e i ther i s subject to req u i rements for pr i or subm i ss ion to the Food and Drug Adm i nistrat i on under sect i on SOS ( i ) or 520 ( g ) of the act, or i s not subject to requi rements for pr i or submiss i on to the Food and Drug Adm i n i strat i on under these sect i ons of the act, but the resu l ts of whi ch are i ntended to be subm i tted l ater to, or he l d for i nspect i on b y , the F ood and Drug Adm i n i strat i on as part of an app l i cat i on for a research or market i ng perm i t. The term does not i ncl ude exper i ments that are subject to the provis ions of P . . r . . . ? . . . ? .f. . . ! . S . P . . E · regardi ng noncli n i cal laboratory stud i es. (d) Investigator means an i nd i v i dual who actual l y conducts a c l i n i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect ion the test art i c l e is adm i nistered or dispensed t o , or used i nvo l v i n g , a subject , o r , i n the event of an i nvest i gat i on conducted by a team of i nd i v i dua l s, i s the respons i b l e l eader of that team. (e) Sponsor means a person who i n i t i ates a c l i n i cal i nvesti gat i o n , but who does not actually conduct the i nvest i gat i o n , i . e . , the test art i c l e is adm i nistered or dispensed to or used i nvo l v i n g , a subject under the i mmed i ate d i rect ion of another i nd i v i dual. A person other than an i nd i v i dual ( e . g . , corporat i on or agency) that uses one or more of i ts own emp l oyees to conduct a clin i cal i nvest i gat i on i t has i n i t i ated i s consi dered to be a sponsor (not a sponsor - i nvest i gator ) , and the emp loyees are cons i dered to be i nvest i gators. (f) Sponsor - investigator means an i nd i v i dual who both i n i t i ates and actually conduct s , a l one or w i th others, a clin i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect i on the test art i c l e i s adm i nistered or dispensed t o , or used i nvo l v i n g , a subject. The term does not i nc l ude any person other than an i nd i v i dua l , e . g . , corporat i on or agency. (g) Human subject means an i nd i v i dual who i s or becomes a part i c i pant i n researc h , e i ther as a rec i p i ent of the test art i c l e or as a control. A subject may be e i ther a hea l thy human or a pat i ent. (h) Institution means any pub l i c or pr i vate ent i ty or agency ( incl ud i ng Federa l , Stat e , and other agencie s ) . The word facility as used i n sect i on 520 ( g ) of the act i s deemed to be synonymous w i th the term institution for purposes of this part . (i) Institutional review board ( IRB ) means any boar d , comm i tte e , or other group formal l y des i gnated by an i nst i tut i on to rev i ew b i omed i cal research i nvo l v i ng humans as subject s , to approve the i n i t i at i on of and conduct per i od i c rev i ew of such research. The term has the same mean i ng as the phrase institutional review committee as used i n sect i on 5 2 0( g ) of the act. 0) T e st a nicle means any drug ( i nclud i ng a b i o l og i cal product for human use ) , med i cal dev i ce for human us e , human food add i t i v e , co l or add i t i v e , e l ectron i c product, or any other art i c l e subject to regu l at i on under the act or under sect i ons 351 and 354 - 360F of the P u b l i c Hea l th Serv i ce Act ( ? . . . Y . . : . : . : . . ? . ? . an d . ?. . ?.:::? . . !: )) . (k) Minimal risk means that the probabil i ty and magn i tude of harm or d i scomfort ant i c i pated i n the research are not greater i n and of themse l ves than those ord i narily encountered i n da i l y life or during the performance of routi ne phys i cal or psycho l og i cal exam i nations or tests. (I) Legally authorized representative means an i nd i v i dual or jud i c i al or other body authorized under applicab l e l aw to consent on beha l f of a prospect i ve subject to the subject's part i cpat i on i n the procedure(s) i nvolved i n the research. ( m ) F amily memb e r means any one of the follow i ng l egally competent persons: Spous e ; parents; children ( incl ud i ng adopted childre n ) ; brother s , s i ster s , and spouses of brothers and s i sters; and any i nd i v i dual re l ated by b l ood or affi n i ty whose c l ose assoc i at i on w i th the subject i s the equ i va l ent of a fam i l y re l at i onsh i p.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.3(n)

(n) *Assent* means a child's affirmative agreement to participate in a clinical investigation. Mere failure to object should not, absent affirmative agreement, be construed as assent.

(o) *Children* means persons who have not attained the legal age for consent to treatments or procedures involved in clinical investigations, under the applicable law of the jurisdiction in which the clinical investigation will be conducted.

(p) *Parent* means a child's biological or adoptive parent.

(q) *Ward* means a child who is placed in the legal custody of the State or other agency, institution, or entity, consistent with applicable Federal, State, or local law.

(r) *Permission* means the agreement of parent(s) or guardian to the participation of their child or ward in a clinical investigation.

(s) *Guardian* means an individual who is authorized under applicable State or local law to consent on behalf of a child to general medical care.

[45 FR 36390, May 30, 1980, as amended at 46 FR 8950, Jan. 27, 1981; 54 FR 9038, Mar. 3, 1989; 56 FR 28028, June 18, 1991; 61 FR 51528, Oct. 2, 1996; 62 FR 39440, July 23, 1997; 64 FR 399, Jan. 5, 1999; 64 FR 56448, Oct. 20, 1999; 66 FR 20597, Apr. 24, 2001; 78 FR 12950, Feb. 26, 2013]

Subpart B—Informed Consent of Human Subjects

Source: 46 FR 8951, Jan. 27, 1981, unless otherwise noted.

§ 50.20 General requirements for informed consent.

Except as provided in §§ 50.22, 50.23, and 50.24, no investigator may involve a human being as a subject in research covered by these regulations unless the investigator has obtained the legally effective informed consent of the subject or the subject's legally authorized representative. An investigator shall seek such consent only under circumstances that provide the prospective subject or the representative sufficient opportunity to consider whether or not to participate and that minimize the possibility of coercion or undue influence. The information that is given to the subject or the representative shall be in language understandable to the subject or the representative. No informed consent, whether oral or written, may include any exculpatory language through which the subject or the representative is made to waive or appear to waive any of the subject's legal rights, or releases or appears to release the investigator, the sponsor, the institution, or its agents from liability for negligence.

[46 FR 8951, Jan. 27, 1981, as amended at 64 FR 10942, Mar. 8, 1999; 88 FR 88248, Dec. 21, 2023]

§ 50.22 Exception from informed consent requirements for minimal risk clinical investigations.

The IRB responsible for the review, approval, and continuing review of the clinical investigation described in this section may approve an informed consent procedure that does not include or that alters some or all of the elements of informed consent set forth in § 50.25(a) and (b), or may waive the requirement to obtain informed consent, provided the IRB finds and documents the following:

(a) The clinical investigation involves no more than minimal risk to the subjects;

(b) The clinical investigation could not practicably be carried out without the requested waiver or alteration;

21 CFR 50.22(b) (enhanced display)
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2 1 CF R s o . 22{ b ) (enhanced display ) page5of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S 0 . 3 (n) (n) Assent means a ch i ld ' s affirmative agreement to partic i pate i n a clin i cal i nvest i gat i o n . Mere fai l ur e to object shou l d no t , absent affirmat i ve agreement, be construed as assent. (o) Children means persons who have not atta i ned the l egal age for consent to treatments or procedures i nvolved i n c l i n i cal i nvest i gation s , under the app l i cab l e l aw of the jurisd i ct i on i n wh i ch the c l i n i cal i nvest i gat i on will be con d u cted. (p) Parent means a c h i l d's b i o l og i cal or adopt i ve parent. (q) Ward means a ch il d who i s p l aced i n the l egal custody of the State or other agenc y , i nst i tut i o n , or ent i t y , consistent w i th applicab l e Federa l , Stat e , or l ocal l a w . (r) Permission means the agreement of parent ( s ) or g uard i an to the part i c i pat i on of the i r child or ward in a clin i cal i nvest i gat i o n . (s) Guardian means an i nd i v i d ual who is author i zed under app l i cab l e State or l ocal l aw to consent on beha l f of a ch i l d to general med i cal car e . f '! . ? . . E. .. . ! ! t May 3 0 , 198 0 , as amended at 1 . E . ! ! . ? . ! ! t Jan. 27, 1981 ; . ?. . 1 : . . E . . Q ! ! t Mar. 3 , 7 9 8 9 ; . ?. . .. E . ? . . Q ? . . t June 18, 1991; . ! . E . 1 3 . . ? . . ? . ? . . . ? . ! ! t Oct. 2 , 1996 ; . . ? . . E . ! ! t July 2 3 , 199 7 · , . . E. . . t Jan. 5 , 1999 ; . . E. . ?.. ! ! t Oct. 2 0 , 1999 ; . . . E. . ? . 9 . ? . . . . !t Apr. 2 4 , 2001; ? . . E . t:! . . . T? . . ? . ! ! t Feb. 2 6 , 2013] S ubpart B - Informed Con s ent of Human S ubjects S o urc e : . X . . . ?.J . .. Jan. 2 7 , 198 1 , u n l ess otherw i se noted. † 5 0 . 20 General requirements for informed c on s ent. Except as prov i ded i n † . † . . . ? . . 9 . . : ? . ? . • . ?. Q : . ?. . and . ?. 9 : . ?. . no i nvest i gator may i nvo l ve a human be i ng as a subject i n research covered by these regu l ations un l ess the i nvest i gator has obta i ned the l egal l y effective i nformed consent of the subject or the subject's l egally author i zed representat i ve. An i nvest i gator shall seek such consent on l y under c i rcumstances that prov i de the prospect i ve subject or the representat i ve suffic i ent opportun i ty to consi der whether or not to part i c i pate and that m i n i m i ze the possi bility of coerc i on or undue i nfluenc e . The i nformat i on that is g i ven to the subject or the representat i ve shall be i n l anguage understandab l e to the subject or the representat i ve. No i nformed consent, whether oral or wr i tte n , may i nc l ude any excu l patory l anguage through wh i ch the subject or the representat i ve i s made to waive or appear to wa i ve any of the subject ' s l egal r i ght s , or re l eases or appears to re l ease the i nvest i gato r , the sponso r , the i nst i tuti o n , or i ts agents from liability for negligenc e . f . . . E. . ?. . ?.t Jan. 2 7 , 198 1 , as amended at . . ..E. ..!.9 . . ? t . Mar. 8 , 1999; . .E. . ? . ?. ! ! t Dec. 27, 2023] † 5 0 . 22 E x c eption from informed c on s ent requirements for minimal risk clin i ca l investi g ation s . The I RB respons i b l e for the rev i e w , approva l , and continu i ng rev i ew of the clin ical i nvestigati on descr i bed i n this sect i on may approve an i nformed consent procedure that does not i nc l ude or that a l ters some or all of the e l ements of i nformed consent set forth i n . † . . ?. 9 : . ? . . ? . ( . ). and. ( ) .. or may wa i ve the requ i rement to obta i n i nformed consent, prov ided the I RB finds and documents the follow i ng: ( a ) The c l i n i cal i nvest i gat i on i nvo l ves no more than m i n i mal risk to the subjects; { b ) The c l i n i cal i nvest i gat i on cou l d not pract i cab l y be carr i ed out w i thout the requested wai ver or a l terat i on;

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.22(c)

(c) If the clinical investigation involves using identifiable private information or identifiable biospecimens, the clinical investigation could not practicably be carried out without using such information or biospecimens in an identifiable format;

(d) The waiver or alteration will not adversely affect the rights and welfare of the subjects; and

(e) Whenever appropriate, the subjects or legally authorized representatives will be provided with additional pertinent information after participation.

[88 FR 88248, Dec. 21, 2023]

§ 50.23 Exception from general requirements.

(a) The obtaining of informed consent shall be deemed feasible unless, before use of the test article (except as provided in paragraph (b) of this section), both the investigator and a physician who is not otherwise participating in the clinical investigation certify in writing all of the following:

(1) The human subject is confronted by a life-threatening situation necessitating the use of the test article.

(2) Informed consent cannot be obtained from the subject because of an inability to communicate with, or obtain legally effective consent from, the subject.

(3) Time is not sufficient to obtain consent from the subject's legal representative.

(4) There is available no alternative method of approved or generally recognized therapy that provides an equal or greater likelihood of saving the life of the subject.

(b) If immediate use of the test article is, in the investigator's opinion, required to preserve the life of the subject, and time is not sufficient to obtain the independent determination required in paragraph (a) of this section in advance of using the test article, the determinations of the clinical investigator shall be made and, within 5 working days after the use of the article, be reviewed and evaluated in writing by a physician who is not participating in the clinical investigation.

(c) The documentation required in paragraph (a) or (b) of this section shall be submitted to the IRB within 5 working days after the use of the test article.

(d)

(1) Under 10 U.S.C. 1107(f) the President may waive the prior consent requirement for the administration of an investigational new drug to a member of the armed forces in connection with the member's participation in a particular military operation. The statute specifies that only the President may waive informed consent in this connection and the President may grant such a waiver only if the President determines in writing that obtaining consent: Is not feasible; is contrary to the best interests of the military member; or is not in the interests of national security. The statute further provides that in making a determination to waive prior informed consent on the ground that it is not feasible or the ground that it is contrary to the best interests of the military members involved, the President shall apply the standards and criteria that are set forth in the relevant FDA regulations for a waiver of the prior informed consent requirements of section 505(i)(4) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 355(i)(4)). Before such a determination may be made that obtaining informed consent from military personnel prior to the use of an investigational drug (including an antibiotic or biological product) in a specific protocol under an investigational new drug application (IND) sponsored by the Department of Defense (DOD) and limited to specific military

21 CFR 50.23(d)(1) (enhanced display)
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page 6of 1 7 21CFR5 0 . 2 3 (d) (1) ( enhan c ed display) Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 21CFR5 0 . 22( c ) (c) I f the clin i cal i nvest i gat i on i nvolves us i ng i dent i fiab l e pr i vate i nformat i on or i dentifiab l e b i ospec i mens, the c l i n i cal i nvest i gat i on cou l d not pract i cab l y be carr i ed out w i thout us i ng such i nformat i on or b i ospec i mens i n an i dent i fiab l e format ; (d) The wa i ver or a l terat i on will not adverse ly affect the r i ghts and welfare of the subject s ; and (e) Whenever appropr i at e , the subjects or l egally authorized representati ves will be prov i ded w i th add i t i onal pert i nent i nformat i on after part i c i pat i on. ( l?. . . . E . l . ! : .. ?. . 1 . ! ! t Dec. 21 , 2023} † 5 0. 2 3 Exception from g eneral requirement s . (a) The obta i n i ng of i nformed consent shall be deemed feas i b l e un l ess, before use of the test art i c l e ( except as provi ded i n P . r . 9 . ! . P . . ( ). of th i s sect i o n ) , both the i nvest i gator and a phys i c i an who i s not otherwi se part i c i pat i ng i n the c l i n i cal i nvest i gati on certify i n writ i ng all of the follow i ng: (1) The human subject i s confronted by a life - threaten i ng s i tuat i on necess i tat i n g the use of the test art i c l e. (2) I nformed consent cannot be obta i ned from the subject because of an i nability to commun icate w i t h , or obta i n l egally effect i ve consent fro m , the subject. (3) T i me i s not suffic i ent to obta i n consent from the subject ' s l egal representat i ve. (4) There i s avai l ab l e no a l ternat i ve method of approved or general l y recogn i zed therapy that prov i des an equal or greater l i ke l i hood of sav i ng the life of the subject. (b) I f i mmed i ate use of the test artic l e i s, i n the i nvest i gator ' s opi n i o n , requ i red to preserve the l ife of the subject, and t i me i s not suffic i ent to obta i n the i ndependent determ i nation requ i red i n P . ! 9 ! .P . . . ( ). of th i s sect i on i n a d vance of us i ng the test art i c l e , the determ i nat i ons of the c l i n i cal i nvest i gator shall be made and, with i n 5 work i ng days after the use of the art i c l e , be rev i ewed and eval uated i n wr i t i ng by a phys i cian who i s not part i c i pat ing i n the c l i n i cal i nvest i gat i on. (c) The documentat i on requ i red i n P . ! 9 . ! P . . . . ( ) or . ( ) . of th i s sect i on shall be submitted to the I RB w i th i n 5 work i ng days after the use of the test art i c l e . ( d ) (1) Under . . Q .. . : : . g . : . . 1 . J . . Q .?..CQ. the Pres i dent may wa i ve the pr i or consent requ i rement for the a d m i n i strat i on of an i nvest i gational new drug to a member of the armed forces i n connect i on w i th the member ' s part i c i pat i on i n a part i cul ar military operat i on. The stat u te spec i fies that on l y the Pres i dent may wa i ve i nformed consent i n th i s connect i on and the Pres i dent may grant such a wa i ver on l y if the Pres i dent determ i nes i n wr i t i ng that obta i n i ng consent: I s not feas i b l e; i s contrary to the best i nterests of the m i l i tary me m ber; or i s not i n the i nterests of nat i onal secur i ty. The statute f u rther prov i des that i n mak ing a determ i nat i on to wa i ve pr i or i nformed consent on the ground that i t i s not feas i b l e or the ground that i t i s contrary to the best i nterests of the military members i nvo l ve d , the Pres i dent shall app l y the standards and cr i ter i a that are set forth i n the re l evant FDA regu l at i ons for a wa iver of the pr i or i nformed consent requ i rements of sect i on 505 ( i ) (4) of the Federal Foo d , Dru g , and Cosmeti c Act ( ?. } . . . : † ! . : ? . . ?. (!) ( ).). Before such a determ i nation may be made that obtai n i ng i nformed consent from military personnel pr i or to the use of an i nvest i gational drug ( i nc l ud i ng an ant i b i ot i c or b i o l og i cal product) i n a specif i c protocol under an i nvest i gat ional new drug app l i cat i on ( IND ) sponsored by the Department of Defense ( DO D ) and l i m i ted to specific m il i tary

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.23(d)(1)(i)

personnel involved in a particular military operation is not feasible or is contrary to the best interests of the military members involved the Secretary of Defense must first request such a determination from the President, and certify and document to the President that the following standards and criteria contained in paragraphs (d)(1) through (d)(4) of this section have been met.

(i) The extent and strength of evidence of the safety and effectiveness of the investigational new drug in relation to the medical risk that could be encountered during the military operation supports the drug's administration under an IND.

(ii) The military operation presents a substantial risk that military personnel may be subject to a chemical, biological, nuclear, or other exposure likely to produce death or serious or life-threatening injury or illness.

(iii) There is no available satisfactory alternative therapeutic or preventive treatment in relation to the intended use of the investigational new drug.

(iv) Conditioning use of the investigational new drug on the voluntary participation of each member could significantly risk the safety and health of any individual member who would decline its use, the safety of other military personnel, and the accomplishment of the military mission.

(v) A duly constituted institutional review board (IRB) established and operated in accordance with the requirements of paragraphs (d)(2) and (d)(3) of this section, responsible for review of the study, has reviewed and approved the investigational new drug protocol and the administration of the investigational new drug without informed consent. DOD's request is to include the documentation required by § 56.115(a)(2) of this chapter.

(vi) DOD has explained:

(A) The context in which the investigational drug will be administered, e.g., the setting or whether it will be self-administered or it will be administered by a health professional;

(B) The nature of the disease or condition for which the preventive or therapeutic treatment is intended; and

(C) To the extent there are existing data or information available, information on conditions that could alter the effects of the investigational drug.

(vii) DOD's recordkeeping system is capable of tracking and will be used to track the proposed treatment from supplier to the individual recipient.

(viii) Each member involved in the military operation will be given, prior to the administration of the investigational new drug, a specific written information sheet (including information required by 10 U.S.C. 1107(d)) concerning the investigational new drug, the risks and benefits of its use, potential side effects, and other pertinent information about the appropriate use of the product.

(ix) Medical records of members involved in the military operation will accurately document the receipt by members of the notification required by paragraph (d)(1)(viii) of this section.

(x) Medical records of members involved in the military operation will accurately document the receipt by members of any investigational new drugs in accordance with FDA regulations including part 312 of this chapter.

(xi) DOD will provide adequate followup to assess whether there are beneficial or adverse health consequences that result from the use of the investigational product.

21 CFR 50.23(d)(1)(xi) (enhanced display)
page 7 of 17

2 1 CF R S 0 . 2 3 (d) (1)( xi ) ( enhanced display) p a g e7of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S 0 . 2 3 (d)(1)( i ) personnel i nvolved i n a part i cu l ar military operat i on i s not feas i b l e or i s contrary to the best i nterests of the m i l i tary members i nvo l ved the Secretary of Defense must first request such a determ i nati on from the Pres i dent, and cert i fy and document to the P res i dent that the follow i ng standards and cr i ter i a conta i ned i n P . . r . 9 . . P . . . . ( ) . (J J through . ( ) ( ) . of th i s sect i on have been met. ( i ) The extent and strength of ev i dence of the safety and effectiveness of the i nvest i gational new drug i n re l at i on to the med i cal risk that cou l d be encountered dur i n g the mi l i tary operat i on supports the drug ' s adm i n i strat i on under an I ND. The military operation presents a substant i al risk that military personnel may be subject to a chem i ca l , b i o l og i cal, nuclear , or other exposure l i ke l y to prod u ce death or serious or life threaten i ng i njury or illness. There is no availab l e sat i sfactory a l ternati ve therapeut i c or prevent i ve treatment i n re l at i on to the i ntended use of the i nvestigati o n al new drug. Cond i t i on i ng use of the i nvesti gat i onal new drug on the vol untary part i c i pat i on of each member cou l d s ign i ficant l y r i sk the safety and hea l th of any i ndiv i dual member who wou l d dec l i ne i ts us e , the safety of other military personne l , and the accomp l ishment of the mil i tary miss i o n . ( v ) A du l y const i tuted i nst i tuti onal rev i ew board { I R B ) established and operated i n accordance w i th the requ i rements of p r . 9 . r . .P . . . . ( ). ( ? . ). and . ( ) . ( ) . of th i s sect i on, respons i b l e for rev i ew of the stud y , has rev i ewed and approved the i nvest i gat i onal new drug protocol and the adm i n i strat i on of the i nvestigational new drug w i thout i nformed consent. D O D ' s request i s to i nc l ude the documentat i on requi red by . † . . ? . . : . J . . 1 . ( ) . ( ) .. f .. . ! . .. . P. ! . · DOD has exp l a ine d : ( i i ) ( ii i ) { i v ) ( v i ) (A) The context i n wh ich the i nvestigational drug will be ad m i n i stere d , e. g . , the sett i ng or whether i t will be self - adm i nistered or i t will be adm in i stered by a hea l th profess i ona l ; (B) The nature of the disease or cond i t i on for wh i ch the prevent i ve or therapeut i c treatment is i ntended; and { C ) To the extent there are ex i sti ng data or i nformat i on avai l ab l e , i nformat i on on cond i t i ons that cou l d a l ter the effects of the i nvest i gat i onal drug. (vii) DOD ' s recordkeep i ng system i s capab l e of track i ng and will be used to track the proposed treatment from supp l i er to the i nd i v i dual rec i p i ent. (viii) Each member i nvo l ved in the mil i tary operat i on will be g i ve n , pr i or to the adm i n i strat i on of the i nvest i gational new drug, a spec i f i c wri tten i nformat i on sheet ( incl ud i ng i nformat i on requ i red by .J. Q .. . : . : . : J.. J . Q? ( )) concern i ng the i nvest i gat i onal new dru g , the risks and bene f i ts of i ts use, potent i al s ide effect s , and other pert i nent i nformat i on about the appropr i ate use of the product. ( i x ) Med i cal records of members i nvolved i n the m i l i tary operat i on will accuratel y document the rece i pt by members of the notificati on requi red by P . r . 9 . P. . . . . ( ) . OJ ( Y . ! D . . of th i s sect i o n . ( x ) Med i cal records of members i nvolved i n the m i l i tary operat i on will accuratel y document the rece i pt by members of any i nvest i gat i onal new drugs i n accordance w i th FDA regu l at i ons i nc l ud i ng p . . .J . ? . . . . f... . . .. . P ! r. DOD will prov i de adequate followup to assess whether there are bene f i c i al or adverse hea l th consequences that resu l t from the use of the i nvest i gat i onal product. ( x i )

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.23(d)(1)(xii)

(xii) DOD is pursuing drug development, including a time line, and marketing approval with due diligence.

(xiii) FDA has concluded that the investigational new drug protocol may proceed subject to a decision by the President on the informed consent waiver request.

(xiv) DOD will provide training to the appropriate medical personnel and potential recipients on the specific investigational new drug to be administered prior to its use.

(xv) DOD has stated and justified the time period for which the waiver is needed, not to exceed one year, unless separately renewed under these standards and criteria.

(xvi) DOD shall have a continuing obligation to report to the FDA and to the President any changed circumstances relating to these standards and criteria (including the time period referred to in paragraph (d)(1)(xv) of this section) or that otherwise might affect the determination to use an investigational new drug without informed consent.

(xvii) DOD is to provide public notice as soon as practicable and consistent with classification requirements through notice in the FEDERAL REGISTER describing each waiver of informed consent determination, a summary of the most updated scientific information on the products used, and other pertinent information.

(xviii) Use of the investigational drug without informed consent otherwise conforms with applicable law.

(2) The duly constituted institutional review board, described in paragraph (d)(1)(v) of this section, must include at least 3 nonaffiliated members who shall not be employees or officers of the Federal Government (other than for purposes of membership on the IRB) and shall be required to obtain any necessary security clearances. This IRB shall review the proposed IND protocol at a convened meeting at which a majority of the members are present including at least one member whose primary concerns are in nonscientific areas and, if feasible, including a majority of the nonaffiliated members. The information required by § 56.115(a)(2) of this chapter is to be provided to the Secretary of Defense for further review.

(3) The duly constituted institutional review board, described in paragraph (d)(1)(v) of this section, must review and approve:

(i) The required information sheet;

(ii) The adequacy of the plan to disseminate information, including distribution of the information sheet to potential recipients, on the investigational product (e.g., in forms other than written);

(iii) The adequacy of the information and plans for its dissemination to health care providers, including potential side effects, contraindications, potential interactions, and other pertinent considerations; and

(iv) An informed consent form as required by part 50 of this chapter, in those circumstances in which DOD determines that informed consent may be obtained from some or all personnel involved.

(4) DOD is to submit to FDA summaries of institutional review board meetings at which the proposed protocol has been reviewed.

21 CFR 50.23(d)(4) (enhanced display)
page 8 of 17

21CFR5 0 . 2 3 (d)(4) ( enhanced di s pla y ) pa g e 8 of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 21CFR5 0.2 3 (d) (1)( xii ) (xii) DOD i s pursui ng drug deve l opment, i nc l ud i ng a t i me line, and marketing approval w i th due d i l i gence. (xiii) FDA has concluded that the i nvest i gat i onal new drug protocol may proceed subject to a dec i si on by the Pres i dent on the i nformed consent waiver request. (xiv) DOD will prov i de trai n i ng to the appropri ate med i cal personnel and pote n t i al rec i p i e n ts on the specific i nvest i gat i onal new drug to be admi n i stered pr i or to i ts use. (xv) DOD has stated and just i f i ed the t i me per i od for w h i ch the wa i ver i s neede d , not to exceed one yea r , un l ess separatel y renewed under these standards and cr i ter i a. (xvi) DOD shall have a cont i nu i ng obligat i on to report to the FDA and to the Pres i dent a n y changed c i rcumstances re l at i n g to these standards and cr i ter i a ( i nclud ing the t i me per i od referred to i n .P . r . 9.t .P . . . . ( J ( . ) { ) . of th i s sect i on) or that otherw i se m i g h t affect the determ inat i on to use an i nvest i gat i onal new drug w i thout i nformed consent. (xvii) DOD i s to prov i de public not i ce as soon as pract i cab l e and cons i ste n t w i th classificat i on requ i reme n ts through not i ce i n the FEDERAL REG I STER descr i b i ng each wa i ver of i nformed conse n t determ inat i o n , a summary of the most updated sc i ent i f i c i nformat i on on the products use d , and other perti ne n t i nformat i o n . (xviii) Use of the i nvest i gational drug w i thout i nformed consent otherw i se conforms w i th app l i cab l e l a w . (2) The du l y const i tuted i nst i t u t i onal rev i ew boar d , descr i bed i n P. r. 9 .P . . ( ). ( J ) { y). of th i s sect i o n , must i nc l ude at l east 3 nonaf f 11iated me m bers who shall not be emp loyees or officers of the Federal Government (other than for purposes of membersh i p on the I RB ) and shall be requ i red to obta in a n y necessary secur i ty clearances. Th i s I RB shall rev i ew the proposed I ND protocol at a convened meeting at wh i ch a major i ty of the members are prese n t i nc l ud i ng at l east one member whose pr i mary concerns are i n nonsc i e n tific areas and, i f feas i b l e, i nc l ud i ng a major i ty of the nonaffi l i ated members. The i nformat i on requ i red by . † . . ? . . : . 1 . 1 . ?. ( ) . { ? . l. f . .. . ! . . . P . ! . i s to be prov i ded to the Secretary of Defense for further rev i e w . (3) The du l y const i tuted i nst i t u t i onal rev i ew boar d , descr i bed i n P. r. 9 .P . . ( )( J ) { y). of th i s sect i o n , must rev i ew and approve: ( i ) The requ ired i nformat i on sheet; ( i i ) The adequacy of the p l an to d i ssem i nate i nformat i o n , i nc l ud i ng d i str i but i on of the i nformat i on sheet to potent i al rec i p i e n ts, on the i nvest i gat i onal product ( e . g . , i n forms other than wr i tte n ) ; ( ii i ) The adequacy of the i nformat i on and p l ans for i ts d i ssem i nat i on to hea l th care prov i der s , i nc l u d i ng pote n t i al s i de effects, co n trai nd i cat i ons, pote n t ial i n teract i on s , and other pert i ne n t cons i derat i ons; and An i nformed consent form as requ ired by p r . . . . ? . . Q .. f . . . . ! .. . P . . E · i n those c i rcumstances i n wh i ch DOD determ i nes that i nformed consent may be o b ta i ned from some or all personnel i nvo l ved . ( i v ) (4) DOD i s to subm i t to FDA summar i es of i nst i t u t i onal rev i ew board meetings at wh i ch the proposed protocol has been rev i ewed.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.23(d)(5)

(5) Nothing in these criteria or standards is intended to preempt or limit FDA's and DOD's authority or obligations under applicable statutes and regulations.

(e)

(1) Obtaining informed consent for investigational in vitro diagnostic devices used to identify chemical, biological, radiological, or nuclear agents will be deemed feasible unless, before use of the test article, both the investigator (e.g., clinical laboratory director or other responsible individual) and a physician who is not otherwise participating in the clinical investigation make the determinations and later certify in writing all of the following:

(i) The human subject is confronted by a life-threatening situation necessitating the use of the investigational in vitro diagnostic device to identify a chemical, biological, radiological, or nuclear agent that would suggest a terrorism event or other public health emergency.

(ii) Informed consent cannot be obtained from the subject because:

(A) There was no reasonable way for the person directing that the specimen be collected to know, at the time the specimen was collected, that there would be a need to use the investigational in vitro diagnostic device on that subject's specimen; and

(B) Time is not sufficient to obtain consent from the subject without risking the life of the subject.

(iii) Time is not sufficient to obtain consent from the subject's legally authorized representative.

(iv) There is no cleared or approved available alternative method of diagnosis, to identify the chemical, biological, radiological, or nuclear agent that provides an equal or greater likelihood of saving the life of the subject.

(2) If use of the investigational device is, in the opinion of the investigator (e.g., clinical laboratory director or other responsible person), required to preserve the life of the subject, and time is not sufficient to obtain the independent determination required in paragraph (e)(1) of this section in advance of using the investigational device, the determinations of the investigator shall be made and, within 5 working days after the use of the device, be reviewed and evaluated in writing by a physician who is not participating in the clinical investigation.

(3) The investigator must submit the written certification of the determinations made by the investigator and an independent physician required in paragraph (e)(1) or (e)(2) of this section to the IRB and FDA within 5 working days after the use of the device.

(4) An investigator must disclose the investigational status of the in vitro diagnostic device and what is known about the performance characteristics of the device in the report to the subject's health care provider and in any report to public health authorities. The investigator must provide the IRB with the information required in § 50.25 (except for the information described in § 50.25(a)(8)) and the procedures that will be used to provide this information to each subject or the subject's legally authorized representative at the time the test results are provided to the subject's health care provider and public health authorities.

(5) The IRB is responsible for ensuring the adequacy of the information required in section 50.25 (except for the information described in § 50.25(a)(8)) and for ensuring that procedures are in place to provide this information to each subject or the subject's legally authorized representative.

21 CFR 50.23(e)(5) (enhanced display)
page 9 of 17

page9of t7 2 1 CF R S 0 . 2 3 ( eX s ) ( enhanced dis p la y ) Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR 5 0 . 2 3 (d)( S ) (5) Noth i ng i n these cr i ter i a or standards is i ntended to preempt or l i m i t FDA's and DOD ' s author i ty or ob l i gati ons under app l i cab l e statutes and regu l at i ons. ( e ) (1) Obta i n i ng i nformed consent for i nvest i gat i onal i n v i tro d i agnost i c dev i ces used to i dent i fy chem i ca l , b i o l o g i ca l , radi o l og i ca l , or nuc l ear agents will be deemed feas i b l e un l ess, before use of the test art i c l e , both the i nvest i gator (e . g . , cli n i cal l aboratory d i rector or other respons i b l e i nd i v i dual) and a phys i c i an who i s not otherwise partic i pat i ng i n the c l i n i cal i nvestigat i on make the determ i nat i ons and l ater cert i fy i n wri t i ng all of the follow i ng: (i) The human subject is confronted by a l ife - threaten ing s i tuat i on necessi tat i ng the use of the i nvest i gational i n v i tro d i agnost i c dev i ce to i dentify a chem i ca l , b i o l og i ca l , rad i o l og i ca l , or nuclear agent that wou l d suggest a terror i sm event or other pub l i c hea l th emergency. Informed consent cannot be obta i ned from the subject becaus e : (A) There was no reasonab l e way for the person d i rect i n g that the speci men be collected to kno w , at the t i m e the speci men was collected, that there wou l d be a need to us e the i nvest i gat i onal i n v i tro d i agnost i c dev i ce on that subject ' s spec i me n ; and { B ) T i me is not suffic i ent to obta i n consent from the subject w i thout r i sk ing the l ife of the subject. T i me i s not suffic i ent to obta i n consent from the subject's l egally author i zed representat i ve. There is no c l eared or approved ava i l ab l e a l ternative method of d i agnosi s , to i dent i fy the chem i ca l , b i o l og i cal, rad i o l og i cal, or nuc l ear agent that prov i des an equal or greater l i kel i hood of sav i ng the life of the subject. ( i i ) ( i i i) ( i v ) (2) I f use of the i nvest i gat i onal dev i ce i s , i n the op i n i on of the i nvest i gator ( e . g . , c l i n i cal laboratory d i rector or other respons i b l e person ) , requi red to preserve the l ife of the subject, and t i me is not suffic i ent to obta i n the i ndependent determ i nat i on requ i red i n p r . 9 . r . P . . (20) of this sect i on i n adva n ce of us i n g the i nvest i gat i onal dev i ce, the determ i nations of the i nvesti gator shall be made an d , w i th i n 5 work i ng days after the use of the dev i c e , be rev i ewed and eva l uated i n wri t i ng by a phys i c i an who i s not part i c i pat i ng i n the c l i n i cal i nvest i gat i o n . (3) The i nvesti gator must subm i t the wr i tten certificat i on of the determ i nat i ons made by the i nvest i gator and an i ndependent phys i c i an requ i red i n P. 9 . r . . P . .. ( ) . { n_ or . ( ) . ( ? . ) . of th i s sect i on to the I RB and FDA w i th i n 5 work i ng days after the use of the dev i ce. (4) An i nvest i gator m ust disclose the i nvest i gat i onal status of the i n v i tro d i agnost i c dev i ce and what is known about the performance character i st i cs of the dev i ce i n the report to the subject's hea l th care prov i der and i n any report to public health author i t i es. The i nvestigator must prov i de the I RB w i th the i nformat i on requi red i n † .. . ? . Q : . ?.:? . . ( except for the i nformat i on descr i bed i n † . . ?. Q : . ?.:? . . ( ) ( ) ) and the procedures that will be used to prov i de this i nformat i on to each subject or the subject ' s l egally author i zed representat i ve at the t i me the test resu l ts are prov i ded to the subject ' s hea l th care prov i der and pub l i c hea l th author i t i es. (5) The I RB i s respons i b l e for ensur i ng the adequacy of the i nformat i on requi red i n . . ! 2 . . ? . 9 : . ?.:? . . ( except for the i nformat i on descr i bed i n † . .. Q : . . ? . . ( ). ( ) ) and for ensur i ng that procedures are i n p l ace to prov i de this i nformat i on to each subject or the subject's l egally author i zed representat i ve.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.23(e)(6)

(6) No State or political subdivision of a State may establish or continue in effect any law, rule, regulation or other requirement that informed consent be obtained before an investigational in vitro diagnostic device may be used to identify chemical, biological, radiological, or nuclear agent in suspected terrorism events and other potential public health emergencies that is different from, or in addition to, the requirements of this regulation.

[46 FR 8951, Jan. 27, 1981, as amended at 55 FR 52817, Dec. 21, 1990; 64 FR 399, Jan. 5, 1999; 64 FR 54188, Oct. 5, 1999; 71 FR 32833, June 7, 2006; 76 FR 36993, June 24, 2011]

§ 50.24 Exception from informed consent requirements for emergency research.

(a) The IRB responsible for the review, approval, and continuing review of the clinical investigation described in this section may approve that investigation without requiring that informed consent of all research subjects be obtained if the IRB (with the concurrence of a licensed physician who is a member of or consultant to the IRB and who is not otherwise participating in the clinical investigation) finds and documents each of the following:

(1) The human subjects are in a life-threatening situation, available treatments are unproven or unsatisfactory, and the collection of valid scientific evidence, which may include evidence obtained through randomized placebo-controlled investigations, is necessary to determine the safety and effectiveness of particular interventions.

(2) Obtaining informed consent is not feasible because:

(i) The subjects will not be able to give their informed consent as a result of their medical condition;

(ii) The intervention under investigation must be administered before consent from the subjects' legally authorized representatives is feasible; and

(iii) There is no reasonable way to identify prospectively the individuals likely to become eligible for participation in the clinical investigation.

(3) Participation in the research holds out the prospect of direct benefit to the subjects because:

(i) Subjects are facing a life-threatening situation that necessitates intervention;

(ii) Appropriate animal and other preclinical studies have been conducted, and the information derived from those studies and related evidence support the potential for the intervention to provide a direct benefit to the individual subjects; and

(iii) Risks associated with the investigation are reasonable in relation to what is known about the medical condition of the potential class of subjects, the risks and benefits of standard therapy, if any, and what is known about the risks and benefits of the proposed intervention or activity.

(4) The clinical investigation could not practicably be carried out without the waiver.

(5) The proposed investigational plan defines the length of the potential therapeutic window based on scientific evidence, and the investigator has committed to attempting to contact a legally authorized representative for each subject within that window of time and, if feasible, to asking the legally authorized representative contacted for consent within that window rather than proceeding without consent. The investigator will summarize efforts made to contact legally authorized representatives and make this information available to the IRB at the time of continuing review.

21 CFR 50.24(a)(5) (enhanced display)
page 10 of 17

2 1 CF R s o . 2 4(a) ( s ) (enhanced dis p lay ) paget0 of t7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S 0 . 2 3 ( e )(6) (6) No State or pol i t i cal subd i vis i on of a State may establish or cont i nue i n effect any l a w , ru l e , regu l at i on or other requi rement that i nformed consent be obta i ned before an i nvest i gat i onal i n v i tro d iagnost i c dev i ce may be used to i dentify chem ical, b i o l og i ca l , radi o l og i ca l , or nuc l ear agent i n suspected terrorism events and other potent i al p u blic hea l th e mergenci es that i s different fro m , or i n add i t i on to, the requi rements of this regu l at i o n . f . . . E ! . i . ?. . ?. . ?.! Jan. 27, 198 1 , as amended at . ? . . .E. . . ? ? . . ! . !.t Dec. 21, 1990 ; . . .E.. . . ? . ! Jan. 5 , 1999; . . E t:! . . ?. . ? . . † ! ! Oct. 5 , 1999 ; ? J .. . E . !i f. ? ? . ! . June 7, 2006; ? .. E t:! . . ? . ? ! . June 24, 2011] † 5 0. 24 Exception fro m informed c onsent requirements fo r emer g ency research. (a) The I RB respons i b l e for the rev i e w , approva l , and cont i nu i ng rev i ew of the clin ical i nvestigati on descr i bed i n th i s sect i on may approve that i nvestigati on w i thout requi r i n g that i nformed consent of all research subjects be obta i ned i f the I RB (w i th the concurrence of a l i censed phys i c ian who is a member of or consu l tant to the I RB and who i s not otherwise parti c i pat i ng i n the c l i n i cal i nvest i gati on) finds and documents each of the follow i ng: (1) The human subjects are i n a life - threaten i ng s i tuat i o n , avai l ab l e treatments are unproven or unsatisfactor y , and the collect i on of valid sc i entific ev i dence, wh ich may i nc l ude ev i dence obta i ned through random i zed p l acebo - controlled i nvest i gat i on s , i s necessary to determ i ne the safety and effect i veness of part i cu l ar i ntervent i ons. (2) Obta i n i ng i nformed consent is not feas i b l e because: ( i ) The subjects will not be ab l e to g i ve the i r i nformed consent as a resu l t of the i r med i cal condit ion; The i ntervent i on u nder i nvest i gat i on must be adm i n i stered before consent from the subjects' l egal l y authorized representat i ves i s feas i b l e; and There is no reasonab l e way to i dent i fy prospect ive l y the i nd i v i dua l s l i ke l y to become e l i g i b l e for part i c i pat i on i n the cl i n i cal i nvest i gat i o n . ( i i ) ( i i i) (3) Part i c i pat i on i n the research ho l ds out the prospect of d i rect benefit to the subjects because: (i) Subjects are fac i ng a life - threateni ng s i tuat i on that necess i tates i ntervent i on; ( i i ) Appropr i ate an i mal and other precl i n i cal stud i es have been conducted, and the i nformat i on der i ved from those stud i es and re l ated ev i dence support the potent i al for the i ntervent i on to prov i de a d i rect bene f i t to the i nd i v i dual subject s ; and ( ii i ) R i sks assoc i ated w i th the i nvest i gat i on are reasonab l e i n rel at i on to what i s known about the med i cal cond i t i on of the potent i al c l ass of subject s , the risks and benefits of standard therap y , if an y , and what is known about the risks and benefits of the proposed i ntervent i on or act i v i t y . (4) The c l i n i cal i nvesti gat i on cou l d not pract i cab l y be carr i ed out w i thout the wa i ve r . (5) The proposed i nvest i gational p l an defines the l ength of the potent i al therapeut i c w i ndow based on sc i ent i fic ev i denc e , and the i nvest i gator has comm i tted to attempt i ng to contact a l egally author i zed representat i ve for each subject w i th in that w i ndow of ti me an d , if feas i b l e , to ask i n g the l egally author i zed representat i ve contacted for consent w i th i n that w i ndow rather than proceed i ng w i thout consent. The i nvest i gator will summar i ze efforts made to contact l egally author i zed representat i ves and make th i s i nformat i on ava i l ab l e to the I RB at the ti me of cont i nu i ng rev i ew.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.24(a)(6)

(6) The IRB has reviewed and approved informed consent procedures and an informed consent document consistent with § 50.25. These procedures and the informed consent document are to be used with subjects or their legally authorized representatives in situations where use of such procedures and documents is feasible. The IRB has reviewed and approved procedures and information to be used when providing an opportunity for a family member to object to a subject's participation in the clinical investigation consistent with paragraph (a)(7)(v) of this section.

(7) Additional protections of the rights and welfare of the subjects will be provided, including, at least:

(i) Consultation (including, where appropriate, consultation carried out by the IRB) with representatives of the communities in which the clinical investigation will be conducted and from which the subjects will be drawn;

(ii) Public disclosure to the communities in which the clinical investigation will be conducted and from which the subjects will be drawn, prior to initiation of the clinical investigation, of plans for the investigation and its risks and expected benefits;

(iii) Public disclosure of sufficient information following completion of the clinical investigation to apprise the community and researchers of the study, including the demographic characteristics of the research population, and its results;

(iv) Establishment of an independent data monitoring committee to exercise oversight of the clinical investigation; and

(v) If obtaining informed consent is not feasible and a legally authorized representative is not reasonably available, the investigator has committed, if feasible, to attempting to contact within the therapeutic window the subject's family member who is not a legally authorized representative, and asking whether he or she objects to the subject's participation in the clinical investigation. The investigator will summarize efforts made to contact family members and make this information available to the IRB at the time of continuing review.

(b) The IRB is responsible for ensuring that procedures are in place to inform, at the earliest feasible opportunity, each subject, or if the subject remains incapacitated, a legally authorized representative of the subject, or if such a representative is not reasonably available, a family member, of the subject's inclusion in the clinical investigation, the details of the investigation and other information contained in the informed consent document. The IRB shall also ensure that there is a procedure to inform the subject, or if the subject remains incapacitated, a legally authorized representative of the subject, or if such a representative is not reasonably available, a family member, that he or she may discontinue the subject's participation at any time without penalty or loss of benefits to which the subject is otherwise entitled. If a legally authorized representative or family member is told about the clinical investigation and the subject's condition improves, the subject is also to be informed as soon as feasible. If a subject is entered into a clinical investigation with waived consent and the subject dies before a legally authorized representative or family member can be contacted, information about the clinical investigation is to be provided to the subject's legally authorized representative or family member, if feasible.

(c) The IRB determinations required by paragraph (a) of this section and the documentation required by paragraph (e) of this section are to be retained by the IRB for at least 3 years after completion of the clinical investigation, and the records shall be accessible for inspection and copying by FDA in accordance with § 56.115(b) of this chapter.

21 CFR 50.24(c) (enhanced display)
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2 1 CF R S 0 . 24( c ) (enhanced dis p lay ) pagel1of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR 5 0 . 2 4 ( a )(6) (6) The I RB has rev i ewed and approved i nformed consent proce d ures and an i nformed consent document cons i stent w i th † . . . † . Q : . ? . - These procedures and the i nformed consent document are to be used w i th subjects or the i r l egally author i zed representatives i n s i tuat i ons where use of such procedures and documents i s feas i b l e . The I RB has rev i ewed and approved procedures and i nformat i on to be used when prov i di ng an opportun i ty for a fam i l y member to object to a subject ' s part i c i pat i on i n the c l i n i cal i nvest i gat i on cons i stent w i th P. ! ! 9.r . P . . . ( ). Q l (Y.). of th i s sect i on. (7) Add i t i onal protect i ons of the r i ghts and we l fare of the subjects will be prov i de d , i ncl ud i n g , at l east: ( i) Consu l tati on ( incl ud i n g , where appropr i at e , consu l tati on carr i ed out b y the I RB ) w i th representatives of the commun i t i es i n wh ich the clin i cal i nvesti gat i on will be conducted and from whi ch the subjects will be drawn; Public d i sc l osure to the commun i t i es in wh i ch the c l i n i cal i nvest i gati on will be conducted and from whi ch the subjects will be drawn, pr i or to i n i t i at i on of the cl i n i cal i nvestigati o n , of p l ans for the i nvestigati on and i ts risks and expected benefit s ; Public d i sc l osure of suffic i ent i nformat i on follow i ng comp let i on of the c l i n i cal i nvest i gat i on to appr i se the commun i ty and researchers of the stud y , i nclud i ng the demograph i c characterist i cs of the research popu l at i o n , and i ts res u l ts; Establis h ment of an i ndependent data mon i tor i ng comm i ttee to exercise overs i ght of the cl i n i cal i nvest i gati o n ; and ( v ) I f obta i n i ng i nformed consent i s not feas i b l e and a l egally authorized representative is not reasonab l y availab le, the i nvest i gator has com m i tted, i f feas i b l e, to attempt i ng to contact w i th i n the therapeut i c w i ndow the subject ' s fam i l y me m ber who is not a l egally author i zed representative , and ask i ng whether he or she objects to the subject's partic i pat i on in the cl i n i cal i nvest i gati on. The i nvest i gator will su m mar i ze efforts made to contact fam i l y members and make this i nformat i on ava i l ab l e to the I RB at the t i me of cont i nu i ng rev i e w . ( i i ) ( i i i) ( i v ) (b) The I RB i s respons i b l e for ensuri n g that procedures are i n p l ace to i nfor m , at the earliest feas i b l e opportun i t y , each subject, or if the subject rema i ns i ncapac i tate d , a l egally author i zed representat i ve of the subject, or if such a representat i ve is not reasonab l y availab l e , a family member , of the subject ' s i nclusi on i n the c l i n i cal i nvest i gat i o n , the deta i l s of the i nvest i gat i on and other i nformat i on conta i ned i n the i nformed consent document. The IRB shall a l so ensure that there i s a procedure to i nform the subject , or if the subject rema i ns i ncapac i tate d , a l egally author i zed representat i ve of the subject, or i f such a representat i ve i s not reasonably availab l e , a family membe r , that he or she may d i scont i n ue the subject ' s part i c i pat i on at any t i me w i thout pena l ty or l oss of benefits to wh i ch the subject i s otherwise ent i t l e d . I f a l egally author i zed representat i ve or family member i s to l d about the cl i n i cal i nvest i gat i on and the subject ' s cond i t i on improves, the subject i s a l so to be i nformed as soon as feas i b l e . I f a subject is entered i nto a cl i n i cal i nvest i gati on w i th wai ved consent and the subject d i es before a l egal l y authorized representat i ve or family me m ber can be contacte d , i nformat i on about the cl i n i cal i nvest i gat i on i s to be prov i ded to the subject ' s l egally authorized representat i ve or fami l y membe r , i f feas i b l e . (c) The I RB determ i nat i ons requ i red by P. ! ! 9.r . .P . . . { ) of this sect i on and the documentat i on requ i red by P . . r . 9 . r . P . . ( ). of this sect i on are to be reta i ned by the I RB for at l east 3 years after comp l et i on of the clin i cal i nvest i gat i o n , and the records shall be access i b l e for i nspect i on and copy i ng by FDA i n acc o rd a nee w i th . † . . . . :J.J . . { J . 9 . f. . . - ! . - - P ! r.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.24(d)

(d) Protocols involving an exception to the informed consent requirement under this section must be performed under a separate investigational new drug application (IND) or investigational device exemption (IDE) that clearly identifies such protocols as protocols that may include subjects who are unable to consent. The submission of those protocols in a separate IND/IDE is required even if an IND for the same drug product or an IDE for the same device already exists. Applications for investigations under this section may not be submitted as amendments under §§ 312.30 or 812.35 of this chapter.

(e) If an IRB determines that it cannot approve a clinical investigation because the investigation does not meet the criteria in the exception provided under paragraph (a) of this section or because of other relevant ethical concerns, the IRB must document its findings and provide these findings promptly in writing to the clinical investigator and to the sponsor of the clinical investigation. The sponsor of the clinical investigation must promptly disclose this information to FDA and to the sponsor's clinical investigators who are participating or are asked to participate in this or a substantially equivalent clinical investigation of the sponsor, and to other IRB's that have been, or are, asked to review this or a substantially equivalent investigation by that sponsor.

[61 FR 51528, Oct. 2, 1996]

§ 50.25 Elements of informed consent.

(a) ***Basic elements of informed consent.*** In seeking informed consent, the following information shall be provided to each subject:

(1) A statement that the study involves research, an explanation of the purposes of the research and the expected duration of the subject's participation, a description of the procedures to be followed, and identification of any procedures which are experimental.

(2) A description of any reasonably foreseeable risks or discomforts to the subject.

(3) A description of any benefits to the subject or to others which may reasonably be expected from the research.

(4) A disclosure of appropriate alternative procedures or courses of treatment, if any, that might be advantageous to the subject.

(5) A statement describing the extent, if any, to which confidentiality of records identifying the subject will be maintained and that notes the possibility that the Food and Drug Administration may inspect the records.

(6) For research involving more than minimal risk, an explanation as to whether any compensation and an explanation as to whether any medical treatments are available if injury occurs and, if so, what they consist of, or where further information may be obtained.

(7) An explanation of whom to contact for answers to pertinent questions about the research and research subjects' rights, and whom to contact in the event of a research-related injury to the subject.

(8) A statement that participation is voluntary, that refusal to participate will involve no penalty or loss of benefits to which the subject is otherwise entitled, and that the subject may discontinue participation at any time without penalty or loss of benefits to which the subject is otherwise entitled.

21 CFR 50.25(a)(8) (enhanced display)
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21CFR5 0 . 25( a ) (8) (enhanced di s p l a y ) page12 of t7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 cFR s o . 24(d) (d) Protoco l s i nvo l v i ng an excepti on to the i nformed consent requi rement under this sect i on must be performed under a separate i nvesti gat i onal new drug app l i cat i on ( IND ) or i nvest i gat i onal devi ce exempt i on ( I DE ) that c l ear l y i dent i fies such protoco l s as protoco l s that may i nclude subjects who are unab l e to consent. The submiss i on of those protoco l s i n a separate I ND/IDE i s requ i red even if an I ND for the same drug product or an I DE for the same devi ce a l ready ex i sts. App l i cat i ons for i nvest i gat i ons under this sect i on may not be subm i tted as amendments under † . † . . . . ? . : . Q . or . . ? . : . . ? . . 2f. . . . ! ... . . P ! . . · (e) I f an I RB deter m i nes that i t cannot approve a c l i n i cal i nvest i gati on because the i nvestigati on does not meet the cr i ter i a in the excepti on prov i ded under P. 9 E P . . . . ( ) . of this sect i on or because of other re l evant ethi cal concern s , the IRB must document i ts find i ngs and prov i de these find i ngs prompt l y i n wr i ti ng to the cl i n i cal i nvest i gator and to the sponsor of the cl i n i cal i nvest i gat i o n . The sponsor of the clin i cal i nvest i gat i on must pro m pt l y disclose th i s i nformat i on to FDA and to the sponsor' s c l i n i cal i nvest i gators who are part i c i pat i ng or are asked to part i c i pate i n this or a substant i ally equ i va l ent cl i n i cal i nvest i gat i on of the sponso r , and to other I RB's that have bee n , or ar e , asked to rev i ew this or a substant i ally equ i va l ent i nvest i gat i on b y that sponsor. [ 1 .. . f. B . . ? 1 . ? ? . ! Oct. 2, 1996] † 5 0 . 2 5 Elements of informed c onsent. (a) Basic elements of informed c o ns e nt. I n seek i ng i nformed consent, the follow i ng i nformat i on shall be prov i ded to each subject: (1) A statement that the study i nvolves researc h , an exp l anat i on of the purposes of the research and the expected durat i on of the subject's part i cipati o n , a descr i pt i on of the procedures to be followed, and i dent i ficat i on of any procedures wh i ch are exper i mental. (2) A descr i pt i on of any reasonably foreseeab l e risks or discomforts to the subject. (3) A descr i pt i on of any benef i ts to the s u bject or to others whi ch may reasonab l y be expected from the research. (4) A d i sc l osure of appropr i ate a l ternati ve procedures or courses of treatment, if an y , that m i ght be advantageous to the subject. (5) A statement descr i b i ng the exten t , if an y , to wh i ch confident i al i ty of records i dentify i ng the subject will be ma i nta i ned and that notes the poss i bil i ty that the Food and Drug Adm i nistrat i on may i nspect the records. (6) For research i nvo l v i ng more than m i n i mal risk, an exp l anat i on as to whether any compensat i on and an exp l anat i on as to whether any med i cal treatments are ava i l ab l e i f i njury occurs an d , if s o , what they consist of, or where further i nformat i on may be obta i ned. (7) An exp l anat i on of whom to contact for answers to pert i nent quest i ons about the research and research subjects' r i ght s , and whom to contact i n the event of a research - re l ated i njury to the subject. (8) A statement that part i c i pat i on i s vo l untar y , that refusal to partic i pat e will i nvo l ve no pena l ty or l oss of benef i ts to wh i ch the subject is otherw i se ent i t l e d , and that the subject may d i scont i nue part i c i pat i on at any ti me w i thout penalty or l oss of benefits to w h i ch the subject i s otherw i se ent i t l ed.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.25(b)

(b) ***Additional elements of informed consent.*** When appropriate, one or more of the following elements of information shall also be provided to each subject:

(1) A statement that the particular treatment or procedure may involve risks to the subject (or to the embryo or fetus, if the subject is or may become pregnant) which are currently unforeseeable.

(2) Anticipated circumstances under which the subject's participation may be terminated by the investigator without regard to the subject's consent.

(3) Any additional costs to the subject that may result from participation in the research.

(4) The consequences of a subject's decision to withdraw from the research and procedures for orderly termination of participation by the subject.

(5) A statement that significant new findings developed during the course of the research which may relate to the subject's willingness to continue participation will be provided to the subject.

(6) The approximate number of subjects involved in the study.

(c) When seeking informed consent for applicable clinical trials, as defined in 42 U.S.C. 282(j)(1)(A), the following statement shall be provided to each clinical trial subject in informed consent documents and processes. This will notify the clinical trial subject that clinical trial information has been or will be submitted for inclusion in the clinical trial registry databank under paragraph (j) of section 402 of the Public Health Service Act. The statement is: "A description of this clinical trial will be available on *http://www.ClinicalTrials.gov*, as required by U.S. Law. This Web site will not include information that can identify you. At most, the Web site will include a summary of the results. You can search this Web site at any time."

(d) The informed consent requirements in these regulations are not intended to preempt any applicable Federal, State, or local laws which require additional information to be disclosed for informed consent to be legally effective.

(e) Nothing in these regulations is intended to limit the authority of a physician to provide emergency medical care to the extent the physician is permitted to do so under applicable Federal, State, or local law.

[46 FR 8951, Jan. 27, 1981, as amended at 76 FR 270, Jan. 4, 2011]

§ 50.27 Documentation of informed consent.

(a) Except as provided in § 56.109(c), informed consent shall be documented by the use of a written consent form approved by the IRB and signed and dated by the subject or the subject's legally authorized representative at the time of consent. A copy shall be given to the person signing the form.

(b) Except as provided in § 56.109(c), the consent form may be either of the following:

(1) A written consent document that embodies the elements of informed consent required by § 50.25. This form may be read to the subject or the subject's legally authorized representative, but, in any event, the investigator shall give either the subject or the representative adequate opportunity to read it before it is signed.

(2) A *short form* written consent document stating that the elements of informed consent required by § 50.25 have been presented orally to the subject or the subject's legally authorized representative. When this method is used, there shall be a witness to the oral presentation. Also, the IRB shall approve a written summary of what is to be said to the subject or the representative. Only the short

21 CFR 50.27(b)(2) (enhanced display)
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2 1 CF R S 0 . 27( bX2 ) ( enha n ced display ) page13of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S0.25(b) (b) Additional elements of informed consent. When appropr i at e , one or more of the follow i ng e l ements of i nformat i on shall a l so be prov i ded to each subject: (1) A stateme n t that the pa n i cu l ar treatment or procedure may i nvo l ve r i sks to the subject ( or to the embryo or fetus , i f the subject i s or may become pregna n t ) wh i ch are current l y unforeseeab l e. (2) A n t i c i pated c i rcumstances under wh i ch the subject ' s part i c i pat i on may be termi nated by the i nvest i gator w i thout regard to the subject ' s conse n t. (3) Any add i t i onal costs to the subject that may resu l t from part i c i pat i on i n the research. (4) The consequences of a subject ' s dec i s i on to w i thdraw from the research and procedures for order l y term i nat i on of pa n i c i pat i on by the subject. (5) A stateme n t that s i gnifica n t new find i ngs devel oped dur i n g the course of the research wh i ch may re l ate to the subject ' s w i llingness to co n t i nu e pa n i c i pat i on will be prov i ded to the subject. (6) The approx i mate number of subjects i nvo l ved i n the study. (c) When seek i ng i nformed conse n t for applicab l e cl i n i cal tr i a l s , as defined i n . . : . . : ... . G > . ( 1 1 ( ) .. the follow i ng stateme n t shall be prov i ded to each cl i n i cal tr i al subject i n i nformed consent doc u me n ts and processes. Th i s will not i fy the cl i n i cal tr i al s u bject that clin i cal tr i al i nformat i on has been or will be subm i tted for i nclus i on i n the cl i n i cal tr i al reg i stry databank under paragraph Q) of sect i on 402 of the Pub l i c Hea l th Serv i ce Act. The statement i s: HA descr i pt i on of th i s c li n i cal tr i al will be availab l e on !!P. l ! . : . 9. . ! ! !. .! . ! r . . ! . : . g g . '!! as requ i red by U . S . Law. Th i s Web s i te will not i nc l u de i nformat i on that can i dent i fy you. At most, the Web s i te will i nclude a summary of the resu l ts. You can search th i s Web s i te at a n y t i me: (d) The i nformed conse n t requ i reme n ts i n these regul at i ons are not i n tended to preempt any applicab l e Federal, Stat e , or l ocal l aws wh i ch requ i re add i t i onal i nformat i on to be d i sc l osed for i nformed conse n t to be l egally effect i ve. (e) Nothi ng i n these regu l at i ons i s i n tended to l i m i t the a u thor i ty of a phys i c i an to prov i de emergency med i cal care to the exte n t the phys i c i an i s perm i tted to do so under app l i cab l e Federa l , State, or l ocal l aw. ( 1 . . . E ! . i . !! . ?. . ! Jan. 27, 198 1 , as amended at ? . .E . ! i . ?!.. ! Jan. 4 , 2011] † 5 0 . 2 7 Documentation of informed consent. (a) Except as prov i ded i n † . . ? . † . : . J . . Q . . ( !?, ) . . i nformed consent shall be documented b y the use of a wr i tten conse n t form approved by the I RB and s i gned and dated b y the subject or the subject ' s l egally a u thor i zed representati ve at the t i me of conse n t. A copy shall be g i ven to the person s i gn i ng the for m . (b) Except as prov i ded i n † .. . ? . † . : . J . .Q .. ( !?, ) . . the consent form may be e i ther of the follow i n g : (1) A wr i tten consent document that embod i es the e l ements of i nformed conse n t requ i red by † . . . ?. Q . : ?.: · Th i s form may be read to the subject or the subject ' s l egally authorized representati ve, b u t, i n any event, the i nvest i gator shall g i ve e i ther the subject or the represe n tative adequate oppo n un i ty to read i t before i t i s s i gned. (2) A short form wr i tten consent doc u me n t stat i ng that the e l ements of i nformed conse n t requ i red by † . . ? Q : . ?.: ? . have been prese n ted orally to the subject or the subject's l egally a u thor i zed represe n tat i ve. When th i s method i s use d , there shall be a w i tness to the oral prese n tat i o n . A l s o , the I RB shall approve a wr i tten s u mmary of what i s to be sa i d to the subject or the representati ve. On l y the short

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.50

form itself is to be signed by the subject or the representative. However, the witness shall sign both the short form and a copy of the summary, and the person actually obtaining the consent shall sign a copy of the summary. A copy of the summary shall be given to the subject or the representative in addition to a copy of the short form.

[46 FR 8951, Jan. 27, 1981, as amended at 61 FR 57280, Nov. 5, 1996]

Subpart C [Reserved]

Subpart D—Additional Safeguards for Children in Clinical Investigations

Source: 66 FR 20598, Apr. 24, 2001, unless otherwise noted.

§ 50.50 IRB duties.

In addition to other responsibilities assigned to IRBs under this part and part 56 of this chapter, each IRB must review clinical investigations involving children as subjects covered by this subpart D and approve only those clinical investigations that satisfy the criteria described in § 50.51, § 50.52, or § 50.53 and the conditions of all other applicable sections of this subpart D.

§ 50.51 Clinical investigations not involving greater than minimal risk.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which no greater than minimal risk to children is presented may involve children as subjects only if the IRB finds that:

(a) No greater than minimal risk to children is presented; and

(b) Adequate provisions are made for soliciting the assent of the children and the permission of their parents or guardians as set forth in § 50.55.

[78 FR 12951, Feb. 26, 2013]

§ 50.52 Clinical investigations involving greater than minimal risk but presenting the prospect of direct benefit to individual subjects.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which more than minimal risk to children is presented by an intervention or procedure that holds out the prospect of direct benefit for the individual subject, or by a monitoring procedure that is likely to contribute to the subject's well-being, may involve children as subjects only if the IRB finds that:

(a) The risk is justified by the anticipated benefit to the subjects;

(b) The relation of the anticipated benefit to the risk is at least as favorable to the subjects as that presented by available alternative approaches; and

(c) Adequate provisions are made for soliciting the assent of the children and permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

21 CFR 50.52(c) (enhanced display)
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21CFR5 0 . 52( c ) (enhanced dis p lay ) page 1 4of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR 50.SO form i tself is to be s i gned by the subject or the representat i ve. Howeve r , the w i tness shall s i gn both the short form and a copy of the s u mmar y , and the person actually obta i n i n g the consent shall s i gn a copy of the su m mar y . A copy of the summary shall be g i ven to the s u bject or the representat i ve i n add i t i on to a copy of the short for m . ( 1 . . . f. . B . . ! ! ?. , ?. , Jan. 27, 198 1 , as amended at . .1. . . f. . B . . ? ! . ? . . . 9 , . Nov. 5 , 1996] S ubpart C [R e served] S ubpart D - Add i tional S afeguards for Children in Clinical Inv e stigations S o urc e : . . . E . . ?. 9 . ? . . . . Apr. 2 4 , 2001 , un l ess otherw i se noted. † S O . SO IRB duti e s . I n add i t i on to other respons i bilit i es ass i gned to I RBs under t h i s . l? . r.: ! .. . . . P . .. . ? . † . .9. .. . l . . 9 . . . I? . ! . . each I RB must rev i ew cl i n i cal i nvestigati ons i nvolv i ng ch ildren as subjects covered by th i s subpart D and approve on l y those c l i n i cal i nvest i gat i ons that satisfy the cr i ter i a descr i bed i n † . . . ?. 9 . : ?. J . .. † . . . ?. 9 : . ? . ? . . or † .. . ?. 9 : . ?. and the cond i t i ons of all other applicab l e sect i ons of t h i s subpart D. † S O . St Clinical inv e stigation s not involving greater than minimal risk. Any cl i n i cal i nvest i gat i on w i th in the scope descr i bed i n _ † . † . . . ? . 9 : . J . . and . ? . † : . J . . 9 . . J . .. f . ! . ! .. b . .P . ! . i n wh ich no greater than m i n i mal r i sk to ch ildren i s presented may i nvo l ve ch il dren as subjects on l y i f the I RB fmds that: (a) No greater than m i n i mal risk to ch i l dren is presente d ; and (b) Adequate provis ions are made for solic i t i n g the assent of the chi ldren and the permiss i on of the i r parents or guard i ans as set forth i n † . . . ? . 9 : . ? ? : f? . . . f... ] ? . . ? . . J . 1 Feb. 26, 2013] † S 0 . 52 Clinical inve s t i gations invo l ving greater than minimal risk but presenting the pro s pect of direc t benefit to ind i vidual s ubject s . Any c l i n i cal i nvest i gat i on w i th in the scope descr i bed i n . † . † . . . ? . 9 : . J .. and . ? . † : . J . . 9 . . J . . . f . ! . ! .. b . . P . ! . i n wh ich more than m i n i mal r i sk to ch ildren i s presented by an i ntervent i on or procedure that ho l ds out the prospect of d i rect bene f i t for the i nd i v i dual subject , or by a mon i tor i ng procedure that i s l i kely to contr i bute to the subject's wel l - be i n g , may i nvo l ve children as subjects on l y i f the I RB finds that: (a) The r i sk is just i fied by the anti c i pated bene f i t to the subject s ; (b) The re l at i on of the anti c i pated bene f i t to the risk is at l east as favorab le to the subjects as that presented by ava i l ab l e a l ternati ve approaches; and (c) Adequate provis ions are made for solic i t i n g the assent of the chi ldren and permiss i on of the i r parents or guard i ans as set forth i n . † . . . ? . . Q : . ?.? . · ( . . r n . 9 . . ? ' Apr. 2 4 , 2001. as amended at ?. . . . f.. . ' 3 J . ? . . ? . . ?., Feb. 26, 2013]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.53

§ 50.53 Clinical investigations involving greater than minimal risk and no prospect of direct benefit to individual subjects, but likely to yield generalizable knowledge about the subjects' disorder or condition.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which more than minimal risk to children is presented by an intervention or procedure that does not hold out the prospect of direct benefit for the individual subject, or by a monitoring procedure that is not likely to contribute to the well-being of the subject, may involve children as subjects only if the IRB finds that:

(a) The risk represents a minor increase over minimal risk;

(b) The intervention or procedure presents experiences to subjects that are reasonably commensurate with those inherent in their actual or expected medical, dental, psychological, social, or educational situations;

(c) The intervention or procedure is likely to yield generalizable knowledge about the subjects' disorder or condition that is of vital importance for the understanding or amelioration of the subjects' disorder or condition; and

(d) Adequate provisions are made for soliciting the assent of the children and permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

§ 50.54 Clinical investigations not otherwise approvable that present an opportunity to understand, prevent, or alleviate a serious problem affecting the health or welfare of children.

If an IRB does not believe that a clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter and involving children as subjects meets the requirements of § 50.51, § 50.52, or § 50.53, the clinical investigation may proceed only if:

(a) The IRB finds that the clinical investigation presents a reasonable opportunity to further the understanding, prevention, or alleviation of a serious problem affecting the health or welfare of children; and

(b) The Commissioner of Food and Drugs, after consultation with a panel of experts in pertinent disciplines (for example: science, medicine, education, ethics, law) and following opportunity for public review and comment, determines either:

(1) That the clinical investigation in fact satisfies the conditions of § 50.51, § 50.52, or § 50.53, as applicable, or

(2) That the following conditions are met:

(i) The clinical investigation presents a reasonable opportunity to further the understanding, prevention, or alleviation of a serious problem affecting the health or welfare of children;

(ii) The clinical investigation will be conducted in accordance with sound ethical principles; and

(iii) Adequate provisions are made for soliciting the assent of children and the permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

21 CFR 50.54(b)(2)(iii) (enhanced display)
page 15 of 17

2 1 CF R s o . 54( b ) (2)(lli) (enhanced dis p lay ) paget5of t7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S 0. 53 † 5 0 . 5 3 Clinical inve s t i gations inv o l ving greater than minimal risk and no prospect of direct benefit to ind i v i dual s ubjects, but like l y t o y i e ld g eneralizable knowledge about the sub j ect s ' disorder or condition. Any c l i n i cal i nvest i gat i on w i th in the scope descr i bed i n . † . † . . ? .Q:.J. . and . ? . † :.J . . 9 . .J . . f.. . . ! . . b . . P. . . i n wh ich more than m i n i mal r i sk to ch ildren i s presented by an i ntervent i on or procedure that does not ho l d out the prospect of d i rect benef i t for the i nd i v i dual subject, or by a mon i tor i ng procedure that i s not like l y to contr i bute to the well - be i ng of the subject, may i nvo l ve children as subjects on l y i f the I RB finds that: ( a ) The r i sk represents a m i nor i ncrease over m i n i mal risk; { b ) The i ntervent i on or proce d ure presents experi ences to s u bjects that are reasonab l y commensurate w i th those i nherent in the i r actual or expected med i ca l , denta l , psycho l og i ca l , soc i a l , or ed u cat ional s i tuat i on s ; ( c ) The i ntervent i on or proce d ure is li ke l y to y i e l d generalizab l e know l edge about the subjects' d i sorder or cond i t i on that i s of vital i mportance for the understand ing or ameliorat i on of the subjects' d i sorder or cond i t i o n ; and { d ) Adequate provis ions are made for solic i t i n g the assent of the chi ldren and permiss i on of the i r parents or guard i ans as set forth i n . † . . . ? . . 9 . : . ? . ? . · £ . . f.. . 9 . ? . ! ! 1 Apr. 2 4 , 2001, as amended at .! . . . f.. ) . ? . . . ?., Feb. 26, 2013] † 5 0 . 5 4 Clinical inve s t i gations not otherwise approvable that present a n opportunity to understand, prevent, o r alleviate a seriou s probl e m affecting the health o r welfare of children. I f an I RB does not be l i eve that a cli n i cal i nvest i gat i on w i th i n the scope descr i bed i n † . † . . . ? . . Q : . 1 . and . ? . . : . J . . 9 . . J .... f . ! . ! .9 . . .I?. . . and i nvo l v i ng children as subjects meets the requi rements of † . . ?. Q . . - . ?. J . . . † .. . ?. 9 : . ? . ?. : . or † . . . ? . 9 : . † . , the c l i n i cal i nvest i gat i on may proceed on l y if: (a) The I RB fmds that the c l i n i cal i nvest i gat i on presents a reasonab l e opportun i ty to further the understand i n g , prevent i o n , or allev i at i on of a seri ous prob l em affect in g the hea l th or we l fare of ch i l dre n ; and { b ) The Commiss i oner of Food and Drug s , after consu l tat i on w i th a panel of experts i n pert i nent discip l i nes ( for examp l e : sc i enc e , med i c i n e , educat i o n , ethi c s , l a w ) and follow i ng opportun i ty for pub l i c rev i ew and commen t , determ i nes e i ther : (1) That the c l i n i cal i nvest i gat i on i n fact sat i sf i es the cond i t i ons of . † . . . ?.9 . : . ? . 1 , † . . . ?. 9 : . ?.?.. or † . . . ?.9 . : . ? . .. as applicab l e , or (2) That the follow i ng cond i t i ons are met: ( i ) The clin i cal i nvest i gation presents a reasonab l e opportun i ty to further the understand i n g , prevent i o n , or allev i at i on of a ser i ous prob l em affectin g the hea l th or we l fare of children ; The clin i cal i nvest i gat i on will be conducted i n accordance w i th sound ethi cal pr i nci p l e s ; and Adequate prov i s i ons are made for so l i c i t i ng the assent of ch i l dren and the perm i ss ion of the i r parents or guard i ans as set forth i n † .. . ?.9 . . - . ?.? . · ( i i ) ( ii i ) £ - . f.. . 9 . . ? ! ! , Apr. 2 4 , 2001, as amended at .! . . . E. ) . ? . . . ?., Feb. 26, 2013]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.55

§ 50.55 Requirements for permission by parents or guardians and for assent by children.

(a) In addition to the determinations required under other applicable sections of this subpart D, the IRB must determine that adequate provisions are made for soliciting the assent of the children when in the judgment of the IRB the children are capable of providing assent.

(b) In determining whether children are capable of providing assent, the IRB must take into account the ages, maturity, and psychological state of the children involved. This judgment may be made for all children to be involved in clinical investigations under a particular protocol, or for each child, as the IRB deems appropriate.

(c) The assent of the children is not a necessary condition for proceeding with the clinical investigation if the IRB determines:

(1) That the capability of some or all of the children is so limited that they cannot reasonably be consulted, or

(2) That the intervention or procedure involved in the clinical investigation holds out a prospect of direct benefit that is important to the health or well-being of the children and is available only in the context of the clinical investigation.

(d) Even where the IRB determines that the subjects are capable of assenting, the IRB may still waive the assent requirement if it finds and documents that:

(1) The clinical investigation involves no more than minimal risk to the subjects;

(2) The waiver will not adversely affect the rights and welfare of the subjects;

(3) The clinical investigation could not practicably be carried out without the waiver; and

(4) Whenever appropriate, the subjects will be provided with additional pertinent information after participation.

(e) In addition to the determinations required under other applicable sections of this subpart D, the IRB must determine, in accordance with and to the extent that consent is required under part 50, that the permission of each child's parents or guardian is granted.

(1) Where parental permission is to be obtained, the IRB may find that the permission of one parent is sufficient for clinical investigations to be conducted under § 50.51 or § 50.52.

(2) Where clinical investigations are covered by § 50.53 or § 50.54 and permission is to be obtained from parents, both parents must give their permission unless one parent is deceased, unknown, incompetent, or not reasonably available, or when only one parent has legal responsibility for the care and custody of the child.

(f) Permission by parents or guardians must be documented in accordance with and to the extent required by § 50.27.

(g) When the IRB determines that assent is required, it must also determine whether and how assent must be documented.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

21 CFR 50.55(g) (enhanced display)
page 16 of 17

21CFR5 0 . SS (g) (enhanced display) pa g e t6of t7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR S 0. 55 † 5 0 . 5 5 Requirements fo r permi s s i o n b y parents o r guardians and for assent b y childre n . (a) I n add i t i on to the determ i nat i ons requ i red under other applicab l e sect i ons of th i s subpart D , the I RB must determ i n e that adequate provis i ons are made for so l i c i t i ng the assent of the children when i n the judgment of the I RB the c h i l dren are capabl e of prov i di ng assent. (b) I n determ i n i ng whether children are capabl e of prov i d i ng assen t , the I RB must take i nto account the age s , matur i t y , and psycho l og i cal state of the children i nvo l ve d . Th i s judgment may be made for all children to be i nvo l ved i n cl i n i cal i nvestigat i ons under a part i cu l ar protoco l , or for each child, as the I RB de e ms appropr i ate. (c) The assent of the children i s not a necessary cond i tion for proceed i ng w i th the c l i n i cal i nvesti gat i on i f the I RB determ i nes: (1) That the capabil i ty of some or all of the ch i l dren is so lim i ted that they cannot reasonab l y be consulte d , or (2) That the i ntervent i on or procedure i nvo l ved i n the cl i n i cal i nvest i gat i on ho l ds out a prospect of d i rect benef i t that is i mportant to the hea l th or wel l - bei ng of the children and i s availab l e on l y i n the context of the cl i n i cal i nvest i gat i on . (d) Even where the I RB determ i nes that the subjects are capabl e of assent i n g , the I RB may still wai ve the assent requi rement i f i t finds and documents that: (1) The clin i cal i nvesti gat i on i nvo l ves no more than m i n i mal r i sk to the subject s ; (2) The wa i ver will not adverse l y affect the r i ghts and we l fare of the subjects; (3) The clin i cal i nvesti gat i on cou l d not pract i cab l y be carr i ed out w i thout the wa i ver; and (4) Whenever appropr i at e , the subjects will be prov i ded w i th add i t i onal perti nent i nformat i on after part i c i pat i o n . (e) I n add i t i on to the determ i nat i ons requ i red under other applicab l e sect i ons of th i s subpart D , the I RB must determ i n e , i n accordance w i th and to the extent that consent is requ i red under part 5 0 , that the permiss i on of each child ' s parents or guard i an is granted. (1) Where parental permiss i on i s to be obta i ne d , the I RB may find that the permiss i on of one parent is suffic i ent for c l i n i cal i nvest i gati ons to be conducted under † . . ? . 9 : . ? 1 . or . † .. . ?. 9 : ? ? . · (2) Where cl i nical i nvest i gati ons are covered by . † . . ?. 9 : † . . or † .. . ?. 9 : . and perm i ss i on i s to be obta i ned from parent s , both parents must give the i r perm i ss ion un l ess one parent i s deceased, unknow n , i ncompetent, or not reasonab l y availab l e , or when only one parent has l egal respons i bil i ty for the care and custody of the child . ( f ) Perm i ss ion by parents or guard i ans must be documented i n accordance w i th and to the extent requ i red by † .. . ? . . Q . . . ?.Z : · ( g ) When the I RB determ i nes that assent is requi red, i t must a l so determ i ne whether and how assent must be documented. [ . . f. B . 9 . ? . ! Apr. 2 4 , 2001, as amended at ?. . . . f. . 13. J . ? . . . ?.! Feb. 26, 2013]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.56

§ 50.56 Wards.

(a) Children who are wards of the State or any other agency, institution, or entity can be included in clinical investigations approved under § 50.53 or § 50.54 only if such clinical investigations are:

(1) Related to their status as wards; or

(2) Conducted in schools, camps, hospitals, institutions, or similar settings in which the majority of children involved as subjects are not wards.

(b) If the clinical investigation is approved under paragraph (a) of this section, the IRB must require appointment of an advocate for each child who is a ward.

(1) The advocate will serve in addition to any other individual acting on behalf of the child as guardian or in loco parentis.

(2) One individual may serve as advocate for more than one child.

(3) The advocate must be an individual who has the background and experience to act in, and agrees to act in, the best interest of the child for the duration of the child's participation in the clinical investigation.

(4) The advocate must not be associated in any way (except in the role as advocate or member of the IRB) with the clinical investigation, the investigator(s), or the guardian organization.

21 CFR 50.56(b)(4) (enhanced display)
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2 1 CF R S 0 . 56( b X4) (enhanced display) page 1 7of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR5 0 . 5 6 † 5 0 . 56 W a rds. (a) Ch i ldren who are wards of the State or any other agenc y , i nst i t u t i o n , or ent i ty can be i nc l uded i n c l i n i cal i nvest i gat i ons approved under † . . ?. Q . . . ? . . or † .. . ? . 9 : . ?. on l y if such c l i n i cal i nvest i gations ar e : (1) Re l ated to the i r status as wards; or (2) Conducted i n schoo l s , camps, hosp i ta l s, i nst i t u t i ons, or s i mi l ar sett i ngs i n wh i ch the major i ty of ch i ldren i nvo l ved as subjects are not wards. (b) I f the clin i cal i nvest i gat i on i s approved u nder p 9 . . . P . . ( ) of th i s sect i o n , the I RB must requ i re appo i ntment of an advocate for each ch i l d who i s a ward. (1) The advocate will serve i n add i t i on to any other i nd i v i dual act i ng on behalf of the child as guard i an or i n l oco parent i s. (2) One i nd i v i dual may serve as advocate for more than one c h i l d. (3) The advocate must be an i nd i v i dual who has the background and exper i ence to act i n , and agrees to act i n , the best i nterest of the child for the durati on of the child's part i c i pat i on i n the clin i cal i nvest i gat i o n . (4) The advocate must not be assoc i ated i n any way ( except i n the ro l e as advocate or member of the I RB ) w i th the c l i n i cal i nvest i gat i o n , the i nvest i gator(s ) , or the guard i an organizat i o n .

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR Part 56 (Sept. 25, 2025)

This content is from the eCFR and is authoritative but unofficial.

Title 21 —Food and Drugs
Chapter I —Food and Drug Administration, Department of Health and Human Services
Subchapter A —General

Part 56 Institutional Review Boards
- **Subpart A** General Provisions
  - **§ 56.101** Scope.
  - **§ 56.102** Definitions.
  - **§ 56.103** Circumstances in which IRB review is required.
  - **§ 56.104** Exemptions from IRB requirement.
  - **§ 56.105** Waiver of IRB requirement.
- **Subpart B** Organization and Personnel
  - **§ 56.106** Registration.
  - **§ 56.107** IRB membership.
- **Subpart C** IRB Functions and Operations
  - **§ 56.108** IRB functions and operations.
  - **§ 56.109** IRB review of research.
  - **§ 56.110** Expedited review procedures for certain kinds of research involving no more than minimal risk, and for minor changes in approved research.
  - **§ 56.111** Criteria for IRB approval of research.
  - **§ 56.112** Review by institution.
  - **§ 56.113** Suspension or termination of IRB approval of research.
  - **§ 56.114** Cooperative research.
- **Subpart D** Records and Reports
  - **§ 56.115** IRB records.
- **Subpart E** Administrative Actions for Noncompliance
  - **§ 56.120** Lesser administrative actions.
  - **§ 56.121** Disqualification of an IRB or an institution.
  - **§ 56.122** Public disclosure of information regarding revocation.
  - **§ 56.123** Reinstatement of an IRB or an institution.
  - **§ 56.124** Actions alternative or additional to disqualification.

PART 56—INSTITUTIONAL REVIEW BOARDS

Authority: 21 U.S.C. 321, 343, 346, 346a, 348, 350a, 350b, 351, 352, 353, 355, 360, 360c-360f, 360h, 360i, 360j, 360hh-360ss, 371, 379e, 381; 42 U.S.C. 216, 241, 262.

21 CFR 56 (enhanced display)
page 1 of 13

Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards page tof13 21CFR5 6 ( enhanced di s pla y ) 2 1 CFR P art 5 6 ( S e pt . 2 5 , 202 5 ) Th i s content is from the eCFR and i s authori tat i ve but u nofficia l . Title 2 1 - Food and Drugs Chapter I - F o od and Drug Admini s tration, Department of Health and Human Serv i c es S ubchapter A - General Part 5 6 Institutional Review Boards S ubpart A - - E . . .P.! . 2Y . ! . .! g . - † 5 6 . 1 0 1 9 . P . . : . † 5 6 . 1 02 .P. . . - . ! ! . 2 . . . : . † 5 6 . 1 03 . 9 . . ! E9 . . . - . ! . 9 . . . . ! . . . b ! . . . . ! . R : . .! .Y . . ! . . . ! . . E . . 9 . ! E . : . † 5 6 . 1 04 - P. ! . 2 . . - . f . 2 . . . ! . R : . . 9 . . ! . - - - . : . † 5 6 . 1 05 Y.Y . . . !Y . . . . 2 . f . .. . ! . R . . t 9 . . ! r . - - ! : . S ubpart B . 9 . . . 9 . . . ! . . ! . . ! 9 . . . . . . . . P . E † 5 6 . 1 06 . B . 9 . ! . ! . ! ! . 9 . . . : . † 5 6 . 1 07 . ! . R . . . . . . . ! . b . ! P . : . . . ! . S ubpart C . ! . . ... . ! .. 2 . i . . . . . . Q . P . ! ! . 2 . . - † 5 6 . 1 0 8 . ! . R . . . f . . . ! ! . 2 . . . . † 5 6 . 1 09 . ! . R . . . E Y . ! . . . Q . f . .. † 5 6 . 1 1 0 . . P . . ! . . . . Y . ! . . .. . 9 . . P r ! . ! . 2 . . . : . . ? . . ! . . : . . P . 2 . £ - . . . . f 2 . . . . . ! . ... ! n . . .. . 2. f .. . . - - 9 . bJ .Y . . 2 . 1 . x ! n 9 . . n 2 ... . 2 . J . n . E . . : . . . ! . . ! . . . ! . . E . ! . . . t. . . . f 2 E ... . ! . . 2 . r . . b . . . 9 . . ..! . .. P P . 2Y . . . .. !. † 5 6 . 1 1 1 . 9 . E . ! . ! . ! . . . f 2 . . . ! . R . . P P . 9.Y . . . ! . . . 2f. . . !. † 5 6 . 112 . B Y . . ! --- .Y. . . ! . . ! . . ! ! ! . Q . . : . E . . : . † 5 6 . 1 13 . . . P . . . ! . 2 . . . 2 . . . . ! . . ! . . ! ! . 2 . . . 2f . . ! . R . . P P . E2Y . . . ! . . . 2f . . !. . E . . : . † 5 6 . 1 1 4 . 9 . . 2 2 . P . . ! ! . Y . .. . E . . : . S ubpart D . R . 2 . ! . Q .. . . . . R P Q E ! . † 5 6 . 1 15 . ! . R . . . . 2 .! . . : . S ubpart E A . . . ! . . ! ! ! . . . !Y . . A . . ! 2 . . . f 2 . . . N . 2 . . 9 . . P ! . ! . g - . † 5 6 . 1 20 . . . . . . . . ! . . ! ! ! . ! . . ! Y . . . .. . ! . ! . 2 . . . : . † 5 6 . 1 2 1 .P . . ! . . 9 . . . ! . ! . f. - . ! . . 2 . f. . . . . . . ! . B . .. ! . . . . . . . ! . . . ! ! ! ! . 2 . . : . † 5 6 . 1 22 . P . . . . ! . ! . . ! . . 9 . ! . 2 . . . . . 2 f .. ! D f E . . ? . . ! . . . 9 . . . . . ! . 9 . . . ! Y . 2 ! ! . 2 . . : . † 5 6 . 1 23 . B . ! . . . ! . . . ! . . Q . f ... . . .. . ! . . . . 2 r . . J . ! . ! . ! ! . . . : . † 5 6 . 1 24 A ! . . ! 2 . .. . ! ! r . ! . . !Y . . 2 ! . .. 9 . . .!. . ! g - . ! . ! . . . ! q . . ! . ! . ! ! . . . : . P ART 5 6 - IN STITUTIONAL REVIEW BOARDS Authority: . ? . 1 ... . '. : . 9 : . . . . ? . 1 .. 4 . .. 4 . † .. . 4. .. . 4 . .. . . ?. 9 .. . . ?.9 ? . † ]. _ , . ?.? . . . . ? . . . . ?. ? . . . . 9 .. . 9 - . Q f . . . 9 .. . . 9 ! .. . † . Q j _, . . Q . : † . Q . .. ?. J . .. ?. . J . . ; 4 . ? . .. . '. : . 9 . : . . ?. J . . † .. ?.4. J . .. ? . ?? . ·

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.101

Source: 46 FR 8975, Jan. 27, 1981, unless otherwise noted.

Subpart A—General Provisions

§ 56.101 Scope.

(a) This part contains the general standards for the composition, operation, and responsibility of an Institutional Review Board (IRB) that reviews clinical investigations regulated by the Food and Drug Administration under sections 505(i) and 520(g) of the act, as well as clinical investigations that support applications for research or marketing permits for products regulated by the Food and Drug Administration, including foods, including dietary supplements, that bear a nutrient content claim or a health claim, infant formulas, food and color additives, drugs for human use, medical devices for human use, biological products for human use, and electronic products. Compliance with this part is intended to protect the rights and welfare of human subjects involved in such investigations.

(b) References in this part to regulatory sections of the Code of Federal Regulations are to chapter I of title 21, unless otherwise noted.

[46 FR 8975, Jan. 27, 1981, as amended at 64 FR 399, Jan. 5, 1999; 66 FR 20599, Apr. 24, 2001]

§ 56.102 Definitions.

As used in this part:

(a) ***Act*** means the Federal Food, Drug, and Cosmetic Act, as amended (secs. 201-902, 52 Stat. 1040 *et seq.*, as amended (21 U.S.C. 321-392)).

(b) ***Application for research or marketing permit*** includes:

(1) A color additive petition, described in part 71.

(2) Data and information regarding a substance submitted as part of the procedures for establishing that a substance is generally recognized as safe for a use which results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food, described in § 170.35.

(3) A food additive petition, described in part 171.

(4) Data and information regarding a food additive submitted as part of the procedures regarding food additives permitted to be used on an interim basis pending additional study, described in § 180.1.

(5) Data and information regarding a substance submitted as part of the procedures for establishing a tolerance for unavoidable contaminants in food and food-packaging materials, described in section 406 of the act.

(6) An investigational new drug application, described in part 312 of this chapter.

(7) A new drug application, described in part 314.

(8) Data and information regarding the bioavailability or bioequivalence of drugs for human use submitted as part of the procedures for issuing, amending, or repealing a bioequivalence requirement, described in part 320.

21 CFR 56.102(b)(8) (enhanced display)
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21CFR5 6 . 1 02(b) (8) ( enhanced di s pla y ) p a g e2of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 2 1 CFR 5 6 . 1 01 S o urc e : - -- - -- . ? .. Jan. 2 7 , 198 1 , u n l ess otherw i se noted. S ubpart A - General Provi s ions † 5 6 . 1 0 1 S c op e . (a) Th i s part conta i ns the general standards for the compos i t i on, operat i o n , and respons i b i l i ty of an I nst i tuti onal Rev i ew Board ( I R B ) that rev i ews cl i n i cal i nvestigati ons regu l ated by the Food and Drug Adm in i strat i on under sect i ons SOS ( i ) and 520 ( g ) of the act, as well as cl i n i cal i nvesti gat i ons that support applicat i ons for research or market i ng permits for products regul ated by the F ood and Drug Adm in i strat i o n , i ncludi ng foods, i ncl ud i ng d ietary supp l ements, that bear a nutr ient content c l a i m or a hea l th cla i m , i nfant formu l as, food and co lor add i t i ves, drugs for hu man us e , med i cal dev i ces for human use, b i o l og i cal products for human us e , and e l ectron i c product s . Compl i a n ce w i th th i s part is i ntended to protect the r i ghts and we l fare of human subjects i nvolved i n such i nvestigati on s . (b) References i n this part to regu l atory sect i ons of the Code of Federal Regu l at ions are to chapter I of t i t l e 2 1 , un l ess otherwise note d . ( ' ! . E B . . !. Jan. 27. 198 1 , as amended at - - . E B . . . f Jan. 5 , 1999; . . . E B . . ?,; Q . . f Apr. 24 , 2001] † 5 6 . 1 02 Definit i on s . As used i n th i s part: (a) A ct means the Federal Food, Dru g , and Cosmet ic Act, as amended ( secs. 201 - 90 2 , 52 Stat. 1040 et seq . , as amended ( ? . J . . . . : . : . : .. ? . . . ? . . ? . )). (b) Application for research or marketing permit i nc l udes: (1) A co l or add i tive pet i t i o n , descr i bed i n part 7 1 . (2) Data and i nformat i on regard i ng a substance subm i tted as part of the procedures for establish i ng that a substance i s generally recogn i zed as safe for a use wh ich resu l ts or may reasonab ly be expected to result, d i rect l y or i nd i rect l y , i n i ts becom i ng a component or otherw i se affect in g the characterist i cs of any foo d , descr i bed i n † J . ? 9 : . ? · (3) A food add i t i ve pet i t i o n , descr i bed i n part 1 7 1 . (4) Data and i nformat i on regard i ng a food add i t i ve subm i tted as part of the procedures regardi ng food add i t i ves perm i tted to be used on an i nter i m bas i s pend i ng addit i onal stud y , descr i bed i n . † J .. Q:.J . . - (5) Data and i nformat i on regard i ng a substance subm i tted as part of the procedures for establish i ng a to l erance for unavo i dab l e contam i nants i n food and food - packagi ng mater i a l s , descr i bed i n sect i on 406 of the act. (6) An i nvest i gat i onal new drug applicat i o n , descr i bed i n P. .. . J . ? . . . qf . . ! . .. - . P. ! . · (7) A new drug applicat i o n , descr i bed i n part 31 4 . (8) Data and i nformat i on regard i ng the b i oava i l abil i ty or b i oequ i val ence of drugs for human use submitted as part of the proce d ures for i ssu i n g , amend in g , or repea l i ng a b i oequiva l ence requi rement, descr i bed i n part 320.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.102(b)(9)

(9) Data and information regarding an over-the-counter drug for human use submitted as part of the procedures for classifying such drugs as generally recognized as safe and effective and not misbranded, described in part 330.

(10) An application for a biologics license, described in part 601 of this chapter.

(11) Data and information regarding a biological product submitted as part of the procedures for determining that licensed biological products are safe and effective and not misbranded, as described in part 601 of this chapter.

(12) An Application for an Investigational Device Exemption, described in part 812.

(13) Data and information regarding a medical device for human use submitted as part of the procedures for classifying such devices, described in part 860.

(14) Data and information regarding a medical device for human use submitted as part of the procedures for establishing, amending, or repealing a standard for such device, described in part 861.

(15) An application for premarket approval of a medical device for human use, described in section 515 of the act.

(16) A product development protocol for a medical device for human use, described in section 515 of the act.

(17) Data and information regarding an electronic product submitted as part of the procedures for establishing, amending, or repealing a standard for such products, described in section 358 of the Public Health Service Act.

(18) Data and information regarding an electronic product submitted as part of the procedures for obtaining a variance from any electronic product performance standard, as described in § 1010.4.

(19) Data and information regarding an electronic product submitted as part of the procedures for granting, amending, or extending an exemption from a radiation safety performance standard, as described in § 1010.5.

(20) Data and information regarding an electronic product submitted as part of the procedures for obtaining an exemption from notification of a radiation safety defect or failure of compliance with a radiation safety performance standard, described in subpart D of part 1003.

(21) Data and information about a clinical study of an infant formula when submitted as part of an infant formula notification under section 412(c) of the Federal Food, Drug, and Cosmetic Act.

(22) Data and information submitted in a petition for a nutrient content claim, described in § 101.69 of this chapter, and for a health claim, described in § 101.70 of this chapter.

(23) Data and information from investigations involving children submitted in a new dietary ingredient notification, described in § 190.6 of this chapter.

(c) ***Clinical investigation*** means any experiment that involves a test article and one or more human subjects, and that either must meet the requirements for prior submission to the Food and Drug Administration under section 505(i) or 520(g) of the act, or need not meet the requirements for prior submission to the Food and Drug Administration under these sections of the act, but the results of which are intended to be later submitted to, or held for inspection by, the Food and Drug Administration as part of an application

21 CFR 56.102(c) (enhanced display)
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21CFR5 6 . 1 02( c) ( enhanced display) page3of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 2 1 CFR 56 . 1 02(b)(9) (9) Data and i nformat i on regard i ng an over - the - co u nter drug for human use s u b m i tted as part of the procedures for c l ass i fyi ng s u ch drugs as generally recogn i zed as safe and effective and not m i sbrande d , descr i bed i n part 330. ( 1 O ) An app l i cat i on for a b i o l og i cs l icens e , descr i bed i n P . r. ! . . Q . 1 . .2f . . . . i . . . 2 b . .P . ! . - (11) Data and i nformat i on regard i ng a b i o l og i cal product subm i tted as part of the procedures for determ i n i ng that licensed b i o l og i cal products are safe and effect i ve and not m i sbranded , as descr i bed i n P . r . ! . . 9 . 1 . .. U . . ! . 2 b . . P . . t · (12) An Application for an l nvest i gational Dev i ce Exempt i on, descr i bed i n part 812. (13) Data and i nformat i on regard i ng a med i cal devi ce for hu man use subm i tted as part of the procedures for c l ass i fy i ng such devi ces, descr i bed i n part 860. (14) Data and i nformat i on regard i ng a med i cal devi ce for hu man use subm i tted as part of the procedures for estab l i sh i n g , amend i n g , or repealing a standard for such devi c e , descr i bed i n part 8 6 1 . (15) An app l i cat i on for premarket approval of a med i cal dev i ce for human us e , descr i bed i n sect i on 515 of the act. (16) A prod u ct devel opment protocol for a med i cal dev i ce for human us e , descr i bed i n sect i on 515 of the act. (17) Data and i nformat i on regard i ng an e l ectron i c product subm i tted as part of the procedures for establish i n g , amend i n g , or repealing a standard for such products, descr i bed in section 358 of the Pub l i c Hea l th Serv i ce Act. (18) Data and i nformat i on regard i ng an e l ectron i c product subm i tted as part of the procedures for obta i n i ng a vari a n ce from any e l ectron i c prod u ct performance standar d , as descr i bed i n † .. . 1. Q . 1 . Q : . · (19) Data and i nformat i on regard i ng an e l ectron i c product subm i tted as part of the procedures for grant i n g , amend in g , or extend i ng an exempt i on from a rad i at i on safety performance standard, as descr i bed i n . † . J . 9 . 1 . 9 : . † . · (20) Data and i nformat i on regard i ng an e l ectron i c product subm i tted as part of the procedures for obta i n i ng an exempt i on from notificati on of a rad i at i on safety defect or fai l ure of comp l i a n ce w i th a rad i at i on safety performance standar d , descr i bed i n subpart D of part 1003. (21) Data and i nformat i on about a cl i n i cal study of an i nfant formu l a when subm i tted as part of an i nfant for m u l a not i ficat i on under sect i on 4 12(c) of the Federal Foo d , Drug, and Cosmet i c Act. (22) Data and i nformat i on submitted i n a pet i t i on for a n utr i ent content cla i m , descr i bed i n . † . . 1 . 9 . . : . † . . gf ! . . ! .. . 9. . l? . ! E · and for a hea l th c l a i m , descr i bed i n † .. . 1 . Q. 1 . : .?.. Q . . gf.. . . ! . g . .P . ! . · (23) Data and i nformat i on from i nvest i gat i ons i nvolv i ng children subm i tted i n a new d ietary i ngred i ent not i ficat i on, descr i bed i n . † J . 9 : . † . f.. ! . ! . . b . .P. . . . - ( c ) Clinical investigation means any experiment that i nvo l ves a test art i c l e and one or more human subjects, and that e i ther must meet the requ i rements for pr i or subm i ss ion to the Food and Drug Adm i nistrat i on under sect i on 505 ( i ) or 520( g ) of the act, or need not meet the requ i rements for pr i or subm i ss ion to the Food and Drug Adm i nistrat i on u nder these sect i ons of the act, but the resu l ts of wh i ch are i ntended to be l ater subm i tted t o , or he l d for i nspecti on b y , the Food and Drug Adm i nistrat i on as part of an app l i cat i on

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.102(d)

for a research or marketing permit. The term does not include experiments that must meet the provisions of part 58, regarding nonclinical laboratory studies. The terms *research, clinical research, clinical study, study,* and *clinical investigation* are deemed to be synonymous for purposes of this part.

(d) ***Emergency use*** means the use of a test article on a human subject in a life-threatening situation in which no standard acceptable treatment is available, and in which there is not sufficient time to obtain IRB approval.

(e) ***Human subject*** means an individual who is or becomes a participant in research, either as a recipient of the test article or as a control. A subject may be either a healthy individual or a patient.

(f) ***Institution*** means any public or private entity or agency (including Federal, State, and other agencies). The term *facility* as used in section 520(g) of the act is deemed to be synonymous with the term *institution* for purposes of this part.

(g) ***Institutional Review Board (IRB)*** means any board, committee, or other group formally designated by an institution to review, to approve the initiation of, and to conduct periodic review of, biomedical research involving human subjects. The primary purpose of such review is to assure the protection of the rights and welfare of the human subjects. The term has the same meaning as the phrase *institutional review committee* as used in section 520(g) of the act.

(h) ***Investigator*** means an individual who actually conducts a clinical investigation (i.e., under whose immediate direction the test article is administered or dispensed to, or used involving, a subject) or, in the event of an investigation conducted by a team of individuals, is the responsible leader of that team.

(i) ***Minimal risk*** means that the probability and magnitude of harm or discomfort anticipated in the research are not greater in and of themselves than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests.

(j) ***Sponsor*** means a person or other entity that initiates a clinical investigation, but that does not actually conduct the investigation, i.e., the test article is administered or dispensed to, or used involving, a subject under the immediate direction of another individual. A person other than an individual (e.g., a corporation or agency) that uses one or more of its own employees to conduct an investigation that it has initiated is considered to be a sponsor (not a sponsor-investigator), and the employees are considered to be investigators.

(k) ***Sponsor-investigator*** means an individual who both initiates and actually conducts, alone or with others, a clinical investigation, i.e., under whose immediate direction the test article is administered or dispensed to, or used involving, a subject. The term does not include any person other than an individual, e.g., it does not include a corporation or agency. The obligations of a sponsor-investigator under this part include both those of a sponsor and those of an investigator.

(l) ***Test article*** means any drug for human use, biological product for human use, medical device for human use, human food additive, color additive, electronic product, or any other article subject to regulation under the act or under sections 351 or 354-360F of the Public Health Service Act.

(m) ***IRB approval*** means the determination of the IRB that the clinical investigation has been reviewed and may be conducted at an institution within the constraints set forth by the IRB and by other institutional and Federal requirements.

[46 FR 8975, Jan. 27, 1981, as amended at 54 FR 9038, Mar. 3, 1989; 56 FR 28028, June 18, 1991; 64 FR 399, Jan. 5, 1999; 64 FR 56448, Oct. 20, 1999; 65 FR 52302, Aug. 29, 2000; 66 FR 20599, Apr. 24, 2001; 74 FR 2368, Jan. 15, 2009]

21 CFR 56.102(m) (enhanced display)
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21CFR5 6 . 1 02( m ) ( enha n ced display) pa g e4of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 5 6 . 1 02(d) for a research or market ing perm i t. The term does not i nc l ude exper i ments that must meet the provis i ons of part 5 8 , regard i ng nonc l i n i cal l aboratory stud i es. The terms researc h , clinical research, clinical study, study, and clinical investigation are deemed to be synonymous for purposes of this part. (d) Em e rgency u se means the use of a test art i c l e on a human subject i n a l i fe - threateni ng s i tuat i on i n wh i ch no standard acceptab l e treatment i s availab l e , and i n wh i ch there i s not suffic i ent time to obta i n I RB approval. (e) Human subject means an i nd i v i dual who i s or becomes a part i c i pant i n researc h , e i ther as a rec i p i ent of the test art i c l e or as a control. A subject may be e i ther a hea l thy i nd i v i dual or a pat i ent. ( f) Institution means any pub l ic or pr i vate ent i ty or agency ( incl ud i ng Federa l , Stat e , and other agencie s ) . The term facility as used i n sect i on 520 ( g ) of the act i s deemed to be synonymous w i th the term institution for purposes of this part . (g) Institutional Review Board ( IRB ) means any boar d , comm i tte e , or other group formally des i gnated by an i nst i tut i on to rev i e w , to approve the i n i t i at i on of, and to conduct per i od i c review of, b i omed i cal research i nvolv i ng human subject s . The pr i mary purpose of such rev i ew is to assure the protect i on of the r i ghts and welfare of the human subjects. The term has the same mean i ng as the phrase institutional review committee as used i n sect i on 5 2 0 ( g ) of the act. (h) Investigator means an i nd i v i dual who actual l y conducts a clin i cal i nvest i gat i on ( i . e. , under whose i mmed i ate d i rect ion the test art i c l e is adm i nistered or dispensed t o , or used i nvo l v i n g , a subject ) o r , i n the event of an i nvest i gat i on conducted by a team of i nd i v i dua l s, i s the respons i b l e l eader of that team. (i) Minimal risk means that the probabil i ty and magn i tude of harm or d i scomfort ant i c i pated i n the research are not greater i n and of themse l ves than those ord i nar i l y encountered i n da i l y l ife or during the performance of routi ne phys i cal or psycho l og i cal exam i nat i ons or tests. G) Sponsor means a person or other entity that i n i t i ates a c l i n i cal i nvestigati o n , but that does not actually conduct the i nvest i gation, i.e . , the test art i c l e i s adm i n i stered or d i spensed to, or used i nvolv i n g , a subject under the i mmed i ate d i rect i on of another i ndiv i dual. A person other than an i nd i v i dual ( e . g . , a corporat i on or agency) that uses one or more o f i ts own emp l oyees to conduct an i nvest i gation that i t has i n i t i ated is consi dered to be a sponsor (not a sponsor - i nvestigator ) , and the emp loyees are cons i dered to be i nvest i gators. (k) Sponsor - investigator means an i nd i v i dual who both i n i t i ates and actually conduct s , a l one or w i th others, a clin i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect i on the test art i c l e i s adm i nistered or dispensed t o , or used i nvo l v i n g , a subject. The term does not i nc l ude any person other than an i nd i v i dua l , e . g . , i t does not i nc l ude a corporation or agency. The obligat i ons of a sponsor - i nvest i gator under th i s part i nc l ude both those of a sponsor and those of an i nvest i gator. (I) T e st article means any drug for human us e , b i o l o g i cal product for human us e , med i cal dev i ce for human use, human food add i t i v e , co l or add i tiv e , e l ectron i c product, or any other art i cle subject to regu l at i on under the act or under sect i ons 351 or 354 - 360F of the Publ i c Hea l th Serv i ce Act. ( m ) IRB approval means the determ i nat i on of the I RB that the cl i n i cal i nvestigati on has been reviewed and may be conducted at an i nst i tuti on w i t h i n the constra i nts set forth by the I RB and by other i nst i tuti onal and Federal requi rements . ' 1 . .E. . . ! Jan. 27, 1981, as amended at . 1..E . ! i . . Q ? . ! ! ! Mar. 3, 1989; † . ..E.. . . ? . . Q ? . ! June 1 8 , 199 1 ; ¥. : . .E.. . ? . . ! Jan. 199 9 ; ¥. : . . E! . i . ! Oct. 20, 199 9 ; . . .E.. . ? . :!..9 . ? ! . Aug. 29, 2000; . . . . E . ! i . ? 9 . . . ! Apr. 24, 2001; ? 1..E . ! i . ? . ? . ! ! ! Jan. 15 , 2009]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.103

§ 56.103 Circumstances in which IRB review is required.

(a) Except as provided in §§ 56.104 and 56.105, any clinical investigation which must meet the requirements for prior submission (as required in parts 312, 812, and 813) to the Food and Drug Administration shall not be initiated unless that investigation has been reviewed and approved by, and remains subject to continuing review by, an IRB meeting the requirements of this part.

(b) Except as provided in §§ 56.104 and 56.105, the Food and Drug Administration may decide not to consider in support of an application for a research or marketing permit any data or information that has been derived from a clinical investigation that has not been approved by, and that was not subject to initial and continuing review by, an IRB meeting the requirements of this part. The determination that a clinical investigation may not be considered in support of an application for a research or marketing permit does not, however, relieve the applicant for such a permit of any obligation under any other applicable regulations to submit the results of the investigation to the Food and Drug Administration.

(c) Compliance with these regulations will in no way render inapplicable pertinent Federal, State, or local laws or regulations.

[46 FR 8975, Jan. 27, 1981; 46 FR 14340, Feb. 27, 1981]

§ 56.104 Exemptions from IRB requirement.

The following categories of clinical investigations are exempt from the requirements of this part for IRB review:

(a) Any investigation which commenced before July 27, 1981 and was subject to requirements for IRB review under FDA regulations before that date, provided that the investigation remains subject to review of an IRB which meets the FDA requirements in effect before July 27, 1981.

(b) Any investigation commenced before July 27, 1981 and was not otherwise subject to requirements for IRB review under Food and Drug Administration regulations before that date.

(c) Emergency use of a test article, provided that such emergency use is reported to the IRB within 5 working days. Any subsequent use of the test article at the institution is subject to IRB review.

(d) Taste and food quality evaluations and consumer acceptance studies, if wholesome foods without additives are consumed or if a food is consumed that contains a food ingredient at or below the level and for a use found to be safe, or agricultural, chemical, or environmental contaminant at or below the level found to be safe, by the Food and Drug Administration or approved by the Environmental Protection Agency or the Food Safety and Inspection Service of the U.S. Department of Agriculture.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991]

§ 56.105 Waiver of IRB requirement.

On the application of a sponsor or sponsor-investigator, the Food and Drug Administration may waive any of the requirements contained in these regulations, including the requirements for IRB review, for specific research activities or for classes of research activities, otherwise covered by these regulations.

Subpart B—Organization and Personnel

21 CFR 56.105 (enhanced display)
page 5 of 13

21CFR5 6 . 1 0 5 ( enha n ced display ) pa g e5of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 56 . 1 03 † 5 6 . 1 0 3 Circumstanc e s in which IRB review i s required (a) Except as prov i ded i n † . † . . ? . . :. 1 .Q4. and . ? . . :. 1 . Q † . , any c li n i cal i nvest i gat i on wh i ch m ust meet the requ i rements for pr i or subm i ss i on (as requ ired i n parts 31 2 , 81 2 , and 813) to the Food and Drug Admi n i strati on shall not be i nit i ated un l ess that i nvest i gat i on has been rev i ewed and approved b y , and rema i ns subject to co n t i nu i ng rev i ew b y , an I RB meeting the requ i reme n ts of th i s part. (b) Except as prov i ded i n † . † .. . ? . . . : . .94 . and . ? . . : . 1 . Q † . . the F ood and Drug Adm i n i strat i on may dec i de not to cons i der i n support of an applicat i on for a research or market i ng perm i t a n y data or i nformat i on that has been der i ved from a c l i n i cal i nvest i gat i on that has not been approved b y , and that was not subject to i n i t i al and conti nu i ng rev i ew b y , an I RB meeti ng the requ i reme n ts of th i s part. The deter m i nat i on that a clin i cal i nvest i gat i on may not be cons idered i n support of an applicat i on for a research or market ing perm i t does no t , howeve r , rel i eve the applicant for such a perm i t of any obligat i on under a n y other applicab l e regu l at i ons to subm i t the resu l ts of the i nvest i gat i on to the Food and Drug Adm i n i strat i o n . (c) Compl i ance w i th these regul at i ons will i n no way render i napp l i cab l e perti nent Federal, Stat e , or l ocal l aws or regu l at i ons. £ 1 . . E B . . ! Jan. 27. 198 1 ; 4 . F. . !J. }. 1: 9 ! Feb. 27. 1981} † 5 6 . 1 04 Exempt i ons from IR B requirement. The follow i ng categor i es of cl i n i cal i nvest i gat i ons are exem p t from the requ i reme n ts of th i s part for I RB rev i ew: (a) A n y i nvest i gat i on wh i ch commenced before Ju l y 2 7 , 1 981 and was subject to requ i reme n ts for I RB rev i ew under FDA regu l ations before that dat e , prov i ded that the i nvest i gat i on rema i ns subject to rev i ew of an I RB wh i ch meets the FDA requ i reme n ts i n effect before Ju l y 2 7 , 1981. (b) A n y i nvest i gat i on commenced before J u l y 2 7 , 1 981 and was not otherw i se subject to requ i rements for I RB rev i ew under Food and Drug Admi n i stration regu l at i ons before that date. (c) Emergency use of a test art i c l e , prov i ded that such emergency use i s reported to the I RB w i th i n 5 work i ng days. Any subsequen t use of the test art i c l e at the i nst i tut i on i s subject to I RB rev i e w . (d) Taste and food q u a l i ty eva luat i ons and consumer acce p tance st u d i es, i f who l esome foods w i thout add i t i ves are consumed or i f a food i s consumed that co n ta i ns a food i ngred i ent at or be l ow the l evel and for a use found to be saf e , or agr i cu l tura l , chem i ca l , or environmental contam i nant at or be l ow the l evel found to be saf e , b y the Food and Drug Adm i nistrat i on or approved b y the Envi ronmental Protect i on Agency or the Food Safety and I nspect i on Serv i ce of the U . S. Department of Agr i cu l ture. £ 1 . . E . ! i . . ! Jan. 27. 1981, as amended at - ..E . !J . . ? . . Q ? . t June 1 8 , 1991} † 5 6 . 1 0 5 W a i ver of IR B requirement. On the applicat i on of a sponsor or sponsor - i nvest i gato r , the Food and Drug Adm i n i strat i on may waive any of the requ i reme n ts conta i ned i n these regu l at i on s , i nc l ud i ng the requ i rements for I RB rev i e w , for spec i fic research activ i t i es or for c l asses of research act i v i t i e s , otherw i se covered by these regul at i ons. S ubpart B - Organization and Personnel

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.106

§ 56.106 Registration.

(a) ***Who must register?*** Each IRB in the United States that reviews clinical investigations regulated by FDA under sections 505(i) or 520(g) of the act and each IRB in the United States that reviews clinical investigations that are intended to support applications for research or marketing permits for FDA-regulated products must register at a site maintained by the Department of Health and Human Services (HHS). (A research permit under section 505(i) of the act is usually known as an investigational new drug application (IND), while a research permit under section 520(g) of the act is usually known as an investigational device exemption (IDE).) An individual authorized to act on the IRB's behalf must submit the registration information. All other IRBs may register voluntarily.

(b) ***What information must an IRB register?*** Each IRB must provide the following information:

(1) The name, mailing address, and street address (if different from the mailing address) of the institution operating the IRB and the name, mailing address, phone number, facsimile number, and electronic mail address of the senior officer of that institution who is responsible for overseeing activities performed by the IRB;

(2) The IRB's name, mailing address, street address (if different from the mailing address), phone number, facsimile number, and electronic mail address; each IRB chairperson's name, phone number, and electronic mail address; and the name, mailing address, phone number, facsimile number, and electronic mail address of the contact person providing the registration information.

(3) The approximate number of active protocols involving FDA-regulated products reviewed. For purposes of this rule, an "active protocol" is any protocol for which an IRB conducted an initial review or a continuing review at a convened meeting or under an expedited review procedure during the preceding 12 months; and

(4) A description of the types of FDA-regulated products (such as biological products, color additives, food additives, human drugs, or medical devices) involved in the protocols that the IRB reviews.

(c) ***When must an IRB register?*** Each IRB must submit an initial registration. The initial registration must occur before the IRB begins to review a clinical investigation described in paragraph (a) of this section. Each IRB must renew its registration every 3 years. IRB registration becomes effective after review and acceptance by HHS.

(d) ***Where can an IRB register?*** Each IRB may register electronically through *http://ohrp.cit.nih.gov/efile*. If an IRB lacks the ability to register electronically, it must send its registration information, in writing, to the Office of Good Clinical Practice, Office of Special Medical Programs, Food and Drug Administration, 10903 New Hampshire Ave., Bldg. 32, Rm. 5129, Silver Spring, MD 20993.

(e) ***How does an IRB revise its registration information?*** If an IRB's contact or chair person information changes, the IRB must revise its registration information by submitting any changes in that information within 90 days of the change. An IRB's decision to review new types of FDA-regulated products (such as a decision to review studies pertaining to food additives whereas the IRB previously reviewed studies pertaining to drug products), or to discontinue reviewing clinical investigations regulated by FDA is a change that must be reported within 30 days of the change. An IRB's decision to disband is a change that must be reported within 30 days of permanent cessation of the IRB's review of research. All other information changes may be reported when the IRB renews its registration. The revised information must be sent to FDA either electronically or in writing in accordance with paragraph (d) of this section.

[74 FR 2368, Jan. 15, 2009, as amended at 78 FR 16401, Mar. 15, 2013]

21 CFR 56.106(e) (enhanced display)
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21CFR5 6 . 1 06( e ) ( enha n ced display ) pa g e6of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 2 1 CFR 56 . 1 06 † 5 6 . 1 06 Registrat i on. (a) Who m u st register? Each I RB i n the Un i ted States that rev i ews c li n i cal i nvest i gat i ons regu l ated by FDA under sect i ons 505{i ) or 520( g ) of the act and each IRB i n the Un i ted States that rev i ews clin i cal i nvest i gat i ons that are i ntended to support app l i cat i ons for research or market i ng perm i ts for FDA regu l ated products m ust reg i ster at a s i te ma i ntai ned by the Department of Hea l th and Human Servi ces ( HHS ) . ( A research perm i t under sect i on 505(i ) of the act i s usually known as an i nvest i gat i onal new drug app l i cat i on ( I ND ) , while a research perm i t under sect i on 520 ( g ) of the act is usually known as an i nvest i gat i onal devi ce exempt i on ( IDE ) . ) An i ndiv i dual author i zed to act on the I RB ' s beha l f must subm i t the registrat i on i nformat i on. All other I RBs may reg i ster vo l untar i l y . (b) What information m u st an IRB register? Each I RB must prov i de the follow i ng i nformat i o n : (1) The name, ma i l i ng addres s , and street address ( if d i fferent from the mailing address) of the i nst i tut i on operat i ng the I RB and the nam e , mailing addres s , phone numbe r , facs i m i l e nu m be r , and e l ectron i c mail address of the seni or officer of that i nst i tuti on who i s respons i b l e for oversee i ng act i v i t i es performed b y the I RB; (2) The I RB's nam e , mailing ad d res s , street address ( i f different from the mailing addres s ) , phone n u mbe r , facs i mile nu m be r , and e lectron i c mail address; each I RB cha i rperson's nam e , phone numbe r , and e l ectron i c ma i l addres s ; and the nam e , ma i l i ng addres s , phone numbe r , facs i m i l e numbe r , and e l ectron i c mail address of the contact person prov i d i ng the regi strat i on i nformat i o n . (3) The approx i mate number of act i ve protoco l s i nvo l v i ng FDA - regu l ated products rev i ewed. For purposes of th i s ru l e , an Hact i ve protoco l · is any protocol for wh i ch an I RB conducted an i nitial rev i ew or a cont i nu i ng rev i ew at a convened meeti ng or u nder an exped i ted rev i ew procedure dur i ng the preced i ng 12 months; and (4) A descr i pt i on of the types of FDA - regu l ated products (such as b i o l og i cal prod u cts, co l or add i tive s , food add i t i ves, human drug s , or med i cal dev i ce s ) i nvo l ved i n the protoco l s that the I RB rev i ews. (c) Whe n must an IRB register? Each I RB must subm i t an i n i t i al registrat i on. The i n i t i al re g i strat i on must occur before the I RB beg ins to rev i ew a cl i n i cal i nvest i gati on descr i bed i n p r , g . r . P. . . ( ) . of this sect i on. Each I RB must renew i ts registrat i on every 3 year s . I RB reg i strat i on becomes effect i ve after rev i ew and acceptance by HH S . (d) Wh e re can an IRB register? Each I RB may register e l ectroni cally through ! I P ! !.. . ! P . . : . ! ! . : ! . :!. . : 9. Y ( . ' ! 0 !. : I f an I RB l acks the abil i ty to register e l ectron i call y , i t must send i ts regi strat i on i nformat i on, i n wr i tin g , to the Office of Good C l i n i cal Pract i c e , Office of Speci al Med i cal Program s , Food and Drug Adm in i stration, 10903 New Hampsh i re Av e . , B l dg. 3 2 , Rm. 5 1 2 9, S i l ver Spr i n g , MD 2 0993. (e) How does an IRB revise its registration information? I f an I RB's contact or cha i r person i nformat i on change s , the I RB must revise i ts regi stration i nformat i on by subm i tt i ng any changes i n that i nformat i on w i th i n 90 days of the chang e . An I RB's decis i on to rev iew new types of FDA - regu l ated products (such as a decis i on to rev i ew stud i es perta i n i ng to food add i tives whereas the I RB prev i ous l y rev i ewed stud i es perta i n i ng to drug product s ) , or to d i scont i nue rev i ew i ng cli n i cal i nvest i gat i ons regu l ated by FDA i s a change that must be reported w i th i n 30 days of the change. An I RB ' s dec i s i on to d i sband is a change that must be reported w i th i n 30 days of permanent cessat i on of the I RB ' s rev i ew of research . All other i nformat i on changes may be reported when the I RB renews i ts registrat i o n . The rev i sed i nformat i on must be sent to FDA e i ther e l ectron i cally or i n wr i ti ng i n accordance w i th p r . . 9 . E . P . . . J ) . of this sect i on. f? . 1 . .E. !! . . ? . . ! ! t Jan. 15 , 200 9 , as amended at .! . .E . B ..! . 1 . Q . t Mar. 15 , 2013]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.107

§ 56.107 IRB membership.

(a) Each IRB shall have at least five members, with varying backgrounds to promote complete and adequate review of research activities commonly conducted by the institution. The IRB shall be sufficiently qualified through the experience and expertise of its members, and the diversity of the members, including consideration of race, gender, cultural backgrounds, and sensitivity to such issues as community attitudes, to promote respect for its advice and counsel in safeguarding the rights and welfare of human subjects. In addition to possessing the professional competence necessary to review the specific research activities, the IRB shall be able to ascertain the acceptability of proposed research in terms of institutional commitments and regulations, applicable law, and standards of professional conduct and practice. * * * The IRB shall therefore include persons knowledgeable in these areas. If an IRB regularly reviews research that involves a vulnerable category of subjects, such as children, prisoners, pregnant women, or handicapped or mentally disabled persons, consideration shall be given to the inclusion of one or more individuals who are knowledgeable about and experienced in working with those subjects.

(b) Every nondiscriminatory effort will be made to ensure that no IRB consists entirely of men or entirely of women, including the instituton's consideration of qualified persons of both sexes, so long as no selection is made to the IRB on the basis of gender. No IRB may consist entirely of members of one profession.

(c) Each IRB shall include at least one member whose primary concerns are in the scientific area and at least one member whose primary concerns are in nonscientific areas.

(d) Each IRB shall include at least one member who is not otherwise affiliated with the institution and who is not part of the immediate family of a person who is affiliated with the institution.

(e) No IRB may have a member participate in the IRB's initial or continuing review of any project in which the member has a conflicting interest, except to provide information requested by the IRB.

(f) An IRB may, in its discretion, invite individuals with competence in special areas to assist in the review of complex issues which require expertise beyond or in addition to that available on the IRB. These individuals may not vote with the IRB.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991; 56 FR 29756, June 28, 1991; 78 FR 16401, Mar. 15, 2013]

Subpart C—IRB Functions and Operations

§ 56.108 IRB functions and operations.

In order to fulfill the requirements of these regulations, each IRB shall:

(a) Follow written procedures:

(1) For conducting its initial and continuing review of research and for reporting its findings and actions to the investigator and the institution;

(2) for determining which projects require review more often than annually and which projects need verification from sources other than the investigator that no material changes have occurred since previous IRB review;

(3) for ensuring prompt reporting to the IRB of changes in research activity; and

21 CFR 56.108(a)(3) (enhanced display) page 7 of 13

21CFR5 6 . 1 0 8 (8) (3) ( enhan c ed display ) pa g e7of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR5 6 . 1 07 † 5 6 . 1 0 7 IRB membershi p . (a) Each I RB shall have at l east five members, with vary ing backgrounds to promote comp l ete and adequate rev iew of research act i v i t i es common l y conducted by the i nst i tuti on. The IRB shall be suffic i ent l y qualified through the exper i ence and experti se of i ts members, and the d i versity of the members, i nclud i ng consi derat i on of rac e , gende r , cu l tural background s , and sensitivi ty to such i ssues as co m mun i ty att i tudes, to promote respect for i ts adv i ce and counsel in safeguard i n g the r i ghts and we l fare of human subjects. I n add i t i on to possess i ng the profess i onal co m petence necessary to rev i ew the specific research act i v i t i e s , the I RB shall be ab l e to ascerta i n the acceptabili ty of proposed research in terms of i nst i tut i onal comm i tments and regu l at i ons, app l i cab l e l a w , and standards of profess i onal conduct and pract i c e . * * * The IRB shall therefore i nc l ude persons know l edgeab l e i n these areas. I f an I RB regu l ar l y rev i ews research that i nvolves a vul nerab l e category of subject s , such as children , pr i soner s , pregnant wome n , or handicapped or mental l y d isab l ed person s , cons i derat i on shall be g i ven to the i nclus i on of one or more i nd i v i dua l s who are know l edgeab l e about and exper i enced i n work i ng w i th those subject s . (b) Every nond i scr i m i natory effort will be made to ensure that no I RB consists ent i re l y of men or ent i re l y of wome n , i nc l ud i ng the i nst i tuto n ' s cons i derat i on of qualified persons of both sexe s , so l ong as no sel ect i on i s made to the I RB on the bas i s of gender. No I RB may cons i st ent i re l y of me m bers of one profess i o n . (c) Each I RB shall i nc l ude at l east one member whose pr i mary concerns are i n the sc i ent i f i c area and at l east one member whose pr i mary concerns are i n nonsc i ent i fic areas. (d) Each I RB shall i nc l ude at l east one member who i s not otherwise affi l i ated w i th the i nst i tuti on and who i s not part of the i mmed i ate fam i l y of a person who is affiliated w i th the i nst i tut i o n . (e) No I RB may have a member part i c i pate i n the I RB' s i n i t i al or cont i nu i ng rev i ew of any project i n wh i ch the member has a confli ct i ng i nteres t , except to prov i de i nformat i on requested b y the I RB. ( f) An I RB ma y , i n i ts d i scret i on, i nv i te i nd i v i dua l s w i th competence i n spec i al areas to ass i st i n the rev i ew of comp l ex i ssues wh i ch requi re experti se beyond or i n add i t i on to that ava i l ab l e on the I RB. These i ndiv i dua l s may not vote w i th the I RB. f . . . E . - !.. Jan. 27, 198 1 , as amended at - ..E. . . Q f. 1 June 1 8 , 199 1 ; † . . E. . .! . . 1 June 28, 1991; .!. . . E.. . t Q . J . 1 Mar. 15 , 2013] S ubpart C - IRB Functions and Operations † 5 6 . 1 08 IR B funct i ons and operations . I n order to fu l fill the requ i rements of these re g u l at ion s , each I RB shall: (a) Follow wr i tten procedures: (1) For conduct i ng i ts i n i t i al and cont i nu i ng rev i ew of research and for report i ng i ts find i ngs and act i ons to the i nvest i gator and the i nst i tuti o n ; (2) for determ i n i ng wh ich projects requ i re rev i ew more often than annually and wh i ch projects need ver i f i cat i on from sources other than the i nvest i gator that no mater i al changes have occ u rred s i nce prev i ous I RB rev i ew; (3) for ensur i ng prompt report i ng to the IRB of changes i n research act i v i t y ; and

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.108(a)(4)

(4) for ensuring that changes in approved research, during the period for which IRB approval has already been given, may not be initiated without IRB review and approval except where necessary to eliminate apparent immediate hazards to the human subjects.

(b) Follow written procedures for ensuring prompt reporting to the IRB, appropriate institutional officials, and the Food and Drug Administration of:

(1) Any unanticipated problems involving risks to human subjects or others;

(2) any instance of serious or continuing noncompliance with these regulations or the requirements or determinations of the IRB; or

(3) any suspension or termination of IRB approval.

(c) Except when an expedited review procedure is used (see § 56.110), review proposed research at convened meetings at which a majority of the members of the IRB are present, including at least one member whose primary concerns are in nonscientific areas. In order for the research to be approved, it shall receive the approval of a majority of those members present at the meeting.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991; 67 FR 9585, Mar. 4, 2002]

§ 56.109 IRB review of research.

(a) An IRB shall review and have authority to approve, require modifications in (to secure approval), or disapprove all research activities covered by these regulations.

(b) An IRB shall require that information given to subjects as part of informed consent is in accordance with § 50.25. The IRB may require that information, in addition to that specifically mentioned in § 50.25, be given to the subjects when in the IRB's judgment the information would meaningfully add to the protection of the rights and welfare of subjects.

(c) An IRB shall require documentation of informed consent in accordance with § 50.27 of this chapter, except as follows:

(1) The IRB may, for some or all subjects, waive the requirement that the subject, or the subject's legally authorized representative, sign a written consent form if it finds that the research presents no more than minimal risk of harm to subjects and involves no procedures for which written consent is normally required outside the research context; or

(2) The IRB may, for some or all subjects, find that the requirements in § 50.24 of this chapter for an exception from informed consent for emergency research are met.

(d) In cases where the documentation requirement is waived under paragraph (c)(1) of this section, the IRB may require the investigator to provide subjects with a written statement regarding the research.

(e) An IRB shall notify investigators and the institution in writing of its decision to approve or disapprove the proposed research activity, or of modifications required to secure IRB approval of the research activity. If the IRB decides to disapprove a research activity, it shall include in its written notification a statement of the reasons for its decision and give the investigator an opportunity to respond in person or in writing. For investigations involving an exception to informed consent under § 50.24 of this chapter, an IRB shall promptly notify in writing the investigator and the sponsor of the research when an IRB determines that it

21 CFR 56.109(e) (enhanced display)
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21CFR5 6 . 1 09( e ) ( enha n ced display ) page8of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 2 1 CFR 5 6 . 1 08 ( a ) (4) (4) for ensur i ng that changes i n approved researc h , dur ing the per i od for wh i ch I RB approval has al ready been give n , may not be i n i t i ated w i tho u t I RB rev i ew and approval except where necessary to el i m i nate apparent i mmed i ate hazards to the human subjects. (b) Follow wr i tten procedures for ensuri ng prompt report i ng to the I R B , appropr i ate i nst i t u t i onal offic i a l s , and the Food and Drug Adm i n i strat i on of: (1) Any unant i c i pated prob l ems i nvo l v i ng r i sks to human subjects or others; (2) any i nstance of ser i ous or co n t in u i ng noncompl i ance w i th these regu l at i ons or the requ i rements or determ inat i ons of the I RB; or (3) any suspens ion or ter m i nat i on of I RB approval. (c) Exce p t when an exped i ted rev i ew procedure i s used (see † . . ? . . : 1 . J . . Q ) , rev i ew proposed research at convened meeti ngs at wh i ch a major i ty of the members of the I RB are present, i nc l ud i ng at l east one member whose pr i mary concerns are i n nonscient i fic areas. I n order for the research to be approved, i t shall rece i ve the approval of a major i ty of those members present at the meet i ng. f 1 . .E . f! . . . ! Jan. 27, 1981, as amended at . .E . . ? . ? . . Q ? . t June 18, 199 1 ; .!. . .E. . . † . ? . . Mar. 4, 2002} † 5 6 . 1 0 9 IRB review of researc h . (a) An I RB shall rev i ew and have author i ty to approve, requ i re mod i ficat i ons i n ( to secure approva l ) , or d i sapprove all research activ i t i es covered b y these regu l at i ons. (b) An I RB shall requ i re that i nformat i on g i ven to subjects as part of i nformed consent i s i n accordance w i th † . . . Q : ?.:?. · The I RB may requ i re that i nformat i o n , i n add i tion to that spec i fically me n t i oned i n † . . ?. Q . - . f. : † . , be g i ven to the subjects when i n the I RB's judgment the i nformat i on wou l d mean ingfully add to the protect i on of the r i ghts and we l fare of subjects. (c) An I RB shall requ i re documentation of i nformed consent i n accordance w i th † . . Q . . . ? . :? . . 2 f. . ! . ! . h .P . ! t · exce p t as follows: (1) The I RB ma y , for some or all subjects , wa i ve the requi reme n t that the subjec t , or the subject's l egally a u thor i zed represe n tat i v e , s i gn a wr i tten consent form if i t finds that the research presents no more than m i n i mal r i sk of harm to subjects and i nvolves no procedures for wh i ch wr i tten conse n t i s normally requ i red o u ts i de the research context; or (2) The I RB ma y , for some or all subjects , find that the requ i reme n ts i n † . .. Q . . . ?.: 4 . . 2 f . ! . ! .. h . P . ! . r. for an exception from i nformed conse n t for emergency research are met. (d) I n cases where the documentat i on requ i reme n t i s wa i ved under P . . ! . 9 ! P. b . . .C 9 X J of th i s sect i o n , the I RB may requ i re the i nvest i gator to prov i de subjects w i th a wr i tten stateme n t regard i ng the researc h . (e) An I RB shall notify i nvest igators and the i nst i t u t i on i n wr i t i ng o f i ts deci s i on to approve or d i sapprove the proposed research act i v i t y , or of modificat i ons requ i red to secure I RB approval of the research act i v i ty. I f the I RB dec i des to d i sapprove a research act i v i t y , i t shall i nc l ude i n i ts wr i tten not i ficat i on a statement of the reasons for i ts deci s i on and g i ve the i nvest i gator an opportunity to respond i n person or i n wr i t i ng. F or i nvest i gat i ons i nvo l v i ng an except i on to i nformed conse n t under . † . . . 9 : . ? . . 4 . . f.! . ! . . b . P . . t . an I RB shall prom p t l y notify i n wr i t i n g the i nvest i gator and the sponsor of the research when an I RB determ i nes that i t

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.109(f)

cannot approve the research because it does not meet the criteria in the exception provided under § 50.24(a) of this chapter or because of other relevant ethical concerns. The written notification shall include a statement of the reasons for the IRB's determination.

(f) An IRB shall conduct continuing review of research covered by these regulations at intervals appropriate to the degree of risk, but not less than once per year, and shall have authority to observe or have a third party observe the consent process and the research.

(g) An IRB shall provide in writing to the sponsor of research involving an exception to informed consent under § 50.24 of this chapter a copy of information that has been publicly disclosed under § 50.24(a)(7)(ii) and (a)(7)(iii) of this chapter. The IRB shall provide this information to the sponsor promptly so that the sponsor is aware that such disclosure has occurred. Upon receipt, the sponsor shall provide copies of the information disclosed to FDA.

(h) When some or all of the subjects in a study are children, an IRB must determine that the research study is in compliance with part 50, subpart D of this chapter, at the time of its initial review of the research. When some or all of the subjects in a study that was ongoing on April 30, 2001, are children, an IRB must conduct a review of the research to determine compliance with part 50, subpart D of this chapter, either at the time of continuing review or, at the discretion of the IRB, at an earlier date.

[46 FR 8975, Jan. 27, 1981, as amended at 61 FR 51529, Oct. 2, 1996; 66 FR 20599, Apr. 24, 2001; 78 FR 12951, Feb. 26, 2013]

§ 56.110 Expedited review procedures for certain kinds of research involving no more than minimal risk, and for minor changes in approved research.

(a) The Food and Drug Administration has established, and published in the FEDERAL REGISTER, a list of categories of research that may be reviewed by the IRB through an expedited review procedure. The list will be amended, as appropriate, through periodic republication in the FEDERAL REGISTER.

(b) An IRB may use the expedited review procedure to review either or both of the following:

(1) Some or all of the research appearing on the list and found by the reviewer(s) to involve no more than minimal risk,

(2) minor changes in previously approved research during the period (of 1 year or less) for which approval is authorized. Under an expedited review procedure, the review may be carried out by the IRB chairperson or by one or more experienced reviewers designated by the IRB chairperson from among the members of the IRB. In reviewing the research, the reviewers may exercise all of the authorities of the IRB except that the reviewers may not disapprove the research. A research activity may be disapproved only after review in accordance with the nonexpedited review procedure set forth in § 56.108(c).

(c) Each IRB which uses an expedited review procedure shall adopt a method for keeping all members advised of research proposals which have been approved under the procedure.

(d) The Food and Drug Administration may restrict, suspend, or terminate an institution's or IRB's use of the expedited review procedure when necessary to protect the rights or welfare of subjects.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991]

21 CFR 56.110(d) (enhanced display)
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21CFR 5 6 . l l O(d.) ( enhanced display ) pa g e9of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 5 6 . 1 0 9 (f) cannot approve the research because i t does not meet the criteri a i n the except i on prov i ded under † . . 9 : ?.4 ( ) . . 5 ? .f.. . ! .. . P. . . or because of other re l evant ethi cal concerns. The wr i tten not i f i cat i on shall i nclude a statement of the reasons for the I RB' s determ i nat i on. ( f) An I RB shall conduct cont i nu i ng rev i ew of research covered b y these re g u l at i ons at i nterva l s appropr i ate to the degree of risk, but not l ess than once per yea r , and shall have author i ty to observe or have a t h i rd party observe the consent process and the research . (g) An I RB shall prov i de i n wr i ting to the sponsor of research i nvo l v i ng an except i on to i nformed consent under † . . ?. 9 : . ?.4 . . . f. . . ! ... . P. . E a copy of i nformat i on that has been public l y disc l osed u nder † . . 9 : . ? . . . ( ) ( ?} . ( ! .! ) . and ( ) . ( !. l . Q . ! . ! l. f. . . ! .. . P ! . - The I RB shall prov i de th i s i nformat i on to the sponsor prompt ly so that the sponsor i s aware that such d i sc l osure has occurred. Upon rece i pt, the sponsor shall prov i de cop i es of the i nformat i on d i sc l osed to FDA. (h) When some or all of the subjects i n a study are children , an I RB must determ i ne that the research study i s i n comp l i ance w i th P . r. ! . . ? . . Q , ... . . f? . . . t ! ? . . . 2 J . . ! .. . 9 . . . f ? ! . . · at the t i me of i ts i n i t i al rev i ew of the research. When some or all of the subjects i n a study that was ongo i ng on Apr i l 30, 2001 , are ch i l dre n , an I RB must conduct a review of the research to determ i ne compliance w i th P . r. ! . . ? . . Q , ... . . P . . . . . !? . . . 2 ! . . . ! .. . . P. . . . e i ther at the t i me of cont i nu i ng rev i ew o r , at the d i scret i on of the I R B , at an earlier dat e . f 1 .E . ! i . . !. Jan. 27, 198 1 , as amended at . . 1.E . ! i .. . ? . . ? . . 1 Oc t . 2, 1996 ; . . . F B . . ? . 9 . . . 1 Apr. 24, 2007; .? . .E . ! i . . ? . ? . . . ? . . ? . 1 Feb. 26, 2013] † 5 6 . 1 1 0 Expedited review procedures fo r certain kinds of re s earc h i n volving no more than minimal risk, and fo r minor chan g e s i n approved re s earch. (a) The Food and Drug Adm in i strat i on has estab l ishe d , and published i n the FEDERAL REG I STER, a l ist of categor i es of research that may be rev i ewed by the I RB through an exped i ted rev i ew procedure. The list will be amended, as appropr i at e , through per i od i c repub l i cat i on i n the FEDERAL REG I STER. (b) An I RB may us e the exped i ted rev i ew procedure to rev i ew e i ther or both of the fol l ow ing: (1) Some or all of the research appear i ng on the l i st and found by the rev i ewer( s ) to i nvolve no more than m i n i mal r i sk, (2) m i nor changes i n prev i ous l y approved research dur i n g the peri od (of 1 year or l es s ) for wh ich approval is author i ze d . Under an expedi ted rev i ew proced u r e , the rev i ew may be carr i ed out by the I RB cha i rperson or by one or more exper i enced rev i ewers des i gnated by the I RB cha i rperson from among the members of the I RB. I n rev i ew i n g the researc h , the rev i ewers may exercise all of the author i t i es of the I RB except that the rev i ewers may not disapprove the research. A research act i v i ty may be d i sapproved on l y after rev i ew i n accordance w i th the nonexped i ted rev i ew procedure set forth i n † . . . ? . † .: J . . 9. . { !?. ) . - (c) Each I RB wh i ch uses an exped i ted rev i ew procedure shall adopt a method for keep i ng all members advi sed of research proposa l s wh i ch have been approved under the procedur e . (d) The Food and Drug Adm in i strat i on may restr i ct, suspend , or term i nate an i nst i tuti o n ' s or I RB' s use of the expedi ted rev i ew procedure when necessary to protect the r i ghts or we l fare of subjects. £ 1 . . E B . . . ! Jan. 27, 7987, as amended at . . . EB . ?. . . Q ?,g June 18, 1991]

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.111

§ 56.111 Criteria for IRB approval of research.

(a) In order to approve research covered by these regulations the IRB shall determine that all of the following requirements are satisfied:

(1) Risks to subjects are minimized:

(i) By using procedures which are consistent with sound research design and which do not unnecessarily expose subjects to risk, and

(ii) whenever appropriate, by using procedures already being performed on the subjects for diagnostic or treatment purposes.

(2) Risks to subjects are reasonable in relation to anticipated benefits, if any, to subjects, and the importance of the knowledge that may be expected to result. In evaluating risks and benefits, the IRB should consider only those risks and benefits that may result from the research (as distinguished from risks and benefits of therapies that subjects would receive even if not participating in the research). The IRB should not consider possible long-range effects of applying knowledge gained in the research (for example, the possible effects of the research on public policy) as among those research risks that fall within the purview of its responsibility.

(3) Selection of subjects is equitable. In making this assessment the IRB should take into account the purposes of the research and the setting in which the research will be conducted and should be particularly cognizant of the special problems of research involving vulnerable populations, such as children, prisoners, pregnant women, handicapped, or mentally disabled persons, or economically or educationally disadvantaged persons.

(4) Informed consent will be sought from each prospective subject or the subject's legally authorized representative, in accordance with and to the extent required by part 50.

(5) Informed consent will be appropriately documented, in accordance with and to the extent required by § 50.27.

(6) Where appropriate, the research plan makes adequate provision for monitoring the data collected to ensure the safety of subjects.

(7) Where appropriate, there are adequate provisions to protect the privacy of subjects and to maintain the confidentiality of data.

(b) When some or all of the subjects, such as children, prisoners, pregnant women, handicapped, or mentally disabled persons, or economically or educationally disadvantaged persons, are likely to be vulnerable to coercion or undue influence additional safeguards have been included in the study to protect the rights and welfare of these subjects.

(c) In order to approve research in which some or all of the subjects are children, an IRB must determine that all research is in compliance with part 50, subpart D of this chapter.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991; 66 FR 20599, Apr. 24, 2001]

§ 56.112 Review by institution.

Research covered by these regulations that has been approved by an IRB may be subject to further appropriate review and approval or disapproval by officials of the institution. However, those officials may not approve the research if it has not been approved by an IRB.

21 CFR 56.112 (enhanced display)
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research i f i t has not been approved by an I RB. 21CFR 5 6 .11 2 { enhanced display ) page 1 0of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 5 6 . 111 † 5 6 . 1 1 1 Criteria for IRB approval o f re search. (a) I n order to approve research covered b y these regu l at ions the I RB shall determ i ne that all of the follow i ng requ i rements are satisfied: (1) Risk s to s u bjects are m i n i m i zed: (i) By using procedures whi ch are consistent w i th sound research des i g n and wh ich do not unnecessar i l y expose subjects to risk, and (ii) whenever appropr i ate, by us i ng procedures already be i ng performed on the subjects for d i agnost i c or treatment purpose s . (2) Risk s to s u bjects are reasonab l e i n re l at i on to anti c i pated bene f i t s , i f an y , to subject s , and the i mportance of the know l edge that may be expected to resu l t. I n eva l uat i ng r i sks and benef i ts, the I RB shou l d cons i der on l y those risks and benefits that may resu l t from the research (as distin g uished from risks and benefits of therap i es that subjects wou l d rece i ve even i f not part i c i pat i ng i n the research) . The I RB shou l d not cons i der possi b l e l ong - range effects of app l y i ng know l edge ga i ned i n the research ( for example, the poss i b l e effects of the research on public pol i c y ) as among those research r i sks that fall w i th i n the p u rv i ew o f i ts respons i bil i ty . (3) Se l ect i on of subjects is equ i tab l e . I n mak i ng this assessment the I RB shou l d take i nto account the purposes of the research and the sett i ng i n wh i ch the research will be conducted and shou l d be part i cu l ar l y cogn i zant of the speci al prob l ems of research i nvolv i ng vu l nerab l e popu l at i ons, such as ch i l dre n , prisoner s , pregnant wome n , hand i cappe d , or mentally d isab l ed person s , or econom i cally or educat i onally d i sadvantaged person s . (4) I nformed consent will be sought from each prospect i ve subject or the subject ' s l egally authorized representat i v e , i n accordance w i th and to the extent requi red by part 50. (5) I nformed consent will be appropr i ate l y documente d , i n accordance w i th and to the extent requ i red by . † . . ? . 9 : ?.:? . .. (6) Where appropr i at e , the research p l an makes adequate prov i s i on for mon i tor i ng the data collected to ensure the safety of subject s . (7) Where appropr i at e , there are adequate prov i s i ons to protect the privacy of subjects and to ma i ntai n the confident i ality of data. (b) When some or all of the subject s , such as ch i ldren, pr i soners, pregnant wome n , hand i capped, or mentally d i sab l ed person s , or econom i cal l y or educat i onally disadvantaged persons, are l i ke l y to be vul nerab le to coerc i on or undue i nfluence add i t i onal safeguards have been i nc l uded i n the study to protect the r i ghts and welfare of these subjects. (c) I n order to approve research i n wh i ch some or all of the subjects are children , an I RB must determ i n e that all research is i n comp l i ance w i th P . r. ! .. . Q , ... !:. ' . P . . . . Q . . 2 . . . ! .. 2 . . P . ! . · { 1 . . E B . . !. Jan. 27. 198 1 , as amended at . . .fB . . ?..? . .Q? . g June 1 8 , 7997; † . . . r n . ?..9 . . ? . ? . . , Apr. 2 4 , 2001] † 5 6 . 1 1 2 Review b y institut i on. Research covered by these regul at ions that has been approved by an I RB may be subject to further appropr i ate rev i ew and approval or d i sapproval by offic i a l s of the i nst i tuti on. Howeve r , those offic i a l s may not approve the

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.113

§ 56.113 Suspension or termination of IRB approval of research.

An IRB shall have authority to suspend or terminate approval of research that is not being conducted in accordance with the IRB's requirements or that has been associated with unexpected serious harm to subjects. Any suspension or termination of approval shall include a statement of the reasons for the IRB's action and shall be reported promptly to the investigator, appropriate institutional officials, and the Food and Drug Administration.

§ 56.114 Cooperative research.

In complying with these regulations, institutions involved in multi-institutional studies may use joint review, reliance upon the review of another qualified IRB, or similar arrangements aimed at avoidance of duplication of effort.

Subpart D—Records and Reports

§ 56.115 IRB records.

(a) An institution, or where appropriate an IRB, shall prepare and maintain adequate documentation of IRB activities, including the following:

(1) Copies of all research proposals reviewed, scientific evaluations, if any, that accompany the proposals, approved sample consent documents, progress reports submitted by investigators, and reports of injuries to subjects.

(2) Minutes of IRB meetings which shall be in sufficient detail to show attendance at the meetings; actions taken by the IRB; the vote on these actions including the number of members voting for, against, and abstaining; the basis for requiring changes in or disapproving research; and a written summary of the discussion of controverted issues and their resolution.

(3) Records of continuing review activities.

(4) Copies of all correspondence between the IRB and the investigators.

(5) A list of IRB members identified by name; earned degrees; representative capacity; indications of experience such as board certifications, licenses, etc., sufficient to describe each member's chief anticipated contributions to IRB deliberations; and any employment or other relationship between each member and the institution; for example: full-time employee, part-time employee, a member of governing panel or board, stockholder, paid or unpaid consultant.

(6) Written procedures for the IRB as required by § 56.108 (a) and (b).

(7) Statements of significant new findings provided to subjects, as required by § 50.25.

(b) The records required by this regulation shall be retained for at least 3 years after completion of the research, and the records shall be accessible for inspection and copying by authorized representatives of the Food and Drug Administration at reasonable times and in a reasonable manner.

(c) The Food and Drug Administration may refuse to consider a clinical investigation in support of an application for a research or marketing permit if the institution or the IRB that reviewed the investigation refuses to allow an inspection under this section.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991; 67 FR 9585, Mar. 4, 2002]

Subpart E—Administrative Actions for Noncompliance

21 CFR 56.115(c) (enhanced display)
page 11 of 13

pagellof13 21CFR5 6 . ll S ( c ) ( enhanced di s pla y ) Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR5 6 . 113 † 5 6 . 1 1 3 Suspension o r termination of IRB approval of research. An I RB shall have author i ty to suspend or term i nate approval of research that i s not be i ng conducted i n accordance w i th the I RB ' s requ i reme n ts or that has been associated w i th unexpected ser i ous harm to subjects. A n y suspens i on or term i nat i on of approval shall i nc l ude a stateme n t of the reasons for the I RB ' s act i on and shall be reported prompt l y to the i nvest i gato r , appropr i ate i nst i t u t i onal officia l s , and the Food and Drug Admi n i stratio n . † 5 6 . 1 1 4 C ooperative re s earch. I n comp l y i ng w i th these regu l at i ons. i nst i t u t i ons i nvo l ved i n mu l t i - i nst i t u t i onal studi es may use jo i nt rev i e w . reliance u pon the rev i ew of another qualified I RB, or s i milar arrangeme n ts a i med at avoi dance of duplicat i on of effort. S ubpart D - Re c ords and Reports † 5 6 . 1 1 5 IRB record s . (a) An i nst i tut i o n , or where appropr i ate an I RB, shall prepare and ma i n ta i n adeq u ate docume n tat i on of I RB act i v i t i e s , i nc l ud i ng the fol l ow i ng: (1) Cop i es of all research proposa l s rev i ewed, sc i e n t i f i c eval uat i on s , if an y , that accompa n y the proposal s , approved samp l e consent documents , progress reports subm i tted by invest i gator s , and reports of i njur i es to subjects. (2) M i n u tes of I RB meetings wh i ch shall be i n suffici e n t deta i l to show attendance at the meet i ng s ; act i ons taken b y the I R B ; the vote on these act i ons i nc l ud i ng the nu m ber of members vot i ng fo r , aga i nst, and absta i n i ng; the bas i s for requ i r i ng changes i n or d i sapprov i ng research; and a wr i tten summary of the d i scuss i on of controverted i ss u es and the i r reso l ut i on. (3) Records of cont inu i ng rev i ew act i v i t i es. (4) Cop i es of all correspondence between the I RB and the i nvest i gators. (5) A list of I RB members i de n t i f i ed by nam e ; earned degrees; representati ve capac i ty; i nd i cat i ons of exper i ence such as board certificat i ons, license s , etc . , suffici ent to descr i be each member ' s ch i ef a n t i c i pated co n tr i but i ons to I RB de l i berat i ons; and a n y emp l oyment or other re l at i onsh i p between each member and the i nst i t u t i o n ; for examp l e: ful l - t i me empl oyee, part - t i me emp l oyee, a member of govern i ng panel or boar d , stockho l de r , pa i d or unpa i d consu l ta n t. (6) Wr i tten procedures for the I RB as requ i red by . † . . ? . . : J . . Q . . . C ) and. { ) . (7) Stateme n ts of s i gn i ficant new find i ngs prov i ded to s u bject s , as requ i red b y † . . ? . 9 : . ? : (b) The records requ ired b y th i s regu l at i on shall be reta i ned for at l east 3 years after comp l et i on of the researc h , and the records shall be access i b l e for i nspect i on and copy i ng by author i zed represe n tatives of the Food and Drug Adm i n i strat i on at reasonab l e t i mes and i n a reasonab l e manne r . (c) The Food and Drug Admi n i strati on may refuse to cons i der a cl i n i cal i nvest i gat i on i n support of an app l i cat i on for a research or market i ng perm i t if the i nst i tut i on or the I RB that rev i ewed the i nvest i gat i on refuses to allow an i nspect i on under t h i s sect i on. £ 1 . . E B . !J . ?. Jan. 27, 198 1 , as amended at - ..f. _ ?..f ! . . 9. . ? . . ! June 1 8 , 199 1 ; † 7...f. . . . † . f! . _ ? ! . Mar. 4, 2002} S ubpart E - Administrat i ve A ctions for Nonc omplian c e

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.120

§ 56.120 Lesser administrative actions.

(a) If apparent noncompliance with these regulations in the operation of an IRB is observed by an FDA investigator during an inspection, the inspector will present an oral or written summary of observations to an appropriate representative of the IRB. The Food and Drug Administration may subsequently send a letter describing the noncompliance to the IRB and to the parent institution. The agency will require that the IRB or the parent institution respond to this letter within a time period specified by FDA and describe the corrective actions that will be taken by the IRB, the institution, or both to achieve compliance with these regulations.

(b) On the basis of the IRB's or the institution's response, FDA may schedule a reinspection to confirm the adequacy of corrective actions. In addition, until the IRB or the parent institution takes appropriate corrective action, the Agency may require the IRB to:

(1) Withhold approval of new studies subject to the requirements of this part that are conducted at the institution or reviewed by the IRB;

(2) Direct that no new subjects be added to ongoing studies subject to this part; or

(3) Terminate ongoing studies subject to this part when doing so would not endanger the subjects.

(c) When the apparent noncompliance creates a significant threat to the rights and welfare of human subjects, FDA may notify relevant State and Federal regulatory agencies and other parties with a direct interest in the Agency's action of the deficiencies in the operation of the IRB.

(d) The parent institution is presumed to be responsible for the operation of an IRB, and the Food and Drug Administration will ordinarily direct any administrative action under this subpart against the institution. However, depending on the evidence of responsibility for deficiencies, determined during the investigation, the Food and Drug Administration may restrict its administrative actions to the IRB or to a component of the parent institution determined to be responsible for formal designation of the IRB.

[46 FR 8975, Jan. 27, 1981, as amended at 81 FR 19035, Apr. 4, 2016]

§ 56.121 Disqualification of an IRB or an institution.

(a) Whenever the IRB or the institution has failed to take adequate steps to correct the noncompliance stated in the letter sent by the agency under § 56.120(a), and the Commissioner of Food and Drugs determines that this noncompliance may justify the disqualification of the IRB or of the parent institution, the Commissioner will institute proceedings in accordance with the requirements for a regulatory hearing set forth in part 16.

(b) The Commissioner may disqualify an IRB or the parent institution if the Commissioner determines that:

(1) The IRB has refused or repeatedly failed to comply with any of the regulations set forth in this part, and

(2) The noncompliance adversely affects the rights or welfare of the human subjects in a clinical investigation.

(c) If the Commissioner determines that disqualification is appropriate, the Commissioner will issue an order that explains the basis for the determination and that prescribes any actions to be taken with regard to ongoing clinical research conducted under the review of the IRB. The Food and Drug Administration will

21 CFR 56.121(c) (enhanced display)
page 12 of 13

21CFR5 6 . 1 2 1 ( c ) ( enhanced dis p lay) page12of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 5 6 . 120 † 5 6 . 1 2 0 L e sser administrative action s . (a) I f apparent nonco m pliance w i th these regu l at i ons i n the operati on of an I RB i s observed b y an FDA i nvest i gator dur i ng an i nspect i o n , the i nspector will present an oral or wr i tten summary of observat i ons to an appropr i ate represe n tative of the I RB. The Food and Drug Ad m i n i strat i on may subsequen tly send a l etter descr i b i n g the noncompliance to the I RB and to the parent i nst i t u t i on. The agency will requ i r e that the I RB or the parent i nst i t u t i on respond to th i s l etter w i th i n a t i me per i od specified by FDA and descr i be the correct i ve act i ons that will be taken by the I R B , the i nst i t u t i o n , or both to ach i eve compliance w i th these regu l at i ons. (b) On the bas i s of the I RB ' s or the i nst i t u t ion ' s respons e , FDA may schedu l e a re i nspect i on to confi rm the adequacy of correct i ve act i ons. I n add i t i on, u n til the I RB or the pare n t i nst i tut i on takes appropr i ate corrective act i o n , the Agency may requ i re the I RB to: (1) W i thho l d approval of new stud i es subject to the requ i rements of t h i s part that are conducted at the i nst i tut i on or rev i ewed b y the I R B ; (2) D i rect that no new subjects be added to ongo i ng stud i es subject to th i s part; or (3) T erm i nate ongo i ng studi es subject to th i s part when do i ng so wou l d not endanger the s u bjects. (c) When the apparent noncompliance creates a s i gn i fica n t threat to the r i ghts and we l fare of human subjects , FDA may not i fy re l eva n t State and Federal regu l atory agenc i es and other parti es w i th a d i rect i nterest i n the Agency's act i on of the def i c i enci es i n the operation of the I RB. (d) The pare n t i nst i tut i on i s presumed to be respons i b l e for the operati on of an I R B , and the Food and Drug Admi n i strat i on will ord i narily d i rect any a d m i n i strat i ve act i on under th i s subpart aga i nst the i nst i t u t i o n . Howeve r , depend i ng on the ev i dence of respons i bil i ty for deficienci es, determ i ned dur i n g the i nvest i gat i o n , the Food and Drug Admi n i strati on may restr i ct i ts adm i n i strative act i ons to the I RB or to a compone n t of the pare n t i nst i t u t ion determ i ned to be respons i b l e for formal des i gnat i on of the I RB. f . . . f. . !i . . ! Jan. 27. 198 1 , as amended at J .. . f. . !i..! . . Q ? . . 1 Apr. 4, 2016] † 5 6 . 1 2 1 Disqualif i cation of an IRB or an inst i tution. (a) Whenever the I RB or the i nst i t u t ion has fai l ed to take adequate steps to correct the noncompliance stated i n the l etter sent b y the agency under † ... f?. J . ? . . Q . ( ) .. and the Comm i ssioner of Food and Drugs determ ines that th i s noncompliance may just i fy the d i squa l i fication of the I RB or of the parent i nst i t u t io n , the Comm i ss i oner will i nst i tute proceed i ngs i n accordance w i th the requ i rements for a regu l atory hear i ng set forth i n part 1 6. (b) The Comm i ss ioner may d i sq u alify an I RB or the pare n t i nst i tut i on i f the Comm i ss i oner determ i nes that: (1) The I RB has refused or repeated l y failed to comp l y w i th any of the regu l ations set forth i n th i s par t , and (2) The noncomp l i ance adverse l y affects the r i g h ts or welfare of the human subjects i n a c l i n i cal i nvest i gat i o n . (c) I f the Comm i ss i oner deter m i nes that d i squalificati on i s appropri at e , the Comm i ss ioner will i ssue an order that exp l a i ns the bas i s for the determ i nat i on and that prescr i bes any act i ons to be taken w i th regard to ongoi ng cl i n i cal research conducted under the rev i ew of the I RB. The Food and Drug Adm i n i stration will

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.121(d)

send notice of the disqualification to the IRB and the parent institution. Other parties with a direct interest, such as sponsors and clinical investigators, may also be sent a notice of the disqualification. In addition, the agency may elect to publish a notice of its action in the FEDERAL REGISTER.

(d) The Food and Drug Administration will not approve an application for a research permit for a clinical investigation that is to be under the review of a disqualified IRB or that is to be conducted at a disqualified institution, and it may refuse to consider in support of a marketing permit the data from a clinical investigation that was reviewed by a disqualified IRB as conducted at a disqualified institution, unless the IRB or the parent institution is reinstated as provided in § 56.123.

§ 56.122 Public disclosure of information regarding revocation.

A determination that the Food and Drug Administration has disqualified an institution and the administrative record regarding that determination are disclosable to the public under part 20.

§ 56.123 Reinstatement of an IRB or an institution.

An IRB or an institution may be reinstated if the Commissioner determines, upon an evaluation of a written submission from the IRB or institution that explains the corrective action that the institution or IRB plans to take, that the IRB or institution has provided adequate assurance that it will operate in compliance with the standards set forth in this part. Notification of reinstatement shall be provided to all persons notified under § 56.121(c).

§ 56.124 Actions alternative or additional to disqualification.

Disqualification of an IRB or of an institution is independent of, and neither in lieu of nor a precondition to, other proceedings or actions authorized by the act. The Food and Drug Administration may, at any time, through the Department of Justice institute any appropriate judicial proceedings (civil or criminal) and any other appropriate regulatory action, in addition to or in lieu of, and before, at the time of, or after, disqualification. The agency may also refer pertinent matters to another Federal, State, or local government agency for any action that that agency determines to be appropriate.

21 CFR 56.124 (enhanced display)
page 13 of 13

page13of13 21CFR5 6 . 12 4 ( enha n ced display) Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 2 1 CFR 56J2 1 (d) send not i ce of the d i squa l ificat i on to the IRB and the parent i nst i tut i o n . Other part i es w i th a d i rect i nterest, such as sponsors and cl i n i cal i nvesti gators, may a l so be sent a not i ce of the disqua l i ficat i on. I n add i t i on, the agency may e l ect to publ i sh a not i ce of i ts act i on i n the FEDERAL REG I ST E R. ( d ) The Food and Drug Adm in i strat i on will not approve an app l i cat i on for a research perm i t for a c l i n i cal i nvest i gat i on that i s to be under the rev i ew of a d i squalified I RB or that i s to be conducted at a d i squali f i ed i nst i tut i o n , and i t may refuse to cons i der i n support of a market i ng perm i t the data from a clin i cal i nvest i gat i on that was rev i ewed by a d isqualified I RB as conducted at a disqual i fied i nst i tuti o n , un l ess the I RB or the parent i nst i tuti on i s re i nstated as prov i ded i n † . . ? . † . : 1 . ? . .. † 5 6 . 12 2 Publ i c disc l osure of information re g arding revocat i on. A determ i nat i on that the Food and Drug Adm i n i strat i on has disqual i fied an i nst i tut i on and the adm i n i strat i ve record regard i ng that determ i nat i on are d i sc l osab l e to the pub l i c under part 2 0 . † 5 6 . 1 2 3 Reinstatement of an IRB or an institution. An I RB or an i nst i tuti on may be re i nstated if the Comm i ss i oner deter m i nes, upon an eva l uat i on of a wri tten subm i ss ion from the I RB or i nstitut i on that exp l a i ns the correct i ve act i on that the i nstitut i on or I RB p l ans to tak e , that the I RB or i nst i tut i on has prov i ded adequate assura n ce that i t will operate i n comp l i ance w i th the standards set forth i n this part. Not i ficat i on of re i nstatement shall be prov ided to all persons not i fied under † .. . ?. † . : . . ? . . H2 ) : † 5 6 . 12 4 Act i ons alternative or addit i onal to disqualifi c ation. D i squa l ificat i on of an I RB or of an i nst i tut i on is i ndependent of, and ne i ther i n lieu of nor a precond i t i on to, other proceed i ngs or act i ons author i zed by the act. The Food and Drug Adm i nistrat i on ma y , at any t i m e , through the Department of Just i ce i nst i tute any appropr i at e jud i c i al proceed i ngs (c i v i l or cr i m i nal) and any other appropr i ate regul atory act i o n , i n add i t i on to or i n l i eu of, and befor e , at the t i me of, or afte r , disqualificat i o n . The agency may a l so refer perti nent matters to another Federal, Stat e , or l ocal government agency for any act i on that that agency determ i nes to be appropr i ate.

Exhibit 99.1

NeOnc Technologies’ Subsidiary, NeuroMENA, Signs Master Services Agreement with M42’s IROS and

Expands Board of Directors

CALABASAS, Calif. and ABU DHABI, United Arab Emirates – NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company pioneering therapies for central nervous system (CNS) cancers, has announced two major strategic developments that solidify its expansion into the Middle East. Its wholly owned subsidiary, NuroMENA Holdings Ltd., has signed a Master Services Agreement (MSA) with Insights Research Organization and Solutions (IROS), a UAE-based contract research organization, part of the M42 group – a global health company powered by Artificial Intelligence (AI), technology and genomics.

In a concurrent strategic move, NeOnc is expanding the NuroMENA Board of Directors, appointing key partners from Quazar Investment to drive regional governance and growth.

The MSA with IROS provides NuroMENA with access to a world-class health ecosystem to accelerate the clinical development of NeOnc’s innovative cancer therapies. This partnership with an M42 entity represents a powerful validation of NeOnc’s scientific platform and anchors its clinical trial operations within one of the world’s most advanced healthcare infrastructures.

To guide this new phase of growth, the NuroMENA board will be expanded to include two new members: Waleed K. Al Ali, the CEO of Quazar Investment, and the Chairman of Quazar Investment. They will serve alongside current NuroMENA directors Amir Heshmatpour, Dr. Ishwar K. Puri and Bader Al Monawer, creating a formidable leadership team to oversee the company’s regional strategy.

“Signing an agreement with IROS, an entity backed by a global force like M42, is a transformative event,” said Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies. “This MSA provides the elite infrastructure needed to fast-track our clinical trials. By simultaneously installing a powerful board with our partners at Quazar, we are establishing a premier foundation for both operational excellence and strategic leadership in the Middle East. Together, these actions will dramatically accelerate our mission to bring novel cancer treatments to patients.”

Commenting on the agreement, Islam Eltantawy, General Manager at IROS, said: “At IROS, we are proud to provide the platform, infrastructure and expertise that enable companies like NeOnc to accelerate the development of breakthrough cancer therapies. Through Abu Dhabi’s world-class health ecosystem that is fully aligned with international standards, we are able to conduct clinical trials with exceptional speed, quality and integrity. This partnership reflects our shared commitment to advancing research that brings new hope to patients and positions Abu Dhabi as a global hub for clinical excellence and innovation in oncology.”

-Ends-

About IROS

IROS, part of the M42 group, a global tech-enabled health powerhouse, is a pioneering UAE-based Clinical Research Organization (CRO) dedicated to advancing excellence in clinical research and real-world evidence. Its mission is to leverage cutting-edge technologies to innovate in health and drive breakthroughs in clinical research. By conducting high-quality research and achieving groundbreaking insights, IROS aims to improve patients’ lives and shape the health landscape.

IROS’ comprehensive offerings spans all therapeutic domains, positioning it as a leader in regional medical research. With a team of high-caliber experts committed to precision, IROS offers both full-service solutions and tailored services to meet the unique needs of its partners. The organization continually integrates the latest technologies and techniques to drive innovation and excellence.

For more information, please visit, https://iros.ai/

About M42

M42 is a global health champion powered by artificial intelligence (AI), technology and genomics to advance innovation in health for people and the planet. Headquartered in Abu Dhabi, M42 combines its specialized, state-of-the-art facilities with integrated health solutions like genomics and biobanks, and harnesses advanced technologies to deliver precise, preventive and predictive care, to impactfully disrupt traditional healthcare models and positively impact lives globally.

Established in 2023, following the coming together of G42 Healthcare and Mubadala Health, M42 has more than 480 facilities in 26 countries and over 20,000 employees. M42 includes renowned healthcare providers including Cleveland Clinic Abu Dhabi, Danat Al Emarat, Diaverum, Imperial College London Diabetes Centre, Sheikh Sultan bin Zayed Hospital, and Moorfields Eye Hospital Abu Dhabi. As well as operating the Emirati Genome Programme, M42 runs Abu Dhabi BioBank and Abu Dhabi Health Data Services (ADHDS), a global tech-enabled healthcare company operating Malaffi.

About NuroMENA Holdings Ltd.

NuroMENA is a UAE-based subsidiary of NeOnc Technologies Holdings, Inc., established as part of the UAE structure to oversee regional clinical operations, partnerships, and innovation in the Middle East and North Africa. Upon closing of the $50 million investment and execution of the change of control, NuroMENA will be majority-controlled by Quazar Investment, with joint governance oversight and strategic alignment between NeOnc and Quazar to assist accelerating breakthrough CNS therapies across the region. NuroMENA was officially incorporated under ADGM on August 6, 2025.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

2

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:
info@neonc.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
James@haydenir.com

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 31, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2025, Dr. Thomas Chen resigned from his position as Chief Executive Officer of NeOnc Technologies Holdings, Inc. (the “Company”) and will transition to Chief Medical Officer and Chief Scientific Officer effective immediately. Dr. Chen will continue to serve as Vice Chairman of the Board of Directors of the Company (the “Board”).

The Company entered into an amendment to the employment agreement with Dr. Chen, effective as of October 31, 2025 (the “Employment Agreement Amendment”), which amends Dr. Chen’s existing employment agreement with the Company, dated as of January 4, 2024, as amended by that certain Amendment to Employment Agreement, dated as of July 12, 2024 and that certain Second Amendment to Employment Agreement, dated as of December 31, 2024 (as amended, the “Existing Employment Agreement”). Except as provided herein, all other terms of the Existing Employment Agreement remain the same. The Employment Agreement Amendment amends Dr. Chen’s title. The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 31, 2025, the Board appointed Amir Heshmatpour to the role of Chief Executive Officer, effective immediately. He will serve as Chief Executive Officer in addition to his current roles as President and Executive Chairman. In connection with Mr. Heshmatpour’s appointment as the Company’s Chief Executive Officer, the Company verbally agreed to the following terms of employment while a formal employment agreement is being negotiated. The Company will pay Mr. Heshmatpour $1 per year until his employment agreement is finalized. Mr. Heshmatpour is party to an indemnification agreement with the Company on the Company’s standard form of indemnification agreement entered into with each of its officers and directors. In connection with his appointment as Chief Executive Officer, Mr. Heshmatpour will be granted 1,200,000 shares of restricted stock pursuant to the Company’s 2023 Equity Incentive Plan. One-half of the shares of restricted stock will vest on January 2, 2025. The remaining one-half of the shares of restricted stock will vest thereafter in twelve (12) equal monthly installments. The foregoing description of the Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Amir Heshmatpour, age 56, has served as the Company’s President since April 2025 and has served on the Company’s Board since January 2023. Mr. Heshmatpour founded AFH Holding and Advisory LLC (“AFH”) in July 2005. Since July 2005, Mr. Heshmatpour has been the Managing Director of AFH. Mr. Heshmatpour, through AFH, his family office, has been involved in multiple biotech transactions from private to public. From 2018 to 2022, through a special purpose vehicle, Shuttle Pharmaceuticals Holdings Inc. (“SPH”), Mr. Heshmatpour restructured the board of directors, management, and recapitalized an IPO of a Georgetown phase II oncology asset. The SPV was created in 2018 and eventually was successfully listed on NASDAQ in 2022. Since then, he has been involved in NeOnc Technologies Inc., where he has provided strategic advisory services. Mr. Heshmatpour has a certification from the UCLA Anderson School of Business in corporate governance. He is also involved in the UCLA Anderson School of Business Management, Price Center, as a member of the Board of Advisors. In February 2024, Mr. Heshmatpour joined the Board of Directors of Make-A-Wish CVS in Los Angeles.

There is no arrangement or understanding between Mr. Heshmatpour and any other person pursuant to which he was selected as Chief Executive Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

There are several transactions involving Mr. Heshmatpour to be reported pursuant to Item 404(a) of Regulation S-K, as described below.

Letter of Intent - AFH Holdings and Advisory, LLC

On December 19, 2022, NeOnc Technologies, Inc. entered into an engagement agreement with AFH Holdings and Advisory, LLC (“AFH”). Mr. Heshmatpour is the sole member and managing director of AFH and a member of the Company’s Board of Directors. AFH was engaged to assist NeOnc Technologies, Inc. in connection with its intent to effect a public listing. AFH was retained to assist NeOnc Technologies, Inc. with investor presentations and decks, coordinate the retention of an investment banker for an initial public offering, identify legal and accounting professionals to assist in connection with such public offering, identify investor relations/public relations firms, advise on private capital markets activities prior to the initial public offering and coordinate the closing process for the offering, and earned $500,000 during the year ended December 31, 2023. AFH agreed to advance costs of up to $500,000 for such professionals on the Company’s behalf to be to be paid off with proceeds of the short term loan provided to the Company by HCWG LLC. As of December 31, 2023, no amounts were outstanding further to such agreement. NeOnc Technologies, Inc. also agreed to effect a share exchange with the Company, a special purpose entity substantially beneficially owned by Amir Heshmatpour and his affiliates.

1

On April 7, 2023, NeOnc Technologies, Inc. entered into a Share Exchange Agreement (the “Share Exchange”) with the Company, whereby all of the shareholders of NeOnc Technologies, Inc. exchanged their stock in NeOnc Technologies, Inc. for a total of 10,500,000 shares of common stock in the Company. As a result, all shareholders of NeOnc Technologies, Inc. became shareholders of the Company and NeOnc Technologies, Inc. became a wholly-owned subsidiary of the Company. At the consummation of this transaction, Mr. Heshmatpour, AFH, and their affiliated entities, individuals, or assignees owned an aggregate of 34.4% of the fully diluted issued and outstanding common shares of the Company. For the year ended December 31, 2022, the Company had no operations or assets other than cash paid by its shareholders for their shares ($450 in the aggregate) and liabilities of $50,000 pertaining to an amount owing to Mr. Heshmatpour for a professional retainer paid by him on behalf of the Company.

In addition, NeOnc Technologies, Inc. agreed to retain AFH as an exclusive advisor on all financing and mergers and acquisitions for a period of two (2) years from the closing of a public offering. Further to the advisory arrangement, AFH shall be paid in cash an aggregate fee in an amount equal to 2% of the post-money valuation of the Company immediately after the consummation of the direct listing.

On July 12, 2024, the Company amended the AFH advisory agreement section to allow for an upfront payment on the listing date of $2,500,000 and the remining amount of the 2% fee to be paid in equal monthly installments for one year. AFH was paid a fee of $500,000 for the amendment. Mr. Heshmatpour was paid $2,500,000 following the direct listing.

Short-term loans

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC. HCWG LLC is owned 31.25% by Mr. Heshmatpour, 18.75% by Dr. Thomas Chen, 18.75% by Dr. Alan Chiang (a former director), 15.625% by Patrick Walters and 15.625% by The Hilkiah Group LLC (an entity wholly-owned by Keithly Garnett, the Chief Financial Officer). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000 at December 31, 2023. The outstanding amounts under this Bridge Loan are payable at the earlier of the date of the initial public offering or December 4, 2024 (the “Maturity Date”).

Through December 31, 2024 and 2023, the Company had received under the Bridge Loan an aggregate of 7,337,408 and $5,968,987, respectively. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the year ended December 31, 2024 and 2023, amounted to $2,557,055 and 2,721,747, respectively, and are included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the years ended December 31, 2024 and 2023, respectively, is as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Bridge loan roll-forward
Principal outstanding	$9,802,697	$-

Borrowings	1,368,422	5,968,987
OID	1,368,422	5,968,987
Repayments	(791,077)	(2,135,277)
Total principal outstanding before conversion	11,748,464	9,802,697
Conversion to common stock	(11,748,464)	-
Principal; outstanding	$-	$9,802,697

2

For the year ended December 31, 2023
Bridge loan

Principal Outstanding	$9,802,697
Less: Unrecognized OID	(3,247,240)
Total:	$6,555,457

On June 14, 2024, the Company reached an agreement with HCWG to convert the outstanding principal and interest on the Bridge Loan totaling $11,748,464 to 979,039 shares of common stock at $12 per share. The fair value of the common stock issued for the conversions was valued based upon the pricing from a recent financing round which was $12 a share. The difference between the carrying value of the debt as of the date of the extinguishment of $9,678,541 and the fair value of the shares issued to settle to the debt as of the date of the extinguishment of $11,748,464 is recorded as a loss on extinguishment of Bridge Loan in the accompanying consolidated statement of operations in the amount of $2,069,923. As a result of this conversion, the Bridge Loan was terminated and is no longer available to us for borrowing.

Advances - Executive Chairman of the Board

In February 2025, Mr. Heshmatpour advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. In the event of default, interest is payable at on any unpaid balance at a rate of 10% per annum. Mr. Heshmatpour is to receive a total of $600,000 upon repayment of such advances, including OID, absent default. The Company shall pay the Executive Chairman the entire unpaid principal balance on the earlier of one year following the date of the effective date of the agreement or the date of the direct listing on the Nasdaq Global Market. The Company paid Mr. Heshmatpour the unpaid principal balance following the Company’s direct listing.

Stock-Based Compensation

In January 2024, 1,000,000 shares of restricted stock were granted to Amir Heshmatpour. The forgoing shares of restricted stock vested on October 25, 2025. In October 2024, 200,000 shares of restricted stock were granted to Amir Heshmatpour and the forgoing shares of restricted stock vested on October 25, 2025.

Line of Credit Agreement

On October 11, 2024, the Company entered into a Line of Credit Agreement with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum with interest payments due on the first business day of each calendar month, with unpaid principal due by October 12, 2027. In connection therewith, the Company issued HCWG a five-year warrant to purchase up to 312,500 shares of its common stock at a per share exercise price of $12.00. The interest rate increases to 14% if the Line of Credit Agreement is extended. In April 2025, following the cashless exercise of the warrant, 164,500 shares of Company common stock were issued to HCWG.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2025, the Company issued a press release announcing that its Board of Directors has appointed Amir Heshmatpour as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement
10.2	Restricted Stock Award Agreement
99.1	Press Release, dated November 4, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer, President and Executive Chairman

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Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Amendment”), dated as of October 31, 2025 (the “Effective Date”), between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”) and Dr. Thomas Chen (the “Executive”) amends the Employment Agreement, dated as of January 4, 2024, as amended by that certain Amendment to Employment Agreement, dated as of July 12, 2024 and that certain Second Amendment to Employment Agreement, dated as of December 31, 2024 (as amended, “Agreement”), between the Company and the Executive as follows:

1. Section 2 of Schedule A of the Agreement is hereby amended to read in full as follows:

“2.	Employment

a.	Title: Chief Medical Officer and Chief Scientific Officer.”

2. Except as otherwise set forth in this Amendment, all terms and conditions as set forth in the Agreement remain in full force and effect.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment to Employment Agreement as of the day and year first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President

EXECUTIVE:

/s/ Dr. Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Medical Officer and Chief Scientific Officer

Exhibit 10.2

NEONC TECHNOLOGIES HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NeOnc Technologies Holdings, Inc., a Delaware corporation (“Company”), hereby grants an Award of Restricted Stock, subject to the terms, conditions, and restrictions of the Company’s 2023 Equity Incentive Plan (the “Plan”), and this Restricted Stock Award Agreement, including Appendix A attached hereto (the Restricted Stock Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement but not defined herein shall have the meanings set forth in the Plan.

Grantee:	Amir F. Heshmatpour

Grant Date	November 6, 2025

Total Number of Shares of Common Stock (“Shares”) Granted	1,200,000

Lapse of Restrictions:

The restrictions imposed on the Restricted Stock shall lapse as set forth below. Except as otherwise provided in the Award Agreement, Grantee will not be eligible to retain Shares of the Restricted Stock unless the Grantee has continued in employment or other service to the Company or one of its Subsidiaries through the applicable date set forth below. Such restrictions shall lapse with respect to:

600,000 Shares will vest on January 2, 2026.

Twelve tranches of 50,000 Shares on the first date of each month commencing on February 1, 2026.

Termination of Service:

In the event of Grantee’s termination of employment or other service with the Company and its Subsidiaries, whether such termination of employment or other service is by the Company or by Grantee, the Restricted Stock shall have been earned only to the extent that the restrictions on the Restricted Stock have lapsed in accordance with the schedule set forth above and shall not accelerate on a pro rata (or any other) basis. Upon such termination of employment or other service, Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

[SIGNATURES APPEAR FOLLOWING PAGE(S)]

COMPANY:

NeOnc Technologies Holdings, Inc., a Delaware corporation

By:	/s/ Dr. Thomas Chen
Print name:	Dr. Thomas Chen
Title:	Chief Medical Officer and Chief Scientific Officer

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:	November 6, 2025	/s/ Amir Heshmatpour
Grantee Signature

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APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK

1. Grant. The Company grants to Grantee an Award for the number of Shares of Restricted Stock set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Term. Subject to earlier lapse of restrictions for the Shares of Restricted Stock as provided in the Plan, the restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below. This Award Agreement shall terminate when all of the Shares of Restricted Stock either have vested in accordance with Section 4 or have been forfeited upon Grantee’s termination of employment (or other service) with the Company and its Subsidiaries.

3. Restrictions on Transfer. The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)). Shares of Stock that have vested and are no longer subject to restrictions pursuant to Section 4 may be transferred by Grantee, subject to applicable federal and state securities law restrictions. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any Restricted Stock.

4. Lapse of Restrictions.

(a) Time Vesting. The restrictions shall lapse with respect to the Shares of Restricted Stock covered by this Award, in the installments set forth in the Award Agreement, provided that Grantee’s service as an Employee (or other service to the Company and its Subsidiaries) continues through the specified dates.

(b) Change in Control. Upon a Change in Control as defined in Section 17 of the Plan, the Board or the Committee may make any determinations and take any actions permitted under Section 11 of the Plan.

(c) Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to such Shares of Restricted Stock whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

5. Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

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6. Legends.

(a) If Restricted Stock is held in certificated form, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The Shares of Stock represented by this certificate have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or disposition may be effected without an effective registration statement related thereto or an opinion of counsel satisfactory to NeOnc Technologies Holdings, Inc. that such registration is not required under the Securities Act of 1933.”

(b) If Restricted Stock is held in certificated form, until all restrictions lapse, certificates representing Shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from NeOnc Technologies Holdings, Inc.”

(c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) To the extent any Restricted Stock is held in book-entry form, such book- entry designation shall contain the same restrictions as set forth above as would otherwise be placed on any certificates and in each such case, the Company shall notify its transfer agent of the restrictions set forth herein.

7. Escrow.

(a) Until all restrictions have lapsed, the Secretary or such other escrow holder as the Committee may appoint, shall retain custody of the stock certificates or book-entry shares representing the Restricted Stock subject to the Award; provided, however, that in no event shall Grantee retain physical custody of any certificates representing Shares of Restricted Stock awarded to him or her.

(b) Grantee further agrees that simultaneously with his or her execution of the Award Agreement, he or she shall execute stock powers in favor of the Company with respect to the Shares of Restricted Stock granted hereunder in the form attached hereto and that he or she shall promptly deliver such stock powers to the Company.

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8. Rights as a Stockholder. Upon the delivery of Restricted Stock to the escrow holder pursuant to subsection 7(a), Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the terms and conditions of this Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional Shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of Shares of Restricted Stock shall also be subject to the terms and conditions of this Award Agreement until the restrictions on the underlying Shares of Restricted Stock lapse or expire. Grantee acknowledges that any dividends paid to Grantee with respect to any Share of the Restricted Stock prior to the lapse of any restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

9. Removal of Legends on Certificates and Return of Stock Powers. When restrictions lapse and the Company delivers to Grantee the certificates in respect of shares of Stock or book- entry shares, Grantee shall also receive back the related stock powers held by the Company pursuant to subsection 7(b) above. The distributed shares of Stock shall be free of the restrictions and such certificate, if any, shall not bear the legend provided for in Section 6(b) above (but shall continue to bear the legend provided in Section 6(a) above, if applicable).

10. Code Section 83(b) Election. Grantee acknowledges that he or she has been informed and is aware of the following income tax consequences resulting from the receipt and vesting of the Shares of Restricted Stock:

(a) With respect to the Shares that are vested on the Grant Date, Grantee will be taxed currently on their Fair Market Value on the Grant Date.

(b) With respect to the Shares that are not vested on the Grant Date, Grantee will be taxed on the Fair Market Value of such Shares as and when the restrictions lapse in accordance with the provisions of the Award Agreement (such fair market value determined on such vesting dates), unless Grantee files an election pursuant to Section 83(b) of the Code (and any similar state tax provisions if applicable). If such an election is made, Grantee will be taxed currently on the full fair market value of the unvested Shares on the Grant Date. Any such election must be filed by Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the receipt of the Shares. A form of Election under Section 83(b) is attached hereto. GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S (i) TO DETERMINE WHETHER OR NOT TO MAKE ANY ELECTION UNDER SECTION 83(b) OF THE CODE, AND (ii) IF GRANTEE DETERMINES TO MAKE ANY SUCH ELECTION, TO TIMELY FILE SUCH ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE ASKS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

(c) Grantee shall notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to the Restricted Stock.

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11. Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the shares of Stock covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

12. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Stock. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company’s actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Stock, including any subsequent sale of Shares acquired under the Plan; and

(ii) does not commit to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock or book-entry Shares will be issued or delivered to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by Grantee with respect to the payment of income, employment, and other taxes which the Company determines are to be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (ii) by authorizing the Company to hold back a number of Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

13. No Acquired Rights or Employment Rights. Grantee agrees and acknowledges that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;

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(b) the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law, and all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c) the value of this Award is an extraordinary item of compensation that does not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and which is outside the scope of Grantee’s employment contract (or other service agreement or arrangement), if any;

(d) this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) the future value of any Shares awarded under the Plan, if any, is unknown and cannot be predicted with any certainty;

(f) this Award is not intended to replace any retirement benefits or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination of employment (or other service to the Company and its Subsidiaries);

(g) no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(h) nothing contained in this Award Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time; this Award Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate Grantee’s employment or other service at any time, with or without cause, subject to applicable laws.

14. Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 10 of the Plan, the Company shall make appropriate adjustments in the number of Shares covered by the Award. Except as provided in Section 10 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Restricted Stock subject to the Award. The grant of the Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent permitted by the Committee. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at 8335 Sunset Boulevard, Suite 240, Los Angeles, CA 90068 to the attention of Chief Executive Officer.

16. Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Counterparts; Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

18. Amendment. The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

19. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Grantee. The construction, interpretation, performance and enforcement of this Award Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Award Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

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CONSENT OF SPOUSE

The undersigned spouse of Grantee agrees that his/her/their interest, if any, including any community property interest, in the Shares subject to the foregoing Award Agreement between Grantee and the Company shall be irrevocably bound by such Award Agreement. The undersigned further agrees that Grantee’s decisions or execution of any documents with respect to the Shares covered by such Award Agreement shall be the decision, signature or deed of the undersigned and irrevocably bind the undersigned as if the undersigned had made such decisions, executed such documents or performed such acts done by the undersigned’s spouse.

Spouse of Grantee (if any):

(signature)

Name:

Date:

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________________”) ____________________ (__________) shares of the common stock, par value $.0001, of NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company standing in the undersigned’s name on the books of said corporation represented by Certificate No. ____ delivered herewith, and does hereby irrevocably constitute and appoint the Corporate Secretary of the Company, as attorney-in-fact, to transfer the said shares of stock on the books of the said corporation with full power of substitution in the premises.

Dated:
[name]

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SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	Name:

Address:

Social Security No.: __________________

(2)	The property with respect to which the election is being made is ______________ shares of the common stock of NeOnc Technologies Holdings, Inc., a Delaware corporation (“Shares”).

(3)	The date on which the Shares were acquired is ______________, 20__.

(4)	The taxable year in which the election is being made is the calendar year 20__.

(5)	The property is subject to surrender and cancellation if for any reason the taxpayer ceases to be an employee the issuer prior to specified vesting dates. This restriction lapses in accordance with the terms of an agreement between the company and taxpayer.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7)	The amount paid for such property is $________ per share.

(8)	A copy of this statement was furnished to [______________], for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed as of ______________, 20__.

Signature:
Taxpayer

Taxpayer’s Spouse, if any

NOTE: To make the election, this form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within thirty (30) days after the Grant Date of the Restricted Stock Award Agreement.

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Exhibit 99.1

NeOnc Technologies Appoints Amir Heshmatpour as Chief Executive Officer to
Drive Next Phase of Clinical and Corporate Growth

CALABASAS, Calif., November 4, 2025 – NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company pioneering therapies for central nervous system (CNS) cancers, today announced that its Board of Directors has appointed Amir Heshmatpour as Chief Executive Officer. Mr. Heshmatpour, who was appointed President in April, will assume the CEO role effective immediately, continuing to serve as Executive Chairman of the Board.

Dr. Thomas Chen, the company’s founder, will transition from the CEO role to focus exclusively on his positions as Chief Medical Officer, Chief Scientific Officer, and member of the Board of Directors, ensuring his continued leadership over NeOnc’s innovative scientific strategy and clinical development.

“It has been the honor of a lifetime to found NeOnc and lead it to this pivotal stage, and I have the utmost confidence that Amir is the ideal leader to steer the company into its future,” said Dr. Thomas Chen, Founder, CMO and CSO of NeOnc. “His proven expertise in corporate strategy, capital formation, and global business development is precisely what NeOnc needs as we advance our lead candidates toward commercialization. This transition allows me to dedicate my full attention to what I am most passionate about: accelerating our clinical trials and driving the science that has the potential to transform outcomes for patients with brain cancer.”

Since being appointed President, Mr. Heshmatpour has been instrumental in securing a series of transformative achievements for NeOnc. These include the finalization of a $50 million strategic partnership with Quazar Investment, the establishment of NuroMENA as a UAE-based subsidiary under the Executive Chairmanship of His Highness Sheikh Nahyan bin Zayed Al Nahyan, and the significant expansion of the company’s Scientific Advisory Board with world-renowned neuro-oncologists from Duke and NYU Langone Health.

“It is an extraordinary honor to lead NeOnc Technologies into its next phase of growth,” said Amir F. Heshmatpour, President, Chief Executive Officer, and Executive Chairman of NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI). “With Dr. Chen now dedicating his full focus to accelerating patient enrollment and advancing our clinical trials, we are unlocking the full potential of our NEO™ platform, a scientific engine protected by more than 179 worldwide patents and pioneering the first-mover advantage in intranasal delivery for brain cancer and central nervous system diseases. Together, we are not just developing therapies, we are transforming the future of care for patients who have been told there are no options left. This is NeOnc’s moment to change the standard of care and to give hope back to those who need it most.”

Heshmatpour brings over 25 years of senior executive and board-level experience in business development, operations, finance, and M&A. He is the founder, chairman, and managing director of AFH Holdings & Advisory, where he has led IPO transactions totaling over $1.5 billion, and private funding and M&A transactions exceeding $5 billion in aggregate value.

Previously, Heshmatpour served as Chairman and CEO of Metrophone Telecommunications, which he founded in 1994. Under his leadership, Metrophone completed 17 acquisitions and grew annual revenues to over $100 million during a decade of sustained expansion. He has served on the board of the UCLA Anderson School of Management for more than 12 years, and is a board member of the Make-A-Wish Foundation for the Central Coast and Southern Central Valley of California.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com